As filed with the Securities and Exchange Commission on July 31, 2013

Registration No. 333-189777

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ELLINGTON HOUSING INC.

(Exact name of registrant as specified in its governing instruments)

Ellington Housing Inc.

53 Forest Avenue

Old Greenwich, CT 06870

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leo Huang

Chief Executive Officer

Ellington Housing Inc.

53 Forest Avenue

Old Greenwich, CT 06870

(203) 698-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. LeBey, Esq. Mark W. Wickersham, Esq. Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 (804) 788-8200 (804) 788-8218 (Telecopy)	Paul Tropp, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000 (212) 859-4000 (Telecopy)

Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale thereof is not permitted.

PROSPECTUS (Subject to Completion)

July 31, 2013

                 Shares

Common Stock

This is the initial public offering of Ellington Housing Inc., an externally managed Maryland corporation that invests in and manages single-family and multi-family residential real estate assets in the United States. Our primary focus is on the selection, acquisition, renovation, leasing and management as rental homes of single-family homes, and the selection and acquisition of single-family residential mortgage loans and small-balance multi-family residential loans, which are loans that have an unpaid principal balance of $25 million or less and are secured by multi-family residential properties. We are externally managed by Ellington REIT Management LLC, an affiliate of Ellington Management Group, L.L.C.

We are offering              shares of our common stock, $0.01 par value per share, and the selling stockholders named in this prospectus are offering              shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

We intend to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our taxable year ending December 31, 2013. To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, our charter generally limits beneficial and constructive ownership by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer” for a description of the ownership and transfer restrictions applicable to our common stock.

Prior to this offering, there has been no public market for our common stock. The initial public offering price of our common stock is expected to be between $         and $         per share. We have applied to list our common stock on the New York Stock Exchange, or the NYSE, under the symbol “        .”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, therefore, we will be subject to reduced public company reporting requirements.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 26.

	Initial Public Offering Price	Underwriting Discounts and Commissions(1)	Proceeds, before Expenses, to Us	Proceeds, before Expenses, to Selling Stockholders
Per Share	$	$	$	$
Total	$	$	$	$

(1)	See “Underwriting” for a description of the underwriters’ compensation.

We have granted the underwriters an option to purchase up to an additional              shares of our common stock from us, at the initial public offering price, less underwriting discounts and commissions, within 30 days after the date of this prospectus to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our common stock on                     , 2013.

Deutsche Bank Securities	Credit Suisse

The date of this prospectus is                     , 2013

Through and including                     , 2013 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, regardless of whether they are participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us. We, the selling stockholders and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We, the selling stockholders and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of the respective dates of such documents or as of the date or dates which are specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Certain Terms Used in This Prospectus

Except where the context suggests otherwise, we define certain terms in this prospectus as follows:

“We,” “our,” “us” and “our company” refer to Ellington Housing Inc., a Maryland corporation, together with its consolidated subsidiaries, including: (1) Ellington Housing Operating Partnership LP, a Delaware limited partnership, or our operating partnership; (2) Ellington Housing Investments LLC, a Delaware limited liability company that is a wholly owned subsidiary of our operating partnership; (3) EH TRS LLC, a Delaware limited liability company, or our TRS, that is a wholly owned subsidiary of our operating partnership that we have elected to treat as a taxable REIT subsidiary; and (4) EH Securities LLC, a Delaware limited liability company that is a wholly owned subsidiary of our operating partnership. When we refer to our investment history and experience, “we,” “our,” “us” and “our company” include our predecessor entities.

“Agency RMBS” means government agency RMBS, which are mortgage pass-through certificates backed by pools of residential mortgage loans issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

“Ellington” refers to Ellington Management Group, L.L.C.

“CMBS” means commercial mortgage-backed securities.

“Cost basis” of a home represents the purchase price of such home plus broker commissions, if applicable, closing costs, restoration costs incurred to prepare the home for rent and other capitalized costs.

Our “Manager” refers to Ellington REIT Management LLC, our external manager, which is an affiliate of Ellington.

“Non-Agency RMBS” means residential mortgage-backed securities that are not Agency RMBS, whether investment grade (AAA through BBB rated) or non-investment grade (BB rated through unrated) classes.

Our “predecessor entities” are Elizon Housing 2012-A1 LLC, Elizon Housing II LLC and Elizon Residential Phoenix I LLC.

“REO sales” are sales of real estate by holders of mortgage loans who became owners of the real estate (i.e., “real estate owned,” or REO) securing mortgage loans, such as through foreclosure.

“SBMF” means small balance multi-family residential. When we refer to “SBMF loans,” we mean commercial mortgage loans that have an unpaid principal balance of $25 million or less and that are secured by multi-family residential properties.

“SFR” means single-family residential. When we refer to “SFR properties,” we mean single-family residential properties that we operate or intend to operate as rental properties. When we refer to “SFR loans,” we mean mortgage loans secured by single-family residential properties.

“Short sales” are sales of real estate in which the proceeds from the sale are less than (i.e., “short” of) the outstanding balance of the debt secured by the property; however, the lien holder agrees to release the lien, based on the tacit agreement by the borrower to surrender possession without contest.

“TBA” means a forward-settling Agency RMBS where the pool is “to-be-announced.” In a TBA, a buyer will agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the settlement date of the TBA.

Market, Industry and Other Data

We have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been derived from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. We believe that these data sources are generally reliable, but we have not independently verified this information.

PROSPECTUS SUMMARY

This prospectus summary highlights some of the information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the information set forth under the caption “Risk Factors,” as well as the financial statements and related notes included elsewhere in this prospectus. Unless indicated otherwise, the information in this prospectus assumes (1) the shares of our common stock to be sold in this offering will be sold at an initial public offering price of $         per share, which is the mid-point of the price range set forth on the front cover page of this prospectus, and (2) no exercise of the over-allotment option described on the front cover page of this prospectus.

Our Company

Ellington Housing Inc. is a Maryland corporation that acquires, owns, leases and manages single-family and multi-family residential real estate assets in selected markets in the United States. We are externally managed and advised by Ellington REIT Management LLC, or our Manager, which is an affiliate of Ellington Management Group, L.L.C., or Ellington. Ellington is an investment management firm and registered investment adviser with an 18-year history of analyzing and investing in a broad range of primarily residential mortgage-backed securities and related derivatives.

In November 2011, Ellington began to acquire residential properties in selected markets in the United States to manage as rental properties. Ellington believed such assets would benefit from a recovery in the residential housing market in terms of both price appreciation and an increase in demand for rental properties given the continued shift away from homeownership. Using its own capital, Ellington selectively acquired assets in markets Ellington believed offered high return potential and also built the operating platform necessary to renovate, lease and manage such assets. We were formed to expand upon Ellington’s vision, strategy and platform and were capitalized through a contribution by affiliates of Ellington of approximately $24 million of properties, cash and other assets and a series of private placements of our common stock in which we raised approximately $116 million for a total of approximately $140 million of equity in the first quarter of 2013.

Our objective is to provide attractive risk-adjusted returns to our investors through a combination of dividends and capital appreciation. We intend to achieve this objective primarily through investments in, and active management of, a portfolio of (i) single-family homes and loans, which we refer to as our single-family residential, or SFR, strategy and (ii) multi-family residential loans and properties, which we refer to as our small balance multi-family, or SBMF, strategy. While we expect our SFR strategy will be geographically targeted, our SBMF strategy may be geographically dispersed. Our current target markets for our SFR strategy are the metropolitan statistical areas, or MSAs, of Atlanta, Georgia; Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; Phoenix/Tucson, Arizona; and San Antonio, Texas. As of June 15, 2013, our portfolio consisted of 707 SFR properties across our target markets, with an aggregate cost basis of $72.8 million, together with $15.6 million of SBMF loans. We continue to acquire homes in each of our current target markets other than Phoenix/Tucson, Arizona, where we have not purchased a home since April 2012. On June 28, 2013, we acquired a multi-family property valued at approximately $4.1 million pursuant to the conversion of one of our SBMF loans via a deed-in-lieu-of-foreclosure agreement. On July 11, 2013, another SBMF loan paid off via a discounted payoff.

The members of our management team include: Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Co-Chief Investment Officer and is a member of our Board of Directors; Leo Huang, a Senior Portfolio Manager of Ellington, who serves as our President and Chief Executive Officer and is a member of our Board of Directors; Jared Samet, a Managing Director of Ellington, who serves as our Executive Vice President, Head of Acquisitions; JR Herlihy, a Director of Ellington, who serves as our Co-Chief

Investment Officer; Howard Barash, who serves as our Chief Financial Officer; Daniel Margolis, General Counsel of Ellington, who serves as our General Counsel; and Sara Walden Brown, Associate General Counsel of Ellington, who serves as our Secretary. Each of these individuals is also an officer of our Manager.

Over 18 years, Ellington has built extensive proprietary models for analyzing mortgage loans; among other things, these models estimate the future probabilities that such mortgage loans will remain current or default. Ellington’s proprietary integrated analytics program is managed by a team of 11 dedicated professionals led by John Geanakoplos, the James Tobin Professor of Economics at Yale and Head of Research at Ellington. Ellington collects and maintains payment records and consumer credit data covering over 35 million active residential loans across 40,000 ZIP codes, representing approximately 70% of total U.S. SFR loans. Ellington also collects a range of macroeconomic and microeconomic data on, among other things, housing starts, home sales, distressed sale prices and volume, unemployment, demographics and income. Ellington’s models are designed to assist Ellington in maintaining up-to-date information regarding foreclosure activity and credit conditions at a local level.

Ellington has extensive expertise in actively managing and rehabilitating residential and commercial real estate and residential mortgage loans, having overseen the management of approximately 1,000 SFR properties (either through direct acquisition or REO) since 2009. Ellington also has extensive expertise in acquiring and resolving distressed SBMF loans, having acquired 139 mostly non-performing small-balance commercial loans with an aggregate unpaid balance of approximately $237 million since June 2010. Approximately 87% of the small-balance loans acquired were secured by either multi-family residential properties or mixed-use properties with multi-family residential components and were acquired from approximately two dozen sellers.

We were organized as a Maryland corporation in September 2012 and intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2013. We generally will not be subject to U.S. federal income tax on our REIT taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and qualify as a REIT. We also intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Our Strategy

We see significant opportunities in both the SFR and multi-family residential sectors of the housing market. We believe that distress in the financial markets has created significant dislocation between price and intrinsic value in certain residential housing markets and that attractive investment opportunities will be available for many years.

Our strategy in the SFR sector consists of acquiring individual SFR properties or small portfolios of SFR properties in targeted markets that can be operated as investment properties for rental. We acquire properties directly through foreclosure sales, short sales, negotiated purchases and auctions, and we also intend to acquire sub-performing and non-performing SFR loans, which may be geographically diversified, with a view towards acquiring the underlying properties through foreclosure. We target markets that we believe offer the potential for home price appreciation, or HPA, as well as attractive rental yields. We believe Ellington is well positioned, given its analytical tools and housing price modeling expertise, to identify markets with high HPA and risk-adjusted return potential. We generally seek to acquire quality SFR properties at attractive prices that can generate both attractive rental yields and price appreciation instead of seeking solely assets with the lowest prices. We intend to avoid acquiring SFR properties when the purchase price will result in an unattractive rental yield, and we also intend to avoid SFR properties that we believe will be too costly to renovate, for example, as a result of excessive age and wear. While we believe in the diversification benefits of being in several markets, we expect that the housing recovery will continue to be uneven throughout the United States, and, as a result, we do not expect to maintain a national presence for our SFR strategy. Rather, for our SFR strategy, we will focus on markets that we project to outperform the national average on a risk-adjusted return basis. As the housing market undergoes regional ebbs and flows over time, we anticipate that the regional markets on which we focus may also vary over time. We have developed relationships with experienced local property operators in our current markets, and expect to do the same in future markets we may target. We may acquire SFR properties either directly or by foreclosing on sub-performing and non-performing SFR loans that we may acquire. The purchase of SFR properties through foreclosures on distressed loans that we have acquired diversifies our acquisition channels and may, in certain situations, be more attractive than other channels. We believe Ellington has the necessary prior experience, infrastructure, and analytical capabilities to evaluate and access these various acquisition channels in order to effectively implement our SFR strategy.

Our strategy in the multi-family sector consists of acquiring performing, sub-performing and non-performing SBMF loans, which we define as commercial mortgage loans that have unpaid principal balances of $25 million or less and that are secured by multi-family residential properties. With Ellington’s sourcing capabilities and its proven ability to work out loans (including taking ownership of and managing the underlying real estate), in each case if appropriate, in a timely and efficient manner, we believe that investing in sub-performing and non-performing SBMF loans is currently the most attractive and cost-effective way to invest in the multi-family real estate market. We expect that our SBMF strategy will in many cases include obtaining discounted payoffs (or foreclosing into ownership of the underlying property) of SBMF loans that we have acquired at significant discounts, as well as selectively acquiring multi-family and mixed-use housing properties and opportunistically originating loans to recapitalize multi-family residential properties underlying SBMF loans. Unlike our SFR strategy, our SBMF strategy may be geographically dispersed.

We use Ellington’s analytics to carefully select each MSA in which we choose to invest. We closely monitor our MSAs and, thanks to our outsourced property management model and resulting variable cost structure, we are able to scale up or cease further incremental investment quickly in any given MSA. As a result, our individual investment decisions can be driven by the merits of each investment, as informed by our data and analytics rather than by the need to maintain volume thresholds or concerns of locally deployed infrastructure.

Our Portfolio

As of June 15, 2013, our SFR portfolio consisted of 707 SFR properties with an aggregate cost basis of $72.8 million. We acquired this portfolio without the use of debt financing. A summary of our SFR portfolio as of June 15, 2013 is as follows:

SFR Portfolio Summary Statistics

As of June 15, 2013

									Leased Homes
MSA / Metro Division	Number of Homes	Average Purchase Price per Home(1)	Average Capital Expenditures Per Home(2)	Average Investment Per Home(3)	Aggregate Investment	Percent Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home(4)	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home
Atlanta, GA	266	$85,798	$12,562	$98,361	$26,163,934	74%	14.4	1,930	$1,056	13.7%
Charlotte, NC	110	119,060	3,489	122,549	13,480,387	21%	15.3	1,754	1,174	10.6%
Memphis, TN	131	85,466	7,736	93,202	12,209,506	27%	29.2	1,712	1,108	13.5%
San Antonio, TX	75	103,395	3,496	106,892	8,016,884	33%	26.6	1,820	1,225	12.7%
Denver, CO	44	170,209	5,594	175,803	7,735,330	50%	44.4	1,627	1,334	9.8%
Phoenix/Tucson, AZ	81	53,883	9,976	63,858	5,172,521	84%	30.8	1,363	822	15.0%

Total / Weighted Average	707	$94,375	$8,565	$102,940	$72,778,562	53%	22.3	1,767	$1,054	13.1%

(1)	Does not include acquisition costs (defined below).
(2)	Represents average actual acquisition costs of $1,648 per home to date and average actual capital expenditures of $6,917 per home to date and does not include additional expected or future capital expenditures. Capital expenditures include actual upfront renovation costs for vacant homes purchased and homes purchased with in-place tenants where an initial renovation was not performed. We estimate total upfront renovation costs will be approximately $14,900 per home. Acquisition costs include (as applicable) acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums until renovation is complete, legal and eviction costs, past due HOA and property taxes and boarding fees.
(3)	Equals the sum of average purchase price per home and average capital expenditures per home.
(4)	Represents average monthly in-place rent before any rent concessions on the 372 homes leased as of June 15, 2013. We have offered and may continue to offer limited periods of free rent as a leasing incentive to potential residents. Of the 372 homes leased as of June 15, 2013, ten tenants were offered rent concessions of free rent for a partial month to one month totaling $4,434, or 0.1% of annualized gross rental income on these homes.

As of June 15, 2013, our SFR portfolio was primarily concentrated in the MSA of Atlanta, Georgia, which is one of the first markets that Ellington originally identified as having attractive return potential, and it also included properties in the MSAs of Charlotte, North Carolina; Memphis, Tennessee; San Antonio, Texas; Denver, Colorado; and Phoenix/Tucson, Arizona. We use Ellington’s projections of HPA and foreclosure rates as well as a wide variety of demographic, demand, supply, valuation, legal, and structural criteria to select our target markets and properties. As of June 15, 2013, we owned a portfolio of 707 homes. Of these homes, 462 were vacant at the time of acquisition and 245 were occupied at the time of acquisition. Of the 245 homes that were occupied upon acquisition, 51 had in-place leases upon acquisition, 29 prior owners were converted to a lease and 164 were vacated immediately following the acquisition.

As of June 15, 2013, our SBMF portfolio consisted of eight first-lien mortgage loans with an aggregate unpaid principal balance of $18.9 million, a combined investment amount of $15.6 million, an estimated loan-to-value ratio of 79% (ranging from 58% to 87%) and backed by multi-family residential properties containing a total of 543 residential units. The SBMF portfolio included: five loans on properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida that are paying principal and interest; one loan on property located in Tempe, Arizona that is in forbearance and paying interest; and two loans on properties located in Pensacola, Florida and Pompano Beach, Florida. Our strategy with respect to the five loans on properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida is to attempt to negotiate discounted payoffs with the borrowers, but any such resolutions may take time to implement, if at all. On June 28, 2013, we acquired the property collateralizing the loan in Pensacola, Florida pursuant to a conversion via a deed-in-lieu of foreclosure agreement. On July 11, 2013, the loan on property located in Pompano Beach, Florida paid off via a discounted payoff.

Our Competitive Strengths

Access to Established Asset Manager with Extensive Infrastructure. We expect to benefit substantially from our relationship with our Manager and Ellington. Ellington has more than 120 employees and over 18 years of investment experience. We believe this relationship will provide us with insights into attractive opportunities and access to market information. We will also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative resources. We believe Ellington’s experience with, and resources used in, managing Ellington Financial LLC (NYSE: EFC), or EFC, and Ellington Residential Mortgage REIT (NYSE: EARN), or EARN, both public companies, will benefit us.

Leading and Experienced Management Team. We believe that the extensive experience of our officers and the officers and employees of Ellington and our Manager provides us with significant management expertise across our targeted asset classes. As of June 15, 2013, 47 Ellington employees were fully or partially dedicated to our strategies. Our senior management team includes Michael W. Vranos, founder and Chief Executive Officer of Ellington and the former head of RMBS trading and origination at Kidder Peabody, and Leo Huang who has over 16 years of experience in commercial real estate lending and securitizations including as Managing Director and Head of Real Estate Fixed Income at Starwood Capital Group and Managing Director and co-head of the commercial real estate lending and securitization business at Goldman, Sachs & Co.

Access to Ellington’s Proprietary Database and Analytics. We expect to benefit from Ellington’s proprietary analytical models, research, analytics and databases. Ellington maintains an extensive loan-level database that allows it to perform in-depth analysis. Ellington’s mortgage analytics will permit us to perform granular analysis including developing projections for forecasting foreclosures and HPA. We believe that access to Ellington’s proprietary models and modeling capabilities provides us with a substantial competitive advantage over many other market participants.

Focus on Risk-Adjusted Returns for Our Assets. Our business philosophy is to identify and target residential housing markets that we believe offer the potential for high risk-adjusted returns. Our focus is on maximizing returns for our stockholders rather than maximizing the size of our portfolio. This philosophy drives our organization to evaluate the relative merits of various means to enhance risk-adjusted returns such as: opening up a new market with less competition, as opposed to optimizing property management in an overly competitive current market; considering whether there is better opportunity in single-family as opposed to multi-family residential properties or vice versa; focusing on optimizing rental yield as opposed to housing price appreciation upside or vice versa; or purchasing distressed properties directly as opposed to purchasing distressed loans secured by such properties or vice versa.

Balanced and Diverse Approach to Residential Asset Ownership. Our portfolio is composed of both SFR and multi-family residential assets. By having the flexibility to own a property directly or to own the mortgage that it secures, we enhance our ability to benefit from the opportunities being generated by the growing strength of residential rentals. Also, since we are pursuing both an SFR strategy and an SBMF strategy, we can benefit regardless of whether potential renters choose single-family or multi-family options when making their living arrangements. The scope of our investment strategy provides for a sizeable supply of our target assets and should permit us to exploit inefficiencies between the different forms of rental housing in different markets.

Nimble Market Entry and Exit. We believe our data-driven approach and our ability to identify attractive target markets, develop operating relationships with experienced local real estate service providers, understand each region’s legal and regulatory framework, source quality assets at attractive prices and manage the process from renovation, tenant selection and ongoing property management, enable us to effectively deploy capital. Our strategy of outsourcing the operation of our properties to experienced local property managers and other service providers in the markets where we own properties, as opposed to making large investments in personnel and operating infrastructure in these markets, allows us to capture upfront the operational efficiencies/economies of scale that the local property manager may have already achieved. This gives us the flexibility to be selective in our acquisitions (or to cease acquisition activity quickly if we determine that the risk-adjusted return potential for new acquisitions in a particular market is unattractive), since we do not need substantial scale in each of our markets to achieve attractive returns. Ellington identified Phoenix/Tucson, Arizona as a target market in November 2011 and had purchased 81 SFR properties there by April 2012, before that market’s significant increase in single-family housing investment activity and corresponding HPA. In February 2012, Ellington began investing in the Atlanta, Georgia MSA, where we had acquired 266 homes as of June 15, 2013. We have also acquired an aggregate of 360 SFR properties in the MSAs of Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; and San Antonio, Texas, as of June 15, 2013. We believe our current portfolio is an attractive portfolio with potential for HPA and which we expect to generate attractive rental yields.

Attractive Existing Portfolio. As of June 15, 2013, we owned a portfolio of 707 SFR properties. Our average cost basis per home, inclusive of acquisition and actual upfront renovation costs, was approximately $103,000.

Alignment of Our Stockholders’, Our Manager’s and Ellington’s Interests. In connection with our formation transactions and equity private placements in the first quarter of 2013, affiliates of Ellington contributed to us all of their ownership interests in three entities that, as of the closing date of these transactions, January 31, 2013, collectively owned a portfolio of 266 SFR properties located in the MSAs of Atlanta, Georgia; Denver, Colorado; and Phoenix/Tucson, Arizona, with an aggregate undepreciated cost basis of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had contracts to purchase 36 additional SFR properties with an estimated cost basis of $3.6 million. In exchange for this contribution, the contributors received 1,215,189 common units of limited partnership in our operating partnership, or OP units, valued at $20.00 per unit. Ellington, together with its affiliates, its principals (including family trusts established by its principals) and entities in which 100% of the interests are beneficially owned by the foregoing, or our Manager Group, purchased over $8.5 million in shares of our common stock in the two private placements in addition to shares of our common stock and OP units that they received as part of the formation transactions. Our Manager Group currently owns 1,031,763 shares of our common stock, 608,737 OP units and 206,069 long-term incentive plan units in our operating partnership, or LTIP units. In addition, our management agreement with Ellington includes incentive compensation that is designed to further align Ellington’s interests with those of our stockholders. At least 20% of any incentive fee earned by our Manager will be payable in shares of our common stock or common stock equivalents, subject to the 9.8% ownership limit in our charter, which may be waived by our Board of Directors. We believe that the ownership of our common stock, OP units and LTIP units by our Manager and its affiliates further aligns our Manager’s interests with our stockholders’ interests.

Market Opportunity

We believe the current market offers an opportunity to earn attractive risk-adjusted returns, on both a capital-appreciation and current-income basis, by acquiring title and renting or resolving loans on SFR and multi-family residential properties and capitalizing on the ongoing trend toward renting, rather than owning, homes. The current market environment of increasing demand for rental housing, depressed housing prices, structural changes to the economy and employment and financial distress of many homeowners presents a significant opportunity for those with access to capital and experience. In particular, we believe that the general lack of purchase financing available to homeowners, high down-payment requirements and restrictive underwriting standards are forcing many potential homeowners to rent rather than buy. In both the single-family and multi-family sectors, the number of potential renters has increased substantially over the last several years, the supply of new construction has been limited to date, the prices of properties and the mortgages secured by properties have fallen from their highs and the ability of owners to remain current on, or to refinance, their financial obligations remains constrained.

Opportunity of Significant Scale. Residential housing in the United States is one of the largest asset classes in the world. Of this asset class, we believe that approximately 18.3 million homes, or 14% of all housing stock, comprise the potential available market for SFR rentership. We believe the homeownership rate is expected to continue to decline as tight mortgage credit, higher down-payment requirements and unemployment rates continuing above the long-term average constrain the pool of eligible home-buyers. This trend, combined with positive underlying demographic trends of population and household formation growth and a limited supply of new construction over the last several years, provides investors an opportunity to participate in the SFR rental market and the recovery of the U.S. housing market at what we believe is an attractive entry point in the housing cycle.

Historically Attractive Valuation. Given the price declines in the housing market, we believe that SFR properties are one of the least expensive asset classes available on both an absolute and relative basis, providing attractive risk-adjusted returns from both rental yields and asset appreciation as home prices begin to recover from financial crisis lows. Home affordability measures are at record highs and home price-to-income ratios in some states are more than 10% below pre-housing-peak averages. Prices have begun to rise in most major metropolitan markets, and we believe confidence in homes as an investment is similarly on the rise. We believe that in the current market SFR properties can provide equity-like upside, some protection against future inflation and superior current yields compared to other asset classes.

Severe Supply and Demand Imbalance. We believe a significant imbalance exists between the supply and demand for single-family and multi-family residential rental housing. In the aftermath of the well-documented housing crisis, we believe that secular declines in the U.S. homeownership rate and recovering household formation rates are increasing rental demand for both SFR and multi-family residential housing. The national homeownership rate rose steadily, fueled in part by easy access to credit and more lenient underwriting standards, and peaked at 69.2% in the fourth quarter of 2004; it has since retracted to 65.0% as of the first quarter of 2013, the lowest level since 1997, after widespread foreclosures and slower growth in household formations. According to LPS Applied Analytics, the total shadow inventory of homes (homes whose mortgages are delinquent for more than 60 days, or DQ60+, in foreclosure or REO) was 3.6 million households as of May 2013. Excluding these households, the national homeownership rate is only 61.9%, resulting in what we believe is and will continue to be a large need for rental housing.

According to Moody’s Analytics, the current level of housing starts has rebounded to a seasonally adjusted annual rate, or SAAR, of 1.0 million as of March 31, 2013 from trough 2009-2010 levels, but it is still 33% below the 25-year average SAAR of 1.56 million before 2007. We believe this level of housing starts is not keeping pace with projected household and continued population growth. Therefore, we believe that the lack of adequate new supply coupled with increasing household formations will lead to more demand for rental units and a supportive environment for home prices.

We believe that a significant contributing factor to the slow recovery of home prices nationally has been the large overall pipeline of distressed properties available for sale. While we expect the recovery to remain slow on the whole, we have witnessed that once the majority of the distressed properties have been resolved in an MSA, the market for SFR properties experiences significant HPA. We are already seeing evidence of this in certain markets such as the Phoenix/Tucson, Arizona MSA that are in the later stages of shadow-inventory resolution. While home prices in certain markets have begun to recover rapidly, as shown in the chart below, prices are still significantly below their peaks in most areas.

Changes in CoreLogic Distressed Excluded Home Price Index

Source: CoreLogic, February 2013.

(1)	Peaks occurred in each MSA as follows: Atlanta — July 2007, Charlotte — June 2007, Denver — July 2007, Memphis — July 2007, Phoenix/Tucson — June 2006, San Antonio — August 2007, and National Average — April 2006.

Troughs occurred in February 2012 for all markets shown except Atlanta (March 2012) and Phoenix/Tucson (October 2011).

Our Manager and Ellington

Ellington is a privately held investment advisor registered with the Securities and Exchange Commission, or the SEC. As of May 31, 2013, Ellington employed over 120 employees and had net assets under management of approximately $5.6 billion, including management of EFC, a publicly traded specialty finance company focusing on non-agency mortgage related assets with an estimated net asset value as of May 31, 2013 of approximately $638 million, and EARN, an Agency RMBS-focused mortgage REIT that completed its initial public offering in May 2013 and had an estimated net asset value as of May 31, 2013 of approximately $177 million.

Our Manager was established by Ellington on October 11, 2012 to build a large-scale platform to acquire, lease and manage a portfolio of SFR and multi-family residential properties and to acquire loans on single-family and multi-family residential properties. Ellington has established portfolio management resources for each of our target asset classes and infrastructure to support those resources. Through our Manager, we benefit from Ellington’s highly analytical investment processes, deep institutional knowledge across all aspects of residential real estate assets, broad-based deal flow, established relationships in the financial community, systems, surveillance, risk management, compliance, accounting, tax and public company infrastructure.

Ellington’s analytic approach to the investment process for our target markets involves the collection and processing of substantial amounts of data regarding historical performance of single-family home loans and securities backed by those loans and associated derivatives and market transactions. Ellington analyzes this data to identify possible trends and develops financial models used to support the investment and risk management process. Of particular relevance to us are Ellington’s proprietary databases that enable analysis of the ratio of equity value (through analysis of current market conditions) to mortgage debt and analysis of borrowers’ propensity to default or prepay, which, when examined in conjunction with other economic and demographic data such as household formation, population, job creation and unemployment rate, provides insights into emerging trends in local real estate markets. We believe this experience and analytical expertise will provide us with a competitive advantage in identifying markets with the potential for attractive risk-adjusted returns and acquisition opportunities within those markets.

Our Manager provides the following services to us using its own resources and internal resources of Ellington:

•	research, analytics and economic projections of the U.S. housing and mortgage markets;

•	sourcing potential acquisitions for SFR and SBMF opportunities;

•	determining target markets, neighborhoods and home profiles;

•	underwriting of each potential acquisition, including defining assumptions, determining bidding prices and calculating projected net rental yields and total returns asset-by-asset;

•	overseeing the due diligence process on each potential acquisition, including negotiating applicable agreements and reviewing title commitments, HOA documents and closing statements;

•	binding insurance for acquired assets,

•	maintaining discretion over key investment decisions (e.g., bid amounts and strategy, rent levels and marketing strategy, and renovation budgets);

•	actively overseeing operations, including renovation process, leasing and ongoing property management;

•	maintaining cash control procedures and regular internal checks;

•	developing and maintaining proprietary software systems to facilitate the acquisition process and tracking of operations;

•	accounting and financial reporting; and

•	legal, compliance and human resources.

See “Our Manager and the Management Agreement — The Management Agreement” for a complete list of services provided by our Manager pursuant to the Management Agreement.

We may engage third parties to assist us in sourcing, managing, maintaining and renovating and/or disposing of our SFR investments. Such third parties will generally provide local market knowledge regarding our target markets or prospective target markets, prepare auction drive reports, conduct title searches, coordinate bidding logistics based on specific instructions, input MLS data on listings, conduct home inspections, prepare title work and provide property management, leasing, renovation and maintenance services.

Recent Developments

SFR Property Investment Activity. As of June 15, 2013, we owned a portfolio of 707 SFR properties with a cost basis of $72.8 million. For the period from April 1, 2013 through June 15, 2013, we acquired 331 SFR properties for an aggregate purchase price of $36.7 million. The 331 homes we acquired during this period are located in the following MSAs:

Atlanta, Georgia	28
Charlotte, North Carolina	96
Denver, Colorado	30
Memphis, Tennessee	111
San Antonio, Texas	66

Additionally, as of June 15, 2013, we had agreed to purchase an additional 55 SFR properties in separate transactions for an aggregate purchase price of $6.5 million. The number and location of these 55 homes were as follows: Charlotte, North Carolina (16), Atlanta, Georgia (20), Denver, Colorado (5), San Antonia, Texas (13) and Memphis, Tennessee (1). The aggregate purchase price of the recently acquired and recently contracted SFR properties is $43.2 million.

SBMF Loan Investment Activity. As of June 15, 2013, we owned $15.6 million of SBMF loans. For the period from April 1, 2013 through June 15, 2013, we acquired three SBMF loans in Florida and one SBMF loan in Arizona for an aggregate purchase price of $7.3 million. On June 28, 2013, we acquired a multi-family property valued at approximately $4.1 million pursuant to the conversion of one of our SBMF loans via a deed-in-lieu-of-foreclosure agreement. On July 11, 2013, another SBMF loan paid off via a discounted payoff.

Our Formation Transactions and Organizational Structure

We were incorporated in Maryland in September 2012. Our operating partnership, Ellington Housing Operating Partnership LP, was formed as a Delaware limited partnership in September 2012. We are the sole general partner of our operating partnership.

In January 2013, we completed a series of transactions that included a private placement of shares of our common stock and OP units, the closing of a series of contribution transactions pursuant to which we acquired our initial portfolio of SFR properties, and the purchase by our contributors of additional OP units and shares of common stock using the proceeds of cash distributions received from the contributed entities. In these transactions, we:

•

sold a total of 4,504,765 shares of common stock for a price of $20.00 per share, raising an aggregate of approximately $90 million of net proceeds in private placements that closed on January 18, 2013 and January 31, 2013;

•

completed certain formation transactions through which we acquired the ownership interests of certain Ellington affiliates in three entities that, as of the closing date on January 31, 2013, collectively owned 266 SFR properties with an acquisition cost of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had 36 pending SFR property purchases with an estimated cost basis of $3.6 million; and

•	issued 1,215,189 OP units, valued at $20.00 per unit to the contributors in exchange for the contribution to us of these interests in the formation transactions.

The contributors subsequently converted 606,452 OP units into shares of our common stock.

On March 18, 2013, we completed a follow-on private placement of common stock in which we sold an additional 1,274,035 shares of our common stock for a price of $20.15 per share, raising $25.7 million of net proceeds.

Our Manager Group purchased over $8.5 million in shares of our common stock in the two private placements in addition to shares of common stock and OP units that they received as part of the formation transactions. Our Manager Group currently owns 1,031,763 shares of our common stock, 608,737 OP units and 206,069 LTIP units.

The following chart illustrates our expected organizational structure immediately following completion of this offering:

(1)	EMG Holdings, L.P., or EMG Holdings, is a holding company that owns interests in our Manager, Ellington and other Ellington affiliates. VC Investments L.L.C., or VC Investments, is the general partner of EMG Holdings and is also the managing member of our Manager and of Ellington, and as such controls each of these three entities. The limited partners of EMG Holdings include Mr. Vranos and certain other Ellington principals. Mr. Vranos beneficially owns a controlling interest in VC Investments. Upon completion of this offering under the assumptions in footnote 2 below, affiliates of Ellington will hold an approximately % limited partner interest in our operating partnership.
(2)	Assumes a total of shares of our common stock are sold in this offering. Excludes an aggregate of 209,819 LTIP units granted to our Manager and our independent directors pursuant to our 2013 equity incentive plans.
(3)	Ellington Housing Operating Partnership LP is our operating partnership. We hold all of our assets and conduct all of our operations primarily through our operating partnership and its subsidiaries.

Our Management Agreement

In January 2013, we entered into a management agreement with our Manager pursuant to which our Manager is required to manage our business affairs in conformity with policies and investment guidelines that are approved by our Board of Directors, including a majority of our independent directors, and monitored by our Board of Directors. Our Manager is subject to the direction and oversight of our Board of Directors. Our Manager is responsible for, among other things:

•	the identification, selection, purchase and sale of our portfolio investments;

•	our financing and risk management activities;

•	providing us with investment advisory services; and

•	providing us with a management team and appropriate personnel.

In addition, our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be necessary or appropriate.

The initial term of the management agreement will expire on January 31, 2016 and will be automatically renewed for a one-year term on such date and on each anniversary of such date thereafter unless terminated as described below. Our independent directors will review our Manager’s performance periodically and, following the initial term, upon the affirmative vote of at least two-thirds of our independent directors or the affirmative vote of the holders of a majority our common stock, the management agreement may be terminated based upon:

•	unsatisfactory performance that is materially detrimental to us; or

•

a determination by our independent directors that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a compensation termination by accepting a reduction of management fees.

We will provide our Manager 180 days prior notice of any such termination. Upon such termination, our Manager will be paid a termination fee in the amount described in the table below. Following the initial term or any renewal term, we may elect not to renew the management agreement for any reason by providing our Manager with at least 180 days, but not more than 270 days, written notice; however, if we elect not to renew the term of the management agreement, we will be required to pay the termination fee to our Manager.

We may also terminate the management agreement without payment of the termination fee with 30 days prior written notice to our Manager for cause, as defined in the management agreement. Our Manager may terminate the management agreement, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act, or if our Manager declines to renew the management agreement for any reason by providing us with at least 180 days, but not more than 270 days, written notice. Our Manager may also terminate the management agreement upon 60 days written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay our Manager the termination fee described below.

The following table summarizes the fees and expense reimbursements that we are required to pay our Manager.

Type	Description
Base management fee	We are required to pay our Manager a base management fee equal to 1.50% per annum of our stockholders’ equity, payable quarterly in arrears in cash, with stockholders’ equity being calculated in accordance with accounting principles generally accepted in the United States, or GAAP, as of the end of each fiscal quarter (before deduction of the base management fee and the incentive fee with respect to such fiscal quarter). Stockholders’ equity will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussions between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

Incentive compensation	Beginning with the end of the second fiscal quarter of 2014, we will be required to pay our Manager an incentive fee with respect to each fiscal quarter (or part thereof that the management agreement is in effect), payable quarterly in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) our Core Earnings (as defined below) for the previous four fiscal quarters, and (ii) the product of (A) the weighted-average issue price per share of our common stock of all of our private and public offerings of common stock (other than issuances to Ellington and its affiliates that are not part of a broader offering of common stock to third-party investors) (where each such offering is weighted by both the number of shares issued in such offering and the number of days that such issued shares were outstanding during such four fiscal quarter period) multiplied by the weighted-average number of shares of our common stock outstanding in the previous four fiscal quarters, and (B) 8%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three fiscal quarters of such previous four fiscal quarters. No incentive fee will be payable with respect to any fiscal quarter unless Core Earnings for the 12 most-recently completed fiscal quarters (or part thereof prior to the completion of 12 fiscal quarters following the completion of this offering) is greater than zero.

Core Earnings is a non-GAAP measure and is defined as our GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, real estate-related depreciation and amortization, any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. See “Our Manager and the Management Agreement” for a hypothetical example of the calculation of the incentive fee.

Type	Description
Partial payment of incentive fee in shares of our common stock or LTIP units	At least 20% of each quarterly installment of the incentive fee will be payable in shares of our common stock or, at our Manager’s option, LTIP units in our operating partnership, or LTIP units, so long as the ownership of such additional number of shares by our Manager would not violate the 9.8% stock ownership limit set forth in our charter, after giving effect to any waiver from such limit that our Board of Directors may grant to our Manager in the future. The remainder of the incentive fee will be payable in cash.

The number of shares or LTIP units to be issued to our Manager will be equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in shares divided by the greater of the average of the closing prices of our common stock on the NYSE, for the five trading days prior to the date on which such quarterly installment is paid and the most recent stated book value per share of our common stock.

Expense reimbursement	We are required to reimburse our Manager for operating and other expenses related to us that are incurred by our Manager, including expenses relating to legal, regulatory, tax, accounting, consulting, auditing, administrative, due diligence, property management and oversight and other services. Our reimbursement obligation is not subject to any dollar limitation. Expenses are required to be reimbursed in cash on a monthly basis. We do not reimburse our Manager for the salaries and other compensation of its personnel; provided, however, we are required to reimburse our Manager for the costs of the wages, salaries and benefits incurred by our Manager if our Manager elects to provide us with a dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals (or a pro rata portion of the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel, if our Manager elects to provide a partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals, based on the percentage of their working time and efforts spent on matters related to our company). The amount of any wages, salaries and benefits paid or reimbursed with respect to any dedicated or partially dedicated personnel that our Manager elects to provide to us will be subject to the approval of the compensation committee of our Board of Directors.

Termination fee	As described above, in the case of certain terminations and non-renewals of the management agreement, we will be required to pay our Manager a termination fee equal to the sum of (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive compensation, in either case paid or payable to our Manager during the previous eight fiscal quarters ending on the last day of the latest fiscal quarter completed prior to the effective date of termination or non-renewal, or the final quarter, and (b) the difference between the final quarter adjusted incentive fee and any incentive fee actually paid with respect to the final quarter; provided, however, if eight fiscal

Type	Description

quarters have not elapsed under the management agreement as of the last day of the final quarter, the average annual base management fee and the average annual incentive compensation paid or payable to our Manager for the second partial four fiscal quarter period shall be annualized when calculating the termination fee. For purposes of calculating the termination fee payable to our Manager, the final quarter adjusted incentive fee means the hypothetical incentive fee that would have been payable to our Manager with respect to the final quarter had Core Earnings included net unrealized gains and losses with respect to our assets. Net unrealized gains and losses for the final quarter will be calculated based on the fair market value of our assets as of the last day of the final quarter. We will have the right to defer paying all or a portion of the difference between the final quarter adjusted incentive fee and any incentive fee actually paid by us to our Manager with respect to the final quarter for a period of up to one year after the effective date of the termination or non-renewal; provided that any portion of the fee that has not been paid in cash within 90 days after the effective date of the termination or non-renewal will be made in the form of a one-year note that will bear interest from and after the 90th day following the effective date of the termination or non-renewal at an annual rate equal to the Wall Street Journal prime rate plus 5% until the amount has been paid in full.

Equity incentive plans	Our equity incentive plans include provisions for grants of restricted common stock and other equity based awards to our officers and directors, our Manager and any officers or other personnel of our Manager or its affiliates who provide services to us. We have granted an aggregate of 209,819 LTIP units to our Manager and our independent directors. The grants to our Manager do not vest until both (i) our common stock has been listed on a national securities exchange and (ii) for any four full consecutive calendar quarters following the closing of our initial private placement, our Core Earnings for any such four-quarter period exceeds an 8% performance hurdle rate. The grants to our independent directors will vest at our 2013 annual meeting of stockholders. The LTIP unitholders are entitled to receive distributions with respect to these equity grants, whether or not vested, at the same time as distributions are paid to our common stockholders. Our Manager may allocate the LTIP units it received or receives in the future to our officers and other key employees of our Manager and its affiliates.

See “Our Manager and the Management Agreement — The Management Agreement” for a detailed description of the terms of the Management Agreement.

Services Agreement

Upon completion of our initial private placement, our Manager entered into a services agreement with Ellington, pursuant to which Ellington provides to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary under the services agreement and, as a result, will have, as a non-exclusive remedy, a direct right of action against Ellington in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by Ellington of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager pays fees to Ellington, in connection with the services provided, in an amount equal to 50% of all fees paid or payable to our Manager pursuant to the management agreement and any termination fees received by our Manager upon termination of the management agreement.

Our Manager and Ellington are under common ownership and control. As a result, all management fee and incentive compensation earned by our Manager and all service agreement fees earned by Ellington accrue to the common benefit of the owners of our Manager and Ellington, namely EMG Holdings and VC Investments.

Conflicts of Interest; Equitable Allocation of Opportunities

Ellington expects to manage in the future non-permanent capital vehicles that have strategies that are similar to, or that overlap with, our strategy. However, Ellington and our Manager have agreed that for so long as the management agreement between us and our Manager is in effect, none of Ellington, our Manager or any of their affiliates will sponsor or manage any permanent capital vehicle that invests primarily in (i) SFR properties or (ii) SBMF loans. Ellington will make available to our Manager all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, to be appropriate for us in accordance with Ellington’s written investment allocation policy, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities. Ellington’s investment and risk management committee and its compliance committee (headed by its chief compliance officer) are responsible for monitoring the administration of, and facilitating compliance with, Ellington’s investment allocation policy.

In the event that Ellington is unable to buy as many of our target assets as will be required to satisfy the needs of all of Ellington’s accounts at that time, Ellington’s investment allocation policies and procedures typically allocate such assets to multiple accounts in proportion to their needs and available capital. Ellington may at times allocate opportunities on a preferential basis to accounts that are in a “start-up” or “ramp-up” phase. The policies permit departure from such proportional allocation under certain circumstances, for example when such allocation would result in an inefficiently small amount of the security being purchased for an account or for assets that cannot be easily divided among accounts, including SBMF and SFR, our target asset classes. Such assets may be allocated on a rotational or otherwise equitable basis. In that case, the policies allow for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. A departure from these policies would be permitted to allow us to maintain our exclusion from regulation as an investment company under the Investment Company Act, or to maintain compliance with other applicable regulations, guidelines or restrictions.

Other policies of Ellington that our Manager applies to the management of our company include controls for cross transactions (transactions between Ellington-managed accounts), principal transactions (transactions between Ellington and an Ellington-managed account), investments in other Ellington accounts and split price executions. See “Our Business and Investments — Conflicts of Interest; Equitable Allocation of Opportunities” for a more detailed description of these types of transactions and the policies of Ellington and our Manager that govern these types of transactions.

Our executive officers and the officers of our Manager are also officers and employees of Ellington and, with the exception of those officers that may be fully dedicated to us, we compete with other Ellington accounts for access to these individuals.

The management agreement with our Manager does not restrict the ability of its officers and employees from engaging in other business ventures of any nature, whether or not such ventures are competitive with our business.

Our Tax Status

We will elect and intend to be taxed as a REIT commencing with our taxable year ending December 31, 2013. Our qualification as a REIT, and maintenance of such qualification, will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code of 1986, as amended, or the Code, relating to, among other things, the sources of our gross income, the composition and values of our assets, our distributions to our stockholders and the concentration of ownership of our capital stock. We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and we intend to continue to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT. In connection with this offering of our common stock, we will receive an opinion from Hunton & Williams LLP to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we currently distribute to our stockholders, but taxable income generated by our TRS and any other taxable REIT subsidiary that we may form or acquire will be subject to U.S. federal, state and local income tax. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute annually at least 90% of their REIT taxable income to their stockholders. If we failed to qualify as a REIT in any taxable year and did not qualify for certain statutory relief provisions, our income would be subject to U.S. federal income tax, and we would likely be precluded from qualifying for treatment as a REIT until the fifth calendar year following the year in which we failed to qualify. Even if we qualify as a REIT, we may still be subject to certain U.S. federal, state and local taxes on our income and assets and to U.S. federal income and excise taxes on our undistributed income.

Our Distribution Policy

To qualify as a REIT, we must distribute annually to our stockholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We currently expect to distribute substantially all of our REIT taxable income to our stockholders. We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “Material U.S. Federal Income Tax Considerations.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes. Our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code, and we may be required to borrow money, sell assets or make taxable distributions of our capital stock or debt securities to satisfy the distribution requirements. Additionally, we may pay future distributions from the proceeds from this offering or other securities offerings and thus all or a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.

The timing and frequency of distributions authorized by our Board of Directors and declared by us will be based upon a variety of factors deemed relevant by our Board of Directors, including restrictions under applicable law, capital requirements of our company and the REIT requirements of the Code. Distributions to our stockholders generally will be taxable to our stockholders as ordinary income, although a portion of such distributions may be designated by us as long-term capital gain or qualified dividend income or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their U.S. federal income tax treatment. For a discussion of the U.S. federal income tax treatment of our distributions, see “Material U.S. Federal Income Tax Considerations.”

Summary Risk Factors

An investment in our common stock is subject to significant risks. Listed below are some of the most significant risks relating to an investment in our common stock.

•

We are a recently organized corporation with a limited operating history and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

•	We are an early entrant in an emerging industry, and the long-term viability of our investment strategy on an institutional scale is unproven.

•	We have many competitors and expect to encounter significant competition for acquisitions of our target assets and for quality tenants.

•

We have not identified specific acquisitions or other uses for the net proceeds from this offering. Therefore, you will be unable to evaluate the allocation of the net proceeds from this offering or the economic merits of our investments prior to making your investment decision to purchase our common stock.

•

Our investments will be concentrated in the SFR and multi-family residential real estate sectors, which could expose us to downturns in either of those sectors, and our business would be adversely affected by an economic downturn or other event impacting either of those sectors.

•

Our portfolio consists of properties that are geographically concentrated and any adverse developments in local economic conditions, the demand for single-family and multi-family rental homes in these markets or natural disasters may negatively affect our operating results.

•	We may acquire residential mortgage loans that are, or may become, sub-performing or non-performing loans, which would increase our risk of loss.

•

Residential mortgage loan modification and refinance programs, future legislative action, and other actions and changes may materially and adversely affect the supply of, value of, and the returns on, sub-performing and non-performing loans and other available properties that meet our investment criteria.

•	We rely on local, third-party service providers, and the level and consistency of the service we receive from, and our access to, these service providers cannot be guaranteed.

•

We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.

•

Our underwriting criteria and evaluation of properties involves a number of assumptions that may prove inaccurate, which may cause us to overpay for our properties or incur significant costs to renovate and market a property.

•

Our access to financing sources, which may not be available on favorable terms, or at all, may be limited, and this may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

•	Failure of the projected improvement in value and operating fundamentals for single-family properties in our target markets may adversely affect our ability to execute our business plan.

•	If the current trend favoring renting rather than homeownership reverses, the single-family rental market could decline.

•	Poor tenant selection and defaults by renters may negatively affect our financial performance and reputation.

•	We may be subject to unknown or contingent liabilities or restrictions related to properties or loans that we acquire for which we may have limited or no recourse.

•	Single-family properties that are being sold through short-sales or foreclosure sales are subject to risks of theft, vandalism, or other damage that could impair their value.

•	We may be subject to losses due to fraudulent and negligent acts on the part of loan applicants, mortgage brokers other vendors and our Manager’s employees.

•	SBMF loans are not generally government-guaranteed or privately insured. SBMF loans are directly exposed to losses resulting from default and foreclosure.

•

The SBMF loans we expect to acquire are dependent on the ability of the commercial property owner to generate net income from operating the property, which may result in the inability of such property owner to repay a loan, as well as the risk of foreclosure.

•	Any costs or delays involved in the completion of a foreclosure or liquidation of the underlying property may further reduce proceeds from the property and may increase the loss.

•	We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

•

In addition to our core SFR and SBMF strategies, we have the flexibility to invest in other non-core assets, including but not limited to Agency RMBS, non-Agency RMBS, TBAs and CMBS, as well as other mortgage-related securities and derivatives. If we invest in these types of non-core assets, we will be exposed to a variety of risks, which could adversely affect our operating results and our ability to make distributions.

•

We are dependent on our Manager and certain key personnel of Ellington that are or will be provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

•

The base management fees payable to our Manager will be payable regardless of the performance of our portfolio, which may reduce our Manager’s incentive to devote the time and effort to seeking profitable opportunities for our portfolio.

•	The incentive fee payable to our Manager under the management agreement may cause our Manager to select investments in more risky assets to increase its incentive compensation.

•	There are conflicts of interest in our relationships with our Manager and Ellington, which could result in outcomes that are not in the best interests of our stockholders.

•

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate, including in the event of a non-renewal of the management agreement or a termination for poor performance.

•	The ability of our Board of Directors to change our major policies without the consent of stockholders may not be in your interest.

•

Future sales of our common stock or other securities convertible into our common stock could cause the market value of our common stock to decline and could result in dilution of your shares of our common stock.

•	We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our investment activities.

•	Your investment has various U.S. federal income tax risks.

•	Qualifying as a REIT involves highly technical and complex provisions of the Code.

•

Our failure to qualify or to remain qualified as a REIT would subject us to U.S. federal, state and local income taxes, which could adversely affect the value of our common stock and would substantially reduce the cash available for distribution to our stockholders.

•	Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

•	Complying with REIT requirements may cause us to forego or liquidate otherwise attractive investments.

•

The prohibited transactions tax may limit our ability to dispose of our assets, and our TRS may incur a significant tax liability as a result of selling assets that might be subject to the prohibited transactions tax if sold directly by us.

•	Our ability to invest in distressed SBMF loans may be limited by our intention to satisfy the requirements for qualification as a REIT.

•

Our investments in distressed SBMF loans and non-performing residential mortgage loans may produce “phantom income” that will increase the amount of taxable income we have to distribute to satisfy the REIT distribution requirement and may cause us to sell assets, borrow or make taxable distributions of debt or equity securities to satisfy that requirement.

•

We may pay taxable dividends of our common stock and cash, in which case stockholders may sell shares of our common stock to pay tax on such dividends, placing downward pressure on the market price of our common stock.

•	Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Restrictions on Ownership and Transfer

Due to limitations on the concentration of ownership of REIT stock imposed by the Code, and subject to certain exceptions, our charter provides that no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Our charter also prohibits any person from, among other matters:

•

beneficially or constructively owning shares of our capital stock if such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT, effective upon the completion of this offering;

•

transferring shares of our capital stock if such transfer would result in our capital stock being owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), effective beginning on the date on which we first have 100 stockholders; and

•

beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

•	beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT.

Our Board of Directors may, in its sole discretion, exempt (prospectively or retroactively) a person from the 9.8% ownership limit and other restrictions in our charter and may establish or increase an excepted holder limit for such person if our Board of Directors obtains such representations, covenants and undertakings as it deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the excepted holder limit, as the case may be, will not cause us to fail to qualify as a REIT.

Our charter also provides that any ownership or purported transfer of our stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to one or more charitable trusts for the benefit of a charitable beneficiary, effective as of the close of business on the business day prior to the date of such transfer (or other event), and the purported owner or transferee acquiring no rights in such shares, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. If the transfer to the trust is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of specified reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

•

we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements;

•	we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	we have elected to use an extended transition period for complying with new or revised accounting standards.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt securities over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

Selling Stockholders

Pursuant to, and subject to the terms and conditions of the registration rights agreements, persons who purchased shares of our common stock in our initial private placement completed in January 2013 and our follow-on private placement completed in March 2013 and their respective transferees have the right to sell their common stock in this offering, subject to customary terms and conditions including underwriter cutback rights. We are including              shares of our common stock in this offering to be sold by selling stockholders.

Registration Rights and Lock-Up Agreements

Pursuant to registration rights agreements between us and the investors in our initial private placement completed in January 2013 and our follow-on private placement completed in March 2013, we were required, among other things, to file with the SEC on or before July 31, 2013, a shelf registration statement to register for resale the shares of our common stock sold in those private placements and certain shares of our common stock issued or issuable to our Manager and its affiliates. The registration rights agreements require that we use our commercially reasonable efforts to cause the resale shelf registration statement to become effective under the Securities Act and to maintain its continuous effectiveness under the Securities Act, subject to certain blackout periods, for the period described in the registration rights agreement. Our failure to perform these obligations will result in certain penalties to our Manager. For a description of the material terms of the registration rights agreements and our obligations thereunder, see “Description of Capital Stock — Registration Rights.”

Subject to certain exceptions, each of our officers and directors and our Manager has entered into a lock-up agreement with respect to shares of our common stock and securities exchangeable or exercisable for shares of our common stock, restricting the direct or indirect sale of such securities for 180 days after the date of this prospectus, without the prior written consent of the representatives of the underwriters of this offering. Additionally, all of our other stockholders have agreed with us not to directly or indirectly sell, offer to sell, grant any option or otherwise transfer or dispose of our common stock for 180 days, in the case of holders who are selling stockholders in this offering, and 60 days, in the case of holders who are not selling stock in this offering but who can sell pursuant to the resale prospectus, in each case after the date of this prospectus. We have agreed to use our reasonable best efforts to enforce all existing lock-up agreements.

Investment Company Act Exclusion

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We are organized as a holding company and conduct our businesses primarily through our operating partnership and its wholly owned subsidiaries. We intend to conduct our operations so that we and our subsidiaries do not come within the definition of an investment company. The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. For additional information see “Our Business and Investments — Investment Company Act Exclusion.”

We will monitor our compliance with our exclusion from registration as an investment company under the Investment Company Act. The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Financing Policy

As of March 31, 2013 we had no outstanding indebtedness. We may use leverage to increase potential returns to our stockholders in the future. We expect to incur prudent amounts of debt to leverage on our assets in the future. Any decision to use leverage will be based on our Manager’s assessment of a variety of factors, including the anticipated liquidity and price volatility of the assets in our investment portfolio, the cash flow generation capability of our assets, the availability of credit on favorable terms, any prepayment penalties and restrictions on refinancing, the credit quality of our assets and our outlook for borrowing costs relative to the unlevered yields on our assets. Our Manager’s decision to use leverage will not be subject to the approval of our stockholders, and our governing documents contain no limitations on the amount of debt that we may incur. Our Board of Directors may change our financing policy at any time without stockholder approval.

Our Offices

Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, Connecticut 06870. Our main telephone number is (203) 698-1200. Our Internet address is www.ellingtonhousing.com. Our Internet website, and the information contained therein or connected thereto, does not constitute part of this prospectus.

The Offering

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters’ over-allotment option in full)

Common stock offered by selling stockholders	shares

Common stock to be outstanding after this offering	shares(1)

Common stock and OP units to be outstanding after this offering	shares and OP units(1)(2)

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, will be approximately $ million, based on the mid-point of the price range set forth on the front cover page of this prospectus ($ million if the underwriters exercise their over-allotment option in full). We will contribute the net proceeds of this offering received by us to our operating partnership. Our operating partnership will use these net proceeds to invest in our target assets, including SFR properties and loans and SBMF loans. Any remaining net proceeds will be used for general business purposes. Prior to the full deployment of the net proceeds in our target assets, we intend to invest the undeployed net proceeds in a variety of cash equivalents, money market instruments, certificates of deposit, short-term government and agency debt and other high quality short-term instruments, consistent with our intention to qualify as a REIT. We expect that these temporary investments will provide a lower net return than we expect to receive from investments in our target assets. See “Use of Proceeds.”

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Listing	We have applied to list our common stock on the NYSE under the symbol “ .”

(1)	Excludes up to shares of our common stock that we may issue and sell upon the exercise of the underwriters’ over-allotment option. Excludes shares of our common stock that will be available for future issuance under our 2013 equity incentive plans upon completion of this offering.
(2)	Includes 209,819 shares of our common stock underlying an aggregate of 209,819 LTIP units granted to our Manager and our independent directors pursuant to our 2013 equity incentive plans. Also includes 608,737 OP units issued to affiliates of Ellington in connection with our formation transactions. The OP units may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of our common stock on a one-for-one basis.

Summary Selected Financial Data

The following tables present selected historical financial data as of the dates and for the periods indicated. The selected combined financial data as of December 31, 2012 and 2011, for the year ended December 31, 2012, and for the period from October 28, 2011 (Inception) to December 31, 2011 have been derived from the audited combined financial statements of Ellington Housing Inc. and its predecessors included elsewhere in this prospectus. The selected historical financial data as of and for the three months ended March 31, 2013 and 2012 have been derived from the unaudited combined consolidated financial statements of Ellington Housing Inc. and its predecessors included elsewhere in this prospectus. The selected data regarding our portfolio of SFR properties is as of June 15, 2013.

Since the information presented below is only a summary and does not provide all of the information contained in our historical combined or combined consolidated financial statements, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical combined financial statements, including the related notes, included elsewhere in this prospectus.

Combined Consolidated Statement of Operations Data

	Year ended	Period from October 28, 2011 (Inception) to	Three months ended	Three months ended
	December 31, 2012	December 31, 2011	March 31, 2013	March 31, 2012
Revenues:
Rental income	$1,001,713	$8,943	$579,426	$62,162
Interest income	—	—	12,819	—
Other revenue	$46,388	$100	$15,695	$4,300

Total Revenues	$1,048,101	$9,043	$607,940	$66,462

Expenses:
Property operating and maintenance	$436,922	$1,143	$193,160	38,315
Property management fees	73,893	783	53,618	4,868
Base management fees	—	—	385,337	—
General and administrative	$64,177	$686	$515,707	$24,616

Total expenses	$1,065,141	$22,112	$1,743,585	$109,436

Other Income and Expenses:
Realized loss from sale of real estate	$(13,481)	—	—	—
Net income (loss)	$(30,521)	$(13,069)	$(1,135,645)	$(42,974)

Loss attributable to non-controlling interests	—	—	(163,122)	—
Net income (loss) attributable to Common Shareholders	—	—	$(972,523)	$(42,974)
Net income (loss) per common share:
Basic	—	—	$(0.25)	—
Diluted	—	—	$(0.25)	—

Combined Consolidated Balance Sheet Data

	December 31, 2012	December 31, 2011	March 31, 2013
Assets:
Investments in real estate	$19,583,879	$2,001,083	$33,255,600
Investments in SBMF loans, at fair value	—	—	8,261,845
Cash and cash equivalents	$4,630,267	$2,172,027	$97,660,316

Total assets	$25,540,846	$4,180,751	$140,315,730

Liabilities:
Accruals and accounts payable	$336,766	$188,044	$950,138
Base management fees payable	—	—	$385,337

Total Liabilities	$491,107	$192,239	$2,158,300

Equity:
Members’ capital	$24,048,739	$3,988,512	—
Common shares	10	—	$63,853
Additional paid-in capital	990	—	127,129,756
Accumulated deficit	—	—	(972,523)

Total shareholders’ equity and members’ capital	$24,049,739	$3,988,512	$126,221,086

Non-controlling interest	—	—	11,936,344

Total equity	$24,049,739	$3,988,512	$138,157,430

Selected Portfolio Data

As of June 15, 2013
Total properties owned	707
Properties owned for at least six months	250
Leased properties owned for at least six months	227
Leased percentage of properties owned for at least six months	91%
Average monthly rent of leased properties owned at least 6 months	$1,003

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, financial condition, results of operation and our ability to make cash distributions to our stockholders could be materially and adversely affected, the trading price of our common stock could decline significantly and you could lose all or a part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Concerning Forward-Looking Statements.”

Risks Related to Our Business

We are a recently organized corporation with a limited operating history and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were organized in September 2012, and have a limited operating history. Our ability to make or sustain distributions to our stockholders will depend on many factors, including our ability to identify attractive acquisition opportunities consistent with our investment strategy, our success in consummating acquisitions on favorable terms, the level and volatility of interest rates, readily accessible short-term and long-term financing on favorable terms and conditions in the financial markets, the real estate market and the economy. We will face competition in acquiring attractive properties on advantageous terms. The value of the properties that we acquire may decline substantially after we purchase them. We may not be able to successfully operate our business or implement our operating policies and investment strategy. Furthermore, we may not be able to generate sufficient operating cash flows to pay our operating expenses, service any debt we may incur in the future and make distributions to our stockholders.

As a recently formed company, we are subject to the risks of any recently established business enterprise, including risks that we will be unable to attract and retain qualified personnel, create effective operating and financial controls and systems or effectively manage our anticipated growth, any of which could have a material adverse effect on our business and our operating results.

We are an early entrant in an emerging industry, and the long-term viability of our investment strategy on an institutional scale is unproven.

Large-scale institutional investment in single-family residential homes for rent is a relatively recent phenomenon that has emerged out of the mortgage and housing crisis that began in late 2007. Prior to that time, single-family rental homes were generally not viewed as viable assets for investment on a large scale by institutional investors. Consequently, the long-term viability of the single-family rental property investment strategy on an institutional scale has not yet been proven. As an early entrant in this emerging industry, we are subject to the risk that SFR properties may not prove to be a viable long-term investment strategy for a permanent capital vehicle on an institutional scale. If it turns out that this investment strategy is not a viable one, we would be materially and adversely affected and we may not be able to sustain the growth of our assets and our operations that we seek.

We may change our investment strategy, investment guidelines, hedging strategy, and asset allocation, operational and management policies without notice or stockholder consent, which may materially adversely affect our business, financial condition and results of operations and our ability to pay dividends to our stockholders. In addition, our articles of incorporation provide that our Board of Directors may authorize us to revoke or otherwise terminate our REIT election, without the approval of our stockholders.

Our Board of Directors has the authority to change our investment strategy, investment guidelines, hedging strategy, and asset allocation, operational and management policies at any time without notice to or consent from our stockholders, which could result in our purchasing assets or entering into hedging transactions that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment or hedging strategy may increase our exposure to real estate values, interest rates, and other factors. A change in our asset allocation could result in us purchasing assets in classes different from those described in this prospectus.

In addition, our articles of incorporation provide that our Board of Directors may authorize us to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. These changes could adversely affect our financial condition, results of operations, the market value of our common shares, and our ability to make distributions to our stockholders.

We have many competitors and expect to encounter significant competition for acquisitions of our target assets and for quality tenants. The large quantity of foreclosed homes and low residential mortgage rates may result in potential renters purchasing residences rather than leasing them, and as a result, cause a decline in the number and quality of potential tenants.

We operate in a competitive market for attractive acquisition opportunities in our target markets, including acquisition opportunities for our target assets, including SFR properties and loans, and investment, origination opportunities in SBMF loans and acquisition of sub-performing and non-performing loans, from well-capitalized real estate investors, including pension funds and their advisors, individual home buyers, bank and insurance company investment accounts, other public and private real estate investment companies and REITs, specialty finance companies, real estate limited partnerships, owner-users, individuals and other entities engaged in real estate investment activities, some of which have greater financial resources and a lower cost of capital than we do. Our competitors may include other investment vehicles managed by Ellington or its affiliates, including EFC and EARN and other non-permanent capital vehicles which may have investment mandates related primarily to the SFR and multi-family residential sectors. In particular, some of the markets we may consider as attractive may be significantly impacted to the extent they are also pursued by large institutional competitors. As a result, we may effectively be precluded from pursuing some of our target markets due to institutional competitors. In addition, we may face competition for tenants from other lessors of single-family and multi-family residential properties. Many of these competitors may be better suited to offer incentives to attract quality tenants that could adversely affect our results of operations or the quality of our tenants. The entry into this market of large, well-capitalized institutional investors, including us, are relatively recent trends, which we expect to intensify in the near future. Several other REITs and other funds have recently deployed, or are expected to deploy in the near future, significant amounts of capital to these asset categories, and may have investment objectives that overlap and compete with ours. Many of our competitors may be larger and have greater financial, technical, leasing, marketing and other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us.

Our SFR properties compete with other housing alternatives to attract residents, including rental apartments, condominiums and other SFR properties available for rent as well as new and existing condominiums and single-family homes for sale. Our competitors’ SFR properties may be better quality, in more desirable locations or have leasing terms more favorable than we can provide. In addition, our ability to compete and generate favorable returns depends upon, among other factors, trends of the national and local economies, the financial condition and liquidity of current and prospective renters, availability and cost of capital, taxes and governmental regulations. Given our significant competition, we cannot assure you that we will be successful in acquiring or managing SFR properties that generate favorable returns.

In addition, the large quantity of foreclosed homes, along with the low residential mortgage interest rates currently available and government sponsored programs to promote home ownership, has resulted in high levels on the National Association of Realtor’s Housing Affordability Index, an index used to measure whether or not a typical family could qualify for a mortgage loan on a typical home. The foregoing factors may encourage potential renters to purchase residences rather than lease them, thereby causing a decline in the number and quality of potential tenants available to us.

When the current conditions in the mortgage market, the financial markets and the economy stabilize and improve, the availability of SFR properties and loans and SBMF loans that meet our investment objectives and strategies will likely decrease, which, combined with competition from other investors to acquire or originate these assets, could limit our ability to purchase desirable investments in our target assets in the future or originate loans and may have a material and adverse effect on our investment objectives.

We cannot assure you that the competitive pressures we face will not have a material and adverse effect on our business, financial condition and results of operations.

We have not identified specific acquisitions or other uses for the net proceeds from this offering. Therefore, you will be unable to evaluate the allocation of the net proceeds from this offering or the economic merits of our investments prior to making your investment decision to purchase our common stock.

We have broad authority to invest the net proceeds from this offering in real estate and real estate-related investments that we may identify in the future, and we may use those proceeds to make investments with which you may not agree. You will be unable to evaluate the economic merit of our target markets or properties or assets before we invest in them and will be relying on our ability to select attractive investment properties or assets. We also have broad discretion in implementing policies regarding tenant creditworthiness, and you will not have the opportunity to evaluate potential tenants. We also have broad discretion in selecting attractive multi-family residential properties and loans and you will not have the opportunity to evaluate such investments. In addition, our investment policies may be amended or revised from time to time at the discretion of our Board of Directors, without a vote of our stockholders. These factors will increase the uncertainty, and thus the risk, of investing in our common stock.

Although we intend to use a significant portion of the net proceeds from this offering to acquire, renovate, lease and manage SFR and multi-family residential properties and loans, we cannot assure you that we will be able to do so. Our failure to apply the net proceeds from this offering effectively or find suitable properties to acquire in a timely manner or on acceptable terms could result in returns that are substantially below expectations or result in losses.

Prior to the full deployment of the net proceeds from this offering as described above, we may choose to invest the undeployed net proceeds in a variety of cash equivalents, money market instruments, certificates of deposit, short-term government and agency debt, and other high-quality short-term instruments that are consistent with our intention to qualify as a REIT. We expect that these investments will yield a lower net return than we expect to achieve from our target investments. We may not be successful in completing any investment we identify, and the assets we acquire may not produce acceptable, or any, returns.

Our investments will be concentrated in the single- and multi-family residential real estate sectors, which could expose us to downturns in either of those sectors, and our business would be adversely affected by an economic downturn or other event impacting either of those sectors.

Our investments in real estate assets will be concentrated in the single- and multi-family residential real estate sectors. This concentration may expose us to the risk of downturns or any adverse economic, regulatory, environmental or other event in either of those sectors or regions in which our target assets are located to a greater extent than if our strategy encompassed other sectors of the real estate industry.

In addition to general, regional, national and international economic conditions, our operating performance will be impacted by the economic conditions in the specific geographical areas and markets in which we operate. Our target assets, or the properties underlying them, are expected to be located in markets that have experienced substantial economic downturns in recent years and could experience similar economic downturns in the future. If the economic downturns in these markets persist and we fail to accurately predict the timing of economic improvement in these markets, our operations and our revenue and cash available for distribution to our stockholders could be materially adversely affected.

Our portfolio consists of properties that are geographically concentrated and any adverse developments in local economic conditions, the demand for single- and multi-family rental homes in these markets or natural disasters may negatively affect our operating results.

Our current portfolio consists of properties that are geographically concentrated in the MSAs of Atlanta, Georgia; Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; Phoenix/Tucson, Arizona; and San Antonio, Texas. In the future, we also expect to target properties in concentrated geographies. As such, we are susceptible to local economic conditions, other regulations, the supply of and demand for single- and multi-family rental properties and natural disasters in these areas. If there is a downturn in the local economies, an oversupply of or decrease in demand for single- and multi-family rental properties in these markets or natural disasters in these geographical areas, our business could be materially adversely affected to a greater extent than if we owned a real estate portfolio that was more geographically diversified. Many of our properties are located in markets that have experienced a significant decline in home prices and it may take longer for housing prices to recover in those markets.

We intend to continue to expand our scale of operations and make acquisitions even if the rental and housing markets are not as favorable as they have been in recent months, which could reduce our return on investment.

We expect that, in the future, housing prices will stabilize and return to more normalized levels. Accordingly, future acquisitions may be more costly than the cost of homes that comprise our portfolio as of the date of this prospectus. There are many factors that may cause a recovery in the housing market that would result in future acquisitions becoming more expensive and possibly less attractive than recent past and present opportunities, including:

•	improvements in the overall economy and job market;

•	a resumption of consumer lending activity and greater availability of consumer credit;

•	improvements in the pricing and terms of, and market for, mortgage-backed securities;

•	the emergence of increased competition for single-family assets from private investors and entities with similar investment objectives to ours; and

•	tax or other government incentives that encourage homeownership.

These and other factors could increase our costs over time and harm our profitability.

We may acquire residential mortgage loans that are, or may become, sub-performing or non-performing loans, which would increase our risk of loss.

We may acquire distressed residential mortgage loans where the borrower has failed to make timely payments of principal and/or interest. As part of the residential mortgage loan portfolios we may purchase, we also may acquire performing loans that are or subsequently become sub-performing or non-performing. Under current market conditions, it is likely that many of these loans would have current loan-to-value ratios in excess of 100%, meaning the amount owed on the loan exceeds the value of the underlying real estate. Further, the borrowers on such loans may be in economic distress and/or may have become unemployed, bankrupt or otherwise unable or unwilling to make payments when due. Even though we would typically pay less than the amount owed on these loans to acquire them, if actual results are different from our assumptions in determining the price for such loans, we could incur significant losses. There are no limits on the percentage of sub-performing or non-performing loans we may hold. Any loss we incur may be significant and could materially and adversely affect us.

Residential mortgage loan modification and refinance programs, future legislative action, and other actions and changes may materially and adversely affect the supply of, value of, and the returns on, sub-performing and non-performing loans and other available properties that meet our investment criteria.

As part of our business strategy, we may acquire distressed residential mortgage loans where the borrower has failed to make timely payments of principal and/or interest. As part of the residential mortgage loan portfolios we may purchase, we also may acquire performing loans that are or subsequently become sub-performing or non-performing. The success of our residential mortgage loan investment strategy will depend on the availability of a steady supply of these loans and on the success of our loan modification and other resolution efforts and the conversion of a significant portion of those loans to REO. The number of sub-performing and non-performing loans available for purchase may be reduced by uncertainty in the lending industry and the governmental sector and/or as a result of general economic improvement. Lenders may choose to delay foreclosure proceedings, renegotiate interest rates or refinance loans for borrowers who face foreclosure. In recent years, the federal government has instituted a number of programs aimed at assisting at-risk homeowners and reducing the number of properties going into foreclosure or going into non-performing status.

For example, the U.S. Government, through the Federal Reserve, the Federal Housing Administration, or the FHA, and the Federal Deposit Insurance Corporation, or the FDIC, has implemented a number of federal programs designed to assist homeowners, including (i) the Home Affordable Modification Program, or HAMP, which provides homeowners with assistance in avoiding defaults on residential mortgage loans, (ii) the Hope for Homeowners Program, or the H4H Program, which allows certain distressed borrowers to refinance their residential mortgage loans into FHA-insured loans in order to avoid residential mortgage loan foreclosures and (iii) the Home Affordable Refinance Program, or HARP, which allows borrowers who are current on their mortgage payments to refinance and reduce their monthly mortgage payments without new mortgage insurance, up to an unlimited loan-to-value ratio for fixed-rate mortgages. HAMP, the H4H Program, HARP and other loss mitigation programs may involve, among other things, the modification of residential mortgage loans to reduce the principal amount of the loans (through forbearance and/or forgiveness) and/or the rate of interest payable on the loans or to extend the payment terms of the loans. These loan modification programs, future legislative or regulatory actions, including possible amendments to the bankruptcy laws which result in the modification of outstanding residential mortgage loans as well as changes in the requirements necessary to qualify for refinancing residential mortgage loans, may materially and adversely affect the value of, and the returns on, our portfolio of sub-performing and non-performing loans and decrease the supply of properties that meet our investment criteria.

Other governmental actions may affect our business by hindering the pace of foreclosures. In recent periods, there has been a backlog of foreclosures, due to a combination of volume constraints and legal actions, including those brought by the U.S. Department of Justice, or the DOJ, the Department of Housing and Urban Development, or HUD, State Attorneys General, the office of the Comptroller of the Currency, or the OCC, and the Federal Reserve Board against mortgage servicers alleging wrongful foreclosure practices. Financial institutions have also been subjected to regulatory restrictions and limitations on foreclosure activity by the FDIC. Legal claims brought or threatened by the DOJ, HUD and 49 state Attorneys General against the five largest residential mortgage servicers in the country were settled in 2012. As part of this approximately $25 billion settlement, a portion of the settlement funds will be directed to homeowners seeking to avoid foreclosure through mortgage modifications, and servicers are required to adopt specified measures to reduce mortgage obligations in certain situations. It is expected that the settlement will help many homeowners to avoid foreclosures that would otherwise have occurred in the near term, and with lower monthly payments and mortgage debts, for years to come. It is also foreseeable that other residential mortgage servicing companies that were not among the five included in the initial $25 billion settlement will agree to similar settlements that will further reduce the supply of homes in the process of foreclosure and decrease the supply of properties that meet our investment criteria.

In addition, the U.S. Congress and numerous state legislatures have considered, proposed or adopted legislation to constrain foreclosures, or may do so in the future. For example, in 2012, California enacted a law imposing new limitations on foreclosures while a request for a loan modification is pending. The Dodd-Frank Act also created the Consumer Financial Protection Bureau, which supervises and enforces federal consumer protection laws as they apply to banks, credit unions and other financial companies, including mortgage servicers. It remains uncertain as to whether any of these measures will have a significant impact on foreclosure volumes or what the timing of that impact would be. If foreclosure volumes were to decline significantly, we would expect REO inventory levels to decline or to grow at a slower pace, which would make it more difficult to find target assets at attractive prices, and might constrain our growth or reduce our long-term profitability. Also, the number of families seeking rental housing might be reduced by such legislation, reducing rental housing demand for properties in our markets.

We may be, or may become, subject to the regulation of various states, including licensing requirements and consumer protection statutes. Our failure to comply with any such laws, if applicable to us, would adversely affect our ability to implement our business strategy, which could materially and adversely affect us.

We rely on local, third-party service providers, and the level and consistency of the service we receive from, and our access to, these service providers cannot be guaranteed.

In order to execute our business strategy, we rely on local, third-party vendors and service providers for many services for our properties. For example, we rely on third-party home improvement professionals, leasing agents, contracting services and property management companies to acquire, lease, renovate, collect rental payments, operate and manage the SFR and multi-family residential properties in our existing portfolio. We do not have long-term contractual relationships with any of these third parties and we may change providers at any time and from time-to-time. Our cash flows from our properties may be adversely affected if third-party vendors and service providers with whom we do business fail to provide quality services.

Claims of deficiencies in the foreclosure process may result in rescission of our purchases at auction or reduce the supply of foreclosed properties available to us.

Allegations of deficiencies in foreclosure practices could result in claims challenging the validity of some foreclosures that have occurred to date, potentially placing our claim of ownership to the properties at risk. Our title insurance policies may not provide adequate protection in such instances or such proceedings may result in a complete loss without compensation.

Each state has its own laws governing the procedures to foreclose on mortgages and deeds of trust, and state laws generally require strict compliance with these laws in both judicial and non-judicial foreclosures. Recently, courts and administrative agencies have been more actively involved in enforcing state laws governing foreclosures, and in some circumstances have imposed new rules and requirements regarding foreclosures. Some courts have delayed or prohibited foreclosures based on alleged failures to comply with proper transfers of title, notice, identification of parties in interest, documentation and other legal requirements. Further, foreclosed owners and their legal representatives, including some prominent and well-financed legal firms, have brought litigation questioning the validity and finality of foreclosures that have already occurred. These developments may slow or reduce the supply of foreclosed homes available to us for purchase, may call into question the validity of our title to homes acquired at foreclosure or result in rescission rights or other borrower remedies. This could result in a loss of a property purchased by us that may not be covered by title insurance, an increase in litigation costs incurred with respect to properties obtained through foreclosure, or delays in stabilizing and leasing such properties promptly after acquisition.

We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.

Our Manager relies on the analytical models (both proprietary and third-party models) of Ellington and information and data supplied by third parties. These models and data may be used to value assets or potential asset acquisitions and dispositions, to evaluate potential new markets in which to invest and may also be used in connection with our asset management activities. If Ellington’s models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon could expose us to potential risks. Our Manager’s reliance on Ellington’s models and data may induce it to purchase certain assets at prices that are too high, to sell certain other assets at prices that are too low, or to miss favorable opportunities altogether. Similarly, any hedging activities that are based on faulty models and data may prove to be unsuccessful.

Some of the risks of relying on analytical models and third-party data include the following:

•	cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios, or may be modeled based on simplifying assumptions that lead to errors;

•	information may be incorrect, incomplete or misleading;

•

historical performance (such as historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation (e.g., different loan providers may report delinquency statistics based on different definitions of what constitutes a delinquent loan); and

•	information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.

Some models, such as prepayment models or mortgage default models, may be predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses. In addition, the predictive models used by our Manager may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain assets than actual market prices. Furthermore, because predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data, and, in the case of predicting performance in scenarios with little or no historical precedent (such as extreme broad-based declines in home prices, or deep economic recessions or depressions), such models must employ greater degrees of extrapolation, and are therefore more speculative and of more limited reliability.

All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is input correctly, “model prices” will often differ substantially from market prices. If our market data inputs are incorrect, our model prices differ substantially from market prices or any failure or interruption of our systems, our business, financial condition and results of operations and our ability to make distributions to our stockholders could be materially adversely affected.

Our underwriting criteria and evaluation of properties involves a number of assumptions that may prove inaccurate, which may cause us to overpay for our properties or incur significant costs to renovate and market a property.

In determining whether a particular property meets our investment criteria, we make a number of assumptions, including assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rental income, time from purchase to leasing and tenant default rates. These assumptions may prove inaccurate, causing us to pay too much for properties we acquire or to overvalue our properties, or causing adjustments to the assumptions we make in evaluating potential purchases which may result in fewer properties qualifying under our investment criteria. Improvements in the market prices for SFR and multi-family residential properties in our target markets or decreases in the available inventory could also reduce the supply of properties that meet our investment criteria. Reductions in the supply of properties that meet our investment criteria may adversely affect our operating results and ability to implement our business plan.

Furthermore, the properties we acquire are likely to vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. Our success will depend on our ability to acquire properties that can be quickly possessed, renovated and rented with minimal expense and keep them maintained in rentable condition. Our Manager’s ability to identify and acquire such properties will be fundamental to our success.

In addition, the market and regulatory environments relating to SFR properties and loans have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating foreclosed premises, which significantly increases the time period between the acquisition and leasing of a property. Such changes and similar changes may affect the accuracy of our assumptions and, in turn, may adversely affect our operating results.

Future debt service obligations could adversely affect our overall operating results, may require us to sell properties and could adversely affect our ability to make distributions to our stockholders and the market price of our common stock.

Our longer-term business strategy contemplates the use of non-recourse secured debt to finance long-term growth. We expect to incur prudent amounts of debt to leverage our assets in the future, but our governing documents contain no limitations on the amount of debt that we may incur, and we may change our financing policies (if any) at any time without stockholder approval. As a result, we may be able to incur substantial additional debt in the future.

Incurring debt could subject us to many risks, including the risks that:

•	our cash flows from operations will be insufficient to make required payments of principal and interest;

•	our debt may increase our vulnerability to adverse economic and industry conditions;

•

we may be required to dedicate a substantial portion of our cash flows from operations to payments on our debt, thereby reducing cash available for distribution to our stockholders, funds available for operations and capital expenditures, future business opportunities or other purposes;

•	the terms of any refinancing may not be as favorable as the terms of the debt being refinanced; and

•	the use of leverage could adversely affect our ability to make distributions to our stockholders and the market price of shares of our common stock.

If we incur debt in the future and do not have sufficient funds to repay such debt at maturity, it may be necessary to refinance the debt through additional debt or additional equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect our cash flows, and, consequently, cash available for distribution to our stockholders. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of substantial numbers of properties on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any future debt service obligations, we will risk losing some or all of our properties that may be pledged to secure our obligations to foreclosure. Any unsecured debt agreements we enter into may contain specific cross-default provisions with respect to specified other indebtedness, giving the unsecured lenders the right to declare a default if we are in default under other loans in some circumstances. Defaults under our debt agreements could materially and adversely affect our financial condition and results of operations.

Our access to financing sources, which may not be available on favorable terms, or at all, may be limited, and this may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We depend upon the availability of adequate capital and financing sources to fund our operations. However, over the last several years the capital and credit markets have experienced extraordinary levels of volatility and disruption which exerted downward pressure on credit capacity for lenders. More recently, concerns have arisen over the ability of certain European countries to honor their sovereign debt obligations, and the exposure of certain financial institutions to such sovereign debt. To the extent that we borrow money from any financial institution that becomes materially adversely impacted by the European credit crisis, such financial institutions could become unwilling or unable to provide us with additional financing, or could increase the costs of existing financing, or could become insolvent. In addition, if regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. Consequently, depending on market conditions at the relevant time, we may have to rely on additional equity issuances to meet our capital and financing needs, which may be dilutive to our stockholders, or we may have to rely on less efficient forms of debt financing that consume a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our stockholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our asset acquisition activities and/or dispose of assets, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We expect any future indebtedness we decide to incur will contain covenants that could limit our operations and our ability to make distributions to our stockholders.

We expect any future indebtedness we decide to incur will contain financial and operating covenants, such as fixed charge coverage and debt ratios and other limitations that will restrict our ability to make distributions or other payments to our stockholders and may restrict our investment activities. These covenants may restrict our ability to engage in transactions that we believe would otherwise be in the best interests of our stockholders. Further, such restrictions could make it difficult for us to satisfy the requirements necessary to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. Failure to meet our financial covenants could result from, among other things, changes in our results of operations, the incurrence of additional debt, substantial impairments in the value of our properties or changes in general economic conditions. If we violate covenants in our future agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all.

Interest expense on our debt may limit our cash available to fund our growth strategies and stockholder distributions.

Higher interest rates could increase debt service requirements on floating rate debt, to the extent we have any in the future, and could reduce funds available for operations, distributions to our stockholders, future business opportunities or other purposes. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

Failure to hedge effectively against interest rate changes may adversely affect our results of operations and our ability to make stockholder distributions.

Subject to complying with the requirements for REIT qualification, we may obtain in the future one or more forms of interest rate protection — in the form of swap agreements, interest rate cap contracts or similar agreements — to hedge against the possible negative effects of interest rate fluctuations. However, we cannot assure you that any hedging will adequately relieve the adverse effects of interest rate increases or that counterparties under these agreements will honor their obligations thereunder. In addition, we may be subject to risks of default by hedging counterparties. Adverse economic conditions could also cause the terms on which we borrow to be unfavorable. We could be required to liquidate one or more of our investments at times which may not permit us to receive an attractive return on our investments in order to meet our debt service obligations.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current tenants on our networks. The secure processing and maintenance of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to human error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide or damage our reputation, which could adversely affect our results of operations and competitive position.

Some of our residential properties are part of homeowners’ associations, or HOAs, and we and our residents are subject to the rules and regulations of such HOAs, which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with such HOAs, which would be costly.

Some of the properties in our portfolio are, and some of the properties we acquire in the future likely will be, located within HOAs, which are private entities that regulate the activities of and levy assessments on properties in a residential subdivision. HOAs in which we own properties may have or enact onerous or arbitrary rules that restrict our ability to renovate, market or lease our properties or require us to renovate or maintain such properties at standards or costs that are in excess of our planned operating budgets. Such rules may include requirements for landscaping, limitations on signage promoting a property for lease or sale, or the use of specific construction materials used in renovations. Some HOAs also impose limits on the number of property owners who may rent their homes, which if met or exceeded, would cause us to incur additional costs to resell the property and opportunity costs of lost rental income. Many HOAs impose restrictions on the conduct of occupants of homes and the use of common areas and we may have residents who violate HOA rules and for which we may be liable as the property owner. The boards of directors of the HOAs in which we own properties may not make important disclosures about the properties or may block our access to HOA records, initiate litigation, restrict our ability to sell our properties, impose assessments or arbitrarily change the HOA rules. We may be unaware of or unable to review or comply with HOA rules before purchasing a property and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss, prevent us from renting such property or otherwise reduce our cash flow from such property, which would have an adverse effect on our returns on the property.

Risks Related to Our Investments

Failure of the projected improvement in value and operating fundamentals for single-family properties in our target markets may adversely affect our ability to execute our business plan.

A substantial part of our business plan is based on our belief that home values and operating fundamentals for single-family properties in our target markets are expected to improve significantly over the next several years. We cannot assure you as to whether, when or to what extent property values and operating fundamentals will improve. In the event home value and operating fundamentals do not improve when and as we expect in our target markets, or in the event home value and operating fundamentals deteriorate, our ability to execute our business plan may be adversely affected.

Our long-term growth will depend upon future acquisitions of single-family properties that meet our acquisition criteria.

The acquisition of single-family properties entails various risks, including the risks that we may overvalue a property, our properties may not perform as we expect, we may be unable to quickly and efficiently renovate and lease our properties, our tenants may default and our rent estimates or our cost estimates for renovating an acquired property up to our normal standards may prove inaccurate. In addition, we cannot assure you of the continued availability of acquisition opportunities in our current or future target markets at attractive pricing levels. In the event that such opportunities are not available in our target markets as we expect, our ability to execute our business plan may be adversely affected.

Acquiring SFR properties during periods when the single-family home sector is experiencing substantial inflows of capital and intense competition may result in inflated purchase prices and increase the likelihood that our properties will not appreciate in value and may, instead, decrease in value.

The allocation of substantial amounts of capital for investment in the single-family home sector and significant competition for income-producing real estate may inflate the purchase prices for such assets. To the extent we purchased or in the future purchase real estate in such an artificially inflated environment, it is possible that the value of our properties may not appreciate and may, instead, decrease in value, perhaps significantly, below the amount we paid for such properties. In addition to macroeconomic and local economic factors, technical factors, such as a decrease in the amount of capital allocated to the single-family home sector and the number of investors participating in the sector, could cause the value of our properties to decline.

The supply of sub-performing and non-performing loans may decline over time as a result of higher credit standards for new loans and/or general economic improvement, and the prices for sub-performing and non-performing loans may increase, which could materially and adversely affect us.

As a result of the economic crisis in 2008, to date there has been an increase in supply of sub-performing and non-performing loans available for sale. However, in response to the economic crisis, the origination of jumbo, subprime, Alt-A and second lien residential mortgage loans to date has dramatically declined as lenders have increased their standards of credit-worthiness in originating new loans and fewer homeowners may go into sub-performing or non-performing status on their residential mortgage loans. In addition, the prices at which sub-performing and non-performing loans can be acquired has increased due to heightened competition in the distressed loan marketplace or a lower supply of sub-performing and non-performing loans remaining in the marketplace. For these reasons, along with the general improvement in the economy, the amount of sub-performing and non-performing residential mortgage loans that we may acquire may decline over time and could materially and adversely affect us.

We will be dependent on our tenants for a substantial portion of our revenues.

We are dependent on tenants for a substantial portion of our revenues. Our operating results and distributable cash flows would be adversely affected if a significant number of our tenants were unable to meet their lease obligations or failed to renew the leases we will enter into with such tenants. Widespread lay-offs and other adverse changes in the economic conditions in our target markets could result in substantial tenant defaults. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord at that property and may incur costs in protecting our investment and re-leasing the property. We may be unable to re-lease the property for the rent previously received. These events and others could reduce the amount of distributions available to our stockholders, could reduce the value of our properties and may cause the value of your investment to decline.

We may be unable to renew leases.

We cannot assure you that our leases will be renewed. If the rental rates for our properties decrease or our tenants do not renew their leases, our financial condition, results of operations, cash flow, cash available for distribution to you, per share trading price of our common stock and our ability to satisfy our debt service obligations could be materially adversely affected.

The short-term nature of single- and multi-family rental leases exposes us to the effects of declining market rents, which could adversely impact our rental revenues.

Lease terms for single- and multi-family rental property generally range from month-to-month to one-year leases. Because these leases permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs, such as restoring the properties and marketing costs, and lower occupancy levels. Because we have a limited operating history, our tenant turnover rate and related cost estimates may be less accurate than if we had more operating data upon which to base these estimates.

If the current trend favoring renting rather than homeownership reverses, the single-family rental market could decline.

The single-family rental market is currently significantly larger than in historical periods. We do not expect the favorable trends in the single-family rental market to continue indefinitely. Eventually, a strengthening of the U.S. economy and job growth, together with a subsiding supply of foreclosed SFR properties, combined with the current availability of low residential mortgage rates and government sponsored programs promoting home ownership, could contribute to a stabilization or reversal of the current trend that favors renting rather than homeownership. In addition, we expect that as investors like us increasingly seek to capitalize on opportunities to purchase undervalued housing properties and convert them into rental properties, the supply of SFR properties will likely decrease and the competition for tenants will likely intensify. A softening of the rental property market in our markets would adversely affect our operating results and cash available for distribution, potentially materially.

Declining real estate values and impairment charges could adversely affect our earnings and financial condition.

Many of our real estate assets are stated at cost, which may exceed the market value of those assets. We intend to review the carrying value of our properties when circumstances, such as adverse market conditions, indicate potential impairment may exist. If our evaluation indicates that we may be unable to recover the carrying value of a material portion of our real estate investments, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the properties. These losses would have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. A worsening real estate market may cause us to reevaluate the assumptions used in our impairment analysis. Impairment charges could adversely affect our financial condition, results of operations, cash available for distribution, including cash available for us to pay distributions to our stockholders and per share trading price of our common stock.

We will be subject to tenant relief laws and may be subject to rent control laws, which could negatively impact our rental income and profitability.

When we acquire distressed SFR properties we often will need to evict the prior occupant of the premises and, as landlord of numerous properties, we expect to have to evict tenants who are not paying their rents or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the property. Additionally, state and local landlord tenant laws may impose legal duties to assist tenants in relocating to new housing, or restrict the landlord’s ability to recover certain costs or charge tenants for damage that tenants cause to the landlord’s premises. Because such laws vary by state and locality, our third-party property managers will need to be familiar with and take all appropriate steps to comply with all applicable landlord tenant laws, and we will need to incur supervisory and legal expenses to insure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation, or if we settle such litigation.

Furthermore, rent control laws may affect our rental income. Especially in times of recession and economic slowdown, rent control initiatives can acquire significant political support. Were rent control to unexpectedly become applicable to certain of our properties, the effects on both our rental income and the value of such properties could be material and adverse.

Class action, tenant rights and consumer demands and litigation may result in increased expenses and harm our financial results.

There are numerous tenants’ rights and consumer rights organizations throughout the country that operate in our target markets, and as we grow in scale, we may attract attention from some of these organizations and become a target of legal demands or litigation. Many such consumer organizations have become more active and better funded in connection with mortgage foreclosure-related issues, and with the large settlements identified above and the increased market for single-family rentals arising from displaced homeownership, some of these organizations may shift their litigation, lobbying, fundraising and grass roots organizing activities to focus on landlord-tenant issues. While we intend to conduct our business lawfully and in compliance with applicable landlord-tenant and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one state or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief. We cannot anticipate what form such legal actions might take, or what remedies they may seek. Additionally, these organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us, or may lobby state and local legislatures to pass new laws and regulations to constrain our business operations. If they are successful in any such endeavors, they could directly limit and constrain our business operations, and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

Poor tenant selection and defaults by renters may negatively affect our financial performance and reputation.

Our success will depend in large part upon our ability to attract and retain qualified tenants for our properties. This will depend, in turn, upon the ability of our third-party property managers to screen applicants, identify good tenants and avoid tenants who may default. Our third-party property managers will inevitably make mistakes in the selection of tenants, and we may rent to tenants whose default on our leases or failure to comply with the terms of the lease or HOA regulations negatively affect our financial performance, reputation and the quality and value of our properties. For example, tenants may default on payment of rent, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, make use of our properties for illegal purposes, damage or make unauthorized structural changes to our properties which may not be fully covered by security deposits, refuse to leave the property when the lease is terminated, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with HOA regulations, sublet to less desirable individuals in violation of our leases, or permit unauthorized persons to live with them. In addition, defaulting renters of our SFR properties will often be effectively judgment-proof. The process of evicting a defaulting renter from a family residence can be adversarial, protracted and costly. Furthermore, some tenants facing eviction may damage or destroy the property. Damage to our properties may significantly delay re-leasing after eviction, necessitate expensive repairs or impair the rental income or value of the property, resulting in a lower than expected rate of return. In addition, we will incur turnover costs associated with re-leasing the properties such as marketing and brokerage commissions and will not collect revenue while the property sits vacant. Although our third-party property managers will attempt to work with tenants to prevent such damage or destruction, there can be no assurance that our third-party property managers will be successful in all or most cases. Such tenants will not only cause us not to achieve our financial objectives for the properties in which they live, but may subject us to liability, and may damage our reputation with our other tenants and in the communities where we do business.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants.

When we acquire or otherwise take title to single-family properties or when tenants fail to renew their leases or otherwise vacate their space, we generally will be required to expend funds for property restoration and leasing commissions in order to lease the property. If we have not established reserves for such expenditures, we will have to obtain financing from other sources, and no assurance can be given that we would be able to obtain such financing. We may also have future financing needs for other capital improvements to restore our properties. If we need to secure financing for capital improvements in the future but are unable to secure such financing or are unable to secure financing on favorable terms, we may be unable or unwilling to make capital improvements or we may be required or may choose to defer such improvements. If this happens, it may cause our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, and our properties’ ability to generate revenue may be significantly impaired.

We may be subject to unknown or contingent liabilities or restrictions related to properties or loans that we acquire for which we may have limited or no recourse.

Assets and entities that we have acquired or may acquire in the future, including our existing portfolio, may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for or with respect to liens attached to properties, unpaid real estate tax, utilities or HOA charges for which a subsequent owner remains liable, clean-up or remediation of environmental conditions or code violations, claims of customers, vendors or other persons dealing with the acquired entities and tax liabilities, among other things. Purchases of SFR properties acquired at auction, in short sales, from lenders or in bulk purchases typically involve few or no representations or warranties with respect to the properties and may allow us limited or no recourse against the sellers of such properties. Such properties also often have unpaid tax, utility and HOA liabilities for which we may be obligated but fail to anticipate. As a result, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our operating results and financial condition. Additionally, these properties may be subject to covenants, conditions or restrictions that restrict the use or ownership of such properties, including prohibitions on leasing or requirements to obtain the approval of HOAs prior to leasing. We may not discover such restrictions during the acquisition process and such restrictions may adversely affect our ability to operate such properties as we intend.

Single-family properties that are being sold through short-sales or foreclosure sales are subject to risks of theft, vandalism, or other damage that could impair their value.

When a single-family property is put into foreclosure due to a default by the homeowner on its mortgage obligations, or the value of the property is substantially below the outstanding principal balance on the mortgage and the homeowner decides to seek a short-sale, it is possible that the homeowner may cease to maintain the property as rigorously as the homeowner would normally have maintained the property prior to becoming delinquent, or that the property is abandoned by the homeowner and becomes susceptible to theft, vandalism, general deterioration and other maintenance problems that may worsen without appropriate attention and remediation. These risks can substantially impair the value of the property. If we begin to purchase a large volume of properties as part of large portfolios and are not able to inspect every property immediately before closing on the purchase or we are unable to rent the property quickly after purchase and renovation, some of our properties could be impaired as a result of these risks.

Costs associated with addressing indoor air quality issues, moisture infiltration and resulting mold remediation may be costly.

As a general matter, concern about indoor exposure to mold or other air contaminants has been increasing as such exposure has been alleged to have a variety of adverse effects on health. As a result, there have been a number of lawsuits in our industry against owners and managers of apartment communities relating to indoor air quality, moisture infiltration and resulting mold. Should an uninsured loss arise against us, we would be required to use our funds to resolve the issue, including litigation costs. We make no assurance that liabilities resulting from indoor air quality, moisture infiltration and the presence of or exposure to mold will not have a future impact on our business, results of operations and financial condition.

As the owner or operator of real property, we could become subject to liability for asbestos-containing building materials in the buildings on our properties.

Some of our properties may contain asbestos-containing materials. Environmental laws typically require that owners or operators of buildings with asbestos-containing building materials properly manage and maintain these materials, adequately inform or train those who may come in contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators for failure to comply with these requirements. In addition, third parties may be entitled to seek recovery from owners or operators for personal injury associated with exposure to asbestos-containing building materials.

Certain of our older properties may contain lead-based paint, which we may be required to remove or could expose us to liability, either of which would adversely affect our operating results.

Some of our properties that are over 30 years old may contain lead-based paint. The existence of lead paint is especially a concern in residential units and can cause health problems, particularly for children. A structure built prior to 1978 may contain lead-based paint and may present a potential exposure to lead; however, structures built after 1978 are not likely to contain lead-based paint. Federal and state laws impose certain disclosure requirements and restrict and regulate renovation activities on housing built before 1978. Violation of these restrictions could result in fines or criminal liability, and we could be subject to liability arising from lawsuits alleging personal injury or related claims. Although we attempt to comply with all such regulations, we have not conducted tests on the properties in our Initial Portfolio to determine the presence of lead-based paint and we cannot guarantee that we will not incur any material liabilities as a result of the presence of lead paint in our properties.

Our revenue and expenses are not directly correlated, and, because a large percentage of our costs and expenses are fixed and some variable expenses may not decrease over time, we may not be able to adapt our cost structure to offset any declines in our revenue.

Many of the expenses associated with our business, such as acquisition costs, restoration and maintenance costs, HOA fees, personal and real property taxes, insurance, compensation and other general expenses are fixed and would not necessarily decrease proportionally with any decrease in revenue. Our assets also will likely require a significant amount of ongoing capital expenditures. Our expenses, including capital expenditures, will be affected by, among other things, any inflationary increases, and cost increases may exceed the rate of inflation in any given period. Certain expenses are recurring in nature, such as HOA fees, taxes, insurance and restoration and maintenance costs, and may not decrease on a per-unit basis as our portfolio grows through additional property acquisitions. By contrast, our revenue is affected by many factors beyond our control, such as the availability and price of alternative rental housing and economic conditions in our markets. As a result, we may not be able to fully, or even partially, offset any increase in our expenses with a corresponding increase in our revenues. In addition, state and local regulations may require us to maintain our properties, even if the cost of maintenance is greater than the value of the property or any potential benefit we may receive from renting the property.

To the extent that due diligence is conducted on potential assets, such due diligence may not reveal all of the risks associated with such assets and may not reveal other weaknesses in such assets, which could lead to losses.

Before making an investment in SFR properties or loans or SBMF loans or multi-family residential properties, our Manager may decide to conduct (either directly or using third parties) certain due diligence. Such due diligence may include any of the following: (i) a review of the property’s title, environmental and engineering reports and inspections; (ii) an assessment of the strengths and weaknesses of the originators or servicers of the mortgage loans; (iii) a review of all or merely a subset of the mortgage loans in order to, among other things, assess the accuracy or reasonableness of certain loan-level information, and to estimate current loan-to-value ratios by obtaining updated property appraisals or otherwise; and (iv) other reviews that our Manager may deem appropriate to conduct. There can be no assurance that our Manager will conduct any specific level of due diligence, or that, among other things, our Manager’s due diligence processes will uncover all relevant facts or that any purchase will be successful, which could result in losses on these assets, which, in turn, could adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We may be subject to losses due to fraudulent and negligent acts on the part of loan applicants, mortgage brokers other vendors and our Manager’s employees.

With respect to our investments in mortgage loans, we will rely upon information supplied by borrowers and other third parties, including information contained in the applicant’s loan application, property appraisal reports, title information and employment and income documentation. If any of this information is misrepresented or falsified and if we do not discover it prior to funding a loan, the actual value of such loan may be significantly lower than anticipated. As a practical matter, we generally bear the risk of loss associated with a misrepresentation, whether it is made by the loan applicant, the mortgage broker, another third party or one of our Manager’s employees. Although we may have rights against persons and entities who made or knew about the misrepresentation, those persons and entities may be difficult to locate, and it is often difficult to collect any monetary losses from them that we may have suffered.

SBMF loans are not generally government-guaranteed or privately insured. SBMF loans are directly exposed to losses resulting from default and foreclosure.

Unlike some “credit enhanced” asset-backed securities, commercial mortgage-backed securities or residential mortgage-backed securities, SBMF loans are not generally government guaranteed or privately insured. SBMF loans are directly exposed to losses resulting from default and foreclosure. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower and the priority and enforceability of the lien will significantly impact the value of such mortgages. Whether or not we have participated in the negotiation of the terms of any such mortgages, there can be no assurance as to the adequacy of the protection of the terms of the loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Any costs or delays involved in the completion of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

The majority of the loans that we purchase in the future are expected to be sub-performing or non-performing and subject to increased risks of credit loss for a variety of reasons, including, without limitation, because the underlying property is too highly leveraged or the borrower falls upon further financial distress. Whatever the reason, the borrower may be unable to meet its contractual debt service obligation to us. Delinquent loans may require a substantial amount of workout negotiations and/or restructuring, which may divert our attention from other activities and entail, among other things, a substantial reduction in the interest rate or capitalization of past due interest. However, even if restructurings are successfully accomplished, risks still exist that borrowers will not be able or willing to maintain the restructured payments or refinance the restructured mortgage upon maturity. Additional risks inherent in the acquisition of delinquent SBMF loans include undisclosed claims, undisclosed tax liens that may have priority, higher legal costs and greater difficulties in determining the value of the underlying property.

SBMF loans, including performing and delinquent loans, may also be subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies) and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as mortgage holder or property owner, including responsibility for tax payments, environmental hazards and other liabilities.

The SBMF loans we expect to acquire are dependent on the ability of the commercial property owner to generate net income from operating the property, which may result in the inability of such property owner to repay a loan, as well as the risk of foreclosure.

The SBMF loans we expect to acquire are generally secured by multi-family residential properties and are subject to risks of delinquency, foreclosure and loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things:

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location, condition and design;

•	competition from comparable types of properties;

•	changes in national, regional or local economic conditions and/or specific industry segments;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy levels;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	costs of remediation and liabilities associated with environmental conditions;

•	the potential for uninsured or underinsured property losses;

•	changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

•	acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Foreclosure can be an expensive and lengthy process, and foreclosing on certain properties where we directly hold the mortgage loan and the borrower’s default under the mortgage loan is continuing could result in actions that could be costly to our operations, in addition to having a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

Any costs or delays involved in the completion of a foreclosure or liquidation of the underlying property may further reduce proceeds from the property and may increase the loss.

In the future, it is possible that we may find it necessary or desirable to foreclose on some, if not many, of the loans we fund or acquire, including both SBMF loans and residential mortgage loans, and the foreclosure process may be lengthy and expensive. Borrowers may resist mortgage foreclosure actions by asserting numerous claims, counterclaims and defenses against us including, without limitation, numerous lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action and force us into a modification of the loan or a favorable buy-out of the borrower’s position. In some states, foreclosure actions can sometimes take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process. Foreclosure may create a negative public perception of the related mortgaged property, resulting in a decrease in its value. Even if we are successful in foreclosing on a loan but choose to sell rather than operate the underlying property, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the completion of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss. Any such reductions could materially and adversely affect the value of the commercial mortgage loans in which we invest and, therefore, could have a material and adverse effect on our business, results of operations and financial condition.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue originators of both SBMF loans and residential mortgage loans on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

If we acquire and subsequently re-sell any whole mortgage loans, we may be required to repurchase such loans or indemnify investors if we breach representations and warranties.

If we acquire and subsequently re-sell any whole mortgage loans, we would generally be required to make customary representations and warranties about such loans to the loan purchaser. To avoid the 100% prohibited transactions tax on sales of “dealer” property, we may have to conduct any sales or securitizations of whole mortgage loans through our TRS. Our residential mortgage loan sale agreements and terms of any securitizations into which we sell loans will generally require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against an originating broker or correspondent. Repurchased loans are typically worth only a fraction of the original price. Significant repurchase activity could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We could be subject to liability for potential violations of predatory lending laws, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Residential mortgage loan originators and servicers are required to comply with various federal, state and local laws and regulations, including anti-predatory lending laws and laws and regulations imposing certain restrictions on requirements on “high cost” loans. Failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our mortgaged-related assets, could subject us, as an assignee or purchaser to the related residential mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If the loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Risks Related to Our Non-Core Investments

In addition to our core SFR and SBMF strategies, we have the flexibility to invest in other non-core assets, including but not limited to Agency RMBS, non-Agency RMBS, TBAs and CMBS, as well as other mortgage-related securities and derivatives. If we invest in these types of non-core assets, we will be exposed to a variety of risks, which could adversely affect our operating results and our ability to make distributions.

In addition to our core SFR and SBMF strategies, we have the flexibility to invest in other non-core assets, including but not limited to Agency RMBS, non-Agency RMBS, TBAs and CMBS, as well as other mortgage-related securities and derivatives. If we invest in these types of non-core assets, we will be exposed to a variety of risks, including:

•

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac and Ginnie Mae and the U.S. government, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

•	Mortgage loan modification programs, refinancing programs and future legislative action may adversely affect the value of, and the returns on, our Agency RMBS.

•	Interest rate mismatches between the Agency RMBS in which we intend to invest and our borrowings may reduce our net interest margin during periods of changing interest rates.

•	Increased levels of prepayments on the mortgages underlying our Agency RMBS might decrease net interest income or result in a net loss.

•

We may finance our Agency RMBS, and to a lesser extent our non-Agency RMBS and other non-core investments, using short-term financing and thus will be exposed to changes in the availability of financing.

•	Our intended use of leverage to finance our Agency RMBS and other non-core assets could have a negative impact on our business.

•

Adverse market developments could cause our lenders with respect to our Agency RMBS assets to require us to pledge additional assets as collateral. If our assets were insufficient to meet these collateral requirements, we might be compelled to liquidate particular assets at inopportune times and at unfavorable prices.

•

Hedging against interest rate exposure may not completely insulate us from interest rate risk and could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

•	Our investments in non-Agency RMBS, TBAs and CMBS will be at risk of loss.

Risks Related to Our Relationship with Our Manager and Ellington and Other Conflicts of Interest

Our Manager has limited experience operating a REIT and we cannot assure you that our Manager’s past experience will be sufficient to successfully manage our business as a REIT.

Our Manager has limited experience operating a REIT. The REIT provisions of the Code are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

We are dependent on our Manager and certain key personnel of Ellington that are or will be provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

We do not have any employees of our own. Our officers are employees of Ellington or one or more of its affiliates. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and execution of our business strategies and risk management practices. We also depend on our Manager’s access to the professionals and principals of Ellington as well as information and deal flow generated by Ellington. The employees of Ellington identify, evaluate, negotiate, structure, close and monitor our portfolio. The departure of any of the senior officers of our Manager, or of a significant number of investment professionals or principals of Ellington, could have a material adverse effect on our ability to achieve our objectives. We can offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s senior management. We are subject to the risk that our Manager will terminate the management agreement or that we may deem it necessary to terminate the management agreement or prevent certain individuals from performing services for us and that no suitable replacement will be found to manage us.

The base management fees payable to our Manager will be payable regardless of the performance of our portfolio, which may reduce our Manager’s incentive to devote the time and effort to seeking profitable opportunities for our portfolio.

We pay our Manager base management fees, which may be substantial, based on our stockholders’ equity (as defined in the management agreement) regardless of the performance of our portfolio. The management fees take into account the net issuance proceeds of both common and preferred stock offerings. Our Manager’s entitlement to non-performance-based compensation might reduce its incentive to devote the time and effort of its professionals to seeking profitable opportunities for our portfolio, which could result in a lower performance of our portfolio and materially adversely affect our business, financial condition and results of operations.

The incentive fee payable to our Manager under the management agreement may cause our Manager to select investments in more risky assets to increase its incentive compensation.

Our Manager is entitled to receive incentive compensation based upon our achievement of targeted levels of Core Earnings (as defined in “Our Manager and the Management Agreement — The Management Agreement — Management Fees, Incentive Fees and Reimbursement of Expenses”). In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on Core Earnings may lead our Manager to place undue emphasis on the maximization of Core Earnings at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

Our Board of Directors has approved broad investment guidelines for our Manager and will not approve each decision made by our Manager to acquire, dispose of, or otherwise manage an asset.

Our Manager is authorized to follow broad guidelines in pursuing our strategy. Our Board of Directors will periodically review our guidelines and our portfolio- and asset-management decisions. However, it does not review all of our proposed acquisitions. In addition, in conducting periodic reviews, our Board of Directors relies primarily on information provided by our Manager. Our Manager has great latitude within the broad guidelines in determining the types of assets it may decide are proper for us to acquire and other decisions with respect to the management of those assets subject to our qualifying and maintaining our qualification as a REIT. Poor decisions could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We will compete with Ellington’s other accounts for access to Ellington.

Ellington has sponsored and/or currently manages accounts with a focus that overlaps with our investment focus, and Ellington expects to continue to do so in the future. Although Ellington and our Manager have agreed that neither they nor their affiliates will sponsor or manage any permanent capital vehicle that invests primarily in (i) single-family residential properties or (ii) small-balance commercial loans secured primarily by first-lien mortgages on multi-family residential or mixed-use properties, neither Ellington nor our Manager is restricted in any way from sponsoring or accepting capital from other accounts, even for investing in asset classes or strategies that are similar to, or overlapping with, our asset classes or strategies if those accounts will not be investing primarily in those assets. Moreover, neither Ellington nor our Manager is restricted in any way from sponsoring or accepting capital from non-permanent-capital accounts investing primarily in our target asset classes. Therefore, we will compete for access to the benefits that our relationship with our Manager and Ellington provides us. For the same reasons, the personnel of Ellington and our Manager may be unable to dedicate a substantial portion of their time to managing our assets.

We and other Ellington accounts may compete for opportunities to acquire assets, which are allocated in accordance with Ellington’s investment allocation policies.

Ellington may, from time to time, simultaneously seek to purchase the same or similar assets for us (through our Manager) that it is seeking to purchase for other Ellington accounts, and Ellington has no duty to allocate such opportunities in a manner that preferentially favors us. Ellington will make available to us all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation policy, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities.

There are conflicts of interest in our relationships with our Manager and Ellington, which could result in outcomes that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationships with our Manager and Ellington. Two of Ellington’s employees are our directors. All of our executive officers are employees of Ellington or one or more of its affiliates. Our independent directors are, and in the future may be, directors or trustees of other Ellington capital vehicles. As a result, our Manager, officers and directors may have conflicts between their duties to us and their duties to, and interests in, Ellington, our Manager or other Ellington capital vehicles.

In addition to our existing portfolio, we may acquire or sell assets in which Ellington or its affiliates have or may have an interest. Similarly, Ellington or its affiliates may acquire or sell assets in which we have or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions. Additionally, we may engage in transactions directly with Ellington or its affiliates, including the purchase and sale of all or a portion of a portfolio asset.

In deciding whether to issue additional debt or equity securities, we will rely in part on recommendations made by our Manager. While such decisions are subject to the approval of our Board of Directors, two of our directors are also Ellington employees. Because our Manager earns management fees that are based on the total amount of our equity capital, our Manager may have an incentive to recommend that we issue additional debt or equity securities. Future offerings of debt securities, which would rank senior to our common stock upon liquidation, and future offerings of equity securities which would dilute the common stock holdings of our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

The officers of our Manager and its affiliates will devote as much time to us as our Manager deems appropriate, however, these officers may have conflicts in allocating their time and services among us and Ellington and its affiliates’ accounts. During turbulent conditions in the real estate or mortgage industries, distress in the credit markets or other times when we will need focused support and assistance from our Manager and Ellington employees, other entities for which Ellington serves as a manager, or its accounts, may require greater focus and attention, placing our Manager and Ellington’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if Ellington did not act as a manager for other entities.

Our management agreement permits our Manager to provide us with a partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals. To the extent we grow, or other Ellington capital vehicles for which any partially dedicated officer also serves grow, the amount of time that a partially dedicated officer devotes to our strategy may become diminished. We may be materially and adversely affected to the extent we are not able to manage our business effectively as a result of such a reduction in focus.

The management agreement that we entered into with our Manager was not negotiated on an arm’s-length basis, may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

The management agreement that we entered into with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Various potential and actual conflicts of interest may arise from the activities of Ellington and its affiliates by virtue of the fact that our Manager is controlled by Ellington.

Termination of our management agreement without cause (including a termination for poor performance) is subject to several conditions which may make such a termination difficult and costly. Termination of the management agreement with our Manager may require us to pay our Manager a substantial termination fee, which will increase the effective cost to us of terminating the management agreement, thereby making it more difficult for us to terminate our Manager without cause.

Our Manager’s failure to identify and acquire assets that meet our investment criteria or perform its responsibilities under the management agreement could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our ability to achieve our objectives depends on our Manager’s ability to identify and acquire assets that meet our investment criteria. Accomplishing our objectives is largely a function of our Manager’s structuring of our investment process, our access to financing on acceptable terms and general market conditions. Our stockholders will not have input into our investment decisions. All of these factors increase the uncertainty, and thus the risk, of investing in our common stock. The senior management team of our Manager has substantial responsibilities under the management agreement. In order to implement certain strategies, our Manager may need to hire, train, supervise and manage new employees successfully. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations, our ability to qualify and maintain our qualification as a REIT and our ability to make distributions to our stockholders.

If our Manager ceases to be our Manager pursuant to the management agreement, counterparties to our agreements may cease doing business with us.

If our Manager ceases to be our Manager, it could constitute an event of default or early termination event under the financing and hedging agreements we may enter into in the future, upon which our counterparties would have the right to terminate their agreements with us. If our Manager ceases to be our Manager for any reason, including upon the non-renewal of our management agreement, our business, financial condition and results of operations and our ability to make distributions to our stockholders may be materially adversely affected.

We do not own the Ellington brand or trademark, but may use the brand and trademark as well as our logo pursuant to the terms of a license granted by Ellington.

Ellington has licensed the “Ellington” brand, trademark and logo to us for so long as our Manager or another affiliate of Ellington continues to act as our Manager. We do not own the brand, trademark or logo that we will use in our business and may be unable to protect this intellectual property against infringement from third parties. Ellington retains the right to continue using the “Ellington” brand and trademark. We will further be unable to preclude Ellington from licensing or transferring the ownership of the “Ellington” brand and trademark to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Ellington or others. Furthermore, in the event our Manager or another affiliate of Ellington ceases to act as our Manager, or in the event Ellington terminates the license, we will be required to change our name and trademark. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated and otherwise harm our business. Finally, the license is a domestic license in the United States only and does not give us any right to use the “Ellington” brand, trademark and logo overseas. Our use of the “Ellington” brand, trademark and logo overseas will therefore be unlicensed and could expose us to a claim of infringement.

We, Ellington or Ellington’s affiliates may be subject to regulatory inquiries or proceedings.

At any time, industry-wide or company-specific regulatory inquiries or proceedings can be initiated and we cannot predict when or if any such regulatory inquiries or proceedings will be initiated that involve us, Ellington, or its affiliates, including our Manager. For example, over the years, Ellington and its affiliates have received, and we expect in the future that they may receive, inquiries and requests for documents and information from various federal, state, and foreign regulators.

We can give no assurances that regulatory inquiries will not result in investigations of Ellington or its affiliates or enforcement actions, fines or penalties or the assertion of private litigation claims against Ellington or its affiliates. In the event regulatory inquiries were to result in investigations, enforcement actions, fines, penalties or the assertion of private litigation claims against Ellington or its affiliates, our Manager’s ability to perform its obligations to us under the management agreement between us and our Manager, or Ellington’s ability to perform its obligations to our Manager under the services agreement between Ellington and our Manager, could be adversely impacted, which could in turn have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our fiduciary duties as the general partner of our operating partnership could create conflicts of interest, which may impede business decisions that could benefit our stockholders.

We, as the sole general partner of our operating partnership, have a fiduciary duty to the other limited partners in our operating partnership, the discharge of which may conflict with the interests of our stockholders. The limited partners of our operating partnership (other than us) are affiliates of Ellington and the holders of the LTIP units.

In addition, EMG Holdings, certain of our executive officers and our independent directors, as well as any other limited partners (other than us), will have the right to vote on certain amendments to the operating partnership agreement and to approve certain amendments that would adversely affect their rights. These voting rights may be exercised in a manner that conflicts with the interests of our stockholders.

We may also experience conflicts of interest with several members of our senior management team who are or may become limited partners in our operating partnership through the receipt of LTIP units granted under our 2013 Equity Incentive Plan for Individuals. See “Management — 2013 Equity Incentive Plans.”

Maintenance of our exclusion from registration under the Investment Company Act imposes significant limits on our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Both we and our operating partnership will be organized as holding companies and will conduct our business primarily through wholly owned subsidiaries of our operating partnership. The securities issued by our operating partnership’s subsidiaries that are excluded from the definition of “investment company” under Section 3(c)(7) of the Investment Company Act, together with other investment securities our operating partnership may own, cannot exceed 40% of the value of all our operating partnership’s assets (excluding U.S. government securities and cash) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage and the assets we may hold. Certain of our operating partnership’s subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets and at least 80% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate assets or real estate-related assets, we will rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the Division of Investment Management of the SEC regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen. Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs will not change in a manner that adversely affects our operations. For example, on August 31, 2011, the SEC issued a concept release titled “Companies Engaged in the Business of Acquiring Mortgages and Mortgage-Related Instruments” (SEC Release No. IC-29778), which indicates that the SEC is reviewing interpretative issues relating to the Section 3(c)(5)(c) exclusion. If we fail to maintain an exclusion from the Investment Company Act, we could, among other things, be required to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which three actions could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

General Risks Related to the Real Estate Industry

Our performance and value are subject to general economic conditions and risks associated with our real estate assets.

The investment returns available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the properties, as well as the expenses incurred in connection with the properties. If the properties we acquire do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, then our ability to pay distributions to our stockholders could be adversely affected. In addition, there are significant expenditures associated with an investment in real estate (such as the renovation or rehabilitation of properties, real estate taxes, insurance and maintenance costs) that generally do not decline when circumstances reduce the income from the property. Income from and the value of the properties we acquire may be adversely affected by the factors listed below, some of which are described in greater detail in the pages that follow:

•	downturns in international, national, regional and local economic conditions (particularly increases in unemployment);

•	the attractiveness of the properties we acquire to potential tenants and competition from other properties;

•	changes in supply of or demand for similar or competing properties in an area;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates, availability and terms of debt financing;

•	changes in operating costs and expenses and our ability to control rents;

•

changes in, or increased costs of compliance with, governmental laws, rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws, and our potential liability thereunder;

•	our ability to provide adequate maintenance and obtain adequate insurance;

•	changes in the cost or availability of insurance, including coverage for mold or asbestos;

•	unanticipated changes in costs associated with known adverse environmental conditions or retained liabilities for such conditions;

•	periods of high interest rates and tight or contracting money supply;

•	tenant turnover;

•	general overbuilding or excess supply in our market areas;

•	disruptions in the global supply chain caused by political, regulatory or other factors including terrorism;

•	the illiquidity of real estate investments generally;

•	residents’ perceptions of the safety, convenience and attractiveness of our properties and the neighborhoods where they are acquired;

•	rehabilitation or renovation costs and the ongoing need for capital improvements, particularly in older properties;

•	the ability or unwillingness of residents to pay rent increases;

•

civil unrest, acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism, including the consequences of terrorist acts such as those that occurred on September 11, 2001;

•	rent control or rent stabilization or other housing laws, which could prevent us from raising rents; and

•	increases in property-level maintenance and operating expenses.

For these and other reasons, we cannot assure our stockholders that we will be profitable or that we will realize growth in the value of our real estate properties.

Uninsured or underinsured losses relating to real property may adversely affect our returns.

We will attempt to ensure that all of the properties we acquire are adequately insured to cover casualty losses. However, there are certain losses, including losses from floods, fires, earthquakes, acts of war, acts of terrorism or riots, that may not always be insured against or that are not generally fully insured against because it is not deemed economically feasible or prudent to do so. In addition, changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of the properties we acquire incurs a casualty or title loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss, and we could experience a significant loss of capital invested and potential revenues in these properties and could potentially remain obligated under any recourse debt associated with the property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a property after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property. Any such losses could adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the market price of, our common stock. In addition, we may have no source of funding to repair or reconstruct the damaged property, and we cannot assure that any such sources of funding will be available to us for such purposes in the future.

Title defects and eminent domain could lead to material losses on our investments in our target assets.

Although we currently intend to acquire title insurance on the majority of our residential properties when it is available, we may also acquire homes on an “as is” basis at auctions without the benefit of title insurance prior to closing. Increased scrutiny of title matters, particularly in the case of a foreclosure, could lead to legal challenges with respect to the validity of the sale to us. In the absence of title insurance, the sale may be rescinded and we may be unable to recover our purchase price. Title insurance obtained subsequent to purchase offers little protection against discoverable defects as they are typically excluded from such policies. Although our Manager will implement policies, procedures and practices to assess the state of title prior to purchase, there can be no assurance that these policies and procedures will be completely effective, which could lead to a material if not complete loss on our investment in such properties. In addition, even if we are able to acquire title insurance on a property, the insurance may not cover all defects or the significant legal costs associated with obtaining clear title.

Our title to a property, especially property acquired at auction, may be challenged for a variety of reasons including allegations of defects in the foreclosure process. Title insurance may not prove adequate in these instances.

It is also possible that governmental authorities may exercise eminent domain to acquire land on which our properties are located in order to build roads and other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. Our acquisition strategy is premised on the concept that this “fair value” will be substantially less than the real value of the property for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain. Several cities are also exploring proposals to use eminent domain to acquire mortgages to assist homeowners to remain in their homes, potentially reducing the supply of single-family properties in our markets.

We anticipate being involved in a variety of legal actions and administrative proceedings as a result of which we may incur significant costs.

We anticipate involvement in a variety of legal actions and administrative proceedings that arise from time to time in the ordinary course of business. These actions may include eviction proceedings and other landlord tenant disputes, challenges to title and ownership rights (including actions brought by prior owners alleging wrongful foreclosure by their lender or servicer), actions relating to bodily injury sustained by a person while on a property, and issues with local housing officials arising from the condition or maintenance of the property. While we intend to vigorously defend any non-meritorious claim or proceeding, no assurance can be given that we will not incur significant costs or be subject to material losses as a result.

Contingent or unknown liabilities could adversely affect our financial condition.

Our acquisition activities are subject to many risks. We may acquire properties that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes or other legal requirements. In each case, our acquisition may be without any, or with only limited, recourse with respect to unknown liabilities or conditions. As a result, if any such liability were to arise relating to our properties, or if any adverse condition exists with respect to our properties that is in excess of our insurance coverage, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results.

Environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by applicable environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our stockholders.

Compliance with new or more stringent environmental laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We may be subject to environmental laws or regulations relating to our properties, such as those concerning lead-based paint, mold, asbestos, proximity to power lines or other issues. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of residents, existing conditions of the land, operations in the vicinity of the properties or the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel, civil liability and/or other sanctions.

New and existing laws and regulations or other governmental actions may adversely affect the value of our properties or affect our ability to attract and retain qualified tenants on terms favorable to us.

Federal, state and local governments may adopt laws, regulations and ordinances that adversely affect the value of our properties or target acquisitions, including those related to foreclosure or short-sales, homeowner assistance, financing and refinancing and first-time buyer credits, could decrease the supply of properties available to us on attractive terms or discourage potential tenants from renting instead of buying.

In addition, tenant/landlord laws and regulations could be adopted that affect our ability to change the rent we charge, remove tenants or otherwise select tenants and control the terms of our leases. These laws and regulations could affect our ability to manage our properties and execute our business plan in a cost-effective manner.

Compliance or failure to comply with the Americans with Disabilities Act and the Fair Housing Amendments Act could result in substantial costs.

Owners and operators of multi-family residential properties are required to ensure that the properties comply with the Americans with Disabilities Act of 1990, or ADA, and the Fair Housing Amendments Act of 1988, or the FHAA, and various state and local laws. Under these laws, all public accommodations and commercial facilities must meet certain federal requirements related to access and use by disabled persons. Compliance with these requirements could involve removal of structural barriers from certain disabled persons’ entrances. Other federal, state and local laws may require modifications to or restrict further renovations of our properties with respect to such means of access. Noncompliance with the ADA, the FHAA or related laws or regulations could result in the imposition of fines by government authorities, awards to private litigants of damages against us, substantial litigation costs and the incurrence of additional costs associated with bringing the properties into compliance, any of which could adversely affect our financial condition, results of operations and cash flows.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sales to our stockholders may be limited.

Real estate investments are relatively illiquid, and as a result, we may have a limited ability to sell our properties should the need arise. When we sell any of our properties, we may not realize a gain on such sale. We may elect not to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt, if any;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	create working capital reserves; or

•	make repairs, maintenance or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Code or dispose of our properties through our TRS. Thus, our intention to avoid the prohibited transactions tax could cause us to undertake less substantial sales of property than we would otherwise undertake in order to maximize our profits. We anticipate that the sales of our SBMF loans and the property received upon foreclosure of those loans will generally be conducted through our TRS, which will be subject to federal, state and local corporate income tax.

Risks Related to Our Organization and Structure

Provisions of our charter may limit the ability of a third party to acquire control of us by authorizing our Board of Directors to issue additional securities.

Our Board of Directors may, without stockholder approval, amend our charter to increase or decrease the aggregate number of our shares or the number of shares of any class or series that we have the authority to issue and to classify or reclassify any unissued shares of our common or preferred stock, and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our Board of Directors may authorize the issuance of additional shares or establish a series of common or preferred stock that may have the effect of delaying or preventing a change in control of our company, including transactions at a premium over the market price of our shares, even if stockholders believe that a change in control is in their interest. These provisions, along with the restrictions on ownership and transfer contained in our charter and certain provisions of Maryland law described below, could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of us, which could adversely affect the market price of our securities. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Provisions of Maryland law may limit the ability of a third party to acquire control of us by requiring our Board of Directors or stockholders to approve proposals to acquire our company or effect a change in control.

Certain provisions of the Maryland General Corporation Law, or the MGCL, applicable to Maryland corporations may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of their shares, including:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting stock or an affiliate or associate of us who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock) or an affiliate of any interested stockholder for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes two super-majority stockholder voting requirements on these combinations, unless, among other conditions, our common stockholders receive a minimum price, as defined in the MGCL, for their stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares; and

•

“control share” provisions that provide that our “control shares” (defined as voting shares of stock which, when aggregated with all other shares of stock controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding shares owned by the acquirer, by our officers or by our employees who are also directors of our company.

By resolution of our Board of Directors, we have opted out of the business combination provisions of the MGCL and provided that any business combination between us and any other person is exempt from the business combination provisions of the MGCL, provided that the business combination is first approved by our Board of Directors (including a majority of directors who are not affiliates or associates of such persons). In addition, pursuant to a provision in our bylaws, we have opted out of the control share provisions of the MGCL. However, our Board of Directors may by resolution elect to opt in to the business combination provisions of the MGCL and we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Business Combinations” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Control Share Acquisitions.”

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Under Maryland law, generally, a director will not be liable if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated.

Our charter authorizes us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each director and officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to advance the defense costs incurred by our directors and officers. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist absent the current provisions in our charter and bylaws or that might exist with other companies. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Limitation of Directors’ and Officers’ Liability and Indemnification.”

The ability of our Board of Directors to change our major policies without the consent of stockholders may not be in your interest.

Our Board of Directors determines our major policies, including policies and guidelines relating to our acquisitions, leverage, financing, growth, operations and distributions to stockholders. Our Board of Directors may amend or revise these and other policies and guidelines from time to time without the vote or consent of our stockholders. Accordingly, our stockholders will have limited control over changes in our policies and those changes could adversely affect our financial condition, results of operations and our ability to make distributions to our stockholders.

The ability of our Board of Directors to revoke our REIT election without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we would become subject to federal (and applicable state and local) income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on the risk-adjusted returns to our stockholders.

We will incur significant expenses as a result of being a public company, which will negatively impact our financial performance.

We will incur significant legal, accounting, insurance and other expenses as a result of being a public company. The Dodd-Frank Act and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as related rules implemented by the SEC and the NYSE, have required changes in corporate governance practices of public companies. In addition, rules that the SEC is implementing or is required to implement pursuant to the Dodd-Frank Act are expected to require additional changes. We expect that compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, will substantially increase our expenses, including our legal and accounting costs, and make some activities more time-consuming and costly. We also expect these laws, rules and regulations to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, which may make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as officers. Although the JOBS Act recently enacted by the U.S. Congress and discussed below may for a limited period of time somewhat lessen the cost of complying with these additional regulatory and other requirements, we nonetheless expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which could negatively impact our results of operations and financial condition.

As a public reporting company, we will be subject to rules and regulations established from time to time by the SEC and the NYSE regarding our internal control over financial reporting. We may not complete needed improvements to our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the market price of our common stock and your investment.

Upon completion of this offering, we will become a public reporting company subject to the rules and regulations established from time to time by the SEC and the NYSE. These rules and regulations will require, among other things, that we establish and periodically evaluate procedures with respect to our internal controls over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel. In addition, as a public company we will be required to document and test our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal controls over financial reporting by the time our annual report for the year ending December 31, 2014 is due and thereafter, which will require us to document and may require us to make significant changes to our internal controls over financial reporting. Likewise, our independent registered public accounting firm will be required to provide an attestation report on the effectiveness of our internal control over financial reporting at such time as we cease to be an “emerging growth company,” as defined in the JOBS Act, although, as described herein, we could potentially qualify as an “emerging growth company” until December 31, 2018. As a result, we will be required to improve our financial and managerial controls, reporting systems and procedures, to incur substantial expenses to test our systems and to make such improvements and to hire additional personnel. If our management is unable to certify the effectiveness of our internal controls, if our independent registered public accounting firm cannot deliver (at such time as it is required to do so) a report attesting to the effectiveness of our internal control over financial reporting or if we identify or fail to remediate material weaknesses in our internal controls, we could be subject to regulatory scrutiny and a loss of public confidence, which could harm our reputation and the market price of our common stock. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in our common stock price and adversely affect our results of operations and financial condition.

Risks Related to This Offering and Ownership of Our Common Stock

There is currently no public market for our common stock, an active trading market for our common stock may never develop following this offering and our common stock price may be volatile and could decline substantially following this offering.

Shares of our common stock are newly issued securities for which there is no established trading market. We have applied to list our common stock on the NYSE under the symbol “            .” We expect that our common stock will be approved for listing on the NYSE, but there can be no assurance that an active trading market for our common stock will develop. Accordingly, no assurance can be given as to the ability of our stockholders to sell their shares of our common stock or the price that our stockholders may obtain for their shares of our common stock.

If an active market does not develop or is not maintained, the market price of our common stock may decline and you may not be able to sell your shares. Even if an active trading market develops for our common stock subsequent to this offering, the market price of our common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates and market conditions in general could have a significant impact on the future market price of our common stock.

Some of the factors that could negatively affect or result in fluctuations in the market price of our common stock include:

•	actual or anticipated variations in our quarterly operating results;

•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of Ellington personnel who are key to us;

•	actions by Ellington or its affiliates, EFC or EARN;

•	actions by stockholders;

•	speculation in the press or investment community concerning the industry generally or our company or its assets specifically;

•	general market, economic and political conditions, including an economic slowdown or dislocation in the global credit markets;

•	our operating performance and the performance of other similar companies;

•	changes in accounting principles; and

•	passage of legislation or other regulatory developments that adversely affect us or our industry.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, not being required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and of stockholder approval of any golden parachute payments not previously approved. We may take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common shares less attractive as a result. The result may be a less active trading market for our common shares and our share price may be more volatile.

We could remain an “emerging growth company” for up to five years or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period. Under this definition, we will be an “emerging growth company” upon completion of this offering and could remain an emerging growth company until as late as December 31, 2018.

We qualify as an “emerging growth company” and plan to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

We qualify as an emerging growth company as defined in the JOBS Act. Pursuant to Section 107 of the JOBS Act, as an “emerging growth company,” we are permitted to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, which would allow us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. As a result, our financial statements may not be comparable to those of other public companies that comply with such new or revised accounting standards. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” for further discussion of our election to utilize the extended transition period for complying with new or revised accounting standards.

Future sales of our common stock or other securities convertible into our common stock could cause the market value of our common stock to decline and could result in dilution of your shares of our common stock.

Sales of substantial amounts of our shares of our common stock could cause the market price of our shares of common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the value of our common stock. Sales of substantial amounts of share of our common stock, or the perception that such sales could occur, may adversely affect prevailing market values for our common stock. In addition, we have granted registration rights to investors that purchased 6,385,252 shares of our common stock in our January 2013 and March 2013 private placements of common stock. We were required, among other things, subject to certain exceptions, to file with the SEC a shelf registration statement to register for resale the shares of our common stock sold in these private placements. We cannot predict the effect, if any, that future sales of these shares or the availability of these shares for future sales, may have on the market price of our common stock.

In connection with this offering, we, our officers and directors and our Manager and its executive officers will enter into lock-up agreements that prevent us and each of these persons, subject to exceptions, from offering additional shares of our common stock for 180 days after the date of this prospectus, as described in “Underwriting.” Additionally, all of our other stockholders have agreed with us not to directly or indirectly sell, offer to sell, grant any option or otherwise transfer or dispose of our common stock for 180 days, in the case of holders who are selling stockholders in this offering, and 60 days, in the case of holders who are not selling stock in this offering but who are selling stockholders under the resale prospectus we have filed with the SEC as part of the registration statement of which this prospectus forms a part, in each case after the date of this prospectus. Accordingly, following consummation of this offering, of our                  shares outstanding prior to this offering,                  shares will be sold in this offering,                  shares will be subject to a 180-day lock-up and                  shares will be subject to a 60-day lock-up. These lock-up provisions, at any time and without notice, may be released with the written consent of the representatives of the underwriters of this offering. If the restrictions under the lock-up agreements are waived, our shares of common stock may become available for resale into the market, subject to applicable law, which could reduce the market price for our common stock.

Future offerings of debt securities, which would rank senior to our common stock upon our bankruptcy liquidation, and future offerings of equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt securities or additional offerings of equity securities. Upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Our preferred stock, if issued, could have a preference on liquidating distributions or dividend payments or both that could limit our ability to pay a dividend or other distribution to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and purchasers of our common stock in this offering bear the risk of our future offerings reducing the market price of our common stock and diluting their ownership interest in our company.

An increase in market interest rates may have an adverse effect on the market price of our common stock and our ability to pay distributions to our stockholders.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our dividend rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher dividend rate on shares of our common stock or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of shares of our common stock. For instance, if interest rates rise without an increase in our dividend rate, the market price of shares of our common stock could decrease because potential investors may require a higher dividend yield on shares of our common stock as market rates on our interest-bearing instruments such as bonds rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and our ability to service our indebtedness and pay distributions to our stockholders.

We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our investment activities.

We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our investment activities. Such distributions would reduce the amount of cash we have available for investing and other purposes and could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of our common stock.

U.S. Federal Income Tax Risks

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which, in certain instances, only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Certain rules applicable to REITs are particularly difficult to interpret or to apply in the case of REITs investing in real estate mortgage loans that are acquired at a discount, subject to work-outs or modifications, or reasonably expected to be in default at the time of acquisition.

Your investment has various U.S. federal income tax risks.

Although the provisions of the Code relevant to your investment are generally described in “Material U.S. Federal Income Tax Considerations,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our common stock and on your individual tax situation.

Our failure to qualify or to remain qualified as a REIT would subject us to U.S. federal, state and local income taxes, which could adversely affect the value of our common stock and would substantially reduce the cash available for distribution to our stockholders.

We believe that we have been organized and have operated in a manner as to qualify for taxation as a REIT and we intend to continue to operate in such a manner. However, we cannot assure you that we will operate in a manner as to qualify or remain qualified as a REIT. In connection with this offering, we will receive an opinion from Hunton & Williams LLP that, commencing with our taxable year ending December 31, 2013, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws and our current and proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2013 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Internal Revenue Service, or IRS, or any court and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, given the complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the potential tax treatment of the investments we make, and the possibility of future changes in our circumstances, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

Our ability to satisfy the REIT qualification tests will depend upon our analysis of the characterization and fair market values of our assets, some of which will not be susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis (which, based on the types of assets we will own, could fluctuate rapidly, significantly and unpredictably). In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our SBMF assets and any other mortgage loan related assets. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of this collateral.

If we fail to qualify or to remain qualified as a REIT in any calendar year, and do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax (and any applicable state and local taxes), including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income (although such dividends received by certain non-corporate U.S. taxpayers generally would be subject to a preferential rate of taxation under the current tax law). Further, if we fail to qualify or to remain qualified as a REIT, we might need to borrow money or sell assets in order to pay any resulting tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to qualify or maintain our qualification as a REIT, we no longer would be required under U.S. federal tax laws to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify or to remain qualified as a REIT was subject to relief under federal tax laws, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify or to remain qualified.

As a result of all these factors, our failure to qualify or to remain qualified as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See “Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and our common stock.

The prohibited transactions tax may limit our ability to dispose of our assets, and our TRS may incur a significant tax liability as a result of selling assets that might be subject to the prohibited transactions tax if sold directly by us.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets held primarily for sale to customers in the ordinary course of business, or dealer property. There is a substantial risk that our SBMF loans and the related foreclosed property (other than SBMF loans or foreclosed property that we intend to hold long-term for the production of interest income, rental income or appreciation) will be treated as dealer property. Accordingly, to avoid the prohibited transactions tax, we anticipate contributing to our TRS any of those assets that we intend to sell for which a substantial risk exists that such assets could be treated as dealer property. Our TRS, in turn, will market and sell those assets.

We anticipate that our SFR properties will generally not be dealer property. Nevertheless, we may be subject to the prohibited transactions tax on the sale of some of our SFR properties. Although a safe harbor to avoid the characterization of the sale of real property by a REIT as a prohibited transaction is available, we cannot assure you that we can comply with that safe harbor with respect to our sales of SFR properties or that we will avoid owning SFR properties that may be characterized as dealer property. Consequently, we may choose not to engage in certain sales of those properties or may conduct such sales, along with our sales of certain SBMF loans and the related foreclosed property, through our TRS.

Although we expect to avoid the prohibited transactions tax by conducting the sale of property that may be characterized as dealer property through our TRS, our TRS will be subject to federal, state and local corporate income tax and may incur a significant tax liability as a result of those sales conducted through our TRS. Moreover, no assurance can be given that the IRS will not impose the prohibited transaction tax on our sales of property outside the safe harbor, or respect the transaction by which property that may be characterized as dealer property is contributed to our TRS; if such transaction is not respected, then we may be treated as having engaged in a prohibited transaction, and our net income therefrom would be subject to a 100% tax.

Our ability to invest in distressed SBMF loans may be limited by our intention to satisfy the requirements for qualification as a REIT.

We have acquired, and we intend to acquire in the future, distressed SBMF loans. In general, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan or the date we significantly modified the loan, a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test applicable to REITs, but will be qualifying income for purposes of the 95% gross income test applicable to REITs. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test applicable to REITs. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% value test. IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to originate or acquire the loan; or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. This safe harbor will help us comply with the REIT asset tests immediately following the acquisition of an SBMF loan. It will be less helpful as the value of the SBMF loan increases. Under the safe harbor, when the value of a distressed debt exceeds the fair market value of the real property that secures the debt, determined as of the date we committed to acquire the debt, the excess will be treated as non-qualifying asset. Accordingly, under the safe harbor, an increasing portion of a distressed SBMF loan will be treated as a non-qualifying asset as the value of the SBMF loan increases.

Additionally, IRS Revenue Procedure 2011-16 states that the IRS will treat distressed debt as producing a significant amount of non-qualifying income for the 75% gross income test. Specifically, IRS Revenue Procedure 2011-16 indicates that interest income on distressed debt will be treated as qualifying income based on the ratio of (i) fair market value of the real property securing the debt determined as of the date we committed to acquire the debt and (ii) the face amount of the debt (and not the purchase price of the debt). The face amount of a distressed SBMF loan will typically exceed the fair market value of the real property securing the loan on the date we commit to acquire the loan.

Because distressed SBMF loans may produce a significant amount of non-qualifying income for purposes of the 75% gross income test and a significant portion of an SBMF loan may be treated as a non-qualifying asset for the REIT asset tests once the loan increases in value, we may be limited in our ability to invest in distressed SBMF loans and satisfy the requirements for qualification as a REIT.

Our investments in distressed SBMF loans and non-performing residential mortgage loans may produce “phantom income” that will increase the amount of taxable income we have to distribute to satisfy the REIT distribution requirement and may cause us to sell assets, borrow or make taxable distributions of debt or equity securities to satisfy that requirement.

Our acquisition of distressed SBMF loans and non-performing residential mortgage loans may cause us to recognize “phantom income” (or non-cash income) for U.S. federal income tax purposes. For example, if we significantly modify those loans, we would recognize gain on the resulting deemed exchange equal to the difference between the adjusted issue price of the modified loan (which will generally be the principal amount of the modified loan) and our adjusted tax basis in the original loan. Because we intend to acquire distressed SBMF loans and non-performing residential mortgage loans at a significant discount, our adjusted tax basis in a distressed SBMF loan or non-performing residential mortgage loan typically will be significantly lower than the adjusted issue price of the modified loan. Accordingly, if we significantly modify those loans (which we do not intend to do with non-performing residential mortgage loans but we may do with our SBMF loans on an opportunistic or selective basis), we may recognize taxable income without receiving any cash. We expect to foreclose on our non-performing residential mortgage loans, and we may engage in foreclosures or other transactions that result in the conversion of SBMF loans to real property. Such transactions could also give rise to taxable income without a corresponding receipt of cash. In addition, we anticipate transferring a significant portion of our SBMF loans to our TRS prior to marketing and selling those loans. Those contributions will generally be tax-deferred, but we will be required to recognize any accrued but unrecognized “market discount” on the distressed SBMF loans contributed to our TRS. The “phantom income” from any significant modification of SBMF loans, foreclosures or other transactions that result in the conversion of SBMF loans to real property or the contribution of those loans to our TRS will increase the amount of taxable income we are required to distribute to satisfy the REIT distribution requirement. To satisfy that requirement, we may have to sell assets or borrow funds at inopportune times or make taxable distributions of our debt or equity securities.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, our TRS will be subject to regular corporate federal, state and local taxes. Any of these taxes would decrease cash available for distributions to stockholders.

Complying with REIT requirements may cause us to forego or liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. In order to meet these tests, we may be required to forego investments we might otherwise make. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source of income or asset diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our investment performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, securities of taxable REIT subsidiaries and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. Generally, if we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and becoming subject to U.S. federal income tax (and any applicable state and local taxes) on all of our income. As a result, we may be required to liquidate from our portfolio otherwise attractive investments or contribute such investments to our TRS. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•	85% of our REIT ordinary income for that year;

•	95% of our REIT capital gain net income for that year; and

•	any undistributed taxable income from prior years.

We intend to distribute our taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that taxable REIT subsidiaries distribute their after tax net income to their parent REIT or their stockholders.

Our taxable income may substantially exceed our net income as determined based on GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to stockholders in that year. In that event, we may be required to use cash reserves, incur debt, sell assets, make taxable distributions of our stock or debt securities or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

We may pay taxable dividends of our common stock and cash, in which case stockholders may sell shares of our common stock to pay tax on such dividends, placing downward pressure on the market price of our common stock.

We may distribute taxable dividends that are payable in cash and common stock at the election of each stockholder. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure does not apply to our 2013 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and common stock.

If we made a taxable dividend payable in cash and common stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, stockholders may be required to pay income tax with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. If we made a taxable dividend payable in cash and our common stock and a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock. We do not currently intend to pay taxable dividends of our common stock and cash, although we may choose to do so in the future.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code substantially limit our ability to hedge. Our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through our TRS. Any hedging income earned by our TRS would be subject to federal, state and local income tax at regular corporate rates. This could increase the cost of our hedging activities or expose us to greater risks associated with interest rate changes or other changes than we would otherwise want to bear.

Our ownership of and relationship with our TRS will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation (other than a REIT) of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s total assets may consist of stock or securities of one or more taxable REIT subsidiaries. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We will monitor the value of our respective investments in our TRS for the purpose of ensuring compliance with taxable REIT subsidiary ownership limitations and will structure our transactions with our TRS on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% taxable REIT subsidiaries limitation or to avoid application of the 100% excise tax.

Our TRS and any other domestic taxable REIT subsidiary that we may form will pay federal, state and local income tax on its taxable income, and its after-tax net income will be available for distribution to us but is not required to be distributed to us unless necessary to maintain our REIT qualification.

Our ownership limitation may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their common stock.

In order for us to qualify as a REIT for each taxable year after 2013, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to help us qualify as a REIT, among other purposes, our charter generally prohibits any person from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.

The ownership limitation and other restrictions could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their common stock over the then-prevailing market price or which holders might believe to be otherwise in their best interests.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. taxpayers taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in the stocks of REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends treated as qualified dividend income, which could adversely affect the value of the stock of REITs, including our common stock.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify and maintain our qualification as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our assets to repay obligations to our lenders or for other reasons, we may be unable to comply with these requirements, thereby jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as inventory or property held primarily for sale to customers in the ordinary course of business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, forecasts, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward- looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements included in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking:

•	Our investments will be concentrated in the SFR and multi-family residential real estate sectors;

•	Our long-term growth will depend upon future acquisitions of SFR properties that meet our acquisition criteria and SFR and SBMF loans;

•

Our success depends in part on continued demand for SFR properties in our target markets at rental rates that can be increased over time and in part on continued supply of SBMF loans at a discount to par;

•	We may face significant competition for acquisitions in our target markets for our target assets and for quality tenants;

•	We may find more limited targeted assets at attractive prices than we expect;

•	We will be dependent on our tenants for a substantial portion of our revenues;

•	Declining real estate values and impairment charges could adversely affect our earnings and financial condition;

•	Our real estate service providers may not perform in line with our expectations;

•	Our SFR may not achieve the HPA our models predict;

•	A significant portion of our investments will be in the form of SBMF loans, which are subject to increased risks;

•

The SBMF loans and the mortgage loans underlying future origination investments we expect to acquire are dependent on the ability of the commercial property owners to generate net income from operating the properties, which may result in the inability of such property owners to repay a loan, as well as the risk of foreclosure;

•

New and existing laws and regulations or other governmental actions may adversely affect the value of our properties or affect our ability to attract and retain qualified tenants on terms favorable to us;

•

We have a flexible investment strategy pursuant to which we may invest in other types of assets, including Agency RMBS, non-Agency RMBS and CMBS, which exposes us to risks related to those types of investments and the related financing and hedging strategies we may employ with respect to those assets;

•	Our officers have duties to Ellington, which may create conflicts of interest;

•	There is currently no public market for our common stock and an active trading market for our common stock may never develop;

•

Our failure to qualify as a REIT, or failure to remain qualified as a REIT, would subject us to U.S. federal, state and local income taxes, which could adversely affect the value of our common stock and would substantially reduce funds available for distribution to our stockholders; and

•	Complying with REIT requirements may cause us to forego or liquidate otherwise attractive investments.

The forward-looking statements are based on our beliefs, assumptions and expectations of future events, taking into account all information currently available to us. Forward-looking statements are not guarantees of future events or of our performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these events and factors are described in this prospectus under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business and Investments.” If a change occurs, our business, financial condition, liquidity, cash flows and results of operations may vary materially from those expressed in or implied by our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $         million, based on the mid-point of the price range set forth on the front cover page of this prospectus ($         million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and commissions and approximately $         million of other offering expenses payable by us. We will contribute the net proceeds of this offering received by us to our operating partnership. Our operating partnership will use these net proceeds to invest in our target assets, including SFR properties and loans and SBMF loans. Any remaining net proceeds will be used for general business purposes. Prior to the full deployment of the net proceeds in our target assets, we intend to invest the undeployed net proceeds in a variety of cash equivalents, money market instruments, certificates of deposit, short-term government and agency debt, and other high quality short-term instruments consistent with our intention to qualify as a REIT. We expect that these temporary investments will provide a lower net return than we expect to receive from investments in our target assets.

Although we do not intend to use any of the net proceeds from this offering to fund distributions to our stockholders, to the extent we use these net proceeds to fund distributions, these payments may be treated as a return of capital to our stockholders.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

DISTRIBUTION POLICY

To qualify as a REIT, we must distribute annually to our stockholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We generally will not be required to make distributions with respect to activities conducted through any taxable REIT subsidiary, the income of which is not included in REIT taxable income. We currently expect to distribute substantially all of our REIT taxable income to our stockholders. We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “Material U.S. Federal Income Tax Considerations.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

We will make distributions only upon the authorization of our Board of Directors. The amount, timing and frequency of distributions authorized by our Board of Directors will be based upon a variety of factors, including:

•	actual results of operations;

•	our level of retained cash flows;

•	the timing of the investment of the net proceeds of this offering;

•	restrictions under Maryland law;

•	any debt service requirements;

•	our taxable income;

•	the annual distribution requirements under the REIT provisions of the Code; and

•	other factors that our Board of Directors may deem relevant.

Our ability to make distributions to our stockholders will depend upon the ability of our management team to invest the net proceeds of this offering in our target assets in accordance with our business strategy and the performance of our properties. Distributions will be made in cash to the extent that cash is available for distribution. We may not be able to generate sufficient net interest income to make distributions to our stockholders. In addition, our Board of Directors may change our distribution policy in the future. We may not make an initial distribution until a significant portion of the proceeds of this offering have been invested. See “Risk Factors.”

Our charter allows us to issue preferred stock that could have a preference on distributions. We currently have no intention to issue any preferred stock, but if we do, the distribution preference on the preferred stock could limit our ability to make distributions to the holders of our common stock.

To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Code, we may consider various funding sources to cover any shortfall, including selling certain of our assets, borrowing funds or using a portion of the net proceeds we receive in this offering or future offerings (and thus all or a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes). We also may elect to make all or a portion of any distribution in the form of a taxable distribution of our stock or debt securities.

We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For a more complete discussion of the tax treatment of distributions to holders of shares of our common stock, see “Material U.S. Federal Income Tax Considerations.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2013 (1) on a historical basis and (2) as adjusted to give effect to the sale by us of              shares of our common stock in this offering at an assumed initial public offering price of $         per share, which is the mid-point of the price range set forth on the front cover page of this prospectus, less underwriting discounts and commissions and other estimated offering expenses payable by us. You should read this table together with “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined consolidated financial statements and related notes included elsewhere in this prospectus.

	March 31, 2013
	Historical	As Adjusted
	($ in thousands)
Cash and cash equivalents	$97,660,316	$

Debt:	$—		$—

Equity:
Stockholders’ equity
Common stock, $0.01 par value; 500,000,000 shares authorized, 6,386,252 shares issued and 6,385,252 outstanding, historical and shares issued and outstanding, as adjusted(1)	$63,853	$
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued and outstanding, historical and as adjusted	—
Additional paid-in capital	127,129,756
Accumulated deficit	(972,523)

Total stockholders’ equity	$126,221,086	$

Non-controlling interests(2)	$11,936,344	$

Total equity	$138,157,430	$

Total capitalization	$138,157,430	$

(1)	Excludes: (a) shares of our common stock that we may issue and sell upon the exercise of the underwriters’ over-allotment option in full; (b) 209,819 shares of our common stock underlying an aggregate of 209,819 LTIP units previously granted to our Manager and our independent directors pursuant to our 2013 equity incentive plans; and (c) shares of our common stock that will be available for future issuance under our 2013 equity incentive plans upon completion of this offering.
(2)	Includes 608,737 OP units issued to affiliates of Ellington in exchange for their contribution to our operating partnership in our formation transactions of all of their ownership interests in three limited liability companies that own our initial portfolio of SFR properties. The OP units may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of our common stock on a one-for-one basis.

DILUTION

Our net tangible book value as of March 31, 2013 was $138,157,430, or $19.28 per share of our common stock (assuming the exchange of outstanding OP units and LTIP units for common stock on a one-for-one basis). Net tangible book value per share represents the amount of our consolidated total tangible assets minus our consolidated total liabilities, divided by the shares of our common stock that were outstanding on the date of calculation. Our as adjusted net tangible book value on March 31, 2013 would have been approximately $         million, or $         per share, after giving effect to the sale of              shares of our common stock in this offering at an assumed initial public offering price of $         per share, which is the mid-point of the price range set forth on the front cover page of this prospectus, less underwriting discounts and commissions and other estimated offering expenses payable by us. This amount represents an immediate increase in net tangible book value of $         per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $         per share to new investors who purchase our common stock in this offering at an assumed initial public offering price of $         per share. The following table shows this immediate per-share dilution:

Initial public offering price per share	$
Net tangible book value per share as of March 31, 2013, before giving effect to this offering(1)		$138,157,430
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share as of March 31, 2013, after giving effect to this offering	$
Dilution in as adjusted net tangible book value per share to new investors(2)	$

(1)	Includes our common stock outstanding as of March 31, 2013, assuming the exchange of outstanding OP units and LTIP units for common stock on a one-for-one basis.
(2)	Dilution is determined by subtracting as adjusted net tangible book value per share after giving effect to this offering from the initial public offering price paid by a new investor for our common stock.

Assuming the underwriters fully exercise their over-allotment option, our as adjusted net tangible book value as of March 31, 2013 would have been approximately $         million, or $         per share. This represents an immediate dilution in as adjusted net tangible book value of $         per share to new investors in this offering (assuming the exchange of outstanding OP units and LTIP units for common stock on a one-for-one basis).

Differences Between New Investors and Continuing Investors

The following table summarizes, as of March 31, 2013, the differences between the average price per share paid by our existing stockholders and by new investors purchasing shares of our common stock in this offering at an assumed initial public offering price of $         per share, which is the mid-point of the price range set forth on the front cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us in this offering, in each case assuming the exchange of all outstanding OP units and LTIP units for shares of our common stock on a one-for-one basis:

	Shares / OP Units / LTIP Units Issued / Granted(1)			Total Consideration			Average Price
	Number	Percentage		Amount	Percentage		Per Share
Continuing investors			%	$		%	$
Selling stockholders
New investors

Total			%	$		%	$

(1)	Assumes no exercise of the underwriters’ option to cover over-allotments.

If the underwriters fully exercise their over-allotment option, the number of shares of our common stock held by existing holders will be reduced to     % of the aggregate number of shares of our common stock outstanding after this offering, and the number of shares of our common stock held by new investors will be increased to                     , or     %, of the aggregate number of shares of our common stock outstanding after this offering.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables present selected historical financial data as of the dates and for the periods indicated. The (i) selected combined financial data as of December 31, 2012 and 2011, for the year ended December 31, 2012, and for the period from October 28, 2011 (Inception) to December 31, 2011 have been derived from the audited combined financial statements of Ellington Housing Inc. and its predecessors included elsewhere in this prospectus. The selected historical financial data as of and for the three months ended March 31, 2013 and 2012 have been derived from the unaudited combined consolidated financial statements of Ellington Housing Inc. and its predecessors included elsewhere in this prospectus.

Since the information presented below is only a summary and does not provide all of the information contained in our historical combined or combined consolidated financial statements, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical combined financial statements, including the related notes, included elsewhere in this prospectus.

Combined Consolidated Statement of Operations Data

	Year ended December 31, 2012	Period from October 28, 2011 (Inception) to December 31, 2011	Three months ended March 31, 2013	Three months ended March 31, 2012
Revenues:
Rental income	$1,001,713	$8,943	$579,426	$62,162
Interest income	—	—	12,819	—
Other revenue	$46,388	$100	$15,695	$4,300

Total Revenues	$1,048,101	$9,043	$607,940	$66,462

Expenses:
Property operating and maintenance	$436,922	$1,143	$193,160	38,315
Property management fees	73,893	783	53,618	4,868
Base management fees	—	—	385,337	—
General and administrative	$64,177	$686	$515,707	$24,616

Total expenses	$1,065,141	$22,112	$1,743,585	$109,436

Other Income and Expenses:
Realized loss from sale of real estate	$(13,481)	—	—	—
Net income (loss)	$(30,521)	$(13,069)	$(1,135,645)	$(42,974)

Loss attributable to non-controlling interests	—	—	(163,122)	—
Net income (loss) attributable to Common Shareholders	—	—	$(972,523)	$(42,974)
Net income (loss) per common share:
Basic	—	—	$(0.25)	—
Diluted	—	—	$(0.25)	—

Combined Consolidated Balance Sheet Data

	December 31, 2012	December 31, 2011	March 31, 2013
Assets:
Investments in real estate	$19,583,879	$2,001,083	$33,255,600
Investments in SBMF loans, at fair value	—	—	8,261,845
Cash and cash equivalents	$4,630,267	$2,172,027	$97,660,316

Total assets	$25,540,846	$4,180,751	$140,315,730

Liabilities:
Accruals and accounts payable	$336,766	$188,044	$950,138
Base management fees payable	—	—	$385,337

Total Liabilities	$491,107	$192,239	$2,158,300

Equity:
Members’ capital	$24,048,739	$3,988,512	—
Common shares	10	—	$63,853
Additional paid-in capital	990	—	127,129,756
Accumulated deficit	—	—	(972,523)

Total shareholders’ equity and members’ capital	$24,049,739	$3,988,512	$126,221,086

Non-controlling interest	—	—	11,936,344

Total equity	$24,049,739	$3,988,512	$138,157,430

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion relates to and should be read in conjunction with our combined consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. The discussion is intended to assist in understanding and assessing the trends and significant changes in our results of operations and financial condition. Our historical results may not indicate, and should not be relied upon as an indication of, our future performance. Our forward-looking statements reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Executive Summary

Ellington Housing Inc. is a Maryland corporation that acquires, owns, leases and manages SFR and multi-family residential real estate assets in selected markets in the United States. We are externally managed and advised by our Manager, which is an affiliate of Ellington. Ellington is an investment management firm and registered investment adviser with an 18-year history of analyzing and investing in a broad range of primarily residential mortgage-backed securities and related derivatives.

In November 2011, Ellington began to acquire residential properties in selected markets in the United States to manage as rental properties. Ellington believed such assets would benefit from a recovery in the residential housing market in terms of both price appreciation and an increase in demand for rental properties given the continued shift away from homeownership. Using its own capital, Ellington selectively acquired assets in markets Ellington believed offered high return potential and also built the operating platform necessary to renovate, lease and manage such assets. We were formed to expand upon Ellington’s vision, strategy and platform and were capitalized through a contribution by affiliates of Ellington of approximately $24 million of properties, cash and other assets and a series of private placements of our common stock in which we raised approximately $116 million for a total of approximately $140 million of equity in the first quarter of 2013.

Our objective is to provide attractive risk-adjusted returns to our investors through a combination of dividends and capital appreciation. We intend to achieve this objective primarily through investments in, and active management of, a portfolio of (i) SFR properties and loans, which we refer to as our SFR strategy and (ii) SBMF loans and multi-family residential properties, which we refer to as our SBMF strategy. While we expect our SFR strategy will be geographically targeted, our SBMF strategy may be geographically dispersed. Our current target markets for our SFR strategy are the MSAs of Atlanta, Georgia; Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; Phoenix/Tucson, Arizona; and San Antonio, Texas. As of June 15, 2013, our portfolio consisted of 707 SFR properties across our target markets, with an aggregate cost basis of $72.8 million, together with $15.6 million of SBMF loans. We continue to acquire homes in each of our current target markets other than Phoenix/Tucson, Arizona, where we have not purchased a home since April 2012. On June 28, 2013, we acquired a multi-family property valued at approximately $4.1 million pursuant to the conversion of one of our SBMF loans via a deed-in-lieu-of-foreclosure agreement. On July 11, 2013, another SBMF loan paid off via a discounted payoff.

We were organized as a Maryland corporation in September 2012 and intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2013. We generally will not be subject to U.S. federal income tax on our REIT taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and qualify as a REIT. We also intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.

We see significant opportunities in both the SFR and multi-family residential sectors of the housing market. We believe that distress in the financial markets has created significant dislocation between price and intrinsic value in certain residential housing markets and that attractive investment opportunities will be available for many years.

In January 2013, we completed a series of transactions that included a private placement of shares of our common stock and OP units, the closing of a series of contribution transactions pursuant to which we acquired our initial portfolio of SFR properties, and the purchase by our contributors of additional OP units and shares of common stock using the proceeds of cash distributions received from the contributed entities. In these transactions, we:

•

sold a total of 4,504,765 shares of common stock for a price of $20.00 per share, raising an aggregate of approximately $90 million of net proceeds in private placements that closed on January 18, 2013 and January 31, 2013;

•

completed certain formation transactions through which we acquired the ownership interests of certain Ellington affiliates in three entities that, as of the closing date on January 31, 2013, collectively owned 266 SFR properties with an acquisition cost of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had 36 pending SFR property purchases with an estimated cost basis of $3.6 million; and

•	issued 1,215,189 OP units, valued at $20.00 per unit to the contributors in exchange for the contribution to us of these interests in the formation transactions.

The contributors subsequently converted 606,452 OP units into shares of our common stock

On March 18, 2013, we completed a follow-on private placement of common stock in which we sold an additional 1,274,035 shares of our common stock for a price of $20.15 per share, raising $25.7 million of net proceeds.

Our Manager Group purchased over $8.5 million in shares of our common stock in the two private placements in addition to shares of common stock and OP units that they received as part of the formation transactions. Our Manager Group currently owns 1,031,763 shares of our common stock, 608,737 OP units and 206,069 LTIP units.

Our Portfolio and Target Markets

We target markets that we believe offer the potential for HPA as well as attractive rental yields. Ellington regularly projects foreclosure rates and HPA for 384 MSAs. When comparing markets for investment merit, we consider numerous factors, some weighted more heavily than others in certain markets, including (1) value characteristics such as HPA potential, net rental yields which reflect prevailing rental rates along with local differences in real estate taxes and insurance costs, magnitude of peak/trough price decline, affordability, discount to replacement cost and price to income ratios; (2) demand characteristics such as employment strength, demographics, median income, measure of pent-up demand or latent household formation, population growth, renter-to-owner ratio, rental demand, vacancy rates and mortgage availability; (3) structural characteristics such as the applicable legal framework, judicial versus non-judicial foreclosure and methods of sale; and (4) supply and size characteristics such as the size of the market, shadow inventory, foreclosure and 90+ delinquency pipeline, share of distressed sales, and existing housing inventory. We believe Ellington is well positioned, given its analytical tools and in-house price modeling expertise, to help us identify markets with high HPA and risk-adjusted return potential.

As of June 15, 2013 our SFR portfolio consisted of 707 SFR properties with an aggregate cost basis of $72.8 million. We acquired this portfolio without the use of debt financing, though we anticipate the utilization of leverage in the future. A summary of our SFR portfolio as of June 15, 2013 is as follows:

SFR Portfolio Summary Statistics

As of June 15, 2013

									Leased Homes
MSA / Metro Division	Number of Homes	Average Purchase Price per Home(1)	Average Capital Expenditures Per Home(2)	Average Investment Per Home(3)	Aggregate Investment	Percent Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home(4)	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home
Atlanta, GA	266	$85,798	$12,562	$98,361	$26,163,934	74%	14.4	1,930	$1,056	13.7%
Charlotte, NC	110	119,060	3,489	122,549	13,480,387	21%	15.3	1,754	1,174	10.6%
Memphis, TN	131	85,466	7,736	93,202	12,209,506	27%	29.2	1,712	1,108	13.5%
San Antonio, TX	75	103,395	3,496	106,892	8,016,884	33%	26.6	1,820	1,225	12.7%
Denver, CO	44	170,209	5,594	175,803	7,735,330	50%	44.4	1,627	1,334	9.8%
Phoenix/Tucson, AZ	81	53,883	9,976	63,858	5,172,521	84%	30.8	1,363	822	15.0%

Total / Weighted Average	707	$94,375	$8,565	$102,940	$72,778,562	53%	22.3	1,767	$1,054	13.1%

(1)	Does not include acquisition costs (defined below).
(2)	Represents average actual acquisition costs of $1,648 per home to date and average actual capital expenditures of $6,917 per home to date and does not include additional expected or future capital expenditures. Capital expenditures include actual upfront renovation costs for vacant homes purchased and homes purchased with in-place tenants where an initial renovation was not performed. We estimate total upfront renovation costs will be approximately $14,900 per home. Acquisition costs include (as applicable) acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums until renovation is complete, closing costs, legal and eviction costs, past due HOA and property taxes and boarding fees.
(3)	Equals the sum of average purchase price per home and average capital expenditures per home.
(4)	Represents average monthly in-place rent before any rent concessions on the 372 homes leased as of June 15, 2013. We have offered and may continue to offer limited periods of free rent as a leasing incentive to potential residents. Of the 372 homes leased as of June 15, 2013, ten tenants were offered rent concessions of free rent for a partial month to one month totaling $4,434, or 0.1% of annualized gross rental income on these homes.

As of June 15, 2013, our SFR portfolio was primarily concentrated in the MSA of Atlanta, Georgia, which is one of the first markets that Ellington originally identified as having attractive return potential, and it also included properties in the MSAs of Charlotte, North Carolina; Memphis, Tennessee; San Antonio, Texas; Denver, Colorado; and Phoenix/Tucson, Arizona. We use Ellington’s projections of HPA and foreclosure rates as well as a wide variety of demographic, demand, supply, valuation, legal, and structural criteria to select our target markets and properties. As of June 15, 2013, we owned a portfolio of 707 homes. Of these homes, 462 were vacant at the time of acquisition and 245 were occupied at the time of acquisition. Of the 245 homes that were occupied upon acquisition, 51 had in-place leases upon acquisition, 29 prior owners were converted to a lease and 164 were vacated immediately following the acquisition.

As of June 15, 2013, our SBMF portfolio consisted of eight first-lien mortgage loans with an aggregate unpaid principal balance of $18.9 million, a combined investment amount of $15.6 million, an estimated loan-to-value ratio of 79% (ranging from 58% to 87%) and backed by multi-family residential properties containing a total of 543 residential units. The SBMF portfolio included: five loans on properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida that are paying principal and interest; one loan on property located in Tempe, Arizona that is in forbearance and paying interest; and two loans on properties located in Pensacola, Florida and Pompano Beach, Florida. Our strategy with respect to the five loans on properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida is to attempt to negotiate discounted payoffs with the borrowers, but any such resolutions may take time to implement, if at all. On June 28, 2013, we acquired the property collateralizing the loan in Pensacola, Florida pursuant to a conversion via a deed-in-lieu of foreclosure agreement. On July 11, 2013, the loan on the property located in Pompano Beach, Florida paid off via a discounted payoff.

Factors Expected to Affect Our Operating Results and Financial Condition

Our results of operations and financial condition will be affected by numerous factors, many of which are beyond our control. The key factors we expect to impact our results of operations and financial condition include our ability to identify and acquire assets that meet our investment criteria and ability to deploy our capital, the time and cost required to prepare homes for rent and enter into leases for newly acquired SFR properties, the time and cost required to resolve distressed SBMF loans, rental rates, occupancy levels, tenant quality, rates of tenant turnover, our expense ratios and capital structure, and economic conditions in the single- and multi-family residential real estate sectors or our target markets.

Asset Acquisitions and Preparation for Leasing

We intend to grow our existing portfolio of SFR properties and SBMF loans. Our ability to identify and acquire assets and acquire and originate loans that meet our investment criteria will be impacted by our selection of target markets, home prices in our target markets, the inventory of properties available in those markets and competition for our target assets. In determining whether a particular asset meets our investment criteria, we make a number of assumptions, including assumptions related to estimated time from purchase to leasing, estimated time and cost of possession and renovation, annual operating costs, market rental rates and tenant default rates, and the properties we acquire are likely to vary materially in terms of acquisition channel, time to possession, renovation and leasing, quality and type of construction and location.

These factors will affect the timing of our preparation of the property for leasing and when it will become an income-producing asset. The time and cost involved in preparing our newly acquired properties for leasing will impact our financial performance and will be affected by the time it takes for us to take possession of the property, the quality and type of construction of the property, the time involved and cost incurred for renovations and time needed for leasing the property for rental among other factors.

As of June 15, 2013, we owned a portfolio of 707 SFR properties. The average cost basis per home, inclusive of acquisition and actual upfront renovation costs, was approximately $103,000. We typically estimate upfront renovation costs to be approximately 10% to 20% of the purchase price, although actual costs may vary significantly based on markets and the age and condition of the property. As of June 15, 2013, for the 419 homes that have completed initial lease-up, we have averaged approximately 73 days from acquisition to lease of the property, with an average of 7 days from acquisition to renovation (which includes time to secure possession of homes occupied at purchase), 35 days to renovate and 31 days from completion of renovation to lease-up.

Loan Resolution

In the SBMF loan market, resolution costs and timing of defaulted loans will be impacted by the willingness of the borrower to agree to a discounted payoff, local market conditions and competition in the multi-family sale and rental market. Ellington has extensive expertise in actively managing and rehabilitating residential and commercial real estate and residential mortgage loans, having overseen the management of approximately 1,000 SFR properties (either through direct acquisition or REO) since 2009. Ellington also has extensive expertise in acquiring and resolving distressed SBMF loans, having acquired 139 mostly non-performing small-balance commercial loans with an aggregate unpaid balance of approximately $237 million since June 2010. Approximately 87% of the small-balance loans acquired were secured by either multi-family residential properties or mixed-use properties with multi-family residential components and were acquired from approximately two dozen sellers.

Revenue

We earn revenue primarily from rents collected from tenants under lease agreements for our properties (currently from SFR but also from multi-family assets that we do not currently own but expect we will own in the future), principal and interest payments from our SBMF loan borrowers, and from timely payoffs, which are dependent on our ability to negotiate resolutions expediently with borrowers. Our revenue is directly impacted by rental and occupancy rates which may be adversely affected by a variety of factors including downturns or adverse changes in economic conditions in our target markets, bankruptcies, financial difficulties or lease defaults by our tenants, changes in supply of or demand for similar properties in an area. The performance of our portfolio will also be impacted by turnover rates, which affect both leasing levels and maintenance costs, with lower turnover resulting in higher revenue from increased leasing levels and reduced expenses. We seek to lower tenant turnover by performing tenant checks and seeking to achieve tenant satisfaction with our homes that they lease.

The table below shows the average rental rates and leasing levels of SFR properties in our portfolio that have been owned for 180 days or longer as of June 15, 2013. Our ability to drive revenue growth will be dependent on our ability to renovate and lease our newly acquired properties efficiently as well as maintain high leasing levels in the rest of our portfolio.

SFR Properties Owned for Six Months or Longer — Summary Statistics

As of June 15, 2013

									Leased Homes(3)
MSA / Metro Division	Number of Homes	Average Purchase Price per Home	Average Capital Expenditures Per Home(1)	Average Investment Per Home(2)	Aggregate Investment	Homes Leased	Homes Vacant	Percent Leased	Average Monthly Rent Per Leased Home	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home
Atlanta, GA	164	$71,111	$13,980	$85,091	$13,954,907	154	10	94%	$1,070	14.9%
Phoenix/Tucson, AZ	81	53,883	9,976	63,858	5,172,521	68	13	84%	833	15.2%
Denver, CO	5	129,600	21,168	150,768	753,839	5	—	100%	1,277	10.2%
Charlotte, NC	—	—	—	—	—	—	—	—	—	—
San Antonio, TX	—	—	—	—	—	—	—	—	—	—
Memphis, TN	—	—	—	—	—	—	—	—	—	—

Total / Weighted Average	250	$66,699	$12,826	$79,525	$19,881,267	227	23	91%	$1,003	14.8%

(1)	Represents average capital expenditures per home. Does not include additional expected or future capital expenditures.
(2)	Equals the sum of average purchase price per home and average capital expenditures per home.
(3)	For the homes owned six months or longer as of June 15, 2013, $71,859 of capital improvements were performed after the first lease signing extending the useful life of the home while the home was rented.

Expenses

Our ability to acquire, renovate, lease and maintain our properties in a cost-effective manner will be a key driver of our ultimate success. We believe that property-related expenses and investment management and corporate overhead will most significantly affect our results of operations. For loan investments, the costs incurred in connection with the acquisition or origination of loans and in servicing and pursing legal remedies could significantly affect our results.

Property-Related Expenses. Once we have acquired and renovated a property, we will have ongoing property-related expenses, expensed as incurred, including the ongoing operating costs to market and maintain the properties, expenses associated with the turnover of tenants and depreciation and amortization. Certain of these expenses are not subject to our control, including HOA fees, property insurance and real estate taxes. We expect that certain of our costs will account for a smaller percentage of our revenue as we expand our portfolio.

Investment Management and Corporate Overhead. We will incur significant general and administrative costs, including those costs related to being a public company and costs incurred under the management agreement with our Manager. We expect these costs to decline as a percentage of revenue and a percentage of assets under management as our portfolio grows and stabilizes. Our current overhead expenses reflect the voluntary limitation by our Manager from seeking reimbursement for costs for which it would otherwise be entitled to reimbursement pursuant to the management agreement. We rely on our Manager to provide or obtain on our behalf the personnel and services necessary for us to conduct our business because we have no employees. See “Our Manager and the Management Agreement” for a description of the terms of the management agreement, including the management fees payable to our Manager thereunder, and our reimbursement obligations to our Manager.

Critical Accounting Policies

Certain of our critical accounting policies require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We believe that all of the decisions and assessments upon which our consolidated financial statements are based were reasonable at the time made based upon information available to us at that time. We rely on our Manager and Ellington’s experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. See Note 2 to the combined consolidated financial statements included in this prospectus for a complete discussion of our significant accounting policies. We have identified our most critical accounting policies to be the following:

Valuation: We apply Accounting Standards Codification, or ASC, ASC 820-10, Fair Value Measurement and Disclosures, or ASC 820-10. ASC 820-10 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

Investments in Real Estate

Operating real estate assets are stated at cost and consist of land, buildings and improvements, including other costs incurred during their possession, renovation and acquisition. A property acquired not subject to an existing lease or purchased at auction without regard as to whether an existing lease is in place is recorded at its purchase price, including acquisition costs, allocated between land and building based upon their fair values at the date of acquisition. We evaluate the properties we acquire at the time of acquisition to determine whether the acquisition should be treated as a business combination under the guidance of ASC, 805, Business Combinations. A property acquired that is deemed to be a business is recorded at fair value (approximated by the purchase price), allocated to land, building and intangibles including the existing lease, if any, based upon their fair values at the date of acquisition, with acquisition costs expensed as incurred. Fair value is determined under the guidance of ASC 820, Fair Value Measurements and Disclosures, primarily based on significant unobservable market data inputs. In making estimates of fair values for purposes of allocating purchase price, we utilize our own market knowledge and published market data. We are currently utilizing information obtained from county tax assessment records to develop regional averages to allocate the fair value to land and building. The estimated fair value of acquired in-place leases associated with business acquisitions represents the costs we would have incurred to lease the property at the date of acquisition, based upon our current leasing activity.

Building depreciation is computed on the straight-line basis over the estimated useful lives of the assets. We will generally use a 27.5-year estimated life with no salvage value for the buildings and 10 years for capital improvements. We will consider the value of acquired in-place leases associated with business acquisitions in the allocation of purchase price and the amortization period reflects the average remaining term of each respective in-place acquired lease. The lease periods will generally be short-term in nature (one or two years) and reflect market rental rates. Any difference between fair value and cost will be recorded in the combined consolidated statements of operations.

We will incur costs to prepare certain of our acquired properties to be leased. These costs will be capitalized and allocated to building costs. Costs incurred by us to lease the properties will be capitalized and amortized over the life of the lease.

Expenditures for ordinary maintenance and repairs will be expensed to operations as incurred and expenditures for significant renovations that improve the asset and extend the useful life of the asset will be capitalized and depreciated over their remaining useful life:

Our Investments in Real Estate as reported in the combined consolidated financial statements consist of the following:

	March 31, 2013 (Unaudited)	December 31, 2012
Investments in Real Estate
Land	$6,398,974	$3,531,640
Building & Improvements	27,326,352	16,336,044

	33,725,326	19,867,684
Less: Accumulated Depreciation	(469,726)	(283,805)

Investments in Real Estate, net	$33,255,600	19,583,879

Real Estate Held for Sale

From time to time, we may decide not to hold and operate certain rental property. In these cases, the rental property is stated at the lower of cost or fair value, less estimated selling costs. Subsequent operating expenses or income, gains or losses on disposition of real estate held for sale and impairments on real estate held for sale are charged to earnings as incurred. There was no Real Estate Held for Sale at March 31, 2013 or December 31, 2012.

Sales and the associated gains or losses on single family real estate homes are recognized in accordance with ASC 360-20, Real Estate Sales. Sales and the associated gains are recognized for full profit recognition upon closing of the sale transactions, when the profit is determinable, the earnings process is virtually complete, the parties are bound by the terms of the contract, all consideration has been exchanged, any permanent financing for which the seller is responsible has been arranged and all conditions for closing have been performed. We use the specific identification method to allocate costs. Gains on sales of SFR properties with operating results are recorded in “Gains from discontinued operations” and profits on sales of homes with no historical operating results are included in “Income from sales of residential property” on the Company’s combined consolidated statements of operations.

Rental Revenue: Multi-family residences and SFR properties are leased under operating leases with terms generally of one year or less. Rental revenue includes rents that each lessor pays in accordance with the terms of the lease recognized on a straight-line basis over the related lease term. Rental income is recognized when earned. Bad debt expense is recorded when incurred. Once it is determined that an account is not collectable, it is written off, as the tenant is generally evicted.

Property Management Fees: Property management fees are typically based primarily on a percentage, from six to eight percent of rental receipts of properties managed and are recognized as the rents are accrued.

Impairment of Investments in Real Estate: We review our real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The review of recoverability is based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long lived asset’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair-value of the property. We are required to make subjective assessments as to whether there are impairments in the values of the investments in long-lived assets. These assessments have a direct impact on our net loss because recording an impairment loss results in an immediate negative adjustment to net loss. The evaluation of anticipated cash flows is highly subjective and were based in part on assumptions regarding future occupancy levels, rental rates and capital requirements that could differ materially from actual results in future periods. There were no impairments to our investments in real estate and real estate held for sale during the three months ended March 31, 2013 or the year ended December 31, 2012.

Capitalized Costs: Upon acquisition of a vacant SFR home, we capitalize all costs incurred during the period between the home purchase date and the date on which the home is rent-ready including, but not limited to, allocation of due diligence costs associated with the acquisition, closing costs, and renovations required to prepare the house for occupancy. Upon acquisition of an SFR home with an existing lease, costs associated with the acquisition (e.g., acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums, closing costs, legal and eviction costs, past due HOA and property taxes and boarding fees) are immediately capitalized and included in the basis of the home. We do not disrupt an existing tenancy and may choose to defer the renovation of an occupied home until the existing tenant has vacated. When renovation is performed later during the asset’s lifecycle, capitalization commences when activities to prepare the home for renovation commence. Also, throughout the property lifecycle, expenditures that increase the value of the property or extend its useful life are capitalized. Once costs are capitalized, they are depreciated over a ten-year period.

Small Balance Multi-Family Loans, at fair value: The investments in SBMF loans are recorded in accordance with ASC 310, Accounting for Certain Loans and Debt Securities. For the SBMF loans held at March 31, 2013, we made a fair value election pursuant to ASC 825. As such, the SBMF loans are recorded at fair value on the balance sheet and the period change in fair value is recorded in current period earnings on the combined consolidated statement of operations as a component of “unrealized gain/loss on loans.”

The cost of positions sold is calculated using the specific identification basis. Realized gains and losses on sales of SBMF loans are recorded in earnings at the time of disposition.

Manager Compensation: The management agreement provides for the payment to our Manager of base management fees and incentive management fees. The management fees are accrued and expensed during the period incurred. For a more detailed discussion on the fees payable under the management agreement, see Note 7 in our combined consolidated financial statements as of March 31, 2013.

Share Based Compensation: We apply the provisions of ASC 718, Compensation-Stock Compensation, with regard to our equity incentive plans. ASC 718 covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. ASC 718 requires that compensation cost relating to share-based payment transactions be recognized in the financial statements. The cost is measured based on the fair value of the equity or liability instruments issued.

Revenue Recognition: Loans held for sale are initially recorded at estimated fair value. Subsequent changes in the estimated fair value of loans are recorded as unrealized gains or losses in the accompanying combined consolidated statement of operations. At the time of sale, any difference between the initial recorded value of the loan and the sales price is recorded as realized gain or loss.

Interest on loans held for sale is recognized as earned under the contractual terms of the loans and included in interest income in the accompanying statements of operations. Interest is only accrued if deemed collectible. Interest is generally deemed uncollectible when a loan becomes three months or more delinquent. Delinquency is calculated based on the contractual due date of the loan.

Interest Income: For loans that are impaired at acquisition which are considered exempt from the guidance in ASC 310-30, we follow the guidance in ASC 310-10 where there are two aspects to interest income: (a) changes to the valuation allowance relating to the passage of time and (b) application of cash payments periodically received. The changes to the valuation allowance related to the passage of time will be reflected in the fair market value and recorded in Unrealized Gain/Loss on Loans. The application of cash payments periodically received will follow the cash basis. Under the cash basis, the amount of interest income recognizable is limited to the lesser of the amount of cash that is actually received or the product of multiplying the recorded investment in the loan by the loan’s effective rate. The difference between the payment and interest income will be applied as a reduction of the loan.

For performing loans not impaired at acquisition, or newly originated loans, interest income is recorded as earned unless ultimate collection is in doubt. Interest is generally deemed uncollectible when a loan becomes three months or more delinquent. Delinquency is calculated based on the contractual due date of the loan. Proceeds received less paydown cost are classified as interest income. Generally, we accrete market discounts and amortize market premiums using the effective yield method. Accretion of market discount and amortization of market premiums requires the use of a significant amount of judgment and the application of several assumptions including, but not limited to, prepayment assumptions and default rate assumptions, which are evaluated quarterly. The accrual of interest, discount and premium for U.S. federal and other tax purposes is likely to differ from the financial accounting treatment of these items as described above.

Interest income, which includes accretion of discounts and amortization of premiums on SBMF loans, is recognized over the life of the investment using the effective interest method. For purposes of determining the effective interest rate, we estimate the future expected cash flows of our investment holdings based on assumptions including, but not limited to, assumptions for future prepayment rates, default rates and loss severities (each of which may in turn incorporate various macro-economic assumptions, such as future housing prices). These assumptions are reevaluated not less than quarterly and require the use of a significant amount of judgment. Principal write-offs are generally treated as realized losses. For non-performing commercial mortgage loans, purchase discounts are generally not amortized.

Income Taxes: We intend to elect to be taxed as a REIT under Sections 856 to 860 of the Code commencing with our taxable year ending December 31, 2013. We believe that we have been organized and have operated in such a manner as to qualify for taxation as a REIT. As long as we comply with a number of requirements under U.S. federal tax law and maintain our qualification as a REIT, we will not be subject to U.S. federal income taxes on our REIT taxable income to the extent that we distribute all of our REIT taxable income to our stockholders on an annual basis and do not engage in prohibited transactions. Accordingly the financial statements do not reflect any provision for income taxes.

If we fail to qualify as a REIT in any taxable year, and a relief provision under the Code does not apply, we will be subject to U.S. federal and state income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate tax rates, and we may be ineligible to qualify as a REIT for four subsequent tax years.

We have elected to treat one of our subsidiaries as a taxable REIT subsidiary. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income under the Code if earned directly by the parent REIT. A taxable REIT subsidiary is subject to both federal and state income taxes. However, EH TRS LLC, our TRS, has not earned any taxable income or incurred any taxable loss to date.

Our tax rate differs from the federal statutory rate as a result of the deductibility of qualifying REIT distributions in computing REIT taxable income for U.S. federal and state income tax purposes.

We follow the authoritative guidance on accounting for and disclosure of uncertainty in income tax positions, which requires management to determine whether one of our tax positions is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals of the litigation process, based on the technical merits of the position. For uncertain tax positions, the tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. We did not have any unrecognized tax benefits at March 31, 2013.

In the normal course of business, we may be subject to examination by federal, state and local jurisdictions, where applicable, for the tax year 2013. We may take positions with respect to certain tax issues which depend on a legal interpretation of facts or applicable tax regulations. Should the relevant tax regulators successfully challenge any such positions we might be found to have a tax liability that has not been recorded in the accompanying consolidated financial statements. Also, management’s conclusions regarding the authoritative guidance may be subject to review and adjustment at a later date based on changing tax laws, regulations and interpretations thereof. There were no amounts accrued for penalties or interest as of or during the periods presented in these consolidated financial statements. If penalties and interest are incurred, they will be recorded as a component of income tax expense.

Results of Operations

We commenced operations on January 18, 2013, upon completing the initial closing of our initial private placement of our common stock. On January 31, 2013, we completed the final closing of our initial private placement of common stock and we completed our formation transactions in which affiliates of Ellington contributed to our operating partnership all of their ownership interests in three entities that collectively owned a portfolio of SFR properties, cash, and other short-term assets and liabilities, including 266 SFR properties with an acquisition cost of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had 36 pending SFR property purchases with an estimated cost basis of $3.6 million. We consider these three entities, known as Elizon Housing 2012-A1 LLC, Elizon Housing II LLC and Elizon Residential Phoenix I LLC, to be our predecessor entities. The following discussion of our results of operations reflects the operating results of our company since it commenced operations in January 2013, and our predecessor entities, for the three month periods ended March 31, 2013 and 2012, and, in the case of our predecessor entities only, for the years ended December 2012 and 2011.

Results of Operations for the Three Months Ended March 31, 2013 and 2012

For the three months ended March 31, 2013, we generated a net consolidated loss of $1,135,645, of which $972,523 was attributable to our company (and the remainder was attributable to non-controlling interests), from revenues of $607,940. Over the corresponding quarter for 2012, the predecessor entities generated a net operating loss of $42,974 on revenue of $66,462. The increase in revenue period over period is a result of the increase in the number of our acquired SFR properties, some of which have been stabilized and are producing revenue, since the time of the formation transactions. The increase in expenses is largely a result of the increase in the size of our portfolio, expenses related to the formation transaction, reimbursement of compensation costs, professional and advisory expenses including audit, tax, legal and administrative expenses. Further, we have not yet achieved stabilization and full deployment in our target markets, resulting in operating costs (including start-up costs) that we do not believe are proportional to the business we expect to build. As a consequence, we do not consider the historical results of operations information included in this prospectus as being indicative of our future operating results.

For the period from January 1, 2012 to December 31, 2012, leased properties generated rental revenues of $1,001,713 and total expenses of $1,065,141. The loss incurred with respect to these properties is attributable to lease-up expenses primarily relating to properties acquired during the later part of 2012 which were in a period of renovation. For the 205 homes acquired by the predecessor entities and held for more than 180 days as of the end of the quarter, the table below shows combined operating data for the quarter ended March 31, 2013.

Three Months Ended March 31, 2013
Revenues:
Rental revenue	$546,923
Expenses:
Property operating and maintenance	(113,287)
Real estate taxes	(52,629)
Property management fees	(37,348)
Homeowners’ association fees	(6,646)
Other(1)	(33,355)

Total expenses	(243,264)

Revenues in excess of certain expenses	$303,659

(1)	Includes external lease commissions and bad debt expense.

Management fees payable to our Manager amounted to $385,337 for the period ending March 31, 2013, based on stockholders’ equity outstanding for the period. There were no applicable management fees payable for the comparable period ending March 31, 2012.

General and administrative expenses of $515,707 and $245,753 of legal, accounting and other costs were incurred and associated with the start-up and formation of our business, and acquisition of the unconsolidated joint venture. This compared to $24,616 and $21,336 respectively for the comparable period in 2012.

Results of Operations for the Years Ended December 31, 2012 and 2011

For the three months ended December 31, 2011 and the year ending December 31, 2012 the predecessor entities generated net consolidated losses of $13,069 and $30,521, respectively, from rental revenues of $8,943 and $1,001,713, respectively. Through December 31, 2012, we acquired 253 homes.

General and administrative expenses of $686 and $64,177, as well as $19,500 and $92,072 of legal, accounting and other costs, were incurred for the predecessor entities for the two periods respectively for the stub period ending December 31, 2011 and the year ending December 31, 2012.

Liquidity and Capital Resources

Liquidity refers to our ability to meet our cash needs, including repaying our borrowings if any, funding and maintaining our assets and operations, making distributions in the form of dividends and other general business needs. Our short-term (one year or less) and long-term liquidity requirements include acquisition costs for assets we acquire, payment of our base management fee and incentive fee, making distributions to our stockholders and repaying principal and interest on our borrowings to the extent that borrowings are outstanding. Our capital resources primarily include cash on hand, cash flow from our investments, borrowings and proceeds from previous equity offerings and the net proceeds from this offering. We expect that these sources of funds will be sufficient to meet our short-term and long-term liquidity needs.

We held cash and cash equivalents of $97.7 million and $4.6 million as of March 31, 2013 and December 31, 2012, respectively.

To date, all of the properties and loans acquired by us were purchased with equity and we have not yet incurred any indebtedness in acquiring our assets. Upon completion of this offering, we expect to have approximately $         million in cash on hand, including approximately $         million in net proceeds from this offering (excluding proceeds from the exercise, if any, of the underwriters’ over-allotment option), available for future acquisitions and working capital.

Escrow deposits include refundable cash on deposit with financial institutions to be used for property acquisitions, actual and estimated upfront renovation costs for acquired properties, earnest money deposits for broker purchases and tenant security deposits. For vacant homes, through March 31, 2013, we have incurred, on average upfront renovation costs of approximately 10% to 20% of the purchase price, although actual costs may vary significantly based on markets and the age and condition of the property.

For the three months ended March 31, 2013, we made total real estate purchases of $12,857,736, of which $9,990,402 is allocated to buildings and $2,867,334 is allocated to land. In addition we spent $860,519 on renovations of which $840,495 relates to renovations on newly acquired properties and $20,024 relates to renovations on properties with leases in place.

In the future, we may use leverage to supplement our capital needs. We may also seek borrowings through other sources.

The acquisition of properties involves the outlay of capital beyond payment of the purchase price, including payments for property inspections, closing costs, title insurance, transfer taxes, recording fees, and broker commissions and property taxes, HOA transfer fees or HOA dues in arrears. Typically, these costs would be capitalized as a component of the purchase price. We will also make significant capital expenditures to renovate and maintain our properties to our standards. Our ultimate success will depend in part on our ability to make prudent, cost-effective decisions measured over the long term with respect to these expenditures.

We will elect and intend to be taxed as a REIT commencing with our taxable year ending December 31, 2013. To qualify as a REIT, we must distribute annually to our stockholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. Our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code, and we may be required to borrow money, sell assets or make taxable distributions of our capital stock or debt securities to satisfy the distribution requirements. Additionally, we may pay future distributions from the proceeds from this offering or other securities offerings and thus all or a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The timing and frequency of distributions authorized by our Board of Directors and declared by us will be based upon a variety of factors deemed relevant by our Board of Directors, including restrictions under applicable law, capital requirements of our company and the REIT requirements of the Code.

Initially, we intend to satisfy our near-term liquidity requirements, including purchasing our target assets, renovating properties and funding our operations with our existing cash balances, proceeds from this offering, our existing working capital, and from cash provided by our operations. We believe our rental income net of operating expenses, along with principal and interest payments from the SBMF strategy, will over time generally provide cash inflows sufficient to fund our operations and declared dividend distributions. However, there may be times when we experience shortfalls which may cause us to seek additional financing to fund our operations or result in us not making dividend distributions. Should these shortfalls occur for lengthy periods of time or be material in nature, our financial condition may be adversely affected.

Our principal long-term liquidity needs are related to the purchase of additional portfolios of SFR properties and loans and SBMF loans and multi-family residential properties. In addition to our portfolio of owned properties, as of March 31, 2013, we had 177 homes under contract, with a total purchase price of $17.9 million. As of June 15, 2013, we had 55 homes under contract, with a total purchase price of $6.5 million. In addition, we are actively seeking growth in our portfolio through one or more of our primary sourcing channels. We expect to fund these acquisitions from our existing cash balances, proceeds from this offering, our existing working capital and from cash provided by our operations.

Our assets are illiquid by their nature. Thus, a timely liquidation of assets might not be a viable source of short-term liquidity should a cash flow shortfall arise that causes a need for additional liquidity. It could be necessary to source liquidity from other financing alternatives should any such scenario arise.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we have no off-balance sheet arrangements.

Aggregate Contractual Obligations

Other than agreements to purchase homes entered into in the ordinary course of business and obligations under our management agreement, we had no material contractual obligations as of March 31, 2013. We are a party to a management agreement with our Manager. Pursuant to that agreement, our Manager is entitled to receive a base management fee, an incentive fee, reimbursement of certain expenses and, in certain circumstances, a termination fee. Such fees and expenses do not have fixed and determinable payments. For a description of the management agreement provisions, see Note 7 of the notes to our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

One component of our market risk is related to interest rate risk. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. We may be subject to interest rate risk in connection with certain of our assets and liabilities. For instance, to the extent we incur borrowings, if short-term interest rates increase, our funding costs may also increase. We do not currently hedge interest rate risk, but, to the extent consistent with our qualification as a REIT, we may opportunistically hedge such risk in the future by entering into derivative financial instruments such as interest rate swaps and interest rate options. These derivative transactions will be entered into solely for risk management purposes, not investment purposes. When undertaken, these derivative instruments may not adequately protect us from fluctuations in our financing interest rate obligations or other interest rate risks. Therefore, although we may transact in these derivative instruments purely for risk management, we may still be exposed to risks such as price and interest rate fluctuations, and we may in addition be exposed to timing risk, volatility risk, credit risk, counterparty risk and changes in the liquidity of markets.

INDUSTRY OVERVIEW AND MARKET OPPORTUNITY

U.S. Housing Market Overview

Residential housing in the United States is one of the largest asset classes in the world. Of this asset class, we believe that approximately 18.3 million homes, or 14% of all housing stock, comprise the potential available market for SFR rentership. We expect the homeownership rate to continue to decline as tight mortgage credit, higher down-payment requirements and unemployment rates continuing above the long-term average constrain the pool of eligible home buyers. This trend, combined with positive underlying demographic trends of population and household formation growth and a limited supply of new construction over the last several years, provides investors the opportunity to invest in the SFR rental market and the recovery of the U.S. housing market at what we believe is an attractive entry point in the housing cycle.

Market Opportunity

We believe the current market offers an opportunity to earn attractive risk-adjusted returns, on both a capital-appreciation and current-income basis, by acquiring title and renting or resolving loans on SFR and multi-family residential properties and capitalizing on the ongoing trend toward renting, rather than owning, homes. After the value deterioration of the past several years, we believe that SFR properties are a historically underpriced asset class and one of the only asset classes where prices in many areas have yet to recover significantly from the lows of the financial crisis. In many parts of the country, homes sell at substantial discounts to replacement cost and even larger discounts to the prevailing pricing when widespread mortgage financing was available.

The market for both distressed SFR properties and loans and SBMF loans is significant and should remain so over the next several years. Ellington’s data analysis projects approximately $397 billion in foreclosure volume nationally by mid-2017, and, as detailed below, certain portions of the $862 billion multi-family debt market are experiencing stress. We believe the scope of the opportunity will permit us to be selective in acquiring assets that meet our investment criteria, including the acquisition of sub-performing and non-performing loans and the origination of loans, and provide attractive risk-adjusted returns.

We intend to acquire residential real estate assets at valuations that offer the potential for high risk-adjusted returns through a combination of attractive rental yields and long-term capital appreciation. We believe that the majority of the properties in our target markets will ultimately experience relatively strong HPA while currently providing attractive rental yields. In the SBMF loan market, we believe that the acquisition of defaulted loans represent an attractive way to participate in the multi-family residential properties market, where Ellington has been able to generate attractive returns and use its expertise to generate rapid resolutions.

By compiling a blended portfolio of both SFR and multi-family residential assets, we can participate in a broad spectrum of housing solutions supporting an ever-growing U.S. population with what we perceive to be pent-up housing needs. In addition, real estate assets have historically performed well in inflationary environments and may benefit from potentially inflationary U.S. fiscal or monetary policy initiatives undertaken to stimulate the economy.

While several respected real estate data and research firms (such as Fiserv Case-Shiller index, Zillow, Inc., John Burns Real Estate Consulting and Ivy Zelman Associates) are pointing to the initial stages of a general recovery in the housing industry following the severe economic downturn that began in 2007, there is a wide disparity among particular markets in the rate of economic recovery, the overhang of current and shadow inventory and the recovery in single-family home prices. Since markets also vary by other factors, including the legal framework governing foreclosures, we believe the ability to analyze a target market comprehensively and accurately will be one of our competitive advantages.

We believe that we will benefit from both the trend toward renting through attractive rental yields and also from the general recovery in the housing market and HPA in our target markets as we will seek to purchase our assets below replacement cost in certain markets.

Market Environment

The current market environment of increasing demand for rental housing, generally depressed housing prices and continuing financial distress of many homeowners presents a significant opportunity for those with access to capital and experience. In particular, we believe that the general lack of purchase financing available to homeowners, high down-payment requirements and restrictive underwriting standards are forcing many potential homeowners to rent. In both the single-family and multi-family sectors, the number of potential renters has increased substantially over the last several years, the supply of new construction is well below the long-term average, the prices of properties remain below the mortgages securing them and the ability of owners to remain current on, or to refinance, their financial obligations remains constrained. We intend to capitalize on this opportunity.

Pricing: Distressed SFR Properties

Given the price declines in the housing market, we believe that SFR properties are, on both an absolute and relative basis, one of the least expensive asset classes available and can provide attractive risk adjusted returns from both rental yields and asset appreciation as home prices begin to recover from financial crisis lows. Home affordability measures are at record highs and home price-to-income ratios in some states are more than 10% below pre-housing-peak averages. Prices have begun to rise in most major metropolitan markets, and we believe consumer confidence in homes as an investment is similarly on the rise. We believe that SFR properties in selected markets can provide equity-like upside, some protection against future inflation and superior current yields compared to other asset classes.

Since 2002, the net increase in home price valuations is far lower than those of the S&P 500 and the Dow Jones Equity REIT Price Index, as illustrated in the following chart.

Valuations of Single-Family Homes, the S&P 500, Homebuilders and Equity REITs Since 2002

Source: Ellington analysis based on data from Bloomberg, Case-Shiller and Dow Jones; indexed to December 2002

We believe that a significant contributing factor to the slow recovery of home prices nationally has been the large overall pipeline of distressed properties available for sale. While we expect the recovery to remain slow on the whole, we have witnessed that once the majority of the distressed properties have been resolved in an MSA, that MSA for single-family homes experiences significant HPA. We are already seeing evidence of this in certain markets such as Phoenix/Tucson, Arizona that are in the later stages of shadow-inventory resolution. While home prices in certain markets have begun to recover rapidly, as shown in the chart below, prices are still significantly below their peaks in most areas. We estimate the total shadow inventory of homes (DQ60+ or in foreclosure or REO) to be 3.61 million as of May 2013 (source: LPS Applied Analytics).

Changes in CoreLogic Distressed Excluded Home Price Index

Source: CoreLogic, February 2013.

(1)	Peaks occurred in each market as follows: Atlanta — July 2007, Charlotte — June 2007, Denver — July 2007, Memphis — July 2007, Phoenix/Tucson — June 2006, San Antonio — August 2007, and National Average — April 2006.

Troughs occurred in February 2012 for all markets shown except Atlanta (March 2012) and Phoenix/Tucson (October 2011).

Demand for Rental Housing: A Growing Cohort of Renters

In the aftermath of the well-documented housing crisis, we believe that secular declines in the U.S. homeownership rate and recovering household formation rates are increasing rental demand for both single-family and multi-family residential housing. The national homeownership rate rose steadily, fueled in part by easy access to credit and more lenient underwriting standards, and peaked at 69.2% in the fourth quarter of 2004; and has since retracted to 65.0% as of the first quarter of 2013 (source: U.S. Census Bureau), the lowest level since 1997, after widespread foreclosures and slower growth in household formations. Excluding the 3.6 million households that are 60+ days delinquent on their mortgages or in foreclosure or REO, the national homeownership rate is only 61.9%, resulting in what we believe is and will continue to be a large need for rental housing (source: U.S. Census Bureau).

According to The State of the Nation’s Housing 2012, a study by the Joint Center for Housing Studies of Harvard University, or the Harvard Study, the number of renters increased by 5.1 million during the 2000s (the largest decade-long increase since World War II) and renter growth reached 1 million in 2011, the largest increase in nearly 30 years. Additionally, the Harvard Study projects that underlying demographic trends should continue to support the demand for rental housing as the number of echo boomers, defined in the Harvard Study as persons born between 1986 and 2005, eclipses the number of baby boomers by 8.5 million, and this cohort enters prime renting age (20 to 34 years old). Finally, we believe students burdened with debt are more likely to rent residences than buy, because of reduced mortgage loan availability and ability to buy homes.

Single-Family Share of Rental Households (2005-2011)

Source: Moody’s Analytics

We believe that the homeownership rate could remain under pressure as the significant decline in household net worth, tightened lending guidelines, higher down payment requirements and unemployment rates continuing above the long-term average continue to constrain the pool of eligible purchasers of single-family homes. According to the U.S. Census Bureau, each 1.0% decrease in the homeownership rate represents approximately 1.15 million households entering the rental pool.

According to the U.S. Federal Reserve, during the financial crisis the median U.S. household net worth fell by approximately 39%, from $126,400 in 2007 to $77,300 in 2010, the lowest it has been since 1992. This loss of wealth, combined with high unemployment rates and low consumer confidence, is discouraging many people from buying homes. Further, even as affordability measures increase, driven by low prices and interest rates, the availability of mortgage financing remains limited and underwriting criteria restrictive. Additionally, our analysis of data from LPS Applied Analytics finds that between 2007 and 2012, home acquisition loans to borrowers with FICO scores below 630 declined 95%, as opposed to a 67% decline for FICOs above 630 and the average FICO score on purchase mortgage originations rose from 714 in 2007 to 734 in 2012. Additionally, down-payment requirements have increased substantially and, as shown below, new mortgage origination volume dropped approximately 72.5% for home purchase mortgages between 2005 and 2012, according to data from LPS Applied Analytics. We believe a reversal in this trend could increase credit availability for homebuyers and drive home prices up significantly.

Mortgage Origination Volume

Source: Ellington analysis based on data from LPS Applied Analytics.

We believe that rental housing demand is also being driven by several other key factors, including increased foreclosure rates, constrained home mortgage lending, as well as decreased job security requiring greater geographic mobility. Tens of thousands of families who have damaged credit, have experienced personal bankruptcy or have sold homes via short sales, but who otherwise have solid employment histories, stable incomes and families to house, are precluded from buying and financing new homes. Potential tenants of our properties will also include individuals who have never experienced a foreclosure or short sale, but who are otherwise unable to access home mortgage financing.

In addition to a significant decline in the homeownership rate and increase in the number of renters in the market, there is also considerable demand for rental housing driven by the underlying demographic trends of population and household formation growth. Following the financial crisis, formation of traditional households slowed to an average annual rate of approximately 421,000, one-third of the long-term average of 1.3 million households per year according to the National Association of Homebuilders as high unemployment and lagging wages (real median household income dropped 7% between 2000 and 2010) discouraged the prime renting cohort (ages 20 to 34) from marrying or starting families. Many decided to double- or triple-up in single residences rather than live alone. Since 2010, the growth in household formations has rebounded to 1.3 million per annum, according to the U.S. Census Bureau, helping to drive demand for rental properties. We believe three primary forces are driving the rebound in household formation: gradually improving economic outlook, population growth and the pent-up demand from households that did not form during the recession. The U.S. Census Bureau projects that the U.S. population is projected to grow by approximately 2.5 million people per year until 2020, and, according to the Harvard Study, more than one million new households per year will also form. Further, we estimate that an additional 1.7 million households in the primary rental cohort (20 to 34 years of age) did not form between 2006 and 2010, providing additional significant unmet demand for housing.

Household Formation and Homeownership Rate

Source: Ellington analysis based on data from U.S. Census Bureau and Maximus Advisors; the Harvard Study.

Given the decreasing homeownership rate, the projected increase in population and household formations, we anticipate considerable demand for rental properties over the long term.

Supply: Single-Family Rental Housing

The supply of single-family rental housing consists of new housing starts, which fell during 2008 to 2012 to lows not seen since 1991, and the liquidation of distressed inventory, which provides significant buying opportunities to well-capitalized investors.

According to Moody’s Analytics, the current level of housing starts has rebounded to a SAAR of 1.0 million as of March 2013 from trough 2009-2010 levels, but it is still 33% below the 25-year average SAAR of 1.56 million before 2007. We believe this level of housing starts is not keeping pace with projected household growth, which should average approximately 1.18 million new households per year between 2010 and 2020, according to the Harvard Study, which also notes that growth and aging of the current population should add 1.0 million households per year. Therefore, we believe that the lack of adequate new supply coupled with increasing household formations will lead to more demand for rental units and a supportive environment for home prices.

While new and existing home inventories remain near historic lows, the national supply of distressed homes has increased significantly. Foreclosure volumes are significant and still growing. According to data from LPS Applied Analytics as of March 2013, 2.6 million foreclosures occurred during 2010-2012, and an additional 1.6 million homes are currently in some stage of foreclosure. In addition, 7% of all mortgages in the United States are in some stage of delinquency and more than 10% of loans had negative equity. We estimate the total shadow inventory of homes (DQ60+ or in foreclosure or REO) to be 3.57 million as of March 2013 based on LPS Applied Analytics data.

Single-Family Mortgage Loan Status by Balance ($ billions) As of March 2013

Source: Ellington analysis based on data from LPS Applied Analytics.

According to the S&P/Case-Shiller Home Price Indices, average home prices for their 20-City Composite reached a low in early 2012. As of February 2013, average home prices are back to their autumn 2003 levels for the 20-City Composite, reflecting a 9.3% recovery from the early-2012 lows. As seen below, many of our target markets still have a large supply of homes that have negative equity or are near negative equity, also referred to as “underwater mortgages.”

Negative Equity in Select Markets

Note: Negative equity defined as mortgage loans with outstanding balances greater than the estimated value of the underlying property. Percentages in chart represent the amount of mortgage loans with negative equity relative to the total outstanding mortgage loans in each market.

Source: Ellington analysis based on data from LPS Applied Analytics and CoreLogic, March 2013.

Price declines, foreclosure rates and distress are not evenly distributed across the United States, and not all regions of the country offer the same investment opportunities. The areas that had the most significant housing price increases generally also had the most pronounced decreases, and now have the largest volume of homeowners with negative equity in their homes and distressed sales. For example, Nevada and Florida have the two largest shares of underwater mortgages (43% and 32%, respectively, as of February 2013), while Florida and California together account for 40% of all underwater mortgages in the United States.

Concentration of Distressed Loans — As of January 2013

Source: LPS Applied Analytics; “Distressed Loans” defined as DQ 60+, foreclosures, REO.

The Small Balance Multi-Family Opportunity

We also anticipate a significant opportunity in the multi-family rental market. The economic downturn and the subsequent banking regulatory reform has burdened a number of banks, lenders and finance companies who have traditionally served the middle-market multi-family sector. Many banks and lenders have legacy portfolio issues and balance sheet constraints. As a result, many of these traditional providers of capital have responded with less flexible lending criteria, slower response times, or the sale of loans of “non-core” customers. These actions do not satisfy the needs of smaller borrowers, and open up an opportunity for us to participate in a wide range of activities in the multi-family sector including purchasing loans, refinancing and recapitalizing existing transactions for existing borrowers and providing new financing on an attractive risk-reward basis. In addition, we believe the uncertainty surrounding multi-family mortgage finance may provide us with incremental lending opportunities in the future as Congress considers restructuring Fannie Mae and Freddie Mac, which have been the most significant sources of multi-family debt capital in recent years.

We expect to source these opportunities as part of our strategy for SBMF.

Demand and Supply: Multi-Family Rental Debt and Properties

The multi-family rental sector is benefitting from a number of the same underlying trends as the single-family rental market, including declining rates of homeownership, increasing population and household formations, limited available credit to potential homebuyers and limited supply of available units which is compounded currently by several years of limited construction of both new single-family and multi-family projects.

Similar to the single-family housing market, demand has outpaced the supply of available units in the multi-family residential sector, and as shown below, vacancy rates have tightened. Effective rent growth was 4.2% in 2011, 3.6% in 2012, and projected to be 3.6% in 2013, according to AXIOMetrics Inc.

We believe that the most attractive method of capitalizing on this increasing demand for SBMF loans is through acquiring debt and providing capital to properties underlying distressed SBMF loans. Ellington has been actively involved in the small-balance commercial debt markets over the past two years, having acquired 139 mostly non-performing small-balance commercial loans with an aggregate unpaid balance of approximately $237 million since June 2010, and has developed deep sourcing channels. Approximately 87% of the small-balance loans acquired were secured by either multi-family residential properties or mixed-use properties with multi-family residential components and were acquired from approximately two dozen sellers. We believe that defaulted loans represent an attractive means to access the multi-family real estate market.

Overall, mortgages on multi-family residential properties total $862 billion as of the fourth quarter of 2012, or 7% of all mortgage debt outstanding.

We believe that the high volume of mortgages maturing in the next three years, nearly $1.1 trillion, will drive a sizeable investment opportunity in SBMF loans. Government agencies lend almost exclusively on stabilized properties, and many traditional sources of capital for the multi-family residential sector, such as community and regional banks, have experienced significant losses from impaired commercial mortgages underwritten during the period of peak pricing for housing and have either scaled back or discontinued lending to real estate investors and operators. Many of these institutions have sought to reduce real estate exposure and have been net sellers of commercial real estate (whether voluntarily or at the behest of bank regulators) as they seek to generate liquidity and strengthen capital bases. Furthermore, another important provider of capital to the multi-family residential sector historically has been the CMBS market, which has also experienced a significant decline in volume. After an average of $200 billion was originated annually between 2005 and 2007, total CMBS volume has been less than $120 billion combined in the last five years, including only $3 billion in 2009. Although CMBS volume recovered to $48 billion in 2012 and is projected to meet or exceed that in 2013, the volume is still significantly lower than peak levels. However, we do not believe there is sufficient CMBS capacity to handle the demand for refinancing. Given the significant reduction in lending volume and participants in the sector over the last several years, we believe there is a significant opportunity to provide capital to address the significant upcoming maturities.

Many of these loans were originated prior to the recent financial crisis and reflect more lenient underwriting standards and aggressive leverage levels. We believe significant opportunities to acquire defaulted SBMF notes remain, as well as new opportunities to selectively originate bridge facilities on distressed SBMF recapitalizations.

Mortgage Loan Liquidations and Modifications by Loan Size

Source: Ellington analysis based on data from Trepp and another third party; chart shows status of loans that were transferred to Special Servicing since January 2007, as of February 2013.

We believe that the pipeline of investment opportunities is robust within the SBMF space as small-balance loans are liquidated more frequently and more rapidly than large loans. Of the approximately $60 billion in aggregate unpaid principal balances of loans in special servicing as of April 2013, 84% by count had balances of $25 million or less; and 81% of all special servicing liquidations by count were of loans less than $10 million.

Special servicers have demonstrated a tendency to liquidate small-balance loans whereas they tend to modify large-balance loans (chart above), and liquidations for small loans tend to be faster than large-balance loans. We believe that banks and special servicers are prioritizing quick dispositions of sub-performing and non-performing SBMF loans, while allocating resources to negotiating time-consuming workouts or modifications only on large loans. Ellington has sourced the majority of its SBMF investments to date from distressed sales from banks and special servicers and expects to continue doing so going forward.

OUR BUSINESS

Our Company

Ellington Housing Inc. is a Maryland corporation that acquires, owns, leases and manages SFR and multi-family residential real estate assets in selected markets in the United States. We are externally managed and advised by our Manager, which is an affiliate of Ellington. Ellington is an investment management firm and registered investment adviser with an 18-year history of analyzing and investing in a broad range of primarily residential mortgage-backed securities and related derivatives.

In November 2011, Ellington began to acquire residential properties in selected markets in the United States to manage as rental properties. Ellington believed such assets would benefit from a recovery in the residential housing market in terms of both price appreciation and an increase in demand for rental properties given the continued shift away from homeownership. Using its own capital, Ellington selectively acquired assets in markets Ellington believed offered high return potential and also built the operating platform necessary to renovate, lease and manage such assets. We were formed to expand upon Ellington’s vision, strategy and platform and were capitalized through a contribution by affiliates of Ellington of approximately $24 million of properties, cash and other assets and a series of private placements of our common stock in which we raised approximately $140 million of equity in the first quarter of 2013.

Our objective is to provide attractive risk-adjusted returns to our investors through a combination of dividends and capital appreciation. We intend to achieve this objective primarily through investments in, and active management of, a geographically targeted portfolio of (i) SFR properties and loans and (ii) SBMF loans and multi-family residential properties. While we expect our SFR strategy will be geographically targeted, our SBMF strategy may be geographically dispersed. Our current target markets for our SFR strategy are the MSAs of Atlanta, Georgia; Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; Phoenix/Tucson, Arizona; and San Antonio, Texas. As of June 15, 2013, our portfolio consisted of 707 SFR properties across our target markets, with an aggregate cost basis of $72.8 million, together with $15.6 million of SBMF loans. On June 28, 2013, we acquired a multi-family property valued at approximately $4.1 million pursuant to the conversion of one of our SBMF loans via a deed-in-lieu-of-foreclosure agreement. On July 11, 2013, another SBMF loan paid off via a discounted payoff.

Our strategy in the SFR sector consists of acquiring individual SFR properties or small portfolios of SFR properties in targeted markets that can be operated as investment properties for rental. We acquire properties directly through foreclosure sales, short sales, negotiated purchases and auctions, and we also intend to acquire sub-performing and non-performing SFR loans, which may be geographically diversified, with a view towards possibly acquiring the underlying properties through foreclosure. We target markets that we believe offer the potential for HPA as well as attractive rental yields. We believe Ellington is well positioned, given its analytical tools and housing price modeling expertise, to identify markets with high HPA and risk-adjusted return potential. We generally seek to acquire quality SFR properties at attractive prices that can generate both attractive rental yields and price appreciation instead of seeking out solely the assets with the lowest prices. We intend to avoid acquiring SFR properties when the purchase price will result in an unattractive rental yield, and we also intend to avoid SFR properties that we believe will be too costly to renovate, for example, as a result of excessive age and wear. While we believe in the diversification benefits of being in several markets, we expect that the housing recovery will continue to be uneven throughout the United States, and, as a result, we do not expect to maintain a national presence for our SFR strategy. Rather, for our SFR strategy, we will focus on markets that we project to outperform the national average on a risk-adjusted return basis. As the housing market undergoes regional ebbs and flows over time, we anticipate that the regional markets on which we focus may also vary over time. We have developed relationships with experienced local property operators in our current markets, and expect to do the same in future markets we may target. We may acquire SFR properties either directly or by foreclosing on sub-performing and non-performing SFR loans that we may acquire. The purchase of SFR properties through foreclosures on distressed loans that we have acquired diversifies our acquisition channels and may, in certain situations, be more attractive than other channels. We believe Ellington has the necessary prior experience, infrastructure, and analytical capabilities to evaluate and access these various acquisition channels in order to effectively implement our SFR strategy.

Our SBMF strategy consists of acquiring performing, sub-performing and non-performing SBMF loans. With Ellington’s sourcing capabilities and its proven ability to work out loans (including taking ownership of and managing the underlying real estate), in each case if appropriate, in a timely and efficient manner, we believe that investing in sub-performing and non-performing SBMF loans is currently the most attractive and cost-effective way to invest in the multi-family real estate market. We expect that our SBMF strategy will in many cases include obtaining discounted payoffs (or foreclosing into ownership of the underlying property) of SBMF loans that we have acquired at significant discounts, as well as selectively acquiring multi-family and mixed-use housing properties and opportunistically originating loans to recapitalize multi-family residential properties underlying SBMF loans.

As of March 31, 2013, we had no outstanding indebtedness. Over time, we expect to use leverage the degree to which will be based on our targeted assets and capital needs at such time and subject to the availability of financing. However, our governing documents contain no limitations on the amount of debt that we may incur, and we may change our financing policies (if any) at any time without stockholder approval.

Ellington is a privately held investment advisor registered with the SEC. As of May 31, 2013, Ellington employed over 120 employees and had net assets under management of approximately $5.6 billion, including management of EFC, a publicly traded specialty finance company focusing on non-agency mortgage related assets with an estimated net asset value as of May 31, 2013 of approximately $638 million, and EARN, an Agency RMBS-focused mortgage REIT that completed its initial public offering in May 2013 and had an estimated net asset value as of May 31, 2013 of approximately $177 million.

The members of our management team include: Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Co-Chief Investment Officer and is a member of our Board of Directors; Leo Huang, a Senior Portfolio Manager of Ellington, who serves as our President and Chief Executive Officer and is a member of our Board of Directors; Jared Samet, a Managing Director of Ellington, who serves as our Executive Vice President, Head of Acquisitions; JR Herlihy, a Director of Ellington, who serves as our Co-Chief Investment Officer; Howard Barash, who serves as our Chief Financial Officer; Daniel Margolis, General Counsel of Ellington, who serves as our General Counsel; and Sara Walden Brown, Associate General Counsel of Ellington, who serves as our Secretary. Each of these individuals is also an officer of our Manager.

We were organized as a Maryland corporation in September 2012 and intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2013. We generally will not be subject to U.S. federal income tax on our REIT taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and qualify as a REIT. We also intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.

Our Portfolio

As of June 15, 2013, our SFR portfolio consisted of 707 SFR properties with an aggregate cost basis of $72.8 million. We acquired this portfolio without the use of debt financing. A summary of our SFR portfolio as of June 15, 2013 is as follows:

SFR Portfolio Summary Statistics

As of June 15, 2013

									Leased Homes
MSA / Metro Division	Number of Homes	Average Purchase Price per Home(1)	Average Capital Expenditures Per Home(2)	Average Investment Per Home(3)	Aggregate Investment	Percent Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home(4)	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home
Atlanta, GA	266	$85,798	$12,562	$98,361	$26,163,934	74%	14.4	1,930	$1,056	13.7%
Charlotte, NC	110	119,060	3,489	122,549	13,480,387	21%	15.3	1,754	1,174	10.6%
Memphis, TN	131	85,466	7,736	93,202	12,209,506	27%	29.2	1,712	1,108	13.5%
San Antonio, TX	75	103,395	3,496	106,892	8,016,884	33%	26.6	1,820	1,225	12.7%
Denver, CO	44	170,209	5,594	175,803	7,735,330	50%	44.4	1,627	1,334	9.8%
Phoenix/Tucson, AZ	81	53,883	9,976	63,858	5,172,521	84%	30.8	1,363	822	15.0%

Total / Weighted Average	707	$94,375	$8,565	$102,940	$72,778,562	53%	22.3	1,767	$1,054	13.1%

(1)	Does not include acquisition costs (defined below).
(2)	Represents average actual acquisition costs of $1,648 per home to date and average actual capital expenditures of $6,917 per home to date and does not include additional expected or future capital expenditures. Capital expenditures include actual upfront renovation costs for vacant homes purchased and homes purchased with in-place tenants where an initial renovation was not performed. We estimate total upfront renovation costs will be approximately $14,900 per home. Acquisition costs include (as applicable) acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums until renovation is complete, closing costs, legal and eviction costs, past due HOA and property taxes and boarding fees.
(3)	Equals the sum of average purchase price per home and average capital expenditures per home.
(4)	Represents average monthly in-place rent before any rent concessions on the 372 homes leased as of June 15, 2013. We have offered and may continue to offer limited periods of free rent as a leasing incentive to potential residents. Of the 372 homes leased as of June 15, 2013, ten tenants were offered rent concessions of free rent for a partial month to one month totaling $4,434, or 0.1% of annualized gross rental income on these homes.

As of June 15, 2013, our SFR portfolio was primarily concentrated in the MSA of Atlanta, Georgia, which is one of the first markets that Ellington originally identified as having attractive return potential, and it also included properties in the MSAs of Charlotte, North Carolina; Memphis, Tennessee; San Antonio, Texas; Denver, Colorado; and Phoenix/Tucson, Arizona. As described more fully below under “Our Business — Our Investment Process,” we use Ellington’s projections of HPA and foreclosure rates as well as a wide variety of demographic, demand, supply, valuation, legal, and structural criteria to select our target markets and properties. As of June 15, 2013, we owned a portfolio of 707 homes. Of these homes, 462 were vacant at the time of acquisition and 245 were occupied at the time of acquisition. Of the 245 homes that were occupied upon acquisition, 51 had in-place leases upon acquisition, 29 prior owners were converted to a lease and 164 were vacated immediately following the acquisition. The four charts below illustrate a breakdown of our SFR portfolio as of June 15, 2013 in terms of property size and investment amount:

SFR Portfolio Stratification

As of June 15, 2013

Acquisitions by Purchase Price	Acquisitions by Square Footage

Acquisitions by MSA/Metro Division	Acquisitions by Source

As of June 15, 2013, our SBMF portfolio consisted of eight first-lien mortgage loans with an aggregate unpaid principal balance of $18.9 million, a combined investment amount of $15.6 million, an estimated loan-to-value ratio of 79% (ranging from 58% to 87%) and backed by multi-family residential properties containing a total of 543 residential units. The SBMF portfolio included: five loans on properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida that are paying principal and interest; one loan on property located in Tempe, Arizona that is in forbearance and paying interest; and two loans on properties located in Pensacola, Florida and Pompano Beach, Florida. Our strategy with respect to the five loans on properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida is to attempt to negotiate discounted payoffs with the borrowers, but any such resolutions may take time to implement, if at all. On June 28, 2013, we acquired the property collateralizing the loan in Pensacola, Florida pursuant to a conversion via a deed-in-lieu of foreclosure agreement. On July 11, 2013, the loan on property located in Pompano Beach, Florida paid off via a discounted payoff.

Our Manager and Ellington

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not currently have any other clients. In addition, our Manager does not have any employees of its own and instead relies on the employees of Ellington to perform its obligations to us. Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. See “Certain Relationships and Related Party Transactions — Services Agreement.”

Ellington has established portfolio management resources for each of our target asset classes and infrastructure to support those resources. Through our relationship with our Manager, we benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance capabilities and operational expertise. In particular, we believe Ellington’s extensive history in investing in a wide variety of aspects of residential real estate and residential real estate research capabilities will provide our Manager with access to proprietary market knowledge to help us identify promising housing markets nimbly, competitively price and manage our asset acquisitions and monitor our REIT status.

Ellington’s analytic approach to the investment process for our target markets involves the collection and processing of substantial amounts of data regarding historical performance of single-family home loans and securities backed by those loans and associated derivatives and market transactions. Ellington analyzes this data to identify possible trends and develops financial models used to support the investment and risk management process. Of particular relevance to us are Ellington’s proprietary databases that enable analysis of the ratio of equity value (through analysis of current market conditions) to mortgage debt and analysis of borrowers’ propensity to default or prepay, which, when examined in conjunction with other economic and demographic data such as household formation, population, job creation and unemployment rate, provides insights into emerging trends in local real estate markets. We believe this experience and analytical expertise will provide us with a competitive advantage in identifying markets with the potential for attractive risk-adjusted returns and acquisition opportunities within those markets.

In addition, the experience of Ellington senior management over several distinct real estate cycles, spanning nearly 30 years on both the buy-side and sell-side, has allowed them to develop strong relationships with a wide range of banks, broker/dealers, government agencies, mortgage brokers, property management firms, institutional investors, title insurers and other real estate market participants that provide Ellington access to a broad range of market information. We believe our Manager, as an affiliate of Ellington, will provide us with a significant competitive advantage by accessing a wide variety of asset acquisition and disposition opportunities, funding vehicles and informed real estate knowledge to help grow and manage our company.

We believe Ellington is an experienced investor in a wide range of aspects of residential and multi-family real estate, including SFR loans and SBMF loans. Ellington has extensive expertise in actively managing and rehabilitating residential and commercial real estate and residential mortgage loans, having overseen the management of approximately 1,000 SFR properties (either through direct acquisition or REO) since 2009. Ellington also has extensive expertise in acquiring and resolving distressed SBMF loans, having acquired 139 mostly non-performing small-balance commercial loans with an aggregate unpaid balance of approximately $237 million since June 2010. Approximately 87% of the small-balance loans acquired were secured by either multi-family residential properties or mixed-use properties with multi-family residential components and were acquired from approximately two dozen sellers.

Our Competitive Strengths

We believe the following competitive strengths position us to implement our business strategy:

Access to Established Asset Manager with Extensive Infrastructure. We expect to benefit substantially from our relationship with our Manager and Ellington. Ellington has more than 120 employees and over 18 years of investment experience. We believe this relationship will provide us with insights into attractive opportunities and access to market information. We will also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative resources. We believe Ellington’s experience with, and resources used in, managing EFC and EARN, both public companies, will benefit us.

Leading and Experienced Management Team. We believe that the extensive experience of our officers and the officers and employees of Ellington and our Manager provides us with significant management expertise across our targeted asset classes. As of June 15, 2013, 47 Ellington employees were fully or partially dedicated to our strategies. Our senior management team includes Michael W. Vranos, founder and Chief Executive Officer of Ellington and the former head of RMBS trading and origination at Kidder Peabody, and Leo Huang who has over 16 years of experience in commercial real estate lending and securitizations including as Managing Director and Head of Real Estate Fixed Income at Starwood Capital Group and Managing Director and co-head of the commercial real estate lending and securitization business at Goldman, Sachs & Co.

Access to Ellington’s Proprietary Database and Analytics. We expect to benefit from Ellington’s proprietary analytical models, research, analytics and databases. Ellington maintains an extensive loan-level database that allows it to perform in-depth analysis. Ellington’s mortgage analytics will permit us to perform granular analysis including developing projections for forecasting foreclosures and HPA. We believe that access to Ellington’s proprietary models and modeling capabilities provides us with a substantial competitive advantage over many other market participants.

Focus on Risk-Adjusted Returns for Our Assets. Our business philosophy is to identify and target residential housing markets that we believe offer the potential for high risk-adjusted returns. Our focus is on maximizing returns for our stockholders rather than maximizing the size of our portfolio. This philosophy drives our organization to evaluate the relative merits of various means to enhance risk-adjusted returns such as: opening up a new market with less competition, as opposed to optimizing property management in an overly competitive current market; considering whether there is better opportunity in single-family as opposed to multi-family residential properties or vice versa; focusing on optimizing rental yield as opposed to housing price appreciation upside or vice versa; or purchasing distressed properties directly as opposed to purchasing distressed loans secured by such properties or vice versa.

Balanced and Diverse Approach to Residential Asset Ownership. Our portfolio is composed of both SFR and multi-family residential assets. By having the flexibility to own a property directly or to own the mortgage that it secures, we enhance our ability to benefit from the opportunities being generated by the growing strength of residential rentals. Also, since we are pursuing both an SFR strategy and an SBMF strategy, we can benefit regardless of whether potential renters choose single-family or multi-family options when making their living arrangements. The scope of our investment strategy provides for a sizeable supply of our target assets and should permit us to exploit inefficiencies between the different forms of rental housing in different markets.

Nimble Market Entry and Exit. We believe our data-driven approach and our ability to identify attractive target markets, develop operating relationships with experienced local real estate service providers, understand each region’s legal and regulatory framework, source quality assets at attractive prices and manage the process from renovation, tenant selection and ongoing property management, enable us to effectively deploy capital. Our strategy of outsourcing the operation of our properties to experienced local property managers and other service providers in the markets where we own properties, as opposed to making large investments in personnel and operating infrastructure in these markets, allows us to capture upfront the operational efficiencies/economies of scale that the local property manager may have already achieved. This gives us the flexibility to be selective in our acquisitions (or to cease acquisition activity quickly if we determine that the risk-adjusted return potential for new acquisitions in a particular market is unattractive), since we do not need substantial scale in each of our markets to achieve attractive returns. Ellington identified Phoenix/Tucson, Arizona as a target market in November 2011 and had purchased 81 SFR properties there by April 2012, before that market’s significant increase in single-family housing investment activity and corresponding HPA. In February 2012, Ellington began investing in the Atlanta, Georgia MSA, where we had acquired 266 homes as of June 15, 2013. We have also acquired an aggregate of 360 SFR properties in the MSAs of Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; and San Antonio, Texas, as of June 15, 2013. We believe our current portfolio is an attractive portfolio with potential for HPA and which we expect to generate attractive rental yields.

Attractive Existing Portfolio. As of June 15, 2013, we owned a portfolio of 707 SFR properties. Our average cost basis per home, inclusive of acquisition and actual upfront renovation costs, was approximately $103,000.

Alignment of Our Stockholders’, Our Manager’s and Ellington’s Interests. In connection with our formation transactions and equity private placements in the first quarter of 2013, affiliates of Ellington contributed to us all of their ownership interests in three entities that, as of the closing date of these transactions, January 31, 2013, collectively owned a portfolio of 266 SFR properties located in Atlanta, Georgia; Denver, Colorado; and Phoenix/Tucson, Arizona, with an aggregate undepreciated cost basis of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had contracts to purchase 36 additional SFR properties with an estimated cost basis of $3.6 million. In exchange for this contribution, the contributors received 1,215,189 OP units, valued at $20.00 per unit. Our Manager Group purchased over $8.5 million in shares of our common stock in the two private placements in addition to shares of our common stock and OP units that they received as part of the formation transactions. Our Manager Group currently owns 1,031,763 shares of our common stock, 608,737 OP units and 206,069 LTIP units. In addition, our management agreement with Ellington includes incentive compensation that is designed to further align Ellington’s interests with those of our stockholders. At least 20% of any incentive fee earned by our Manager will be payable in shares of our common stock or common stock equivalents, subject to the 9.8% ownership limit in our charter, which may be waived by our Board of Directors. We believe that the ownership of our common stock, OP units and LTIP units by our Manager and its affiliates further aligns our Manager’s interests with our stockholders’ interests.

Our Investment Strategy

We see significant opportunities in both the SFR and multi-family residential sectors of the housing market. We believe that distress in the financial markets has created significant dislocation between price and intrinsic value in certain residential housing markets and that attractive investment opportunities will be available for many years.

We intend to capitalize on opportunities in the SFR sector through the targeted acquisition, renovation, leasing and management of single-family homes to operate as rental properties and purchases of SFR loans. We believe that by deploying capital into the SFR market, we can take advantage of the oversupply of vacant foreclosed homes, rent homes at fair prices to dislocated households and capture high rental yields and HPA. We believe that our investment edge is our ability to select target metropolitan statistical areas, sub-markets and assets that we believe are most likely to experience attractive risk-adjusted returns, based on our Manager’s proprietary data analysis and market knowledge.

We intend to capitalize on opportunities in the multi-family residential properties sector through the targeted acquisition of SBMF loans and selective originations at attractive financing terms to recapitalize properties underlying distressed SBMF loans. Our SBMF strategy will focus on SBMF loans where we believe the pipeline of investment opportunities is most robust, the competition most limited, and the risk priced attractively.

Our Single-Family Rental Strategy

In the SFR sector, we will select, acquire, renovate, lease and manage SFR properties for the purpose of generating steady ongoing rental yield and potential significant capital appreciation. We expect to purchase homes at attractive prices by various means, including foreclosure sales, short sales or the acquisition of sub-performing and non-performing loans. We intend to invest the proceeds of this offering in properties located in our target markets, where we identify the potential for significant HPA and healthy rental demand. Our target markets currently include the MSAs of Atlanta, Georgia; Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; Phoenix/Tucson, Arizona; and San Antonio, Texas.

	Atlanta, GA	Charlotte, NC	Denver, CO	Memphis, TN	Phoenix/ Tucson, AZ	San Antonio, TX	National Average
Historical HPA(1)
HPA (Peak to Trough)	–27.3%	–15.7%	–10.6%	–14.0%	–47.6%	–12.2%	–26.7%
HPA (Peak to Current)	–19.6%	–8.7%	–0.8%	–8.8%	–35.5%	–5.2%	–19.3%
HPA (Prior 12 months)	10.6%	8.3%	10.9%	6.1%	18.2%	8.0%	10.1%
HPA (Prior 3 months)	1.9%	4.1%	2.4%	4.3%	3.3%	2.8%	3.0%
Peak	Jul-07	Jun-07	Jul-07	Jul-07	Jun-06	Aug-07	Apr-06
Trough	Mar-12	Feb-12	Feb-12	Feb-12	Oct-11	Feb-12	Feb-12
EHS / NHS Discount(2)
2000-2002	17.7%	9.5%	15.2%	39.7%	18.8%	29.3%	25.3%
2012	37.9%	7.0%	29.3%	50.1%	33.6%	27.6%	21.3%
Population Growth
1990-2000	38.4%	29.8%	30.7%	12.9%	45.3%	21.6%	13.2%
2000-2010	24.0%	32.1%	16.7%	9.2%	28.9%	25.2%	9.7%
Average Property Tax Rate	0.8%	0.8%	0.6%	0.7%	0.7%	1.8%	1.1%
Foreclosure Type	non-judicial	non-judicial (3)	non-judicial	non-judicial	non-judicial	non-judicial	NA
Source: Ellington analysis based on data from CoreLogic, BLS, US Census Bureau and the National Association of Realtors.

(1)	Historical HPA is based on CoreLogic (distressed excluded) as of February 2013.
(2)	The discount between existing home sales and new home sales (ie. 20% discount means existing homes sell for 20% less than new homes).
(3)	The Charlotte Metropolitan Statistical Area (MSA) contains parts of both North Carolina (non-judicial) and South Carolina (judicial).

One element of our strategy is to seek to capture in certain acquired homes what we refer to as a “distress discount” inherent in markets with apparent supply/demand imbalances caused by the substantial number of properties being sold through short sales and foreclosure. We will aim to apply Ellington’s intensive data analysis to identify promising target regions and complete the purchase of SFR properties before significant competition drives up property prices and reduces or eliminates the distress discount.

We will outsource leasing and property management to high-quality local property managers that we will have screened and vetted and that have demonstrated a track record of successful operations in our markets. Affiliates of Ellington have formed relationships with local property management companies in all of our current markets. Ellington’s asset management and accounting personnel will maintain oversight and control of the local property managers through cash monitoring, expense reconciliation and fund segregation practices in connection with acquisition closings, property renovation, leasing activity, rent collection, expense payment and delinquent receivables management.

We may engage third parties to assist us in sourcing, managing and/or disposing of our SFR investments. Such third-party service providers may be compensated in a variety of ways, including pursuant to incentive-based arrangements. We may also enter into joint ventures, partnerships, or similar arrangements, whereby such third-party service providers co-invest with us in our SFR investments. While as a result we may share the returns we earn on our SFR investments with our partners, we expect to hold a controlling interest and to retain decision-making authority with respect to these investments.

Our Small-Balance Multi-Family Residential Loan Strategy

Our SBMF strategy will focus on the acquisition of debt instruments and multi-family residential properties in markets where we see attractive risk-adjusted yield opportunities. Our strategy includes obtaining discounted payoffs of SBMF loans that we have acquired at significant discounts, working with borrowers to restructure SBMF loans and acquiring ownership of the multi-family residential properties underlying the SBMF loans through negotiations or foreclosure, which we will then evaluate for long-term ownership or sale. In the experience of our management, valuations and occupancy rates of multi-family residential assets have been more predictable and less volatile than those of other commercial real estate asset classes. We expect to achieve attractive total risk-adjusted returns for our stockholders through a combination of interest income and gains from principal payments on our SBMF loans and rental income and capital appreciation from the multi-family residential properties we acquire via foreclosing on our SBMF loans or otherwise.

Ellington has established sourcing and processing strategies in this sector, where it sees limited competition currently from institutional investors. Given its experience in sourcing and ability to work out loans and take ownership of the underlying real estate, when appropriate, in a timely and efficient manner, Ellington believes that investments in sub-performing and non-performing SBMF loans are an attractive means to access the multi-family real estate market.

We will acquire SBMF loans through “one-off” transactions as well as through the purchase of small portfolios, and we expect to avoid large portfolio sales that have tended to attract higher prices from some of the largest national money managers seeking bulk purchases. In addition, we plan to selectively originate SBMF loans by recapitalizing the underlying distressed multi-family residential properties. We believe that defaulted loans and distress situations represent an attractive means to participate in the multi-family residential economic sector. In addition, we may acquire properties on a selective basis through purchases at foreclosure auctions, foreclosures on properties securing the SBMF loans we acquire, short sale or deed-in-lieu arrangements with borrowers, or direct asset purchases.

We expect that our speed of loan resolution will be a primary and differentiating feature of our SBMF strategy. Prior to acquiring a distressed SBMF loan, we will seek to understand the borrower’s incentives and forecast his or her behavior by examining credit files and borrower correspondence, determining loan structure and asset value, and when permitted, working with the borrower directly. We expect our distressed SBMF loans resolutions to be similar to those of Ellington to date, the majority of which have been in the form of discounted payoffs or deed-in-lieu transactions that were mutually acceptable to both the borrower and Ellington. Because we intend to acquire SBMF loans at discounts to par, we may recognize taxable income without receiving any cash, or “phantom” income, if we significantly modify those loans. See “Material U.S. Federal Income Tax Considerations — Distributions Requirements.”

On a selective basis, we also expect to include as part of our SBMF strategy the direct purchase and renovation, lease and management of multi-family residential properties that we believe are positioned to benefit from strong rental demand and rental growth in our target markets. On an opportunistic basis, we may sell SBMF loans in the event that their sale would be more economically beneficial to us than foreclosing on the underlying properties or continuing to hold the loans. To avoid the 100% prohibited transactions tax on gain from “dealer sales” by a REIT, we anticipate that such sales of our SBMF loans and our multi-family residential properties will generally be conducted through our TRS, which will be subject to U.S. federal, state and local corporate income tax.

We may engage third parties to assist us in sourcing, underwriting, servicing, working out, and/or disposing of our SBMF investments. Such third-party service providers may be compensated in a variety of ways, including pursuant to incentive-based arrangements. We may also enter into joint ventures, partnerships, or similar arrangements, whereby such third-party service providers co-invest with us in our SBMF investments. While as a result we may share the returns we earn on our SBMF investments with our partners, we expect to hold a controlling interest and to retain decision-making authority with respect to these investments.

Other Mortgage-Related Assets

Although our core investment strategy will focus on the acquisition and management of SFR properties and loans and the acquisition and origination of SBMF loans and multi-family residential properties, we believe Ellington’s expertise in the RMBS and CMBS market will provide our Manager not only with valuable investment insights into the selection of our assets but also with the capacity to invest opportunistically in other mortgage-related assets, subject to our investment guidelines and as market conditions permit.

Accordingly, in addition to our core strategies of investing in SFR properties and loans and SBMF loans and multi-family residential properties, we may also utilize the extensive experience of Ellington in the residential and commercial mortgage sectors to invest from time to time, to a lesser extent than in our core SFR and SBMF assets, in other non-core investments, including but not limited to:

•	Agency RMBS;

•	Non-Agency RMBS;

•	TBAs; and

•	CMBS.

We may finance these non-core assets. Our borrowings to finance non-core assets will primarily consist of reverse repurchase agreements collateralized by our Agency RMBS, non-Agency RMBS and CMBS. The terms of these reverse repurchase agreements may require additional collateral to be posted with our counterparties from time to time as a result of a margin call. We do not have a targeted debt-to-equity ratio with respect to our non-core assets, but we expect to incur leverage at levels that our Manager deems to be prudent based on its experience.

Subject to qualifying and maintaining our qualification as a REIT and maintaining our exclusion from regulation as an investment company under the Investment Company Act, we may utilize various derivative instruments and other hedging instruments to mitigate interest rate risk, credit risk and other risks associated with our non-core investments. For example, we may opportunistically hedge interest rate risk by entering into interest rate swaps, Eurodollar futures, TBA transactions, and other hedging instruments, and for the purposes of the REIT qualification tests, we will generally seek to designate these instruments as qualified liability hedges relating to the indebtedness we incur to finance these assets. Finally, although we do not intend to operate our non-Agency RMBS and CMBS investment strategy on a credit-hedged basis in general, we may selectively use credit default swaps to hedge credit risk. We may enter into any credit default swaps or interest rate hedges that are not qualified liability hedges through our TRS.

Our Investment History

The following chart illustrates Ellington’s SFR investment history by market since the inception of Ellington’s strategy in November 2011 through June 15, 2013:

Acquisition Activity from November 2011 to June 15, 2013

Ellington’s SFR strategy began in November 2011 in Phoenix/Tucson, Arizona, and to date it has acquired 81 SFR properties there. Although housing price indices were negative for Phoenix/Tucson, Arizona as shown below, Ellington selected Phoenix/Tucson, Arizona based on its proprietary analytics, which highlighted a high concentration of ZIP codes with significant HPA potential. Ellington also realized Phoenix/Tucson, Arizona offered several other attractive characteristics including high projected cash flow yields, deeply discounted home prices, low shadow supply, long-term favorable demographics, a favorable employment outlook, a diverse economy with multiple sources of growth, a favorable local legal and regulatory environment, a deep pool of skilled construction labor, and high quality of life.

Affiliates of Ellington assembled, over a several-month period, a portfolio of 81 SFR properties in Phoenix/Tucson, Arizona for $5.1 million. During the last two months of acquisition activity in Phoenix/Tucson, Arizona, in March and April 2012, as prices in that market began to recover rapidly, Ellington shifted its capital allocation to focus on SFR property acquisitions in Atlanta, Georgia, and has acquired 266 homes for $26.2 million over a period of 17 months through June 2013. Ellington decided to invest in Atlanta in early 2012 for four primary reasons: (i) Atlanta home prices were among the cheapest in the country, both on an absolute basis and relative to incomes; (ii) rent declines were less significant than home prices, resulting in high cash flow yields; (iii) Atlanta is a major hub of the United States with a highly diversified economy, capable of supporting long-term population and employment growth; and (iv) Atlanta’s foreclosure auction process is highly inefficient, which at the time of market entry, functioned as a barrier to entry. As the charts below illustrate, Ellington’s analytics and investment process provided a signal early enough to allow us to prepare to enter the Phoenix/Tucson, Arizona and Atlanta, Georgia markets close to the time when general home prices in those markets started to rise.

3-Month Change in CoreLogic Phoenix/Tucson, Arizona and Atlanta, Georgia

Distressed Excluded Index (Annualized)

Source: Ellington analysis based on data from CoreLogic.

Each month, Ellington calculates a variety of housing-related metrics for all major urban areas in the country. These calculations include quantifying foreclosure volumes and projecting local HPA. Ellington’s database encompasses 384 MSAs and metropolitan divisions and approximately 40,000 ZIP codes, which incorporates 82% of the country’s population. The source data includes loan-level information on approximately 36 million active residential loans, as well as inputs from the U.S. Census and other providers. Ellington uses this proprietary database and its analytical tools to identify attractive markets for SFR investments. It seeks to identify markets that it believes will outperform the national averages for risk-adjusted returns, which includes projections of current yield and HPA, and also considers institutional competition and the ability to obtain critical mass.

Most recently, Ellington identified the following three MSAs as target markets for the strategy (listed in order of earliest acquisition): Charlotte, North Carolina; San Antonio, Texas; and Memphis, Tennessee. From April 1, 2013 through June 15, 2013, Ellington had acquired 273 homes in these markets for an investment amount of $29.1 million.

SFR Monthly Acquisitions Pace

Ellington entered the SBMF loans space in June 2010 and to date has had strong historical performance. As of June 30, 2013, Ellington had successfully exited (or had pending sales contracts for) 94% of its cumulative cost basis of the small-balance loans it had owned for at least six months (85% residential-related), generating an annualized gross yield of 20.8%, a gross equity multiple of 1.17x and 10.2 months to resolution on a weighted-average basis. In addition, loans representing an additional 3% of cost basis became re-performing loans as a result of Ellington’s active asset management approach. The remaining loans representing 3% of cost basis are unresolved and non-performing, and we would expect the yield on those loans to be possibly materially lower, or even negative compared to the yield to date on the other loans.

Our Investment Process

SFR Investment Process

We will seek to expand our portfolio of SFR properties by following a five-stage SFR investment process. As further described below, the five stages of our SFR investment process are (1) pre-acquisition, (2) post-acquisition, (3) renovation, (4) leasing, and (5) ongoing property management.

Pre-Acquisition Stage

The Analytical Foundation for Market Selection. Two of the most important macro-determinants of long-run risk-adjusted returns are future HPA and gross rental yields. Based on Ellington’s research, we believe that one of the critical factors that determines whether HPA will be strong or weak is the timeline of future foreclosures, which itself depends primarily on the degree to which borrowers in a market have mortgage balances greater than the estimated value of their homes, combined with the legal framework for the foreclosure process in that market.

Turning Data into Acquisition Selection

We believe that foreclosures have a number of negative effects on local SFR property markets. Foreclosures generally: (1) temporarily depress prices by increasing the supply of homes for sale; (2) reduce household demand both by shrinking the number of local households (to the extent displaced households move in with others following foreclosure) and fueling emigration from the local area; (3) reduce future credit availability for borrowers in the same geography (either as a result of a recent foreclosure on a credit record, or challenging property appraisals which require excessive down payment), which depresses new household formation and, in turn, reduces housing demand; and (4) compete with the non-distressed for-sale housing stock, which reduces construction demand and therefore employment opportunities. These adverse effects of foreclosures on the local economy can create a self-reinforcing “vicious cycle” that generally ends only when the supply of underwater mortgages is eliminated from the system.

Ellington’s analysis of historical data shows that across time and market conditions, when foreclosures are rising or falling, home prices fall or rise, respectively, in tandem. We believe that this simple relationship is one of the best predictors, among many, of home prices. Moreover, the process by which a borrower enters foreclosure and loses his or her home is highly geographically dependent. We believe, based on Ellington’s proprietary analytical research, that although the foreclosure wave has peaked in cities like Phoenix/Tucson, Arizona and Atlanta, Georgia, other cities are still facing high foreclosure rates, which we expect to provide ample investment opportunities for us over time.

Investment Criteria for Target Markets. Ellington regularly projects foreclosure rates and HPA for 384 metropolitan statistical areas. When comparing markets for investment merit, we consider numerous factors, some weighted more heavily than others in certain markets, including (1) value characteristics such as HPA potential, net rental yields which reflect prevailing rental rates along with local differences in real estate taxes and insurance costs, magnitude of peak/trough price decline, affordability, discount to replacement cost and price to income ratios; (2) demand characteristics such as employment strength, demographics, median income, measure of pent-up demand or latent household formation, population growth, renter-to-owner ratio, rental demand, vacancy rates and mortgage availability; (3) structural characteristics such as the applicable legal framework, judicial vs. non judicial foreclosure and methods of sale; and (4) supply and size characteristics such as the size of the market, shadow inventory, foreclosure and 90+ delinquency pipeline, share of distressed sales, and existing housing inventory. Based on our analysis, we identified the MSAs of Atlanta, Georgia; Denver, Colorado; and Phoenix/Tucson, Arizona; as initial target markets. More recently, we expanded into the MSAs of Charlotte, North Carolina; Memphis, Tennessee; and San Antonio, Texas.

In some cases, we will target markets that are experiencing a temporary liquidity vacuum and corresponding distress because a significant number of would-be home purchasers have lost access to financing. Under these market conditions, all-cash buyers like us have a significant competitive advantage over those who require a mortgage. We believe that such markets are also candidates for price stabilization and appreciation once confidence-inspired liquidity and widespread mortgage financing return.

Investment Criteria for Target Home Profiles. Once we have identified a target market, we will determine which neighborhoods and product types we will target for investment based on the anticipated risk-adjusted returns obtainable from the combination of the initial distress price discount achieved, plus the net rental yield available in the near-term, plus the annual HPA expected for that general market over time. We will estimate the HPA potential based on, among other factors, local income levels, proximate job drivers and commercial development, crime rates, school quality, demographics, transportation, local HOA considerations, home characteristics (age, condition, size, lot size, optimal bed/bath ratio) and various other criteria.

When underwriting individual assets, we will rely heavily on recent sales (both distressed and non-distressed) and recent rents achieved by comparable assets. When we combine that analysis with the nuanced market knowledge of our local third-party management companies and sales agents, we can be highly selective about the specific homes we wish to acquire.

We expect primarily to target assets we believe have high HPA potential, although we will seek to construct a balanced portfolio which will generate both attractive yields and capital appreciation. At the same time, we prioritize quality homes at reasonable prices, rather than seeking solely the markets and assets with the lowest prices. We will avoid acquiring homes above certain price points where limited rental yield is available, as well as homes of excessive age and wear, where the risk of obsolescence exceeds any upside from renovations (threshold levels for both of these measures necessarily vary by market). We will target what we perceive to be the highest-value segment of homes in a given market, which frequently are considered to be entry-level homes — typically these represent the largest, most liquid, most in-demand and cheapest part of the market — and those in need of moderate, but not significant, renovation (typically being less than 10-20% of the acquisition price).

Local Operator Selection Process. In order to execute our business strategy, we rely on local, third-party vendors and service providers for certain services for our properties. For example, we rely on third-party home improvement professionals, leasing agents and property management companies to acquire, lease, finance, renovate, operate and manage our SFR properties. We do not have long-term contractual relationships with any of these third parties.

We expect to contract with other local operators over time as we expand our portfolio. We identify local providers through our relationships with our partners, brokers and other contacts. We vet prospective candidates through, among other activities, interviews, background and reference checks and on-site due diligence tours to ensure that each of our local operators has solid management and the ability to scale their operations to meet our operating and financial demands. We intend to provide active oversight of our local operators to attempt to ensure appropriate levels of service quality. We will also implement cash control procedures and maintain discretion over key investment decisions, including, but not limited to, bid strategies and amounts, rent levels and renovation budgets.

Underwriting Process. Ellington has developed underwriting and due diligence procedures that we use to determine appropriate bidding prices, net rental yields, HPA potential and risk-adjusted returns. Our Manager underwrites and approves each property acquisition. Our initial evaluation of potential investments includes some or all of the following: drive-by inspections, property photographs, third-party professional home inspections (in the case of MLS-type sales) and estimates or evaluations of renovation costs, age, product type, location, subdivision, block, school quality, local drivers, potential rent, and market value based on recent sales and rental demand. We also retain local law firms or title search companies to perform cost-effective title searches for each home we consider buying to identify liens, other encumbrances and HOA restrictions that might make it an insufficiently profitable investment. We also research current tax assessment values and identify any delinquent property taxes. We review with, and seek approval from, our Investment Committee on our overall bidding process, including investment criteria and investment strategy. Foreclosure auditors frequently require transactions to close immediately. Ellington has controls in place for cash management, deed recording and custody transfer that we will use when purchasing a foreclosed property. Finally, we negotiate agreements relating to the homes, including agreements of purchase and sale, leases and construction agreements, and review title commitments, HOA documents and closing statements.

Acquisition Channels. We intend to acquire homes from a variety of sources, including foreclosure auctions, short sales, REO sales, local aggregators of small portfolios, and in portfolios from national and regional banks (where Ellington’s established relationships can be of especially high value), insurance companies and from the Federal Housing Finance Agency, the regulator and conservator of Fannie Mae and Freddie Mac.

Ellington may consider acquiring sub-performing and non-performing loan portfolios. We believe Ellington’s microeconomic models provide us with a competitive advantage in evaluating sub-performing and non-performing residential loan portfolios. The acquisition of SFR properties through this distressed loan channel may, in certain situations, be more attractive than other channels. First, there are generally fewer participants in the sub-performing and non-performing loan marketplace than in the foreclosure auction marketplace because these strategies require national scale and well-developed analytics. The lower level of competition, combined with growing supply, may result in attractive investment opportunities that fit our investment criteria from time to time. Additionally, by purchasing residential mortgages rather than the underlying properties, sellers of the loans avoid paying the costs typically associated with the foreclosure process and subsequent home sale, such as broker commissions and closing costs of up to 10% of gross proceeds of the sale. These savings may motivate sellers to accept a lower price for the sub-performing and non-performing loans than they would if selling REO.

Post-Acquisition Stage

Following the pre-acquisition stage, our Manager will monitor and oversee the activities of our local operators during the remaining stages in our investment process. Our Manager will retain discretion over key decisions involved in each stage, including among other examples, renovation budgets and offered rents.

Upon our acquisition of each home or portfolio of homes, we will transition property management to our local operators. They will coordinate with us to oversee renovations, leasing and management of our homes. We or our local property managers will, among other post-acquisition activities, record the deed; file address change notices to government and taxation authorities and HOA; determine occupant status; secure property and re-key as needed; transition a current occupant to a tenant or oversee eviction; establish contact with HOA, if any, to set up payment arrangements for HOA dues; promptly pay any delinquent taxes or liens; activate utilities; insure the property or assume its current coverage; contract with third parties for renovations; and file vacant property registration with local authorities, as applicable.

Renovation Stage

We expect to benefit from Ellington’s experience in evaluating, staffing and managing SFR renovation projects. This experience includes working with local property managers to conduct on-site inspections and formulate a scope of work that is reviewed and approved by Ellington’s asset managers, bidding the job through local contractors, awarding the project and overseeing their progress and completion to ensure that they are satisfactorily completed on time and on budget.

Ellington’s approach to managing the renovation process typically includes a site visit by the local property manager, including taking pictures and formulating a scope of work; approval of the scope of work by an Ellington asset manager after reviewing photos and cost estimates; selection of contractors and commencing work; a property inspection by a local manager to monitor progress and quality of work; monitoring and tracking of rehabilitation progress by an asset manager; oversight of all punch list items by construction manager, final approval, and taking “after photos”; and review of punch list and “after photos” by Ellington asset manager and approval of final payment to contractor. As our portfolio grows, we expect to realize economies of scale in each of our target markets, which should enable us to negotiate bulk discounts with preferred renovation vendors.

Leasing and Property Management Stages

Ellington has overseen the management of approximately 1,000 SFR properties (either through direct acquisition or REO) since 2009. We expect to benefit from this experience, which includes selecting local property managers, working with local operators to attempt to ensure that all tax bills and HOA dues are paid and that the properties are properly maintained, and, when Ellington decided to rent out properties, working with the local managers to oversee all leasing-related functions.

Ellington’s oversight of leasing and property management currently focuses primarily on:

•	advertising and marketing through multiple channels, including MLS listing, signage, Internet and social media;

•	ensuring good curb appeal;

•

conducting weekly status calls between Ellington asset managers and key third-party providers to review and monitor, among other things: (a) leasing agent feedback; (b) status of vacant units; (c) pricing strategies; (d) suggested property enhancements; (e) ongoing maintenance and emergency repairs; (f) cash collections and delinquency;

•	managing the renewal process (typical lease term is one year), emphasizing tenant retention to minimize turnover costs and to maximize rent increases on new leases;

•	establishing and maintaining minimum resident qualifications, emphasizing rental history, employment status and credit quality;

•	collecting appropriate security deposits;

•	controlling maintenance and turnover costs;

•	establishing guidelines for preventive maintenance programs, emergency repairs and maximum threshold amounts above which Ellington approval is required;

•	overseeing property tax, HOA dues and insurance payments;

•	approving and monitoring operating budgets and monitor any variances on a monthly basis; and

•	establishing and maintaining move-out inspections and security deposit return procedures.

Ellington’s asset management team is focused on maximizing the value of its assets by prudently allocating resources in order to achieve appropriate rents and low vacancy rates.

SBMF Loans Investment Process

As with the SFR sector, we will follow what we believe is a proven process to seek to achieve attractive risk-adjusted returns in the SBMF loans sector. We expect to implement our SBMF strategy on a targeted basis nationally and will opportunistically identify investments in specific markets that exhibit attractive risk-adjusted yield opportunities. While our target markets for SFR properties and loans will frequently overlap with those in which the properties underlying our SBMF loans are located, other structural considerations could make investments in SBMF loans attractive in markets where investments in SFR are not, including, for example, whether a market has a judicial foreclosure process that has created a backlog of defaulted notes requiring resolutions or high land values that favor higher-density result in construction of more multi-family residential properties than single-family homes.

Ellington’s SBMF loans investment process involves deal sourcing, screening, due diligence, underwriting and ongoing asset management and risk management.

Deal Sourcing

The market for SBMF loans is characterized by an acute need for capital and limited institutional debt capital. We expect to benefit from Ellington’s established footprint and relationships in the SBMF loans market. Ellington has deep relationships with community and regional banks, strategic partners, borrowers, sale brokers, real estate attorneys, special servicers, restructuring advisors and other industry participants throughout the country. We believe that these relationships will generate investment opportunities for us across markets and sectors.

Ellington has been actively involved in the small-balance commercial debt markets over the past two years, having acquired 139 mostly non-performing small-balance commercial loans with an aggregate unpaid balance of approximately $237 million since June 2010. Approximately 87% of the small-balance loans acquired were secured by either multi-family residential properties or mixed-use properties with multi-family residential components and were acquired from approximately two dozen sellers. Ellington has also opportunistically recapitalized several distressed SBMF loans. As of June 30, 2013, Ellington had successfully exited (or had pending sales contracts for) 94% of its cumulative cost basis of the small-balance loans it had owned for at least six months (85% residential-related), generating annualized gross yield of 20.8%, a gross equity multiple of 1.17x and a weighted-average time to resolution of 10.2 months. These loans were acquired from special servicers and banks.

The majority of the opportunities have come from Ellington’s acquisitions channels which identified borrowers who were seeking flexible solutions to distressed situations. We believe that Ellington’s efficiency in sourcing, acquiring and resolving SBMF loan transactions expeditiously has been a notable and differentiating element of its strategy.

Preliminary Due Diligence

Following our Manager’s investment screening, our due diligence process for SBMF loans will include a comprehensive financial, environmental, structural, legal and tax review of each deal. The following describes the general underwriting process for a potential SBMF loan acquisition or origination:

•

Market due diligence. Our Manager will engage in discussions with local brokers, appraisers and developers, as applicable. Our Manager will also use independent research services, including Bloomberg, CoStar, PPR and Real Capital Analytics to track supply and demand trends and guide its analysis.

•	Legal due diligence. Our Manager will perform a lien search to capture a comprehensive picture of all mortgages, mechanics liens, real estate tax liens and other claims against the property.

•	REIT compliance. Our Manager will determine the appropriateness of a potential acquisition as a REIT asset.

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Financial underwriting. Ellington and our Manager will review historical and budgeted income and expenses (as available) and, combined with conclusions from its market due diligence, project a wide variety of possible outcomes, typically considering the following scenarios: base case, downside, and upside cases.

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Loan sizing and terms (on originations). Based on market due diligence and financial underwriting, our Manager will prepare an indicative term sheet that outlines the terms, structure and sizing of the potential loan. At this stage, our Manager will specify loan terms, including, among others, interest rate, amortization, loans fees, reserve levels, recourse/carve-outs, term, extensions/tests and lockout period.

•	Site visit. Prior to committing to a deal, a physical on-site visit will in almost all cases be conducted.

In conjunction with preliminary due diligence, in the case of a new origination, we will typically require the borrower to execute a loan application and fund a good-faith deposit to cover our expenses.

Formal Due Diligence

Once a potential SBMF loan is approved by our Manager’s Investment Committee, our Manager will conduct formal due diligence, which will typically include preparation of some or all of the following (in the case of an origination): appraisal, borrower credit profile, final financial analysis and projections (including capital expenditure, insurance and real estate tax analysis), lease reviews/estoppels as applicable, loan documents, site inspection and tour of competitive properties, third-party reports (typically engineering and environmental), title/survey and zoning review. Ellington’s investing and in-house legal team will help us manage each step of the diligence process, including coordinating the review of title, survey, real estate taxes, zoning and existing credit/servicing file, and coordinate closing. Ellington will structure and draft loan documents and perform borrower background checks and prepare credit profiles.

In addition, in situations where we will acquire multi-family residential properties directly (via REO or non-distressed sales), we will typically partner with and oversee local operators that will perform many of these tasks. Ellington has an in-house asset management operation that will oversee any direct acquisitions of multi-family residential properties we make.

Conflicts of Interest; Equitable Allocation of Opportunities

Ellington expects to manage in the future non-permanent capital vehicles that have strategies that are similar to, or that overlap with, our strategy. However, Ellington and our Manager have agreed that for so long as the management agreement between us and our Manager is in effect, none of Ellington, our Manager or any of their affiliates will sponsor or manage any permanent capital vehicle that invests primarily in (i) SFR properties or

(ii) SBMF loans. Ellington will make available to our Manager all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, to be appropriate for us in accordance with Ellington’s written investment allocation policy, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities. Ellington’s investment and risk management committee and its compliance committee (headed by its chief compliance officer) are responsible for monitoring the administration of, and facilitating compliance with, Ellington’s investment allocation policy.

In the event that Ellington is unable to buy as many of our target assets as will be required to satisfy the needs of all of Ellington’s accounts at that time, Ellington’s investment allocation policies and procedures typically allocate such assets to multiple accounts in proportion to their needs and available capital. Ellington may at times allocate opportunities on a preferential basis to accounts that are in a “start-up” or “ramp-up” phase. The policies permit departure from such proportional allocation under certain circumstances, for example when such allocation would result in an inefficiently small amount of the security being purchased for an account or for assets that cannot be easily divided among accounts, including SBMF and SFR, our target asset classes. Such assets may be allocated on a rotational or otherwise equitable basis. In that case, the policies allow for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. A departure from these policies would be permitted to allow us to maintain our exclusion from regulation as an investment company under the Investment Company Act, or to maintain compliance with other applicable regulations, guidelines or restrictions.

Other policies of Ellington that our Manager applies to the management of our company include controls for:

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Cross Transactions. Cross transactions are defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by Ellington or our Manager, on the other hand. It is Ellington’s policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. Ellington or our Manager may enter into cross transactions where it acts both on our behalf and on behalf of the other party to the transaction. Upon written notice to our Manager, we may at any time revoke our consent to our Manager’s executing cross transactions. Additionally, unless approved in advance by a majority of our independent directors or pursuant to and in accordance with a policy that has been approved by a majority of our independent directors, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager’s current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (i) at prices based upon third-party bids received through auction, (ii) at the average of the highest bid and lowest offer quoted by third-party dealers, or (iii) according to another pricing methodology approved by our Manager’s chief compliance officer.

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Principal Transactions. Principal transactions are defined as transactions between Ellington or our Manager (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager or Ellington (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent directors and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.

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Investment in Other Ellington Accounts. Pursuant to our management agreement, if we invest in any other investment fund or other investment for which Ellington, our Manager or one of their affiliates receives management, origination or structuring fees, the management fee payable by us to our Manager will be reduced by an amount equal to the applicable portion (as described in the management agreement) of any related management fees, origination fees or structuring fees payable to our Manager.

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Split Price Executions. Pursuant to our management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by Ellington, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.

Our Manager is authorized to follow very broad investment guidelines. Our independent directors will periodically review our investment guidelines and our portfolio. However, our independent directors generally will not review our proposed asset acquisitions, dispositions or other management decisions. In addition, in conducting periodic reviews, the independent directors will rely primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our Board of Directors. Our Manager has great latitude within our broad investment guidelines to determine the types of assets it may decide are proper for purchase by us. The management agreement with our Manager does not restrict the ability of its officers and employees from engaging in other business ventures of any nature, whether or not such ventures are competitive with our business. We may acquire assets from entities affiliated with our Manager, even where the assets were originated by such entities. Affiliates of our Manager may also provide services to entities in which we have invested.

Our executive officers and the officers and employees of our Manager, as well as certain members of our Board of Directors, are also principals, officers and/or employees of Ellington, and, with the exception of those officers that may be fully dedicated to us, we compete with other Ellington accounts for access to these individuals. We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries is a party or has an interest, nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics will contain a conflicts of interest policy that prohibits our directors, officers and employees, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual or apparent conflict of interest with us, absent approval by our Board of Directors or except as expressly set forth above or as provided in the management agreement between us and our Manager. In addition, nothing in the management agreement binds or restricts our Manager or any of its affiliates, officers or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its affiliates, officers or employees may be acting.

Policies with Respect to Certain Other Activities

If our Board of Directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities, the retention of cash flow and other funds from debt financing or a combination of these methods. In the event that our Board of Directors determines to raise additional equity capital, it has the power, without stockholder approval, to cause us to issue additional shares of common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may in the future, offer equity or debt securities, including OP units or preferred units of limited partnership issued by our operating partnership, in exchange for assets.

We may invest in the securities of other issuers for the purpose of exercising control over such entities. We engage in the purchase and sale of assets, and we may in the future make loans to third parties. We have not in the past and will not in the future underwrite the securities of other issuers.

Our Board of Directors may change any of these policies without prior notice to you or a vote of our stockholders.

Competition

In acquiring our assets, we will compete with REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, institutional investors, private equity funds, private investment funds, high net worth individuals, investment banking firms, financial institutions, governmental bodies, real estate opportunity funds and other persons and entities. Many of our competitors are significantly larger than us, have greater access to capital and other resources and may have other advantages over us. Our competitors may include other investment vehicles managed by Ellington or its affiliates, including EFC and EARN, and other vehicles which may have investment mandates related primarily to the SFR and multi-family residential sectors. In addition to existing companies, other companies may be organized for similar purposes, including companies focused on purchasing our target assets. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of our common stock. In particular, some of the markets we may consider as attractive may be significantly impacted to the extent they are also pursued by large institutional competitors. As a result, we may be effectively precluded from pursuing some of our target markets due to other institutional competitors. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets and establish more relationships than us. Additionally, we may also compete with the U.S. Federal Reserve and the Treasury to the extent they purchase assets meeting our objectives pursuant to various purchase programs.

In the face of this competition, we have access to our Manager’s and Ellington’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess risks and determine appropriate pricing for certain potential assets. In addition, we believe that these relationships enable us to compete more effectively for attractive asset acquisition opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.

Finance, Accounting and Compliance

Our financial statements will be prepared in accordance with GAAP. Ellington’s finance, accounting and compliance procedures have been designed to handle the cash management and reconciliation demands of the large-scale acquisition and management functions contemplated by our strategies. Ellington’s proprietary management and accounting applications include cash monitoring, expense reconciliations and fund segregation practices that can track closings, property renovations, leasing activity, rent collections, payment of expenses and management of delinquent receivables.

Operating and Regulatory Structure

Tax Requirements

We intend to qualify and will elect to be taxed as a REIT commencing with our taxable year ending December 31, 2013. We generally will not be subject to U.S. federal income tax on our REIT taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and qualify as a REIT. REITs are subject to a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their annual REIT taxable income excluding net capital gains. We cannot assure you that we will be able to comply with such requirements in the future. Failure to qualify as a REIT in any taxable year would cause us to be subject to U.S. federal income tax on our taxable income at regular corporate rates (and any applicable state and local taxes). Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state, local and foreign taxes on our income. For example, the income generated by our TRS and any other taxable REIT subsidiary we form will be subject to U.S. federal, state and local income tax.

Fair Housing Act

The Fair Housing Act, its state law counterparts and the regulations promulgated by HUD and various state agencies, prohibit discrimination in housing on the basis of race or color, national origin, religion, sex, familial status (including children under the age of 18 living with parents or legal custodians, pregnant women and people securing custody of children under the age of 18) or handicap (disability) and, in some states, on financial capability. We believe that our properties are in substantial compliance with the Fair Housing Act and other regulations.

Environmental Matters

As a current or prior owner of real estate, we are subject to various U.S. federal, state and local environmental laws, regulations and ordinances and also could be liable to third parties as a result of environmental contamination or noncompliance at our properties even if we no longer own such properties. See “Risk Factors — Risks Related to our Business — We may be subject to unknown or contingent liabilities or restrictions related to properties that we acquire for which we may have limited or no recourse.”

Investment Company Act Exclusion

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Both we and our operating partnership will be organized as holding companies and will conduct our business primarily through wholly owned subsidiaries of our operating partnership. The securities issued by our operating partnership’s subsidiaries that are excluded from the definition of “investment company” under Section 3(c)(7) of the Investment Company Act, together with other investment securities our operating partnership may own, cannot exceed 40% of the value of all our operating partnership’s assets (excluding U.S. government securities and cash) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage and the assets we may hold. Certain of our operating partnership’s subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets and at least 80% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate assets or real estate-related assets, we will rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the Division of Investment Management of the SEC regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen. Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common stock, the sustainability of our business model and our ability to make distributions.

We will monitor our compliance with our exclusion from registration as an investment company under the Investment Company Act. The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Investment Advisers Act of 1940

Ellington is a registered investment adviser under the Advisers Act and is subject to the regulatory oversight of the Investment Management Division of the SEC.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

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we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements;

•	we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	we have elected to use an extended transition period for complying with new or revised accounting standards.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt securities over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

Legal Proceedings

Neither we nor our Manager is currently subject to any legal proceedings that we or our Manager considers to be material. Nevertheless, at any time, industry-wide or company-specific regulatory inquiries or proceedings can be initiated and we cannot predict when or if any such regulatory inquiries or proceedings will be initiated that involve us, Ellington, or its affiliates, including our Manager.

We can give no assurances that regulatory inquiries will not result in investigations of Ellington or its affiliates or enforcement actions, fines or penalties or the assertion of private litigation claims against Ellington or its affiliates. We believe the intense scrutiny of collateral debt obligation, or CDO, market participants in particular (including large CDO collateral managers such as Ellington) increases the risk of additional inquiries and requests from regulatory or enforcement agencies. In the event regulatory inquiries such as those discussed above were to result in investigations, enforcement actions, fines, penalties or the assertion of private litigation claims against Ellington or its affiliates, our Manager’s ability to perform its obligations to us under the management agreement between us and our Manager, or Ellington’s ability to perform its obligations to our Manager under the services agreement between Ellington and our Manager, could be adversely impacted, which could in turn have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Staffing

We currently do not have any employees. All of our executive officers and the executive officers of our Manager will be employees of Ellington or one or more of its affiliates. As of June 15, 2013, 47 Ellington employees were fully or partially dedicated to our strategies. See “Management — Management Agreement.”

MANAGEMENT

Our Directors and Executive Officers

Our Board of Directors consists of five directors. Of these five directors, we believe that three will be considered “independent,” with independence being determined in accordance with the listing standards established by the NYSE. Each member of our Board of Directors serves for a term that commenced with his appointment to our Board of Directors and expires at the next annual meeting of our shareholders or until such time as his respective successor is elected and qualified. All of our executive officers, including our dedicated Chief Financial Officer, dedicated controller and, if provided by our Manager, dedicated in-house counsel are or will be employees of Ellington or one or more of its affiliates.

The following sets forth certain information, as of the date of this prospectus, with respect to our directors and executive officers:

Name	Age	Position with Our Company	Position with Ellington
Leo Huang	40	President and Chief Executive Officer; Director	Senior Portfolio Manager
Michael Vranos	52	Co-Chief Investment Officer; Director	Chief Executive Officer
JR Herlihy	32	Co-Chief Investment Officer	Director
Howard Barash	53	Chief Financial Officer	Chief Financial Officer of Ellington Housing Inc.
Jared Samet	35	Executive Vice President, Head of Acquisitions	Managing Director
Daniel Margolis	40	General Counsel	General Counsel
Sara Walden Brown	36	Secretary	Associate General Counsel
Thomas F. Robards	67	Non-Executive Chairman of the Board; Independent Director	—
Robert B. Allardice, III	66	Independent Director	—
Richard P. Imperiale	53	Independent Director	—

For biographical information relating to our executive officers, see “Our Manager and the Management Agreement — Our Manager’s and Ellington’s Employees.” Messrs. Robards and Vranos serve on the board of directors of EFC and on the board of trustees of EARN, each of which is externally managed by an affiliate of Ellington. Mr. Allardice also serves on the board of trustees of EARN. Mr. Robards, Mr. Allardice and Mr. Imperiale are considered by our Board of Directors to be independent in accordance with the listing standards established by the NYSE. Information on each of our independent directors is set forth below.

Thomas F. Robards — Mr. Robards became a member of our Board of Directors upon completion of our initial private placement in January 2013. Mr. Robards has served as an independent director of EFC since August 2007 and as its non-executive chairman since October 2009. Mr. Robards has served as an independent trustee of EARN since May 1, 2013. Mr. Robards has been a principal in Robards & Company, LLC, a private investment and advisory company, since May 2005. He currently serves as a Trustee and is Audit Committee Chair for the HSBC Investor Funds, a mutual fund complex. He is a Director and is Audit Committee Chair of Overseas Shipholding Group, Inc., and, until December 2006, was a Director and on the Audit Committee of Financial Federal Corporation, both NYSE-listed companies. From 2003 to 2004, he was the Senior Vice President and Chief Financial Officer of the American Museum of Natural History in New York, New York. He was the Chief Financial Officer for Datek Online Holdings Corp. from 2000 until its acquisition by TD Ameritrade in 2002. Prior to that, Mr. Robards was employed at Republic New York Corporation for 24 years, including as Chief Financial Officer and Executive Vice President, and, from 1997 to 1999, served on its board of directors. During his tenure at Republic, his responsibilities included leading its Asset/Liability and Finance Committees as well as managing Republic National Bank treasury and investment portfolio activities. Mr. Robards earned a B.A. from Brown University and an M.B.A. from Harvard Business School.

Robert B. Allardice, III — Mr. Allardice became a member of our Board of Directors upon completion of our initial private placement in January 2013. Mr. Allardice has served as a director of The Hartford Financial Services Group, Inc. (NYSE: HIG) since September 2008 and as a director of EARN since May 6, 2013. Mr. Allardice retired in 1999 from his position as regional chief executive officer of Deutsche Bank Americas Holding Corporation, North and South America, or DBAHC. Prior to joining Deutsche Bank, Mr. Allardice was a consultant to Smith Barney. Prior to consulting to Smith Barney, Mr. Allardice spent nearly 20 years in positions of increasing responsibility at Morgan Stanley & Co., Inc. He founded the company’s Merger Arbitrage Department and later became Chief Operating Officer of the Equity Department. Mr. Allardice earned a B.A. from Yale University and an MBA from Harvard University.

Richard P. Imperiale — Mr. Imperiale became a member of our Board of Directors upon completion of our initial private placement in January 2013. Mr. Imperiale has served as a director of Retail Properties of America, Inc. (NYSE: RPAI) since January 2008. Mr. Imperiale is President and founder of Forward Uniplan Advisors, Inc., a Milwaukee, Wisconsin based investment advisory holding company that, together with its affiliates, manages and advises over $500 million in client accounts, specializing in managing equity, REIT and specialty portfolios. Mr. Imperiale is widely quoted in local and national media on matters pertaining to investments and authored the book Real Estate Investment Trusts: New Strategies For Portfolio Management, published by John Wiley & Sons, 2002. Mr. Imperiale earned a B.S. in Finance from Marquette University Business School.

Qualifications and Skills of our Board of Directors

Our Board of Directors believes its members collectively have or will have the experience, qualifications, attributes and skills to effectively oversee the management of our company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our company, a willingness to devote the necessary time to board duties, a commitment to representing the best interests of the company and its stockholders and a dedication to enhancing stockholder value. Set forth below is a brief description of the particular experience and skills of each director that led our Board of Directors to conclude that such individual is qualified to serve as a director of our company in light of our business and structure.

Michael W. Vranos — Our Board of Directors believes that Mr. Vranos’ operational experience as Co-Chief Investment Officer of both EFC and EARN, trading and market expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a director. Additional information regarding Mr. Vranos’ experience is set forth under “Our Manager and the Management Agreement — Our Manager’s and Ellington’s Employees.”

Leo Huang — Our Board of Directors believes that Mr. Huang’s extensive experience in commercial real estate lending and securitizations as well as his experience in leadership roles within Ellington and at Starwood Capital Group and Goldman, Sachs & Co. give him the qualifications and skills to serve as a director. Additional information regarding Mr. Huang’s experience is set forth under “Our Manager and the Management Agreement — Our Manager’s and Ellington’s Employees.”

Thomas Robards — Our Board of Directors believes that Mr. Robards’ expertise in finance and accounting, including knowledge of financial institutions, public accounting, internal controls, audit committee performance and governance matters, and experience amassed from past and current service on the audit committees of NYSE-listed companies, including both EFC and EARN, give him the qualifications and skills to serve as a director of our Company.

Robert B. Allardice, III — Our Board of Directors believes that Mr. Allardice’s more than 35 years of experience in the financial services industry, especially his experience as a senior executive officer engaged in strategic planning, risk management, talent development, financial management and financial reporting, his service on the audit committees of NYSE-listed companies, including EARN, and gives him the qualifications and skills to serve as a director of our Company.

Richard P. Imperiale — Our Board of Directors believes that Mr. Imperiale’s extensive experience in the brokerage and investment advisory industries, especially with respect to investing in REITs, and his service on the compensation committee and nominating and corporate governance committee of an NYSE-listed company gives him the qualifications and skills to serve as a director of our Company.

Corporate Governance — Board of Directors and Committees

Our business is managed through the oversight and direction of our Board of Directors, which is responsible for approving investment guidelines for our Manager to follow in its day-to-day management of our business. Three members of our Board of Directors are considered “independent,” as defined by the rules of the NYSE. Future nominees will be recommended by our nominating and corporate governance committee for nomination to our Board of Directors.

The directors will be informed about our business at meetings of our Board of Directors and its committees and through supplemental reports and communications. We expect our independent directors will meet regularly in executive sessions without the presence of our corporate officers.

Our Board of Directors has established three committees, the principal functions of which are briefly described below. The members of these committees are independent directors in accordance with the rules of the SEC and the NYSE. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee. Moreover, our compensation committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Code, qualify as outside directors for purposes of Section 162(m) of the Code.

Audit Committee

Our Board of Directors has established an audit committee, consisting of Messrs. Allardice, Robards and Imperiale, each of whom is an independent director and “financially literate” under the rules of the NYSE. Mr. Allardice chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. Our audit committee assists our Board of Directors in overseeing: (i) our accounting and financial reporting processes; (ii) the integrity and audits of our consolidated financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our independent auditors; and (vi) the performance of the Company’s internal audit function.

Compensation Committee

Our Board of Directors has established a compensation committee, consisting of Messrs. Allardice, Robards and Imperiale, each of whom is an independent director under the rules of the NYSE. Mr. Imperiale chairs our compensation committee. The compensation committee’s principal functions is to: (i) evaluate the performance of our officers; (ii) evaluate the performance of our Manager; (iii) review the compensation and fees payable to our Manager under our management agreement; (iv) review and approve the amount of any wages, salaries and benefits paid or reimbursed with respect to any dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals, if our Manager elects to provide any of them to us; (v) administer the issuance of common stock and other equity-based awards issued to our officers, our Manager or the employees of our Manager who provide services to us; and (vi) administer our equity incentive plans.

Nominating and Corporate Governance Committee

Our Board of Directors has established a nominating and corporate governance committee, consisting of Messrs. Allardice, Robards and Imperiale, each of whom is an independent director under the rules of the NYSE. Mr. Robards chairs our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for seeking, considering and recommending to our Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also will periodically prepare and submit to the board for adoption the committee’s selection criteria for director nominees. It will review and make recommendations on matters involving general operation of our Board of Directors and our corporate governance, and will recommend annually to our Board of Directors nominees for each committee of our Board of Directors. In addition, the committee will facilitate the annual assessment of our Board of Director’s performance as a whole and of the individual directors.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Code of Business Conduct and Ethics

Our Board of Directors has established a code of business conduct and ethics that applies to our officers, directors and any employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote the following:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in our reports filed with the SEC, if any, and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of business conduct and ethics for our executive officers, directors or any employees may be made only by our nominating and corporate governance committee, and will be promptly disclosed as required by law or stock exchange regulations.

Limitations on Liabilities and Indemnification of Directors and Officers

For information concerning limitations of liability and indemnification applicable to our directors, executive officers and, in certain circumstances, employees, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and “Certain Relationships and Related Party Transactions — Indemnification Agreements.”

Compensation of Directors

Any member of our Board of Directors who is also an employee of our Manager or Ellington or their respective affiliates will not receive additional compensation for serving on our Board of Directors. We pay each independent director an annual cash retainer of $40,000 and a fee of $1,000 for each board and committee meeting attended ($500 if the meeting is attended telephonically). We pay the chairman of each of our Board of Directors, the audit committee, the compensation committee and the nominating and corporate governance committee an additional annual cash retainer of $25,000, $15,000, $7,500 and $7,500, respectively. We reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. Our independent directors are eligible to participate in the 2013 Equity Incentive Plan for Individuals. We expect to make a 2013 grant of 1,250 LTIP units pursuant to the 2013 Equity Incentive Plan for Individuals to each of our independent directors.

Executive Compensation

We are externally managed by our Manager under the terms of the management agreement, pursuant to which our Manager provides us with all of the personnel required to manage our operations, including our executive officers. Since our formation, we have not paid any compensation to our executive officers and have not made any grants of plan-based awards, stock options or stock grants of any kind to them. We do not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. We do not have any employment agreements with any persons and are not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of the company. We will not pay any annual cash compensation to our executive officers. The management agreement permits our Manager to provide us with a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals. If our Manager elects to provide us with a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals, our Manager will be entitled to be reimbursed for the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel, provided that if our Manager elects to provide a partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals rather than a fully dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals, we will be required to reimburse only a pro rata portion of the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel based on the percentage of their working time and efforts spent on matters related to our company. The amount of any wages, salaries and benefits paid or reimbursed with respect to a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals will also be subject to the approval of the compensation committee of our Board of Directors. While no reimbursements were submitted to us by our Manager as of March 31, 2013, subsequent to the first quarter, our Manager has submitted $295,076 relating to reimbursements in connection with salary. This amount reflects a voluntary cap imposed by our Manager on compensation reimbursement for the quarter ended March 31, 2013. Absent the waiver, $499,675 would have represented salary reimbursements for the quarter ended March 31, 2013. None of this amount related to the costs of wages, salaries and benefits incurred by our Manager with respect to named executive officers. Our Manager and Ellington will each be eligible to participate in the 2013 Equity Incentive Plan for Entities.

2013 Equity Incentive Plans

Prior to the completion of our initial private placement in January 2013, our Board of Directors adopted, and our sole stockholder of record at that time approved, the 2013 Equity Incentive Plan for Individuals, or the 2013 Individuals Plan, and the 2013 Equity Incentive Plan for Entities, or the 2013 Entities Plan, to attract and retain independent directors, executive officers and other key employees and service providers, including our Manager and its affiliates and officers and employees of our Manager and its affiliates. The equity incentive plans provide for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards.

Administration of the Equity Incentive Plans

The equity incentive plans are administered by the compensation committee of our Board of Directors, except that the equity incentive plans will be administered by our Board of Directors with respect to awards made to directors who are not employees. This summary uses the term “administrator” to refer to the compensation committee or our Board of Directors, as applicable. The administrator will approve all terms of awards under the equity incentive plans. The administrator will also approve who will receive grants under the equity incentive plans and the number of shares of our common stock subject to each grant.

Eligibility

Employees and officers of our company and our affiliates (including our Manager and Ellington) and members of our Board of Directors are eligible to receive grants under the 2013 Individuals Plan. In addition, individuals who provide significant services to us or an affiliate, including individuals who provide services to us or an affiliate by virtue of employment with, or providing services to, our Manager, may receive grants under the 2013 Individuals Plan.

Entities that provide bona fide services to us or our affiliates, including our Manager and Ellington, that are selected by the administrator may receive grants under the 2013 Entities Plan.

Share Authorization

The number of shares of our common stock that may be issued under the equity incentive plans will be increased by an amount equal to 3% of the number of shares issued in this offering, or the Plan Percentage. The number of shares of our common stock that may be issued under the equity incentive plans will be increased by multiplying the Plan Percentage by the total number of shares sold in any subsequent public or private offering of our common stock, subject to a maximum of 1,500,000 shares.

In connection with stock splits, dividends, recapitalizations and certain other events, our board will make equitable adjustments that it deems appropriate in the aggregate number of shares of our common stock that may be issued under the equity incentive plans and the terms of outstanding awards.

If any options or stock appreciation rights terminate, expire or are canceled, forfeited, lapsed, exchanged or surrendered without having been exercised or are paid in cash without delivery of common stock, or if any stock awards, performance units or other equity-based awards are forfeited, the shares of our common stock subject to such awards will again be available for purposes of the equity incentive plans. Shares of our common stock tendered or withheld to satisfy the exercise price or for tax withholding are not available for future grants under the equity incentive plans and shall reduce the number of shares of our common stock available from the plan.

Options

The 2013 Individuals Plan authorizes the grant of incentive stock options (under Section 422 of the Code) and both equity incentive plans authorize the grant of options that do not qualify as incentive stock options. The exercise price of each option will be determined by the administrator, provided that the price cannot be less than 100% of the fair market value of the shares of our common stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted under the 2013 Individuals Plan to an individual who is a “ten percent stockholder” under Sections 422 and 424 of the Code). Except for adjustments to equitably reflect stock splits, stock dividends or similar events, the exercise price of an outstanding option may not be reduced without the approval of our stockholders. The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of shares of our common stock (or attestation of ownership of shares of our common stock) with an aggregate fair market value on the date on which the option is exercised, equal to the exercise price, or (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to an individual who is a “ten percent stockholder”). Incentive stock options may only be granted under the 2013 Individuals Plan to our employees and employees of our subsidiaries.

Stock Awards

The equity incentive plans also provide for the grant of stock awards. A stock award is an award of shares of our common stock that may be subject to restrictions on transfer and other restrictions as the administrator determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the administrator may determine. A participant who receives a stock award will have all of the rights of a stockholder as to those shares, including, without limitation, voting rights and rights to receive distributions. During the period, if any, when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the participant’s stock award shares, (ii) the Company will retain custody of the certificates and (iii) a participant must deliver a stock power to the Company for each stock award.

Stock Appreciation Rights

The equity incentive plans authorize the grant of stock appreciation rights. A stock appreciation right provides the recipient with the right to receive, upon exercise of the stock appreciation right, cash, shares of our common stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the shares of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by the administrator. Stock appreciation rights may be granted in tandem with an option grant or as independents grants. The term of a stock appreciation right cannot exceed ten years from the date of grant or five years in the case of a stock appreciation right granted under the 2013 Individuals Plan in tandem with an incentive stock option awarded to an individual who is a “ten percent stockholder.”

Performance Units

The equity incentive plans also authorize the grant of performance units. Performance units represent the participant’s right to receive an amount, based on the value of a specified number of shares of our common stock, if performance goals established by the administrator are met. The administrator will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit. Performance goals may relate to our financial performance or our Manager’s financial performance, the participant’s performance or such other criteria determined by the administrator. If the performance goals are met, performance units will be paid in cash, shares of our common stock, other securities or property or a combination thereof.

Incentive Awards

The equity incentive plans also authorize us to make incentive awards. An incentive award entitles the participant to receive a payment if certain requirements are met. The administrator will establish the requirements that must be met before an incentive award is earned and the requirements may be stated with reference to one or more performance measures or criteria prescribed by the administrator. A performance goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index and may be adjusted for unusual or non-recurring events, changes in applicable tax laws or accounting principles. An incentive award that is earned will be settled in a single payment which may be in cash, common stock or a combination of cash and common stock.

Other Equity-Based Awards

The administrator may grant other types of stock-based awards as other equity-based awards, including LTIP units, under the equity incentive plans. Other equity-based awards are payable in cash, shares of our common stock or shares or units of such other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator.

LTIP units are a special class of partnership interest in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one share of common stock under the equity incentive plans, reducing the plans’ aggregate share authorization for other awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP units granted to participants. The vesting period for any LTIP units will be determined at the time of issuance. LTIP units, whether vested or not, will receive the same quarterly per-unit distributions as OP units, which distributions will generally equal per share distributions on shares of our common stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our stock awards, which will generally receive full dividends whether vested or not. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in the operating partnership’s valuation from the time of the last revaluation until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unitholders. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of OP units, the LTIP units will achieve full parity with OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP units will realize for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.

Dividend Equivalent Rights

The administrator may grant dividend equivalent rights in connection with the grant of performance units and other equity-based awards awarded under the equity incentive plans. Dividend equivalent rights may be paid currently or accrued as contingent cash obligations (in which case they may be deemed to have been reinvested in shares of our common stock or otherwise reinvested) and may be payable in cash, shares of our common stock or other property or a combination of the two. The administrator will determine the terms of any dividend equivalent rights.

Outstanding Awards

We have granted 206,069 LTIP units to our Manager, subject to forfeiture restrictions that will begin to lapse once (i) our common stock is listed on a national securities exchange and (ii) our Core Earnings (as defined in “Our Manager and the Management Agreement — The Management Agreement — Management Fees, Incentive Fees and Reimbursement of Expenses”) exceeds an 8.0% performance hurdle rate for any four full consecutive quarters following completion of our initial private placements.

We have granted to each of our independent directors 1,250 LTIP units, which will be subject to forfeiture restrictions that will lapse at our 2013 annual meeting of stockholders assuming the holder has not resigned or been removed as a director prior to such meeting. Our Manager may allocate the LTIP units it receives to our officers and other key employees of our Manager and its affiliates.

Change in Control

If we experience a change in control, the administrator may, at its discretion, provide that outstanding options, stock appreciation rights, stock awards, performance units, incentive awards or other equity-based awards that are not exercised prior to the change in control will be assumed by the surviving entity, or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. The administrator may also provide that outstanding options and stock appreciation rights will be fully exercisable on the change in control, restrictions and conditions on outstanding stock awards will lapse upon the change in control and performance units, incentive awards or other equity-based awards will become earned and nonforfeitable in their entirety. The administrator may also provide that participants must surrender their outstanding options and stock appreciation rights, stock awards, performance units, incentive awards and other equity based awards in exchange for a payment, in cash or shares of our common stock or other securities or consideration received by stockholders in the change in control transaction, equal to the value received by stockholders in the change in control transaction (or, in the case of options and stock appreciation rights, the amount by which that transaction value exceeds the exercise price).

In summary, a change in control under the equity incentive plans occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;

•

there occurs a merger, consolidation, reorganization, or business combination, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent;

•

we (i) sell or dispose of all or substantially all of our assets or (ii) acquire assets or stock of another entity, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent; or

•

during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board of Directors together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our Board of Directors.

The Code has special rules that apply to “parachute payments,” i.e., compensation or benefits the payment of which is contingent upon a change in control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a U.S. federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.

If we experience a change in control, benefits provided under the equity incentive plans could be treated as parachute payments. In that event, the equity incentive plans provide that the plans’ benefits, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the recipient to receive greater after-tax benefits. The benefits under the equity incentive plans and other plans and agreements will not be reduced, however, if the recipient will receive greater after-tax benefits (taking into account the 20% excise tax payable by the recipient) by receiving the total benefits. The equity incentive plans also provide that these provisions do not apply to a participant who has an agreement with us providing that the individual is entitled to indemnification or other payment from us for the 20% excise tax.

Amendment; Termination

Our Board of Directors may amend or terminate the equity incentive plans at any time, provided that no amendment may adversely impair the rights of participants under outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve, among other things, any amendment that materially increases the benefits accruing to participants under the equity incentive plans, materially increases the aggregate number of shares of our common stock that may be issued under the equity incentive plans (other than on account of stock dividends, stock splits, or other changes in capitalization as described above) or materially modifies the requirements as to eligibility for participation in the equity incentive plans. Unless terminated sooner by our Board of Directors or extended with stockholder approval, the equity incentive plans will terminate on January 16, 2023.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Overview

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement that we entered into with or manager in January 2013. Our Manager was formed solely to serve as our Manager and currently does not have any other clients. In addition, our Manager currently does not have any employees and instead relies on the employees of Ellington to perform its obligations to us.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. We believe Ellington has well-respected and established portfolio management resources and a mature infrastructure supporting those resources. Through our Manager, we will benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance capabilities and operational expertise. Ellington’s analytical approach to the investment process involves the collection of substantial amounts of data regarding historical performance of single-family and multi-family residential housing and transactions, RMBS collateral and RMBS market transactions and other mortgage and real estate related assets. Ellington analyzes this data to identify possible trends and has developed financial models used to support the investment and risk management process. In addition, over 18 years, Ellington has built proprietary microeconomic models that estimate the probabilities of whether individual borrowers will remain current on their loans or default. Our Manager will also provide us with access to a wide variety of asset acquisition and disposition opportunities and information that will assist us in making asset management decisions, which we believe will provide us with a significant competitive advantage across market cycles. We also expect to benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions. Ellington’s ability and resources to handle these functions have been enhanced by the formation in August 2007 and the initial public offering in October 2010 of EFC and the initial public offering in May 2013 of EARN, both of which are also externally managed by affiliates of Ellington through similar management arrangements.

Although our core investment strategy will focus on the acquisition and management of single-family residential properties as investment properties for rental and the acquisition and origination of SBMF loans, Ellington’s expertise in related investment disciplines will provide our Manager not only with valuable investment insights into the selection of our assets but also with the capacity to invest opportunistically in other mortgage-related assets, subject to our investment guidelines and as market conditions permit. As a result of Ellington’s extensive portfolio management experience, we believe we will be able to contribute to returns through opportunistic, active management of our portfolio of SFR and multi-family residential real estate assets.

As of May 31, 2013, Ellington employed over 120 employees and had net assets under management of approximately $5.6 billion, including management of EFC, a publicly traded specialty finance company focusing on non-agency mortgage related assets with an estimated net asset value as of May 31, 2013 of approximately $638 million, and EARN, an Agency RMBS-focused mortgage REIT that completed its initial public offering on May 6, 2013 and had an estimated net asset value as of May 31, 2013 of approximately $177 million. Over Ellington’s 18-year history of investing, it has purchased a broad spectrum of residential and commercial mortgage-backed securities and related derivatives, as well as whole loans on residential properties and residential real estate.

Our Manager has an investment committee that will advise and consult with our senior management team with respect to, among other things, our investment policies, portfolio composition, financing strategies and investment guidelines. The members of the investment committee are Messrs. Vranos, Penn, Tecotzky, Samet, Huang, Herlihy and Dempsey.

Our Manager’s and Ellington’s Employees

Through over 18 years of operational experience as an investment advisor, Ellington has built significant portfolio management and infrastructure resources to support its numerous funds and large asset base. Therefore, we believe that Ellington’s portfolio management resources and infrastructure are scalable to service our activities.

One of the strengths of the Ellington portfolio management team is the quality and experience of its senior management team. Summary biographies of certain of these individuals who serve as our officers, who serve on our Manager’s investment committee or who have particular expertise in our industry are as follows:

Our Officers

Name/Position	Age	Background Summary

Leo Huang President and Chief Executive Officer	40	Mr. Huang has been our President and Chief Executive Officer and one of our directors since our inception in September 2012 and Executive Vice President of our Manager since September 2012. Mr. Huang is also Senior Portfolio Manager at Ellington. He oversees Ellington’s commercial real estate debt business, investing in commercial mortgage backed securities and loans. Prior to joining Ellington in January 2011, he was a Managing Director and Head of Real Estate Fixed Income at Starwood Capital Group from August 2009 to December 2010. Mr. Huang supervised the acquisition and origination of commercial real estate loans and securities for Starwood Property Trust, a publicly traded commercial real estate finance company. From August 1998 until August 2008, Mr. Huang worked at Goldman, Sachs & Co., where he was a Managing Director and co-head of the commercial real estate lending and securitization business. He orchestrated the origination, securitization and syndication of over $100 billion of commercial real estate transactions. Prior to Goldman, Mr. Huang worked in the real estate products group at Credit Suisse First Boston. Mr. Huang earned an M.B.A. in Real Estate from The Wharton School, University of Pennsylvania and a B.A. in Economics from the University of Chicago.

Michael Vranos Co-Chief Investment Officer	52	Mr. Vranos has been our Co-Chief Investment Officer and one of our directors since our inception in September 2012. Mr. Vranos is also the founder and Chief Executive Officer of Ellington. Mr. Vranos is also the Chief Executive Officer and President of our Manager, a position he has held since September 2012 and serves on our Manager’s investment and risk management committee. Mr. Vranos also serves as Co-Chief Investment Officer and as a member of the board of directors for EFC. Mr. Vranos founded Ellington in December of 1994 to capitalize on distressed conditions in the mortgage-backed securities, or MBS, derivatives market. Until December 1994, Mr. Vranos was a Senior Managing Director at Kidder, Peabody & Co. in charge of RMBS trading. Mr. Vranos graduated magna cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Name/Position	Age	Background Summary

JR Herlihy Co-Chief Investment Officer	32	Mr. Herlihy has been our Co-Chief Investment Officer since our inception in September 2012. Mr. Herlihy is also a Director of Ellington a position he has held since February, 2013 and Executive Vice President of our Manager since September 2012. He oversees sourcing and underwriting of SFR and SBMF loans investment opportunities, selection and negotiation of agreements with property managers and identification of new target markets for SFR and SBMF investment. Prior to joining Ellington in April 2011, Mr. Herlihy was Vice President in the acquisitions group of real estate private equity firm GTIS Partners, where he identified, underwrote and executed the acquisition of commercial and residential real estate investments, which included horizontal and vertical development of residential lots. His principal responsibilities at GTIS included planning and conducting financial, legal, structural and property-level due diligence of real estate acquisition targets. Mr. Herlihy also developed business plans and negotiated loan, joint venture, purchase/sale and management agreements at GTIS. Before GTIS, he worked in Secondary Loan Sales & Trading at Capmark Financial Group (formerly GMAC Commercial Mortgage) from May 2004 to October 2005 where he focused on the disposition of distressed commercial mortgages. Mr. Herlihy has also worked on commercial mortgage sales as a member of the Capital Markets Group of Jones Lang LaSalle. Mr. Herlihy earned a B.A. in Economics and History from Dartmouth College, summa cum laude and Phi Beta Kappa.

Jared Samet Executive Vice President, Head of Acquisitions	35	Mr. Samet has been our Executive Vice President, Head of Acquisitions since our inception in September 2012 and is an Executive Vice President of our Manager since September 2012. Mr. Samet is also a Managing Director and portfolio manager of Ellington where he has been employed since August 2000, specializing in MBS portfolio hedging and fixed income relative value strategies. Mr. Samet oversees bidding strategy for potential acquisitions of SFR properties and is responsible for market value estimation, rent estimation and bidding parameters. Mr. Samet worked in the research department on Ellington’s default and prepayment models before moving to the relative value trading desk. Since January 2009, Mr. Samet has been responsible for hedging the interest rate, mortgage rate and related risks of Ellington’s mortgage-backed securities portfolios. Mr. Samet graduated magna cum laude from Yale University with a B.A. in Economics and Computer Science, “With Distinction” in both majors.

Howard Barash Chief Financial Officer	53	Mr. Barash has been our Chief Financial Officer since May 2013 and the Chief Financial Officer of our Manager since June 2013. Prior to joining Ellington, from February 2008 to April 2013, Mr. Barash was the founder and Chief Executive Officer of HB Solutions, a real estate consultancy focusing in the investment management and accounting space. Mr. Barash has over 28 years of experience in multi-family and commercial real estate focused on

Name/Position	Age	Background Summary

		capital markets and building financial information and reporting systems for investment managers and REITs. Prior to HB Solutions from June 2001 to February 2008, he was a Managing Director with RealFoundations, a global management consulting firm to the real estate industry, where he focused on business process improvement and strategic information systems planning and integration, in particular. Early in his career, Mr. Barash was employed by Arthur Andersen & Company and by Kenneth Leventhal & Company. Mr. Barash earned a B.S. in Industrial and Labor Relations from Cornell University and an M.B.A. in finance and accounting from New York University.

Daniel Margolis General Counsel	40	Mr. Margolis is Ellington’s General Counsel, a position he has held since May 2010. Mr. Margolis was named our General Counsel in May 2013 and served as our Secretary from our inception in September 2012 until May 2013. Mr. Margolis has been the General Counsel of our Manager since June 2013 and served as Secretary of our Manager from our inception until May 2013. Mr. Margolis also serves as Secretary for EFC and General Counsel of EARN. As General Counsel for Ellington, he is responsible for advising Ellington on all legal, regulatory, compliance, documentation and litigation matters. Prior to joining Ellington, Mr. Margolis was a Partner at Pillsbury, Winthrop, Shaw, Pittman LLP from July 2007 to May 2010 and before that was a Junior Partner at Wilmer, Cutler, Pickering, Hale and Dorr LLP from June 2004 to July 2007. In both positions, Mr. Margolis represented corporations and individuals, including financial services organizations, in criminal and regulatory investigations and in complex civil litigation. From September 2000 to June 2004, he served as an Assistant United States Attorney in the United States Attorney’s Office for the Southern District of New York where he prosecuted a variety of white collar crimes including securities fraud, investment fraud, tax fraud and money laundering. In July 2004, he received the John Marshall Award, the Department of Justice’s highest award for excellence in legal performance. He has a J.D. from New York University School of Law, where he graduated cum laude, and a B.A. from Binghamton University where he graduated magna cum laude with highest honors in Political Science and was a member of Phi Beta Kappa.

Sara Walden Brown Secretary	36	Ms. Brown has been an Associate General Counsel at Ellington where she focuses on securities law matters, public company reporting and NYSE compliance since March 2011. Ms. Brown has served as our Secretary since May 2013. She also serves as Assistant Secretary and Corporate Counsel for EFC and Secretary of EARN. Ms. Brown was an associate at King & Spalding LLP from September 2002 to March 2011 when she joined Ellington. Her practice at King & Spalding focused on real estate capital markets, securities transactions, public company reporting and mergers and acquisitions. Ms. Brown has a J.D. from Emory University School of Law, where she was a Robert W. Woodruff Scholar, and a B.A. in English, French and Philosophy from Mercer University, where she graduated summa cum laude.

Our Manager’s Investment Committee

Name/Position at Ellington	Age	Background Summary

Michael Vranos Founder & Chief Executive Officer	52	Mr. Vranos serves on our Manager’s investment management committee. Information regarding Mr. Vranos’ experience is set forth under “— Our Manager’s and Ellington’s Employees — Our Officers.”

Laurence Penn Vice Chairman	51	Mr. Penn is a Vice Chairman of Ellington, where he helps oversee many functions of the firm, including trading, risk management, and new business. Mr. Penn serves on our Manager’s investment committee. Mr. Penn also serves as Chief Executive Officer and President of both EFC and EARN, as a member of the board of directors for EFC and as a member of the board of trustees of EARN. In Ellington’s earlier years, Mr. Penn was the senior portfolio manager primarily responsible for investments in Agency RMBS. Prior to joining Ellington in 1995 shortly after its inception, Mr. Penn was at Lehman Brothers Inc. where he was a Managing Director and co-head of collateralized mortgage obligation, or CMO, origination and trading. Mr. Penn specialized in the trading and risk- management of CMO derivatives. Prior to trading CMOs and CMO derivatives, Mr. Penn was in charge of Lehman Brothers’ structured transaction modeling group from 1987 to 1990, where he was responsible for the structuring, modeling and computer system design for MBS and ABS. Mr. Penn began his career at Lehman Brothers in 1984, after receiving a Master of Advanced Study in Mathematics from Cambridge University, where he studied as both a National Science Foundation and Winston Churchill Fellow. Mr. Penn graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Mark Tecotzky Managing Director	51	Mr. Tecotzky is a Managing Director of Ellington, and head manager for all MBS/ABS credit, reporting directly to Mr. Vranos. Mr. Tecotzky also serves as the Chief Investment Officer of each of Ellington Global Asset Management LLC, EFC, EARN and our Manager and serves on our Manager’s investment and risk management committee. Prior to joining Ellington in July 2006, Mr. Tecotzky was the senior trader in the mortgage department at Credit Suisse Group AG. He developed and launched several of its securitization vehicles, including hybrid adjustable rate mortgages and second liens, and subsequently ran its hybrid adjustable rate mortgages business, including conduit pricing, servicing sales, monthly securitization, trading of Agency/non-Agency hybrids of all ratings categories and managing and hedging the residual portfolio. Prior to joining Credit Suisse, Mr. Tecotzky worked with Mr. Vranos and many of the other Ellington principals at Kidder, Peabody & Co., where he traded Agency and non-Agency pass-throughs and structured CMOs as a Managing Director. Mr. Tecotzky holds a B.S. from Yale University, and received a National Science Foundation fellowship to study at MIT.

Jared Samet Portfolio Manager	35	Mr. Samet serves on our Manager’s investment management committee. Information regarding Mr. Samet’s experience is set forth under “— Our Manager’s and Ellington’s Employees — Our Officers.”

Name/Position at Ellington	Age	Background Summary

Leo Huang Senior Portfolio Manager	40	Mr. Huang serves on our Manager’s investment management committee. Information regarding Mr. Huang’s experience is set forth under “— Our Manager’s and Ellington’s Employees — Our Officers.”

JR Herlihy Director	32	Mr. Herlihy serves on our Manager’s investment management committee. Information regarding Mr. Herlihy’s experience is set forth under “— Our Manager’s and Ellington’s Employees — Our Officers.”

Burke Dempsey Managing Director	51	Mr. Dempsey is a Managing Director at Ellington, where he co-heads the firm’s Strategic Business Development effort. He is also Managing Director of Tod’s Point where he oversees investment banking. Prior to Tod’s Point, Mr. Dempsey was a Managing Director at Cantor Fitzgerald & Co. Mr. Dempsey has over 28 years of investment banking experience focused on a broad array of financial services companies. Mr. Dempsey received a B.S. from Stanford University.

The Management Agreement

In January 2013, we entered into a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations.

The management agreement requires our Manager to manage our assets, operations and affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors, including our independent directors. Our Manager is under the supervision and direction of our Board of Directors. Our Manager is responsible for:

•	the identification, selection, purchase and sale of assets in our portfolio;

•	our financing and risk-management activities;

•	providing us with investment advisory services; and

•	providing us with a management team and appropriate personnel.

Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to the management, operation and administration of our assets and liabilities and business as may be appropriate, which may include, without limitation, the following:

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serving as our consultant with respect to the periodic review of our investment guidelines and other policies and criteria for our other borrowings and operations for the approval of our Board of Directors;

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investigating, analyzing and selecting possible asset acquisition opportunities and originating, acquiring, structuring, financing, retaining, selling, negotiating for prepayment, restructuring or disposing of our assets in a manner consistent with our investment guidelines and making representations and warranties in connection therewith;

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with respect to any of our prospective asset acquisitions and any sale, exchange or other disposition of any investment by us, conducting negotiations on our behalf with sellers and purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;

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engaging and supervising, on our behalf and at our sole cost and expense, third-party service providers that are not affiliated with Ellington who provide, among other services, investment banking, mortgage brokerage, securities brokerage, legal, accounting, due diligence, property management and oversight and such other services as may be required relating to our assets or potential assets and to our other business and operations;

•	serving as our consultant with respect to arranging for any issuance of mortgage-backed securities from pools of mortgage loans or mortgage-backed securities owned by us;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

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administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary for our management as may be agreed upon by our Manager and our Board of Directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•	in connection with any ongoing obligations under the Sarbanes-Oxley Act of 2002, the Exchange Act, the Dodd Frank Wall Street Reform and Consumer Protection Act and other applicable law;

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in connection with an initial public offering of our common stock, engaging and supervising, on our behalf and at our sole cost and expense, consultants and other service providers that are not affiliated with Ellington, to assist us in complying with the requirements of Sarbanes Oxley and the Exchange Act and Dodd-Frank;

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communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling us in connection with policy decisions to be made by our Board of Directors;

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counseling us, and when appropriate, evaluating and recommending to our Board of Directors hedging, financing and securitization strategies, and engaging in hedging, financing, borrowing and securitization activities on our behalf, consistent with the investment guidelines;

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counseling us regarding our qualification and maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and U.S. Department of Treasury regulations, or Treasury Regulations, promulgated thereunder;

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counseling us regarding the maintenance of our exclusion from regulation as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause us to maintain such exclusion from regulation as an investment company under the Investment Company Act;

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assisting us in developing criteria for asset purchase commitments that are specifically tailored to our objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate related securities, other real estate-related assets, mortgage and asset-backed securities, non-real estate-related assets and real estate operating companies;

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furnishing such reports to us or our Board of Directors that our Manager reasonably determines to be responsive to reasonable requests for information from us or our Board of Directors regarding our activities and services performed for us or any of our subsidiaries by our Manager;

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monitoring the operating performance of our assets and providing periodic reports with respect thereto to our Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

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purchasing assets (including short-term investments pending the purchase of other assets, payment of fees, costs and expenses, or distributions to our stockholders), and advising us as to our capital structure and capital raising;

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causing us, at our sole cost and expense, to retain qualified independent accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code and the Treasury Regulations applicable to REITs and taxable REIT subsidiaries and to conduct quarterly compliance reviews with respect thereto;

•	causing us and each of our subsidiaries to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

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assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act or by any national securities exchange;

•	taking all necessary actions to enable us to make required tax filings and reports and compliance with the Code and the Treasury Regulations applicable to us;

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handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by our Board of Directors;

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using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our Board of Directors from time to time;

•	advising on, and obtaining on our behalf, appropriate credit facilities or other financings for our assets consistent with our investment guidelines;

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advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

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performing such other services as may be required from time to time for management and other activities relating to our assets as our Board of Directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws

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negotiating and entering into and executing, on our behalf, or causing us to execute repurchase agreements, interest rate agreements, swap agreements, brokerage agreements, resecuritizations, securitization warehouse facilities and other agreements and instruments required for us to conduct our business;

•	serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings;

•	providing us with portfolio management;

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arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business; and

•	maintaining our website.

Pursuant to the management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of our Board of Directors in following or declining to follow our Manager’s advice or recommendations.

Our Manager, Ellington and its affiliates and their officers, directors, members, stockholders, managers, investment and risk committee members, employees, agents, successors and assigns will not be liable to us for any acts or omissions arising out of or in connection with our company, the management agreement or the performance of our Manager’s duties and obligations to us, except by reason of acts or omissions found by a court of competent jurisdiction to be due to the bad faith, gross negligence, willful misconduct, fraud, or reckless disregard of duties.

We are required under the management agreement to indemnify, defend and hold harmless our Manager, Ellington and its affiliates and their officers, directors, members, stockholders, managers, investment and risk committee members, employees, agents, successors and assigns from and against any and all costs, losses, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines and settlements suffered or sustained by any of them by reason of (i) any acts, omissions or alleged acts or omissions arising out of or in connection with our company or performed by an indemnified party in good faith and in accordance with and pursuant to our Manager’s duties and obligations under the management agreement, or (ii) any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative), actual or threatened, in which any such person may be involved, as a party or otherwise, arising out of or in connection with such person’s service to or on behalf of, or management of the affairs or assets of, our company, or which relate to our company; except to the extent such costs are judicially determined to be due to the indemnified party’s bad faith, gross negligence, willful misconduct or fraud or to constitute a material breach or violation or reckless disregard of our Manager’s duties and obligations under the management agreement.

Our Manager is required under the management agreement to indemnify our company, our directors and officers and our subsidiaries and each of their respective directors and officers with respect to all costs, losses, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines and settlements suffered or sustained by reason of (i) acts or omissions or alleged acts or omissions of our Manager that are judicially determined to be due to the bad faith, willful misconduct or gross negligence of our Manager, Ellington or their respective officers or employees or the reckless disregard of our Manager’s duties under the management agreement or (ii) claims by Ellington’s or our Manager’s employees relating to the terms and conditions of their employment with Ellington or our Manager. Our Manager intends to obtain errors and omissions and other insurance, which is customarily carried by property and investment managers.

Pursuant to the management agreement, our Manager is required through Ellington and its affiliates to provide a management team (including, without limitation, a Chief Executive Officer and President, a Chief Financial Officer, one or more Chief Investment Officers, a Controller and a Secretary) along with appropriate support personnel, to deliver the management services to us, with the members of such management team, other than those that may be dedicated to us, devoting such portion of their time to the management of us as our Manager deems reasonably necessary and appropriate for the proper performance of all of our Manager’s duties, commensurate with the level of our activity from time to time. The management agreement permits our Manager to provide us with a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals. If our Manager elects to provide us with a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals, our Manager will be entitled to be reimbursed for the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel, provided that if our Manager elects to provide a partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals rather than a fully dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals, we will be required to reimburse only a pro rata portion of the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel based on the percentage of their working time and efforts spent on matters related to our company. The amount of any wages, salaries and benefits paid or reimbursed with respect to a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals will also be subject to the approval of the compensation committee of our Board of Directors. We have the benefit of our Manager’s reasonable judgment and effort in rendering services and, in furtherance of the foregoing, our Manager shall not undertake activities which, in its reasonable judgment, will materially adversely affect the performance of its obligations under the management agreement.

Term and Termination

The management agreement has a current term that expires on January 31, 2016 and will be automatically renewed for a one-year term each anniversary date thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. Our Board of Directors, including our independent directors, will review our Manager’s performance annually, and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that is materially detrimental to us or a determination by our independent directors that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a compensation termination by accepting a mutually acceptable reduction of management fees. In the event we terminate the management agreement due to unsatisfactory performance or the fairness of the management fee or elect not to renew the management agreement at the expiration of the initial term or any renewal term, we are required to pay our Manager a termination fee equal to the sum of (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive compensation, in either case paid or payable to our Manager during the previous eight fiscal quarters ending on the last day of the latest fiscal quarter completed prior to effective date of termination or non-renewal, or the final quarter, and (b) the difference between the final quarter adjusted incentive fee and any incentive fee actually paid with respect to the final quarter; provided, however, if eight fiscal quarters have not elapsed under the management agreement as of the last day of the final quarter, the average annual base management fee and the average annual incentive compensation paid or payable to our Manager for the second partial four fiscal quarter period shall be annualized when calculating the termination fee. For purposes of calculating the termination fee payable to our Manager, the final quarter adjusted incentive fee means the hypothetical incentive fee that would have been payable to our Manager with respect to the final quarter had Core Earnings included net unrealized gains and losses with respect to our assets. Net unrealized gains and losses for the final quarter will be calculated based on the fair market value of our assets as of the last day of the final quarter. We will have the right to defer paying all or a portion of the difference between the final quarter adjusted incentive fee and any incentive fee actually paid by us to our Manager with respect to the final quarter for a period of up to one year after the effective date of the termination or non-renewal; provided that any portion of the fee that has not been paid in cash within 90 days after the effective date of the termination or non-renewal will be made in the form of a one-year note that will bear interest from and after the 90th day following the effective date of the termination or non-renewal at an annual rate equal to the Wall Street Journal prime rate plus 5% until the amount has been paid in full.

We may also terminate the management agreement without payment of the termination fee with 30 days’ prior written notice from our Board of Directors for cause, which is defined as:

•	our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice of such breach;

•	our Manager’s fraud, misappropriation of funds or embezzlement against us;

•	our Manager’s gross negligence in performance of its duties under the management agreement;

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the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including, but not limited to, an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition; and

•	certain changes of control of our Manager.

Our Manager may terminate the management agreement effective upon 60 days’ prior written notice of termination to us in the event that we default in the performance or observance of any material term, condition or covenant in the management agreement and the default continues for a period of 30 days after written notice to us specifying the default and requesting that the default be remedied in such 30-day period. In the event our Manager terminates the management agreement due to our default in the performance or observance of any material term, condition or covenant in the management agreement, we will be required to pay our Manager the termination fee in the amount described above.

Our Manager may also terminate the management agreement in the event we become regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event; provided, however, that in the case of such termination, if our Manager was not at fault for our becoming regulated as an investment company under the Investment Company Act, we will be required to pay our Manager the termination fee in the amount described above.

Our Manager may generally only assign the management agreement with the written approval of a majority of our independent directors. However, our Manager may assign to one or more of its affiliates the performance of any of its responsibilities under the management agreement without the approval of our independent directors so long as our Manager remains liable for any such affiliates’ performance and such assignment does not require our approval under the Advisers Act.

License to use the Name “Ellington”

Pursuant to the management agreement, our Manager has granted us a non-exclusive, royalty-free license to use the name “Ellington.” We have a right to use the “Ellington” name for so long as our Manager or any successor to its business remains our Manager. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of the word “Ellington.”

Management Fees, Incentive Fees and Reimbursement of Expenses

We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our Manager to conduct our operations. Expense reimbursements to our Manager are made within 60 days following delivery of the expense statement by our Manager. Our Manager is not entitled to receive any incentive fee under the management agreement.

Base Management Fees. Under the management agreement, we are required to pay our Manager a base management fee quarterly in arrears in an amount equal to 1.50% per annum of our stockholders’ equity, with stockholders’ equity being calculated in accordance with GAAP as of the end of each fiscal quarter (before deduction of the base management fee and the incentive fee with respect to such fiscal quarter). Stockholders’ equity will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

Our Manager will calculate the base management fee within 45 days following the last day of each quarter and such calculation will be delivered to us. We will be obligated to pay the base management fee within 15 business days after receipt of the calculation from our Manager.

Our Manager will earn a larger base management fee as a result of future offerings of our securities to the extent our stockholders’ equity increases.

Our Manager will earn a larger management fee as a result of future offerings of our securities to the extent our stockholders’ equity or the equity of our operating partnership increases (without double counting).

Incentive Fee. Beginning with the end of the second fiscal quarter of 2014, we will be required to pay our Manager an incentive fee with respect to each fiscal quarter (or part thereof that the management agreement is in effect), payable quarterly in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between:

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the product of (x) 20% and (y) the difference between (i) our Core Earnings (as defined below) for the previous four fiscal quarters, and (ii) the product of (A) the weighted-average issue price per share of our common stock of all of our private and public offerings of common stock (other than offerings to Ellington or its affiliates that are not part of a broader offering of common stock to third-party investors) (where each such offering is weighted by both the number of shares issued in such offering and the number of days that such issued shares were outstanding during such four fiscal quarter period) multiplied by the weighted-average number of shares of our common stock outstanding in the previous four fiscal quarters, and (B) 8%, and

•	the sum of any incentive fee paid to our Manager with respect to the first three fiscal quarters of such previous four fiscal quarters;

provided, however, that no incentive fee will be payable with respect to any fiscal quarter unless our Core Earnings for the 12 most-recently completed fiscal quarters (or part thereof prior to the completion of 12 fiscal quarters following the completion of this offering) is greater than zero.

“Core Earnings” is a non-GAAP measure and is defined as our GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, real estate related depreciation and amortization, any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

The following example illustrates how we would calculate our quarterly incentive fee in accordance with the management agreement. Amounts used below for Core Earnings and other components of the incentive fee calculation including the number of shares outstanding are for illustrative purposes only. Our actual results may differ materially from the following example.

Assume the following:

1.	Core Earnings for the most recently completed four fiscal quarters is $20,000,000.

2.	The weighted-average number of shares of common stock outstanding in these four fiscal quarters is 10,000,000.

3.	The weighted-average issue price per share of our common stock of all of our private and public offerings of common stock is $20.00.

4.	Incentive fees paid with respect to the first three quarters of these four fiscal quarters total $500,000.

Based on the above assumptions, and the assumption that Core Earnings for the 12 most-recently completed calendar quarters is greater than zero, the incentive fee payable for the final quarter of these four fiscal quarters would be calculated as follows:

1.	Core Earnings	$20,000,000
2.	$20.00 (weighted-average issue price per share of common stock of all of our private and public offerings of common stock) multiplied by 10,000,000 (weighted-average number of shares of common stock outstanding in such four fiscal quarters) multiplied by 8%	$16,000,000
3.	$20,000,000 (Core Earnings) less $16,000,000 (amount calculated in step 2 above)	$4,000,000
4.	20% multiplied by $4,000,000 (amount calculated in step 3 above)	$800,000
5.	$800,000 (amount calculated in step 4 above) less $500,000 (incentive fees earned with respect to the immediately preceding three quarters)	$300,000

Pursuant to the calculation formula, if Core Earnings increases from one quarter to the next and the weighted-average share price and weighted-average number of shares of common stock outstanding remain constant, the incentive fee will generally increase.

At least 20% of each quarterly installment of the incentive fee will be payable in shares of our common stock or, at the option of our Manager, LTIP units so long as the ownership of such additional number of shares or units by our Manager would not violate the 9.8% stock ownership limit set forth in our charter, after giving effect to any waiver from such limit that our Board of Directors may grant to our Manager in the future. The remainder of each quarterly installment of the incentive fee will be payable in cash. Our Manager may, in its sole discretion, elect to receive a greater percentage of any incentive fee in the form of shares of our common stock or LTIP units. The management agreement further provides that our Manager may not elect to receive shares of our common stock or LTIP units as payment of its incentive fee, other than in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading). Shares of our common stock or LTIP units delivered as payment of the incentive fee are immediately vested, provided that our Manager has agreed not to sell those shares or LTIP units prior to one year after the date they are issued to our Manager. Our Manager’s transfer restriction will lapse if the management agreement is terminated. The shares of our common stock issued to our Manager as payment of its incentive fee, including any shares of our common stock issued or issuable upon redemption of the OP units underlying the LTIP units issued or issuable to our Manager as payment of its incentive fee, are subject to the registration rights described under the caption “Description of Capital Stock — Registration Rights.” The number of shares of our common stock or LTIP units to be issued to our Manager will be equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in shares of our common stock or LTIP units divided by the greater of the average of the closing prices of our common stock for the five trading days prior to the date on which such quarterly installment is paid and the most recent stated book value per share of our common stock.

Our Manager will compute each quarterly installment of the incentive fee within 45 days after the end of the fiscal quarter with respect to which such installment is payable and promptly deliver such calculation to our Board of Directors. The amount of the installment shown in the calculation will be due and payable no later than the date which is 15 business days after the date of delivery of such computation to our Board of Directors.

Reduction of Quarterly Base Management and Incentive Fee. In the event that our Manager, Ellington or any of their affiliates receives any management fees, origination fees or structuring fees from any investment fund, account, issuer of debt or other investment in which we have invested or participated, then the quarterly base management fee and the quarterly incentive fee payable by us to our Manager will be reduced by, or our Manager will otherwise rebate to us, an amount equal to the portion of such fee payable to our Manager, Ellington or their affiliates that is allocable to our investment or participating interest in such investment fund, account, other investment or debt securities during the same period.

Reimbursement of Expenses

We pay all of our direct operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager’s employees and other related expenses and expenses (other than our direct operating expenses and expenses expressly described below) relating to the services provided by our Manager under the Management Agreement described under “— The Management Agreement.” The expenses required to be paid by us include, but are not limited to:

•	issuance and transaction costs incident to the acquisition, origination, disposition and financing of our assets;

•	legal, regulatory, compliance, tax, accounting, consulting, auditing and administrative fees and expenses and fees and expenses for other similar services rendered by third-party service providers;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•	the costs associated with the establishment and maintenance of any credit facilities and our other indebtedness (including commitment fees, accounting fees, legal fees, closing costs, etc.);

•	expenses associated with our other securities offerings, including this initial public offering;

•	expenses relating to the payment of dividends;

•	expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the Exchange Act, the SEC and other governmental bodies;

•	transfer agent, registrar and exchange listing fees;

•	the costs of printing and mailing proxies, reports and other materials to our stockholders;

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costs associated with any research, data, data services, computer software or hardware, electronic equipment, or purchased information technology services from third-party vendors that is used solely by us;

•	reasonable costs and out-of-pocket expenses incurred by directors, officers, employees or other agents of our Manager for travel in connection with services provided under the management agreement;

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costs of the wages, salaries and benefits associated with a dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals if our Manager elects to provide us with these dedicated personnel, subject to approval of the reimbursed amounts by the compensation committee of our Board of Directors;

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a pro rata portion of the costs of the wages, salaries and benefits associated with a partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals based on the portion of their working time and efforts spent on our matters and subject to approval of the reimbursed amounts by the compensation committee of our Board of Directors;

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the portion of any costs and expenses incurred by our Manager or its affiliates with respect to market information systems and publications, research publications and materials that are allocable to us in accordance with the expense allocation policies of Ellington;

•	settlement, clearing, trade confirmation and reconciliation, and custodial fees and expenses;

•	all taxes and license fees;

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all insurance costs incurred with respect to insurance policies obtained in connection with the operation of our business including, but not limited to, insurance covering activities of our Manager, Ellington and their affiliates, and their employees relating to the performance of our Manager’s duties and obligations under the management agreement;

•	costs and expenses incurred in contracting third parties for the servicing and special servicing of our assets, as well as property management and sourcing of investment opportunities;

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all other actual out-of-pocket costs and expenses relating to our business and operations, including, without limitation, the costs and expenses of acquiring, originating, owning, renovating or rehabilitating, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

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any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any of our trustees, directors or officers in his capacity as such or of any subsidiary for which we or any subsidiary are required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

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the costs of maintaining compliance with all U.S. federal, state and local rules and regulations, including securities regulations, or any other regulatory agency, all taxes and license fees and all insurance costs incurred on our behalf;

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expenses relating to any office or office facilities, including disaster backup recovery sites and facilities, maintained expressly for us and separate from offices of our Manager and reasonably required for our operations;

•	the costs of the wages, salaries and benefits incurred by our Manager with respect to our dedicated officers;

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costs associated with our marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•	costs of maintaining our website; and

•	all other costs and expenses approved by our Board of Directors.

In addition, other than as expressly described above, we are not required to pay any portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates.

Grants of Equity Compensation to Our Manager

Pursuant to the 2013 Equity Incentive Plan for Entities, we may grant awards consisting of restricted shares of our common stock, restricted stock units and/or other equity-based awards to our Manager and its affiliates under the plan. For additional information, see “Management — 2013 Equity Incentive Plans.”

Services Agreement

Concurrently with the execution of the management agreement between us and our Manager, our Manager entered into a services agreement with Ellington, pursuant to which Ellington provides to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary under the services agreement and, as a result, will have, as a non-exclusive remedy, a direct right of action against Ellington in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by Ellington of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager pays fees to Ellington, in connection with the services provided, in an amount equal to 50% of all fees paid or payable to our Manager pursuant to the management agreement and any termination fees received by our Manager upon termination of the management agreement. Our Manager and Ellington are under common ownership and control. As a result, all management fee and incentive fee compensation earned by our Manager and all service agreement fees earned by Ellington accrue to the common benefit of the owners of our Manager and Ellington, namely EMG Holdings and VC Investments.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions Effected by Ellington and its Affiliates in Respect of Our Portfolio

We may from time to time enter into certain “related party transactions” with Ellington and its affiliates including, subject to certain conditions and limitations, cross transactions, principal transactions and the purchase of securities in other Ellington accounts. See “Our Business and Investments — Conflicts of Interest; Equitable Allocation of Opportunities” for a description of these types of transactions.

Completion of our Initial Private Placement and Contribution Transactions

In January 2013, we completed a series of transactions that included a private placement of shares of our common stock and OP units, the closing of a series of contribution transactions pursuant to which we acquired our initial portfolio of SFR properties, and the purchase by our contributors of additional OP units and shares of common stock using the proceeds of cash distributions received from the contributed entities. In these transactions, we:

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sold a total of 4,504,765 shares of common stock for a price of $20.00 per share, raising an aggregate of approximately $90 million of net proceeds in private placements that closed on January 18, 2013 and January 31, 2013;

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completed certain formation transactions through which we acquired the ownership interests of certain Ellington affiliates in three entities that, as of the closing date on January 31, 2013, collectively owned 266 SFR properties with an acquisition cost of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had 36 pending SFR property purchases with an estimated cost basis of $3.6 million; and

•	issued 1,215,189 OP units, valued at $20.00 per unit to the contributors in exchange for the contribution to us of these interests in the formation transactions.

The contributors subsequently converted 606,452 OP units into shares of our common stock.

On March 18, 2013, we completed a follow-on private placement of common stock in which we sold an additional 1,274,035 shares of our common stock for a price of $20.15 per share, raising $25.7 million of net proceeds.

Our Manager Group purchased over $8.5 million in shares of our common stock in the two private placements in addition to shares of common stock and OP units that they received as part of the formation transactions. Our Manager Group currently owns 1,031,763 shares of our common stock, 608,737 OP units and 206,069 LTIP units.

Management Agreement

In January 2013, we entered into a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. All of our officers also serve as officers, employees and/or directors of Ellington, our Manager or one of their other affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including the base management fee, the incentive fee and termination fee payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Our Manager and the Management Agreement,” “Our Business and Investments — Conflicts of Interest; Equitable Allocation of Opportunities” and “Risk Factors — Risks Related to Our Relationship with Our Manager and Ellington.”

Services Agreement

Concurrently with the execution of the management agreement between us and our Manager, our Manager entered into a services agreement with Ellington, pursuant to which Ellington provides to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary under the services agreement and, as a result, will have, as a non-exclusive remedy, a direct right of action against Ellington in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by Ellington of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager pays fees to Ellington, in connection with the services provided, in an amount equal to 50% of all fees paid or payable to our Manager pursuant to the management agreement and any termination fees received by our Manager upon termination of the management agreement. Our Manager and Ellington are under common ownership and control. As a result, all management fee and incentive fee compensation earned by our Manager and all service agreement fees earned by Ellington accrue to the common benefit of the owners of our Manager and Ellington, namely EMG Holdings and VC Investments.

Registration Rights Agreements

Upon completion of our initial private placement in January 2013 and our follow-on private placement in March 2013, we entered into registration rights agreements with each purchaser of our common stock in those offerings, as well as certain other holders of our common stock, including our Manager and its affiliates, and their direct and indirect transferees. For a description of the material terms of the registration rights agreements and our obligations thereunder, see “Description of Capital Stock — Registration Rights.”

Indemnification Agreements

Upon completion of our initial private placement in January 2013, we entered into indemnification agreements with each of our directors and executive officers which require us to indemnify such persons to the fullest extent permitted by the Maryland General Corporation Law, or the MGCL, and to pay such persons’ expenses, including attorneys’ fees, in defending any civil, criminal or other proceedings related to their service on our behalf in advance of final disposition of such proceeding. See “Certain Provisions of Maryland Law and Our Charter and Bylaws — Limitation of Directors’ and Officers’ Liability and Indemnification.”

Equity Grants

We have granted 206,069 LTIP units to our Manager, subject to forfeiture restrictions that will begin to lapse once (i) our common stock is listed on a national securities exchange and (ii) our Core Earnings (as defined in “Our Manager and the Management Agreement — The Management Agreement — Management Fees, Incentive Fees and Reimbursement of Expenses”) exceeds an 8.0% performance hurdle rate for any four full consecutive quarters following completion of our initial private placements.

We have granted to each of our independent directors 1,250 LTIP units, which will be subject to forfeiture restrictions that will lapse at our 2013 annual meeting of stockholders assuming the holder has not resigned or been removed as a director prior to such meeting.

Our Manager may allocate the LTIP units it receives to our officers and other key employees of our Manager and its affiliates.

Related Party Transaction Policies

Our Board of Directors has adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the audit committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, our audit committee will decide whether or not to approve such transaction. If we were to become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction would be referred to this committee, which would evaluate all options available, including ratification, revision or termination of such transaction. Our policy will require any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and certain terms of our charter and bylaws and does not purport to be complete. For a complete description, you are urged to review in their entirety our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law. See “Where You Can Find Additional Information.”

General

We are authorized to issue 600,000,000 shares of stock, consisting of 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our Board of Directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. As of the date of this prospectus, we had 6,385,252 outstanding shares of common stock held by 103 record holders, and no outstanding shares of preferred stock. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations.

Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock:

•	have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board of Directors and declared by us; and

•

are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common stock in the event of our liquidation, dissolution or winding up of our affairs.

There are generally no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock.

Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our directors, and directors will be elected by a plurality of all the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Power to Reclassify and Issue Stock

Our Board of Directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of our common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our Board of Directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and subject to the terms of any class or series of stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions (including, without limitation, restrictions on ownership and transfer), limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Our Common and Preferred Stock

Our charter authorizes our Board of Directors, with the approval of a majority of the entire board, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our Board of Directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board of Directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Tax on Disqualified Organizations

Our charter further provides that to the extent we incur any tax under the Code as the result of any “excess inclusion income” (within the meaning of Section 860E of the Code) of ours being allocated to a “disqualified organization” (as defined in Section 860E(e)(5) of the Code) that holds our stock in record name, we will reduce distributions to such stockholder in an amount equal to such tax paid by us that is attributable to such stockholder’s ownership in accordance with applicable Treasury Regulations. We do not currently intend to make investments or engage in activities that generate “excess inclusion income,” but our charter does not prevent “disqualified organizations” from owning our common stock. See “Material U.S. Federal Income Tax Considerations — Taxation of Our Company” and “— Requirements for Qualification — Taxable Mortgage Pools” for a discussion of “disqualified organizations” and “excess inclusion income.”

Restrictions on Ownership and Transfer

In order to qualify as a REIT, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because our Board of Directors believes it is at present in our best interests for us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.

Our charter also prohibits any person from:

•

beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

•

transferring shares of our capital stock to the extent that, if effective, such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

•

beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

•	beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT.

Our Board of Directors may, in its sole discretion, exempt (prospectively or retroactively) a person from the 9.8% ownership limit and other restrictions in our charter and may establish or increase an excepted holder limit for such person if our Board of Directors obtains such representations, covenants and undertakings as it deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the excepted holder limit, as the case may be, will not cause us to fail to qualify as a REIT. Our Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our Board of Directors, in its sole discretion, in order to determine or ensure our status as a REIT.

Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will continue to be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. The proposed transferee shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. The proposed transferee will have no voting rights with respect to the shares held in trust and, subject to Maryland law, effective as of the date that the shares of stock have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be void ab initio, and the proposed transferee shall acquire no rights in those shares.

Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Every owner of 5% or more (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance and to ensure compliance with the ownership limits.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

We have retained American Stock Transfer & Trust Company, LLC as the transfer agent and registrar for our common stock.

Registration Rights

The purchasers of common stock in our initial private placement in January 2013 and our follow-on private placement in March 2013 are entitled to the benefits of registration rights agreements between us and the investors in those offerings, the forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Under the registration rights agreements, we agreed, subject to certain exceptions, at our expense, to file with the SEC a shelf registration statement registering for resale the registrable shares (as defined in the registration rights agreements). We refer to this registration statement as the “resale shelf registration statement.” The agreements require that we use our commercially reasonable efforts to cause the resale shelf registration statement to be declared effective by the SEC and to use our commercially reasonable efforts to maintain its continuous effectiveness under the Securities Act, subject to certain blackout periods, for the period described in the registration rights agreement.

We will use our commercially reasonable efforts to cause the resale shelf registration statement to become effective under the Securities Act after the filing and, subject to the blackout periods described below, to continuously maintain the effectiveness of the resale shelf registration statement under the Securities Act until the first to occur of:

•	the date on which the shares of common stock covered by the resale shelf registration statement have been resold in accordance with the resale shelf registration statement; and

•	the date on which the shares of common stock covered by the resale shelf registration statement have been sold to us or cease to be outstanding.

All holders of the registrable shares of common stock under the registration rights agreements and each of their respective direct and indirect transferees may elect to participate in this offering as selling stockholders, subject to:

•

execution of a customary underwriting agreement; completion and execution of any questionnaires, powers of attorney, indemnities, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such underwriting agreement; and provision to us of such information as we may reasonably request in writing for inclusion in the registration statement;

•	compliance with the registration rights agreements;

•

cutback rights on the part of the underwriters, including the cutback of the holders of shares issued in the March 2013 private placement offering ahead of any cutback of holders of shares issued in the January 2013 private placement; and

•	other conditions and limitations that may be imposed by the underwriters.

Upon an initial public offering of our common stock, the holders of registrable shares under the registration rights agreements who elect to include their shares of our common stock for resale in this offering will not be able to sell any of their shares of our common stock that are not sold in this offering during such periods as reasonably requested by the representatives of the underwriters for 180 days following this offering unless waived in writing by the representatives of the underwriters of this offering. Those holders who do not elect, despite their right to do so under the registration rights agreements, to include their shares of our common stock for sale in this offering but who are selling stockholders under the resale prospectus we have filed with the SEC as part of the registration statement of which this prospectus forms a part may not, subject to certain exceptions, directly or indirectly sell, offer to sell, grant any option or otherwise dispose of any shares of our common stock for a period of up to 60 days (or 180 days, in the case of us, our Manager and its affiliates and our directors and executive officers) following the effective date of the registration statement of which this prospectus forms a part.

Notwithstanding the foregoing, we will be permitted, under limited circumstances, to suspend the use, from time to time, of the prospectus that is part of the resale shelf registration statement (and therefore suspend sales of registrable shares) for certain periods, referred to as “blackout periods,” if, among other things, any of the following occurs:

•

the representative of the underwriters of an underwritten offering of primary shares by us has advised us that the sale of shares of our common stock under the resale shelf registration statement would have a material adverse effect on such underwritten offering of primary shares;

•

a majority of the independent members of our Board of Directors determines in good faith that: (i) the offer or sale of any shares of our common stock under the resale shelf registration statement would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving us; (ii) after the advice of counsel, the sale of the shares covered by the resale shelf registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law; and (iii) either (x) we have a bona fide business purpose for preserving the confidentiality of the proposed transaction, (y) disclosure would have a material adverse effect on us or our ability to consummate the proposed transaction, or (z) the proposed transaction renders us unable to comply with SEC requirements, in each case under circumstances that would make it impracticable or inadvisable to cause the resale shelf registration statement (or such filings) to become effective or promptly amend or supplement the resale shelf registration statement, as applicable; or

•

a majority of the independent members of our Board of Directors determines in good faith, after the advice of counsel, that we are required by law, rule or regulation, or that it is in our best interests, to supplement the resale shelf registration statement or file a post-effective amendment to the resale shelf registration statement in order to incorporate information into the resale shelf registration statement for the purpose of: (i) including in the resale shelf registration statement any prospectus required under Section 10(a)(3) of the Securities Act; (ii) reflecting in the prospectus included in the resale shelf registration statement any facts or events arising after the effective date of the resale shelf registration statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth in the prospectus; or (iii) including in the prospectus included in the resale shelf registration statement any material information with respect to the plan of distribution not disclosed in the resale shelf registration statement or any material change to such information.

The cumulative blackout periods in any rolling 12-month period commencing on the closings of the private placements may not exceed an aggregate of 90 days and, furthermore, may not exceed 60 days in any rolling 90-day period.

The preceding summary of certain provisions of the registration rights agreements is not intended to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the registration rights agreements, the forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of this offering, we will have              shares of our common stock outstanding (assuming the over-allotment option granted to the underwriters in this offering to purchase up to an additional              shares is not exercised). Of the total shares of our common stock to be outstanding upon completion of this offering,              shares, all of which were issued in connection with our initial capitalization, grants of restricted common stock, our initial private placement in January 2013 or our follow-on private placement in March 2013, will be “restricted” securities under the meaning of Rule 144 promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. We intend to file a resale shelf registration statement to register the common stock sold in our initial private placement and follow-on private placement. See “Description of Capital Stock — Registration Rights.”

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

No assurance can be given as to the likelihood that an active trading market for our common stock will develop, the liquidity of any such market, the ability of our stockholders to sell their shares or the prices that our stockholders may obtain for any of their shares. No prediction can be made as to the effect, if any, that future sales of shares of our common stock, or the availability of shares of our common stock for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of our securities. See “Risk Factors — Risks Related to This Offering and Ownership of Our Common Stock.”

For a description of certain restrictions on transfers of our common stock held by certain of our stockholders, see “Underwriting.”

2013 Equity Incentive Plans

In connection with our initial private placement in January 2013, we adopted our 2013 Equity Incentive Plan for Individuals and our 2013 Equity Incentive Plan for Entities, which we refer to collectively as our 2013 equity incentive plans. As of the date of this prospectus, a total of 206,069 LTIP units have been granted to our Manager, an aggregate of 3,750 LTIP units have been granted to our independent directors. There are currently no additional shares available for future issuance under our 2013 equity incentive plans. Upon completion of this offering, the number of shares of our common stock that will be available for issuance under our 2013 equity incentive plans will increase by an amount equal to 3% of the number of shares sold in this offering. The number of shares of our common stock that may be issued under our 2013 equity incentive plans will be increased by multiplying the total number of shares sold in any subsequent public or private offering of our common stock by 3%, subject to a maximum of 1,500,000 shares.

Upon completion of this offering, we expect to have              shares of our common stock reserved for future issuance under 2013 equity incentive plans. For a description of our 2013 equity incentive plans, see “Shares Eligible for Future Sale — 2013 Equity Incentive Plans.”

LTIP units, which are a class of partnership units in our operating partnership, may be converted into OP units upon achieving economic parity with the OP units. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units. See “Operating Partnership and the Partnership Agreement — LTIP units.”

OP Units

In January 2013, we completed a series of transactions that included a private placement of shares of our common stock and OP units, the closing of a series of contribution transactions pursuant to which we acquired our initial portfolio of SFR properties, and the purchase by our contributors of additional OP units and shares of common stock using the proceeds of cash distributions received from the contributed entities. In these transactions, we:

•

sold a total of 4,504,765 shares of common stock for a price of $20.00 per share, raising an aggregate of approximately $90 million of net proceeds in private placements that closed on January 18, 2013 and January 31, 2013;

•

completed certain formation transactions through which we acquired the ownership interests of certain Ellington affiliates in three entities that, as of the closing date on January 31, 2013, collectively owned 266 SFR properties with an acquisition cost of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had 36 pending SFR property purchases with an estimated cost basis of $3.6 million; and

•	issued 1,215,189 OP units, valued at $20.00 per unit to the contributors in exchange for the contribution to us of these interests in the formation transactions.

The contributors subsequently converted 606,452 OP units into shares of our common stock.

In general, beginning one year after the issuance of any OP units, limited partners (other than us or our subsidiaries) have redemption rights, which enable them to cause the operating partnership to redeem their OP units in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. For more information, see “Operating Partnership and the Partnership Agreement — Redemption Rights.”

We have granted registration rights to those persons who have received or will receive shares of our common stock issuable upon redemption of OP units. See “Operating Partnership and the Partnership Agreement — Registration Rights.”

Lock-Up Periods

For a description of certain lock-up periods, see “Description of Capital Stock — Registration Rights” and “Underwriting.”

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of shares of our common stock and shares of our common stock issuable upon redemption of OP units (without giving effect to the 12-month restriction on redemption applicable to OP units) and LTIP units, as of the date of this prospectus, by (1) each of our named executive officers, (2) each of our directors, (3) all of our executive officers and directors as a group and (4) each person known by us to be the beneficial owner of five percent or more of shares of our common stock.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. In computing the number of shares and OP units beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or other rights held by that person that are exercisable or will become exercisable within 60 days after the date of this prospectus, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock and OP units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each named person is c/o Ellington Housing Inc., 53 Forest Avenue, Old Greenwich, CT 06870.

Name of Beneficial Owner	Number of Shares and OP Units Beneficially Owned	Percentage of All Shares(1)		Percentage of All Shares and OP Units Beneficially Owned(2)

Leo Huang
Michael Vranos
JR Herlihy
Howard Barash
Jared Samet
Daniel Margolis
Sara Walden Brown
Thomas F. Robards
Robert B. Allardice, III
Richard P. Imperiale

All directors and executive officers as a group (10 persons)			%		%

*	Represents less than 1%.
(1)	Assumes shares of our common stock are outstanding as of the date of this prospectus. In addition, amounts shown for individuals assume that all OP units and LTIP units held by the person are exchanged for shares of our common stock on a one-for-one basis. The total number of shares of our common stock outstanding used in calculating this percentage assumes that none of the OP units or LTIP units held by other persons are exchanged for shares of our common stock.
(2)	Assumes a total of shares of our common stock, OP units and LTIP units are outstanding as of the date of this prospectus. OP units may be redeemed for cash or, at our election, shares of our common stock on a one-for-one basis as described in “Operating Partnership and the Partnership Agreement.” Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in our operating partnership’s valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unitholders. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of OP units, the LTIP units will achieve full parity with OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached.

SELLING STOCKHOLDERS

The following table sets forth information, as of                     , 2013, with respect to the selling stockholders and shares of our common stock beneficially owned by the selling stockholders that the selling stockholders propose to offer pursuant to this prospectus. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•

all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days or warrants that are immediately exercisable or exercisable within 60 days). The shares issuable under those options are treated as if they were outstanding for computing the percentage ownership of the person holding those options but are not treated as if they were outstanding for purposes of computing percentage ownership of any other person.

The shares of our common stock offered by the selling stockholders pursuant to this prospectus were originally issued and sold by us in connection with our initial private placement in January 2013 and our follow-on private placement in March 2013. The term selling stockholders includes the holders of our common stock listed below and the beneficial owners of the common stock and their transferees, pledgees, donees or other successors.

Percentage ownership calculations are based on              shares of our common stock outstanding as of             , 2013. To our knowledge, except as indicated in the footnotes to the following table and under applicable community property laws, the persons or entities identified in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Our Common Stock Beneficially Owned Before This Offering		Number of Shares of Our Common Stock to Be Sold in This Offering	Shares of Our Common Stock Beneficially Owned After This Offering
	Shares	Percentage		Shares	Percentage

*	Represents less than 1%.

Except as indicated above, the selling stockholders do not have, and have not had since our inception, any position, office or other material relationship with us or any of our affiliates. The selling stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their securities (other than the securities to be sold in this offering) since the date on which they provided the information regarding their securities, in transactions exempt from the registration requirements of the Securities Act.

Each selling stockholder has agreed with us not to directly or indirectly sell, offer to sell, grant any option or otherwise transfer or dispose of our common stock for 180 days after the date of this prospectus. We have agreed not to waive or otherwise modify this agreement without the prior written consent of the representatives of the underwriters of this offering.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and the material provisions of our charter and bylaws and does not purport to be complete. For a complete description, you are urged to review in their entirety our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law. See “Where You Can Find Additional Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company will not be less than the minimum number required under the MGCL, which is one, and, unless our bylaws are amended, not more than fifteen, and the number of directors of our company may be increased or decreased pursuant to our bylaws by a vote of the majority of our entire board of directors. Our charter provides that, at such time as we become eligible to elect to be subject to Title 3, Subtitle 8 of the MGCL and subject to the rights of holders of one or more classes or series of preferred stock and subject to the rights of stockholders to fill any vacancy that results from the removal of a director at a special election meeting as described above under the caption “Description of Capital Stock — Registration Rights,” any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

Pursuant to our charter and bylaws, each member of our Board of Directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of all the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.

Removal of Directors

In general, our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director, or our entire Board of Directors, may be removed only for cause (as defined in our charter) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. Except as described below, this provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

As described above under the caption “Description of Capital Stock — Registration Rights,” we may be required by the registration rights agreements and our bylaws to hold a special meeting of our stockholders for the purpose of considering and voting on the removal of our directors then in office and electing the successors of any directors so removed (a special election meeting) unless the requirement is waived or deferred in accordance with the registration rights agreements and our bylaws. At a special election meeting, a director may be removed with or without cause by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

As permitted by the MGCL, our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our Board of Directors (including a majority of directors who are not affiliates or associates of such persons). However, our Board of Directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (i) the person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

•	the corporation’s board of directors will be divided into three classes;

•	the affirmative vote of two-thirds of the votes cast in the election of directors generally is required to remove a director;

•	the number of directors may be fixed only by vote of the directors;

•

a vacancy on the board be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

•

the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

Without our having elected to be subject to Subtitle 8, our charter and bylaws already (i) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our Board of Directors, (ii) vest in our Board of Directors the exclusive power to fix the number of directors, by vote of a majority of the entire board, and (iii) require, unless called by the Non-Executive Chairman of our Board of Directors, our President, our Chief Executive Officer or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our charter provides that, at such time as we become eligible to make the election provided for under Subtitle 8, vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, and directors elected to fill a vacancy will serve for the full term of the directorship in which the vacancy occurred. Our Board of Directors is not currently classified. In the future, our Board of Directors may elect, without stockholder approval, to classify our Board of Directors or elect to be subject to any of the other provisions of Subtitle 8.

Meetings of Stockholders

Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business within the powers of the corporation will be held on a date and at the time and place set by our Board of Directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. The next annual meeting of our stockholders after completion of this offering will be held in 2013. In addition, our Non-Executive Chairman of the Board, our Chief Executive Officer, our President or our Board of Directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.

Charter Amendments and Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter generally provides that charter amendments requiring stockholder approval must be declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, our charter’s provisions regarding the removal of directors and restrictions on ownership and transfer of our stock may be amended only if such amendment is declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. In addition, because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that one of our subsidiaries could transfer all of its assets without any vote of our stockholders.

Bylaws Amendments

Except as described below, our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Pursuant to our bylaws, we are required to hold a special meeting of our stockholders for the purpose of considering and voting on the removal of our directors then in office and electing the successors of any directors so removed (a special election meeting) if, prior to the later of 180 days following the initial filing of the resale shelf registration statement and the one-year anniversary of the date of completion of our initial private placement, either (i) the resale shelf registration statement we are required to file with the SEC pursuant to the registration rights agreements has not been declared effective by the SEC and we have not completed an initial public offering of our common stock or (ii) the shares sold in the private placement have not been listed for trading on a national securities exchange. The provisions in our bylaws relating to a special election meeting and the amendment thereof may not be amended without the affirmative vote or written or electronic consent of holders of at least 75% of the outstanding shares of our common stock entitled to vote thereon (other than shares held by our executive officers). However, such provisions of our bylaws will cease to apply if either (i) a special election meeting has taken place or (ii) (x) the resale shelf registration statement has been declared effective or we have completed an initial public offering of our common stock and (y) our shares of common stock have been listed on a national securities exchange.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board of Directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice as provided for in the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of our Board of Directors or (ii) provided that the special meeting has been properly called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including:

•	business combination provisions;

•	supermajority vote and cause requirements for removal of directors;

•

requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

•	provisions that vacancies on our Board of Directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

•	the power of our Board of Directors to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock without stockholder approval;

•	the power of our Board of Directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

•	the restrictions on ownership and transfer of our stock; and

•	advance notice requirements for director nominations and stockholder proposals.

Likewise, if the resolution opting out of the business combination provisions of the MGCL were repealed or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Limitation of Directors’ and Officers’ Liability and Indemnification

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter enables and our bylaws require us to indemnify our current and former officers and directors against liabilities to the maximum extent permitted by the MGCL, as amended from time to time.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any present or former director or officer of our company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of our company or our predecessor.

Upon completion of this offering, we intend to enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification and advance of expenses to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of the terms of the agreement of limited partnership of our operating partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of Ellington Housing Operating Partnership LP.

Management

We are the sole general partner of our operating partnership, which has been formed as a Delaware limited partnership. We conduct substantially all of our operations and make substantially all of our investments through the operating partnership and its subsidiaries. Pursuant to the partnership agreement, we have full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of tenants, make distributions to partners, and to cause changes in the operating partnership’s business activities.

The partnership agreement requires that the operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any U.S. federal income or excise tax liability imposed by the Code (other than any U.S. federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

Transferability of Interests

We may not voluntarily withdraw from the operating partnership or transfer or assign our interest in the operating partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction which results in a change of control of our company unless:

•	we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by our company or our subsidiaries);

•

as a result of such transaction, all limited partners will receive for each partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of one share of our common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of partnership units shall be given the option to exchange its partnership units for an amount of cash, securities or other property equal or substantially equivalent in value to the greatest amount of cash, securities or other property that a limited partner would have received had it (i) exercised its redemption right (described below) and (ii) sold, tendered or exchanged pursuant to the offer shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•

we are the surviving entity in the transaction and either (i) our stockholders do not receive cash, securities or other property in the transaction or (ii) all limited partners (other than our company or our subsidiaries) receive for each partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the greatest amount of cash, securities or other property received in the transaction by our stockholders.

We also may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity, other than partnership units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (ii) the survivor expressly agrees to assume all of our obligations under the partnership agreement and the partnership agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

We also may (i) transfer all or any portion of our general partnership interest to (A) a wholly owned subsidiary or (B) a parent company or a majority-owned subsidiary of a parent company, and following such transfer may withdraw as the general partner and (ii) engage in a transaction required by law or by the rules of any national securities exchange on which shares of our common stock are listed.

We also may (i) merge or consolidate our operating partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of our operating partnership, and may amend the partnership agreement in connection with any such transaction, if we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by our company or our subsidiaries).

Capital Contribution

We will contribute, directly, to our operating partnership substantially all of the net proceeds from this offering as a capital contribution in exchange for OP units. The partnership agreement provides that if the operating partnership requires additional funds at any time in excess of funds available to the operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we are obligated to contribute the net proceeds of any future offering of shares as additional capital to the operating partnership. If we contribute additional capital to the operating partnership, we will receive additional partnership units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to the operating partnership, we will revalue the property of the operating partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. The operating partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over OP units with respect to distributions from the operating partnership, including the OP units we own as the general partner.

Redemption Rights

Pursuant to the partnership agreement, beginning one year after the issuance of any OP units, limited partners (other than us or our subsidiaries) have redemption rights, which enable them to cause the operating partnership to redeem their OP units in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. The cash redemption amount per unit is based on the market price of our common stock at the time of redemption. The number of shares of our common stock issuable upon redemption of limited partnership interests held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, common stocks in excess of the stock ownership limit in our charter;

•	result in our common stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Code;

•

cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of ours, the operating partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code;

•	cause us to fail to qualify as a REIT; or

•

cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act.

We may, in our sole and absolute discretion, waive any of these restrictions.

Partnership Expenses

In addition to the administrative and operating costs and expenses incurred by the operating partnership, the operating partnership generally pays all of our administrative costs and expenses, including:

•	all expenses relating to our continuity of existence and our subsidiaries’ operations;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the operating partnership.

These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to properties or subsidiaries that are owned by us directly rather than by the operating partnership or its subsidiaries, or those incurred by subsidiaries taxed as corporations for federal income tax purposes.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our operating partnership, have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties as general partner, therefore, may come into conflict with the duties of our directors and officers to our company. We are under no obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause the operating partnership to take or decline to take any actions.

The limited partners of our operating partnership expressly acknowledge that as the general partner of our operating partnership, we are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively. In the event of a conflict in the fiduciary duties owed by us to our stockholders and, in our capacity as the general partner of our operating partnership, to such limited partners, that we as the general partner, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our stockholders or such limited partners, we are under no obligation to give priority to the interests of such limited partners.

Distributions

The partnership agreement provides that the operating partnership will generally distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the operating partnership’s property in connection with the liquidation of the operating partnership) at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in the operating partnership.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

LTIP Units

In general, LTIP units are a class of partnership units in our operating partnership and receive the same quarterly per unit distributions as the other outstanding OP units in our operating partnership. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with OP units with respect to liquidating distributions. However, the operating partnership agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable Treasury Regulations will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per-unit of our OP units in our operating partnership. The partnership agreement provides that our operating partnership’s assets will be revalued upon the occurrence of certain events, specifically additional capital contributions by us or other partners, the redemption of a partnership interest, a liquidation (as defined in the Treasury Regulations) of our operating partnership or the issuance of a partnership interest (including LTIP units) to a new or existing partner as consideration for the provision of services to, or for the benefit of, our operating partnership.

Upon equalization of the capital accounts of the LTIP unit holders with the average per-unit capital account of our OP units, the LTIP units will achieve full parity with the OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units. If a sale or revaluation of assets occurs at a time when our operating partnership’s assets have appreciated sufficiently since the last revaluation, the LTIP units would achieve full parity with the OP units upon such sale or revaluation. In the absence of sufficient appreciation in the value of our operating partnership’s assets at the time of a sale or revaluation, full parity would not be reached.

Consequently, an LTIP unit may never become convertible because the value of our operating partnership’s assets has not appreciated sufficiently between revaluation dates to equalize capital accounts. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership. Notwithstanding the foregoing, our operating partnership will allocate gain on the sale of all or substantially all of its assets first to holders of LTIP units, and will, upon the occurrence of certain specified events, revalue its assets with any net increase in valuation allocated first to the LTIP units, in each case to equalize the capital accounts of such holders with the average capital account per unit of the general partner’s OP units. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect the method to be used by the operating partnership for allocating items with respect to contributed property acquired in connection with this offering for which fair market value differs from the adjusted tax basis at the time of contribution, and such election shall be binding on all partners.

Special Allocations Attributable to Management Fee and Incentive Fee Expenses

Pursuant to the management agreement, the amount of management fees and incentive fees that we pay to our Manager are calculated solely with respect to our common stock, and does not take into account equity or income attributable to OP units that are not held by us, or to LTIP units. See “Our Manager and the Management Agreement — The Management Agreement — Management Fees, Incentive Fees and Reimbursement of Expenses.” Accordingly, pursuant to the partnership agreement, expenses equal to the management fees and incentive fees will be specially allocated to us in respect of our OP units for book purposes (and for tax purposes, as deductible by the operating partnership, or as otherwise reflected in the income or gain allocated to us), causing the net income allocated to each OP unit we hold to be lower than the net income allocated to each OP unit not held by us and each LTIP unit. As a result, whenever the operating partnership makes a distribution, the OP units held by us will receive a correspondingly lower distribution as compared to the OP units not held by us and the LTIP units, reflecting this special allocation of expenses equal to the management fees and incentive fees.

Term

The operating partnership will continue indefinitely, or until sooner dissolved upon:

•	our bankruptcy, dissolution, removal or withdrawal (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the redemption of all partnership units (other than those held by us, if any); or

•	an election by us in our capacity as the general partner.

Registration Rights

We have granted registration rights to those persons who will receive shares of our common stock issuable upon redemption of OP units. These registration rights require us to seek to register all such shares of our common stock approximately 12 months after issuance of such OP units. Our operating partnership will bear expenses incident to these registration requirements. However, neither we nor the operating partnership will bear the costs of (1) any underwriting discounts or commissions or (2) any fees or expenses incurred by holders of such shares of our common stock in connection with such registration that we or the operating partnership are not permitted to pay according to the rules of any regulatory authority.

Tax Matters

Our partnership agreement provides that we are the tax matters partner of the operating partnership and, as such, have authority to handle tax audits and to make tax elections under the Code on behalf of the operating partnership.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a stockholder, may consider relevant in connection with the purchase, ownership and disposition of our common stock. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt U.S. Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and non-U.S. corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs and their investors;

•	trusts and estates (except to the extent discussed herein);

•	persons who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes, which generally means as property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of the current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED

TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were organized in September 2012 as a Maryland corporation. We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2013. We believe that we have been organized and have operated in a manner as to qualify for taxation as a REIT, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Hunton & Williams LLP will render an opinion that, commencing with our taxable year ending December 31, 2013, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our current and proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2013 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Our ability to satisfy the REIT qualification tests will depend upon our analysis of the characterization and fair market values of our assets, some of which will not be susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis (which, based on the types of assets we will own, could fluctuate rapidly, significantly and unpredictably). In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our SBMF assets and any other mortgage loan related assets. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of this collateral. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:

•

We will pay U.S. federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses, that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with our TRS or any taxable REIT subsidiaries we form in the future that are not conducted on an arm’s-length basis.

•

If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•

The earnings of our lower-tier entities that are subchapter C corporations, including our TRS and any taxable REIT subsidiaries we form in the future, will be subject to U.S. federal, state and local income tax.

•

Although we do not expect to own an equity interest in a taxable mortgage pool, or TMP, if we were to own such an interest we would be subject to tax on a portion of any excess inclusion income equal to the percentage of our stock that is held in record name by “disqualified organizations.” A “disqualified organization” includes (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any other tax-exempt organization (other than a farmer’s cooperative described in section 521 of the Code) that is exempt from income taxation and is not subject to taxation under the unrelated business taxable income provisions of the Code; and (vii) any rural electrical or telephone cooperative. We do not currently intend to engage in financing activities that may result in treatment of us or a portion of our assets as a TMP. For a discussion of “excess inclusion income,” see “— Requirements for Qualification — Taxable Mortgage Pools.”

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, we may be subject to a variety of taxes other than U.S. federal income tax, including state and local franchise, property and other taxes and foreign taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

10.	It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2014 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

To monitor compliance with the share ownership requirements, we generally will be required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you receive such a demand but fail or refuse to comply, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT status. We intend to comply with these requirements.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

We have control of our operating partnership and generally intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a taxable REIT subsidiary. We will not be treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us will be an asset in our hands, and we will treat the dividends paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of taxable REIT subsidiaries in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as selling assets that may be treated as “dealer property” subject to the 100% prohibited transactions tax (see “— Gross Income Tests — Prohibited Transactions”), that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries or render commercially unfeasible. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

A taxable REIT subsidiary pays income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRS and any other taxable REIT subsidiary that we form will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard.

A taxable REIT subsidiary may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A taxable REIT subsidiary is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the taxable REIT subsidiary directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

To the extent that our TRS or any other taxable REIT subsidiary that we form pays any taxes, it will have less cash available for distribution to us, which will reduce the amount of cash available for us to distribute to our shareholders. If dividends are paid by domestic taxable REIT subsidiaries to us, then the dividends we designate and pay to our stockholders who are taxed at individual rates, up to the amount of dividends that we receive from such entities, generally will be eligible to be taxed at the reduced 20% maximum federal rate applicable to qualified dividend income. See “— Taxation of Taxable U.S. Stockholders — Taxation of Taxable U.S. Stockholders on the Disposition of Common Stock.”

Rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, (ii) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, and (iii) the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). If we lease space to a taxable REIT subsidiary in the future, we will seek to comply with these requirements.

We have elected to treat our TRS as a taxable REIT subsidiary. We anticipate that we will use our TRS primarily to market and sell SBMF loans and property acquired upon foreclosure of those loans. We may also market and sell certain SFR properties through our TRS and may modify SBMF loans through our TRS. We intend to market and sell SBMF loans, the related foreclosed property and SFR properties through our TRS when the sale of those assets directly by us or our operating partnership may be subject to the 100% prohibited transactions tax. See “— Gross Income Tests — Prohibited Transactions.” We anticipate that our marketing and sales of such SBMF loans and the related foreclosed property will generally be conducted through our TRS.

We anticipate that our TRS will be treated as a dealer for U.S. federal income tax purposes. As a dealer, our TRS will generally mark all the loans it holds on the last day of each taxable year, if any, to their market value, and will recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. If we significantly modify SBMF loans in our TRS and determine that our TRS qualifies as a trader, but not a dealer, for tax purposes, our TRS may elect to be subject to similar “mark-to-market” rules that apply to electing traders.

Our TRS may also provide services with respect to our properties to the extent we determine that having our TRS provide those services will assist us in complying with the gross income tests applicable to REITs. See “Gross Income Tests — Rents From Real Property.” We may form one or more additional taxable REIT subsidiaries in the future.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a TMP under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

A TMP generally is treated as a corporation for U.S. federal income tax purposes; it cannot be included in any consolidated federal corporate income tax return. However, if a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income, or UBTI, in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction under any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. IRS guidance indicates that a REIT’s excess inclusion income will be allocated among its stockholders in proportion to its dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by “disqualified organizations” (as defined above under “— Taxation of Our Company”). In that case, under our charter, we will reduce distributions to such stockholders by the amount of tax paid by us that is attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect our compliance with the distribution requirement. See “— Distribution Requirements.” To the extent that our stock owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company or other pass-through entity owning our stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.”

If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

If we leverage our SBMF loan portfolio, we intend to structure our financing transactions so as to avoid us or any portion of our assets being treated as a TMP, and we do not expect that any portion of our dividend distributions will be treated as excess inclusion income.

Gross Income Tests

We must satisfy two gross income tests annually to satisfy the requirements for qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from “foreclosure property”; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from a sale of property that a REIT holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

For purposes of the 75% and 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income. We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all times with the gross income tests.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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Second, neither we nor a direct or indirect, actual or constructive, owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent (a “related party tenant”), other than a taxable REIT subsidiary.

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Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a taxable REIT subsidiary which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. Further, the rent from a particular property does not qualify as “rents from real property” if (i) the rent is considered based on the income or profits of the tenant, (ii) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries or (iii) we furnish non-customary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary.

Our operating partnership and/or its subsidiaries generally lease our SFR properties and the apartments in our multi-family projects to tenants that are individuals. Our SFR property and multi-family apartment leases typically have a term of at least one year and require the tenant to pay fixed rent. We may also lease portions of our mixed-use properties, if any, to tenants that are entities. We intend to structure any such leases so that the rent will qualify as “rents from real property,” and do not intend to own more than 10% of any tenant of a mixed-use property. We do not anticipate leasing significant amounts of personal property pursuant to any of our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or our TRS. Accordingly, we believe that our leases generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

We have acquired, and may originate, SBMF loans and may acquire sub-performing and non-performing SFR loans in order to acquire the homes secured by those loans. Our SBMF and SFR loans will be secured by a first lien on real property. Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (i) the date we agreed to acquire or originate the loan; or (ii) as discussed further below, in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.

We anticipate that most of the SBMF loans we acquire will be distressed. Our SFR loans will be sub-performing and non-performing, and, therefore, we do not anticipate receiving significant interest income from those loans. Revenue Procedure 2011-16 provides that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non-qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2011-16 indicates that interest income on such a distressed mortgage loan will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). The face amount of our distressed SBMF loans will typically exceed the fair market value of the real property securing the loan on the date that we commit to acquire the loan, and so less than 100% of the interest income from these loans will be qualifying income for the 75% gross income test. To the extent we originate SBMF loans, we anticipate the fair market value of the real estate will exceed the face amount of the loan, and, accordingly, 100% of the interest income therefrom will be qualifying income for the 75% gross income test. We intend to invest in and originate SBMF loans and SFR loans in a manner that is consistent with satisfying the requirements for qualifying and maintaining our qualification as a REIT.

Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify our SBMF loans in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent we significantly modify a SBMF loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan would not be qualifying income for the 75% gross income test and a portion of the value of the loan would not be a qualifying asset for purposes of the 75% asset test.

We may also from time to time invest in Agency RMBS, non-Agency RMBS and CMBS, in each case that are pass-through certificates or collateralized mortgage obligations, or CMOs. Other than income from derivative instruments, as described below, we expect that all of the income of our Agency RMBS, non-Agency RMBS and CMBS will be qualifying income for purposes of the 95% gross income test. We expect that the Agency RMBS, non-Agency RMBS and CMBS that are pass-through certificates will be treated as interests in a grantor trust for U.S. federal income tax purposes. Consequently, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. Although the IRS has ruled generally that the interest income from U.S. government agency securities is qualifying income for purposes of the 75% gross income test, it is not clear how this guidance would apply to secondary market purchases of U.S. government agency securities at a time when the loan-to-value ratio of one or more of the mortgage loans backing the U.S. government agency securities is greater than 100%. We expect that any Agency RMBS, non-Agency RMBS and CMBS that are CMOs will generally be treated as interests in real estate mortgage conduits, or REMICs, for U.S. federal income tax purposes. Income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holders of the related REMIC securities. We expect that any interest income from an RMBS that is not treated as an interest in a grantor trust or an interest in a REMIC will not be qualifying income for purposes of the 75% gross income test. We expect that a sufficient portion of our income from our SBMF loans, SFR properties, Agency RMBS, non-Agency RMBS and SFR loans will be qualifying income so that we will satisfy both the 75% and 95% gross income tests

To the extent that we invest in Agency RMBS, we may from time to time purchase or sell TBAs primarily for purposes of managing interest rate risk associated with our liabilities under reverse repurchase agreements related to such Agency RMBS. We generally intend to treat such TBA purchases and sales as “hedging transactions” as defined in “— Hedging Transactions” below. With respect to contracts for forward settling transactions such as TBAs that are not hedging transactions, the law is unclear with respect to the qualification of gains from dispositions of contracts for forward settling transactions as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion of counsel to the effect that income and gain from the disposition of such contracts for forward settling transactions should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of such contracts for forward settling transactions (other than hedging transactions) and any non-qualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to dispose of such contracts for forward settling transactions, through dollar roll transactions or otherwise, could be limited. Moreover, even if we are advised by counsel that income and gains from dispositions of such contracts for forward settling transactions should be treated as qualifying income, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income and any other non-qualifying income exceeds 25% of our gross income. See “— Failure to Qualify.”

Dividends. Our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of an asset, other than “foreclosure property,” that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that our SFR properties generally will not be held primarily for sale to customers in the ordinary course of business. There is a substantial risk that our SBMF loans and the property acquired upon foreclosure on our SBMF loans or deed-in-lieu arrangements (other than SBMF loans or the property acquired upon foreclosure on our SBMF loans or deed-in-lieu arrangements that we intend to hold long-term for the production of interest income, rental income or appreciation) will be treated as held primarily for sale to customers. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to avoid the characterization of the sale of an asset by a REIT as a prohibited transaction and the 100% prohibited transactions tax is available if the following requirements are met:

•	the REIT has held the asset for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includible in the basis of the asset do not exceed 30% of the net selling price of the asset;

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either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

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in the case of property, which constitutes land and improvements, not acquired through foreclosure (or deed in lieu of foreclosure) or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives or receives no income.

When we sell SFR properties, we will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions when we sell SFR properties or that we will otherwise avoid selling assets that may be characterized as held “primarily for sale to customers in the ordinary course of a trade or business.”

The 100% prohibited transactions tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary or other taxable subsidiary that is not a taxable REIT subsidiary, although such income will be taxed to such subsidiary at regular corporate income tax rates. If we decide to sell assets in a manner that might expose us to the 100% prohibited transactions tax, we will conduct that activity through our TRS to avoid the prohibited transactions tax. We anticipate that we will sell a significant portion of our SBMF loans and a significant portion of the properties that we acquire upon foreclosure on our SBMF loans or deed-in-lieu arrangements. As noted above, there is a substantial risk that our SBMF loans and the related foreclosed property (other than SBMF loans or foreclosed property that we intend to hold long-term for the production of interest income, rental income or appreciation) will be treated as held primarily for sale to customers in the ordinary course of business. Accordingly, to avoid the prohibited transactions tax, we anticipate contributing to our TRS any of those properties that we intend to sell for which a substantial risk exists that such assets could be treated as dealer property. Our TRS, in turn, will market and sell those assets. Although we expect to avoid the prohibited transactions tax by conducting the marketing and sale of those assets through our TRS, our TRS will be subject to U.S. federal, state and local corporate income tax and may incur a significant tax liability as a result of the sales conducted by our TRS. Moreover, no assurance can be given that the IRS will respect the transaction by which those assets are contributed to our TRS.

Fee Income. We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, including amounts received in connection with mortgage servicing rights that represent reasonable compensation for servicing the related loans (but not amounts in excess of such reasonable compensation), generally are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary, like other income earned by a taxable REIT subsidiary, will not be included in the REIT’s gross income for purposes of the gross income tests.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property);

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

To the extent we foreclose or enter into a deed-in-lieu arrangement on any distressed SBMF or SFR loan that we acquire, we may not be able to make a foreclosure property election with respect to such property because we may be treated as having acquired the loan at a time when default on such loan was imminent or anticipated. If we anticipate selling property shortly after foreclosure or deed-in-lieu, we expect that we will contribute the property to our TRS, which will market and sell the property. See “— Requirements for Qualification —Taxable REIT Subsidiaries” and “— Requirements for Qualification — Prohibited Transactions.”

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, futures and forward contracts and TBAs. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or a liability hedge, and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements.

To the extent that we hedge for other purposes, or to the extent that a portion of the hedged assets is not treated as “real estate assets” (as described below under “— Asset Tests”) or we enter into derivative transactions that are not liability hedges or we fail to satisfy the identification requirements with respect to a hedging transaction, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but we cannot assure you that we will be able to do so. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. In addition, as discussed above under “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and investments in certain money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than any taxable REIT subsidiary we own) may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the total voting power of any one issuer’s outstanding securities or 10% of the total value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries that are not taxable REIT subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of these asset tests, we are treated as holding our proportionate shares of our operating partnership’s assets. For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities that are not dependent in whole or in part on the profit of (or payments made by) a non-governmental entity;

•	Any security issued by a REIT;

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities of the partnership; and

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As discussed above under “— Gross Income Tests,” we have acquired, and may originate, SBMF loans and may acquire sub-performing and non-performing SFR loans in order to acquire the homes secured by those loans. Our SBMF loans and SFR loans will be secured by first liens on real property. In general, under the applicable

Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (i) the date we agreed to acquire or originate the loan; or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% value test. IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan; or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Under the safe harbor, when the current value of a mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset. Accordingly, under the safe harbor, an increasing portion of a distressed mortgage loan will be treated as a non-qualifying asset as the value of the distressed mortgage loan increases. We generally expect that the fair market value of any property securing the SBMF loans we originate will exceed the value of those loans. As a result, we anticipate that 100% of our originated SBMF loans will be treated as qualifying assets. We intend to acquire and originate SBMF loans and SFR loans in a manner consistent with satisfying the requirements for maintaining our qualification as a REIT.

We may also from time to time invest in Agency RMBS, non-Agency RMBS and CMBS that are pass-through certificates. In the case of entities treated as grantor trusts for U.S. federal income tax purposes, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. We may also invest in Agency RMBS, non-Agency RMBS and CMBS that are CMOs. We expect that our investments in Agency RMBS, non-Agency RMBS and CMBS that are CMOs will generally be treated as interests in REMICs for U.S. federal income tax purposes. Such interests will generally qualify as real estate assets for purposes of the 75% asset test, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. To the extent any of our investments in Agency RMBS are not treated as real estate assets under the above test, we expect such Agency RMBS will be treated as government securities because they are issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States.

We may in the future enter into reverse repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that these transactions would be treated as secured debt and that we would be treated for REIT asset and income test purposes as the owner of the assets that would be the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own our assets subject to sale and repurchase agreements during the term of such agreements, in which case we could fail to qualify as a REIT.

We may purchase Agency RMBS through forward settling transactions, including TBAs. The law is unclear with respect to the qualification of contracts for forward settling transactions as real estate assets or government securities for purposes of the 75% asset test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion from counsel to the effect that contracts for forward settling transactions should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in contracts for forward settling transactions and any non-qualifying assets to no more than 25% of our total assets at the end of any calendar quarter and will limit our investments in contracts for forward settling transactions with a single counterparty to no more than 5% of our total assets at the end of any calendar quarter. Accordingly, our ability to purchase U.S. government agency securities through contracts for forward settling transactions could be limited. Moreover, even if we are advised by counsel that contracts for forward settling transactions should be treated as qualifying assets, it is possible that the IRS could successfully take the position that such assets are not qualifying assets. In the event that such assets were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT if the value of our contracts for forward settling transactions and any non-qualifying assets exceeds 25% of our total assets at the end of any calendar quarter or if the value of our investments in contracts for forward settling transactions with a single counterparty exceeds 5% of our total assets at the end of any calendar quarter. See “— Failure to Qualify.”

Derivative instruments, other than possibly TBAs as discussed in the prior paragraph, generally are not qualifying assets for purposes of the 75% asset test. Thus, interest rate swaps, futures contracts, and other similar instruments, regardless of whether they are entered into as “hedging transactions” as defined in “— Hedging Transactions,” are non-qualifying assets for purposes of the 75% asset test.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, no assurance can be given that we will continue to be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, no assurances can be given that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, could fail to qualify as a REIT.

If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. Accordingly, it is not possible to state whether we would be entitled to the benefit of these relief provisions with regard to this issue or in any other circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.

We believe that the assets that we hold, and that we will acquire in the future, will allow us to satisfy the foregoing asset test requirements. We will monitor the status of our assets and our future acquisition of assets to ensure that we comply with those requirements, but we cannot assure you that we will be successful in this effort. However, we do not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of certain assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property,

•	minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares within a particular class and (ii) in accordance with the preferences among different classes of shares as set forth in our organizational documents.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

then we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we recognize in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.

Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•

We will recognize taxable income in advance of the related cash flow with respect to our investments that are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•

If we acquire distressed SBMF loans and significantly modify those loans, we would recognize gain, without the receipt of any cash, on the resulting deemed exchange equal to the difference between the adjusted issue price of the modified loan (which will generally be the face amount of the modified loan) and our adjusted tax basis in the original loan. Because we intend to acquire distressed SBMF loans at a significant discount, our adjusted tax basis in a distressed SBMF loan typically will be significantly lower than the adjusted issue price of the modified loan, which would result in our recognizing “phantom” income if we significantly modify the loan. We intend to significantly modify our distressed SBMF loans only on an opportunistic or selective basis.

•

We anticipate that our SBMF loans that we acquire will have “market discount” because we will acquire them for an amount less than their principal amounts. We anticipate transferring a significant portion of our SBMF loans to our TRS prior to marketing and selling those loans. We will be required to recognize as ordinary income any accrued but unrecognized market discount when we contribute those loans to our TRS, even though those contributions will generally be tax-deferred.

•

We expect to foreclose on our non-performing residential mortgage loans, and we may engage in foreclosures or other transactions that result in the conversion of SBMF loans to real property. Such transactions could also give rise to taxable income without a corresponding receipt of cash.

In addition, although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis.

As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure does not apply to our 2013 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and may be required to pay a penalty to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we failed to qualify as a REIT in any taxable year and did not qualify for certain statutory relief provisions, we would be subject to U.S. federal, state and local income taxes and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 20%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See “— Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. The highest marginal individual income tax rate on ordinary income is 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations, such as our TRS; (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income); and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

A U.S. stockholder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our common stock. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates, and 35% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,”

such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

If excess inclusion income from a TMP in which we own an interest is allocated to any U.S. stockholder, that income will be taxable in the hands of the U.S. stockholder and would not be offset by any net operating losses of the U.S. stockholder that would otherwise be available. See “— Requirements for Qualification — Taxable Mortgage Pools.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income. We also intend to avoid generating excess inclusion income for our stockholders.

Taxation of Taxable U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock (or substantially similar common stock) within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our common stock.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally will designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates at a 20% or 25% rate. The highest marginal individual income tax rate currently is 39.6%. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses, including capital losses recognized upon the disposition of our stock, not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt U.S. Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt U.S. stockholders generally should not constitute UBTI so long as shares of our common stock are not otherwise used in an unrelated trade or business. However, if a tax-exempt U.S. stockholder were to finance (or be deemed to finance) its acquisition of our common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. In addition, our dividends that are attributable to excess inclusion income will constitute UBTI in the hands of most tax-exempt stockholders. See “— Requirements for Qualification — Taxable Mortgage Pools.” However, we intend to avoid generating excess inclusion income for our stockholders. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our capital stock; or

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state and local, and foreign tax consequences of owning shares of our common stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a beneficial owner of our common stock that is not a U.S. stockholder, a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution from us that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “— Requirements for Qualification — Taxable Mortgage Pools.” We intend to avoid generating excess inclusion income for our stockholders. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. It is expected that we or any other withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. stockholder unless either:

•

a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us or any other withholding agent (however, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. stockholder is excess inclusion income);

•	the non-U.S. stockholder files an IRS Form W-8ECI with we or any other withholding agent claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted tax basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted tax basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that we or any other withholding agent normally will withhold tax on the entire amount of any distribution at the same rate as on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we or any other withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we or any other withholding agent withheld.

However, if our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of a USRPI (other than sales of

USRPI by our TRS or another taxable REIT subsidiary) will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that our common stock will be regularly traded on an established securities market in the United States following this offering. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of our common stock at any time during the one year period preceding the distribution, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payments, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

For payments made after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPI, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. We cannot assure you that this test will be met.

If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) our common stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (ii) the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period. As noted above, we anticipate that our common stock will be regularly traded on an established securities market immediately following this offering.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, if such a non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, capital gains recognized from the sale of our common stock by such non-U.S. stockholder, even if not subject to FIRPTA, will be subject to a flat 30% U.S. federal income tax.

For taxable years beginning after December 31, 2016, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our common stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We or any other withholding agent will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we or any other withholding agent withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with any other requirements of the backup withholding rules.

A stockholder who does not provide us or any other withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. income tax liability. In addition, we or any other withholding agent may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us or any other withholding agent.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For payments made after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. stockholders who own our capital stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments made after December 31, 2016, on proceeds from the sale of our common stock with respect to U.S. stockholders who own our common stock through foreign accounts or foreign intermediaries. In addition, we or any other withholding agent may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to the applicable withholding agent. We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). This discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

General. We conduct our activities through our operating partnership, and the operating partnership may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, the partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of any partnership items arising from our operating partnership and any other partnerships in which we or our operating partnership holds an interest for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by such partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership.

Classification as Partnerships. We will be entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Our operating partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception”. Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors or the “private placement exclusion”, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in an entity that is a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We expect that our operating partnership and any other partnership in which we own an interest will qualify for the private placement exception.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s classification for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to us or its other partners, and we and its other partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to us and its other partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties. Certain affiliates of Ellington were treated for U.S. federal income tax purposes as contributing their assets to our operating partnership in exchange for OP units in connection with our formation transaction, and we may acquire properties in exchange for OP units in the future. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially by our operating partnership will have an adjusted tax basis equal to the amount paid, resulting in no book-tax difference.

Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences for properties that may be acquired in exchange for OP units by our operating partnership in the future.

Our operating partnership will revalue its assets upon any grant of LTIP units and thereafter upon the occurrence of certain specified events permitted under the Treasury Regulations (including a subsequent issuance of LTIP units), and any increase in valuation since the time of grant of such LTIP units or the last revaluation event from the time of grant until such event will be allocated first to the existing LTIP units holders to equalize the capital accounts of such holders with the capital accounts of holders of our other outstanding partnership units. Upon equalization of the capital accounts of the LTIP unit holders with the capital accounts of the other holders of our OP units, the LTIP units will achieve full parity with our other OP units for all purposes, including with respect to liquidating distributions. See “Operating Partnership and the Partnership Agreement — LTIP units.” The liquidation value of an LTIP unit upon grant will be zero because liquidating distributions are required to be made in accordance with the partners’ positive capital account balances (and at the time of the grant of an LTIP unit, the capital account of the holder of such LTIP unit is zero with respect to such LTIP unit).

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of the Partnerships and their Partners — Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will generally be allocated among the partners in accordance with their respective interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% prohibited transactions tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property, other than through a taxable REIT subsidiary, that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our common stock.

State, Local and Foreign Taxes

We and/or our subsidiaries and our stockholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, our subsidiaries or a stockholder transacts business, owns property or resides. We or our subsidiaries may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of our activities may differ from the U.S. federal income tax treatment described above. Consequently, stockholders should consult their own tax advisors regarding the application and effect of state, local, foreign and other tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the shares of our common stock by employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended, or ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any U.S. federal, state and local, non-U.S. or other tax laws or regulations that are similar to such provisions of the Code or ERISA, or, collectively, Similar Laws, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement, or, each, a Plan. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF A PLAN IN US AND TO MAKE THEIR OWN INDEPENDENT DECISION.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, or an ERISA Plan, and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in shares of our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code (which also applies to IRAs that are subject to ERISA) prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Whether or not our assets are deemed to include “plan assets,” as described below, the acquisition and/or holding of shares of our common stock by an ERISA Plan with respect to which we or the initial purchaser is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor, or the DOL, has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption from the prohibited transaction provisions of ERISA and

Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

The DOL Plan Asset Regulations, promulgated under ERISA by the DOL, and Section 3(42) of ERISA generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity. The DOL Regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of our common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect the common stock to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and “freely transferable,” we believe that our common stock will be publicly-offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.

Plan Asset Consequences

If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (1) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (2) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

The foregoing discussion is general in nature, is not intended to be all-inclusive, and is based on laws in effect on the date of this prospectus. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing shares of our common stock on behalf of, or with the assets of, any Plan consult with counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Laws to such investment and whether an exemption would be applicable to the purchase of shares of our common stock.

UNDERWRITING

Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC are acting as joint bookrunners of this offering and Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC are acting as representatives of the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement dated                     , 2013, we have agreed to sell to the underwriters named below the following respective numbers of shares of common stock:

Underwriter	Number of Shares
Deutsche Bank Securities Inc.
Credit Suisse Securities (USA) LLC

Total

The underwriting agreement provides that the underwriters are obligated to purchase all the shares in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to additional shares from us at the initial public offering price. The option may be exercised only to cover any over-allotments of shares.

The underwriters propose to offer the shares initially at the public offering price on the cover page of this prospectus. The underwriters may allow a discount of $         per share on sales to other broker/dealers. After the initial public offering the representatives may change the public offering price and discount to broker/dealers.

The following table summarizes the compensation our Manager or its affiliates have agreed to pay in connection with this offering:

	Per Share	Total
		Without Over-allotment	With Over-allotment
Underwriting discounts and commission

We estimate that our out of pocket expenses for this offering (including up to $10,000 in reimbursement of underwriters’ counsel fees) will be approximately $        .

The underwriters have informed us that they do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the shares being offered.

We have agreed that we will not, subject to certain exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our shares of common stock or securities convertible into or exchangeable or exercisable for any of our shares of common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the representatives, for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the representatives waive, in writing, such an extension; provided, further, however, that the foregoing proviso shall not be applicable so long as we are an emerging growth company.

Our board of directors and executive officers, our Manager and its executive officers and certain of our stockholders have agreed that they will not, subject to certain exceptions, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any of our shares of common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our shares of common stock, whether any of these transactions is to be settled by delivery of our shares of common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representatives for a period of 180 days, in the case of our Board of Directors and executive officers and our Manager and its executive officers, or selling stockholders, after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the representatives waive, in writing, such an extension; provided, further, however, that the foregoing proviso shall not be applicable so long as we are an emerging growth company.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

We have applied to list our common stock on the New York Stock Exchange under the symbol “            .”

There are no past or current material relationships between the underwriters or their affiliates and us. In the future, certain of the underwriters or their affiliates may be lenders under one or more repurchase agreements or may be lenders to, or counterparties in securities, derivatives and other trading activities with us. In addition, certain underwriters or their affiliates have provided or are providing commercial banking activities to affiliates of us, none of which we believe are material to us. The underwriters and their affiliates may in the future engage in investment banking, lending and other commercial dealings in the ordinary course of business with us. They would receive customary fees and commissions for these services.

Prior to the offering, there has been no market for our common stock. The initial public offering price was determined by negotiation between us and the underwriters and does not necessarily reflect the market price of the common stock following the offering. The principal factors that were considered in determining the initial public offering price included:

•	the information presented in this prospectus and otherwise available to the underwriters;

•	the history of and the prospects for the industry in which we compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies; and

•	the general condition of the securities markets at the time of the offering.

We offer no assurances that the initial public offering price corresponds to the price at which the common stock will trade in the public market subsequent to the offering or that an active trading market for the shares will develop and continue after the offering.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters are not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate members are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters on the same basis as other allocations.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP. In addition, the description of the U.S. federal income tax consequences contained in the section of this prospectus captioned “Material U.S. Federal Income Tax Considerations” is based upon the opinion of Hunton & Williams LLP. Venable LLP will issue an opinion as to certain matters of Maryland law, including the validity of the shares of our common stock offered in this prospectus. Fried, Frank, Harris, Shriver & Jacobson LLP has acted as counsel to the underwriters. Hunton & Williams LLP and Fried, Frank, Harris, Shriver & Jacobson LLP may rely on the opinion of Venable LLP as to certain matters of Maryland law.

EXPERTS

The financial statements as of December 31, 2012 and December 31, 2011 and for the year ended December 31, 2012 and for the period from October 28, 2011 (inception) to December 31, 2011, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11, of which this prospectus is a part, under the Securities Act with respect to the shares of our common stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information about our company and the shares of our common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules thereto, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at http://www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and we will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

INDEX TO FINANCIAL STATEMENTS

All other schedules are omitted, because they are not applicable or the required information is shown in the financial statements or notes thereto.

F-1

Ellington Housing Inc.

Combined Consolidated Balance Sheets (unaudited)

	March 31, 2013	December 31, 2012
Assets
Investments in real estate	$33,255,600	$19,583,879
Investments in small balance multi-family loans, at fair value	8,261,845	—
Cash and cash equivalents	97,660,316	4,630,267
Restricted cash	197,851	147,633
Due from noncontrolling members	58,113	—
Acquisition deposits	748,886	107,280
Deposits	27,932	35,115
Tenant receivables	25,490	34,552
Interest and other receivables	79,697	2,120

Total Assets	$140,315,730	$24,540,846

Liabilities and Equity
Liabilities
Tenant security deposits	$194,880	$146,011
Due to noncontrolling members	82,000	—
Due to affiliates	545,945	8,330
Accruals and accounts payable	950,138	336,766
Base management fees payable	385,337	—

Total Liabilities	2,158,300	491,107

Commitments and Contingencies (Note 12)

Equity:
Shareholders’ Equity and Members’ Capital
Members’ Capital	—	24,048,739
Preferred shares, $0.01 par value, 100,000,000 and no shares authorized; (no shares issued and outstanding)	—	—
Common shares, $0.01 par value, 500,000,000 and 1,000 shares authorized; (6,386,252 and 1,000 issued and 6,385,252 and 1,000 outstanding, respectively)	63,853	10
Additional paid-in capital	127,129,756	990
Accumulated deficit	(972,523)	—

Total Shareholders’ Equity and Members’ Capital	126,221,086	24,049,739
Noncontrolling interest	11,936,344	—

Total Equity	138,157,430	24,049,739

Total Liabilities and Equity	$140,315,730	$24,540,846

The accompanying notes are an integral part of these combined consolidated unaudited financial statements

F-2

Ellington Housing Inc.

Combined Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Revenues:
Rental income	$579,426	$62,162
Interest income	12,819	—
Other revenue	15,695	4,300

Total Revenues	607,940	66,462

Expenses:
Property operating and maintenance	193,160	38,315
Property management fees	53,618	4,868
Depreciation	185,920	19,728
Due diligence	156,953	573
Bad debt expense	7,137	—
Base management fees	385,337	—
Professional fees	245,753	21,336
General and administrative	515,707	24,616

Total Expenses	1,743,585	109,436

Net Loss	(1,135,645)	(42,974)

Loss attributable to noncontrolling interests	(163,122)	—

Net Loss Attributable to Common Shareholders	$(972,523)	$(42,974)

Loss Per Common Share:
Basic	$(0.25)

Diluted	$(0.25)

The accompanying notes are an integral part of these combined consolidated unaudited financial statements

F-3

Ellington Housing Inc.

Combined Consolidated Statements of Equity (unaudited)

	Common Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity	Noncontrolling Interest	Members’ Capital	Total Equity
Balance, January 1, 2012	—	$—	$—	$—	$—	$—	$3,988,512	$3,988,512
Contribution	—	—	—	—	—	—	3,004,605	3,004,605
Net Loss	—	—	—	—	—	—	(42,974)	(42,974)

Balance, at March 31, 2012	—	$—	$—	$—	$—	$—	$6,950,143	$6,950,143

Balance, January 1, 2013	1,000	$10	$990	$—	$1,000	$—	$24,048,739	$24,049,739
Contribution	—	—	—	—	—	—	58,113	58,113
Issuance of Common Stock, net of offering costs	5,775,835	57,758	115,151,637	—	115,209,395	(32,277)	—	115,177,118

Contribution of predecessor entities for OP units and stock	2,965	30	59,271	—	59,301	23,989,611	(24,048,912)	—

Conversion of Affiliate OP units to common stock	606,452	6,065	11,918,848	—	11,924,913	(11,924,913)	—	—

Noncontrolling interest to joint venture partner (net of contribution receivable of $331,280)	—	—	—	—	—	—	—	—
LTIPs	—	—	—	—	—	9,105	—	9,105

Redemption of common shares at issue price	(1,000)	(10)	(990)	—	(1,000)	—	—	(1,000)
Net Loss	—	—	—	(972,523)	(972,523)	(105,182)	(57,940)	(1,135,645)

Balance, at March 31, 2013	6,385,252	$63,853	$127,129,756	$(972,523)	$126,221,086	$11,936,344	$—	$138,157,430

The accompanying notes are an integral part of these combined consolidated unaudited financial statements

F-4

Ellington Housing Inc.

Combined Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Cash flows provided by operating activities
Net Loss	$(1,135,645)	$(42,974)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	185,920	19,728
Share-based LTIP expense	9,105	—
Net (Increase) Decrease in assets:
Deposits	7,183	(4,333)
Tenant receivables	9,062	2,753
Interest and other receivables	(77,577)	(6,867)
Net Increase (Decrease) in liabilities:
Accruals and accounts payable	473,986	18,269
Due to affiliates	537,615	31,555
Base management fees payable	385,337	—

Net cash provided by operating activities	394,986	18,131

Cash flows used in investing activities
Increase in tenant security deposits	48,869	33,612
(Increase) in restricted cash	(50,218)	(18,045)
(Increase) in acquisition deposits	(641,606)	—
Purchases of investments in real estate	(12,857,736)	(3,424,494)
Capitalized improvements to investment in real estate	(860,519)	(524,759)
Purchases of small balance multi-family loans	(8,261,845)	—

Net cash used in investing activities	(22,623,055)	(3,933,686)

Cash flows provided by financing activities
Proceeds from contributions	—	3,004,605
Increase in due to noncontrolling members	82,000	—
Proceeds from issuance of common stock	115,767,105	—
Common stock repurchased	(1,000)	—
Offering costs	(589,987)	—

Net cash provided by financing activities	115,258,118	3,004,605

Net increase (decrease) in cash	93,030,049	(910,950)
Cash and cash equivalents, beginning of period	4,630,267	2,172,027

Cash and cash equivalents, end of period	$97,660,316	$1,261,077

Supplemental disclosure of cash flow information:
Accrued capitalized improvements included in accruals and accounts payable	$139,387	$195,014

Operating units converted into REIT shares	$11,924,913	$—

Capital contributions in-kind	$20,184,943	$—

Share-based LTIP awards	$9,105	$—

The accompanying notes are an integral part of these combined consolidated unaudited financial statements

F-5

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

1. Organization and Investment Objective

Ellington Housing Inc. (“EHI”) is a newly formed Maryland corporation that is the continuation of the combined operations of Elizon Residential Phoenix I, LLC (“ERPI”), Elizon Housing II LLC (“EHII”) and Elizon Housing 2012 A1 (“EH2012A1”). Prior to January 18, 2013, ERPI, EHII, and EH2012A1 are collectively known as the “Predecessor Entities.”

On January 18, 2013, EHI was formed through certain merger and formation transactions through the contribution of equity interests of the Predecessor Entities (“Formation Transactions”) and a private placement (the “Offering”). In connection with the Offering, EHI restructured its ownership to conduct its business through an operating partnership in which substantially all of its assets are held by, and its operations are conducted through, Ellington Housing Operating Partnership L.P. (“EHOP”) a Delaware limited partnership. EHI is the sole general partner of EHOP. ERPI, EHII, EH2012A1, EHI, and EHOP are hereafter collectively referred to as the “Company.”

The Company invests in the single-family sector, referred to herein as the “single-family house rental,” or “SFR” strategy, including acquiring individual houses or small portfolios of houses that can be operated as investment properties for rental and in the multi-family sector, referred to herein as the “SBMF” strategy, including acquiring small-balance commercial loans (defined as commercial loans having unpaid principal balances of $25 million or less) secured by multi- family residential properties, or “SBMF loans.” The SBMF strategy includes obtaining discounted payoffs (or foreclosing into ownership of the underlying property) of SBMF loans acquired at significant discount, as well as selectively acquiring multi-family and mixed use housing properties and opportunistically originating financings to recapitalize multi-family residential properties underlying SBMF loans.

The Company is externally managed by Ellington REIT Management LLC (the “Manager.”) The Company relies on the Manager to provide or obtain on its behalf the personnel and services necessary for it to conduct its business as the Company has no employees of its own. The Manager has a services agreement with Ellington Management Group (“EMG.”) Pursuant to the services agreement, EMG is required to provide to the Manager personnel, services, and resources as needed to enable the Manager to carry out its obligations and responsibilities to the Company. Similarly, the Predecessor Entities were externally managed by Ellington Loan Opportunities Fund LLC and VC Investments LLC (collectively, the “Predecessor Managers.”)

The Company intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with the Company’s taxable year ended December 31, 2013.

2. Significant Accounting Policies

(A) Basis of Presentation: The Company’s combined consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America.

The interim unaudited combined consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or SEC. Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP, have been condensed or omitted according to such SEC rules and regulations. Management believes, however, that the disclosures included in these interim combined consolidated financial statements are adequate to make the information presented not misleading. The accompanying combined consolidated financial statements should be read in conjunction with the financial

F-6

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

statements and notes thereto included in the Company’s combined financial statements for the year ended December 31, 2012. In the opinion of management, all normal and recurring adjustments necessary to present fairly the financial condition of the Company at March 31, 2013 and results of operations for all periods presented have been made. The results of operations for the three months ended March 31, 2013 and March 31, 2012 should not be construed as indicative of the results to be expected for the full year.

The accompanying combined consolidated financial statements include the accounts of ERPI, EHII, EH2012A1, and EHI and its majority-owned and controlled subsidiaries. The accompanying statements of operations, equity and members’ capital, and cash flows include the results of operations of ERPI, EHII, and EH2012A1 for each of the three months ended March 31, 2013 and March 31, 2012 and the results of operations of EHI and its majority-owned and controlled subsidiaries for the three months ended March 31, 2013. Since the Predecessor Entities were affiliates under common control, and were operated as a combined property portfolio, their results of operations, changes in equity, and cash flows have been presented on a combined basis for the period from January 1, 2013 through January 18, 2013. All significant intercompany transactions and balances have been eliminated in consolidation and combination.

(B) Valuation: The Company applies Accounting Standards Codification (“ASC”) ASC 820-10, Fair Value Measurement and Disclosures (“ASC 820-10.”) ASC 820-10 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

(C) Investments in Real Estate: Real estate investments are recorded at acquisition cost (purchase price). The Company records acquisition of real estate investments under the acquisition method of accounting and allocates the purchase price to land, buildings and improvements, and intangible assets, if any, on a fair value basis. The Company expenses routine repair and maintenance expenditures and capitalizes renovation costs that extend the useful lives of the underlying assets or prepare the asset for lease are capitalized as incurred. Estimates and judgments are required in determining when capitalization of certain costs such as interest should commence and cease. Depreciation is computed using the straight-line method over the useful lives of buildings (27.5 years) and capital improvements (10 years) and over the shorter of the lease term or the life of the asset for tenant improvements. The Company’s Investments in Real Estate as reported in the financial statements consist of the following:

	March 31, 2013	December 31, 2012

Investments in Real Estate
Land	$6,398,974	$3,531,640
Building & Improvements	27,326,352	16,336,044

	33,725,326	19,867,684
Less: Accumulated Depreciation	(469,726)	(283,805)

Investments in Real Estate, net	$33,255,600	$19,583,879

The Company evaluates the properties that it acquires at the time of acquisition to determine whether the acquisition should be treated as a business combination under the guidance of ASC, 805, Business Combinations. A property acquired that is deemed to be a business is recorded at fair value (approximated by the purchase price), allocated to land, building and intangibles including the existing lease, if any, based upon their fair values at the date of acquisition, with acquisition costs expensed as incurred. Fair value is determined under the guidance of ASC 820, Fair Value Measurements and Disclosures, primarily based on significant unobservable

F-7

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

market data inputs. In making estimates of fair values for purposes of allocating purchase price, we utilize our own market knowledge and published market data. We are currently utilizing information obtained from county tax assessment records to develop regional averages to allocate the fair value to land and building. The estimated fair value of acquired in-place leases associated with business acquisitions represents the costs we would have incurred to lease the property at the date of acquisition, based upon our current leasing activity.

(D) Real Estate Held for Sale: From time to time, the Company may decide not to hold and operate certain rental property. In these cases, the rental property is stated at the lower of cost or fair value, less estimated selling costs. Subsequent operating expenses or income, gains or losses on disposition of real estate held for sale and impairments on real estate held for sale are charged to earnings as incurred. There was no Real Estate Held for Sale at March 31, 2013 or December 31, 2012.

Sales and the associated gains or losses on single family real estate homes are recognized in accordance with ASC 360-20, Real Estate Sales. Sales and the associated gains are recognized for full profit recognition upon closing of the sale transactions, when the profit is determinable, the earnings process is virtually complete, the parties are bound by the terms of the contract, all consideration has been exchanged, any permanent financing for which the seller is responsible has been arranged and all conditions for closing have been performed. The Company uses the specific identification method to allocate costs. Gains on sales of single family homes with operating results are recorded in “Gains from discontinued operations” and profits on sales of homes with no historical operating results are included in “Income from sales of residential property” on the Company’s combined consolidated statements of operations.

(E) Rental Revenue: Multi-family residences and single-family houses are leased under operating leases with terms generally of one year or less. Rental revenue includes rents that each lessor pays in accordance with the terms of the lease recognized on a straight-line basis over the related lease term. Rental income is recognized when earned. Bad debt expense is recorded when incurred. Once it is determined that an account is not collectible, it is written off, as the tenant is generally evicted.

(F) Property Management Fees: Property management fees are typically based primarily on a percentage, from six to eight percent, of rental receipts of properties managed and are recognized as the rents are accrued.

(G) Capitalized Costs: Upon acquisition of a vacant SFR home, the Company capitalizes all costs incurred during the period between the home purchase date and the date on which the name is rent-ready including, but not limited to, allocation of due diligence costs associated with the acquisition, closing costs, and renovations required to prepare the house for occupancy. Upon acquisition of an SFR home with an existing lease, costs associated with the acquisition (e.g., acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums, closing costs, legal and eviction costs, past due HOA and property taxes and boarding fees) are immediately capitalized and included in the basis of the home. The Company does not disrupt an existing tenancy and may choose to defer the renovation of an occupied home until the existing tenant has vacated. When renovation is performed later during the asset’s lifecycle, capitalization commences when activities to prepare the home for renovation commence. Also, throughout the property lifecycle, expenditures that increase the value of the property or extend its useful life are capitalized. Once costs are capitalized, they are depreciated over a ten-year period.

(H) Impairment of Investments in Real Estate: The Company reviews its real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The review of recoverability is based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long lived asset’s use and eventual disposition. These cash flows consider

F-8

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair-value of the property. The Company is required to make subjective assessments as to whether there are impairments in the values of the investments in long-lived assets. These assessments have a direct impact on the Company’s net loss because recording an impairment loss results in an immediate negative adjustment to net loss. The evaluation of anticipated cash flows is highly subjective and were based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. There were no impairments to the Company’s investments in real estate during the three months ended March 31, 2013 and 2012.

(I) Investments in Small Balance Multi-Family Loans, at fair value: The investments in Small Balance Multi-Family Loans (“SBMF”) loans are recorded in accordance with ASC 310, Accounting for Certain Loans and Debt Securities. For the SBMF loans held at March 31, 2013, the Company made a fair value election pursuant to ASC 825. As such, the SBMF loans are recorded at fair value on the balance sheet and the period change in fair value is recorded in current period earnings on the combined consolidated statements of operations as a component of “unrealized gain/loss on loans.”

The cost of positions sold is calculated using the specific identification basis. Realized gains and losses on sales of SBMF loans are recorded in earnings at the time of disposition.

(J) Impairment of SBMF Loans: SBMF loans will be valued quarterly to determine if an other-than-temporary impairment exists in accordance with ASC 310, Accounting by Creditors for Impairment of a Loan. Impairment occurs when it is deemed probable that the Company will not be able to collect all amounts due according to the contractual terms of a loan. If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for losses. Once the determination has been made by the Company that it will no longer hold the loan for investment; the Company accounts for the loan at the lower of amortized cost or estimated fair value.

(K) Cash and Cash Equivalents: Cash and cash equivalents include cash and short term investments with original maturities of three months or less at the date of acquisition. Cash equivalents are recorded at cost plus accrued interest, which approximates fair value. Cash accounts are maintained with financial institutions. These balances generally exceed insured limits. The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance. Cash held at property manager represents amounts held in escrow by the Company’s third party property managers in connection with the operations of the properties, including collection of rent and payment of expenses. Included in cash and cash equivalents is $737,520 and $85,053 held at property managers at March 31, 2013 and December 31, 2012, respectively.

(L) Restricted Cash: Restricted cash represents tenant security deposits held in escrow by the property manager.

(M) Organizational Expenses: Organizational expenses are expensed as incurred. Organizational expenses consisted mainly of legal fees for establishing the entities and are included in professional fees in the statements of operations.

(N) Offering Costs: Offering costs are charged against shareholders’ equity to the extent the offering is successful. Offering costs consist principally of legal, accounting, and other fees associated with offerings of our common stock.

F-9

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

(O) Manager Compensation: The Management Agreement provides for the payment to the Manager of base management fees and incentive management fees. The management fees are accrued and expensed during the period incurred. For a more detailed discussion on the fees payable under the Management Agreement, see Note 7.

(P) Share Based Compensation: The Company applies the provisions of ASC 718, Compensation-Stock Compensation with regard to its equity incentive plans. ASC 718 covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. ASC 718 requires that compensation cost relating to share-based payment transactions be recognized in the financial statements. The cost is measured based on the fair value of the equity or liability instruments issued.

(Q) Dividends: Dividends payable are recorded on the record date.

(R) Shares Repurchased: Common shares that are repurchased by the Company subsequent to issuance decrease the total number of shares issued and outstanding. On September 4, 2012, in connection with the formation of EHI, an affiliate of the Company entered into a subscription agreement with EHI and purchased 1,000 common shares, $0.01 par value per share, at $1.00 per share for $1,000 as the sole shareholder of EHI. In conjunction with the private placement of common shares, EHI repurchased the 1,000 common shares at their issue price and the shares were cancelled and then reinstated as available for issuance.

(S) Earnings Per Share (“EPS”): In accordance with the provisions of ASC 260, Earnings per Share, the Company calculates basic earnings per share by dividing net loss for the period by the weighted-average of the Company’s common shares outstanding for that period. Diluted loss per share takes into account the effect of dilutive instruments, such as shares options, warrants and unvested restricted shares, and uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. Basic and diluted loss per share for the period presented were computed using the weighted average number of common shares and potential common shares outstanding during the period from January 1, 2013 through March 31, 2013. EPS information for the three months ended March 31, 2012 has not been presented as it is not considered meaningful. The operations of the Ellington Housing Entities are reflective of single member entities.

(T) Interest Income: For loans that are impaired at acquisition which are considered exempt from the guidance in ASC 310-30, the Company follows the guidance in ASC 310-10 where there are two aspects to interest income: (a) changes to the valuation allowance relating to the passage of time and (b) application of cash payments periodically received. The changes to the valuation allowance related to the passage of time will be reflected in the fair market value and recorded in Unrealized Gain/Loss on Loans. The application of cash payments periodically received will follow the cash basis. Under the cash basis, the amount of interest income recognizable is limited to the lesser of the amount of cash that is actually received or the product of multiplying the recorded investment in the loan by the loan’s effective rate. The difference between the payment and interest income will be applied as a reduction of the loan.

For performing loans not impaired at acquisition, or newly originated loans, interest income is recorded as earned unless ultimate collection is in doubt. Interest is generally deemed uncollectible when a loan becomes three months or more delinquent. Delinquency is calculated based on the contractual due date of the loan. Proceeds received less paydown cost are classified as interest income. Generally, the Company accretes market discounts and amortizes market premiums using the effective yield method. Accretion of market discount and amortization of market premiums requires the use of a significant amount of judgment and the application of several

F-10

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

assumptions including, but not limited to, prepayment assumptions and default rate assumptions, which are evaluated quarterly. The accrual of interest, discount and premium for U.S. federal and other tax purposes is likely to differ from the financial accounting treatment of these items as described above.

Interest income includes accretion of discounts and amortization of premiums on commercial mortgage loans is recognized over the life of the investment, using the effective interest method. For purposes of determining the effective interest rate, management estimates the future expected cash flows of its investment holdings based on assumptions including, but not limited to, assumptions for future prepayment rates, default rates and loss severities (each of which may in turn incorporate various macro-economic assumptions, such as future housing prices). These assumptions are reevaluated not less than quarterly and require the use of a significant amount of judgment. Principal write-offs are generally treated as realized losses. For non-performing commercial mortgage loans, purchase discounts are generally not amortized.

(U) Homeowners’ Association Fees: Certain of the Company’s properties are located in communities that are subject to homeowners’ association fees. The fees are generally billed monthly and subject to annual adjustments. The fees cover the costs of maintaining common areas and are generally paid by the Company. These fees are recorded as a component of property operating and maintenance expenses in the accompanying statements of operations.

(V) Income Taxes: The Company intends to elect to be taxed as a REIT under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, or the “Code,” subsequent to the initial public offering, and commencing with the Company’s taxable year ending December 31, 2013. Prior to that time, EHI, was taxed as a corporation for U.S. federal income tax purposes. As an inactive corporation, EHI did not incur any tax. The Company believes that it is organized and has operated in such a manner as to qualify for taxation as a REIT under the federal income tax laws. As long as the company complies with a number of requirements under federal tax law and maintains its qualification as a REIT, it generally will not be subject to U.S. federal income taxes to the extent that the Company distributes its taxable income to its stockholders on an annual basis and does not engage in prohibited transactions. Accordingly, the financial statements do not reflect any provision for income taxes.

(W) Comprehensive Loss: Net loss and comprehensive loss are the same for the three months ended March 31, 2013 and March 31, 2012.

(X) Allocation of Expenses: Certain overhead expenses incurred and paid by the Company’s sole members that are attributable to the operations of the Company have been allocated to the Company and are reflected as an expense in the accompanying combined consolidated statements of operations. The amounts allocated during the three months ended March 31, 2012 was $6,186 and there were no amounts allocated in 2013. These allocations have been treated as contributions by the Company’s sole members.

(Y) Recently Issued and/or Adopted Accounting Standards:

JOBS Act Compliance

Under the Jumpstart Our Business Startups Act, or the JOBS Act, we meet the definition of an “emerging growth company.” We have elected to follow the extended transition period for complying with new or revised U.S. accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public entities.

F-11

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

Offsetting Assets and Liabilities

In January 2013, the FASB issued an update to ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. ASU 2013-01 clarifies that the scope of ASU 2011-11 applies to derivatives accounted for in accordance with Topic 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements, and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with Sections 210-230-45 or Section 815-10-45 or subject to an enforceable master netting or similar arrangement. These amendments did not have a significant impact on the Company’s financial statements.

Comprehensive Income

In February 2013, the FASB issued ASU No. 2013-02, which amends ASC 220, Comprehensive Income. The amendments are intended to make the presentation of items within Other Comprehensive Income (OCI) more prominent. ASU 2013-02 requires reclassification adjustments between OCI and net income to be presented separately on the face of the financial statements. The new guidance does not change the requirement to present items of net income and OCI, and totals for net income, OCI and comprehensive income in a single continuous statement or two consecutive statements. ASU 2013-02 is effective for the first interim or annual period beginning on or after December 15, 2013. Adopting this ASU is not expected to have any impact on the Company’s combined consolidated financial condition or results of operations, but may impact financial statement disclosures.

Joint and Several Liability Arrangements

In February 2013, the FASB issued ASU No. 2013-4 which amends ASC 405, Liabilities. The amendment is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. generally accepted accounting principles (GAAP). The amendment in this Update is effective for fiscal years beginning after December 15, 2014 and interim and annual periods thereafter. The Company is evaluating the impact of this amendment.

(Z) Segment Reporting: We are focused primarily on acquiring residential real estate-related assets and debt investments and currently operate in one reportable segment.

3. Valuation

The Company purchased four SBMF loans on March 20, 2013. The following is a description of the valuation methodologies used for the Company’s investments in SBMF loans:

Level 1 - valuation methodologies include the use of quoted prices (unadjusted) for identical assets or liabilities in active markets, often received from widely recognized data providers.

Level 2 - valuation methodologies include the use of (i) quoted prices for similar assets or liabilities in active markets, (ii) inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves) in active markets and (iii) quoted prices for identical or similar assets or liabilities in markets that are not active.

F-12

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

Level 3 - fair value methodologies include the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions. Performing loans are priced using a cash-flow model. Severity inputs are estimated based on past performance of loans with similar characteristics including but not limited to originator, vintage, loan size, lien position, loan to value ratio and geographical dispersion. Non-performing commercial loans are run through a valuation model that takes into consideration various characteristics of the loan including geography, property type, property value, expected change in property value, other liens, bankruptcy status and servicing fees among other factors. Utilizing this information, the model simulates expected cash-flows assuming the loan goes through the foreclosure process and if applicable, conversion to real-estate owned (REO).

The Manager will typically value properties based on their real estate liquidation value, a property’s tenant(s), a property’s attributes and the quality of the neighborhood.

The Manager’s valuation process is subject to the oversight of the Manager’s valuation committee. The Manager uses its judgment, based on assessments from its portfolio managers using third party valuations, market data, and its own models to determine and assign fair value to the Company’s Level 3 assets.

Because of the inherent uncertainty of valuation, estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material to the combined consolidated financial statements.

SBMF REO are valued using a recent appraisal, broker price opinion (“BPO”) value, or estimated sales price based on third party information (e.g. comparable sales, estimated sales prices from the selling agent or asset manager) discounted based on the expected holding period until sale and taking into account expected expenses up to and including sale. The following table presents the Company’s financial instruments measured at fair value on a recurring basis as of March 31, 2013:

	Level 1	Level 2	Level 3	Total as of March 31, 2013
Description of Assets:
Investments in small balance multi-family loans	$—	$—	$8,261,845	$8,261,845

Total Investments Carried at Fair Value	$—	$—	$8,261,845	$8,261,845

The Company did not have any transfers of assets or liabilities between Levels 1, 2 and 3 of the fair value hierarchy for the three months ended March 31, 2013.

F-13

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

The changes in investments classified as Level 3 are as follows for the three months ended March 31, 2013:

Investments in Small Balance Multi-Family Loans
Beginning balance	$—
Transfers(1)	—
Transfers into level 3	—
Transfers out of level 3	—
Purchases	8,261,845
Proceeds from sales	—
Amortization/accretion, net	—
Realized gains/(losses)	—

Ending balance	$8,261,845

Change in unrealized gains/(losses) for level 3 assets still held at March 31, 2013	$—

(1)	Transfers are assumed to occur at the beginning of the period

The following table identifies the significant unobservable inputs that affect the valuation of the Company’s Level 3 assets as of March 31, 2013:

				Range
Description	Fair Value	Valuation Technique	Significant Unobservable Input	Min	Max	Weighted Average(1)
Investments in Small Balance Multi-Family Loans	$8,261,845	Discounted Cash Flows	Yield	10%	12%	10.98%
			Recovery Timeline*	0	12	5.28

*	Number of months
(1)	Averages are weighted based on the fair value of the related instrument

4. Commercial Loans

The following table presents the current principal balance, premium or discount, amortized cost, gross unrealized gain, gross unrealized loss, and fair value of the Company’s commercial loans portfolio at and for the three months ended March 31, 2013.

	Current UPB	Premium (Discount)	Amortized Cost	Gross Unrealized		Fair Value	Weighted Average
				Gain	Losses		Coupon	Yield	Life

Performing Loans	$5,631,999	$1,006,154	$4,625,845	$—	$—	$4,625,845	7.44%	11.69%	7.85 yrs

Loans Greater than 90 Days Past Due*	4,119,292	483,292	3,636,000	—	—	3,636,000	5.75%	10.00%	0.00

	$9,751,291	$1,489,446	$8,261,845	$—	$—	$8,261,845	6.73%	10.98%	4.53 yrs

*	Due to the distressed nature of the loan, interest is not currently being accrued.

F-14

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

For the three months ended March 31, 2013, the activity in the Company’s loan portfolio was as follows:

Balance at December 31, 2012	$—
Acquisitions/originations	8,261,845
Additional funding	—
Basis of loans sold	—
Loan maturities	—
Principal repayments	—
Discount accretion/premium amortization	—

Balance at March 31, 2013	$8,261,845

5. Accruals and Accounts Payable

Accruals and accounts payable, as presented on the balance sheet, consists of the following:

	March 31, 2013	December 31, 2012
Accruals and Accounts Payable
Accounts payable: property managers	$215,705	$81,754
Accrued expenses	100,381	53,500
Accrued capitalized costs	296,041	156,654
Professional fees payable	294,243	43,839
Other liabilities	43,768	1,019

	$950,138	$336,766

6. Earnings (Loss) per Share

Basic EPS is calculated by dividing net income (loss) for the period by the weighted-average of the Company’s common shares outstanding for that period. Diluted EPS takes into account the effect of dilutive instruments, such as shares options, warrants and unvested restricted shares, and uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. A reconciliation of the Company’s net loss per share is as follows for the three months ended March 31, 2013:

Numerator:
Net loss to common shares for basic and diluted earnings per share	$(972,523)

Denominator:
Basic weighted average shares outstanding	3,963,061
Manager and directors’ LTIPs	—

Diluted weighted average shares outstanding	$3,963,061

Basic Earnings (Loss) Per Share	$(0.25)
Diluted Earnings (Loss) Per Share:	$(0.25)

A total of 171,598 unvested Long-Term Incentive Plan Units “LTIP” units (Note 10) were excluded from the calculation of diluted loss per share because they were antidilutive due to the Company’s net loss. The effect of

F-15

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

the conversion of the OP units and vested LTIP units is not dilutive and is therefore not included in the calculations as the Company reported a loss. If the OP units and vested LTIP units were converted to common stock, the shares outstanding for the three months ended March 31, 2013 would be 7,165,587.

7. Base Management Fees and Incentive Management Fees

Prior to EHI’s commencement of operations on January 18, 2013, the Predecessor Entities did not incur any management fees, as the Predecessor Entities were associated with the Manager therefore, the following paragraphs on base management fees and incentive management fees apply only to EHI.

Base Management Fees: Under the Management Agreement, the Company pays the Manager a base management fee quarterly in arrears in an amount equal to 1.50% per annum of the Company’s shareholders’ equity, with shareholders’ equity being calculated in accordance with GAAP as of the end of each fiscal quarter (before deduction of the base management fee and the incentive fee with respect to such fiscal quarter), further shareholders’ equity may be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between the Manager and the independent directors and approval by a majority of the independent directors in the case of non-cash charges.

Incentive Management Fees: Commencing with the fiscal quarter ending March 31, 2014, the Company will be required to pay the Manager an incentive management fee with respect to each fiscal quarter (or part thereof that the Management Agreement is in effect), payable quarterly in arrears. The incentive management fee will be an amount, not less than zero, equal to the difference between: (1) the product of (x) 20% and (y) the difference between (i) the Company’s Core Earnings (as defined below) for the previous four fiscal quarters, and (ii) the product of (A) the weighted-average issue price per share of the common stock of all of the Company’s private and public offerings multiplied by the weighted average number of shares of the Company’s common stock outstanding (including any restricted stock units, any restricted shares of common stock, other shares of common stock underlying awards granted the Company’s equity incentive plans and outstanding OP Units (other than common stock and OP Units held by the Company) in the previous four fiscal quarters, and (B) 8%, and (2) the sum of any incentive management fees paid to the Manager with respect to the first three fiscal quarters of such previous four fiscal quarters; provided, however, that no incentive management fees will be payable with respect to any fiscal quarter unless Core Earnings for the 12 most-recently completed fiscal quarters (or part thereof prior to the completion of 12 fiscal quarters following the completion of the Company’s offering) is greater than zero.

Core Earnings: Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive management fee, depreciation and amortization, any unrealized gains, losses or other non-cash items that are included in net loss for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net loss. The amount will be adjusted to exclude onetime events pursuant to changes in GAAP and certain other non-cash charges after discussions between the Manager and the independent directors and after approval by a majority of the independent directors.

8. Related Party Transactions

The following paragraphs in footnote 8 only apply to the Company’s operations as of EHI’s commencement of operations on January 18, 2013.

Management Agreement: The Company is externally managed and advised by the Manager pursuant to the Management Agreement with the Manager, which provides for an initial term through January 31, 2016 and will

F-16

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

be renewed automatically each year for an additional one-year period, subject to certain termination rights. Pursuant to the terms of the Management Agreement, effective January 18, 2013, the Manager provides the Company with its management team, including its officers, along with appropriate support personnel. The Company does not have any employees. The Manager is responsible for the day-to-day duties and obligations of the Company arising under the Management Agreement. Management fees are paid by EHOP on behalf of EHI. Additionally, the noncontrolling interests held by Ellington affiliates and the LTIP unit holders receive a special distribution from EHOP, equivalent on a pro-rata basis to the base management and incentive fees that have been paid.

Services Agreement: The Manager and EMG are parties to a services agreement, pursuant to which EMG is required to provide to the Manager personnel, services and resources as needed to enable the Manager to carry out its obligations and responsibilities under the Management Agreement. The Company is a named third-party beneficiary to the services agreement and, as a result, has, as a non-exclusive remedy, a direct right of action against EMG in the event of any breach by the Manager of any of its duties, obligations or agreements under the Management Agreement that arise out of or result from any breach by EMG of its obligations under the services agreement. The services agreement will terminate upon the termination of the Management Agreement. Pursuant to the services agreement, the Manager makes certain payments to EMG in connection with the services provided. The Manager and EMG are under common ownership and control. As a result, all management fee compensation earned by the Manager and all service agreement fees earned by EMG accrue to the common benefit of the owners of the Manager and EMG, other than, in respect of certain special non-voting membership interests held by certain shareholders.

Expense Reimbursements: The Company is required to reimburse the Manager for operating expenses related to the Company that are incurred by the Manager, including expenses relating to legal, compensation, accounting, due diligence, other services and all other costs and expenses as approved by the Board of Directors. The Company’s reimbursement obligation is not subject to any dollar limitation. Expenses will be reimbursed in cash within 60 days following delivery of the expense statement by the Manager; provided, however, that such reimbursement may be offset by the Manager against amounts due to the Company from the Manager. The Company will not reimburse the Manager for the salaries and other compensation of its personnel except that the Company will be responsible for expenses incurred by the Manager in employing certain EHI officers. The company incurs general and administrative expenses including those expenses that are reimbursed to the Manager. For the three months ended March 31, 2013, the Manager discretionally waived $183,232 of reimbursements in connection with the ramp up of the Company’s business.

Termination Fee: The Company will provide the Manager 180 days prior notice of a termination of the Management Agreement. Upon such termination, the Manager will be paid a termination fee in accordance with the terms of the Management Agreement. Following the initial term or any renewal term, the Company may elect not to renew the Management Agreement for any reason by providing the Manager with at least 180 days, but not more than 270 days, written notice; however, if the Company elects not to renew the term of the Management Agreement, it will be required to pay the termination fee to the Manager. The Company may also terminate the Management Agreement without payment of the termination fee with 30 days prior written notice to the Manager for cause, as defined in the Management Agreement. The Manager may terminate the Management Agreement, without payment of the termination fee, in the event the Company becomes regulated as an investment company under the Investment Company Act of 1940, or the “Investment Company Act,” or if the Manager declines to renew the Management Agreement for any reason by providing the Company with at least 180 days, but not more than 270 days written notice. The Manager may also terminate the Management Agreement upon 60 days written notice if the Company defaults in the performance of any material term of the Management Agreement and the default continues for a period of 30 days after written notice to the company, whereupon the Company would be required to pay the Manager the termination fee.

F-17

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

Registration Rights Agreement: The Company is a party to a registration rights agreement with shareholders who purchased shares in its private offerings. Pursuant to the terms of the agreement, the Company is required, among other things, subject to certain exceptions, to file with the SEC on or before July 31, 2013, a shelf registration statement to register for resale the shares of its common stock sold in the initial offering and certain other shares issued or issuable to the Manager and its affiliates, including the shares issuable in connection with the contribution transaction that closed concurrently with the initial offering. The agreement requires that the Company uses its commercially reasonable efforts to cause the resale shelf registration statement to become effective under the Securities Act of 1933, subject to certain exceptions, prior to the later of the date that is the 180th day after the initial filing of the resale shelf registration statement and January 31, 2013, the one-year anniversary of the date of completion of the initial offering, and to use its commercially reasonable efforts to maintain its continuous effectiveness under the Securities Act of 1933, subject to certain blackout periods, for the period described in the registration rights agreement. The Company’s failure to perform these obligations will result in certain penalties to the Manager.

9. Capital

The Company has authorized 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares, $0.01 par value per share. The Board of Directors may authorize the issuance of additional shares of any class.

The Company completed the first closing of its initial private placement on January 18, 2013, at which time the Company issued 2,473,000 shares of EHI common stock to its initial investors at an offering price of $20.00 per share, and received approximately $49.5 million of net proceeds. The Company completed the second closing of its initial private placement on January 31, 2013, at which time the Company issued 2,031,765 shares of EHI common stock to investors at an offering price of $20.00 per share, and received approximately $40.6 million of net proceeds. The Company completed a follow-on offering of its common stock on March 18, 2013, at which time the Company issued 1,274,035 shares of EHI common stock to investors at an offering price of $20.15 per share, and received approximately $25.7 million of net proceeds. The net proceeds from the offerings were contributed to EHOP in exchange for an aggregate of 5,778,800 units of limited partnership interest (“OP units.”)

Concurrently with the initial private placement, the Company also completed certain merger and formation transactions (the “Formation Transactions.”) Included in the Formation Transactions was the contribution to EHOP of substantially all of the membership interests belonging to ERPI, EHII, and EH2012A1 by affiliates of the Manager (“Ellington affiliates”) pursuant to a contribution agreement between the Company and such Ellington affiliates. For accounting purposes, the Predecessor Entities were considered the acquiring or surviving entity, meaning the balance sheet reflects the historical assets and liabilities of the Predecessor Entities at historical cost on a combined basis. The Predecessor Entities held investments in 266 single family residential houses and other related assets at the time of the contribution. In consideration for the contributions, Ellington affiliates received 1,024,906 OP units.

F-18

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

The following table summarizes the financial impact of the Formation Transactions (all of which are non-cash), exclusive of the private placements, as of January 18, 2013:

Assets
Investment in real estate:
Land	$3,679,392
Building and improvements (including accumulated depreciation of $316,716)	16,604,690

20,284,082
Cash and cash equivalents	3,850,916
Earnest money deposits	85,450
Other assets	341,598

Total Assets	$24,562,046

Liabilities and Equity
Liabilities:
Total Liabilities	$572,435

Equity:
Members’ equity	23,989,611

Total Equity	23,989,611

Total Liabilities and Equity	$24,562,046

On January 31, 2013, the Ellington affiliates converted 606,452 OP Units into EHI common stock.

Distribution Policy: As a REIT the Company must distribute annually to its shareholders an amount at least equal to 90% of the Company’s REIT taxable income. The timing and frequency of distributions is authorized by the Board of Directors and declared by the Company based upon a variety of factors deemed relevant by the Board of Directors, including restrictions under applicable law, capital requirements of the Company and the REIT requirements of the Code.

10. 2013 Equity Incentive Plans

The Board of Directors approved the 2013 Equity Incentive Plan for Individuals, or the “2013 Individuals Plan,” and the 2013 Equity Incentive Plan for Entities, or the “2013 Entities Plan,” to attract and retain independent directors, executive officers and other key employees and service providers, including the Manager and its affiliates and officers and employees of the Manager and its affiliates. The equity incentive plans provide for the grant of options to purchase shares of the Company’s common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards.

There were 171,598 awards under the equity incentive plans outstanding at March 31, 2013.

Initial Awards: At the completion of the initial offering, the Company granted LTIP units to the Manager and the independent directors totaling 171,598 LTIPs (3% of the total number of shares of common stock and EHOP units outstanding). The LTIPs are EHOP units and reflected as noncontrolling interest on the balance sheet.

The LTIP units granted to the independent directors (1,250 LTIP units per independent director) vest at the Company’s 2014 annual meeting of shareholders, assuming the holder has not resigned or been removed as a

F-19

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

director prior to such meeting. For accounting purposes, the directors are considered employees and the fair value of the LTIP units is recognized as an expense over the service term.

The LTIP units granted to the Manager vest once (i) the Company’s common stock is listed on a national securities exchange (the performance condition) and (ii) the Company’s Core Earnings (as defined above) exceeds an 8.0% performance hurdle rate for any four full consecutive quarters following completion of the initial offering (the market condition). For accounting purposes, the Manager is not considered as an employee and no compensation cost has been recognized as the performance condition is currently not probable of being met. Once the performance condition becomes probable, the Company will fair value the award and begin to recognize expense over a derived service period.

Detailed below is a roll-forward of the Company’s LTIP units outstanding for the three months ended March 31, 2013. There were no LTIP units outstanding for the three months ended March 31, 2012.

	Director LTIP Units	Manager LTIP Units	Total LTIP Units
LTIP units outstanding, as of December 31, 2012	—	—	—
Granted	3,750	167,848	171,598
Exercised	—	—	—

LTIP Units Outstanding, as of March 31, 2013	3,750	167,848	171,598

LTIP Units Vested & Outstanding, as of March 31, 2013	—	—	—

11. Noncontrolling Interests

Ellington Affiliates: Noncontrolling common units of EHOP relate to the interest in EHOP that is owned by the Ellington affiliates and are presented as noncontrolling interests in the equity section of the Company’s combined consolidated balance sheets. Noncontrolling common units of EHOP have essentially the same economic characteristics as shares of the Company’s common stock as they share equally in the net income or loss and distributions of EHOP. The limited partners have the right to redeem all or part of their noncontrolling common units of EHOP following the one-year anniversary of issuance. At the time of redemption, the Company has the right to determine whether to redeem the noncontrolling common units of EHOP for cash, based upon the fair value of an equivalent number of shares of the Company’s common stock at the time of redemption, or exchange them for unregistered shares of the Company’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events. In the event of a termination or liquidation of the Company and EHOP, it is expected that in most cases each common unit would be entitled to a liquidating distribution equal to the amount payable with respect to each share of the Company’s common stock. As of March 31, 2013 there were 608,737 outstanding noncontrolling common units of EHOP, representing an approximate 9.53% ownership interest in EHOP. All of the units are comprised of units issued in connection with the acquisition of the contributed assets at the initial private placement.

Net income or loss attributable to noncontrolling common units of EHOP is allocated based on the relative ownership percentage of EHOP during the period. The noncontrolling ownership interest percentage is determined by dividing the number of noncontrolling common units outstanding by the total of the shares of the Company’s common stock and noncontrolling units outstanding at the balance sheet date. The issuance or redemption of additional shares of the Company’s common stock or common units results in changes to the

F-20

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

limited partners’ ownership interest in EHOP, as well as the Company’s net assets. As a result, all equity-related transactions result in an allocation between shareholders’ equity and the noncontrolling common units of EHOP in the combined consolidated balance sheet and statement of equity to account for any change in ownership percentage during the period. The noncontrolling interests’ share of Company’s net loss was $163,122 for the three months ended March 31, 2013. There was no noncontrolling interest prior to January 18, 2013.

Joint Venture: Noncontrolling interest joint venture partners represent the ownership interests of a joint venture partner in a consolidated subsidiary below the operating partnership relating to the SBMF loan holdings. Net income or loss is attributable to the joint venture partner based on their proportionate share of the income or loss of the subsidiary.

12. Commitments and Contingencies

Litigation: From time to time, the Company is subject to potential liability under various claims and legal actions arising in the ordinary course of business. Liabilities are established for legal claims when payments associated with the claims become probable and the costs can be reasonably estimated. The actual costs of resolving legal claims may be substantially higher or lower than the amounts established for those claims. Based on information currently available, management is not aware of any legal claims that would have a material effect on the combined consolidated financial statements and therefore no accrual is required as of March 31, 2013 or as of December 31, 2012.

Accepted Purchase Offers and Earnest Money Deposits: The Company actively evaluates new markets to identify investment opportunities that we believe can generate attractive risk-adjusted returns for the Company’s stockholders. In addition, as of the date of the financial statements, the Company had made approximately $335,000 in earnest money deposits on 153 properties with an MLS value of approximately $16 million.

13. Risks and Uncertainties

The following summary of certain risk factors is not intended to be a comprehensive summary of all of the risks of the Company’s investments or all of risks inherent in investing in the Company.

Valuation and Liquidity Risk

The Company may invest in real estate and real estate related investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily ascertainable. In addition, there continue to be significant disruptions in the global capital, credit and real estate markets. These disruptions have led to, among other things, a significant decline in the volume of transaction activity, in the fair value of many real estate and real estate related investments, and a significant contraction in short-term and long-term debt and equity funding sources. This contraction in capital availability includes sources that the Company may seek to finance certain of its investments. The decline in liquidity and prices of real estate and real estate related investments, as well as the availability of observable transaction data and inputs, may have made it more difficult to determine the fair value of such investments. As a result, amounts ultimately realized by the Company from investments sold may differ from the fair values presented, and the differences could be material.

F-21

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

Financing Risk

There is no guarantee that borrowing arrangements or other arrangements for obtaining leverage will be available to the Company, or if available, will be available on terms and conditions acceptable to the Company. Unfavorable economic conditions also could increase funding costs, limit access to the capital markets or result in a decision by lenders not to extend credit to the Company.

Diversification Risk

The assets of the Company are concentrated in the real estate sector. Accordingly, the investment portfolio of the Company may be subject to more rapid change in value than would be the case if the Company were to maintain a wide diversification among investments or industry sectors. Furthermore, even within the real estate sector, the investment portfolio may be relatively concentrated in terms of geography and type of real estate investment. This lack of diversification may subject the investments of the Company to more rapid change in value than would be the case if the assets of the Company were more widely diversified.

Concentrations

As of March 31, 2013, approximately 85% of our single family properties are located in Georgia and Arizona and all of our SBMF loans are located in Florida and Nevada, which exposes us to greater economic risks than if we owned a more geographically dispersed portfolio. As of December 31, 2012, approximately 98% of our single family properties were located in Georgia and Arizona.

14. Subsequent Events

The Company evaluated events and transactions that occurred from April 1, 2013 to May 22, 2013, the date the financial statements were available for issuance.

F-22

Report of Independent Registered Public Accounting Firm

To the Board of Directors, Shareholder and Members of Ellington Housing Entities:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, equity, and cash flows present fairly, in all material respects, the financial position of Ellington Housing Entities at December 31, 2012 and December 31, 2011, and the results of their operations and their cash flows for the year ended December 31, 2012 and the period from October 28, 2011 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 27 of this registration statement presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements. These financial statements and financial statement schedule are the responsibility of Ellington Housing Entities’ management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, NY

May 22, 2013

F-23

Ellington Housing Entities

Combined Balance Sheets

	December 31, 2012	December 31, 2011
Assets
Investments in real estate	$19,583,879	$2,001,083
Cash and cash equivalents	4,630,267	2,172,027
Restricted cash	147,633	2,435
Acquisition deposits	107,280	—
Deposits	35,115	3,700
Tenant receivables	34,552	806
Other receivables	2,120	700

Total Assets	$24,540,846	$4,180,751

Liabilities and Equity
Liabilities
Tenant security deposits	$146,011	$4,195
Due to affiliates	8,330	—
Accruals and accounts payable	336,766	188,044

Total Liabilities	491,107	192,239

Commitments and contingencies (Note 6)

Equity
Common shares, $0.01 par value, 500,001,000 authorized; (1,000 issued and outstanding)	10	—
Additional paid-in capital	990	—
Members’ capital	24,048,739	3,988,512

Total Equity	24,049,739	3,988,512

Total Liabilities and Equity	$24,540,846	$4,180,751

The accompanying notes are an integral part of these combined financial statements

F-24

Ellington Housing Entities

Combined Statements of Operations

	Year ended December 31, 2012	Period from October 28, 2011 (inception) to December 31, 2011
Revenues
Rental income	$1,001,713	$8,943
Other revenues	46,388	100

Total Revenues:	1,048,101	9,043

Expenses
Property operating and maintenance	436,922	1,143
Property management fees	73,893	783
Depreciation	283,805	—
Due diligence	102,351	—
Bad debt expense	11,921	—
Professional fees	92,072	19,500
General and administrative	64,177	686

Total Expense:	1,065,141	22,112

Other Income and Expenses
Realized loss from sale of real estate	(13,481)	—

Total Other Income and Expenses	(13,481)	—

Net Loss	$(30,521)	$(13,069)

The accompanying notes are an integral part of these combined financial statements

F-25

Ellington Housing Entities

Combined Statements of Equity

	Common Shares	Par Value	Additional Paid-in Capital	Total Shareholders’ Equity	Members’ Capital	Total Equity
Balance at October 28, 2011 (inception)	—	$—	$—	$—	$—	$—
Contributions	—	—	—	—	4,001,581	4,001,581
Net loss	—	—	—	—	(13,069)	(13,069)

Balance at December 31, 2011	—	—	—	—	3,988,512	3,988,512

Contributions	—	—	—	—	20,215,326	20,215,326
Distributions	—	—	—	—	(124,578)	(124,578)
Issuance of Common Stock	1,000	10	990	1,000	—	1,000
Net loss	—	—	—	—	(30,521)	(30,521)

Balance at December 31, 2012	1,000	$10	$990	$1,000	$24,048,739	$24,049,739

The accompanying notes are an integral part of these combined financial statements

F-26

Ellington Housing Entities

Combined Statements of Cash Flows

	Year ended December 31, 2012	Period from October 28, 2011 (inception) to December 31, 2011
Cash flows provided by operating activities
Net Loss	$(30,521)	$(13,069)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	283,805	—
Loss on sale of investments in real estate	13,481	—
Net (Increase) Decrease in assets:
Deposits	(31,415)	(3,700)
Tenant receivables	(33,746)	(806)
Other receivables	(1,419)	(700)
Net Increase (Decrease) in liabilities:
Due to affiliates	8,330	—
Accruals and accounts payable	117,849	62,262

Net cash provided by operating activities	326,364	43,987

Cash flows used in investing activities
Increase in restricted cash	(145,198)	(2,435)
Tenant security deposits	141,816	4,195
Increase in acquisition deposits	(107,280)	—
Purchases of investments in real estate	(15,548,144)	(1,763,755)
Capitalized improvements to real estate	(2,454,045)	(111,546)
Proceeds from sale of investments in real estate	152,979	—

Net cash used in investing activities	(17,959,872)	(1,873,541)

Cash flows provided by financing activities
Proceeds from contributions from members and issuance of founders stock	20,216,326	4,001,581
Distributions to members	(124,578)	—

Net cash provided by financing activities	20,091,748	4,001,581

Net increase in cash	2,458,240	2,172,027
Cash and cash equivalents, beginning of year	2,172,027	—

Cash and cash equivalents, end of year	$4,630,267	$2,172,027

Supplemental disclosure of cash flow information:
Accrued capitalized improvements included in accruals and accounts payable	$30,872	$125,782

The accompanying notes are an integral part of these combined financial statements

F-27

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

1. Organization and Investment Objective

The Ellington Housing Entities (the “Companies”) consist of four companies under common control that are focused on acquiring residential real properties, consisting of single-family homes, in certain metropolitan areas across the United States. The Companies intend to hold the properties for investment and rent them for income. The Companies and their Managers are each indirectly controlled by Ellington Management Group, L.L.C. and certain of its affiliates.

The Companies include Elizon Residential Phoenix I, LLC (“ERPI”), formed as a Delaware limited liability company on October 28, 2011; Elizon Housing II LLC (“EHII”), formed as a Delaware limited liability company on October 1, 2012; Elizon Housing 2012-A1 (“EH2012A1”), formed as a Nevada limited liability company on October 29, 2012; and Ellington Housing Inc. (“EHI”), formed as a Maryland corporation on September 4, 2012. ERPI and EHII are managed by Ellington Loan Opportunities Fund LLC; EH2012A1 is managed by VC Investments LLC; and EHI is managed by Ellington REIT Manager LLC (collectively, the “Managers”).

The Companies began formal operations in 2011 by acquiring residential real properties in Arizona, Georgia and Colorado and converting them to rental properties. As of December 31, 2012, the Companies have acquired 253 properties which have all been financed through capital contributions. The homes have been purchased primarily through foreclosure auctions. Prior to acquisition, the homes were generally owned by their primary residents and were not rental properties. It typically takes one to three months from the time a home is purchased until it is rented.

2. Significant Accounting Policies

(A) Basis of Presentation: The Companies’ combined financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America.

The accompanying combined financial statements include the accounts of ERPI, EHII, EH2012A1 and EHI. The accompanying statements of operations, equity, and cash flows include the results of operations of ERPI from its inception on October 28, 2011 through December 31, 2011 and for the year ended December 31, 2012 and the results of operations of EHII from its inception on October 1, 2012, of EH2012A1 from its inception on October 29, 2012, and of EHI from its inception on September 4, 2012, each through December 31, 2012. Since the Companies are affiliates under common control and are operated as a combined property portfolio, their results of operations, changes in equity, and cash flows have been presented on a combined basis. All significant intercompany transactions and balances have been eliminated in combination.

(B) Valuation: The Companies apply Accounting Standards Codification (“ASC”) ASC 820-10, Fair Value Measurement and Disclosures (“ASC 820-10”). ASC 820-10 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

(C) Investments in Real Estate: Operating real estate assets are stated at cost and consist of land, buildings and improvements, including other costs incurred during their possession, renovation and acquisition. A property acquired not subject to an existing lease or purchased at auction without regard as to whether an existing lease is in place is recorded at its purchase price, including acquisition costs, allocated between land and building based upon their fair values at the date of acquisition. The Company evaluates the properties it acquires at the time of acquisition to determine whether the acquisition should be treated as a business combination under the guidance of ASC 805, Business Combinations. A property acquired that is deemed to be a business is recorded at fair value (approximated by the purchase price), allocated to land, building and intangibles including the existing lease, if any, based upon their fair values at the date of acquisition, with acquisition costs expensed as incurred. Fair value

F-28

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

is determined under the guidance of ASC 820, Fair Value Measurements and Disclosures, primarily based on significant unobservable market data inputs. In making estimates of fair values for purposes of allocating purchase price, the Companies utilize its own market knowledge and published market data. The Companies are currently utilizing information obtained from county tax assessment records to develop regional averages to allocate the fair value to land and building. The estimated fair value of acquired in-place leases associated with business acquisitions represents the costs the Companies would have incurred to lease the property at the date of acquisition, based upon the Companies’ current leasing activity.

Building depreciation is computed on the straight-line basis over the estimated useful lives of the assets. The Companies will generally use a 27.5-year estimated life with no salvage value for the buildings and 10 years for capital improvements. The Companies will consider the value of acquired in-place leases associated with business acquisitions in the allocation of purchase price and the amortization period reflects the average remaining term of each respective in-place acquired lease. The lease periods will generally be short-term in nature (one or two years) and reflect market rental rates. Any difference between fair value and cost will be recorded in the combined statements of operations.

The Companies will incur costs to prepare certain of its acquired properties to be leased. These costs will be capitalized and allocated to building costs. Costs incurred by the Companies to lease the properties will be capitalized and amortized over the life of the lease.

Expenditures for ordinary maintenance and repairs will be expensed to operations as incurred and expenditures for significant renovations that improve the asset and extend the useful life of the asset will be capitalized and depreciated over their remaining useful life.

The Companies’ Investments in real estate as reported in the financial statements consist of the following:

	December 31, 2012	December 31, 2011
Investments in Real Estate
Land	$3,531,640	$352,139
Building & Improvements	16,336,044	1,648,944

	19,867,684	2,001,083
Less: Accumulated Depreciation	(283,805)	—

Investments in Real Estate, net	$19,583,879	$2,001,083

(D) Real Estate Held for Sale: From time to time, the Companies may decide not to hold and operate certain rental property. In these cases, the rental property is stated at the lower of cost or fair value, less estimated selling costs. Subsequent operating expenses or income, gains or losses on disposition of real estate held for sale and impairments on real estate held for sale are charged to earnings as incurred. There was no Real Estate Held for Sale at December 31, 2012 or December 31, 2011.

Sales and the associated gains or losses on single family real estate homes are recognized in accordance with ASC 360-20, Real Estate Sales. Sales and the associated gains are recognized for full profit recognition upon closing of the sale transactions, when the profit is determinable, the earnings process is virtually complete, the parties are bound by the terms of the contract, all consideration has been exchanged, any permanent financing for which the seller is responsible has been arranged and all conditions for closing have been performed. The Companies use the specific identification method to allocate costs. Gains on sales of single family homes with operating results are recorded in “Gains from discontinued operations” and profits on sales of homes with no

F-29

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

historical operating results are included in “Income from sales of residential property” on the Companies’ combined statements of operations. Through December 31, 2012, the Companies have sold one home with no prior operating results.

(E) Rental Revenue: Multi-family residences and single-family houses are leased under operating leases with terms generally of one year or less. Rental revenue includes rents that each lessor pays in accordance with the terms of the lease recognized on a straight-line basis over the related lease term. Rental income is recognized when earned. Bad debt expense is recorded when incurred. Once it is determined that an account is not collectible, it is written off, as the tenant is generally evicted.

(F) Property Management Fees: Property management fees are typically based primarily on a percentage, from six to eight percent, of rental receipts of properties managed and are recognized as the rents are accrued.

(G) Capitalized Costs: Upon acquisition of a vacant SFR home, the Company capitalizes all costs incurred during the period between the home purchase date and the date on which the home is rent-ready including, but not limited to, allocation of due diligence costs associated with the acquisition, closing costs, and renovations required to prepare the house for occupancy. Upon acquisition of an SFR home with an existing lease, costs associated with the acquisition (e.g., acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums, closing costs, legal and eviction costs, past due HOA and property taxes and boarding fees) are immediately capitalized and included in the basis of the home. The Company does not disrupt an existing tenancy and may choose to defer the renovation of an occupied home until the existing tenant has vacated. When renovation is performed later during the asset’s lifecycle, capitalization commences when activities to prepare the home for renovation commence. Also, throughout the property lifecycle, expenditures that increase the value of the property or extend its useful life are capitalized. Once costs are capitalized, they are depreciated over a ten-year period.

(H) Impairment of Investments in Real Estate: The Companies review their real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The review of recoverability is based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long lived asset’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. The Companies are required to make subjective assessments as to whether there are impairments in the values of the investments in long-lived assets. These assessments have a direct impact on the Companies’ net loss because recording an impairment loss results in an immediate negative adjustment to net loss. The evaluation of anticipated cash flows is highly subjective and were based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. There were no impairments to the Companies’ investments in real estate as of December 31, 2012 and December 31, 2011, respectively.

(I) Cash and Cash Equivalents: Cash and cash equivalents include cash and short term investments with original maturities of three months or less at the date of acquisition. Cash equivalents are recorded at cost plus accrued interest, which approximates fair value. Cash accounts are maintained with financial institutions. These balances generally exceed insured limits. The Companies believe that the risk is not significant, as the Companies does not anticipate the financial institutions’ non-performance. Cash held at property manager represents amounts held in escrow by the Companies’ third party property managers in connection with the operations of the properties, including collection of rent and payment of expenses. Included in cash and cash equivalents is $85,053 and $0 held at property managers at December 31, 2012 and December 31, 2011, respectively.

F-30

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

(J) Restricted Cash: Restricted cash represents tenant security deposits held in escrow by the property manager.

(K) Homeowners’ Association Fees: Certain of the Companies’ properties are located in communities that are subject to homeowners’ association fees. The fees are generally billed monthly and subject to annual adjustments. The fees cover the costs of maintaining common areas and are generally paid by the Companies. These fees are recorded as a component of property operating and maintenance expenses in the accompanying statements of operations.

(L) Income Taxes: ERPI, EHII, and EH2012A1 are taxed as partnerships for federal income tax purposes and accordingly, the tax consequences of those entities’ operations accrue to the members. In general, flow-through entities are not subject to entity-level tax on their income, but their income is taxable to their owners on a flow-through basis. EHI had no operations from the date of its inception on September 4, 2012 through December 31, 2012; however, it intends to elect to be treated as a REIT under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, or the “Code,” subsequent to its initial public offering, and commencing with the EHI’s taxable year ending December 31, 2013. Prior to that time, EHI, was taxed as a corporation for U.S. federal income tax purposes. As an inactive corporation, EHI did not incur any tax. Accordingly the Companies’ financial statements do not reflect any provision for income taxes. The Companies follow the authoritative guidance on accounting for and disclosure of uncertainty in income tax positions, which requires management to determine whether tax positions of the Companies are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals of the litigation process, based on the technical merits of the position. For uncertain tax positions, the tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Companies did not have any unrecognized tax benefits at December 31, 2012 or December 31, 2011.

In the normal course of business, the Companies may be subject to examination by federal, state and local jurisdictions, where applicable, for the tax years 2011 and 2012. The Companies may take positions with respect to certain tax issues which depend on a legal interpretation of facts or applicable tax regulations. Should the relevant tax regulators successfully challenge any such positions; the Companies might be found to have a tax liability that has not been recorded in the accompanying combined financial statements. Also, management’s conclusions regarding the authoritative guidance may be subject to review and adjustment at a later date based on changing tax laws, regulations and interpretations thereof. There were no amounts accrued for penalties or interest as of or during the periods presented in these combined financial statements. If penalties and interest are incurred, they will be recorded as a component of income tax expense.

(M) Comprehensive Loss: Net loss and comprehensive loss are the same for the year ended December 31, 2012 and for the period from October 28, 2011 (inception) through December 31, 2011.

(N) Recently Issued and/or Adopted Accounting Standards:

JOBS Act Compliance

Under the Jumpstart Our Business Startups Act, or the JOBS Act, we meet the definition of an “emerging growth company.” We have elected to follow the extended transition period for complying with new or revised U.S. accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public entities.

F-31

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Offsetting Assets and Liabilities

In January 2013, the FASB issued an update to ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. ASU 2013-01 clarifies that the scope of ASU 2011-11 applies to derivatives accounted for in accordance with Topic 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements, and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with Sections 210-230-45 or Section 815-10-45 or subject to an enforceable master netting or similar arrangement. These amendments did not have a significant impact on the Companies’ financial statements.

Comprehensive Income

In June 2011, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2011-05 Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU No. 2011-05 amends current guidance found in ASC 220, Comprehensive Income. ASU No. 2011-05 requires entities to present comprehensive income in either: (i) one continuous financial statement or (ii) two sparate beut consecutive statements that display net income and the components of other comprehensive income. Totals and individual components of both net income and other comprehensive income must be included in either presentation. ASU No. 2011-05 was adopted in 2012. The adoption of this update did not have an impact on the Companies’ combined financial statements.

In February 2013, the FASB issued ASU No. 2013-02, which amends ASC 220, Comprehensive Income. The amendments are intended to make the presentation of items within Other Comprehensive Income (OCI) more prominent. ASU 2013-02 requires reclassification adjustments between OCI and net income to be presented separately on the face of the financial statements. The new guidance does not change the requirement to present items of net income and OCI, and totals for net income, OCI and comprehensive income in a single continuous statement or two consecutive statements. ASU 2013-02 is effective for the first interim or annual period beginning on or after December 15, 2013. Adopting this ASU is not expected to have any impact on the Companies’ combined financial condition or results of operations, but may impact financial statement disclosures.

Joint and Several Liability Arrangements

In February 2013, the FASB issued ASU No. 2013-4 which amends ASC 405, Liabilities. The amendment is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. generally accepted accounting principles (GAAP). The amendment in this Update is effective for fiscal years beginning after December 15, 2014 and interim and annual periods thereafter. The Companies are evaluating the impact of this amendment.

(O) Segment Reporting: The Companies are focused primarily on acquiring residential real estate-related assets and currently operate in one reportable segment.

(P) Allocation of Expenses: Certain overhead expenses incurred and paid by the Companies’ sole members that are attributable to the operations of the Companies have been allocated to the Companies and are reflected as an expense in the accompanying combined statements of operations. These expenses amounted to $27,159 and $1,582 during 2012 and 2011, respectively. These allocations have been treated as contributions by the Companies’ sole members.

F-32

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

(Q) Offering Costs: For the year ended December 31, 2012, offering costs of approximately $500,000 were incurred by EMG on the Companies’ behalf. These costs will be charged to the Companies if the offering is successful. If the offering is not successful, these costs will continue to be borne by EMG and not charged to the Companies.

3. Accruals and Accounts Payable

Accruals and accounts payable, as presented on the combined balance sheets, consists of the following:

	December 31, 2012	December 31, 2011
Accruals and Accounts Payable
Accounts payable: operating expenses	$81,754	$42,762
Professional fees payable	53,500	19,500
Accrued capitalized costs	156,654	125,782
Accrued expenses	43,839	—
Other liabilities	1,019	—

	$336,766	$188,044

4. Related Party Transactions

Management Agreement

The Companies are externally managed and advised by the Managers pursuant to the management agreement with the Managers. The Companies do not have any employees. The Managers are responsible for the day-to-day duties and obligations of the Companies arising under the management agreement. As the Companies were associated with the Managers, no management fees were charged in 2012 or 2011.

Services Agreement

The Managers and Ellington Management Group, L.L.C. (“EMG”), an investment management firm, registered investment advisor, and commodity pool operator, are parties to a services agreement, pursuant to which EMG is required to provide to the Managers personnel, services, and resources as needed to enable the Managers to carry out their obligations and responsibilities under the management agreement. The Companies are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against EMG in the event of any breach by the Managers of any of their duties, obligations or agreements under the management agreement that arise out of or result from any breach by EMG of their obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement.

F-33

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

5. Capital

Contributions and distributions for each of the Companies is as follows:

	2012	2011
Contributed Capital by Company
ERPI	$13,347,741	$4,001,581
EHII	1,002,415	—
EH2012A1	5,865,170	—

Total contributed capital	$20,215,326	$4,001,581

	2012	2011
Distributed Capital by Company
ERPI	$124,578	$—
EHII	—	—
EH2012A1	—	—

Total distributed capital	$124,578	$—

EHI authorized 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares, $0.01 par value per share on September 4, 2012 and the Board of Directors may authorize the issuance of additional shares of any class.

6. Commitments and Contingencies

Litigation

From time to time, the Companies are subject to potential liability under various claims and legal actions arising in the ordinary course of business. Liabilities are established for legal claims when payments associated with the claims become probable and the costs can be reasonably estimated. The actual costs of resolving legal claims may be substantially higher or lower than the amounts established for those claims. Based on information currently available, management is not aware of any legal claims that would have a material effect on the combined financial statements and therefore no accrual is required as of December 31, 2012 and December 31, 2011.

7. Risks and Uncertainties

The following summary of certain risk factors is not intended to be a comprehensive summary of all of the risks of the Companies’ investments or all of risks inherent in investing in the Companies.

Valuation and Liquidity Risk

The Companies may invest in real estate and real estate related investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily ascertainable. In addition, there continue to be significant disruptions in the global capital, credit and real estate markets. These disruptions have led to, among other things, a significant decline in the volume of transaction activity, in the fair value of many real estate and real estate related investments, and a significant contraction in short-term and long-term debt and equity funding sources. This contraction in capital availability includes sources that the Companies may seek to finance certain of their investments. The decline in liquidity and prices of real estate and real estate related investments, as well as the availability of observable transaction data and inputs, may have made it more difficult to determine the fair value of such investments. As a result, amounts ultimately realized by the Companies from investments sold may differ from the fair values presented, and the differences could be material.

F-34

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Financing Risk

There is no guarantee that borrowing arrangements or other arrangements for obtaining leverage will be available to the Companies, or if available, will be available on terms and conditions acceptable to the Companies. Unfavorable economic conditions also could increase funding costs, limit access to the capital markets or result in a decision by lenders not to extend credit to the Companies.

Diversification Risk

The assets of the Companies are concentrated in the real estate sector. Accordingly, the investment portfolio of the Companies may be subject to more rapid change in value than would be the case if the Companies were to maintain a wide diversification among investments or industry sectors. Furthermore, even within the real estate sector, the investment portfolio may be relatively concentrated in terms of geography and type of real estate investment. This lack of diversification may subject the investments of the Companies to more rapid change in value than would be the case if the assets of the Companies were more widely diversified.

Concentrations

At December 31, 2011, 100% of our single family properties were located in Arizona and at December 31, 2012, approximately 98% of our single family properties are located in Georgia and Arizona, which exposes us to greater economic risks than if we owned a more geographically dispersed portfolio.

8. Subsequent Events

The Companies have evaluated events and transactions that occurred through May 22, 2013, the date the financial statements were available for issuance.

EHI completed the first closing of its initial private placement on January 18, 2013, at which time, EHI issued 2,473,000 shares of EHI common stock to its initial investors at an offering price of $20.00 per share and received approximately $49.5 million of net proceeds.

F-35

ELLINGTON HOUSING, INC.

SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION

AS OF DECEMBER 31, 2012

							Gross Amounts Carried to Close of Period (2)
Location			Initial Cost to Company (1)		Costs Capitalized (Improvements)		December 31, 2012
County	State	Number of Properties	Land	Depreciable Property	Land	Depreciable Property	Land	Depreciable Property	Total	Accumulated Depreciation	Date of Acquisition
Adams	CO	2	$51,008	$213,992	$—	$19,486	$51,008	$233,477	$284,486	$(390)	2012
Arapahoe	CO	1	15,315	70,685	—	31,126	15,315	101,811	117,126	—	2012
Barrow	GA	7	85,650	433,503	—	44,070	85,650	477,573	563,223	—	2012
Cherokee	GA	2	47,987	149,513	—	23,197	47,987	172,709	220,697	(610)	2012
Cobb	GA	11	221,849	552,653	—	180,102	221,849	732,756	954,604	(8,886)	2012
Coweta	GA	2	51,149	202,129	—	12,313	51,149	214,441	265,591	—	2012
Dekalb	GA	23	367,129	1,027,451	—	197,376	367,129	1,224,827	1,591,956	(12,695)	2012
Denver	CO	1	50,727	89,273	—	21,632	50,727	110,906	161,632	—	2012
Douglas	GA	9	120,056	515,497	—	118,366	120,056	633,863	753,919	(7,630)	2012
Gwinnett	GA	35	518,138	2,006,961	—	433,883	518,138	2,440,845	2,958,982	(41,610)	2012
Henry	GA	70	1,142,003	4,088,708	—	770,650	1,142,003	4,859,358	6,001,361	(49,501)	2012
Jefferson	CO	2	103,294	203,706	—	31,854	103,294	235,560	338,854	—	2012
Maricopa	AZ	60	657,077	2,634,263	—	539,462	657,077	3,173,725	3,830,802	(120,149)	2012
Pima	AZ	21	6,867	1,066,277	—	224,605	6,867	1,290,882	1,297,749	(40,154)	2012
Rockdale	GA	7	93,391	372,894	—	60,417	93,391	433,311	526,702	(2,180)	2012

Total		253	$3,531,640	$13,627,505	$—	$2,708,539	$3,531,640	$16,336,044	$19,867,684	$(283,805)

(1)	All properties acquired to date for cash and no debt has been incurred.
(2)	The aggregate cost of the real estate for federal income tax purposes is $19,867,684.

A summary of activity for real estate and accumulated depreciation for the year ended December 31, 2012 is as follows:

Balance as of December 31, 2011	$2,001,083
Acquisitions of real estate	15,548,144
Improvements	2,484,917
Cost of real estate sold	(166,460)

Balance as of December 31, 2012	$19,867,684

Accumulated depreciation (includes balance sheet line items under investments in real estate):

Balance as of December 31, 2011	$—
Depreciation expense	283,805

Balance as of December 31, 2012	283,805

F-36

PROSPECTUS

                 Shares

Common Stock

This prospectus relates solely to the resale of up to an aggregate of              shares of our common stock by the selling stockholders identified in this prospectus (which term as used in this prospectus includes pledgees, donees, transferees or other successors-in-interest). We are registering the offer and sale of the shares, which were acquired by the selling stockholders in our initial private offerings in January 2013 and our follow-on private offering in March 2013.

The selling stockholders may offer the shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The prices at which the selling stockholders may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We have agreed to pay all expenses relating to registering the shares. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares.

To assist us in complying with certain U.S. federal income tax requirements applicable to real estate investment trusts, or REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Prior to the date of this prospectus, there was not a public market for our shares. Because all of the shares offered under this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which our shares may be sold under this prospectus. We have applied to list our common stock on the New York Stock Exchange, or the NYSE, under the symbol “            .”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, therefore, we will be subject to reduced public company reporting requirements.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 26.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013

Through and including                     , 2013 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, regardless of whether they are participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of the respective dates of such documents or as of the date or dates which are specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Certain Terms Used in This Prospectus

Except where the context suggests otherwise, we define certain terms in this prospectus as follows:

“We,” “our,” “us” and “our company” refer to Ellington Housing Inc., a Maryland corporation, together with its consolidated subsidiaries, including: (1) Ellington Housing Operating Partnership LP, a Delaware limited partnership, or our operating partnership; (2) Ellington Housing Investments LLC, a Delaware limited liability company that is a wholly owned subsidiary of our operating partnership; (3) EH TRS LLC, a Delaware limited liability company, or our TRS, that is a wholly owned subsidiary of our operating partnership that we have elected to treat as a taxable REIT subsidiary; and (4) EH Securities LLC, a Delaware limited liability company that is a wholly owned subsidiary of our operating partnership. When we refer to our investment history and experience, “we,” “our,” “us” and “our company” include our predecessor entities.

“Agency RMBS” means government agency RMBS, which are mortgage pass-through certificates backed by pools of residential mortgage loans issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

“Ellington” refers to Ellington Management Group, L.L.C.

“CMBS” means commercial mortgage-backed securities.

“Cost basis” of a home represents the purchase price of such home plus broker commissions, if applicable, closing costs, restoration costs incurred to prepare the home for rent and other capitalized costs.

Our “Manager” refers to Ellington REIT Management LLC, our external manager, which is an affiliate of Ellington.

“Non-Agency RMBS” means residential mortgage-backed securities that are not Agency RMBS, whether investment grade (AAA through BBB rated) or non-investment grade (BB rated through unrated) classes.

Our “predecessor entities” are Elizon Housing 2012-A1 LLC, Elizon Housing II LLC and Elizon Residential Phoenix I LLC.

“REO sales” are sales of real estate by holders of mortgage loans who became owners of the real estate (i.e., “real estate owned,” or REO) securing mortgage loans, such as through foreclosure.

“SBMF” means small balance multi-family residential. When we refer to “SBMF loans,” we mean commercial mortgage loans that have an unpaid principal balance of $25 million or less and that are secured by multi-family residential properties.

“SFR” means single-family residential. When we refer to “SFR properties,” we mean single-family residential properties that we operate or intend to operate as rental properties. When we refer to “SFR loans,” we mean mortgage loans secured by single-family residential properties.

“Short sales” are sales of real estate in which the proceeds from the sale are less than (i.e., “short” of) the outstanding balance of the debt secured by the property; however, the lien holder agrees to release the lien, based on the tacit agreement by the borrower to surrender possession without contest.

“TBA” means a forward-settling Agency RMBS where the pool is “to-be-announced.” In a TBA, a buyer will agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the settlement date of the TBA.

Market, Industry and Other Data

We have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been derived from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. We believe that these data sources are generally reliable, but we have not independently verified this information.

PROSPECTUS SUMMARY

This prospectus summary highlights some of the information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the information set forth under the caption “Risk Factors,” as well as the financial statements and related notes included elsewhere in this prospectus. Unless indicated otherwise, the information in this prospectus assumes (1) the shares of our common stock to be sold in the underwritten initial public offering of our common stock (the “IPO”) will be sold at an initial public offering price of $         per share, which is the mid-point of the price range set forth on the front cover page of the IPO prospectus, and (2) no exercise of the over-allotment option granted to the underwriters of the IPO.

Our Company

Ellington Housing Inc. is a Maryland corporation that acquires, owns, leases and manages single-family and multi-family residential real estate assets in selected markets in the United States. We are externally managed and advised by Ellington REIT Management LLC, or our Manager, which is an affiliate of Ellington Management Group, L.L.C., or Ellington. Ellington is an investment management firm and registered investment adviser with an 18-year history of analyzing and investing in a broad range of primarily residential mortgage-backed securities and related derivatives.

In November 2011, Ellington began to acquire residential properties in selected markets in the United States to manage as rental properties. Ellington believed such assets would benefit from a recovery in the residential housing market in terms of both price appreciation and an increase in demand for rental properties given the continued shift away from homeownership. Using its own capital, Ellington selectively acquired assets in markets Ellington believed offered high return potential and also built the operating platform necessary to renovate, lease and manage such assets. We were formed to expand upon Ellington’s vision, strategy and platform and were capitalized through a contribution by affiliates of Ellington of approximately $24 million of properties, cash and other assets and a series of private placements of our common stock in which we raised approximately $116 million for a total of approximately $140 million of equity in the first quarter of 2013.

Our objective is to provide attractive risk-adjusted returns to our investors through a combination of dividends and capital appreciation. We intend to achieve this objective primarily through investments in, and active management of, a portfolio of (i) single-family homes and loans, which we refer to as our single-family residential, or SFR, strategy and (ii) multi-family residential loans and properties, which we refer to as our small balance multi-family, or SBMF, strategy. While we expect our SFR strategy will be geographically targeted, our SBMF strategy may be geographically dispersed. Our current target markets for our SFR strategy are the metropolitan statistical areas, or MSAs, of Atlanta, Georgia; Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; Phoenix/Tucson, Arizona; and San Antonio, Texas. As of June 15, 2013, our portfolio consisted of 707 SFR properties across our target markets, with an aggregate cost basis of $72.8 million, together with $15.6 million of SBMF loans. We continue to acquire homes in each of our current target markets other than Phoenix/Tucson, Arizona, where we have not purchased a home since April 2012. On June 28, 2013, we acquired a multi-family property valued at approximately $4.1 million pursuant to the conversion of one of our SBMF loans via a deed-in-lieu-of-foreclosure agreement. On July 11, 2013, another SBMF loan paid off via a discounted payoff.

The members of our management team include: Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Co-Chief Investment Officer and is a member of our Board of Directors; Leo Huang, a Senior Portfolio Manager of Ellington, who serves as our President and Chief Executive Officer and is a member of our Board of Directors; Jared Samet, a Managing Director of Ellington, who serves as our Executive Vice President, Head of Acquisitions; JR Herlihy, a Director of Ellington, who serves as our Co-Chief

1

Investment Officer; Howard Barash, who serves as our Chief Financial Officer; Daniel Margolis, General Counsel of Ellington, who serves as our General Counsel; and Sara Walden Brown, Associate General Counsel of Ellington, who serves as our Secretary. Each of these individuals is also an officer of our Manager.

Over 18 years, Ellington has built extensive proprietary models for analyzing mortgage loans; among other things, these models estimate the future probabilities that such mortgage loans will remain current or default. Ellington’s proprietary integrated analytics program is managed by a team of 11 dedicated professionals led by John Geanakoplos, the James Tobin Professor of Economics at Yale and Head of Research at Ellington. Ellington collects and maintains payment records and consumer credit data covering over 35 million active residential loans across 40,000 ZIP codes, representing approximately 70% of total U.S. SFR loans. Ellington also collects a range of macroeconomic and microeconomic data on, among other things, housing starts, home sales, distressed sale prices and volume, unemployment, demographics and income. Ellington’s models are designed to assist Ellington in maintaining up-to-date information regarding foreclosure activity and credit conditions at a local level.

Ellington has extensive expertise in actively managing and rehabilitating residential and commercial real estate and residential mortgage loans, having overseen the management of approximately 1,000 SFR properties (either through direct acquisition or REO) since 2009. Ellington also has extensive expertise in acquiring and resolving distressed SBMF loans, having acquired 139 mostly non-performing small-balance commercial loans with an aggregate unpaid balance of approximately $237 million since June 2010. Approximately 88% of the small-balance loans acquired were secured by either multi-family residential properties or mixed-use properties with multi-family residential components and were acquired from approximately two dozen sellers.

We were organized as a Maryland corporation in September 2012 and intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2013. We generally will not be subject to U.S. federal income tax on our REIT taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and qualify as a REIT. We also intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Our Strategy

We see significant opportunities in both the SFR and multi-family residential sectors of the housing market. We believe that distress in the financial markets has created significant dislocation between price and intrinsic value in certain residential housing markets and that attractive investment opportunities will be available for many years.

Our strategy in the SFR sector consists of acquiring individual SFR properties or small portfolios of SFR properties in targeted markets that can be operated as investment properties for rental. We acquire properties directly through foreclosure sales, short sales, negotiated purchases and auctions, and we also intend to acquire sub-performing and non-performing SFR loans, which may be geographically diversified, with a view towards acquiring the underlying properties through foreclosure. We target markets that we believe offer the potential for home price appreciation, or HPA, as well as attractive rental yields. We believe Ellington is well positioned, given its analytical tools and housing price modeling expertise, to identify markets with high HPA and risk-adjusted return potential. We generally seek to acquire quality SFR properties at attractive prices that can generate both attractive rental yields and price appreciation instead of seeking solely assets with the lowest prices. We intend to avoid acquiring SFR properties when the purchase price will result in an unattractive rental yield, and we also intend to avoid SFR properties that we believe will be too costly to renovate, for example, as a result of excessive age and wear. While we believe in the diversification benefits of being in several markets, we expect that the housing recovery will continue to be uneven throughout the United States, and, as a result, we do not expect to maintain a national presence for our SFR strategy. Rather, for our SFR strategy, we will focus on

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markets that we project to outperform the national average on a risk-adjusted return basis. As the housing market undergoes regional ebbs and flows over time, we anticipate that the regional markets on which we focus may also vary over time. We have developed relationships with experienced local property operators in our current markets, and expect to do the same in future markets we may target. We may acquire SFR properties either directly or by foreclosing on sub-performing and non-performing SFR loans that we may acquire. The purchase of SFR properties through foreclosures on distressed loans that we have acquired diversifies our acquisition channels and may, in certain situations, be more attractive than other channels. We believe Ellington has the necessary prior experience, infrastructure, and analytical capabilities to evaluate and access these various acquisition channels in order to effectively implement our SFR strategy.

Our strategy in the multi-family sector consists of acquiring performing, sub-performing and non-performing SBMF loans, which we define as commercial mortgage loans that have unpaid principal balances of $25 million or less and that are secured by multi-family residential properties. With Ellington’s sourcing capabilities and its proven ability to work out loans (including taking ownership of and managing the underlying real estate), in each case if appropriate, in a timely and efficient manner, we believe that investing in sub-performing and non-performing SBMF loans is currently the most attractive and cost-effective way to invest in the multi-family real estate market. We expect that our SBMF strategy will in many cases include obtaining discounted payoffs (or foreclosing into ownership of the underlying property) of SBMF loans that we have acquired at significant discounts, as well as selectively acquiring multi-family and mixed-use housing properties and opportunistically originating loans to recapitalize multi-family residential properties underlying SBMF loans. Unlike our SFR strategy, our SBMF strategy may be geographically dispersed.

We use Ellington’s analytics to carefully select each MSA in which we choose to invest. We closely monitor our MSAs and, thanks to our outsourced property management model and resulting variable cost structure, we are able to scale up or cease further incremental investment quickly in any given MSA. As a result, our individual investment decisions can be driven by the merits of each investment, as informed by our data and analytics rather than by the need to maintain volume thresholds or concerns of locally deployed infrastructure.

Our Portfolio

As of June 15, 2013, our SFR portfolio consisted of 707 SFR properties with an aggregate cost basis of $72.8 million. We acquired this portfolio without the use of debt financing. A summary of our SFR portfolio as of June 15, 2013 is as follows:

SFR Portfolio Summary Statistics

As of June 15, 2013

									Leased Homes
MSA / Metro Division	Number of Homes	Average Purchase Price per Home(1)	Average Capital Expenditures Per Home(2)	Average Investment Per Home(3)	Aggregate Investment	Percent Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home(4)	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home
Atlanta, GA	266	$85,798	$12,562	$98,361	$26,163,934	74%	14.4	1,930	$1,056	13.7%
Charlotte, NC	110	119,060	3,489	122,549	13,480,387	21%	15.3	1,754	1,174	10.6%
Memphis, TN	131	85,466	7,736	93,202	12,209,506	27%	29.2	1,712	1,108	13.5%
San Antonio, TX	75	103,395	3,496	106,892	8,016,884	33%	26.6	1,820	1,225	12.7%
Denver, CO	44	170,209	5,594	175,803	7,735,330	50%	44.4	1,627	1,334	9.8%
Phoenix/Tucson, AZ	81	53,883	9,976	63,858	5,172,521	84%	30.8	1,363	822	15.0%

Total / Weighted Average	707	$94,375	$8,565	$102,940	$72,778,562	53%	22.3	1,767	$1,054	13.1%

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(1)	Does not include acquisition costs (defined below).
(2)	Represents average actual acquisition costs of $1,648 per home to date and average actual capital expenditures of $6,917 per home to date and does not include additional expected or future capital expenditures. Capital expenditures include actual upfront renovation costs for vacant homes purchased and homes purchased with in-place tenants where an initial renovation was not performed. We estimate total upfront renovation costs will be approximately $14,900 per home. Acquisition costs include (as applicable) acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums until renovation is complete, closing costs, legal and eviction costs, past due HOA and property taxes and boarding fees.
(3)	Equals the sum of average purchase price per home and average capital expenditures per home.
(4)	Represents average monthly in-place rent before any rent concessions on the 372 homes leased as of June 15, 2013. We have offered and may continue to offer limited periods of free rent as a leasing incentive to potential residents. Of the 372 homes leased as of June 15, 2013, ten tenants were offered rent concessions of free rent for a partial month to one month totaling $4,434, or 0.1% of annualized gross rental income on these homes.

As of June 15, 2013, our SFR portfolio was primarily concentrated in the MSA of Atlanta, Georgia, which is one of the first markets that Ellington originally identified as having attractive return potential, and it also included properties in the MSAs of Charlotte, North Carolina; Memphis, Tennessee; San Antonio, Texas; Denver, Colorado; and Phoenix/Tucson, Arizona. We use Ellington’s projections of HPA and foreclosure rates as well as a wide variety of demographic, demand, supply, valuation, legal, and structural criteria to select our target markets and properties. As of June 15, 2013, we owned a portfolio of 707 homes. Of these homes, 462 were vacant at the time of acquisition and 245 were occupied at the time of acquisition. Of the 245 homes that were occupied upon acquisition, 51 had in-place leases upon acquisition, 29 prior owners were converted to a lease and 164 were vacated immediately following the acquisition.

As of June 15, 2013, our SBMF portfolio consisted of eight first-lien mortgage loans with an aggregate unpaid principal balance of $18.9 million, a combined investment amount of $15.6 million, an estimated loan-to-value ratio of 79% (ranging from 58% to 87%) and backed by multi-family residential properties containing a total of 543 residential units. The SBMF portfolio included: five loans on properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida that are paying principal and interest; one loan on property located in Tempe, Arizona that is in forbearance and paying interest; and two loans on properties located in Pensacola, Florida and Pompano Beach, Florida. Our strategy with respect to the five loans on properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida is to attempt to negotiate discounted payoffs with the borrowers, but such resolutions may take time to implement, if at all. On June 28, 2013, we acquired the property collateralizing the loan in Pensacola, Florida pursuant to a conversion via a deed-in-lieu of foreclosure agreement. On July 11, 2013, the loan on property located in Pompano Beach, Florida paid off via a discounted payoff.

Our Competitive Strengths

Access to Established Asset Manager with Extensive Infrastructure. We expect to benefit substantially from our relationship with our Manager and Ellington. Ellington has more than 120 employees and over 18 years of investment experience. We believe this relationship will provide us with insights into attractive opportunities and access to market information. We will also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative resources. We believe Ellington’s experience with, and resources used in, managing Ellington Financial LLC (NYSE: EFC), or EFC, and Ellington Residential Mortgage REIT (NYSE: EARN), or EARN, both public companies, will benefit us.

Leading and Experienced Management Team. We believe that the extensive experience of our officers and the officers and employees of Ellington and our Manager provides us with significant management expertise across our targeted asset classes. As of June 15, 2013, 47 Ellington employees were fully or partially dedicated to our strategies. Our senior management team includes Michael W. Vranos, founder and Chief Executive

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Officer of Ellington and the former head of RMBS trading and origination at Kidder Peabody, and Leo Huang who has over 16 years of experience in commercial real estate lending and securitizations including as Managing Director and Head of Real Estate Fixed Income at Starwood Capital Group and Managing Director and co-head of the commercial real estate lending and securitization business at Goldman, Sachs & Co.

Access to Ellington’s Proprietary Database and Analytics. We expect to benefit from Ellington’s proprietary analytical models, research, analytics and databases. Ellington maintains an extensive loan-level database that allows it to perform in-depth analysis. Ellington’s mortgage analytics will permit us to perform granular analysis including developing projections for forecasting foreclosures and HPA. We believe that access to Ellington’s proprietary models and modeling capabilities provides us with a substantial competitive advantage over many other market participants.

Focus on Risk-Adjusted Returns for Our Assets. Our business philosophy is to identify and target residential housing markets that we believe offer the potential for high risk-adjusted returns. Our focus is on maximizing returns for our stockholders rather than maximizing the size of our portfolio. This philosophy drives our organization to evaluate the relative merits of various means to enhance risk-adjusted returns such as: opening up a new market with less competition, as opposed to optimizing property management in an overly competitive current market; considering whether there is better opportunity in single-family as opposed to multi-family residential properties or vice versa; focusing on optimizing rental yield as opposed to housing price appreciation upside or vice versa; or purchasing distressed properties directly as opposed to purchasing distressed loans secured by such properties or vice versa.

Balanced and Diverse Approach to Residential Asset Ownership. Our portfolio is composed of both SFR and multi-family residential assets. By having the flexibility to own a property directly or to own the mortgage that it secures, we enhance our ability to benefit from the opportunities being generated by the growing strength of residential rentals. Also, since we are pursuing both an SFR strategy and an SBMF strategy, we can benefit regardless of whether potential renters choose single-family or multi-family options when making their living arrangements. The scope of our investment strategy provides for a sizeable supply of our target assets and should permit us to exploit inefficiencies between the different forms of rental housing in different markets.

Nimble Market Entry and Exit. We believe our data-driven approach and our ability to identify attractive target markets, develop operating relationships with experienced local real estate service providers, understand each region’s legal and regulatory framework, source quality assets at attractive prices and manage the process from renovation, tenant selection and ongoing property management, enable us to effectively deploy capital. Our strategy of outsourcing the operation of our properties to experienced local property managers and other service providers in the markets where we own properties, as opposed to making large investments in personnel and operating infrastructure in these markets, allows us to capture upfront the operational efficiencies/economies of scale that the local property manager may have already achieved. This gives us the flexibility to be selective in our acquisitions (or to cease acquisition activity quickly if we determine that the risk-adjusted return potential for new acquisitions in a particular market is unattractive), since we do not need substantial scale in each of our markets to achieve attractive returns. Ellington identified Phoenix/Tucson, Arizona as a target market in November 2011 and had purchased 81 SFR properties there by April 2012, before that market’s significant increase in single-family housing investment activity and corresponding HPA. In February 2012, Ellington began investing in the Atlanta, Georgia MSA, where we had acquired 266 homes as of June 15, 2013. We have also acquired an aggregate of 360 SFR properties in the MSAs of Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; and San Antonio, Texas, as of June 15, 2013. We believe our current portfolio is an attractive portfolio with potential for HPA and which we expect to generate attractive rental yields.

Attractive Existing Portfolio. As of June 15, 2013, we owned a portfolio of 707 SFR properties. Our average cost basis per home, inclusive of acquisition and actual upfront renovation costs, was approximately $103,000.

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Alignment of Our Stockholders’, Our Manager’s and Ellington’s Interests. In connection with our formation transactions and equity private placements in the first quarter of 2013, affiliates of Ellington contributed to us all of their ownership interests in three entities that, as of the closing date of these transactions, January 31, 2013, collectively owned a portfolio of 266 SFR properties located in the MSAs of Atlanta, Georgia; Denver, Colorado; and Phoenix/Tucson, Arizona, with an aggregate undepreciated cost basis of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had contracts to purchase 36 additional SFR properties with an estimated cost basis of $3.6 million. In exchange for this contribution, the contributors received 1,215,189 common units of limited partnership in our operating partnership, or OP units, valued at $20.00 per unit. Ellington, together with its affiliates, its principals (including family trusts established by its principals) and entities in which 100% of the interests are beneficially owned by the foregoing, or our Manager Group, purchased over $8.5 million in shares of our common stock in the two private placements in addition to shares of our common stock and OP units that they received as part of the formation transactions. Our Manager Group currently owns 1,031,763 shares of our common stock, 608,737 OP units and 206,069 long-term incentive plan units in our operating partnership, or LTIP units. In addition, our management agreement with Ellington includes incentive compensation that is designed to further align Ellington’s interests with those of our stockholders. At least 20% of any incentive fee earned by our Manager will be payable in shares of our common stock or common stock equivalents, subject to the 9.8% ownership limit in our charter, which may be waived by our Board of Directors. We believe that the ownership of our common stock, OP units and LTIP units by our Manager and its affiliates further aligns our Manager’s interests with our stockholders’ interests.

Market Opportunity

We believe the current market offers an opportunity to earn attractive risk-adjusted returns, on both a capital-appreciation and current-income basis, by acquiring title and renting or resolving loans on SFR and multi-family residential properties and capitalizing on the ongoing trend toward renting, rather than owning, homes. The current market environment of increasing demand for rental housing, depressed housing prices, structural changes to the economy and employment and financial distress of many homeowners presents a significant opportunity for those with access to capital and experience. In particular, we believe that the general lack of purchase financing available to homeowners, high down-payment requirements and restrictive underwriting standards are forcing many potential homeowners to rent rather than buy. In both the single-family and multi-family sectors, the number of potential renters has increased substantially over the last several years, the supply of new construction has been limited to date, the prices of properties and the mortgages secured by properties have fallen from their highs and the ability of owners to remain current on, or to refinance, their financial obligations remains constrained.

Opportunity of Significant Scale. Residential housing in the United States is one of the largest asset classes in the world. Of this asset class, we believe that approximately 18.3 million homes, or 14% of all housing stock, comprise the potential available market for SFR rentership. We believe the homeownership rate is expected to continue to decline as tight mortgage credit, higher down-payment requirements and unemployment rates continuing above the long-term average constrain the pool of eligible home-buyers. This trend, combined with positive underlying demographic trends of population and household formation growth and a limited supply of new construction over the last several years, provides investors an opportunity to participate in the SFR rental market and the recovery of the U.S. housing market at what we believe is an attractive entry point in the housing cycle.

Historically Attractive Valuation. Given the price declines in the housing market, we believe that SFR properties are one of the least expensive asset classes available on both an absolute and relative basis, providing attractive risk-adjusted returns from both rental yields and asset appreciation as home prices begin to recover from financial crisis lows. Home affordability measures are at record highs and home price-to-income ratios in some states are more than 10% below pre-housing-peak averages. Prices have begun to rise in most major metropolitan markets, and we believe confidence in homes as an investment is similarly on the rise. We believe that in the current market SFR properties can provide equity-like upside, some protection against future inflation and superior current yields compared to other asset classes.

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Severe Supply and Demand Imbalance. We believe a significant imbalance exists between the supply and demand for single-family and multi-family residential rental housing. In the aftermath of the well-documented housing crisis, we believe that secular declines in the U.S. homeownership rate and recovering household formation rates are increasing rental demand for both SFR and multi-family residential housing. The national homeownership rate rose steadily, fueled in part by easy access to credit and more lenient underwriting standards, and peaked at 69.2% in the fourth quarter of 2004; it has since retracted to 65.0% as of the first quarter of 2013, the lowest level since 1997, after widespread foreclosures and slower growth in household formations. According to LPS Applied Analytics, the total shadow inventory of homes (homes whose mortgages are delinquent for more than 60 days, or DQ60+, in foreclosure or REO) was 3.6 million households as of May 2013. Excluding these households, the national homeownership rate is only 61.9%, resulting in what we believe is and will continue to be a large need for rental housing.

According to Moody’s Analytics, the current level of housing starts has rebounded to a seasonally adjusted annual rate, or SAAR, of 1.0 million as of March 31, 2013 from trough 2009-2010 levels, but it is still 33% below the 25-year average SAAR of 1.56 million before 2007. We believe this level of housing starts is not keeping pace with projected household and continued population growth. Therefore, we believe that the lack of adequate new supply coupled with increasing household formations will lead to more demand for rental units and a supportive environment for home prices.

We believe that a significant contributing factor to the slow recovery of home prices nationally has been the large overall pipeline of distressed properties available for sale. While we expect the recovery to remain slow on the whole, we have witnessed that once the majority of the distressed properties have been resolved in an MSA, the market for SFR properties experiences significant HPA. We are already seeing evidence of this in certain markets such as the Phoenix/Tucson, Arizona MSA that are in the later stages of shadow-inventory resolution. While home prices in certain markets have begun to recover rapidly, as shown in the chart below, prices are still significantly below their peaks in most areas.

Changes in CoreLogic Distressed Excluded Home Price Index

Source: CoreLogic, February 2013.

(1)	Peaks occurred in each MSA as follows: Atlanta — July 2007, Charlotte — June 2007, Denver — July 2007, Memphis — July 2007, Phoenix/Tucson — June 2006, San Antonio — August 2007, and National Average — April 2006.

Troughs occurred in February 2012 for all markets shown except Atlanta (March 2012) and Phoenix/Tucson (October 2011).

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Our Manager and Ellington

Ellington is a privately held investment advisor registered with the Securities and Exchange Commission, or the SEC. As of May 31, 2013, Ellington employed over 120 employees and had net assets under management of approximately $5.6 billion, including management of EFC, a publicly traded specialty finance company focusing on non-agency mortgage related assets with an estimated net asset value as of May 31, 2013 of approximately $638 million, and EARN, an Agency RMBS-focused mortgage REIT that completed its initial public offering in May 2013 and had an estimated net asset value as of May 31, 2013 of approximately $177 million.

Our Manager was established by Ellington on October 11, 2012 to build a large-scale platform to acquire, lease and manage a portfolio of SFR and multi-family residential properties and to acquire loans on single-family and multi-family residential properties. Ellington has established portfolio management resources for each of our target asset classes and infrastructure to support those resources. Through our Manager, we benefit from Ellington’s highly analytical investment processes, deep institutional knowledge across all aspects of residential real estate assets, broad-based deal flow, established relationships in the financial community, systems, surveillance, risk management, compliance, accounting, tax and public company infrastructure.

Ellington’s analytic approach to the investment process for our target markets involves the collection and processing of substantial amounts of data regarding historical performance of single-family home loans and securities backed by those loans and associated derivatives and market transactions. Ellington analyzes this data to identify possible trends and develops financial models used to support the investment and risk management process. Of particular relevance to us are Ellington’s proprietary databases that enable analysis of the ratio of equity value (through analysis of current market conditions) to mortgage debt and analysis of borrowers’ propensity to default or prepay, which, when examined in conjunction with other economic and demographic data such as household formation, population, job creation and unemployment rate, provides insights into emerging trends in local real estate markets. We believe this experience and analytical expertise will provide us with a competitive advantage in identifying markets with the potential for attractive risk-adjusted returns and acquisition opportunities within those markets.

Our Manager provides the following services to us using its own resources and internal resources of Ellington:

•	research, analytics and economic projections of the U.S. housing and mortgage markets;

•	sourcing potential acquisitions for SFR and SBMF opportunities;

•	determining target markets, neighborhoods and home profiles;

•	underwriting of each potential acquisition, including defining assumptions, determining bidding prices and calculating projected net rental yields and total returns asset-by-asset;

•	overseeing the due diligence process on each potential acquisition, including negotiating applicable agreements and reviewing title commitments, HOA documents and closing statements;

•	binding insurance for acquired assets,

•	maintaining discretion over key investment decisions (e.g., bid amounts and strategy, rent levels and marketing strategy, and renovation budgets);

•	actively overseeing operations, including renovation process, leasing and ongoing property management;

•	maintaining cash control procedures and regular internal checks;

•	developing and maintaining proprietary software systems to facilitate the acquisition process and tracking of operations;

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•	accounting and financial reporting; and

•	legal, compliance and human resources.

See “Our Manager and the Management Agreement — The Management Agreement” for a complete list of services provided by our Manager pursuant to the Management Agreement.

We may engage third parties to assist us in sourcing, managing, maintaining and renovating and/or disposing of our SFR investments. Such third parties will generally provide local market knowledge regarding our target markets or prospective target markets, prepare auction drive reports, conduct title searches, coordinate bidding logistics based on specific instructions, input MLS data on listings, conduct home inspections, prepare title work and provide property management, leasing, renovation and maintenance services.

Recent Developments

We are planning to sell our common stock in the IPO, for net proceeds of approximately $             million, after deducting the underwriting discounts and commissions and other offering expenses payable by us. We intend to use the net proceeds from the IPO to invest in our target assets, including SFR properties and loans and SBMF loans and for general business purposes. None of our affiliates or employees will participate in the IPO as selling stockholders.

SFR Property Investment Activity. As of June 15, 2013, we owned a portfolio of 707 SFR properties with a cost basis of $72.8 million. For the period from April 1, 2013 through June 15, 2013, we acquired 331 SFR properties for an aggregate purchase price of $36.7 million. The 331 homes we acquired during this period are located in the following MSAs:

Atlanta, Georgia	28
Charlotte, North Carolina	96
Denver, Colorado	30
Memphis, Tennessee	111
San Antonio, Texas	66

Additionally, as of June 15, 2013, we had agreed to purchase an additional 55 SFR properties in separate transactions for an aggregate purchase price of $6.5 million. The number and location of these 55 homes were as follows: Charlotte, North Carolina (16), Atlanta, Georgia (20), Denver, Colorado (5), San Antonia, Texas (13) and Memphis, Tennessee (1). The aggregate purchase price of the recently acquired and recently contracted SFR properties is $43.2 million.

SBMF Loan Investment Activity. As of June 15, 2013, we owned $15.6 million of SBMF loans. For the period from April 1, 2013 through June 15, 2013, we acquired three SBMF loans in Florida and one SBMF loan in Arizona for an aggregate purchase price of $7.3 million. On June 28, 2013, we acquired a multi-family property valued at approximately $4.1 million pursuant to the conversion of one of our SBMF loans via a deed-in-lieu-of-foreclosure agreement. On July 11, 2013, another SBMF loan paid off via a discounted payoff.

Our Formation Transactions and Organizational Structure

We were incorporated in Maryland in September 2012. Our operating partnership, Ellington Housing Operating Partnership LP, was formed as a Delaware limited partnership in September 2012. We are the sole general partner of our operating partnership.

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In January 2013, we completed a series of transactions that included a private placement of shares of our common stock and OP units, the closing of a series of contribution transactions pursuant to which we acquired our initial portfolio of SFR properties, and the purchase by our contributors of additional OP units and shares of common stock using the proceeds of cash distributions received from the contributed entities. In these transactions, we:

•

sold a total of 4,504,765 shares of common stock for a price of $20.00 per share, raising an aggregate of approximately $90 million of net proceeds in private placements that closed on January 18, 2013 and January 31, 2013;

•

completed certain formation transactions through which we acquired the ownership interests of certain Ellington affiliates in three entities that, as of the closing date on January 31, 2013, collectively owned 266 SFR properties with an acquisition cost of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had 36 pending SFR property purchases with an estimated cost basis of $3.6 million; and

•	issued 1,215,189 OP units, valued at $20.00 per unit to the contributors in exchange for the contribution to us of these interests in the formation transactions.

The contributors subsequently converted 606,452 OP units into shares of our common stock.

On March 18, 2013, we completed a follow-on private placement of common stock in which we sold an additional 1,274,035 shares of our common stock for a price of $20.15 per share, raising $25.7 million of net proceeds.

Our Manager Group purchased over $8.5 million in shares of our common stock in the two private placements in addition to shares of common stock and OP units that they received as part of the formation transactions. Our Manager Group currently owns 1,031,763 shares of our common stock, 608,737 OP units and 206,069 LTIP units.

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The following chart illustrates our expected organizational structure immediately following completion of the IPO:

(1)	EMG Holdings, L.P., or EMG Holdings, is a holding company that owns interests in our Manager, Ellington and other Ellington affiliates. VC Investments L.L.C., or VC Investments, is the general partner of EMG Holdings and is also the managing member of our Manager and of Ellington, and as such controls each of these three entities. The limited partners of EMG Holdings include Mr. Vranos and certain other Ellington principals. Mr. Vranos beneficially owns a controlling interest in VC Investments. Upon completion of the IPO under the assumptions in footnote 2 below, affiliates of Ellington will hold an approximately % limited partner interest in our operating partnership.
(2)	Assumes a total of shares of our common stock are sold in the IPO. Excludes an aggregate of 209,819 LTIP units granted to our Manager and our independent directors pursuant to our 2013 equity incentive plans.
(3)	Ellington Housing Operating Partnership LP is our operating partnership. We hold all of our assets and conduct all of our operations primarily through our operating partnership and its subsidiaries.

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Our Management Agreement

In January 2013, we entered into a management agreement with our Manager pursuant to which our Manager is required to manage our business affairs in conformity with policies and investment guidelines that are approved by our Board of Directors, including a majority of our independent directors, and monitored by our Board of Directors. Our Manager is subject to the direction and oversight of our Board of Directors. Our Manager is responsible for, among other things:

•	the identification, selection, purchase and sale of our portfolio investments;

•	our financing and risk management activities;

•	providing us with investment advisory services; and

•	providing us with a management team and appropriate personnel.

In addition, our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be necessary or appropriate.

The initial term of the management agreement will expire on January 31, 2016 and will be automatically renewed for a one-year term on such date and on each anniversary of such date thereafter unless terminated as described below. Our independent directors will review our Manager’s performance periodically and, following the initial term, upon the affirmative vote of at least two-thirds of our independent directors or the affirmative vote of the holders of a majority our common stock, the management agreement may be terminated based upon:

•	unsatisfactory performance that is materially detrimental to us; or

•

a determination by our independent directors that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a compensation termination by accepting a reduction of management fees.

We will provide our Manager 180 days prior notice of any such termination. Upon such termination, our Manager will be paid a termination fee in the amount described in the table below. Following the initial term or any renewal term, we may elect not to renew the management agreement for any reason by providing our Manager with at least 180 days, but not more than 270 days, written notice; however, if we elect not to renew the term of the management agreement, we will be required to pay the termination fee to our Manager.

We may also terminate the management agreement without payment of the termination fee with 30 days prior written notice to our Manager for cause, as defined in the management agreement. Our Manager may terminate the management agreement, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act, or if our Manager declines to renew the management agreement for any reason by providing us with at least 180 days, but not more than 270 days, written notice. Our Manager may also terminate the management agreement upon 60 days written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay our Manager the termination fee described below.

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The following table summarizes the fees and expense reimbursements that we are required to pay our Manager.

Type	Description
Base management fee	We are required to pay our Manager a base management fee equal to 1.50% per annum of our stockholders’ equity, payable quarterly in arrears in cash, with stockholders’ equity being calculated in accordance with accounting principles generally accepted in the United States, or GAAP, as of the end of each fiscal quarter (before deduction of the base management fee and the incentive fee with respect to such fiscal quarter). Stockholders’ equity will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussions between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

Incentive compensation	Beginning with the end of the second fiscal quarter of 2014, we will be required to pay our Manager an incentive fee with respect to each fiscal quarter (or part thereof that the management agreement is in effect), payable quarterly in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) our Core Earnings (as defined below) for the previous four fiscal quarters, and (ii) the product of (A) the weighted-average issue price per share of our common stock of all of our private and public offerings of common stock (other than issuances to Ellington and its affiliates that are not part of a broader offering of common stock to third-party investors) (where each such offering is weighted by both the number of shares issued in such offering and the number of days that such issued shares were outstanding during such four fiscal quarter period) multiplied by the weighted-average number of shares of our common stock outstanding in the previous four fiscal quarters, and (B) 8%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three fiscal quarters of such previous four fiscal quarters. No incentive fee will be payable with respect to any fiscal quarter unless Core Earnings for the 12 most-recently completed fiscal quarters (or part thereof prior to the completion of 12 fiscal quarters following the completion of the IPO) is greater than zero.

Core Earnings is a non-GAAP measure and is defined as our GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, real estate-related depreciation and amortization, any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. See “Our Manager and the Management Agreement” for a hypothetical example of the calculation of the incentive fee.

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Type	Description
Partial payment of incentive fee in shares of our common stock or LTIP units	At least 20% of each quarterly installment of the incentive fee will be payable in shares of our common stock or, at our Manager’s option, LTIP units in our operating partnership, or LTIP units, so long as the ownership of such additional number of shares by our Manager would not violate the 9.8% stock ownership limit set forth in our charter, after giving effect to any waiver from such limit that our Board of Directors may grant to our Manager in the future. The remainder of the incentive fee will be payable in cash.

The number of shares or LTIP units to be issued to our Manager will be equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in shares divided by the greater of the average of the closing prices of our common stock on the NYSE, for the five trading days prior to the date on which such quarterly installment is paid and the most recent stated book value per share of our common stock.

Expense reimbursement	We are required to reimburse our Manager for operating and other expenses related to us that are incurred by our Manager, including expenses relating to legal, regulatory, tax, accounting, consulting, auditing, administrative, due diligence, property management and oversight and other services. Our reimbursement obligation is not subject to any dollar limitation. Expenses are required to be reimbursed in cash on a monthly basis. We do not reimburse our Manager for the salaries and other compensation of its personnel; provided, however, we are required to reimburse our Manager for the costs of the wages, salaries and benefits incurred by our Manager if our Manager elects to provide us with a dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals (or a pro rata portion of the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel, if our Manager elects to provide a partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals, based on the percentage of their working time and efforts spent on matters related to our company). The amount of any wages, salaries and benefits paid or reimbursed with respect to any dedicated or partially dedicated personnel that our Manager elects to provide to us will be subject to the approval of the compensation committee of our Board of Directors.

Termination fee	As described above, in the case of certain terminations and non-renewals of the management agreement, we will be required to pay our Manager a termination fee equal to the sum of (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive compensation, in either case paid or payable to our Manager during the previous eight fiscal quarters ending on the last day of the latest fiscal quarter completed prior to the effective date of termination or non-renewal, or the final quarter, and (b) the difference between the final quarter adjusted incentive fee and any incentive fee actually paid with respect to the final quarter; provided, however, if eight fiscal

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Type	Description

quarters have not elapsed under the management agreement as of the last day of the final quarter, the average annual base management fee and the average annual incentive compensation paid or payable to our Manager for the second partial four fiscal quarter period shall be annualized when calculating the termination fee. For purposes of calculating the termination fee payable to our Manager, the final quarter adjusted incentive fee means the hypothetical incentive fee that would have been payable to our Manager with respect to the final quarter had Core Earnings included net unrealized gains and losses with respect to our assets. Net unrealized gains and losses for the final quarter will be calculated based on the fair market value of our assets as of the last day of the final quarter. We will have the right to defer paying all or a portion of the difference between the final quarter adjusted incentive fee and any incentive fee actually paid by us to our Manager with respect to the final quarter for a period of up to one year after the effective date of the termination or non-renewal; provided that any portion of the fee that has not been paid in cash within 90 days after the effective date of the termination or non-renewal will be made in the form of a one-year note that will bear interest from and after the 90th day following the effective date of the termination or non-renewal at an annual rate equal to the Wall Street Journal prime rate plus 5% until the amount has been paid in full.

Equity incentive plans	Our equity incentive plans include provisions for grants of restricted common stock and other equity based awards to our officers and directors, our Manager and any officers or other personnel of our Manager or its affiliates who provide services to us. We have granted an aggregate of 209,819 LTIP units to our Manager and our independent directors. The grants to our Manager do not vest until both (i) our common stock has been listed on a national securities exchange and (ii) for any four full consecutive calendar quarters following the closing of our initial private placement, our Core Earnings for any such four-quarter period exceeds an 8% performance hurdle rate. The grants to our independent directors will vest at our 2013 annual meeting of stockholders. The LTIP unitholders are entitled to receive distributions with respect to these equity grants, whether or not vested, at the same time as distributions are paid to our common stockholders. Our Manager may allocate the LTIP units it received or receives in the future to our officers and other key employees of our Manager and its affiliates.

See “Our Manager and the Management Agreement — The Management Agreement” for a detailed description of the terms of the Management Agreement.

Services Agreement

Upon completion of our initial private placement, our Manager entered into a services agreement with Ellington, pursuant to which Ellington provides to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary under the services agreement and, as a result, will have, as a non-exclusive remedy, a direct right of action against Ellington in the event of any breach by our Manager of any

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of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by Ellington of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager pays fees to Ellington, in connection with the services provided, in an amount equal to 50% of all fees paid or payable to our Manager pursuant to the management agreement and any termination fees received by our Manager upon termination of the management agreement.

Our Manager and Ellington are under common ownership and control. As a result, all management fee and incentive compensation earned by our Manager and all service agreement fees earned by Ellington accrue to the common benefit of the owners of our Manager and Ellington, namely EMG Holdings and VC Investments.

Conflicts of Interest; Equitable Allocation of Opportunities

Ellington expects to manage in the future non-permanent capital vehicles that have strategies that are similar to, or that overlap with, our strategy. However, Ellington and our Manager have agreed that for so long as the management agreement between us and our Manager is in effect, none of Ellington, our Manager or any of their affiliates will sponsor or manage any permanent capital vehicle that invests primarily in (i) SFR properties or (ii) SBMF loans. Ellington will make available to our Manager all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, to be appropriate for us in accordance with Ellington’s written investment allocation policy, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities. Ellington’s investment and risk management committee and its compliance committee (headed by its chief compliance officer) are responsible for monitoring the administration of, and facilitating compliance with, Ellington’s investment allocation policy.

In the event that Ellington is unable to buy as many of our target assets as will be required to satisfy the needs of all of Ellington’s accounts at that time, Ellington’s investment allocation policies and procedures typically allocate such assets to multiple accounts in proportion to their needs and available capital. Ellington may at times allocate opportunities on a preferential basis to accounts that are in a “start-up” or “ramp-up” phase. The policies permit departure from such proportional allocation under certain circumstances, for example when such allocation would result in an inefficiently small amount of the security being purchased for an account or for assets that cannot be easily divided among accounts, including SBMF and SFR, our target asset classes. Such assets may be allocated on a rotational or otherwise equitable basis. In that case, the policies allow for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. A departure from these policies would be permitted to allow us to maintain our exclusion from regulation as an investment company under the Investment Company Act, or to maintain compliance with other applicable regulations, guidelines or restrictions.

Other policies of Ellington that our Manager applies to the management of our company include controls for cross transactions (transactions between Ellington-managed accounts), principal transactions (transactions between Ellington and an Ellington-managed account), investments in other Ellington accounts and split price executions. See “Our Business and Investments — Conflicts of Interest; Equitable Allocation of Opportunities” for a more detailed description of these types of transactions and the policies of Ellington and our Manager that govern these types of transactions.

Our executive officers and the officers of our Manager are also officers and employees of Ellington and, with the exception of those officers that may be fully dedicated to us, we compete with other Ellington accounts for access to these individuals.

The management agreement with our Manager does not restrict the ability of its officers and employees from engaging in other business ventures of any nature, whether or not such ventures are competitive with our business.

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Our Tax Status

We will elect and intend to be taxed as a REIT commencing with our taxable year ending December 31, 2013. Our qualification as a REIT, and maintenance of such qualification, will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code of 1986, as amended, or the Code, relating to, among other things, the sources of our gross income, the composition and values of our assets, our distributions to our stockholders and the concentration of ownership of our capital stock. We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and we intend to continue to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT. In connection with the IPO of our common stock, we will receive an opinion from Hunton & Williams LLP to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we currently distribute to our stockholders, but taxable income generated by our TRS and any other taxable REIT subsidiary that we may form or acquire will be subject to U.S. federal, state and local income tax. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute annually at least 90% of their REIT taxable income to their stockholders. If we failed to qualify as a REIT in any taxable year and did not qualify for certain statutory relief provisions, our income would be subject to U.S. federal income tax, and we would likely be precluded from qualifying for treatment as a REIT until the fifth calendar year following the year in which we failed to qualify. Even if we qualify as a REIT, we may still be subject to certain U.S. federal, state and local taxes on our income and assets and to U.S. federal income and excise taxes on our undistributed income.

Our Distribution Policy

To qualify as a REIT, we must distribute annually to our stockholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We currently expect to distribute substantially all of our REIT taxable income to our stockholders. We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “Material U.S. Federal Income Tax Considerations.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes. Our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code, and we may be required to borrow money, sell assets or make taxable distributions of our capital stock or debt securities to satisfy the distribution requirements. Additionally, we may pay future distributions from the proceeds from the IPO or other securities offerings and thus all or a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.

The timing and frequency of distributions authorized by our Board of Directors and declared by us will be based upon a variety of factors deemed relevant by our Board of Directors, including restrictions under applicable law, capital requirements of our company and the REIT requirements of the Code. Distributions to our stockholders generally will be taxable to our stockholders as ordinary income, although a portion of such distributions may be designated by us as long-term capital gain or qualified dividend income or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their U.S. federal income tax treatment. For a discussion of the U.S. federal income tax treatment of our distributions, see “Material U.S. Federal Income Tax Considerations.”

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Summary Risk Factors

An investment in our common stock is subject to significant risks. Listed below are some of the most significant risks relating to an investment in our common stock.

•

We are a recently organized corporation with a limited operating history and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

•	We are an early entrant in an emerging industry, and the long-term viability of our investment strategy on an institutional scale is unproven.

•	We have many competitors and expect to encounter significant competition for acquisitions of our target assets and for quality tenants.

•

We have not identified specific acquisitions or other uses for the net proceeds from the IPO. Therefore, you will be unable to evaluate the allocation of the net proceeds from the IPO or the economic merits of our investments prior to making your investment decision to purchase our common stock.

•

Our investments will be concentrated in the SFR and multi-family residential real estate sectors, which could expose us to downturns in either of those sectors, and our business would be adversely affected by an economic downturn or other event impacting either of those sectors.

•

Our portfolio consists of properties that are geographically concentrated and any adverse developments in local economic conditions, the demand for single-family and multi-family rental homes in these markets or natural disasters may negatively affect our operating results.

•	We may acquire residential mortgage loans that are, or may become, sub-performing or non-performing loans, which would increase our risk of loss.

•

Residential mortgage loan modification and refinance programs, future legislative action, and other actions and changes may materially and adversely affect the supply of, value of, and the returns on, sub-performing and non-performing loans and other available properties that meet our investment criteria.

•	We rely on local, third-party service providers, and the level and consistency of the service we receive from, and our access to, these service providers cannot be guaranteed.

•

We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.

•

Our underwriting criteria and evaluation of properties involves a number of assumptions that may prove inaccurate, which may cause us to overpay for our properties or incur significant costs to renovate and market a property.

•

Our access to financing sources, which may not be available on favorable terms, or at all, may be limited, and this may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

•	Failure of the projected improvement in value and operating fundamentals for single-family properties in our target markets may adversely affect our ability to execute our business plan.

•	If the current trend favoring renting rather than homeownership reverses, the single-family rental market could decline.

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•	Poor tenant selection and defaults by renters may negatively affect our financial performance and reputation.

•	We may be subject to unknown or contingent liabilities or restrictions related to properties or loans that we acquire for which we may have limited or no recourse.

•	Single-family properties that are being sold through short-sales or foreclosure sales are subject to risks of theft, vandalism, or other damage that could impair their value.

•	We may be subject to losses due to fraudulent and negligent acts on the part of loan applicants, mortgage brokers other vendors and our Manager’s employees.

•	SBMF loans are not generally government-guaranteed or privately insured. SBMF loans are directly exposed to losses resulting from default and foreclosure.

•

The SBMF loans we expect to acquire are dependent on the ability of the commercial property owner to generate net income from operating the property, which may result in the inability of such property owner to repay a loan, as well as the risk of foreclosure.

•	Any costs or delays involved in the completion of a foreclosure or liquidation of the underlying property may further reduce proceeds from the property and may increase the loss.

•	We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

•

In addition to our core SFR and SBMF strategies, we have the flexibility to invest in other non-core assets, including but not limited to Agency RMBS, non-Agency RMBS, TBAs and CMBS, as well as other mortgage-related securities and derivatives. If we invest in these types of non-core assets, we will be exposed to a variety of risks, which could adversely affect our operating results and our ability to make distributions.

•

We are dependent on our Manager and certain key personnel of Ellington that are or will be provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

•

The base management fees payable to our Manager will be payable regardless of the performance of our portfolio, which may reduce our Manager’s incentive to devote the time and effort to seeking profitable opportunities for our portfolio.

•	The incentive fee payable to our Manager under the management agreement may cause our Manager to select investments in more risky assets to increase its incentive compensation.

•	There are conflicts of interest in our relationships with our Manager and Ellington, which could result in outcomes that are not in the best interests of our stockholders.

•

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate, including in the event of a non-renewal of the management agreement or a termination for poor performance.

•	The ability of our Board of Directors to change our major policies without the consent of stockholders may not be in your interest.

•

Future sales of our common stock or other securities convertible into our common stock could cause the market value of our common stock to decline and could result in dilution of your shares of our common stock.

•	We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our investment activities.

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•	Your investment has various U.S. federal income tax risks.

•	Qualifying as a REIT involves highly technical and complex provisions of the Code.

•

Our failure to qualify or to remain qualified as a REIT would subject us to U.S. federal, state and local income taxes, which could adversely affect the value of our common stock and would substantially reduce the cash available for distribution to our stockholders.

•	Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

•	Complying with REIT requirements may cause us to forego or liquidate otherwise attractive investments.

•

The prohibited transactions tax may limit our ability to dispose of our assets, and our TRS may incur a significant tax liability as a result of selling assets that might be subject to the prohibited transactions tax if sold directly by us.

•	Our ability to invest in distressed SBMF loans may be limited by our intention to satisfy the requirements for qualification as a REIT.

•

Our investments in distressed SBMF loans and non-performing residential mortgage loans may produce “phantom income” that will increase the amount of taxable income we have to distribute to satisfy the REIT distribution requirement and may cause us to sell assets, borrow or make taxable distributions of debt or equity securities to satisfy that requirement.

•

We may pay taxable dividends of our common stock and cash, in which case stockholders may sell shares of our common stock to pay tax on such dividends, placing downward pressure on the market price of our common stock.

•	Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Restrictions on Ownership and Transfer

Due to limitations on the concentration of ownership of REIT stock imposed by the Code, and subject to certain exceptions, our charter provides that no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Our charter also prohibits any person from, among other matters:

•

beneficially or constructively owning shares of our capital stock if such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT, effective upon the completion of the IPO;

•

transferring shares of our capital stock if such transfer would result in our capital stock being owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), effective beginning on the date on which we first have 100 stockholders; and

•

beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

•	beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT.

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Our Board of Directors may, in its sole discretion, exempt (prospectively or retroactively) a person from the 9.8% ownership limit and other restrictions in our charter and may establish or increase an excepted holder limit for such person if our Board of Directors obtains such representations, covenants and undertakings as it deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the excepted holder limit, as the case may be, will not cause us to fail to qualify as a REIT.

Our charter also provides that any ownership or purported transfer of our stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to one or more charitable trusts for the benefit of a charitable beneficiary, effective as of the close of business on the business day prior to the date of such transfer (or other event), and the purported owner or transferee acquiring no rights in such shares, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. If the transfer to the trust is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of specified reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

•

we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements;

•	we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	we have elected to use an extended transition period for complying with new or revised accounting standards.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt securities over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

Registration Rights and Lock-Up Agreements

Pursuant to registration rights agreements between us and the investors in our initial private placement completed in January 2013 and our follow-on private placement completed in March 2013, we were required, among other things, to file with the SEC on or before July 31, 2013, a shelf registration statement to register for resale the shares of our common stock sold in those private placements and certain shares of our common stock issued or issuable to our Manager and its affiliates. The registration rights agreements require that we use our commercially reasonable efforts to cause the resale shelf registration statement to become effective under the Securities Act and to maintain its continuous effectiveness under the Securities Act, subject to certain blackout periods, for the period described in the registration rights agreement. Our failure to perform these obligations will result in certain penalties to our Manager. For a description of the material terms of the registration rights agreements and our obligations thereunder, see “Description of Capital Stock — Registration Rights.”

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Subject to certain exceptions, each of our officers and directors and our Manager has entered into a lock-up agreement with respect to shares of our common stock and securities exchangeable or exercisable for shares of our common stock, restricting the direct or indirect sale of such securities for 180 days after the date of the IPO prospectus, without the prior written consent of the representatives of the underwriters of the IPO. Additionally, all of our other stockholders have agreed with us not to directly or indirectly sell, offer to sell, grant any option or otherwise transfer or dispose of our common stock for 180 days, in the case of holders who are selling stockholders in the IPO and who are selling stockholders in this offering, and 60 days, in the case of holders who are not selling stock in the IPO, in each case after the date of the IPO prospectus. We have agreed to use our reasonable best efforts to enforce all existing lock-up agreements.

Investment Company Act Exclusion

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We are organized as a holding company and conduct our businesses primarily through our operating partnership and its wholly owned subsidiaries. We intend to conduct our operations so that we and our subsidiaries do not come within the definition of an investment company. The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. For additional information see “Our Business and Investments — Investment Company Act Exclusion.”

We will monitor our compliance with our exclusion from registration as an investment company under the Investment Company Act. The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Financing Policy

As of March 31, 2013 we had no outstanding indebtedness. We may use leverage to increase potential returns to our stockholders in the future. We expect to incur prudent amounts of debt to leverage on our assets in the future. Any decision to use leverage will be based on our Manager’s assessment of a variety of factors, including the anticipated liquidity and price volatility of the assets in our investment portfolio, the cash flow generation capability of our assets, the availability of credit on favorable terms, any prepayment penalties and restrictions on refinancing, the credit quality of our assets and our outlook for borrowing costs relative to the unlevered yields on our assets. Our Manager’s decision to use leverage will not be subject to the approval of our stockholders, and our governing documents contain no limitations on the amount of debt that we may incur. Our Board of Directors may change our financing policy at any time without stockholder approval.

Our Offices

Our principal executive offices are located at 53 Forest Avenue, Old Greenwich, Connecticut 06870. Our main telephone number is (203) 698-1200. Our Internet address is www.ellingtonhousing.com. Our Internet website, and the information contained therein or connected thereto, does not constitute part of this prospectus.

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The Offering

The following summary describes the principal terms of our common stock. The “Description of Capital Stock” section of this prospectus contains more detailed descriptions of the terms of our common stock.

Common stock offered by selling stockholders in this offering	shares

Common stock offered by us in the IPO	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters’ over-allotment option in full)

Common stock to be outstanding after the IPO	shares(1)

Common stock and OP units to be outstanding after the IPO	shares and OP units(1)(2)

Use of proceeds	We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus.

Listing	We have applied to list our common stock on the NYSE under the symbol “ .”

(1)	Assumes the IPO has been completed and that the underwriters for the IPO have not exercised their option to purchase up to shares of our common stock from us. Excludes shares of our common stock that will be available for future issuance under our 2013 equity incentive plans upon completion of the IPO.
(2)	Includes 209,819 shares of our common stock underlying an aggregate of 209,819 LTIP units granted to our Manager and our independent directors pursuant to our 2013 equity incentive plans. Also includes 608,737 OP units issued to affiliates of Ellington in connection with our formation transactions. The OP units may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for shares of our common stock on a one-for-one basis.

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Summary Selected Financial Data

The following tables present selected historical financial data as of the dates and for the periods indicated. The selected combined financial data as of December 31, 2012 and 2011, for the year ended December 31, 2012, and for the period from October 28, 2011 (Inception) to December 31, 2011 have been derived from the audited combined financial statements of Ellington Housing Inc. and its predecessors included elsewhere in this prospectus. The selected historical financial data as of and for the three months ended March 31, 2013 and 2012 have been derived from the unaudited combined consolidated financial statements of Ellington Housing Inc. and its predecessors included elsewhere in this prospectus. The selected data regarding our portfolio of SFR properties is as of June 15, 2013.

Since the information presented below is only a summary and does not provide all of the information contained in our historical combined or combined consolidated financial statements, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical combined financial statements, including the related notes, included elsewhere in this prospectus.

Combined Consolidated Statement of Operations Data

	Year ended	Period from October 28, 2011 (Inception) to	Three months ended	Three months ended
	December 31, 2012	December 31, 2011	March 31, 2013	March 31, 2012
Revenues:
Rental income	$1,001,713	$8,943	$579,426	$62,162
Interest income	—	—	12,819	—
Other revenue	$46,388	$100	$15,695	$4,300

Total Revenues	$1,048,101	$9,043	$607,940	$66,462

Expenses:
Property operating and maintenance	$436,922	$1,143	$193,160	38,315
Property management fees	73,893	783	53,618	4,868
Base management fees	—	—	385,337	—
General and administrative	$64,177	$686	$515,707	$24,616

Total expenses	$1,065,141	$22,112	$1,743,585	$109,436

Other Income and Expenses:
Realized loss from sale of real estate	$(13,481)	—	—	—
Net income (loss)	$(30,521)	$(13,069)	$(1,135,645)	$(42,974)

Loss attributable to non-controlling interests	—	—	(163,122)	—
Net income (loss) attributable to Common Shareholders	—	—	$(972,523)	$(42,974)
Net income (loss) per common share:
Basic	—	—	$(0.25)	—
Diluted	—	—	$(0.25)	—

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Combined Consolidated Balance Sheet Data

	December 31, 2012	December 31, 2011	March 31, 2013
Assets:
Investments in real estate	$19,583,879	$2,001,083	$33,255,600
Investments in SBMF loans, at fair value	—	—	8,261,845
Cash and cash equivalents	$4,630,267	$2,172,027	$97,660,316

Total assets	$25,540,846	$4,180,751	$140,315,730

Liabilities:
Accruals and accounts payable	$336,766	$188,044	$950,138
Base management fees payable	—	—	$385,337

Total Liabilities	$491,107	$192,239	$2,158,300

Equity:
Members’ capital	$24,048,739	$3,988,512	—
Common shares	10	—	$63,853
Additional paid-in capital	990	—	127,129,756
Accumulated deficit	—	—	(972,523)

Total shareholders’ equity and members’ capital	$24,049,739	$3,988,512	$126,221,086

Non-controlling interest	—	—	11,936,344

Total equity	$24,049,739	$3,988,512	$138,157,430

Selected Portfolio Data

As of June 15, 2013
Total properties owned	707
Properties owned for at least six months	250
Leased properties owned for at least six months	227
Leased percentage of properties owned for at least six months	91%
Average monthly rent of leased properties owned at least 6 months	$1,003

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, financial condition, results of operation and our ability to make cash distributions to our stockholders could be materially and adversely affected, the trading price of our common stock could decline significantly and you could lose all or a part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Concerning Forward-Looking Statements.”

Risks Related to Our Business

We are a recently organized corporation with a limited operating history and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were organized in September 2012, and have a limited operating history. Our ability to make or sustain distributions to our stockholders will depend on many factors, including our ability to identify attractive acquisition opportunities consistent with our investment strategy, our success in consummating acquisitions on favorable terms, the level and volatility of interest rates, readily accessible short-term and long-term financing on favorable terms and conditions in the financial markets, the real estate market and the economy. We will face competition in acquiring attractive properties on advantageous terms. The value of the properties that we acquire may decline substantially after we purchase them. We may not be able to successfully operate our business or implement our operating policies and investment strategy. Furthermore, we may not be able to generate sufficient operating cash flows to pay our operating expenses, service any debt we may incur in the future and make distributions to our stockholders.

As a recently formed company, we are subject to the risks of any recently established business enterprise, including risks that we will be unable to attract and retain qualified personnel, create effective operating and financial controls and systems or effectively manage our anticipated growth, any of which could have a material adverse effect on our business and our operating results.

We are an early entrant in an emerging industry, and the long-term viability of our investment strategy on an institutional scale is unproven.

Large-scale institutional investment in single-family residential homes for rent is a relatively recent phenomenon that has emerged out of the mortgage and housing crisis that began in late 2007. Prior to that time, single-family rental homes were generally not viewed as viable assets for investment on a large scale by institutional investors. Consequently, the long-term viability of the single-family rental property investment strategy on an institutional scale has not yet been proven. As an early entrant in this emerging industry, we are subject to the risk that SFR properties may not prove to be a viable long-term investment strategy for a permanent capital vehicle on an institutional scale. If it turns out that this investment strategy is not a viable one, we would be materially and adversely affected and we may not be able to sustain the growth of our assets and our operations that we seek.

We may change our investment strategy, investment guidelines, hedging strategy, and asset allocation, operational and management policies without notice or stockholder consent, which may materially adversely affect our business, financial condition and results of operations and our ability to pay dividends to our stockholders. In addition, our articles of incorporation provide that our Board of Directors may authorize us to revoke or otherwise terminate our REIT election, without the approval of our stockholders.

Our Board of Directors has the authority to change our investment strategy, investment guidelines, hedging strategy, and asset allocation, operational and management policies at any time without notice to or consent from

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our stockholders, which could result in our purchasing assets or entering into hedging transactions that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment or hedging strategy may increase our exposure to real estate values, interest rates, and other factors. A change in our asset allocation could result in us purchasing assets in classes different from those described in this prospectus.

In addition, our articles of incorporation provide that our Board of Directors may authorize us to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. These changes could adversely affect our financial condition, results of operations, the market value of our common shares, and our ability to make distributions to our stockholders.

We have many competitors and expect to encounter significant competition for acquisitions of our target assets and for quality tenants. The large quantity of foreclosed homes and low residential mortgage rates may result in potential renters purchasing residences rather than leasing them, and as a result, cause a decline in the number and quality of potential tenants.

We operate in a competitive market for attractive acquisition opportunities in our target markets, including acquisition opportunities for our target assets, including SFR properties and loans, and investment, origination opportunities in SBMF loans and acquisition of sub-performing and non-performing loans, from well-capitalized real estate investors, including pension funds and their advisors, individual home buyers, bank and insurance company investment accounts, other public and private real estate investment companies and REITs, specialty finance companies, real estate limited partnerships, owner-users, individuals and other entities engaged in real estate investment activities, some of which have greater financial resources and a lower cost of capital than we do. Our competitors may include other investment vehicles managed by Ellington or its affiliates, including EFC and EARN and other non-permanent capital vehicles which may have investment mandates related primarily to the SFR and multi-family residential sectors. In particular, some of the markets we may consider as attractive may be significantly impacted to the extent they are also pursued by large institutional competitors. As a result, we may effectively be precluded from pursuing some of our target markets due to institutional competitors. In addition, we may face competition for tenants from other lessors of single-family and multi-family residential properties. Many of these competitors may be better suited to offer incentives to attract quality tenants that could adversely affect our results of operations or the quality of our tenants. The entry into this market of large, well-capitalized institutional investors, including us, are relatively recent trends, which we expect to intensify in the near future. Several other REITs and other funds have recently deployed, or are expected to deploy in the near future, significant amounts of capital to these asset categories, and may have investment objectives that overlap and compete with ours. Many of our competitors may be larger and have greater financial, technical, leasing, marketing and other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us.

Our SFR properties compete with other housing alternatives to attract residents, including rental apartments, condominiums and other SFR properties available for rent as well as new and existing condominiums and single-family homes for sale. Our competitors’ SFR properties may be better quality, in more desirable locations or have leasing terms more favorable than we can provide. In addition, our ability to compete and generate favorable returns depends upon, among other factors, trends of the national and local economies, the financial condition and liquidity of current and prospective renters, availability and cost of capital, taxes and governmental regulations. Given our significant competition, we cannot assure you that we will be successful in acquiring or managing SFR properties that generate favorable returns.

In addition, the large quantity of foreclosed homes, along with the low residential mortgage interest rates currently available and government sponsored programs to promote home ownership, has resulted in high levels on the National Association of Realtor’s Housing Affordability Index, an index used to measure whether or not a typical family could qualify for a mortgage loan on a typical home. The foregoing factors may encourage potential renters to purchase residences rather than lease them, thereby causing a decline in the number and quality of potential tenants available to us.

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When the current conditions in the mortgage market, the financial markets and the economy stabilize and improve, the availability of SFR properties and loans and SBMF loans that meet our investment objectives and strategies will likely decrease, which, combined with competition from other investors to acquire or originate these assets, could limit our ability to purchase desirable investments in our target assets in the future or originate loans and may have a material and adverse effect on our investment objectives.

We cannot assure you that the competitive pressures we face will not have a material and adverse effect on our business, financial condition and results of operations.

We have not identified specific acquisitions or other uses for the net proceeds from the IPO. Therefore, you will be unable to evaluate the allocation of the net proceeds from the IPO or the economic merits of our investments prior to making your investment decision to purchase our common stock.

We have broad authority to invest the net proceeds from the IPO in real estate and real estate-related investments that we may identify in the future, and we may use those proceeds to make investments with which you may not agree. You will be unable to evaluate the economic merit of our target markets or properties or assets before we invest in them and will be relying on our ability to select attractive investment properties or assets. We also have broad discretion in implementing policies regarding tenant creditworthiness, and you will not have the opportunity to evaluate potential tenants. We also have broad discretion in selecting attractive multi-family residential properties and loans and you will not have the opportunity to evaluate such investments. In addition, our investment policies may be amended or revised from time to time at the discretion of our Board of Directors, without a vote of our stockholders. These factors will increase the uncertainty, and thus the risk, of investing in our common stock.

Although we intend to use a significant portion of the net proceeds from the IPO to acquire, renovate, lease and manage SFR and multi-family residential properties and loans, we cannot assure you that we will be able to do so. Our failure to apply the net proceeds from the IPO effectively or find suitable properties to acquire in a timely manner or on acceptable terms could result in returns that are substantially below expectations or result in losses.

Prior to the full deployment of the net proceeds from the IPO as described above, we may choose to invest the undeployed net proceeds in a variety of cash equivalents, money market instruments, certificates of deposit, short-term government and agency debt, and other high-quality short-term instruments that are consistent with our intention to qualify as a REIT. We expect that these investments will yield a lower net return than we expect to achieve from our target investments. We may not be successful in completing any investment we identify, and the assets we acquire may not produce acceptable, or any, returns.

Our investments will be concentrated in the single- and multi-family residential real estate sectors, which could expose us to downturns in either of those sectors, and our business would be adversely affected by an economic downturn or other event impacting either of those sectors.

Our investments in real estate assets will be concentrated in the single- and multi-family residential real estate sectors. This concentration may expose us to the risk of downturns or any adverse economic, regulatory, environmental or other event in either of those sectors or regions in which our target assets are located to a greater extent than if our strategy encompassed other sectors of the real estate industry.

In addition to general, regional, national and international economic conditions, our operating performance will be impacted by the economic conditions in the specific geographical areas and markets in which we operate. Our target assets, or the properties underlying them, are expected to be located in markets that have experienced substantial economic downturns in recent years and could experience similar economic downturns in the future. If the economic downturns in these markets persist and we fail to accurately predict the timing of economic improvement in these markets, our operations and our revenue and cash available for distribution to our stockholders could be materially adversely affected.

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Our portfolio consists of properties that are geographically concentrated and any adverse developments in local economic conditions, the demand for single- and multi-family rental homes in these markets or natural disasters may negatively affect our operating results.

Our current portfolio consists of properties that are geographically concentrated in the MSAs of Atlanta, Georgia; Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; Phoenix/Tucson, Arizona; and San Antonio, Texas. In the future, we also expect to target properties in concentrated geographies. As such, we are susceptible to local economic conditions, other regulations, the supply of and demand for single- and multi-family rental properties and natural disasters in these areas. If there is a downturn in the local economies, an oversupply of or decrease in demand for single- and multi-family rental properties in these markets or natural disasters in these geographical areas, our business could be materially adversely affected to a greater extent than if we owned a real estate portfolio that was more geographically diversified. Many of our properties are located in markets that have experienced a significant decline in home prices and it may take longer for housing prices to recover in those markets.

We intend to continue to expand our scale of operations and make acquisitions even if the rental and housing markets are not as favorable as they have been in recent months, which could reduce our return on investment.

We expect that, in the future, housing prices will stabilize and return to more normalized levels. Accordingly, future acquisitions may be more costly than the cost of homes that comprise our portfolio as of the date of this prospectus. There are many factors that may cause a recovery in the housing market that would result in future acquisitions becoming more expensive and possibly less attractive than recent past and present opportunities, including:

•	improvements in the overall economy and job market;

•	a resumption of consumer lending activity and greater availability of consumer credit;

•	improvements in the pricing and terms of, and market for, mortgage-backed securities;

•	the emergence of increased competition for single-family assets from private investors and entities with similar investment objectives to ours; and

•	tax or other government incentives that encourage homeownership.

These and other factors could increase our costs over time and harm our profitability.

We may acquire residential mortgage loans that are, or may become, sub-performing or non-performing loans, which would increase our risk of loss.

We may acquire distressed residential mortgage loans where the borrower has failed to make timely payments of principal and/or interest. As part of the residential mortgage loan portfolios we may purchase, we also may acquire performing loans that are or subsequently become sub-performing or non-performing. Under current market conditions, it is likely that many of these loans would have current loan-to-value ratios in excess of 100%, meaning the amount owed on the loan exceeds the value of the underlying real estate. Further, the borrowers on such loans may be in economic distress and/or may have become unemployed, bankrupt or otherwise unable or unwilling to make payments when due. Even though we would typically pay less than the amount owed on these loans to acquire them, if actual results are different from our assumptions in determining the price for such loans, we could incur significant losses. There are no limits on the percentage of sub-performing or non-performing loans we may hold. Any loss we incur may be significant and could materially and adversely affect us.

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Residential mortgage loan modification and refinance programs, future legislative action, and other actions and changes may materially and adversely affect the supply of, value of, and the returns on, sub-performing and non-performing loans and other available properties that meet our investment criteria.

As part of our business strategy, we may acquire distressed residential mortgage loans where the borrower has failed to make timely payments of principal and/or interest. As part of the residential mortgage loan portfolios we may purchase, we also may acquire performing loans that are or subsequently become sub-performing or non-performing. The success of our residential mortgage loan investment strategy will depend on the availability of a steady supply of these loans and on the success of our loan modification and other resolution efforts and the conversion of a significant portion of those loans to REO. The number of sub-performing and non-performing loans available for purchase may be reduced by uncertainty in the lending industry and the governmental sector and/or as a result of general economic improvement. Lenders may choose to delay foreclosure proceedings, renegotiate interest rates or refinance loans for borrowers who face foreclosure. In recent years, the federal government has instituted a number of programs aimed at assisting at-risk homeowners and reducing the number of properties going into foreclosure or going into non-performing status.

For example, the U.S. Government, through the Federal Reserve, the Federal Housing Administration, or the FHA, and the Federal Deposit Insurance Corporation, or the FDIC, has implemented a number of federal programs designed to assist homeowners, including (i) the Home Affordable Modification Program, or HAMP, which provides homeowners with assistance in avoiding defaults on residential mortgage loans, (ii) the Hope for Homeowners Program, or the H4H Program, which allows certain distressed borrowers to refinance their residential mortgage loans into FHA-insured loans in order to avoid residential mortgage loan foreclosures and (iii) the Home Affordable Refinance Program, or HARP, which allows borrowers who are current on their mortgage payments to refinance and reduce their monthly mortgage payments without new mortgage insurance, up to an unlimited loan-to-value ratio for fixed-rate mortgages. HAMP, the H4H Program, HARP and other loss mitigation programs may involve, among other things, the modification of residential mortgage loans to reduce the principal amount of the loans (through forbearance and/or forgiveness) and/or the rate of interest payable on the loans or to extend the payment terms of the loans. These loan modification programs, future legislative or regulatory actions, including possible amendments to the bankruptcy laws which result in the modification of outstanding residential mortgage loans as well as changes in the requirements necessary to qualify for refinancing residential mortgage loans, may materially and adversely affect the value of, and the returns on, our portfolio of sub-performing and non-performing loans and decrease the supply of properties that meet our investment criteria.

Other governmental actions may affect our business by hindering the pace of foreclosures. In recent periods, there has been a backlog of foreclosures, due to a combination of volume constraints and legal actions, including those brought by the U.S. Department of Justice, or the DOJ, the Department of Housing and Urban Development, or HUD, State Attorneys General, the office of the Comptroller of the Currency, or the OCC, and the Federal Reserve Board against mortgage servicers alleging wrongful foreclosure practices. Financial institutions have also been subjected to regulatory restrictions and limitations on foreclosure activity by the FDIC. Legal claims brought or threatened by the DOJ, HUD and 49 state Attorneys General against the five largest residential mortgage servicers in the country were settled in 2012. As part of this approximately $25 billion settlement, a portion of the settlement funds will be directed to homeowners seeking to avoid foreclosure through mortgage modifications, and servicers are required to adopt specified measures to reduce mortgage obligations in certain situations. It is expected that the settlement will help many homeowners to avoid foreclosures that would otherwise have occurred in the near term, and with lower monthly payments and mortgage debts, for years to come. It is also foreseeable that other residential mortgage servicing companies that were not among the five included in the initial $25 billion settlement will agree to similar settlements that will further reduce the supply of homes in the process of foreclosure and decrease the supply of properties that meet our investment criteria.

In addition, the U.S. Congress and numerous state legislatures have considered, proposed or adopted legislation to constrain foreclosures, or may do so in the future. For example, in 2012, California enacted a law

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imposing new limitations on foreclosures while a request for a loan modification is pending. The Dodd-Frank Act also created the Consumer Financial Protection Bureau, which supervises and enforces federal consumer protection laws as they apply to banks, credit unions and other financial companies, including mortgage servicers. It remains uncertain as to whether any of these measures will have a significant impact on foreclosure volumes or what the timing of that impact would be. If foreclosure volumes were to decline significantly, we would expect REO inventory levels to decline or to grow at a slower pace, which would make it more difficult to find target assets at attractive prices, and might constrain our growth or reduce our long-term profitability. Also, the number of families seeking rental housing might be reduced by such legislation, reducing rental housing demand for properties in our markets.

We may be, or may become, subject to the regulation of various states, including licensing requirements and consumer protection statutes. Our failure to comply with any such laws, if applicable to us, would adversely affect our ability to implement our business strategy, which could materially and adversely affect us.

We rely on local, third-party service providers, and the level and consistency of the service we receive from, and our access to, these service providers cannot be guaranteed.

In order to execute our business strategy, we rely on local, third-party vendors and service providers for many services for our properties. For example, we rely on third-party home improvement professionals, leasing agents, contracting services and property management companies to acquire, lease, renovate, collect rental payments, operate and manage the SFR and multi-family residential properties in our existing portfolio. We do not have long-term contractual relationships with any of these third parties and we may change providers at any time and from time-to-time. Our cash flows from our properties may be adversely affected if third-party vendors and service providers with whom we do business fail to provide quality services.

Claims of deficiencies in the foreclosure process may result in rescission of our purchases at auction or reduce the supply of foreclosed properties available to us.

Allegations of deficiencies in foreclosure practices could result in claims challenging the validity of some foreclosures that have occurred to date, potentially placing our claim of ownership to the properties at risk. Our title insurance policies may not provide adequate protection in such instances or such proceedings may result in a complete loss without compensation.

Each state has its own laws governing the procedures to foreclose on mortgages and deeds of trust, and state laws generally require strict compliance with these laws in both judicial and non-judicial foreclosures. Recently, courts and administrative agencies have been more actively involved in enforcing state laws governing foreclosures, and in some circumstances have imposed new rules and requirements regarding foreclosures. Some courts have delayed or prohibited foreclosures based on alleged failures to comply with proper transfers of title, notice, identification of parties in interest, documentation and other legal requirements. Further, foreclosed owners and their legal representatives, including some prominent and well-financed legal firms, have brought litigation questioning the validity and finality of foreclosures that have already occurred. These developments may slow or reduce the supply of foreclosed homes available to us for purchase, may call into question the validity of our title to homes acquired at foreclosure or result in rescission rights or other borrower remedies. This could result in a loss of a property purchased by us that may not be covered by title insurance, an increase in litigation costs incurred with respect to properties obtained through foreclosure, or delays in stabilizing and leasing such properties promptly after acquisition.

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We rely on analytical models and other data to analyze potential asset acquisition and disposition opportunities and to manage our portfolio. Such models and other data may be incorrect, misleading or incomplete, which could cause us to purchase assets that do not meet our expectations or to make asset management decisions that are not in line with our strategy.

Our Manager relies on the analytical models (both proprietary and third-party models) of Ellington and information and data supplied by third parties. These models and data may be used to value assets or potential asset acquisitions and dispositions, to evaluate potential new markets in which to invest and may also be used in connection with our asset management activities. If Ellington’s models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon could expose us to potential risks. Our Manager’s reliance on Ellington’s models and data may induce it to purchase certain assets at prices that are too high, to sell certain other assets at prices that are too low, or to miss favorable opportunities altogether. Similarly, any hedging activities that are based on faulty models and data may prove to be unsuccessful.

Some of the risks of relying on analytical models and third-party data include the following:

•	cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios, or may be modeled based on simplifying assumptions that lead to errors;

•	information may be incorrect, incomplete or misleading;

•

historical performance (such as historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation (e.g., different loan providers may report delinquency statistics based on different definitions of what constitutes a delinquent loan); and

•	information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.

Some models, such as prepayment models or mortgage default models, may be predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses. In addition, the predictive models used by our Manager may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain assets than actual market prices. Furthermore, because predictive models are usually constructed based on historical data supplied by third parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data, and, in the case of predicting performance in scenarios with little or no historical precedent (such as extreme broad-based declines in home prices, or deep economic recessions or depressions), such models must employ greater degrees of extrapolation, and are therefore more speculative and of more limited reliability.

All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is input correctly, “model prices” will often differ substantially from market prices. If our market data inputs are incorrect, our model prices differ substantially from market prices or any failure or interruption of our systems, our business, financial condition and results of operations and our ability to make distributions to our stockholders could be materially adversely affected.

Our underwriting criteria and evaluation of properties involves a number of assumptions that may prove inaccurate, which may cause us to overpay for our properties or incur significant costs to renovate and market a property.

In determining whether a particular property meets our investment criteria, we make a number of assumptions, including assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rental income, time from purchase to leasing and tenant default rates. These assumptions may prove inaccurate, causing us to pay too much for

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properties we acquire or to overvalue our properties, or causing adjustments to the assumptions we make in evaluating potential purchases which may result in fewer properties qualifying under our investment criteria. Improvements in the market prices for SFR and multi-family residential properties in our target markets or decreases in the available inventory could also reduce the supply of properties that meet our investment criteria. Reductions in the supply of properties that meet our investment criteria may adversely affect our operating results and ability to implement our business plan.

Furthermore, the properties we acquire are likely to vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. Our success will depend on our ability to acquire properties that can be quickly possessed, renovated and rented with minimal expense and keep them maintained in rentable condition. Our Manager’s ability to identify and acquire such properties will be fundamental to our success.

In addition, the market and regulatory environments relating to SFR properties and loans have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating foreclosed premises, which significantly increases the time period between the acquisition and leasing of a property. Such changes and similar changes may affect the accuracy of our assumptions and, in turn, may adversely affect our operating results.

Future debt service obligations could adversely affect our overall operating results, may require us to sell properties and could adversely affect our ability to make distributions to our stockholders and the market price of our common stock.

Our longer-term business strategy contemplates the use of non-recourse secured debt to finance long-term growth. We expect to incur prudent amounts of debt to leverage our assets in the future, but our governing documents contain no limitations on the amount of debt that we may incur, and we may change our financing policies (if any) at any time without stockholder approval. As a result, we may be able to incur substantial additional debt in the future.

Incurring debt could subject us to many risks, including the risks that:

•	our cash flows from operations will be insufficient to make required payments of principal and interest;

•	our debt may increase our vulnerability to adverse economic and industry conditions;

•

we may be required to dedicate a substantial portion of our cash flows from operations to payments on our debt, thereby reducing cash available for distribution to our stockholders, funds available for operations and capital expenditures, future business opportunities or other purposes;

•	the terms of any refinancing may not be as favorable as the terms of the debt being refinanced; and

•	the use of leverage could adversely affect our ability to make distributions to our stockholders and the market price of shares of our common stock.

If we incur debt in the future and do not have sufficient funds to repay such debt at maturity, it may be necessary to refinance the debt through additional debt or additional equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect our cash flows, and, consequently, cash available for distribution to our stockholders. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of substantial numbers of properties on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any future debt service obligations, we will risk losing some or all of our properties that may be pledged to secure our obligations to foreclosure. Any unsecured debt agreements we enter into may contain specific cross-default provisions with respect to specified other indebtedness, giving the unsecured lenders the right to declare a default if we are in default under other loans in some circumstances. Defaults under our debt agreements could materially and adversely affect our financial condition and results of operations.

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Our access to financing sources, which may not be available on favorable terms, or at all, may be limited, and this may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We depend upon the availability of adequate capital and financing sources to fund our operations. However, over the last several years the capital and credit markets have experienced extraordinary levels of volatility and disruption which exerted downward pressure on credit capacity for lenders. More recently, concerns have arisen over the ability of certain European countries to honor their sovereign debt obligations, and the exposure of certain financial institutions to such sovereign debt. To the extent that we borrow money from any financial institution that becomes materially adversely impacted by the European credit crisis, such financial institutions could become unwilling or unable to provide us with additional financing, or could increase the costs of existing financing, or could become insolvent. In addition, if regulatory capital requirements imposed on our lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. Consequently, depending on market conditions at the relevant time, we may have to rely on additional equity issuances to meet our capital and financing needs, which may be dilutive to our stockholders, or we may have to rely on less efficient forms of debt financing that consume a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our stockholders and other purposes. We cannot assure you that we will have access to such equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our asset acquisition activities and/or dispose of assets, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We expect any future indebtedness we decide to incur will contain covenants that could limit our operations and our ability to make distributions to our stockholders.

We expect any future indebtedness we decide to incur will contain financial and operating covenants, such as fixed charge coverage and debt ratios and other limitations that will restrict our ability to make distributions or other payments to our stockholders and may restrict our investment activities. These covenants may restrict our ability to engage in transactions that we believe would otherwise be in the best interests of our stockholders. Further, such restrictions could make it difficult for us to satisfy the requirements necessary to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. Failure to meet our financial covenants could result from, among other things, changes in our results of operations, the incurrence of additional debt, substantial impairments in the value of our properties or changes in general economic conditions. If we violate covenants in our future agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all.

Interest expense on our debt may limit our cash available to fund our growth strategies and stockholder distributions.

Higher interest rates could increase debt service requirements on floating rate debt, to the extent we have any in the future, and could reduce funds available for operations, distributions to our stockholders, future business opportunities or other purposes. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

Failure to hedge effectively against interest rate changes may adversely affect our results of operations and our ability to make stockholder distributions.

Subject to complying with the requirements for REIT qualification, we may obtain in the future one or more forms of interest rate protection — in the form of swap agreements, interest rate cap contracts or similar

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agreements — to hedge against the possible negative effects of interest rate fluctuations. However, we cannot assure you that any hedging will adequately relieve the adverse effects of interest rate increases or that counterparties under these agreements will honor their obligations thereunder. In addition, we may be subject to risks of default by hedging counterparties. Adverse economic conditions could also cause the terms on which we borrow to be unfavorable. We could be required to liquidate one or more of our investments at times which may not permit us to receive an attractive return on our investments in order to meet our debt service obligations.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current tenants on our networks. The secure processing and maintenance of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to human error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide or damage our reputation, which could adversely affect our results of operations and competitive position.

Some of our residential properties are part of homeowners’ associations, or HOAs, and we and our residents are subject to the rules and regulations of such HOAs, which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with such HOAs, which would be costly.

Some of the properties in our portfolio are, and some of the properties we acquire in the future likely will be, located within HOAs, which are private entities that regulate the activities of and levy assessments on properties in a residential subdivision. HOAs in which we own properties may have or enact onerous or arbitrary rules that restrict our ability to renovate, market or lease our properties or require us to renovate or maintain such properties at standards or costs that are in excess of our planned operating budgets. Such rules may include requirements for landscaping, limitations on signage promoting a property for lease or sale, or the use of specific construction materials used in renovations. Some HOAs also impose limits on the number of property owners who may rent their homes, which if met or exceeded, would cause us to incur additional costs to resell the property and opportunity costs of lost rental income. Many HOAs impose restrictions on the conduct of occupants of homes and the use of common areas and we may have residents who violate HOA rules and for which we may be liable as the property owner. The boards of directors of the HOAs in which we own properties may not make important disclosures about the properties or may block our access to HOA records, initiate litigation, restrict our ability to sell our properties, impose assessments or arbitrarily change the HOA rules. We may be unaware of or unable to review or comply with HOA rules before purchasing a property and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss, prevent us from renting such property or otherwise reduce our cash flow from such property, which would have an adverse effect on our returns on the property.

Risks Related to Our Investments

Failure of the projected improvement in value and operating fundamentals for single-family properties in our target markets may adversely affect our ability to execute our business plan.

A substantial part of our business plan is based on our belief that home values and operating fundamentals for single-family properties in our target markets are expected to improve significantly over the next several years. We cannot assure you as to whether, when or to what extent property values and operating fundamentals

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will improve. In the event home value and operating fundamentals do not improve when and as we expect in our target markets, or in the event home value and operating fundamentals deteriorate, our ability to execute our business plan may be adversely affected.

Our long-term growth will depend upon future acquisitions of single-family properties that meet our acquisition criteria.

The acquisition of single-family properties entails various risks, including the risks that we may overvalue a property, our properties may not perform as we expect, we may be unable to quickly and efficiently renovate and lease our properties, our tenants may default and our rent estimates or our cost estimates for renovating an acquired property up to our normal standards may prove inaccurate. In addition, we cannot assure you of the continued availability of acquisition opportunities in our current or future target markets at attractive pricing levels. In the event that such opportunities are not available in our target markets as we expect, our ability to execute our business plan may be adversely affected.

Acquiring SFR properties during periods when the single-family home sector is experiencing substantial inflows of capital and intense competition may result in inflated purchase prices and increase the likelihood that our properties will not appreciate in value and may, instead, decrease in value.

The allocation of substantial amounts of capital for investment in the single-family home sector and significant competition for income-producing real estate may inflate the purchase prices for such assets. To the extent we purchased or in the future purchase real estate in such an artificially inflated environment, it is possible that the value of our properties may not appreciate and may, instead, decrease in value, perhaps significantly, below the amount we paid for such properties. In addition to macroeconomic and local economic factors, technical factors, such as a decrease in the amount of capital allocated to the single-family home sector and the number of investors participating in the sector, could cause the value of our properties to decline.

The supply of sub-performing and non-performing loans may decline over time as a result of higher credit standards for new loans and/or general economic improvement, and the prices for sub-performing and non-performing loans may increase, which could materially and adversely affect us.

As a result of the economic crisis in 2008, to date there has been an increase in supply of sub-performing and non-performing loans available for sale. However, in response to the economic crisis, the origination of jumbo, subprime, Alt-A and second lien residential mortgage loans to date has dramatically declined as lenders have increased their standards of credit-worthiness in originating new loans and fewer homeowners may go into sub-performing or non-performing status on their residential mortgage loans. In addition, the prices at which sub-performing and non-performing loans can be acquired has increased due to heightened competition in the distressed loan marketplace or a lower supply of sub-performing and non-performing loans remaining in the marketplace. For these reasons, along with the general improvement in the economy, the amount of sub-performing and non-performing residential mortgage loans that we may acquire may decline over time and could materially and adversely affect us.

We will be dependent on our tenants for a substantial portion of our revenues.

We are dependent on tenants for a substantial portion of our revenues. Our operating results and distributable cash flows would be adversely affected if a significant number of our tenants were unable to meet their lease obligations or failed to renew the leases we will enter into with such tenants. Widespread lay-offs and other adverse changes in the economic conditions in our target markets could result in substantial tenant defaults. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord at that property and may incur costs in protecting our investment and re-leasing the property. We may be unable to re-lease the property for the rent previously received. These events and others could reduce the amount of distributions available to our stockholders, could reduce the value of our properties and may cause the value of your investment to decline.

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We may be unable to renew leases.

We cannot assure you that our leases will be renewed. If the rental rates for our properties decrease or our tenants do not renew their leases, our financial condition, results of operations, cash flow, cash available for distribution to you, per share trading price of our common stock and our ability to satisfy our debt service obligations could be materially adversely affected.

The short-term nature of single- and multi-family rental leases exposes us to the effects of declining market rents, which could adversely impact our rental revenues.

Lease terms for single- and multi-family rental property generally range from month-to-month to one-year leases. Because these leases permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs, such as restoring the properties and marketing costs, and lower occupancy levels. Because we have a limited operating history, our tenant turnover rate and related cost estimates may be less accurate than if we had more operating data upon which to base these estimates.

If the current trend favoring renting rather than homeownership reverses, the single-family rental market could decline.

The single-family rental market is currently significantly larger than in historical periods. We do not expect the favorable trends in the single-family rental market to continue indefinitely. Eventually, a strengthening of the U.S. economy and job growth, together with a subsiding supply of foreclosed SFR properties, combined with the current availability of low residential mortgage rates and government sponsored programs promoting home ownership, could contribute to a stabilization or reversal of the current trend that favors renting rather than homeownership. In addition, we expect that as investors like us increasingly seek to capitalize on opportunities to purchase undervalued housing properties and convert them into rental properties, the supply of SFR properties will likely decrease and the competition for tenants will likely intensify. A softening of the rental property market in our markets would adversely affect our operating results and cash available for distribution, potentially materially.

Declining real estate values and impairment charges could adversely affect our earnings and financial condition.

Many of our real estate assets are stated at cost, which may exceed the market value of those assets. We intend to review the carrying value of our properties when circumstances, such as adverse market conditions, indicate potential impairment may exist. If our evaluation indicates that we may be unable to recover the carrying value of a material portion of our real estate investments, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the properties. These losses would have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. A worsening real estate market may cause us to reevaluate the assumptions used in our impairment analysis. Impairment charges could adversely affect our financial condition, results of operations, cash available for distribution, including cash available for us to pay distributions to our stockholders and per share trading price of our common stock.

We will be subject to tenant relief laws and may be subject to rent control laws, which could negatively impact our rental income and profitability.

When we acquire distressed SFR properties we often will need to evict the prior occupant of the premises and, as landlord of numerous properties, we expect to have to evict tenants who are not paying their rents or are

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otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the property. Additionally, state and local landlord tenant laws may impose legal duties to assist tenants in relocating to new housing, or restrict the landlord’s ability to recover certain costs or charge tenants for damage that tenants cause to the landlord’s premises. Because such laws vary by state and locality, our third-party property managers will need to be familiar with and take all appropriate steps to comply with all applicable landlord tenant laws, and we will need to incur supervisory and legal expenses to insure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation, or if we settle such litigation.

Furthermore, rent control laws may affect our rental income. Especially in times of recession and economic slowdown, rent control initiatives can acquire significant political support. Were rent control to unexpectedly become applicable to certain of our properties, the effects on both our rental income and the value of such properties could be material and adverse.

Class action, tenant rights and consumer demands and litigation may result in increased expenses and harm our financial results.

There are numerous tenants’ rights and consumer rights organizations throughout the country that operate in our target markets, and as we grow in scale, we may attract attention from some of these organizations and become a target of legal demands or litigation. Many such consumer organizations have become more active and better funded in connection with mortgage foreclosure-related issues, and with the large settlements identified above and the increased market for single-family rentals arising from displaced homeownership, some of these organizations may shift their litigation, lobbying, fundraising and grass roots organizing activities to focus on landlord-tenant issues. While we intend to conduct our business lawfully and in compliance with applicable landlord-tenant and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one state or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief. We cannot anticipate what form such legal actions might take, or what remedies they may seek. Additionally, these organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us, or may lobby state and local legislatures to pass new laws and regulations to constrain our business operations. If they are successful in any such endeavors, they could directly limit and constrain our business operations, and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

Poor tenant selection and defaults by renters may negatively affect our financial performance and reputation.

Our success will depend in large part upon our ability to attract and retain qualified tenants for our properties. This will depend, in turn, upon the ability of our third-party property managers to screen applicants, identify good tenants and avoid tenants who may default. Our third-party property managers will inevitably make mistakes in the selection of tenants, and we may rent to tenants whose default on our leases or failure to comply with the terms of the lease or HOA regulations negatively affect our financial performance, reputation and the quality and value of our properties. For example, tenants may default on payment of rent, make unreasonable and repeated demands for service or improvements, make unsupported or unjustified complaints to regulatory or political authorities, make use of our properties for illegal purposes, damage or make unauthorized structural changes to our properties which may not be fully covered by security deposits, refuse to leave the property when the lease is terminated, engage in domestic violence or similar disturbances, disturb nearby residents with noise, trash, odors or eyesores, fail to comply with HOA regulations, sublet to less desirable individuals in violation of our leases, or permit unauthorized persons to live with them. In addition, defaulting renters of our SFR properties will often be effectively judgment-proof. The process of evicting a defaulting renter from a family residence can be adversarial, protracted and costly. Furthermore, some tenants facing eviction may damage or destroy the property. Damage to our properties may significantly delay re-leasing after eviction, necessitate expensive

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repairs or impair the rental income or value of the property, resulting in a lower than expected rate of return. In addition, we will incur turnover costs associated with re-leasing the properties such as marketing and brokerage commissions and will not collect revenue while the property sits vacant. Although our third-party property managers will attempt to work with tenants to prevent such damage or destruction, there can be no assurance that our third-party property managers will be successful in all or most cases. Such tenants will not only cause us not to achieve our financial objectives for the properties in which they live, but may subject us to liability, and may damage our reputation with our other tenants and in the communities where we do business.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants.

When we acquire or otherwise take title to single-family properties or when tenants fail to renew their leases or otherwise vacate their space, we generally will be required to expend funds for property restoration and leasing commissions in order to lease the property. If we have not established reserves for such expenditures, we will have to obtain financing from other sources, and no assurance can be given that we would be able to obtain such financing. We may also have future financing needs for other capital improvements to restore our properties. If we need to secure financing for capital improvements in the future but are unable to secure such financing or are unable to secure financing on favorable terms, we may be unable or unwilling to make capital improvements or we may be required or may choose to defer such improvements. If this happens, it may cause our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, and our properties’ ability to generate revenue may be significantly impaired.

We may be subject to unknown or contingent liabilities or restrictions related to properties or loans that we acquire for which we may have limited or no recourse.

Assets and entities that we have acquired or may acquire in the future, including our existing portfolio, may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for or with respect to liens attached to properties, unpaid real estate tax, utilities or HOA charges for which a subsequent owner remains liable, clean-up or remediation of environmental conditions or code violations, claims of customers, vendors or other persons dealing with the acquired entities and tax liabilities, among other things. Purchases of SFR properties acquired at auction, in short sales, from lenders or in bulk purchases typically involve few or no representations or warranties with respect to the properties and may allow us limited or no recourse against the sellers of such properties. Such properties also often have unpaid tax, utility and HOA liabilities for which we may be obligated but fail to anticipate. As a result, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our operating results and financial condition. Additionally, these properties may be subject to covenants, conditions or restrictions that restrict the use or ownership of such properties, including prohibitions on leasing or requirements to obtain the approval of HOAs prior to leasing. We may not discover such restrictions during the acquisition process and such restrictions may adversely affect our ability to operate such properties as we intend.

Single-family properties that are being sold through short-sales or foreclosure sales are subject to risks of theft, vandalism, or other damage that could impair their value.

When a single-family property is put into foreclosure due to a default by the homeowner on its mortgage obligations, or the value of the property is substantially below the outstanding principal balance on the mortgage and the homeowner decides to seek a short-sale, it is possible that the homeowner may cease to maintain the property as rigorously as the homeowner would normally have maintained the property prior to becoming delinquent, or that the property is abandoned by the homeowner and becomes susceptible to theft, vandalism, general deterioration and other maintenance problems that may worsen without appropriate attention and

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remediation. These risks can substantially impair the value of the property. If we begin to purchase a large volume of properties as part of large portfolios and are not able to inspect every property immediately before closing on the purchase or we are unable to rent the property quickly after purchase and renovation, some of our properties could be impaired as a result of these risks.

Costs associated with addressing indoor air quality issues, moisture infiltration and resulting mold remediation may be costly.

As a general matter, concern about indoor exposure to mold or other air contaminants has been increasing as such exposure has been alleged to have a variety of adverse effects on health. As a result, there have been a number of lawsuits in our industry against owners and managers of apartment communities relating to indoor air quality, moisture infiltration and resulting mold. Should an uninsured loss arise against us, we would be required to use our funds to resolve the issue, including litigation costs. We make no assurance that liabilities resulting from indoor air quality, moisture infiltration and the presence of or exposure to mold will not have a future impact on our business, results of operations and financial condition.

As the owner or operator of real property, we could become subject to liability for asbestos-containing building materials in the buildings on our properties.

Some of our properties may contain asbestos-containing materials. Environmental laws typically require that owners or operators of buildings with asbestos-containing building materials properly manage and maintain these materials, adequately inform or train those who may come in contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators for failure to comply with these requirements. In addition, third parties may be entitled to seek recovery from owners or operators for personal injury associated with exposure to asbestos-containing building materials.

Certain of our older properties may contain lead-based paint, which we may be required to remove or could expose us to liability, either of which would adversely affect our operating results.

Some of our properties that are over 30 years old may contain lead-based paint. The existence of lead paint is especially a concern in residential units and can cause health problems, particularly for children. A structure built prior to 1978 may contain lead-based paint and may present a potential exposure to lead; however, structures built after 1978 are not likely to contain lead-based paint. Federal and state laws impose certain disclosure requirements and restrict and regulate renovation activities on housing built before 1978. Violation of these restrictions could result in fines or criminal liability, and we could be subject to liability arising from lawsuits alleging personal injury or related claims. Although we attempt to comply with all such regulations, we have not conducted tests on the properties in our Initial Portfolio to determine the presence of lead-based paint and we cannot guarantee that we will not incur any material liabilities as a result of the presence of lead paint in our properties.

Our revenue and expenses are not directly correlated, and, because a large percentage of our costs and expenses are fixed and some variable expenses may not decrease over time, we may not be able to adapt our cost structure to offset any declines in our revenue.

Many of the expenses associated with our business, such as acquisition costs, restoration and maintenance costs, HOA fees, personal and real property taxes, insurance, compensation and other general expenses are fixed and would not necessarily decrease proportionally with any decrease in revenue. Our assets also will likely require a significant amount of ongoing capital expenditures. Our expenses, including capital expenditures, will be affected by, among other things, any inflationary increases, and cost increases may exceed the rate of inflation in any given period. Certain expenses are recurring in nature, such as HOA fees, taxes, insurance and restoration and maintenance costs, and may not decrease on a per-unit basis as our portfolio grows through additional property acquisitions. By contrast, our revenue is affected by many factors beyond our control, such as the

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availability and price of alternative rental housing and economic conditions in our markets. As a result, we may not be able to fully, or even partially, offset any increase in our expenses with a corresponding increase in our revenues. In addition, state and local regulations may require us to maintain our properties, even if the cost of maintenance is greater than the value of the property or any potential benefit we may receive from renting the property.

To the extent that due diligence is conducted on potential assets, such due diligence may not reveal all of the risks associated with such assets and may not reveal other weaknesses in such assets, which could lead to losses.

Before making an investment in SFR properties or loans or SBMF loans or multi-family residential properties, our Manager may decide to conduct (either directly or using third parties) certain due diligence. Such due diligence may include any of the following: (i) a review of the property’s title, environmental and engineering reports and inspections; (ii) an assessment of the strengths and weaknesses of the originators or servicers of the mortgage loans; (iii) a review of all or merely a subset of the mortgage loans in order to, among other things, assess the accuracy or reasonableness of certain loan-level information, and to estimate current loan-to-value ratios by obtaining updated property appraisals or otherwise; and (iv) other reviews that our Manager may deem appropriate to conduct. There can be no assurance that our Manager will conduct any specific level of due diligence, or that, among other things, our Manager’s due diligence processes will uncover all relevant facts or that any purchase will be successful, which could result in losses on these assets, which, in turn, could adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We may be subject to losses due to fraudulent and negligent acts on the part of loan applicants, mortgage brokers other vendors and our Manager’s employees.

With respect to our investments in mortgage loans, we will rely upon information supplied by borrowers and other third parties, including information contained in the applicant’s loan application, property appraisal reports, title information and employment and income documentation. If any of this information is misrepresented or falsified and if we do not discover it prior to funding a loan, the actual value of such loan may be significantly lower than anticipated. As a practical matter, we generally bear the risk of loss associated with a misrepresentation, whether it is made by the loan applicant, the mortgage broker, another third party or one of our Manager’s employees. Although we may have rights against persons and entities who made or knew about the misrepresentation, those persons and entities may be difficult to locate, and it is often difficult to collect any monetary losses from them that we may have suffered.

SBMF loans are not generally government-guaranteed or privately insured. SBMF loans are directly exposed to losses resulting from default and foreclosure.

Unlike some “credit enhanced” asset-backed securities, commercial mortgage-backed securities or residential mortgage-backed securities, SBMF loans are not generally government guaranteed or privately insured. SBMF loans are directly exposed to losses resulting from default and foreclosure. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower and the priority and enforceability of the lien will significantly impact the value of such mortgages. Whether or not we have participated in the negotiation of the terms of any such mortgages, there can be no assurance as to the adequacy of the protection of the terms of the loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Any costs or delays involved in the completion of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

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The majority of the loans that we purchase in the future are expected to be sub-performing or non-performing and subject to increased risks of credit loss for a variety of reasons, including, without limitation, because the underlying property is too highly leveraged or the borrower falls upon further financial distress. Whatever the reason, the borrower may be unable to meet its contractual debt service obligation to us. Delinquent loans may require a substantial amount of workout negotiations and/or restructuring, which may divert our attention from other activities and entail, among other things, a substantial reduction in the interest rate or capitalization of past due interest. However, even if restructurings are successfully accomplished, risks still exist that borrowers will not be able or willing to maintain the restructured payments or refinance the restructured mortgage upon maturity. Additional risks inherent in the acquisition of delinquent SBMF loans include undisclosed claims, undisclosed tax liens that may have priority, higher legal costs and greater difficulties in determining the value of the underlying property.

SBMF loans, including performing and delinquent loans, may also be subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies) and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as mortgage holder or property owner, including responsibility for tax payments, environmental hazards and other liabilities.

The SBMF loans we expect to acquire are dependent on the ability of the commercial property owner to generate net income from operating the property, which may result in the inability of such property owner to repay a loan, as well as the risk of foreclosure.

The SBMF loans we expect to acquire are generally secured by multi-family residential properties and are subject to risks of delinquency, foreclosure and loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things:

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location, condition and design;

•	competition from comparable types of properties;

•	changes in national, regional or local economic conditions and/or specific industry segments;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy levels;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	costs of remediation and liabilities associated with environmental conditions;

•	the potential for uninsured or underinsured property losses;

•	changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

•	acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the

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mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Foreclosure can be an expensive and lengthy process, and foreclosing on certain properties where we directly hold the mortgage loan and the borrower’s default under the mortgage loan is continuing could result in actions that could be costly to our operations, in addition to having a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

Any costs or delays involved in the completion of a foreclosure or liquidation of the underlying property may further reduce proceeds from the property and may increase the loss.

In the future, it is possible that we may find it necessary or desirable to foreclose on some, if not many, of the loans we fund or acquire, including both SBMF loans and residential mortgage loans, and the foreclosure process may be lengthy and expensive. Borrowers may resist mortgage foreclosure actions by asserting numerous claims, counterclaims and defenses against us including, without limitation, numerous lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action and force us into a modification of the loan or a favorable buy-out of the borrower’s position. In some states, foreclosure actions can sometimes take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process. Foreclosure may create a negative public perception of the related mortgaged property, resulting in a decrease in its value. Even if we are successful in foreclosing on a loan but choose to sell rather than operate the underlying property, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the completion of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss. Any such reductions could materially and adversely affect the value of the commercial mortgage loans in which we invest and, therefore, could have a material and adverse effect on our business, results of operations and financial condition.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue originators of both SBMF loans and residential mortgage loans on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

If we acquire and subsequently re-sell any whole mortgage loans, we may be required to repurchase such loans or indemnify investors if we breach representations and warranties.

If we acquire and subsequently re-sell any whole mortgage loans, we would generally be required to make customary representations and warranties about such loans to the loan purchaser. To avoid the 100% prohibited transactions tax on sales of “dealer” property, we may have to conduct any sales or securitizations of whole mortgage loans through our TRS. Our residential mortgage loan sale agreements and terms of any securitizations into which we sell loans will generally require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. The remedies available to a

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purchaser of mortgage loans are generally broader than those available to us against an originating broker or correspondent. Repurchased loans are typically worth only a fraction of the original price. Significant repurchase activity could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We could be subject to liability for potential violations of predatory lending laws, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Residential mortgage loan originators and servicers are required to comply with various federal, state and local laws and regulations, including anti-predatory lending laws and laws and regulations imposing certain restrictions on requirements on “high cost” loans. Failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our mortgaged-related assets, could subject us, as an assignee or purchaser to the related residential mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If the loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Risks Related to Our Non-Core Investments

In addition to our core SFR and SBMF strategies, we have the flexibility to invest in other non-core assets, including but not limited to Agency RMBS, non-Agency RMBS, TBAs and CMBS, as well as other mortgage-related securities and derivatives. If we invest in these types of non-core assets, we will be exposed to a variety of risks, which could adversely affect our operating results and our ability to make distributions.

In addition to our core SFR and SBMF strategies, we have the flexibility to invest in other non-core assets, including but not limited to Agency RMBS, non-Agency RMBS, TBAs and CMBS, as well as other mortgage-related securities and derivatives. If we invest in these types of non-core assets, we will be exposed to a variety of risks, including:

•

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae, Freddie Mac and Ginnie Mae and the U.S. government, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

•	Mortgage loan modification programs, refinancing programs and future legislative action may adversely affect the value of, and the returns on, our Agency RMBS.

•	Interest rate mismatches between the Agency RMBS in which we intend to invest and our borrowings may reduce our net interest margin during periods of changing interest rates.

•	Increased levels of prepayments on the mortgages underlying our Agency RMBS might decrease net interest income or result in a net loss.

•

We may finance our Agency RMBS, and to a lesser extent our non-Agency RMBS and other non-core investments, using short-term financing and thus will be exposed to changes in the availability of financing.

•	Our intended use of leverage to finance our Agency RMBS and other non-core assets could have a negative impact on our business.

•

Adverse market developments could cause our lenders with respect to our Agency RMBS assets to require us to pledge additional assets as collateral. If our assets were insufficient to meet these collateral requirements, we might be compelled to liquidate particular assets at inopportune times and at unfavorable prices.

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•

Hedging against interest rate exposure may not completely insulate us from interest rate risk and could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

•	Our investments in non-Agency RMBS, TBAs and CMBS will be at risk of loss.

Risks Related to Our Relationship with Our Manager and Ellington and Other Conflicts of Interest

Our Manager has limited experience operating a REIT and we cannot assure you that our Manager’s past experience will be sufficient to successfully manage our business as a REIT.

Our Manager has limited experience operating a REIT. The REIT provisions of the Code are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

We are dependent on our Manager and certain key personnel of Ellington that are or will be provided to us through our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

We do not have any employees of our own. Our officers are employees of Ellington or one or more of its affiliates. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and execution of our business strategies and risk management practices. We also depend on our Manager’s access to the professionals and principals of Ellington as well as information and deal flow generated by Ellington. The employees of Ellington identify, evaluate, negotiate, structure, close and monitor our portfolio. The departure of any of the senior officers of our Manager, or of a significant number of investment professionals or principals of Ellington, could have a material adverse effect on our ability to achieve our objectives. We can offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s senior management. We are subject to the risk that our Manager will terminate the management agreement or that we may deem it necessary to terminate the management agreement or prevent certain individuals from performing services for us and that no suitable replacement will be found to manage us.

The base management fees payable to our Manager will be payable regardless of the performance of our portfolio, which may reduce our Manager’s incentive to devote the time and effort to seeking profitable opportunities for our portfolio.

We pay our Manager base management fees, which may be substantial, based on our stockholders’ equity (as defined in the management agreement) regardless of the performance of our portfolio. The management fees take into account the net issuance proceeds of both common and preferred stock offerings. Our Manager’s entitlement to non-performance-based compensation might reduce its incentive to devote the time and effort of its professionals to seeking profitable opportunities for our portfolio, which could result in a lower performance of our portfolio and materially adversely affect our business, financial condition and results of operations.

The incentive fee payable to our Manager under the management agreement may cause our Manager to select investments in more risky assets to increase its incentive compensation.

Our Manager is entitled to receive incentive compensation based upon our achievement of targeted levels of Core Earnings (as defined in “Our Manager and the Management Agreement — The Management Agreement — Management Fees, Incentive Fees and Reimbursement of Expenses”). In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on Core Earnings may lead our Manager to place undue emphasis on the maximization of Core Earnings at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

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Our Board of Directors has approved broad investment guidelines for our Manager and will not approve each decision made by our Manager to acquire, dispose of, or otherwise manage an asset.

Our Manager is authorized to follow broad guidelines in pursuing our strategy. Our Board of Directors will periodically review our guidelines and our portfolio- and asset-management decisions. However, it does not review all of our proposed acquisitions. In addition, in conducting periodic reviews, our Board of Directors relies primarily on information provided by our Manager. Our Manager has great latitude within the broad guidelines in determining the types of assets it may decide are proper for us to acquire and other decisions with respect to the management of those assets subject to our qualifying and maintaining our qualification as a REIT. Poor decisions could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We will compete with Ellington’s other accounts for access to Ellington.

Ellington has sponsored and/or currently manages accounts with a focus that overlaps with our investment focus, and Ellington expects to continue to do so in the future. Although Ellington and our Manager have agreed that neither they nor their affiliates will sponsor or manage any permanent capital vehicle that invests primarily in (i) single-family residential properties or (ii) small-balance commercial loans secured primarily by first-lien mortgages on multi-family residential or mixed-use properties, neither Ellington nor our Manager is restricted in any way from sponsoring or accepting capital from other accounts, even for investing in asset classes or strategies that are similar to, or overlapping with, our asset classes or strategies if those accounts will not be investing primarily in those assets. Moreover, neither Ellington nor our Manager is restricted in any way from sponsoring or accepting capital from non-permanent-capital accounts investing primarily in our target asset classes. Therefore, we will compete for access to the benefits that our relationship with our Manager and Ellington provides us. For the same reasons, the personnel of Ellington and our Manager may be unable to dedicate a substantial portion of their time to managing our assets.

We and other Ellington accounts may compete for opportunities to acquire assets, which are allocated in accordance with Ellington’s investment allocation policies.

Ellington may, from time to time, simultaneously seek to purchase the same or similar assets for us (through our Manager) that it is seeking to purchase for other Ellington accounts, and Ellington has no duty to allocate such opportunities in a manner that preferentially favors us. Ellington will make available to us all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, are appropriate for us in accordance with Ellington’s written investment allocation policy, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities.

There are conflicts of interest in our relationships with our Manager and Ellington, which could result in outcomes that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationships with our Manager and Ellington. Two of Ellington’s employees are our directors. All of our executive officers are employees of Ellington or one or more of its affiliates. Our independent directors are, and in the future may be, directors or trustees of other Ellington capital vehicles. As a result, our Manager, officers and directors may have conflicts between their duties to us and their duties to, and interests in, Ellington, our Manager or other Ellington capital vehicles.

In addition to our existing portfolio, we may acquire or sell assets in which Ellington or its affiliates have or may have an interest. Similarly, Ellington or its affiliates may acquire or sell assets in which we have or may have an interest. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions. Additionally, we may engage in transactions directly with Ellington or its affiliates, including the purchase and sale of all or a portion of a portfolio asset.

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In deciding whether to issue additional debt or equity securities, we will rely in part on recommendations made by our Manager. While such decisions are subject to the approval of our Board of Directors, two of our directors are also Ellington employees. Because our Manager earns management fees that are based on the total amount of our equity capital, our Manager may have an incentive to recommend that we issue additional debt or equity securities. Future offerings of debt securities, which would rank senior to our common stock upon liquidation, and future offerings of equity securities which would dilute the common stock holdings of our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

The officers of our Manager and its affiliates will devote as much time to us as our Manager deems appropriate, however, these officers may have conflicts in allocating their time and services among us and Ellington and its affiliates’ accounts. During turbulent conditions in the real estate or mortgage industries, distress in the credit markets or other times when we will need focused support and assistance from our Manager and Ellington employees, other entities for which Ellington serves as a manager, or its accounts, may require greater focus and attention, placing our Manager and Ellington’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if Ellington did not act as a manager for other entities.

Our management agreement permits our Manager to provide us with a partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals. To the extent we grow, or other Ellington capital vehicles for which any partially dedicated officer also serves grow, the amount of time that a partially dedicated officer devotes to our strategy may become diminished. We may be materially and adversely affected to the extent we are not able to manage our business effectively as a result of such a reduction in focus.

The management agreement that we entered into with our Manager was not negotiated on an arm’s-length basis, may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

The management agreement that we entered into with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Various potential and actual conflicts of interest may arise from the activities of Ellington and its affiliates by virtue of the fact that our Manager is controlled by Ellington.

Termination of our management agreement without cause (including a termination for poor performance) is subject to several conditions which may make such a termination difficult and costly. Termination of the management agreement with our Manager may require us to pay our Manager a substantial termination fee, which will increase the effective cost to us of terminating the management agreement, thereby making it more difficult for us to terminate our Manager without cause.

Our Manager’s failure to identify and acquire assets that meet our investment criteria or perform its responsibilities under the management agreement could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our ability to achieve our objectives depends on our Manager’s ability to identify and acquire assets that meet our investment criteria. Accomplishing our objectives is largely a function of our Manager’s structuring of our investment process, our access to financing on acceptable terms and general market conditions. Our stockholders will not have input into our investment decisions. All of these factors increase the uncertainty, and thus the risk, of investing in our common stock. The senior management team of our Manager has substantial responsibilities under the management agreement. In order to implement certain strategies, our Manager may need to hire, train, supervise and manage new employees successfully. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations, our ability to qualify and maintain our qualification as a REIT and our ability to make distributions to our stockholders.

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If our Manager ceases to be our Manager pursuant to the management agreement, counterparties to our agreements may cease doing business with us.

If our Manager ceases to be our Manager, it could constitute an event of default or early termination event under the financing and hedging agreements we may enter into in the future, upon which our counterparties would have the right to terminate their agreements with us. If our Manager ceases to be our Manager for any reason, including upon the non-renewal of our management agreement, our business, financial condition and results of operations and our ability to make distributions to our stockholders may be materially adversely affected.

We do not own the Ellington brand or trademark, but may use the brand and trademark as well as our logo pursuant to the terms of a license granted by Ellington.

Ellington has licensed the “Ellington” brand, trademark and logo to us for so long as our Manager or another affiliate of Ellington continues to act as our Manager. We do not own the brand, trademark or logo that we will use in our business and may be unable to protect this intellectual property against infringement from third parties. Ellington retains the right to continue using the “Ellington” brand and trademark. We will further be unable to preclude Ellington from licensing or transferring the ownership of the “Ellington” brand and trademark to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Ellington or others. Furthermore, in the event our Manager or another affiliate of Ellington ceases to act as our Manager, or in the event Ellington terminates the license, we will be required to change our name and trademark. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated and otherwise harm our business. Finally, the license is a domestic license in the United States only and does not give us any right to use the “Ellington” brand, trademark and logo overseas. Our use of the “Ellington” brand, trademark and logo overseas will therefore be unlicensed and could expose us to a claim of infringement.

We, Ellington or Ellington’s affiliates may be subject to regulatory inquiries or proceedings.

At any time, industry-wide or company-specific regulatory inquiries or proceedings can be initiated and we cannot predict when or if any such regulatory inquiries or proceedings will be initiated that involve us, Ellington, or its affiliates, including our Manager. For example, over the years, Ellington and its affiliates have received, and we expect in the future that they may receive, inquiries and requests for documents and information from various federal, state, and foreign regulators.

We can give no assurances that regulatory inquiries will not result in investigations of Ellington or its affiliates or enforcement actions, fines or penalties or the assertion of private litigation claims against Ellington or its affiliates. In the event regulatory inquiries were to result in investigations, enforcement actions, fines, penalties or the assertion of private litigation claims against Ellington or its affiliates, our Manager’s ability to perform its obligations to us under the management agreement between us and our Manager, or Ellington’s ability to perform its obligations to our Manager under the services agreement between Ellington and our Manager, could be adversely impacted, which could in turn have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our fiduciary duties as the general partner of our operating partnership could create conflicts of interest, which may impede business decisions that could benefit our stockholders.

We, as the sole general partner of our operating partnership, have a fiduciary duty to the other limited partners in our operating partnership, the discharge of which may conflict with the interests of our stockholders. The limited partners of our operating partnership (other than us) are affiliates of Ellington and the holders of the LTIP units.

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In addition, EMG Holdings, certain of our executive officers and our independent directors, as well as any other limited partners (other than us), will have the right to vote on certain amendments to the operating partnership agreement and to approve certain amendments that would adversely affect their rights. These voting rights may be exercised in a manner that conflicts with the interests of our stockholders.

We may also experience conflicts of interest with several members of our senior management team who are or may become limited partners in our operating partnership through the receipt of LTIP units granted under our 2013 Equity Incentive Plan for Individuals. See “Management — 2013 Equity Incentive Plans.”

Maintenance of our exclusion from registration under the Investment Company Act imposes significant limits on our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Both we and our operating partnership will be organized as holding companies and will conduct our business primarily through wholly owned subsidiaries of our operating partnership. The securities issued by our operating partnership’s subsidiaries that are excluded from the definition of “investment company” under Section 3(c)(7) of the Investment Company Act, together with other investment securities our operating partnership may own, cannot exceed 40% of the value of all our operating partnership’s assets (excluding U.S. government securities and cash) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage and the assets we may hold. Certain of our operating partnership’s subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets and at least 80% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate assets or real estate-related assets, we will rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the Division of Investment Management of the SEC regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen. Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs will not change in a manner that adversely affects our operations. For example, on August 31, 2011, the SEC issued a concept release titled “Companies Engaged in the Business of Acquiring Mortgages and Mortgage-Related Instruments” (SEC Release No. IC-29778), which indicates that the SEC is reviewing interpretative issues relating to the Section 3(c)(5)(c) exclusion. If we fail to maintain an exclusion from the Investment Company Act, we could, among other things, be required to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of

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which three actions could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

General Risks Related to the Real Estate Industry

Our performance and value are subject to general economic conditions and risks associated with our real estate assets.

The investment returns available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the properties, as well as the expenses incurred in connection with the properties. If the properties we acquire do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, then our ability to pay distributions to our stockholders could be adversely affected. In addition, there are significant expenditures associated with an investment in real estate (such as the renovation or rehabilitation of properties, real estate taxes, insurance and maintenance costs) that generally do not decline when circumstances reduce the income from the property. Income from and the value of the properties we acquire may be adversely affected by the factors listed below, some of which are described in greater detail in the pages that follow:

•	downturns in international, national, regional and local economic conditions (particularly increases in unemployment);

•	the attractiveness of the properties we acquire to potential tenants and competition from other properties;

•	changes in supply of or demand for similar or competing properties in an area;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates, availability and terms of debt financing;

•	changes in operating costs and expenses and our ability to control rents;

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changes in, or increased costs of compliance with, governmental laws, rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws, and our potential liability thereunder;

•	our ability to provide adequate maintenance and obtain adequate insurance;

•	changes in the cost or availability of insurance, including coverage for mold or asbestos;

•	unanticipated changes in costs associated with known adverse environmental conditions or retained liabilities for such conditions;

•	periods of high interest rates and tight or contracting money supply;

•	tenant turnover;

•	general overbuilding or excess supply in our market areas;

•	disruptions in the global supply chain caused by political, regulatory or other factors including terrorism;

•	the illiquidity of real estate investments generally;

•	residents’ perceptions of the safety, convenience and attractiveness of our properties and the neighborhoods where they are acquired;

•	rehabilitation or renovation costs and the ongoing need for capital improvements, particularly in older properties;

•	the ability or unwillingness of residents to pay rent increases;

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civil unrest, acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism, including the consequences of terrorist acts such as those that occurred on September 11, 2001;

•	rent control or rent stabilization or other housing laws, which could prevent us from raising rents; and

•	increases in property-level maintenance and operating expenses.

For these and other reasons, we cannot assure our stockholders that we will be profitable or that we will realize growth in the value of our real estate properties.

Uninsured or underinsured losses relating to real property may adversely affect our returns.

We will attempt to ensure that all of the properties we acquire are adequately insured to cover casualty losses. However, there are certain losses, including losses from floods, fires, earthquakes, acts of war, acts of terrorism or riots, that may not always be insured against or that are not generally fully insured against because it is not deemed economically feasible or prudent to do so. In addition, changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of the properties we acquire incurs a casualty or title loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss, and we could experience a significant loss of capital invested and potential revenues in these properties and could potentially remain obligated under any recourse debt associated with the property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a property after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property. Any such losses could adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the market price of, our common stock. In addition, we may have no source of funding to repair or reconstruct the damaged property, and we cannot assure that any such sources of funding will be available to us for such purposes in the future.

Title defects and eminent domain could lead to material losses on our investments in our target assets.

Although we currently intend to acquire title insurance on the majority of our residential properties when it is available, we may also acquire homes on an “as is” basis at auctions without the benefit of title insurance prior to closing. Increased scrutiny of title matters, particularly in the case of a foreclosure, could lead to legal challenges with respect to the validity of the sale to us. In the absence of title insurance, the sale may be rescinded and we may be unable to recover our purchase price. Title insurance obtained subsequent to purchase offers little protection against discoverable defects as they are typically excluded from such policies. Although our Manager will implement policies, procedures and practices to assess the state of title prior to purchase, there can be no assurance that these policies and procedures will be completely effective, which could lead to a material if not complete loss on our investment in such properties. In addition, even if we are able to acquire title insurance on a property, the insurance may not cover all defects or the significant legal costs associated with obtaining clear title.

Our title to a property, especially property acquired at auction, may be challenged for a variety of reasons including allegations of defects in the foreclosure process. Title insurance may not prove adequate in these instances.

It is also possible that governmental authorities may exercise eminent domain to acquire land on which our properties are located in order to build roads and other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. Our acquisition strategy is premised on the concept that this “fair value” will be substantially less than the real value of the property for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain. Several cities are also exploring proposals to use eminent domain to acquire mortgages to assist homeowners to remain in their homes, potentially reducing the supply of single-family properties in our markets.

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We anticipate being involved in a variety of legal actions and administrative proceedings as a result of which we may incur significant costs.

We anticipate involvement in a variety of legal actions and administrative proceedings that arise from time to time in the ordinary course of business. These actions may include eviction proceedings and other landlord tenant disputes, challenges to title and ownership rights (including actions brought by prior owners alleging wrongful foreclosure by their lender or servicer), actions relating to bodily injury sustained by a person while on a property, and issues with local housing officials arising from the condition or maintenance of the property. While we intend to vigorously defend any non-meritorious claim or proceeding, no assurance can be given that we will not incur significant costs or be subject to material losses as a result.

Contingent or unknown liabilities could adversely affect our financial condition.

Our acquisition activities are subject to many risks. We may acquire properties that are subject to liabilities or that have problems relating to environmental condition, state of title, physical condition or compliance with zoning laws, building codes or other legal requirements. In each case, our acquisition may be without any, or with only limited, recourse with respect to unknown liabilities or conditions. As a result, if any such liability were to arise relating to our properties, or if any adverse condition exists with respect to our properties that is in excess of our insurance coverage, we might have to pay substantial sums to settle or cure it, which could adversely affect our cash flow and operating results.

Environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by applicable environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our stockholders.

Compliance with new or more stringent environmental laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We may be subject to environmental laws or regulations relating to our properties, such as those concerning lead-based paint, mold, asbestos, proximity to power lines or other issues. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of residents, existing conditions of the land, operations in the vicinity of the properties or the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel, civil liability and/or other sanctions.

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New and existing laws and regulations or other governmental actions may adversely affect the value of our properties or affect our ability to attract and retain qualified tenants on terms favorable to us.

Federal, state and local governments may adopt laws, regulations and ordinances that adversely affect the value of our properties or target acquisitions, including those related to foreclosure or short-sales, homeowner assistance, financing and refinancing and first-time buyer credits, could decrease the supply of properties available to us on attractive terms or discourage potential tenants from renting instead of buying.

In addition, tenant/landlord laws and regulations could be adopted that affect our ability to change the rent we charge, remove tenants or otherwise select tenants and control the terms of our leases. These laws and regulations could affect our ability to manage our properties and execute our business plan in a cost-effective manner.

Compliance or failure to comply with the Americans with Disabilities Act and the Fair Housing Amendments Act could result in substantial costs.

Owners and operators of multi-family residential properties are required to ensure that the properties comply with the Americans with Disabilities Act of 1990, or ADA, and the Fair Housing Amendments Act of 1988, or the FHAA, and various state and local laws. Under these laws, all public accommodations and commercial facilities must meet certain federal requirements related to access and use by disabled persons. Compliance with these requirements could involve removal of structural barriers from certain disabled persons’ entrances. Other federal, state and local laws may require modifications to or restrict further renovations of our properties with respect to such means of access. Noncompliance with the ADA, the FHAA or related laws or regulations could result in the imposition of fines by government authorities, awards to private litigants of damages against us, substantial litigation costs and the incurrence of additional costs associated with bringing the properties into compliance, any of which could adversely affect our financial condition, results of operations and cash flows.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sales to our stockholders may be limited.

Real estate investments are relatively illiquid, and as a result, we may have a limited ability to sell our properties should the need arise. When we sell any of our properties, we may not realize a gain on such sale. We may elect not to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt, if any;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	create working capital reserves; or

•	make repairs, maintenance or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Code or dispose of our properties through our TRS. Thus, our intention to avoid the prohibited transactions tax could cause us to undertake less substantial sales of property than we would otherwise undertake in order to maximize our profits. We anticipate that the sales of our SBMF loans and the property received upon foreclosure of those loans will generally be conducted through our TRS, which will be subject to federal, state and local corporate income tax.

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Risks Related to Our Organization and Structure

Provisions of our charter may limit the ability of a third party to acquire control of us by authorizing our Board of Directors to issue additional securities.

Our Board of Directors may, without stockholder approval, amend our charter to increase or decrease the aggregate number of our shares or the number of shares of any class or series that we have the authority to issue and to classify or reclassify any unissued shares of our common or preferred stock, and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our Board of Directors may authorize the issuance of additional shares or establish a series of common or preferred stock that may have the effect of delaying or preventing a change in control of our company, including transactions at a premium over the market price of our shares, even if stockholders believe that a change in control is in their interest. These provisions, along with the restrictions on ownership and transfer contained in our charter and certain provisions of Maryland law described below, could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of us, which could adversely affect the market price of our securities. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Provisions of Maryland law may limit the ability of a third party to acquire control of us by requiring our Board of Directors or stockholders to approve proposals to acquire our company or effect a change in control.

Certain provisions of the Maryland General Corporation Law, or the MGCL, applicable to Maryland corporations may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of their shares, including:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting stock or an affiliate or associate of us who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock) or an affiliate of any interested stockholder for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes two super-majority stockholder voting requirements on these combinations, unless, among other conditions, our common stockholders receive a minimum price, as defined in the MGCL, for their stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares; and

•

“control share” provisions that provide that our “control shares” (defined as voting shares of stock which, when aggregated with all other shares of stock controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding shares owned by the acquirer, by our officers or by our employees who are also directors of our company.

By resolution of our Board of Directors, we have opted out of the business combination provisions of the MGCL and provided that any business combination between us and any other person is exempt from the business combination provisions of the MGCL, provided that the business combination is first approved by our Board of Directors (including a majority of directors who are not affiliates or associates of such persons). In addition, pursuant to a provision in our bylaws, we have opted out of the control share provisions of the MGCL. However, our Board of Directors may by resolution elect to opt in to the business combination provisions of the MGCL and we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Business Combinations” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Control Share Acquisitions.”

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Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Under Maryland law, generally, a director will not be liable if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated.

Our charter authorizes us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each director and officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to advance the defense costs incurred by our directors and officers. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist absent the current provisions in our charter and bylaws or that might exist with other companies. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Limitation of Directors’ and Officers’ Liability and Indemnification.”

The ability of our Board of Directors to change our major policies without the consent of stockholders may not be in your interest.

Our Board of Directors determines our major policies, including policies and guidelines relating to our acquisitions, leverage, financing, growth, operations and distributions to stockholders. Our Board of Directors may amend or revise these and other policies and guidelines from time to time without the vote or consent of our stockholders. Accordingly, our stockholders will have limited control over changes in our policies and those changes could adversely affect our financial condition, results of operations and our ability to make distributions to our stockholders.

The ability of our Board of Directors to revoke our REIT election without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we would become subject to federal (and applicable state and local) income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on the risk-adjusted returns to our stockholders.

We will incur significant expenses as a result of being a public company, which will negatively impact our financial performance.

We will incur significant legal, accounting, insurance and other expenses as a result of being a public company. The Dodd-Frank Act and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as related rules implemented by the SEC and the NYSE, have required changes in corporate governance practices of public companies. In addition, rules that the SEC is implementing or is required to implement pursuant to the Dodd-Frank Act are expected to require additional changes. We expect that compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, will substantially increase our expenses, including our legal and accounting costs, and make some activities more time-consuming and costly. We also expect these laws, rules and regulations to make it more expensive for us to

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obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, which may make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as officers. Although the JOBS Act recently enacted by the U.S. Congress and discussed below may for a limited period of time somewhat lessen the cost of complying with these additional regulatory and other requirements, we nonetheless expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which could negatively impact our results of operations and financial condition.

As a public reporting company, we will be subject to rules and regulations established from time to time by the SEC and the NYSE regarding our internal control over financial reporting. We may not complete needed improvements to our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the market price of our common stock and your investment.

Upon completion of the IPO, we will become a public reporting company subject to the rules and regulations established from time to time by the SEC and the NYSE. These rules and regulations will require, among other things, that we establish and periodically evaluate procedures with respect to our internal controls over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel. In addition, as a public company we will be required to document and test our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal controls over financial reporting by the time our annual report for the year ending December 31, 2014 is due and thereafter, which will require us to document and may require us to make significant changes to our internal controls over financial reporting. Likewise, our independent registered public accounting firm will be required to provide an attestation report on the effectiveness of our internal control over financial reporting at such time as we cease to be an “emerging growth company,” as defined in the JOBS Act, although, as described herein, we could potentially qualify as an “emerging growth company” until December 31, 2018. As a result, we will be required to improve our financial and managerial controls, reporting systems and procedures, to incur substantial expenses to test our systems and to make such improvements and to hire additional personnel. If our management is unable to certify the effectiveness of our internal controls, if our independent registered public accounting firm cannot deliver (at such time as it is required to do so) a report attesting to the effectiveness of our internal control over financial reporting or if we identify or fail to remediate material weaknesses in our internal controls, we could be subject to regulatory scrutiny and a loss of public confidence, which could harm our reputation and the market price of our common stock. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in our common stock price and adversely affect our results of operations and financial condition.

Risks Related to This Offering and Ownership of Our Common Stock

There is currently no public market for our common stock, an active trading market for our common stock may never develop following the IPO and our common stock price may be volatile and could decline substantially following the IPO.

Shares of our common stock are newly issued securities for which there is no established trading market. We have applied to list our common stock on the NYSE under the symbol “            .” We expect that our common stock will be approved for listing on the NYSE, but there can be no assurance that an active trading market for our common stock will develop. Accordingly, no assurance can be given as to the ability of our stockholders to sell their shares of our common stock or the price that our stockholders may obtain for their shares of our common stock.

If an active market does not develop or is not maintained, the market price of our common stock may decline and you may not be able to sell your shares. Even if an active trading market develops for our common stock subsequent to the IPO, the market price of our common stock may be highly volatile and subject to

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wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates and market conditions in general could have a significant impact on the future market price of our common stock.

Some of the factors that could negatively affect or result in fluctuations in the market price of our common stock include:

•	actual or anticipated variations in our quarterly operating results;

•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of Ellington personnel who are key to us;

•	actions by Ellington or its affiliates, EFC or EARN;

•	actions by stockholders;

•	speculation in the press or investment community concerning the industry generally or our company or its assets specifically;

•	general market, economic and political conditions, including an economic slowdown or dislocation in the global credit markets;

•	our operating performance and the performance of other similar companies;

•	changes in accounting principles; and

•	passage of legislation or other regulatory developments that adversely affect us or our industry.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, not being required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and of stockholder approval of any golden parachute payments not previously approved. We may take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common shares less attractive as a result. The result may be a less active trading market for our common shares and our share price may be more volatile.

We could remain an “emerging growth company” for up to five years or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period. Under this definition, we will be an “emerging growth company” upon completion of the IPO and could remain an emerging growth company until as late as December 31, 2018.

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We qualify as an “emerging growth company” and plan to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

We qualify as an emerging growth company as defined in the JOBS Act. Pursuant to Section 107 of the JOBS Act, as an “emerging growth company,” we are permitted to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, which would allow us to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. As a result, our financial statements may not be comparable to those of other public companies that comply with such new or revised accounting standards. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” for further discussion of our election to utilize the extended transition period for complying with new or revised accounting standards.

Future sales of our common stock or other securities convertible into our common stock could cause the market value of our common stock to decline and could result in dilution of your shares of our common stock.

Sales of substantial amounts of our shares of our common stock could cause the market price of our shares of common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the value of our common stock. Sales of substantial amounts of share of our common stock, or the perception that such sales could occur, may adversely affect prevailing market values for our common stock. In addition, we have granted registration rights to investors that purchased 6,385,252 shares of our common stock in our January 2013 and March 2013 private placements of common stock. We were required, among other things, subject to certain exceptions, to file with the SEC a shelf registration statement to register for resale the shares of our common stock sold in these private placements. We cannot predict the effect, if any, that future sales of these shares or the availability of these shares for future sales, may have on the market price of our common stock.

In connection with the IPO, we, our officers and directors and our Manager and its executive officers will enter into lock-up agreements that prevent us and each of these persons, subject to exceptions, from offering additional shares of our common stock for 180 days after the date of this prospectus, as described in “Plan of Distribution.” Additionally, all of our other stockholders have agreed with us not to directly or indirectly sell, offer to sell, grant any option or otherwise transfer or dispose of our common stock for 180 days, in the case of holders who are selling stockholders in the IPO and who are selling stockholders in this offering, and 60 days, in the case of holders who are not selling stock in the IPO, in each case after the date of this prospectus. Accordingly, following consummation of this offering, of our                  shares outstanding prior to this offering,                  shares will be sold in this offering,                  shares will be subject to a 180-day lock-up and                  shares will be subject to a 60-day lock-up. These lock-up provisions, at any time and without notice, may be released with the written consent of the representatives of the underwriters of the IPO. If the restrictions under the lock-up agreements are waived, our shares of common stock may become available for resale into the market, subject to applicable law, which could reduce the market price for our common stock.

Future offerings of debt securities, which would rank senior to our common stock upon our bankruptcy liquidation, and future offerings of equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt securities or additional offerings of equity securities. Upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Our preferred stock, if issued, could have a preference on liquidating distributions or dividend payments or both that could limit our ability to pay a dividend or other distribution to the holders of our common stock. Our decision to issue securities in any future offering will depend on market

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conditions and other factors beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and purchasers of our common stock in this offering bear the risk of our future offerings reducing the market price of our common stock and diluting their ownership interest in our company.

An increase in market interest rates may have an adverse effect on the market price of our common stock and our ability to pay distributions to our stockholders.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our dividend rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher dividend rate on shares of our common stock or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of shares of our common stock. For instance, if interest rates rise without an increase in our dividend rate, the market price of shares of our common stock could decrease because potential investors may require a higher dividend yield on shares of our common stock as market rates on our interest-bearing instruments such as bonds rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and our ability to service our indebtedness and pay distributions to our stockholders.

We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our investment activities.

We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent that distributions exceed earnings or cash flow from our investment activities. Such distributions would reduce the amount of cash we have available for investing and other purposes and could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of our common stock.

U.S. Federal Income Tax Risks

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which, in certain instances, only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Certain rules applicable to REITs are particularly difficult to interpret or to apply in the case of REITs investing in real estate mortgage loans that are acquired at a discount, subject to work-outs or modifications, or reasonably expected to be in default at the time of acquisition.

Your investment has various U.S. federal income tax risks.

Although the provisions of the Code relevant to your investment are generally described in “Material U.S. Federal Income Tax Considerations,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our common stock and on your individual tax situation.

Our failure to qualify or to remain qualified as a REIT would subject us to U.S. federal, state and local income taxes, which could adversely affect the value of our common stock and would substantially reduce the cash available for distribution to our stockholders.

We believe that we have been organized and have operated in a manner as to qualify for taxation as a REIT and we intend to continue to operate in such a manner. However, we cannot assure you that we will operate in a

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manner as to qualify or remain qualified as a REIT. In connection with the IPO, we will receive an opinion from Hunton & Williams LLP that, commencing with our taxable year ending December 31, 2013, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws and our current and proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2013 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Internal Revenue Service, or IRS, or any court and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, given the complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the potential tax treatment of the investments we make, and the possibility of future changes in our circumstances, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

Our ability to satisfy the REIT qualification tests will depend upon our analysis of the characterization and fair market values of our assets, some of which will not be susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis (which, based on the types of assets we will own, could fluctuate rapidly, significantly and unpredictably). In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our SBMF assets and any other mortgage loan related assets. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of this collateral.

If we fail to qualify or to remain qualified as a REIT in any calendar year, and do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax (and any applicable state and local taxes), including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income (although such dividends received by certain non-corporate U.S. taxpayers generally would be subject to a preferential rate of taxation under the current tax law). Further, if we fail to qualify or to remain qualified as a REIT, we might need to borrow money or sell assets in order to pay any resulting tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to qualify or maintain our qualification as a REIT, we no longer would be required under U.S. federal tax laws to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify or to remain qualified as a REIT was subject to relief under federal tax laws, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify or to remain qualified.

As a result of all these factors, our failure to qualify or to remain qualified as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See “Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and our common stock.

The prohibited transactions tax may limit our ability to dispose of our assets, and our TRS may incur a significant tax liability as a result of selling assets that might be subject to the prohibited transactions tax if sold directly by us.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets held primarily for sale to customers in the ordinary course of business, or dealer property. There is a substantial risk that our SBMF loans and the related foreclosed property (other than SBMF loans or foreclosed property that we intend to hold long-term for the production of interest income, rental income or appreciation) will be treated as dealer property. Accordingly, to avoid the prohibited

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transactions tax, we anticipate contributing to our TRS any of those assets that we intend to sell for which a substantial risk exists that such assets could be treated as dealer property. Our TRS, in turn, will market and sell those assets.

We anticipate that our SFR properties will generally not be dealer property. Nevertheless, we may be subject to the prohibited transactions tax on the sale of some of our SFR properties. Although a safe harbor to avoid the characterization of the sale of real property by a REIT as a prohibited transaction is available, we cannot assure you that we can comply with that safe harbor with respect to our sales of SFR properties or that we will avoid owning SFR properties that may be characterized as dealer property. Consequently, we may choose not to engage in certain sales of those properties or may conduct such sales, along with our sales of certain SBMF loans and the related foreclosed property, through our TRS.

Although we expect to avoid the prohibited transactions tax by conducting the sale of property that may be characterized as dealer property through our TRS, our TRS will be subject to federal, state and local corporate income tax and may incur a significant tax liability as a result of those sales conducted through our TRS. Moreover, no assurance can be given that the IRS will not impose the prohibited transaction tax on our sales of property outside the safe harbor, or respect the transaction by which property that may be characterized as dealer property is contributed to our TRS; if such transaction is not respected, then we may be treated as having engaged in a prohibited transaction, and our net income therefrom would be subject to a 100% tax.

Our ability to invest in distressed SBMF loans may be limited by our intention to satisfy the requirements for qualification as a REIT.

We have acquired, and we intend to acquire in the future, distressed SBMF loans. In general, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan or the date we significantly modified the loan, a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test applicable to REITs, but will be qualifying income for purposes of the 95% gross income test applicable to REITs. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test applicable to REITs. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% value test. IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to originate or acquire the loan; or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. This safe harbor will help us comply with the REIT asset tests immediately following the acquisition of an SBMF loan. It will be less helpful as the value of the SBMF loan increases. Under the safe harbor, when the value of a distressed debt exceeds the fair market value of the real property that secures the debt, determined as of the date we committed to acquire the debt, the excess will be treated as non-qualifying asset. Accordingly, under the safe harbor, an increasing portion of a distressed SBMF loan will be treated as a non-qualifying asset as the value of the SBMF loan increases.

Additionally, IRS Revenue Procedure 2011-16 states that the IRS will treat distressed debt as producing a significant amount of non-qualifying income for the 75% gross income test. Specifically, IRS Revenue Procedure 2011-16 indicates that interest income on distressed debt will be treated as qualifying income based on the ratio of (i) fair market value of the real property securing the debt determined as of the date we committed to acquire the debt and (ii) the face amount of the debt (and not the purchase price of the debt). The face amount of a distressed SBMF loan will typically exceed the fair market value of the real property securing the loan on the date we commit to acquire the loan.

Because distressed SBMF loans may produce a significant amount of non-qualifying income for purposes of the 75% gross income test and a significant portion of an SBMF loan may be treated as a non-qualifying asset for the REIT asset tests once the loan increases in value, we may be limited in our ability to invest in distressed SBMF loans and satisfy the requirements for qualification as a REIT.

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Our investments in distressed SBMF loans and non-performing residential mortgage loans may produce “phantom income” that will increase the amount of taxable income we have to distribute to satisfy the REIT distribution requirement and may cause us to sell assets, borrow or make taxable distributions of debt or equity securities to satisfy that requirement.

Our acquisition of distressed SBMF loans and non-performing residential mortgage loans may cause us to recognize “phantom income” (or non-cash income) for U.S. federal income tax purposes. For example, if we significantly modify those loans, we would recognize gain on the resulting deemed exchange equal to the difference between the adjusted issue price of the modified loan (which will generally be the principal amount of the modified loan) and our adjusted tax basis in the original loan. Because we intend to acquire distressed SBMF loans and non-performing residential mortgage loans at a significant discount, our adjusted tax basis in a distressed SBMF loan or non-performing residential mortgage loan typically will be significantly lower than the adjusted issue price of the modified loan. Accordingly, if we significantly modify those loans (which we do not intend to do with non-performing residential mortgage loans but we may do with our SBMF loans on an opportunistic or selective basis), we may recognize taxable income without receiving any cash. We expect to foreclose on our non-performing residential mortgage loans, and we may engage in foreclosures or other transactions that result in the conversion of SBMF loans to real property. Such transactions could also give rise to taxable income without a corresponding receipt of cash. In addition, we anticipate transferring a significant portion of our SBMF loans to our TRS prior to marketing and selling those loans. Those contributions will generally be tax-deferred, but we will be required to recognize any accrued but unrecognized “market discount” on the distressed SBMF loans contributed to our TRS. The “phantom income” from any significant modification of SBMF loans, foreclosures or other transactions that result in the conversion of SBMF loans to real property or the contribution of those loans to our TRS will increase the amount of taxable income we are required to distribute to satisfy the REIT distribution requirement. To satisfy that requirement, we may have to sell assets or borrow funds at inopportune times or make taxable distributions of our debt or equity securities.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, our TRS will be subject to regular corporate federal, state and local taxes. Any of these taxes would decrease cash available for distributions to stockholders.

Complying with REIT requirements may cause us to forego or liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. In order to meet these tests, we may be required to forego investments we might otherwise make. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source of income or asset diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our investment performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, securities of taxable REIT subsidiaries and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. Generally, if we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the

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calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and becoming subject to U.S. federal income tax (and any applicable state and local taxes) on all of our income. As a result, we may be required to liquidate from our portfolio otherwise attractive investments or contribute such investments to our TRS. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•	85% of our REIT ordinary income for that year;

•	95% of our REIT capital gain net income for that year; and

•	any undistributed taxable income from prior years.

We intend to distribute our taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that taxable REIT subsidiaries distribute their after tax net income to their parent REIT or their stockholders.

Our taxable income may substantially exceed our net income as determined based on GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to stockholders in that year. In that event, we may be required to use cash reserves, incur debt, sell assets, make taxable distributions of our stock or debt securities or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

We may pay taxable dividends of our common stock and cash, in which case stockholders may sell shares of our common stock to pay tax on such dividends, placing downward pressure on the market price of our common stock.

We may distribute taxable dividends that are payable in cash and common stock at the election of each stockholder. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure does not apply to our 2013 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and common stock.

If we made a taxable dividend payable in cash and common stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result,

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stockholders may be required to pay income tax with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. If we made a taxable dividend payable in cash and our common stock and a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock. We do not currently intend to pay taxable dividends of our common stock and cash, although we may choose to do so in the future.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code substantially limit our ability to hedge. Our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through our TRS. Any hedging income earned by our TRS would be subject to federal, state and local income tax at regular corporate rates. This could increase the cost of our hedging activities or expose us to greater risks associated with interest rate changes or other changes than we would otherwise want to bear.

Our ownership of and relationship with our TRS will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation (other than a REIT) of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of a REIT’s total assets may consist of stock or securities of one or more taxable REIT subsidiaries. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We will monitor the value of our respective investments in our TRS for the purpose of ensuring compliance with taxable REIT subsidiary ownership limitations and will structure our transactions with our TRS on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% taxable REIT subsidiaries limitation or to avoid application of the 100% excise tax.

Our TRS and any other domestic taxable REIT subsidiary that we may form will pay federal, state and local income tax on its taxable income, and its after-tax net income will be available for distribution to us but is not required to be distributed to us unless necessary to maintain our REIT qualification.

Our ownership limitation may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their common stock.

In order for us to qualify as a REIT for each taxable year after 2013, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to help us qualify as a REIT, among other purposes, our charter generally prohibits any person from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.

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The ownership limitation and other restrictions could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their common stock over the then-prevailing market price or which holders might believe to be otherwise in their best interests.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. taxpayers taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in the stocks of REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends treated as qualified dividend income, which could adversely affect the value of the stock of REITs, including our common stock.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify and maintain our qualification as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our assets to repay obligations to our lenders or for other reasons, we may be unable to comply with these requirements, thereby jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as inventory or property held primarily for sale to customers in the ordinary course of business.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, forecasts, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward- looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements included in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking:

•	Our investments will be concentrated in the SFR and multi-family residential real estate sectors;

•	Our long-term growth will depend upon future acquisitions of SFR properties that meet our acquisition criteria and SFR and SBMF loans;

•

Our success depends in part on continued demand for SFR properties in our target markets at rental rates that can be increased over time and in part on continued supply of SBMF loans at a discount to par;

•	We may face significant competition for acquisitions in our target markets for our target assets and for quality tenants;

•	We may find more limited targeted assets at attractive prices than we expect;

•	We will be dependent on our tenants for a substantial portion of our revenues;

•	Declining real estate values and impairment charges could adversely affect our earnings and financial condition;

•	Our real estate service providers may not perform in line with our expectations;

•	Our SFR may not achieve the HPA our models predict;

•	A significant portion of our investments will be in the form of SBMF loans, which are subject to increased risks;

•

The SBMF loans and the mortgage loans underlying future origination investments we expect to acquire are dependent on the ability of the commercial property owners to generate net income from operating the properties, which may result in the inability of such property owners to repay a loan, as well as the risk of foreclosure;

•

New and existing laws and regulations or other governmental actions may adversely affect the value of our properties or affect our ability to attract and retain qualified tenants on terms favorable to us;

•

We have a flexible investment strategy pursuant to which we may invest in other types of assets, including Agency RMBS, non-Agency RMBS and CMBS, which exposes us to risks related to those types of investments and the related financing and hedging strategies we may employ with respect to those assets;

•	Our officers have duties to Ellington, which may create conflicts of interest;

•	There is currently no public market for our common stock and an active trading market for our common stock may never develop;

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•

Our failure to qualify as a REIT, or failure to remain qualified as a REIT, would subject us to U.S. federal, state and local income taxes, which could adversely affect the value of our common stock and would substantially reduce funds available for distribution to our stockholders; and

•	Complying with REIT requirements may cause us to forego or liquidate otherwise attractive investments.

The forward-looking statements are based on our beliefs, assumptions and expectations of future events, taking into account all information currently available to us. Forward-looking statements are not guarantees of future events or of our performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these events and factors are described in this prospectus under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business and Investments.” If a change occurs, our business, financial condition, liquidity, cash flows and results of operations may vary materially from those expressed in or implied by our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We are registering these shares of common stock for resale by the selling stockholders. We will not receive any proceeds from the sale of the shares offered by this prospectus. The net proceeds from the sale of the shares offered by this prospectus will be received by the selling stockholders.

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DISTRIBUTION POLICY

To qualify as a REIT, we must distribute annually to our stockholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We generally will not be required to make distributions with respect to activities conducted through any taxable REIT subsidiary, the income of which is not included in REIT taxable income. We currently expect to distribute substantially all of our REIT taxable income to our stockholders. We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “Material U.S. Federal Income Tax Considerations.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

We will make distributions only upon the authorization of our Board of Directors. The amount, timing and frequency of distributions authorized by our Board of Directors will be based upon a variety of factors, including:

•	actual results of operations;

•	our level of retained cash flows;

•	the timing of the investment of the net proceeds of the IPO;

•	restrictions under Maryland law;

•	any debt service requirements;

•	our taxable income;

•	the annual distribution requirements under the REIT provisions of the Code; and

•	other factors that our Board of Directors may deem relevant.

Our ability to make distributions to our stockholders will depend upon the ability of our management team to invest the net proceeds of the IPO in our target assets in accordance with our business strategy and the performance of our properties. Distributions will be made in cash to the extent that cash is available for distribution. We may not be able to generate sufficient net interest income to make distributions to our stockholders. In addition, our Board of Directors may change our distribution policy in the future. We may not make an initial distribution until a significant portion of the proceeds of the IPO have been invested. See “Risk Factors.”

Our charter allows us to issue preferred stock that could have a preference on distributions. We currently have no intention to issue any preferred stock, but if we do, the distribution preference on the preferred stock could limit our ability to make distributions to the holders of our common stock.

To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Code, we may consider various funding sources to cover any shortfall, including selling certain of our assets, borrowing funds or using a portion of the net proceeds we receive in the IPO or future offerings (and thus all or a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes). We also may elect to make all or a portion of any distribution in the form of a taxable distribution of our stock or debt securities.

We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For a more complete discussion of the tax treatment of distributions to holders of shares of our common stock, see “Material U.S. Federal Income Tax Considerations.”

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DILUTION

Our net tangible book value as of March 31, 2013 was $138,157,430, or $19.28 per share of our common stock (assuming the exchange of outstanding OP units and LTIP units for common stock on a one-for-one basis). Net tangible book value per share represents the amount of our consolidated total tangible assets minus our consolidated total liabilities, divided by the shares of our common stock that were outstanding on the date of calculation. Our as adjusted net tangible book value on March 31, 2013 would have been approximately $         million, or $         per share, after giving effect to the sale of              shares of our common stock in the IPO at an assumed initial public offering price of $         per share, which is the mid-point of the estimated range of the initial public offering price in the IPO, less underwriting discounts and commissions and other estimated offering expenses payable by us in connection with the IPO. This amount represents an immediate increase in net tangible book value of $         per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $         per share to new investors who purchase our common stock in the IPO at an assumed initial public offering price of $         per share. The following table shows this immediate per-share dilution:

Initial public offering price per share	$
Net tangible book value per share as of March 31, 2013, before giving effect to the IPO(1)		$138,157,430
Increase in net tangible book value per share attributable to the IPO	$
As adjusted net tangible book value per share as of March 31, 2013, after giving effect to the IPO	$
Dilution in as adjusted net tangible book value per share to new investors(2)	$

(1)	Includes our common stock outstanding as of March 31, 2013, assuming the exchange of outstanding OP units and LTIP units for common stock on a one-for-one basis.
(2)	Dilution is determined by subtracting as adjusted net tangible book value per share after giving effect to the IPO from the initial public offering price paid by a new investor for our common stock.

Assuming the underwriters fully exercise their over-allotment option, our as adjusted net tangible book value as of March 31, 2013 would have been approximately $         million, or $         per share. This represents an immediate dilution in as adjusted net tangible book value of $         per share to new investors in the IPO (assuming the exchange of outstanding OP units and LTIP units for common stock on a one-for-one basis).

Differences Between New Investors and Continuing Investors

The following table summarizes, as of March 31, 2013, the differences between the average price per share paid by our existing stockholders and by new investors purchasing shares of our common stock in the IPO at an assumed initial public offering price of $         per share, which is the mid-point of the price range set forth on the front cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us in the IPO, in each case assuming the exchange of all outstanding OP units and LTIP units for shares of our common stock on a one-for-one basis:

	Shares / OP Units / LTIP Units Issued / Granted(1)			Total Consideration			Average Price
	Number	Percentage		Amount	Percentage		Per Share
Continuing investors			%	$		%	$
Selling stockholders in the IPO
New investors in the IPO

Total			%	$		%	$

(1)	Assumes no exercise of the underwriters’ option to cover over-allotments.

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If the underwriters fully exercise their over-allotment option, the number of shares of our common stock held by existing holders will be reduced to     % of the aggregate number of shares of our common stock outstanding after the IPO, and the number of shares of our common stock held by new investors will be increased to                     , or     %, of the aggregate number of shares of our common stock outstanding after the IPO.

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SELECTED CONSOLIDATED FINANCIAL DATA

The following tables present selected historical financial data as of the dates and for the periods indicated. The (i) selected combined financial data as of December 31, 2012 and 2011, for the year ended December 31, 2012, and for the period from October 28, 2011 (Inception) to December 31, 2011 have been derived from the audited combined financial statements of Ellington Housing Inc. and its predecessors included elsewhere in this prospectus. The selected historical financial data as of and for the three months ended March 31, 2013 and 2012 have been derived from the unaudited combined consolidated financial statements of Ellington Housing Inc. and its predecessors included elsewhere in this prospectus.

Since the information presented below is only a summary and does not provide all of the information contained in our historical combined or combined consolidated financial statements, including the related notes, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical combined financial statements, including the related notes, included elsewhere in this prospectus.

Combined Consolidated Statement of Operations Data

	Year ended December 31, 2012	Period from October 28, 2011 (Inception) to December 31, 2011	Three months ended March 31, 2013	Three months ended March 31, 2012
Revenues:
Rental income	$1,001,713	$8,943	$579,426	$62,162
Interest income	—	—	12,819	—
Other revenue	$46,388	$100	$15,695	$4,300

Total Revenues	$1,048,101	$9,043	$607,940	$66,462

Expenses:
Property operating and maintenance	$436,922	$1,143	$193,160	38,315
Property management fees	73,893	783	53,618	4,868
Base management fees	—	—	385,337	—
General and administrative	$64,177	$686	$515,707	$24,616

Total expenses	$1,065,141	$22,112	$1,743,585	$109,436

Other Income and Expenses:
Realized loss from sale of real estate	$(13,481)	—	—	—
Net income (loss)	$(30,521)	$(13,069)	$(1,135,645)	$(42,974)

Loss attributable to non-controlling interests	—	—	(163,122)	—
Net income (loss) attributable to Common Shareholders	—	—	$(972,523)	$(42,974)
Net income (loss) per common share:
Basic	—	—	$(0.25)	—
Diluted	—	—	$(0.25)	—

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Combined Consolidated Balance Sheet Data

	December 31, 2012	December 31, 2011	March 31, 2013
Assets:
Investments in real estate	$19,583,879	$2,001,083	$33,255,600
Investments in SBMF loans, at fair value	—	—	8,261,845
Cash and cash equivalents	$4,630,267	$2,172,027	$97,660,316

Total assets	$25,540,846	$4,180,751	$140,315,730

Liabilities:
Accruals and accounts payable	$336,766	$188,044	$950,138
Base management fees payable	—	—	$385,337

Total Liabilities	$491,107	$192,239	$2,158,300

Equity:
Members’ capital	$24,048,739	$3,988,512	—
Common shares	10	—	$63,853
Additional paid-in capital	990	—	127,129,756
Accumulated deficit	—	—	(972,523)

Total shareholders’ equity and members’ capital	$24,049,739	$3,988,512	$126,221,086

Non-controlling interest	—	—	11,936,344

Total equity	$24,049,739	$3,988,512	$138,157,430

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to and should be read in conjunction with our combined consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. The discussion is intended to assist in understanding and assessing the trends and significant changes in our results of operations and financial condition. Our historical results may not indicate, and should not be relied upon as an indication of, our future performance. Our forward-looking statements reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Executive Summary

Ellington Housing Inc. is a Maryland corporation that acquires, owns, leases and manages SFR and multi-family residential real estate assets in selected markets in the United States. We are externally managed and advised by our Manager, which is an affiliate of Ellington. Ellington is an investment management firm and registered investment adviser with an 18-year history of analyzing and investing in a broad range of primarily residential mortgage-backed securities and related derivatives.

In November 2011, Ellington began to acquire residential properties in selected markets in the United States to manage as rental properties. Ellington believed such assets would benefit from a recovery in the residential housing market in terms of both price appreciation and an increase in demand for rental properties given the continued shift away from homeownership. Using its own capital, Ellington selectively acquired assets in markets Ellington believed offered high return potential and also built the operating platform necessary to renovate, lease and manage such assets. We were formed to expand upon Ellington’s vision, strategy and platform and were capitalized through a contribution by affiliates of Ellington of approximately $24 million of properties, cash and other assets and a series of private placements of our common stock in which we raised approximately $116 million for a total of approximately $140 million of equity in the first quarter of 2013.

Our objective is to provide attractive risk-adjusted returns to our investors through a combination of dividends and capital appreciation. We intend to achieve this objective primarily through investments in, and active management of, a portfolio of (i) SFR properties and loans, which we refer to as our SFR strategy and (ii) SBMF loans and multi-family residential properties, which we refer to as our SBMF strategy. While we expect our SFR strategy will be geographically targeted, our SBMF strategy may be geographically dispersed. Our current target markets for our SFR strategy are the MSAs of Atlanta, Georgia; Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; Phoenix/Tucson, Arizona; and San Antonio, Texas. As of June 15, 2013, our portfolio consisted of 707 SFR properties across our target markets, with an aggregate cost basis of $72.8 million, together with $15.6 million of SBMF loans. We continue to acquire homes in each of our current target markets other than Phoenix/Tucson, Arizona, where we have not purchased a home since April 2012. On June 28, 2013, we acquired a multi-family property valued at approximately $4.1 million pursuant to the conversion of one of our SBMF loans via a deed-in-lieu-of-foreclosure agreement. On July 11, 2013, another SBMF loan paid off via a discounted payoff.

We were organized as a Maryland corporation in September 2012 and intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2013. We generally will not be subject to U.S. federal income tax on our REIT taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and qualify as a REIT. We also intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.

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We see significant opportunities in both the SFR and multi-family residential sectors of the housing market. We believe that distress in the financial markets has created significant dislocation between price and intrinsic value in certain residential housing markets and that attractive investment opportunities will be available for many years.

In January 2013, we completed a series of transactions that included a private placement of shares of our common stock and OP units, the closing of a series of contribution transactions pursuant to which we acquired our initial portfolio of SFR properties, and the purchase by our contributors of additional OP units and shares of common stock using the proceeds of cash distributions received from the contributed entities. In these transactions, we:

•

sold a total of 4,504,765 shares of common stock for a price of $20.00 per share, raising an aggregate of approximately $90 million of net proceeds in private placements that closed on January 18, 2013 and January 31, 2013;

•

completed certain formation transactions through which we acquired the ownership interests of certain Ellington affiliates in three entities that, as of the closing date on January 31, 2013, collectively owned 266 SFR properties with an acquisition cost of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had 36 pending SFR property purchases with an estimated cost basis of $3.6 million; and

•	issued 1,215,189 OP units, valued at $20.00 per unit to the contributors in exchange for the contribution to us of these interests in the formation transactions.

The contributors subsequently converted 606,452 OP units into shares of our common stock

On March 18, 2013, we completed a follow-on private placement of common stock in which we sold an additional 1,274,035 shares of our common stock for a price of $20.15 per share, raising $25.7 million of net proceeds.

Our Manager Group purchased over $8.5 million in shares of our common stock in the two private placements in addition to shares of common stock and OP units that they received as part of the formation transactions. Our Manager Group currently owns 1,031,763 shares of our common stock, 608,737 OP units and 206,069 LTIP units.

Our Portfolio and Target Markets

We target markets that we believe offer the potential for HPA as well as attractive rental yields. Ellington regularly projects foreclosure rates and HPA for 384 MSAs. When comparing markets for investment merit, we consider numerous factors, some weighted more heavily than others in certain markets, including (1) value characteristics such as HPA potential, net rental yields which reflect prevailing rental rates along with local differences in real estate taxes and insurance costs, magnitude of peak/trough price decline, affordability, discount to replacement cost and price to income ratios; (2) demand characteristics such as employment strength, demographics, median income, measure of pent-up demand or latent household formation, population growth, renter-to-owner ratio, rental demand, vacancy rates and mortgage availability; (3) structural characteristics such as the applicable legal framework, judicial versus non-judicial foreclosure and methods of sale; and (4) supply and size characteristics such as the size of the market, shadow inventory, foreclosure and 90+ delinquency pipeline, share of distressed sales, and existing housing inventory. We believe Ellington is well positioned, given its analytical tools and in-house price modeling expertise, to help us identify markets with high HPA and risk-adjusted return potential.

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As of June 15, 2013 our SFR portfolio consisted of 707 SFR properties with an aggregate cost basis of $72.8 million. We acquired this portfolio without the use of debt financing, though we anticipate the utilization of leverage in the future. A summary of our SFR portfolio as of June 15, 2013 is as follows:

SFR Portfolio Summary Statistics

As of June 15, 2013

									Leased Homes
MSA / Metro Division	Number of Homes	Average Purchase Price per Home(1)	Average Capital Expenditures Per Home(2)	Average Investment Per Home(3)	Aggregate Investment	Percent Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home(4)	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home
Atlanta, GA	266	$85,798	$12,562	$98,361	$26,163,934	74%	14.4	1,930	$1,056	13.7%
Charlotte, NC	110	119,060	3,489	122,549	13,480,387	21%	15.3	1,754	1,174	10.6%
Memphis, TN	131	85,466	7,736	93,202	12,209,506	27%	29.2	1,712	1,108	13.5%
San Antonio, TX	75	103,395	3,496	106,892	8,016,884	33%	26.6	1,820	1,225	12.7%
Denver, CO	44	170,209	5,594	175,803	7,735,330	50%	44.4	1,627	1,334	9.8%
Phoenix/Tucson, AZ	81	53,883	9,976	63,858	5,172,521	84%	30.8	1,363	822	15.0%

Total / Weighted Average	707	$94,375	$8,565	$102,940	$72,778,562	53%	22.3	1,767	$1,054	13.1%

(1)	Does not include acquisition costs (defined below).
(2)	Represents average actual acquisition costs of $1,648 per home to date and average actual capital expenditures of $6,917 per home to date and does not include additional expected or future capital expenditures. Capital expenditures include actual upfront renovation costs for vacant homes purchased and homes purchased with in-place tenants where an initial renovation was not performed. We estimate total upfront renovation costs will be approximately $14,900 per home. Acquisition costs include (as applicable) acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums until renovation is complete, closing costs, legal and eviction costs, past due HOA and property taxes and boarding fees.
(3)	Equals the sum of average purchase price per home and average capital expenditures per home.
(4)	Represents average monthly in-place rent before any rent concessions on the 372 homes leased as of June 15, 2013. We have offered and may continue to offer limited periods of free rent as a leasing incentive to potential residents. Of the 372 homes leased as of June 15, 2013, ten tenants were offered rent concessions of free rent for a partial month to one month totaling $4,434, or 0.1% of annualized gross rental income on these homes.

As of June 15, 2013, our SFR portfolio was primarily concentrated in the MSA of Atlanta, Georgia, which is one of the first markets that Ellington originally identified as having attractive return potential, and it also included properties in the MSAs of Charlotte, North Carolina; Memphis, Tennessee; San Antonio, Texas; Denver, Colorado; and Phoenix/Tucson, Arizona. We use Ellington’s projections of HPA and foreclosure rates as well as a wide variety of demographic, demand, supply, valuation, legal, and structural criteria to select our target markets and properties. As of June 15, 2013, we owned a portfolio of 707 homes. Of these homes, 462 were vacant at the time of acquisition and 245 were occupied at the time of acquisition. Of the 245 homes that were occupied upon acquisition, 51 had in-place leases upon acquisition, 29 prior owners were converted to a lease and 164 were vacated immediately following the acquisition.

As of June 15, 2013, our SBMF portfolio consisted of eight first-lien mortgage loans with an aggregate unpaid principal balance of $18.9 million, a combined investment amount of $15.6 million, an estimated loan-to-value ratio of 79% (ranging from 58% to 87%) and backed by multi-family residential properties containing a total of 543 residential units. The SBMF portfolio included: five loans on residential properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida that are paying principal and interest; one loan on property located in Tempe, Arizona that is in forbearance and paying interest; and two loans on properties located in Pensacola, Florida and Pompano Beach, Florida. Our strategy with respect to the five loans on

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properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida is to attempt to negotiate discounted payoffs with the borrowers, but such resolutions may take time to implement, if at all. On June 28, 2013, we acquired the property collateralizing the loan in Pensacola, Florida pursuant to a conversion via a deed-in-lieu of foreclosure agreement. On July 11, 2013, the loan on property located in Pompano Beach, Florida was paid off via a discounted payoff.

Factors Expected to Affect Our Operating Results and Financial Condition

Our results of operations and financial condition will be affected by numerous factors, many of which are beyond our control. The key factors we expect to impact our results of operations and financial condition include our ability to identify and acquire assets that meet our investment criteria and ability to deploy our capital, the time and cost required to prepare homes for rent and enter into leases for newly acquired SFR properties, the time and cost required to resolve distressed SBMF loans, rental rates, occupancy levels, tenant quality, rates of tenant turnover, our expense ratios and capital structure, and economic conditions in the single- and multi-family residential real estate sectors or our target markets.

Asset Acquisitions and Preparation for Leasing

We intend to grow our existing portfolio of SFR properties and SBMF loans. Our ability to identify and acquire assets and acquire and originate loans that meet our investment criteria will be impacted by our selection of target markets, home prices in our target markets, the inventory of properties available in those markets and competition for our target assets. In determining whether a particular asset meets our investment criteria, we make a number of assumptions, including assumptions related to estimated time from purchase to leasing, estimated time and cost of possession and renovation, annual operating costs, market rental rates and tenant default rates, and the properties we acquire are likely to vary materially in terms of acquisition channel, time to possession, renovation and leasing, quality and type of construction and location.

These factors will affect the timing of our preparation of the property for leasing and when it will become an income-producing asset. The time and cost involved in preparing our newly acquired properties for leasing will impact our financial performance and will be affected by the time it takes for us to take possession of the property, the quality and type of construction of the property, the time involved and cost incurred for renovations and time needed for leasing the property for rental among other factors.

As of June 15, 2013, we owned a portfolio of 707 SFR properties. The average cost basis per home, inclusive of acquisition and actual upfront renovation costs, was approximately $103,000. We typically estimate upfront renovation costs to be approximately 10% to 20% of the purchase price, although actual costs may vary significantly based on markets and the age and condition of the property. As of June 15, 2013, for the 419 homes that have completed initial lease-up, we have averaged approximately 73 days from acquisition to lease of the property, with an average of 7 days from acquisition to renovation (which includes time to secure possession of homes occupied at purchase), 35 days to renovate and 31 days from completion of renovation to lease-up.

Loan Resolution

In the SBMF loan market, resolution costs and timing of defaulted loans will be impacted by the willingness of the borrower to agree to a discounted payoff, local market conditions and competition in the multi-family sale and rental market. Ellington has extensive expertise in actively managing and rehabilitating residential and commercial real estate and residential mortgage loans, having overseen the management of approximately 1,000 SFR properties (either through direct acquisition or REO) since 2009. Ellington also has extensive expertise in acquiring and resolving distressed SBMF loans, having acquired 139 mostly non-performing small-balance commercial loans with an aggregate unpaid balance of approximately $237 million since June 2010. Approximately 87% of the small-balance loans acquired were secured by either multi-family residential properties or mixed-use properties with multi-family residential components and were acquired from approximately two dozen sellers.

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Revenue

We earn revenue primarily from rents collected from tenants under lease agreements for our properties (currently from SFR but also from multi-family assets that we do not currently own but expect we will own in the future), principal and interest payments from our SBMF loan borrowers, and from timely payoffs, which are dependent on our ability to negotiate resolutions expediently with borrowers. Our revenue is directly impacted by rental and occupancy rates which may be adversely affected by a variety of factors including downturns or adverse changes in economic conditions in our target markets, bankruptcies, financial difficulties or lease defaults by our tenants, changes in supply of or demand for similar properties in an area. The performance of our portfolio will also be impacted by turnover rates, which affect both leasing levels and maintenance costs, with lower turnover resulting in higher revenue from increased leasing levels and reduced expenses. We seek to lower tenant turnover by performing tenant checks and seeking to achieve tenant satisfaction with our homes that they lease.

The table below shows the average rental rates and leasing levels of SFR properties in our portfolio that have been owned for 180 days or longer as of June 15, 2013. Our ability to drive revenue growth will be dependent on our ability to renovate and lease our newly acquired properties efficiently as well as maintain high leasing levels in the rest of our portfolio.

SFR Properties Owned for Six Months or Longer — Summary Statistics

As of June 15, 2013

									Leased Homes(3)
MSA / Metro Division	Number of Homes	Average Purchase Price per Home	Average Capital Expenditures Per Home(1)	Average Investment Per Home(2)	Aggregate Investment	Homes Leased	Homes Vacant	Percent Leased	Average Monthly Rent Per Leased Home	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home
Atlanta, GA	164	$71,111	$13,980	$85,091	$13,954,907	154	10	94%	$1,070	14.9%
Phoenix/Tucson, AZ	81	53,883	9,976	63,858	5,172,521	68	13	84%	833	15.2%
Denver, CO	5	129,600	21,168	150,768	753,839	5	—	100%	1,277	10.2%
Charlotte, NC	—	—	—	—	—	—	—	—	—	—
San Antonio, TX	—	—	—	—	—	—	—	—	—	—
Memphis, TN	—	—	—	—	—	—	—	—	—	—

Total / Weighted Average	250	$66,699	$12,826	$79,525	$19,881,267	227	23	91%	$1,003	14.8%

(1)	Represents average capital expenditures per home. Does not include additional expected or future capital expenditures.
(2)	Equals the sum of average purchase price per home and average capital expenditures per home.
(3)	For the homes owned six months or longer as of June 15, 2013 $71,859 of capital improvements were performed after the first lease signing extending the useful life of the home while the home was rented.

Expenses

Our ability to acquire, renovate, lease and maintain our properties in a cost-effective manner will be a key driver of our ultimate success. We believe that property-related expenses and investment management and corporate overhead will most significantly affect our results of operations. For loan investments, the costs

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incurred in connection with the acquisition or origination of loans and in servicing and pursing legal remedies could significantly affect our results.

Property-Related Expenses. Once we have acquired and renovated a property, we will have ongoing property-related expenses, expensed as incurred, including the ongoing operating costs to market and maintain the properties, expenses associated with the turnover of tenants and depreciation and amortization. Certain of these expenses are not subject to our control, including HOA fees, property insurance and real estate taxes. We expect that certain of our costs will account for a smaller percentage of our revenue as we expand our portfolio.

Investment Management and Corporate Overhead. We will incur significant general and administrative costs, including those costs related to being a public company and costs incurred under the management agreement with our Manager. We expect these costs to decline as a percentage of revenue and a percentage of assets under management as our portfolio grows and stabilizes. Our current overhead expenses reflect the voluntary limitation by our Manager from seeking reimbursement for costs for which it would otherwise be entitled to reimbursement pursuant to the management agreement. We rely on our Manager to provide or obtain on our behalf the personnel and services necessary for us to conduct our business because we have no employees. See “Our Manager and the Management Agreement” for a description of the terms of the management agreement, including the management fees payable to our Manager thereunder, and our reimbursement obligations to our Manager.

Critical Accounting Policies

Certain of our critical accounting policies require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We believe that all of the decisions and assessments upon which our consolidated financial statements are based were reasonable at the time made based upon information available to us at that time. We rely on our Manager and Ellington’s experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. See Note 2 to the combined consolidated financial statements included in this prospectus for a complete discussion of our significant accounting policies. We have identified our most critical accounting policies to be the following:

Valuation: We apply Accounting Standards Codification, or ASC, ASC 820-10, Fair Value Measurement and Disclosures, or ASC 820-10. ASC 820-10 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

Investments in Real Estate

Operating real estate assets are stated at cost and consist of land, buildings and improvements, including other costs incurred during their possession, renovation and acquisition. A property acquired not subject to an existing lease or purchased at auction without regard as to whether an existing lease is in place is recorded at its purchase price, including acquisition costs, allocated between land and building based upon their fair values at the date of acquisition. We evaluate the properties we acquire at the time of acquisition to determine whether the acquisition should be treated as a business combination under the guidance of ASC, 805, Business Combinations. A property acquired that is deemed to be a business is recorded at fair value (approximated by the purchase price), allocated to land, building and intangibles including the existing lease, if any, based upon their fair values at the date of acquisition, with acquisition costs expensed as incurred. Fair value is determined under the guidance of ASC 820, Fair Value Measurements and Disclosures, primarily based on significant unobservable market data inputs. In making estimates of fair values for purposes of allocating purchase price, we utilize our own market knowledge and published market data. We are currently utilizing information obtained from county tax assessment records to develop regional averages to allocate the fair value to land and building. The estimated

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fair value of acquired in-place leases associated with business acquisitions represents the costs we would have incurred to lease the property at the date of acquisition, based upon our current leasing activity.

Building depreciation is computed on the straight-line basis over the estimated useful lives of the assets. We will generally use a 27.5-year estimated life with no salvage value for the buildings and 10 years for capital improvements. We will consider the value of acquired in-place leases associated with business acquisitions in the allocation of purchase price and the amortization period reflects the average remaining term of each respective in-place acquired lease. The lease periods will generally be short-term in nature (one or two years) and reflect market rental rates. Any difference between fair value and cost will be recorded in the combined consolidated statements of operations.

We will incur costs to prepare certain of our acquired properties to be leased. These costs will be capitalized and allocated to building costs. Costs incurred by us to lease the properties will be capitalized and amortized over the life of the lease.

Expenditures for ordinary maintenance and repairs will be expensed to operations as incurred and expenditures for significant renovations that improve the asset and extend the useful life of the asset will be capitalized and depreciated over their remaining useful life:

Our Investments in Real Estate as reported in the combined consolidated financial statements consist of the following:

	March 31, 2013 (Unaudited)	December 31, 2012
Investments in Real Estate
Land	$6,398,974	$3,531,640
Building & Improvements	27,326,352	16,336,044

	33,725,326	19,867,684
Less: Accumulated Depreciation	(469,726)	(283,805)

Investments in Real Estate, net	$33,255,600	19,583,879

Real Estate Held for Sale

From time to time, we may decide not to hold and operate certain rental property. In these cases, the rental property is stated at the lower of cost or fair value, less estimated selling costs. Subsequent operating expenses or income, gains or losses on disposition of real estate held for sale and impairments on real estate held for sale are charged to earnings as incurred. There was no Real Estate Held for Sale at March 31, 2013 or December 31, 2012.

Sales and the associated gains or losses on single family real estate homes are recognized in accordance with ASC 360-20, Real Estate Sales. Sales and the associated gains are recognized for full profit recognition upon closing of the sale transactions, when the profit is determinable, the earnings process is virtually complete, the parties are bound by the terms of the contract, all consideration has been exchanged, any permanent financing for which the seller is responsible has been arranged and all conditions for closing have been performed. We use the specific identification method to allocate costs. Gains on sales of SFR properties with operating results are recorded in “Gains from discontinued operations” and profits on sales of homes with no historical operating results are included in “Income from sales of residential property” on the Company’s combined consolidated statements of operations.

Rental Revenue: Multi-family residences and SFR properties are leased under operating leases with terms generally of one year or less. Rental revenue includes rents that each lessor pays in accordance with the terms of

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the lease recognized on a straight-line basis over the related lease term. Rental income is recognized when earned. Bad debt expense is recorded when incurred. Once it is determined that an account is not collectable, it is written off, as the tenant is generally evicted.

Property Management Fees: Property management fees are typically based primarily on a percentage, from six to eight percent of rental receipts of properties managed and are recognized as the rents are accrued.

Impairment of Investments in Real Estate: We review our real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The review of recoverability is based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long lived asset’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair-value of the property. We are required to make subjective assessments as to whether there are impairments in the values of the investments in long-lived assets. These assessments have a direct impact on our net loss because recording an impairment loss results in an immediate negative adjustment to net loss. The evaluation of anticipated cash flows is highly subjective and were based in part on assumptions regarding future occupancy levels, rental rates and capital requirements that could differ materially from actual results in future periods. There were no impairments to our investments in real estate and real estate held for sale during the three months ended March 31, 2013 or the year ended December 31, 2012.

Capitalized Costs: Upon acquisition of a vacant SFR home, we capitalize all costs incurred during the period between the home purchase date and the date on which the home is rent-ready including, but not limited to, allocation of due diligence costs associated with the acquisition, closing costs, and renovations required to prepare the house for occupancy. Upon acquisition of an SFR home with an existing lease, costs associated with the acquisition (e.g., acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums, closing costs, legal and eviction costs, past due HOA and property taxes and boarding fees) are immediately capitalized and included in the basis of the home. We do not disrupt an existing tenancy and may choose to defer the renovation of an occupied home until the existing tenant has vacated. When renovation is performed later during the asset’s lifecycle, capitalization commences when activities to prepare the home for renovation commence. Also, throughout the property lifecycle, expenditures that increase the value of the property or extend its useful life are capitalized. Once costs are capitalized, they are depreciated over a ten-year period.

Small Balance Multi-Family Loans, at fair value: The investments in SBMF loans are recorded in accordance with ASC 310, Accounting for Certain Loans and Debt Securities. For the SBMF loans held at March 31, 2013, we made a fair value election pursuant to ASC 825. As such, the SBMF loans are recorded at fair value on the balance sheet and the period change in fair value is recorded in current period earnings on the combined consolidated statement of operations as a component of “unrealized gain/loss on loans.”

The cost of positions sold is calculated using the specific identification basis. Realized gains and losses on sales of SBMF loans are recorded in earnings at the time of disposition.

Manager Compensation: The management agreement provides for the payment to our Manager of base management fees and incentive management fees. The management fees are accrued and expensed during the period incurred. For a more detailed discussion on the fees payable under the management agreement, see Note 7 in our combined consolidated financial statements as of March 31, 2013.

Share Based Compensation: We apply the provisions of ASC 718, Compensation-Stock Compensation, with regard to our equity incentive plans. ASC 718 covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. ASC 718 requires that compensation cost relating to share-based payment

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transactions be recognized in the financial statements. The cost is measured based on the fair value of the equity or liability instruments issued.

Revenue Recognition: Loans held for sale are initially recorded at estimated fair value. Subsequent changes in the estimated fair value of loans are recorded as unrealized gains or losses in the accompanying combined consolidated statement of operations. At the time of sale, any difference between the initial recorded value of the loan and the sales price is recorded as realized gain or loss.

Interest on loans held for sale is recognized as earned under the contractual terms of the loans and included in interest income in the accompanying statements of operations. Interest is only accrued if deemed collectible. Interest is generally deemed uncollectible when a loan becomes three months or more delinquent. Delinquency is calculated based on the contractual due date of the loan.

Interest Income: For loans that are impaired at acquisition which are considered exempt from the guidance in ASC 310-30, we follow the guidance in ASC 310-10 where there are two aspects to interest income: (a) changes to the valuation allowance relating to the passage of time and (b) application of cash payments periodically received. The changes to the valuation allowance related to the passage of time will be reflected in the fair market value and recorded in Unrealized Gain/Loss on Loans. The application of cash payments periodically received will follow the cash basis. Under the cash basis, the amount of interest income recognizable is limited to the lesser of the amount of cash that is actually received or the product of multiplying the recorded investment in the loan by the loan’s effective rate. The difference between the payment and interest income will be applied as a reduction of the loan.

For performing loans not impaired at acquisition, or newly originated loans, interest income is recorded as earned unless ultimate collection is in doubt. Interest is generally deemed uncollectible when a loan becomes three months or more delinquent. Delinquency is calculated based on the contractual due date of the loan. Proceeds received less paydown cost are classified as interest income. Generally, we accrete market discounts and amortize market premiums using the effective yield method. Accretion of market discount and amortization of market premiums requires the use of a significant amount of judgment and the application of several assumptions including, but not limited to, prepayment assumptions and default rate assumptions, which are evaluated quarterly. The accrual of interest, discount and premium for U.S. federal and other tax purposes is likely to differ from the financial accounting treatment of these items as described above.

Interest income, which includes accretion of discounts and amortization of premiums on SBMF loans, is recognized over the life of the investment using the effective interest method. For purposes of determining the effective interest rate, we estimate the future expected cash flows of our investment holdings based on assumptions including, but not limited to, assumptions for future prepayment rates, default rates and loss severities (each of which may in turn incorporate various macro-economic assumptions, such as future housing prices). These assumptions are reevaluated not less than quarterly and require the use of a significant amount of judgment. Principal write-offs are generally treated as realized losses. For non-performing commercial mortgage loans, purchase discounts are generally not amortized.

Income Taxes: We intend to elect to be taxed as a REIT under Sections 856 to 860 of the Code commencing with our taxable year ending December 31, 2013. We believe that we have been organized and have operated in such a manner as to qualify for taxation as a REIT. As long as we comply with a number of requirements under U.S. federal tax law and maintain our qualification as a REIT, we will not be subject to U.S. federal income taxes on our REIT taxable income to the extent that we distribute all of our REIT taxable income to our stockholders on an annual basis and do not engage in prohibited transactions. Accordingly the financial statements do not reflect any provision for income taxes.

If we fail to qualify as a REIT in any taxable year, and a relief provision under the Code does not apply, we will be subject to U.S. federal and state income tax (including any applicable alternative minimum tax) on our

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taxable income at regular corporate tax rates, and we may be ineligible to qualify as a REIT for four subsequent tax years.

We have elected to treat one of our subsidiaries as a taxable REIT subsidiary. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income under the Code if earned directly by the parent REIT. A taxable REIT subsidiary is subject to both federal and state income taxes. However, EH TRS LLC, our TRS, has not earned any taxable income or incurred any taxable loss to date.

Our tax rate differs from the federal statutory rate as a result of the deductibility of qualifying REIT distributions in computing REIT taxable income for U.S. federal and state income tax purposes.

We follow the authoritative guidance on accounting for and disclosure of uncertainty in income tax positions, which requires management to determine whether one of our tax positions is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals of the litigation process, based on the technical merits of the position. For uncertain tax positions, the tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. We did not have any unrecognized tax benefits at March 31, 2013.

In the normal course of business, we may be subject to examination by federal, state and local jurisdictions, where applicable, for the tax year 2013. We may take positions with respect to certain tax issues which depend on a legal interpretation of facts or applicable tax regulations. Should the relevant tax regulators successfully challenge any such positions we might be found to have a tax liability that has not been recorded in the accompanying consolidated financial statements. Also, management’s conclusions regarding the authoritative guidance may be subject to review and adjustment at a later date based on changing tax laws, regulations and interpretations thereof. There were no amounts accrued for penalties or interest as of or during the periods presented in these consolidated financial statements. If penalties and interest are incurred, they will be recorded as a component of income tax expense.

Results of Operations

We commenced operations on January 18, 2013, upon completing the initial closing of our initial private placement of our common stock. On January 31, 2013, we completed the final closing of our initial private placement of common stock and we completed our formation transactions in which affiliates of Ellington contributed to our operating partnership all of their ownership interests in three entities that collectively owned a portfolio of SFR properties, cash, and other short-term assets and liabilities, including 266 SFR properties with an acquisition cost of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had 36 pending SFR property purchases with an estimated cost basis of $3.6 million. We consider these three entities, known as Elizon Housing 2012-A1 LLC, Elizon Housing II LLC and Elizon Residential Phoenix I LLC, to be our predecessor entities. The following discussion of our results of operations reflects the operating results of our company since it commenced operations in January 2013, and our predecessor entities, for the three month periods ended March 31, 2013 and 2012, and, in the case of our predecessor entities only, for the years ended December 2012 and 2011.

Results of Operations for the Three Months Ended March 31, 2013 and 2012

For the three months ended March 31, 2013, we generated a net consolidated loss of $1,135,645, of which $972,523 was attributable to our company (and the remainder was attributable to non-controlling interests), from revenues of $607,940. Over the corresponding quarter for 2012, the predecessor entities generated a net operating loss of $42,974 on revenue of $66,462. The increase in revenue period over period is a result of the increase in the number of our acquired SFR properties, some of which have been stabilized and are producing revenue, since the time of the formation transactions. The increase in expenses is largely a result of the increase in the size of our portfolio, expenses related to the formation transaction, reimbursement of compensation costs, professional

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and advisory expenses including audit, tax, legal and administrative expenses. Further, we have not yet achieved stabilization and full deployment in our target markets, resulting in operating costs (including start-up costs) that we do not believe are proportional to the business we expect to build. As a consequence, we do not consider the historical results of operations information included in this prospectus as being indicative of our future operating results.

For the period from January 1, 2012 to December 31, 2012, leased properties generated rental revenues of $1,001,713 and total expenses of $1,065,141. The loss incurred with respect to these properties is attributable to lease-up expenses primarily relating to properties acquired during the later part of 2012 which were in a period of renovation. For the 205 homes acquired by the predecessor entities and held for more than 180 days as of the end of the quarter, the table below shows combined operating data for the quarter ended March 31, 2013.

Three Months Ended March 31, 2013
Revenues:
Rental revenue	$546,923
Expenses:
Property operating and maintenance	(113,287)
Real estate taxes	(52,629)
Property management fees	(37,348)
Homeowners’ association fees	(6,646)
Other(1)	(33,355)

Total expenses	(243,264)

Revenues in excess of certain expenses	$303,659

(1)	Includes external lease commissions and bad debt expense.

Management fees payable to our Manager amounted to $385,337 for the period ending March 31, 2013, based on stockholders’ equity outstanding for the period. There were no applicable management fees payable for the comparable period ending March 31, 2012.

General and administrative expenses of $515,707 and $245,753 of legal, accounting and other costs were incurred and associated with the start-up and formation of our business, and acquisition of the unconsolidated joint venture. This compared to $24,616 and $21,336 respectively for the comparable period in 2012.

Results of Operations for the Years Ended December 31, 2012 and 2011

For the three months ended December 31, 2011 and the year ending December 31, 2012 the predecessor entities generated net consolidated losses of $13,069 and $30,521, respectively, from rental revenues of $8,943 and $1,001,713, respectively. Through December 31, 2012, we acquired 253 homes.

General and administrative expenses of $686 and $64,177, as well as $19,500 and $92,072 of legal, accounting and other costs, were incurred for the predecessor entities for the two periods respectively for the stub period ending December 31, 2011 and the year ending December 31, 2012.

Liquidity and Capital Resources

Liquidity refers to our ability to meet our cash needs, including repaying our borrowings if any, funding and maintaining our assets and operations, making distributions in the form of dividends and other general business needs. Our short-term (one year or less) and long-term liquidity requirements include acquisition costs for assets

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we acquire, payment of our base management fee and incentive fee, making distributions to our stockholders and repaying principal and interest on our borrowings to the extent that borrowings are outstanding. Our capital resources primarily include cash on hand, cash flow from our investments, borrowings and proceeds from previous equity offerings and the net proceeds from the IPO. We expect that these sources of funds will be sufficient to meet our short-term and long-term liquidity needs.

We held cash and cash equivalents of $97.7 million and $4.6 million as of March 31, 2013 and December 31, 2012, respectively.

To date, all of the properties and loans acquired by us were purchased with equity and we have not yet incurred any indebtedness in acquiring our assets. Upon completion of the IPO, we expect to have approximately $         million in cash on hand, including approximately $         million in net proceeds from the IPO (excluding proceeds from the exercise, if any, of the over-allotment option granted to the underwriters in the IPO), available for future acquisitions and working capital.

Escrow deposits include refundable cash on deposit with financial institutions to be used for property acquisitions, actual and estimated upfront renovation costs for acquired properties, earnest money deposits for broker purchases and tenant security deposits. For vacant homes, through March 31, 2013, we have incurred, on average upfront renovation costs of approximately 10% to 20% of the purchase price, although actual costs may vary significantly based on markets and the age and condition of the property.

For the three months ended March 31, 2013, we made total real estate purchases of $12,857,736, of which $9,990,402 is allocated to buildings and $2,867,334 is allocated to land. In addition we spent $860,519 on renovations of which $840,495 relates to renovations on newly acquired properties and $20,024 relates to renovations on properties with leases in place.

In the future, we may use leverage to supplement our capital needs. We may also seek borrowings through other sources.

The acquisition of properties involves the outlay of capital beyond payment of the purchase price, including payments for property inspections, closing costs, title insurance, transfer taxes, recording fees, and broker commissions and property taxes, HOA transfer fees or HOA dues in arrears. Typically, these costs would be capitalized as a component of the purchase price. We will also make significant capital expenditures to renovate and maintain our properties to our standards. Our ultimate success will depend in part on our ability to make prudent, cost-effective decisions measured over the long term with respect to these expenditures.

We will elect and intend to be taxed as a REIT commencing with our taxable year ending December 31, 2013. To qualify as a REIT, we must distribute annually to our stockholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. Our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code, and we may be required to borrow money, sell assets or make taxable distributions of our capital stock or debt securities to satisfy the distribution requirements. Additionally, we may pay future distributions from the proceeds from the IPO or other securities offerings and thus all or a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes. The timing and frequency of distributions authorized by our Board of Directors and declared by us will be based upon a variety of factors deemed relevant by our Board of Directors, including restrictions under applicable law, capital requirements of our company and the REIT requirements of the Code.

Initially, we intend to satisfy our near-term liquidity requirements, including purchasing our target assets, renovating properties and funding our operations with our existing cash balances, proceeds from the IPO, our existing working capital, and from cash provided by our operations. We believe our rental income net of operating expenses, along with principal and interest payments from the SBMF strategy, will over time generally

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provide cash inflows sufficient to fund our operations and declared dividend distributions. However, there may be times when we experience shortfalls which may cause us to seek additional financing to fund our operations or result in us not making dividend distributions. Should these shortfalls occur for lengthy periods of time or be material in nature, our financial condition may be adversely affected.

Our principal long-term liquidity needs are related to the purchase of additional portfolios of SFR properties and loans and SBMF loans and multi-family residential properties. In addition to our portfolio of owned properties, as of March 31, 2013, we had 177 homes under contract, with a total purchase price of $17.9 million. As of June 15, 2013, we had 55 homes under contract, with a total purchase price of $6.5 million. In addition, we are actively seeking growth in our portfolio through one or more of our primary sourcing channels. We expect to fund these acquisitions from our existing cash balances, proceeds from the IPO, our existing working capital and from cash provided by our operations.

Our assets are illiquid by their nature. Thus, a timely liquidation of assets might not be a viable source of short-term liquidity should a cash flow shortfall arise that causes a need for additional liquidity. It could be necessary to source liquidity from other financing alternatives should any such scenario arise.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we have no off-balance sheet arrangements.

Aggregate Contractual Obligations

Other than agreements to purchase homes entered into in the ordinary course of business and obligations under our management agreement, we had no material contractual obligations as of March 31, 2013. We are a party to a management agreement with our Manager. Pursuant to that agreement, our Manager is entitled to receive a base management fee, an incentive fee, reimbursement of certain expenses and, in certain circumstances, a termination fee. Such fees and expenses do not have fixed and determinable payments. For a description of the management agreement provisions, see Note 7 of the notes to our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

One component of our market risk is related to interest rate risk. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. We may be subject to interest rate risk in connection with certain of our assets and liabilities. For instance, to the extent we incur borrowings, if short-term interest rates increase, our funding costs may also increase. We do not currently hedge interest rate risk, but, to the extent consistent with our qualification as a REIT, we may opportunistically hedge such risk in the future by entering into derivative financial instruments such as interest rate swaps and interest rate options. These derivative transactions will be entered into solely for risk management purposes, not investment purposes. When undertaken, these derivative instruments may not adequately protect us from fluctuations in our financing interest rate obligations or other interest rate risks. Therefore, although we may transact in these derivative instruments purely for risk management, we may still be exposed to risks such as price and interest rate fluctuations, and we may in addition be exposed to timing risk, volatility risk, credit risk, counterparty risk and changes in the liquidity of markets.

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INDUSTRY OVERVIEW AND MARKET OPPORTUNITY

U.S. Housing Market Overview

Residential housing in the United States is one of the largest asset classes in the world. Of this asset class, we believe that approximately 18.3 million homes, or 14% of all housing stock, comprise the potential available market for SFR rentership. We expect the homeownership rate to continue to decline as tight mortgage credit, higher down-payment requirements and unemployment rates continuing above the long-term average constrain the pool of eligible home buyers. This trend, combined with positive underlying demographic trends of population and household formation growth and a limited supply of new construction over the last several years, provides investors the opportunity to invest in the SFR rental market and the recovery of the U.S. housing market at what we believe is an attractive entry point in the housing cycle.

Market Opportunity

We believe the current market offers an opportunity to earn attractive risk-adjusted returns, on both a capital-appreciation and current-income basis, by acquiring title and renting or resolving loans on SFR and multi-family residential properties and capitalizing on the ongoing trend toward renting, rather than owning, homes. After the value deterioration of the past several years, we believe that SFR properties are a historically underpriced asset class and one of the only asset classes where prices in many areas have yet to recover significantly from the lows of the financial crisis. In many parts of the country, homes sell at substantial discounts to replacement cost and even larger discounts to the prevailing pricing when widespread mortgage financing was available.

The market for both distressed SFR properties and loans and SBMF loans is significant and should remain so over the next several years. Ellington’s data analysis projects approximately $397 billion in foreclosure volume nationally by mid-2017, and, as detailed below, certain portions of the $862 billion multi-family debt market are experiencing stress. We believe the scope of the opportunity will permit us to be selective in acquiring assets that meet our investment criteria, including the acquisition of sub-performing and non-performing loans and the origination of loans, and provide attractive risk-adjusted returns.

We intend to acquire residential real estate assets at valuations that offer the potential for high risk-adjusted returns through a combination of attractive rental yields and long-term capital appreciation. We believe that the majority of the properties in our target markets will ultimately experience relatively strong HPA while currently providing attractive rental yields. In the SBMF loan market, we believe that the acquisition of defaulted loans represent an attractive way to participate in the multi-family residential properties market, where Ellington has been able to generate attractive returns and use its expertise to generate rapid resolutions.

By compiling a blended portfolio of both SFR and multi-family residential assets, we can participate in a broad spectrum of housing solutions supporting an ever-growing U.S. population with what we perceive to be pent-up housing needs. In addition, real estate assets have historically performed well in inflationary environments and may benefit from potentially inflationary U.S. fiscal or monetary policy initiatives undertaken to stimulate the economy.

While several respected real estate data and research firms (such as Fiserv Case-Shiller index, Zillow, Inc., John Burns Real Estate Consulting and Ivy Zelman Associates) are pointing to the initial stages of a general recovery in the housing industry following the severe economic downturn that began in 2007, there is a wide disparity among particular markets in the rate of economic recovery, the overhang of current and shadow inventory and the recovery in single-family home prices. Since markets also vary by other factors, including the legal framework governing foreclosures, we believe the ability to analyze a target market comprehensively and accurately will be one of our competitive advantages.

We believe that we will benefit from both the trend toward renting through attractive rental yields and also from the general recovery in the housing market and HPA in our target markets as we will seek to purchase our assets below replacement cost in certain markets.

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Market Environment

The current market environment of increasing demand for rental housing, generally depressed housing prices and continuing financial distress of many homeowners presents a significant opportunity for those with access to capital and experience. In particular, we believe that the general lack of purchase financing available to homeowners, high down-payment requirements and restrictive underwriting standards are forcing many potential homeowners to rent. In both the single-family and multi-family sectors, the number of potential renters has increased substantially over the last several years, the supply of new construction is well below the long-term average, the prices of properties remain below the mortgages securing them and the ability of owners to remain current on, or to refinance, their financial obligations remains constrained. We intend to capitalize on this opportunity.

Pricing: Distressed SFR Properties

Given the price declines in the housing market, we believe that SFR properties are, on both an absolute and relative basis, one of the least expensive asset classes available and can provide attractive risk adjusted returns from both rental yields and asset appreciation as home prices begin to recover from financial crisis lows. Home affordability measures are at record highs and home price-to-income ratios in some states are more than 10% below pre-housing-peak averages. Prices have begun to rise in most major metropolitan markets, and we believe consumer confidence in homes as an investment is similarly on the rise. We believe that SFR properties in selected markets can provide equity-like upside, some protection against future inflation and superior current yields compared to other asset classes.

Since 2002, the net increase in home price valuations is far lower than those of the S&P 500 and the Dow Jones Equity REIT Price Index, as illustrated in the following chart.

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Valuations of Single-Family Homes, the S&P 500, Homebuilders and Equity REITs Since 2002

Source: Ellington analysis based on data from Bloomberg, Case-Shiller and Dow Jones; indexed to December 2002

We believe that a significant contributing factor to the slow recovery of home prices nationally has been the large overall pipeline of distressed properties available for sale. While we expect the recovery to remain slow on the whole, we have witnessed that once the majority of the distressed properties have been resolved in an MSA, that MSA for single-family homes experiences significant HPA. We are already seeing evidence of this in certain markets such as Phoenix/Tucson, Arizona that are in the later stages of shadow-inventory resolution. While home prices in certain markets have begun to recover rapidly, as shown in the chart below, prices are still significantly below their peaks in most areas. We estimate the total shadow inventory of homes (DQ60+ or in foreclosure or REO) to be 3.61 million as of May 2013 (source: LPS Applied Analytics).

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Changes in CoreLogic Distressed Excluded Home Price Index

Source: CoreLogic, February 2013.

(1)	Peaks occurred in each market as follows: Atlanta — July 2007, Charlotte — June 2007, Denver — July 2007, Memphis — July 2007, Phoenix/Tucson — June 2006, San Antonio — August 2007, and National Average — April 2006.

Troughs occurred in February 2012 for all markets shown except Atlanta (March 2012) and Phoenix/Tucson (October 2011).

Demand for Rental Housing: A Growing Cohort of Renters

In the aftermath of the well-documented housing crisis, we believe that secular declines in the U.S. homeownership rate and recovering household formation rates are increasing rental demand for both single-family and multi-family residential housing. The national homeownership rate rose steadily, fueled in part by easy access to credit and more lenient underwriting standards, and peaked at 69.2% in the fourth quarter of 2004; and has since retracted to 65.0% as of the first quarter of 2013 (source: U.S. Census Bureau), the lowest level since 1997, after widespread foreclosures and slower growth in household formations. Excluding the 3.6 million households that are 60+ days delinquent on their mortgages or in foreclosure or REO, the national homeownership rate is only 61.9%, resulting in what we believe is and will continue to be a large need for rental housing (source: U.S. Census Bureau).

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According to The State of the Nation’s Housing 2012, a study by the Joint Center for Housing Studies of Harvard University, or the Harvard Study, the number of renters increased by 5.1 million during the 2000s (the largest decade-long increase since World War II) and renter growth reached 1 million in 2011, the largest increase in nearly 30 years. Additionally, the Harvard Study projects that underlying demographic trends should continue to support the demand for rental housing as the number of echo boomers, defined in the Harvard Study as persons born between 1986 and 2005, eclipses the number of baby boomers by 8.5 million, and this cohort enters prime renting age (20 to 34 years old). Finally, we believe students burdened with debt are more likely to rent residences than buy, because of reduced mortgage loan availability and ability to buy homes.

Single-Family Share of Rental Households (2005-2011)

Source: Moody’s Analytics

We believe that the homeownership rate could remain under pressure as the significant decline in household net worth, tightened lending guidelines, higher down payment requirements and unemployment rates continuing above the long-term average continue to constrain the pool of eligible purchasers of single-family homes. According to the U.S. Census Bureau, each 1.0% decrease in the homeownership rate represents approximately 1.15 million households entering the rental pool.

According to the U.S. Federal Reserve, during the financial crisis the median U.S. household net worth fell by approximately 39%, from $126,400 in 2007 to $77,300 in 2010, the lowest it has been since 1992. This loss of wealth, combined with high unemployment rates and low consumer confidence, is discouraging many people from buying homes. Further, even as affordability measures increase, driven by low prices and interest rates, the availability of mortgage financing remains limited and underwriting criteria restrictive. Additionally, our analysis of data from LPS Applied Analytics finds that between 2007 and 2012, home acquisition loans to borrowers with FICO scores below 630 declined 95%, as opposed to a 67% decline for FICOs above 630 and the average FICO score on purchase mortgage originations rose from 714 in 2007 to 734 in 2012. Additionally, down-payment requirements have increased substantially and, as shown below, new mortgage origination volume dropped approximately 72.5% for home purchase mortgages between 2005 and 2012, according to data from LPS Applied Analytics. We believe a reversal in this trend could increase credit availability for homebuyers and drive home prices up significantly.

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Mortgage Origination Volume

Source: Ellington analysis based on data from LPS Applied Analytics.

We believe that rental housing demand is also being driven by several other key factors, including increased foreclosure rates, constrained home mortgage lending, as well as decreased job security requiring greater geographic mobility. Tens of thousands of families who have damaged credit, have experienced personal bankruptcy or have sold homes via short sales, but who otherwise have solid employment histories, stable incomes and families to house, are precluded from buying and financing new homes. Potential tenants of our properties will also include individuals who have never experienced a foreclosure or short sale, but who are otherwise unable to access home mortgage financing.

In addition to a significant decline in the homeownership rate and increase in the number of renters in the market, there is also considerable demand for rental housing driven by the underlying demographic trends of population and household formation growth. Following the financial crisis, formation of traditional households slowed to an average annual rate of approximately 421,000, one-third of the long-term average of 1.3 million households per year according to the National Association of Homebuilders as high unemployment and lagging wages (real median household income dropped 7% between 2000 and 2010) discouraged the prime renting cohort (ages 20 to 34) from marrying or starting families. Many decided to double- or triple-up in single residences rather than live alone. Since 2010, the growth in household formations has rebounded to 1.3 million per annum, according to the U.S. Census Bureau, helping to drive demand for rental properties. We believe three primary forces are driving the rebound in household formation: gradually improving economic outlook, population growth and the pent-up demand from households that did not form during the recession. The U.S. Census Bureau projects that the U.S. population is projected to grow by approximately 2.5 million people per year until 2020, and, according to the Harvard Study, more than one million new households per year will also

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form. Further, we estimate that an additional 1.7 million households in the primary rental cohort (20 to 34 years of age) did not form between 2006 and 2010, providing additional significant unmet demand for housing.

Household Formation and Homeownership Rate

Source: Ellington analysis based on data from U.S. Census Bureau and Maximus Advisors; the Harvard Study.

Given the decreasing homeownership rate, the projected increase in population and household formations, we anticipate considerable demand for rental properties over the long term.

Supply: Single-Family Rental Housing

The supply of single-family rental housing consists of new housing starts, which fell during 2008 to 2012 to lows not seen since 1991, and the liquidation of distressed inventory, which provides significant buying opportunities to well-capitalized investors.

According to Moody’s Analytics, the current level of housing starts has rebounded to a SAAR of 1.0 million as of March 2013 from trough 2009-2010 levels, but it is still 33% below the 25-year average SAAR of 1.56 million before 2007. We believe this level of housing starts is not keeping pace with projected household growth, which should average approximately 1.18 million new households per year between 2010 and 2020, according to the Harvard Study, which also notes that growth and aging of the current population should add 1.0 million households per year. Therefore, we believe that the lack of adequate new supply coupled with increasing household formations will lead to more demand for rental units and a supportive environment for home prices.

While new and existing home inventories remain near historic lows, the national supply of distressed homes has increased significantly. Foreclosure volumes are significant and still growing. According to data from LPS Applied Analytics as of March 2013, 2.6 million foreclosures occurred during 2010-2012, and an additional 1.6 million homes are currently in some stage of foreclosure. In addition, 7% of all mortgages in the United States are in some stage of delinquency and more than 10% of loans had negative equity. We estimate the total shadow inventory of homes (DQ60+ or in foreclosure or REO) to be 3.57 million as of March 2013 based on LPS Applied Analytics data.

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Single-Family Mortgage Loan Status by Balance ($ billions) As of March 2013

Source: Ellington analysis based on data from LPS Applied Analytics.

According to the S&P/Case-Shiller Home Price Indices, average home prices for their 20-City Composite reached a low in early 2012. As of February 2013, average home prices are back to their autumn 2003 levels for the 20-City Composite, reflecting a 9.3% recovery from the early-2012 lows. As seen below, many of our target markets still have a large supply of homes that have negative equity or are near negative equity, also referred to as “underwater mortgages.”

Negative Equity in Select Markets

Note: Negative equity defined as mortgage loans with outstanding balances greater than the estimated value of the underlying property. Percentages in chart represent the amount of mortgage loans with negative equity relative to the total outstanding mortgage loans in each market.

Source: Ellington analysis based on data from LPS Applied Analytics and CoreLogic, March 2013.

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Price declines, foreclosure rates and distress are not evenly distributed across the United States, and not all regions of the country offer the same investment opportunities. The areas that had the most significant housing price increases generally also had the most pronounced decreases, and now have the largest volume of homeowners with negative equity in their homes and distressed sales. For example, Nevada and Florida have the two largest shares of underwater mortgages (43% and 32%, respectively, as of February 2013), while Florida and California together account for 40% of all underwater mortgages in the United States.

Concentration of Distressed Loans — As of January 2013

Source: LPS Applied Analytics; “Distressed Loans” defined as DQ 60+, foreclosures, REO.

The Small Balance Multi-Family Opportunity

We also anticipate a significant opportunity in the multi-family rental market. The economic downturn and the subsequent banking regulatory reform has burdened a number of banks, lenders and finance companies who have traditionally served the middle-market multi-family sector. Many banks and lenders have legacy portfolio issues and balance sheet constraints. As a result, many of these traditional providers of capital have responded with less flexible lending criteria, slower response times, or the sale of loans of “non-core” customers. These actions do not satisfy the needs of smaller borrowers, and open up an opportunity for us to participate in a wide range of activities in the multi-family sector including purchasing loans, refinancing and recapitalizing existing transactions for existing borrowers and providing new financing on an attractive risk-reward basis. In addition, we believe the uncertainty surrounding multi-family mortgage finance may provide us with incremental lending opportunities in the future as Congress considers restructuring Fannie Mae and Freddie Mac, which have been the most significant sources of multi-family debt capital in recent years.

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We expect to source these opportunities as part of our strategy for SBMF.

Demand and Supply: Multi-Family Rental Debt and Properties

The multi-family rental sector is benefitting from a number of the same underlying trends as the single-family rental market, including declining rates of homeownership, increasing population and household formations, limited available credit to potential homebuyers and limited supply of available units which is compounded currently by several years of limited construction of both new single-family and multi-family projects.

Similar to the single-family housing market, demand has outpaced the supply of available units in the multi-family residential sector, and as shown below, vacancy rates have tightened. Effective rent growth was 4.2% in 2011, 3.6% in 2012, and projected to be 3.6% in 2013, according to AXIOMetrics Inc.

We believe that the most attractive method of capitalizing on this increasing demand for SBMF loans is through acquiring debt and providing capital to properties underlying distressed SBMF loans. Ellington has been actively involved in the small-balance commercial debt markets over the past two years, having acquired 139 mostly non-performing small-balance commercial loans with an aggregate unpaid balance of approximately $237 million since June 2010, and has developed deep sourcing channels. Approximately 87% of the small-balance loans acquired were secured by either multi-family residential properties or mixed-use properties with multi-family residential components and were acquired from approximately two dozen sellers. We believe that defaulted loans represent an attractive means to access the multi-family real estate market.

Overall, mortgages on multi-family residential properties total $862 billion as of the fourth quarter of 2012, or 7% of all mortgage debt outstanding.

We believe that the high volume of mortgages maturing in the next three years, nearly $1.1 trillion, will drive a sizeable investment opportunity in SBMF loans. Government agencies lend almost exclusively on stabilized properties, and many traditional sources of capital for the multi-family residential sector, such as community and regional banks, have experienced significant losses from impaired commercial mortgages underwritten during the period of peak pricing for housing and have either scaled back or discontinued lending to real estate investors and operators. Many of these institutions have sought to reduce real estate exposure and have been net sellers of commercial real estate (whether voluntarily or at the behest of bank regulators) as they seek to generate liquidity and strengthen capital bases. Furthermore, another important provider of capital to the multi-family residential sector historically has been the CMBS market, which has also experienced a significant decline in volume. After an average of $200 billion was originated annually between 2005 and 2007, total CMBS volume has been less than $120 billion combined in the last five years, including only $3 billion in 2009. Although CMBS volume recovered to $48 billion in 2012 and is projected to meet or exceed that in 2013, the volume is still significantly lower than peak levels. However, we do not believe there is sufficient CMBS capacity to handle the demand for refinancing. Given the significant reduction in lending volume and participants in the sector over the last several years, we believe there is a significant opportunity to provide capital to address the significant upcoming maturities.

Many of these loans were originated prior to the recent financial crisis and reflect more lenient underwriting standards and aggressive leverage levels. We believe significant opportunities to acquire defaulted SBMF notes remain, as well as new opportunities to selectively originate bridge facilities on distressed SBMF recapitalizations.

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Mortgage Loan Liquidations and Modifications by Loan Size

Source: Ellington analysis based on data from Trepp and another third party; chart shows status of loans that were transferred to Special Servicing since January 2007, as of February 2013.

We believe that the pipeline of investment opportunities is robust within the SBMF space as small-balance loans are liquidated more frequently and more rapidly than large loans. Of the approximately $60 billion in aggregate unpaid principal balances of loans in special servicing as of April 2013, 84% by count had balances of $25 million or less; and 81% of all special servicing liquidations by count were of loans less than $10 million.

Special servicers have demonstrated a tendency to liquidate small-balance loans whereas they tend to modify large-balance loans (chart above), and liquidations for small loans tend to be faster than large-balance loans. We believe that banks and special servicers are prioritizing quick dispositions of sub-performing and non-performing SBMF loans, while allocating resources to negotiating time-consuming workouts or modifications only on large loans. Ellington has sourced the majority of its SBMF investments to date from distressed sales from banks and special servicers and expects to continue doing so going forward.

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OUR BUSINESS

Our Company

Ellington Housing Inc. is a Maryland corporation that acquires, owns, leases and manages SFR and multi-family residential real estate assets in selected markets in the United States. We are externally managed and advised by our Manager, which is an affiliate of Ellington. Ellington is an investment management firm and registered investment adviser with an 18-year history of analyzing and investing in a broad range of primarily residential mortgage-backed securities and related derivatives.

In November 2011, Ellington began to acquire residential properties in selected markets in the United States to manage as rental properties. Ellington believed such assets would benefit from a recovery in the residential housing market in terms of both price appreciation and an increase in demand for rental properties given the continued shift away from homeownership. Using its own capital, Ellington selectively acquired assets in markets Ellington believed offered high return potential and also built the operating platform necessary to renovate, lease and manage such assets. We were formed to expand upon Ellington’s vision, strategy and platform and were capitalized through a contribution by affiliates of Ellington of approximately $24 million of properties, cash and other assets and a series of private placements of our common stock in which we raised approximately $140 million of equity in the first quarter of 2013.

Our objective is to provide attractive risk-adjusted returns to our investors through a combination of dividends and capital appreciation. We intend to achieve this objective primarily through investments in, and active management of, a geographically targeted portfolio of (i) SFR properties and loans and (ii) SBMF loans and multi-family residential properties. While we expect our SFR strategy will be geographically targeted, our SBMF strategy may be geographically dispersed. Our current target markets for our SFR strategy are the MSAs of Atlanta, Georgia; Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; Phoenix/Tucson, Arizona; and San Antonio, Texas. As of June 15, 2013, our portfolio consisted of 707 SFR properties across our target markets, with an aggregate cost basis of $72.8 million, together with $15.6 million of SBMF loans. On June 28, 2013, we acquired a multi-family property valued at approximately $4.1 million pursuant to the conversion of one of our SBMF loans via a deed-in-lieu-of-foreclosure agreement. On July 11, 2013, another SBMF loan paid off via a discounted payoff.

Our strategy in the SFR sector consists of acquiring individual SFR properties or small portfolios of SFR properties in targeted markets that can be operated as investment properties for rental. We acquire properties directly through foreclosure sales, short sales, negotiated purchases and auctions, and we also intend to acquire sub-performing and non-performing SFR loans, which may be geographically diversified, with a view towards possibly acquiring the underlying properties through foreclosure. We target markets that we believe offer the potential for HPA as well as attractive rental yields. We believe Ellington is well positioned, given its analytical tools and housing price modeling expertise, to identify markets with high HPA and risk-adjusted return potential. We generally seek to acquire quality SFR properties at attractive prices that can generate both attractive rental yields and price appreciation instead of seeking out solely the assets with the lowest prices. We intend to avoid acquiring SFR properties when the purchase price will result in an unattractive rental yield, and we also intend to avoid SFR properties that we believe will be too costly to renovate, for example, as a result of excessive age and wear. While we believe in the diversification benefits of being in several markets, we expect that the housing recovery will continue to be uneven throughout the United States, and, as a result, we do not expect to maintain a national presence for our SFR strategy. Rather, for our SFR strategy, we will focus on markets that we project to outperform the national average on a risk-adjusted return basis. As the housing market undergoes regional ebbs and flows over time, we anticipate that the regional markets on which we focus may also vary over time. We have developed relationships with experienced local property operators in our current markets, and expect to do the same in future markets we may target. We may acquire SFR properties either directly or by foreclosing on sub-performing and non-performing SFR loans that we may acquire. The purchase of SFR properties through foreclosures on distressed loans that we have acquired diversifies our acquisition channels and may, in certain situations, be more attractive than other channels. We believe Ellington has the necessary prior experience,

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infrastructure, and analytical capabilities to evaluate and access these various acquisition channels in order to effectively implement our SFR strategy.

Our SBMF strategy consists of acquiring performing, sub-performing and non-performing SBMF loans. With Ellington’s sourcing capabilities and its proven ability to work out loans (including taking ownership of and managing the underlying real estate), in each case if appropriate, in a timely and efficient manner, we believe that investing in sub-performing and non-performing SBMF loans is currently the most attractive and cost-effective way to invest in the multi-family real estate market. We expect that our SBMF strategy will in many cases include obtaining discounted payoffs (or foreclosing into ownership of the underlying property) of SBMF loans that we have acquired at significant discounts, as well as selectively acquiring multi-family and mixed-use housing properties and opportunistically originating loans to recapitalize multi-family residential properties underlying SBMF loans.

As of March 31, 2013, we had no outstanding indebtedness. Over time, we expect to use leverage the degree to which will be based on our targeted assets and capital needs at such time and subject to the availability of financing. However, our governing documents contain no limitations on the amount of debt that we may incur, and we may change our financing policies (if any) at any time without stockholder approval.

Ellington is a privately held investment advisor registered with the SEC. As of May 31, 2013, Ellington employed over 120 employees and had net assets under management of approximately $5.6 billion, including management of EFC, a publicly traded specialty finance company focusing on non-agency mortgage related assets with an estimated net asset value as of May 31, 2013 of approximately $638 million, and EARN, an Agency RMBS-focused mortgage REIT that completed its initial public offering in May 2013 and had an estimated net asset value as of May 31, 2013 of approximately $177 million.

The members of our management team include: Michael Vranos, founder and Chief Executive Officer of Ellington, who serves as our Co-Chief Investment Officer and is a member of our Board of Directors; Leo Huang, a Senior Portfolio Manager of Ellington, who serves as our President and Chief Executive Officer and is a member of our Board of Directors; Jared Samet, a Managing Director of Ellington, who serves as our Executive Vice President, Head of Acquisitions; JR Herlihy, a Director of Ellington, who serves as our Co-Chief Investment Officer; Howard Barash, who serves as our Chief Financial Officer; Daniel Margolis, General Counsel of Ellington, who serves as our General Counsel; and Sara Walden Brown, Associate General Counsel of Ellington, who serves as our Secretary. Each of these individuals is also an officer of our Manager.

We were organized as a Maryland corporation in September 2012 and intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2013. We generally will not be subject to U.S. federal income tax on our REIT taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and qualify as a REIT. We also intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.

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Recent Events – Initial Public Offering

We are planning to sell our common stock in the IPO, for net proceeds of approximately $             million, after deducting the underwriting discounts and commissions and other offering expenses payable by us. We intend to use the net proceeds from the IPO to invest in our target assets, including SFR properties and loans and SBMF loans and for general business purposes. None of our affiliates or employees will participate in the IPO as selling stockholders.

Our Portfolio

As of June 15, 2013, our SFR portfolio consisted of 707 SFR properties with an aggregate cost basis of $72.8 million. We acquired this portfolio without the use of debt financing. A summary of our SFR portfolio as of June 15, 2013 is as follows:

SFR Portfolio Summary Statistics

As of June 15, 2013

									Leased Homes
MSA / Metro Division	Number of Homes	Average Purchase Price per Home(1)	Average Capital Expenditures Per Home(2)	Average Investment Per Home(3)	Aggregate Investment	Percent Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home(4)	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home
Atlanta, GA	266	$85,798	$12,562	$98,361	$26,163,934	74%	14.4	1,930	$1,056	13.7%
Charlotte, NC	110	119,060	3,489	122,549	13,480,387	21%	15.3	1,754	1,174	10.6%
Memphis, TN	131	85,466	7,736	93,202	12,209,506	27%	29.2	1,712	1,108	13.5%
San Antonio, TX	75	103,395	3,496	106,892	8,016,884	33%	26.6	1,820	1,225	12.7%
Denver, CO	44	170,209	5,594	175,803	7,735,330	50%	44.4	1,627	1,334	9.8%
Phoenix/Tucson, AZ	81	53,883	9,976	63,858	5,172,521	84%	30.8	1,363	822	15.0%

Total / Weighted Average	707	$94,375	$8,565	$102,940	$72,778,562	53%	22.3	1,767	$1,054	13.1%

(1)	Does not include acquisition costs (defined below).
(2)	Represents average actual acquisition costs of $1,648 per home to date and average actual capital expenditures of $6,917 per home to date and does not include additional expected or future capital expenditures. Capital expenditures include actual upfront renovation costs for vacant homes purchased and homes purchased with in-place tenants where an initial renovation was not performed. We estimate total upfront renovation costs will be approximately $14,900 per home. Acquisition costs include (as applicable) acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums until renovation is complete closing costs, legal and eviction costs, past due HOA and property taxes and boarding fees.
(3)	Equals the sum of average purchase price per home and average capital expenditures per home.
(4)	Represents average monthly in-place rent before any rent concessions on the 372 homes leased as of June 15, 2013. We have offered and may continue to offer limited periods of free rent as a leasing incentive to potential residents. Of the 372 homes leased as of June 15, 2013, ten tenants were offered rent concessions of free rent for a partial month to one month totaling $4,434, or 0.1% of annualized gross rental income on these homes.

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As of June 15, 2013, our SFR portfolio was primarily concentrated in the MSA of Atlanta, Georgia, which is one of the first markets that Ellington originally identified as having attractive return potential, and it also included properties in the MSAs of Charlotte, North Carolina; Memphis, Tennessee; San Antonio, Texas; Denver, Colorado; and Phoenix/Tucson, Arizona. As described more fully below under “Our Business — Our Investment Process,” we use Ellington’s projections of HPA and foreclosure rates as well as a wide variety of demographic, demand, supply, valuation, legal, and structural criteria to select our target markets and properties. As of June 15, 2013, we owned a portfolio of 707 homes. Of these homes, 462 were vacant at the time of acquisition and 245 were occupied at the time of acquisition. Of the 245 homes that were occupied upon acquisition, 51 had in-place leases upon acquisition, 30 prior owners were converted to a lease and 164 were vacated immediately following the acquisition. The four charts below illustrate a breakdown of our SFR portfolio as of June 15, 2013 in terms of property size and investment amount:

SFR Portfolio Stratification

As of June 15, 2013

Acquisitions by Purchase Price	Acquisitions by Square Footage

Acquisitions by MSA/Metro Division	Acquisitions by Source

As of June 15, 2013, our SBMF portfolio consisted of eight first-lien mortgage loans with an aggregate unpaid principal balance of $18.9 million, a combined investment amount of $15.6 million, an estimated loan-to-value ratio of 79% (ranging from 58% to 87%) and backed by multi-family residential properties containing a total of 543 residential units. The SBMF portfolio included: five loans on properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida that are paying principal and interest; one loan on property located in Tempe, Arizona that is in forbearance and paying interest; and two loans on properties located in Pensacola, Florida and Pompano Beach, Florida. Our strategy with respect to the five loans on properties located in Las Vegas, Nevada, Miami, Florida, and Miramar, Florida is to attempt to negotiate discounted payoffs with the borrowers, but such resolutions may take time to implement, if at all. On June 28, 2013, we acquired the property collateralizing the loan in Pensacola, Florida pursuant to a conversion via a deed-in-lieu of foreclosure agreement. On July 11, 2013, the loan on property located in Pompano Beach, Florida paid off via a discounted payoff.

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Our Manager and Ellington

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement. Our Manager was formed solely to serve as our manager and does not currently have any other clients. In addition, our Manager does not have any employees of its own and instead relies on the employees of Ellington to perform its obligations to us. Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. See “Certain Relationships and Related Party Transactions — Services Agreement.”

Ellington has established portfolio management resources for each of our target asset classes and infrastructure to support those resources. Through our relationship with our Manager, we benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance capabilities and operational expertise. In particular, we believe Ellington’s extensive history in investing in a wide variety of aspects of residential real estate and residential real estate research capabilities will provide our Manager with access to proprietary market knowledge to help us identify promising housing markets nimbly, competitively price and manage our asset acquisitions and monitor our REIT status.

Ellington’s analytic approach to the investment process for our target markets involves the collection and processing of substantial amounts of data regarding historical performance of single-family home loans and securities backed by those loans and associated derivatives and market transactions. Ellington analyzes this data to identify possible trends and develops financial models used to support the investment and risk management process. Of particular relevance to us are Ellington’s proprietary databases that enable analysis of the ratio of equity value (through analysis of current market conditions) to mortgage debt and analysis of borrowers’ propensity to default or prepay, which, when examined in conjunction with other economic and demographic data such as household formation, population, job creation and unemployment rate, provides insights into emerging trends in local real estate markets. We believe this experience and analytical expertise will provide us with a competitive advantage in identifying markets with the potential for attractive risk-adjusted returns and acquisition opportunities within those markets.

In addition, the experience of Ellington senior management over several distinct real estate cycles, spanning nearly 30 years on both the buy-side and sell-side, has allowed them to develop strong relationships with a wide range of banks, broker/dealers, government agencies, mortgage brokers, property management firms, institutional investors, title insurers and other real estate market participants that provide Ellington access to a broad range of market information. We believe our Manager, as an affiliate of Ellington, will provide us with a significant competitive advantage by accessing a wide variety of asset acquisition and disposition opportunities, funding vehicles and informed real estate knowledge to help grow and manage our company.

We believe Ellington is an experienced investor in a wide range of aspects of residential and multi-family real estate, including SFR loans and SBMF loans. Ellington has extensive expertise in actively managing and rehabilitating residential and commercial real estate and residential mortgage loans, having overseen the management of approximately 1,000 SFR properties (either through direct acquisition or REO) since 2009. Ellington also has extensive expertise in acquiring and resolving distressed SBMF loans, having acquired 139 mostly non-performing small-balance commercial loans with an aggregate unpaid balance of approximately $237 million since June 2010. Approximately 87% of the small-balance loans acquired were secured by either multi-family residential properties or mixed-use properties with multi-family residential components and were acquired from approximately two dozen sellers.

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Our Competitive Strengths

We believe the following competitive strengths position us to implement our business strategy:

Access to Established Asset Manager with Extensive Infrastructure. We expect to benefit substantially from our relationship with our Manager and Ellington. Ellington has more than 120 employees and over 18 years of investment experience. We believe this relationship will provide us with insights into attractive opportunities and access to market information. We will also benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative resources. We believe Ellington’s experience with, and resources used in, managing EFC and EARN, both public companies, will benefit us.

Leading and Experienced Management Team. We believe that the extensive experience of our officers and the officers and employees of Ellington and our Manager provides us with significant management expertise across our targeted asset classes. As of June 15, 2013, 47 Ellington employees were fully or partially dedicated to our strategies. Our senior management team includes Michael W. Vranos, founder and Chief Executive Officer of Ellington and the former head of RMBS trading and origination at Kidder Peabody, and Leo Huang who has over 16 years of experience in commercial real estate lending and securitizations including as Managing Director and Head of Real Estate Fixed Income at Starwood Capital Group and Managing Director and co-head of the commercial real estate lending and securitization business at Goldman, Sachs & Co.

Access to Ellington’s Proprietary Database and Analytics. We expect to benefit from Ellington’s proprietary analytical models, research, analytics and databases. Ellington maintains an extensive loan-level database that allows it to perform in-depth analysis. Ellington’s mortgage analytics will permit us to perform granular analysis including developing projections for forecasting foreclosures and HPA. We believe that access to Ellington’s proprietary models and modeling capabilities provides us with a substantial competitive advantage over many other market participants.

Focus on Risk-Adjusted Returns for Our Assets. Our business philosophy is to identify and target residential housing markets that we believe offer the potential for high risk-adjusted returns. Our focus is on maximizing returns for our stockholders rather than maximizing the size of our portfolio. This philosophy drives our organization to evaluate the relative merits of various means to enhance risk-adjusted returns such as: opening up a new market with less competition, as opposed to optimizing property management in an overly competitive current market; considering whether there is better opportunity in single-family as opposed to multi-family residential properties or vice versa; focusing on optimizing rental yield as opposed to housing price appreciation upside or vice versa; or purchasing distressed properties directly as opposed to purchasing distressed loans secured by such properties or vice versa.

Balanced and Diverse Approach to Residential Asset Ownership. Our portfolio is composed of both SFR and multi-family residential assets. By having the flexibility to own a property directly or to own the mortgage that it secures, we enhance our ability to benefit from the opportunities being generated by the growing strength of residential rentals. Also, since we are pursuing both an SFR strategy and an SBMF strategy, we can benefit regardless of whether potential renters choose single-family or multi-family options when making their living arrangements. The scope of our investment strategy provides for a sizeable supply of our target assets and should permit us to exploit inefficiencies between the different forms of rental housing in different markets.

Nimble Market Entry and Exit. We believe our data-driven approach and our ability to identify attractive target markets, develop operating relationships with experienced local real estate service providers, understand each region’s legal and regulatory framework, source quality assets at attractive prices and manage the process from renovation, tenant selection and ongoing property management, enable us to effectively deploy capital. Our strategy of outsourcing the operation of our properties to experienced local property managers and other service providers in the markets where we own properties, as opposed to making large investments in personnel and operating infrastructure in these markets, allows us to capture upfront the operational efficiencies/economies of scale that the local property manager may have already achieved. This gives us the flexibility to be selective in

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our acquisitions (or to cease acquisition activity quickly if we determine that the risk-adjusted return potential for new acquisitions in a particular market is unattractive), since we do not need substantial scale in each of our markets to achieve attractive returns. Ellington identified Phoenix/Tucson, Arizona as a target market in November 2011 and had purchased 81 SFR properties there by April 2012, before that market’s significant increase in single-family housing investment activity and corresponding HPA. In February 2012, Ellington began investing in the Atlanta, Georgia MSA, where we had acquired 266 homes as of June 15, 2013. We have also acquired an aggregate of 360 SFR properties in the MSAs of Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; and San Antonio, Texas, as of June 15, 2013. We believe our current portfolio is an attractive portfolio with potential for HPA and which we expect to generate attractive rental yields.

Attractive Existing Portfolio. As of June 15, 2013, we owned a portfolio of 707 SFR properties. Our average cost basis per home, inclusive of acquisition and actual upfront renovation costs, was approximately $103,000.

Alignment of Our Stockholders’, Our Manager’s and Ellington’s Interests. In connection with our formation transactions and equity private placements in the first quarter of 2013, affiliates of Ellington contributed to us all of their ownership interests in three entities that, as of the closing date of these transactions, January 31, 2013, collectively owned a portfolio of 266 SFR properties located in Atlanta, Georgia; Denver, Colorado; and Phoenix/Tucson, Arizona, with an aggregate undepreciated cost basis of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had contracts to purchase 36 additional SFR properties with an estimated cost basis of $3.6 million. In exchange for this contribution, the contributors received 1,215,189 OP units, valued at $20.00 per unit. Our Manager Group purchased over $8.5 million in shares of our common stock in the two private placements in addition to shares of our common stock and OP units that they received as part of the formation transactions. Our Manager Group currently owns 1,031,763 shares of our common stock, 608,737 OP units and 206,069 LTIP units. In addition, our management agreement with Ellington includes incentive compensation that is designed to further align Ellington’s interests with those of our stockholders. At least 20% of any incentive fee earned by our Manager will be payable in shares of our common stock or common stock equivalents, subject to the 9.8% ownership limit in our charter, which may be waived by our Board of Directors. We believe that the ownership of our common stock, OP units and LTIP units by our Manager and its affiliates further aligns our Manager’s interests with our stockholders’ interests.

Our Investment Strategy

We see significant opportunities in both the SFR and multi-family residential sectors of the housing market. We believe that distress in the financial markets has created significant dislocation between price and intrinsic value in certain residential housing markets and that attractive investment opportunities will be available for many years.

We intend to capitalize on opportunities in the SFR sector through the targeted acquisition, renovation, leasing and management of single-family homes to operate as rental properties and purchases of SFR loans. We believe that by deploying capital into the SFR market, we can take advantage of the oversupply of vacant foreclosed homes, rent homes at fair prices to dislocated households and capture high rental yields and HPA. We believe that our investment edge is our ability to select target metropolitan statistical areas, sub-markets and assets that we believe are most likely to experience attractive risk-adjusted returns, based on our Manager’s proprietary data analysis and market knowledge.

We intend to capitalize on opportunities in the multi-family residential properties sector through the targeted acquisition of SBMF loans and selective originations at attractive financing terms to recapitalize properties underlying distressed SBMF loans. Our SBMF strategy will focus on SBMF loans where we believe the pipeline of investment opportunities is most robust, the competition most limited, and the risk priced attractively.

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Our Single-Family Rental Strategy

In the SFR sector, we will select, acquire, renovate, lease and manage SFR properties for the purpose of generating steady ongoing rental yield and potential significant capital appreciation. We expect to purchase homes at attractive prices by various means, including foreclosure sales, short sales or the acquisition of sub-performing and non-performing loans. We intend to invest the proceeds of the IPO in properties located in our target markets, where we identify the potential for significant HPA and healthy rental demand. Our target markets currently include the MSAs of Atlanta, Georgia; Charlotte, North Carolina; Denver, Colorado; Memphis, Tennessee; Phoenix/Tucson, Arizona; and San Antonio, Texas.

	Atlanta, GA	Charlotte, NC	Denver, CO	Memphis, TN	Phoenix/ Tucson, AZ	San Antonio, TX	National Average
Historical HPA(1)
HPA (Peak to Trough)	–27.3%	–15.7%	–10.6%	–14.0%	–47.6%	–12.2%	–26.7%
HPA (Peak to Current)	–19.6%	–8.7%	–0.8%	–8.8%	–35.5%	–5.2%	–19.3%
HPA (Prior 12 months)	10.6%	8.3%	10.9%	6.1%	18.2%	8.0%	10.1%
HPA (Prior 3 months)	1.9%	4.1%	2.4%	4.3%	3.3%	2.8%	3.0%
Peak	Jul-07	Jun-07	Jul-07	Jul-07	Jun-06	Aug-07	Apr-06
Trough	Mar-12	Feb-12	Feb-12	Feb-12	Oct-11	Feb-12	Feb-12
EHS / NHS Discount(2)
2000-2002	17.7%	9.5%	15.2%	39.7%	18.8%	29.3%	25.3%
2012	37.9%	7.0%	29.3%	50.1%	33.6%	27.6%	21.3%
Population Growth
1990-2000	38.4%	29.8%	30.7%	12.9%	45.3%	21.6%	13.2%
2000-2010	24.0%	32.1%	16.7%	9.2%	28.9%	25.2%	9.7%
Average Property Tax Rate	0.8%	0.8%	0.6%	0.7%	0.7%	1.8%	1.1%
Foreclosure Type	non-judicial	non-judicial (3)	non-judicial	non-judicial	non-judicial	non-judicial	NA

Source: Ellington analysis based on data from CoreLogic, BLS, US Census Bureau and the National Association of Realtors.

(1)	Historical HPA is based on CoreLogic (distressed excluded) as of February 2013.
(2)	The discount between existing home sales and new home sales (ie. 20% discount means existing homes sell for 20% less than new homes).
(3)	The Charlotte Metropolitan Statistical Area (MSA) contains parts of both North Carolina (non-judicial) and South Carolina (judicial).

One element of our strategy is to seek to capture in certain acquired homes what we refer to as a “distress discount” inherent in markets with apparent supply/demand imbalances caused by the substantial number of properties being sold through short sales and foreclosure. We will aim to apply Ellington’s intensive data analysis to identify promising target regions and complete the purchase of SFR properties before significant competition drives up property prices and reduces or eliminates the distress discount.

We will outsource leasing and property management to high-quality local property managers that we will have screened and vetted and that have demonstrated a track record of successful operations in our markets. Affiliates of Ellington have formed relationships with local property management companies in all of our current markets. Ellington’s asset management and accounting personnel will maintain oversight and control of the local property managers through cash monitoring, expense reconciliation and fund segregation practices in connection with acquisition closings, property renovation, leasing activity, rent collection, expense payment and delinquent receivables management.

We may engage third parties to assist us in sourcing, managing and/or disposing of our SFR investments. Such third-party service providers may be compensated in a variety of ways, including pursuant to incentive-based arrangements. We may also enter into joint ventures, partnerships, or similar arrangements, whereby such third-party service providers co-invest with us in our SFR investments. While as a result we may share the returns we earn on our SFR investments with our partners, we expect to hold a controlling interest and to retain decision-making authority with respect to these investments.

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Our Small-Balance Multi-Family Residential Loan Strategy

Our SBMF strategy will focus on the acquisition of debt instruments and multi-family residential properties in markets where we see attractive risk-adjusted yield opportunities. Our strategy includes obtaining discounted payoffs of SBMF loans that we have acquired at significant discounts, working with borrowers to restructure SBMF loans and acquiring ownership of the multi-family residential properties underlying the SBMF loans through negotiations or foreclosure, which we will then evaluate for long-term ownership or sale. In the experience of our management, valuations and occupancy rates of multi-family residential assets have been more predictable and less volatile than those of other commercial real estate asset classes. We expect to achieve attractive total risk-adjusted returns for our stockholders through a combination of interest income and gains from principal payments on our SBMF loans and rental income and capital appreciation from the multi-family residential properties we acquire via foreclosing on our SBMF loans or otherwise.

Ellington has established sourcing and processing strategies in this sector, where it sees limited competition currently from institutional investors. Given its experience in sourcing and ability to work out loans and take ownership of the underlying real estate, when appropriate, in a timely and efficient manner, Ellington believes that investments in sub-performing and non-performing SBMF loans are an attractive means to access the multi-family real estate market.

We will acquire SBMF loans through “one-off” transactions as well as through the purchase of small portfolios, and we expect to avoid large portfolio sales that have tended to attract higher prices from some of the largest national money managers seeking bulk purchases. In addition, we plan to selectively originate SBMF loans by recapitalizing the underlying distressed multi-family residential properties. We believe that defaulted loans and distress situations represent an attractive means to participate in the multi-family residential economic sector. In addition, we may acquire properties on a selective basis through purchases at foreclosure auctions, foreclosures on properties securing the SBMF loans we acquire, short sale or deed-in-lieu arrangements with borrowers, or direct asset purchases.

We expect that our speed of loan resolution will be a primary and differentiating feature of our SBMF strategy. Prior to acquiring a distressed SBMF loan, we will seek to understand the borrower’s incentives and forecast his or her behavior by examining credit files and borrower correspondence, determining loan structure and asset value, and when permitted, working with the borrower directly. We expect our distressed SBMF loans resolutions to be similar to those of Ellington to date, the majority of which have been in the form of discounted payoffs or deed-in-lieu transactions that were mutually acceptable to both the borrower and Ellington. Because we intend to acquire SBMF loans at discounts to par, we may recognize taxable income without receiving any cash, or “phantom” income, if we significantly modify those loans. See “Material U.S. Federal Income Tax Considerations — Distributions Requirements.”

On a selective basis, we also expect to include as part of our SBMF strategy the direct purchase and renovation, lease and management of multi-family residential properties that we believe are positioned to benefit from strong rental demand and rental growth in our target markets. On an opportunistic basis, we may sell SBMF loans in the event that their sale would be more economically beneficial to us than foreclosing on the underlying properties or continuing to hold the loans. To avoid the 100% prohibited transactions tax on gain from “dealer sales” by a REIT, we anticipate that such sales of our SBMF loans and our multi-family residential properties will generally be conducted through our TRS, which will be subject to U.S. federal, state and local corporate income tax.

We may engage third parties to assist us in sourcing, underwriting, servicing, working out, and/or disposing of our SBMF investments. Such third-party service providers may be compensated in a variety of ways, including pursuant to incentive-based arrangements. We may also enter into joint ventures, partnerships, or similar arrangements, whereby such third-party service providers co-invest with us in our SBMF investments. While as a result we may share the returns we earn on our SBMF investments with our partners, we expect to hold a controlling interest and to retain decision-making authority with respect to these investments.

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Other Mortgage-Related Assets

Although our core investment strategy will focus on the acquisition and management of SFR properties and loans and the acquisition and origination of SBMF loans and multi-family residential properties, we believe Ellington’s expertise in the RMBS and CMBS market will provide our Manager not only with valuable investment insights into the selection of our assets but also with the capacity to invest opportunistically in other mortgage-related assets, subject to our investment guidelines and as market conditions permit.

Accordingly, in addition to our core strategies of investing in SFR properties and loans and SBMF loans and multi-family residential properties, we may also utilize the extensive experience of Ellington in the residential and commercial mortgage sectors to invest from time to time, to a lesser extent than in our core SFR and SBMF assets, in other non-core investments, including but not limited to:

•	Agency RMBS;

•	Non-Agency RMBS;

•	TBAs; and

•	CMBS.

We may finance these non-core assets. Our borrowings to finance non-core assets will primarily consist of reverse repurchase agreements collateralized by our Agency RMBS, non-Agency RMBS and CMBS. The terms of these reverse repurchase agreements may require additional collateral to be posted with our counterparties from time to time as a result of a margin call. We do not have a targeted debt-to-equity ratio with respect to our non-core assets, but we expect to incur leverage at levels that our Manager deems to be prudent based on its experience.

Subject to qualifying and maintaining our qualification as a REIT and maintaining our exclusion from regulation as an investment company under the Investment Company Act, we may utilize various derivative instruments and other hedging instruments to mitigate interest rate risk, credit risk and other risks associated with our non-core investments. For example, we may opportunistically hedge interest rate risk by entering into interest rate swaps, Eurodollar futures, TBA transactions, and other hedging instruments, and for the purposes of the REIT qualification tests, we will generally seek to designate these instruments as qualified liability hedges relating to the indebtedness we incur to finance these assets. Finally, although we do not intend to operate our non-Agency RMBS and CMBS investment strategy on a credit-hedged basis in general, we may selectively use credit default swaps to hedge credit risk. We may enter into any credit default swaps or interest rate hedges that are not qualified liability hedges through our TRS.

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Our Investment History

The following chart illustrates Ellington’s SFR investment history by market since the inception of Ellington’s strategy in November 2011 through June 15, 2013:

Acquisition Activity from November 2011 to June 15, 2013

Ellington’s SFR strategy began in November 2011 in Phoenix/Tucson, Arizona, and to date it has acquired 81 SFR properties there. Although housing price indices were negative for Phoenix/Tucson, Arizona as shown below, Ellington selected Phoenix/Tucson, Arizona based on its proprietary analytics, which highlighted a high concentration of ZIP codes with significant HPA potential. Ellington also realized Phoenix/Tucson, Arizona offered several other attractive characteristics including high projected cash flow yields, deeply discounted home prices, low shadow supply, long-term favorable demographics, a favorable employment outlook, a diverse economy with multiple sources of growth, a favorable local legal and regulatory environment, a deep pool of skilled construction labor, and high quality of life.

Affiliates of Ellington assembled, over a several-month period, a portfolio of 81 SFR properties in Phoenix/Tucson, Arizona for $5.1 million. During the last two months of acquisition activity in Phoenix/Tucson, Arizona, in March and April 2012, as prices in that market began to recover rapidly, Ellington shifted its capital allocation to focus on SFR property acquisitions in Atlanta, Georgia, and has acquired 266 homes for $26.2 million over a period of 17 months through June 2013. Ellington decided to invest in Atlanta in early 2012 for four primary reasons: (i) Atlanta home prices were among the cheapest in the country, both on an absolute basis and relative to incomes; (ii) rent declines were less significant than home prices, resulting in high cash flow yields; (iii) Atlanta is a major hub of the United States with a highly diversified economy, capable of supporting long-term population and employment growth; and (iv) Atlanta’s foreclosure auction process is highly inefficient, which at the time of market entry, functioned as a barrier to entry. As the charts below illustrate, Ellington’s analytics and investment process provided a signal early enough to allow us to prepare to enter the Phoenix/Tucson, Arizona and Atlanta, Georgia markets close to the time when general home prices in those markets started to rise.

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3-Month Change in CoreLogic Phoenix/Tucson, Arizona and Atlanta, Georgia

Distressed Excluded Index (Annualized)

Source: Ellington analysis based on data from CoreLogic.

Each month, Ellington calculates a variety of housing-related metrics for all major urban areas in the country. These calculations include quantifying foreclosure volumes and projecting local HPA. Ellington’s database encompasses 384 MSAs and metropolitan divisions and approximately 40,000 ZIP codes, which incorporates 82% of the country’s population. The source data includes loan-level information on approximately 36 million active residential loans, as well as inputs from the U.S. Census and other providers. Ellington uses this proprietary database and its analytical tools to identify attractive markets for SFR investments. It seeks to identify markets that it believes will outperform the national averages for risk-adjusted returns, which includes projections of current yield and HPA, and also considers institutional competition and the ability to obtain critical mass.

Most recently, Ellington identified the following three MSAs as target markets for the strategy (listed in order of earliest acquisition): Charlotte, North Carolina; San Antonio, Texas; and Memphis, Tennessee. From April 1, 2013 through June 15, 2013, Ellington had acquired 273 homes in these markets for an investment amount of $29.1 million.

SFR Monthly Acquisitions Pace

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Ellington entered the SBMF loans space in June 2010 and to date has had strong historical performance. As of June 30, 2013, Ellington had successfully exited (or had pending sales contracts for) 94% of its cumulative cost basis of the small-balance loans it had owned for at least six months (85% residential-related), generating an annualized gross yield of 20.8%, a gross equity multiple of 1.17x and 10.2 months to resolution on a weighted-average basis. In addition, loans representing an additional 3% of cost basis became re-performing loans as a result of Ellington’s active asset management approach. The remaining loans representing 3% of cost basis are unresolved and non-performing, and we would expect the yield on those loans to be possibly materially lower, or even negative compared to the yield to date on the other loans.

Our Investment Process

SFR Investment Process

We will seek to expand our portfolio of SFR properties by following a five-stage SFR investment process. As further described below, the five stages of our SFR investment process are (1) pre-acquisition, (2) post-acquisition, (3) renovation, (4) leasing, and (5) ongoing property management.

Pre-Acquisition Stage

The Analytical Foundation for Market Selection. Two of the most important macro-determinants of long-run risk-adjusted returns are future HPA and gross rental yields. Based on Ellington’s research, we believe that one of the critical factors that determines whether HPA will be strong or weak is the timeline of future foreclosures, which itself depends primarily on the degree to which borrowers in a market have mortgage balances greater than the estimated value of their homes, combined with the legal framework for the foreclosure process in that market.

Turning Data into Acquisition Selection

We believe that foreclosures have a number of negative effects on local SFR property markets. Foreclosures generally: (1) temporarily depress prices by increasing the supply of homes for sale; (2) reduce household demand both by shrinking the number of local households (to the extent displaced households move in with others following foreclosure) and fueling emigration from the local area; (3) reduce future credit availability for borrowers in the same geography (either as a result of a recent foreclosure on a credit record, or challenging property appraisals which require excessive down payment), which depresses new household formation and, in turn, reduces housing demand; and (4) compete with the non-distressed for-sale housing stock, which reduces

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construction demand and therefore employment opportunities. These adverse effects of foreclosures on the local economy can create a self-reinforcing “vicious cycle” that generally ends only when the supply of underwater mortgages is eliminated from the system.

Ellington’s analysis of historical data shows that across time and market conditions, when foreclosures are rising or falling, home prices fall or rise, respectively, in tandem. We believe that this simple relationship is one of the best predictors, among many, of home prices. Moreover, the process by which a borrower enters foreclosure and loses his or her home is highly geographically dependent. We believe, based on Ellington’s proprietary analytical research, that although the foreclosure wave has peaked in cities like Phoenix/Tucson, Arizona and Atlanta, Georgia, other cities are still facing high foreclosure rates, which we expect to provide ample investment opportunities for us over time.

Investment Criteria for Target Markets. Ellington regularly projects foreclosure rates and HPA for 384 metropolitan statistical areas. When comparing markets for investment merit, we consider numerous factors, some weighted more heavily than others in certain markets, including (1) value characteristics such as HPA potential, net rental yields which reflect prevailing rental rates along with local differences in real estate taxes and insurance costs, magnitude of peak/trough price decline, affordability, discount to replacement cost and price to income ratios; (2) demand characteristics such as employment strength, demographics, median income, measure of pent-up demand or latent household formation, population growth, renter-to-owner ratio, rental demand, vacancy rates and mortgage availability; (3) structural characteristics such as the applicable legal framework, judicial vs. non judicial foreclosure and methods of sale; and (4) supply and size characteristics such as the size of the market, shadow inventory, foreclosure and 90+ delinquency pipeline, share of distressed sales, and existing housing inventory. Based on our analysis, we identified the MSAs of Atlanta, Georgia; Denver, Colorado; and Phoenix/Tucson, Arizona; as initial target markets. More recently, we expanded into the MSAs of Charlotte, North Carolina; Memphis, Tennessee; and San Antonio, Texas.

In some cases, we will target markets that are experiencing a temporary liquidity vacuum and corresponding distress because a significant number of would-be home purchasers have lost access to financing. Under these market conditions, all-cash buyers like us have a significant competitive advantage over those who require a mortgage. We believe that such markets are also candidates for price stabilization and appreciation once confidence-inspired liquidity and widespread mortgage financing return.

Investment Criteria for Target Home Profiles. Once we have identified a target market, we will determine which neighborhoods and product types we will target for investment based on the anticipated risk-adjusted returns obtainable from the combination of the initial distress price discount achieved, plus the net rental yield available in the near-term, plus the annual HPA expected for that general market over time. We will estimate the HPA potential based on, among other factors, local income levels, proximate job drivers and commercial development, crime rates, school quality, demographics, transportation, local HOA considerations, home characteristics (age, condition, size, lot size, optimal bed/bath ratio) and various other criteria.

When underwriting individual assets, we will rely heavily on recent sales (both distressed and non-distressed) and recent rents achieved by comparable assets. When we combine that analysis with the nuanced market knowledge of our local third-party management companies and sales agents, we can be highly selective about the specific homes we wish to acquire.

We expect primarily to target assets we believe have high HPA potential, although we will seek to construct a balanced portfolio which will generate both attractive yields and capital appreciation. At the same time, we prioritize quality homes at reasonable prices, rather than seeking solely the markets and assets with the lowest prices. We will avoid acquiring homes above certain price points where limited rental yield is available, as well as homes of excessive age and wear, where the risk of obsolescence exceeds any upside from renovations (threshold levels for both of these measures necessarily vary by market). We will target what we perceive to be the highest-value segment of homes in a given market, which frequently are considered to be entry-level

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homes — typically these represent the largest, most liquid, most in-demand and cheapest part of the market — and those in need of moderate, but not significant, renovation (typically being less than 10-20% of the acquisition price).

Local Operator Selection Process. In order to execute our business strategy, we rely on local, third-party vendors and service providers for certain services for our properties. For example, we rely on third-party home improvement professionals, leasing agents and property management companies to acquire, lease, finance, renovate, operate and manage our SFR properties. We do not have long-term contractual relationships with any of these third parties.

We expect to contract with other local operators over time as we expand our portfolio. We identify local providers through our relationships with our partners, brokers and other contacts. We vet prospective candidates through, among other activities, interviews, background and reference checks and on-site due diligence tours to ensure that each of our local operators has solid management and the ability to scale their operations to meet our operating and financial demands. We intend to provide active oversight of our local operators to attempt to ensure appropriate levels of service quality. We will also implement cash control procedures and maintain discretion over key investment decisions, including, but not limited to, bid strategies and amounts, rent levels and renovation budgets.

Underwriting Process. Ellington has developed underwriting and due diligence procedures that we use to determine appropriate bidding prices, net rental yields, HPA potential and risk-adjusted returns. Our Manager underwrites and approves each property acquisition. Our initial evaluation of potential investments includes some or all of the following: drive-by inspections, property photographs, third-party professional home inspections (in the case of MLS-type sales) and estimates or evaluations of renovation costs, age, product type, location, subdivision, block, school quality, local drivers, potential rent, and market value based on recent sales and rental demand. We also retain local law firms or title search companies to perform cost-effective title searches for each home we consider buying to identify liens, other encumbrances and HOA restrictions that might make it an insufficiently profitable investment. We also research current tax assessment values and identify any delinquent property taxes. We review with, and seek approval from, our Investment Committee on our overall bidding process, including investment criteria and investment strategy. Foreclosure auditors frequently require transactions to close immediately. Ellington has controls in place for cash management, deed recording and custody transfer that we will use when purchasing a foreclosed property. Finally, we negotiate agreements relating to the homes, including agreements of purchase and sale, leases and construction agreements, and review title commitments, HOA documents and closing statements.

Acquisition Channels. We intend to acquire homes from a variety of sources, including foreclosure auctions, short sales, REO sales, local aggregators of small portfolios, and in portfolios from national and regional banks (where Ellington’s established relationships can be of especially high value), insurance companies and from the Federal Housing Finance Agency, the regulator and conservator of Fannie Mae and Freddie Mac.

Ellington may consider acquiring sub-performing and non-performing loan portfolios. We believe Ellington’s microeconomic models provide us with a competitive advantage in evaluating sub-performing and non-performing residential loan portfolios. The acquisition of SFR properties through this distressed loan channel may, in certain situations, be more attractive than other channels. First, there are generally fewer participants in the sub-performing and non-performing loan marketplace than in the foreclosure auction marketplace because these strategies require national scale and well-developed analytics. The lower level of competition, combined with growing supply, may result in attractive investment opportunities that fit our investment criteria from time to time. Additionally, by purchasing residential mortgages rather than the underlying properties, sellers of the loans avoid paying the costs typically associated with the foreclosure process and subsequent home sale, such as broker commissions and closing costs of up to 10% of gross proceeds of the sale. These savings may motivate sellers to accept a lower price for the sub-performing and non-performing loans than they would if selling REO.

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Post-Acquisition Stage

Following the pre-acquisition stage, our Manager will monitor and oversee the activities of our local operators during the remaining stages in our investment process. Our Manager will retain discretion over key decisions involved in each stage, including among other examples, renovation budgets and offered rents.

Upon our acquisition of each home or portfolio of homes, we will transition property management to our local operators. They will coordinate with us to oversee renovations, leasing and management of our homes. We or our local property managers will, among other post-acquisition activities, record the deed; file address change notices to government and taxation authorities and HOA; determine occupant status; secure property and re-key as needed; transition a current occupant to a tenant or oversee eviction; establish contact with HOA, if any, to set up payment arrangements for HOA dues; promptly pay any delinquent taxes or liens; activate utilities; insure the property or assume its current coverage; contract with third parties for renovations; and file vacant property registration with local authorities, as applicable.

Renovation Stage

We expect to benefit from Ellington’s experience in evaluating, staffing and managing SFR renovation projects. This experience includes working with local property managers to conduct on-site inspections and formulate a scope of work that is reviewed and approved by Ellington’s asset managers, bidding the job through local contractors, awarding the project and overseeing their progress and completion to ensure that they are satisfactorily completed on time and on budget.

Ellington’s approach to managing the renovation process typically includes a site visit by the local property manager, including taking pictures and formulating a scope of work; approval of the scope of work by an Ellington asset manager after reviewing photos and cost estimates; selection of contractors and commencing work; a property inspection by a local manager to monitor progress and quality of work; monitoring and tracking of rehabilitation progress by an asset manager; oversight of all punch list items by construction manager, final approval, and taking “after photos”; and review of punch list and “after photos” by Ellington asset manager and approval of final payment to contractor. As our portfolio grows, we expect to realize economies of scale in each of our target markets, which should enable us to negotiate bulk discounts with preferred renovation vendors.

Leasing and Property Management Stages

Ellington has overseen the management of approximately 1,000 SFR properties (either through direct acquisition or REO) since 2009. We expect to benefit from this experience, which includes selecting local property managers, working with local operators to attempt to ensure that all tax bills and HOA dues are paid and that the properties are properly maintained, and, when Ellington decided to rent out properties, working with the local managers to oversee all leasing-related functions.

Ellington’s oversight of leasing and property management currently focuses primarily on:

•	advertising and marketing through multiple channels, including MLS listing, signage, Internet and social media;

•	ensuring good curb appeal;

•

conducting weekly status calls between Ellington asset managers and key third-party providers to review and monitor, among other things: (a) leasing agent feedback; (b) status of vacant units; (c) pricing strategies; (d) suggested property enhancements; (e) ongoing maintenance and emergency repairs; (f) cash collections and delinquency;

•	managing the renewal process (typical lease term is one year), emphasizing tenant retention to minimize turnover costs and to maximize rent increases on new leases;

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•	establishing and maintaining minimum resident qualifications, emphasizing rental history, employment status and credit quality;

•	collecting appropriate security deposits;

•	controlling maintenance and turnover costs;

•	establishing guidelines for preventive maintenance programs, emergency repairs and maximum threshold amounts above which Ellington approval is required;

•	overseeing property tax, HOA dues and insurance payments;

•	approving and monitoring operating budgets and monitor any variances on a monthly basis; and

•	establishing and maintaining move-out inspections and security deposit return procedures.

Ellington’s asset management team is focused on maximizing the value of its assets by prudently allocating resources in order to achieve appropriate rents and low vacancy rates.

SBMF Loans Investment Process

As with the SFR sector, we will follow what we believe is a proven process to seek to achieve attractive risk-adjusted returns in the SBMF loans sector. We expect to implement our SBMF strategy on a targeted basis nationally and will opportunistically identify investments in specific markets that exhibit attractive risk-adjusted yield opportunities. While our target markets for SFR properties and loans will frequently overlap with those in which the properties underlying our SBMF loans are located, other structural considerations could make investments in SBMF loans attractive in markets where investments in SFR are not, including, for example, whether a market has a judicial foreclosure process that has created a backlog of defaulted notes requiring resolutions or high land values that favor higher-density result in construction of more multi-family residential properties than single-family homes.

Ellington’s SBMF loans investment process involves deal sourcing, screening, due diligence, underwriting and ongoing asset management and risk management.

Deal Sourcing

The market for SBMF loans is characterized by an acute need for capital and limited institutional debt capital. We expect to benefit from Ellington’s established footprint and relationships in the SBMF loans market. Ellington has deep relationships with community and regional banks, strategic partners, borrowers, sale brokers, real estate attorneys, special servicers, restructuring advisors and other industry participants throughout the country. We believe that these relationships will generate investment opportunities for us across markets and sectors.

Ellington has been actively involved in the small-balance commercial debt markets over the past two years, having acquired 139 mostly non-performing small-balance commercial loans with an aggregate unpaid balance of approximately $237 million since June 2010. Approximately 87% of the small-balance loans acquired were secured by either multi-family residential properties or mixed-use properties with multi-family residential components and were acquired from approximately two dozen sellers. Ellington has also opportunistically recapitalized several distressed SBMF loans. As of June 30, 2013, Ellington had successfully exited (or had pending sales contracts for) 94% of its cumulative cost basis of the small-balance loans it had owned for at least six months (85% residential-related), generating annualized gross yield of 20.8%, a gross equity multiple of 1.17x and a weighted-average time to resolution of 10.2 months. These loans were acquired from special servicers and banks.

The majority of the opportunities have come from Ellington’s acquisitions channels which identified borrowers who were seeking flexible solutions to distressed situations. We believe that Ellington’s efficiency in sourcing, acquiring and resolving SBMF loan transactions expeditiously has been a notable and differentiating element of its strategy.

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Preliminary Due Diligence

Following our Manager’s investment screening, our due diligence process for SBMF loans will include a comprehensive financial, environmental, structural, legal and tax review of each deal. The following describes the general underwriting process for a potential SBMF loan acquisition or origination:

•

Market due diligence. Our Manager will engage in discussions with local brokers, appraisers and developers, as applicable. Our Manager will also use independent research services, including Bloomberg, CoStar, PPR and Real Capital Analytics to track supply and demand trends and guide its analysis.

•	Legal due diligence. Our Manager will perform a lien search to capture a comprehensive picture of all mortgages, mechanics liens, real estate tax liens and other claims against the property.

•	REIT compliance. Our Manager will determine the appropriateness of a potential acquisition as a REIT asset.

•

Financial underwriting. Ellington and our Manager will review historical and budgeted income and expenses (as available) and, combined with conclusions from its market due diligence, project a wide variety of possible outcomes, typically considering the following scenarios: base case, downside, and upside cases.

•

Loan sizing and terms (on originations). Based on market due diligence and financial underwriting, our Manager will prepare an indicative term sheet that outlines the terms, structure and sizing of the potential loan. At this stage, our Manager will specify loan terms, including, among others, interest rate, amortization, loans fees, reserve levels, recourse/carve-outs, term, extensions/tests and lockout period.

•	Site visit. Prior to committing to a deal, a physical on-site visit will in almost all cases be conducted.

In conjunction with preliminary due diligence, in the case of a new origination, we will typically require the borrower to execute a loan application and fund a good-faith deposit to cover our expenses.

Formal Due Diligence

Once a potential SBMF loan is approved by our Manager’s Investment Committee, our Manager will conduct formal due diligence, which will typically include preparation of some or all of the following (in the case of an origination): appraisal, borrower credit profile, final financial analysis and projections (including capital expenditure, insurance and real estate tax analysis), lease reviews/estoppels as applicable, loan documents, site inspection and tour of competitive properties, third-party reports (typically engineering and environmental), title/survey and zoning review. Ellington’s investing and in-house legal team will help us manage each step of the diligence process, including coordinating the review of title, survey, real estate taxes, zoning and existing credit/servicing file, and coordinate closing. Ellington will structure and draft loan documents and perform borrower background checks and prepare credit profiles.

In addition, in situations where we will acquire multi-family residential properties directly (via REO or non-distressed sales), we will typically partner with and oversee local operators that will perform many of these tasks. Ellington has an in-house asset management operation that will oversee any direct acquisitions of multi-family residential properties we make.

Conflicts of Interest; Equitable Allocation of Opportunities

Ellington expects to manage in the future non-permanent capital vehicles that have strategies that are similar to, or that overlap with, our strategy. However, Ellington and our Manager have agreed that for so long as the management agreement between us and our Manager is in effect, none of Ellington, our Manager or any of their affiliates will sponsor or manage any permanent capital vehicle that invests primarily in (i) SFR properties or

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(ii) SBMF loans. Ellington will make available to our Manager all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, to be appropriate for us in accordance with Ellington’s written investment allocation policy, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate with Ellington’s other accounts in all such opportunities. Ellington’s investment and risk management committee and its compliance committee (headed by its chief compliance officer) are responsible for monitoring the administration of, and facilitating compliance with, Ellington’s investment allocation policy.

In the event that Ellington is unable to buy as many of our target assets as will be required to satisfy the needs of all of Ellington’s accounts at that time, Ellington’s investment allocation policies and procedures typically allocate such assets to multiple accounts in proportion to their needs and available capital. Ellington may at times allocate opportunities on a preferential basis to accounts that are in a “start-up” or “ramp-up” phase. The policies permit departure from such proportional allocation under certain circumstances, for example when such allocation would result in an inefficiently small amount of the security being purchased for an account or for assets that cannot be easily divided among accounts, including SBMF and SFR, our target asset classes. Such assets may be allocated on a rotational or otherwise equitable basis. In that case, the policies allow for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. A departure from these policies would be permitted to allow us to maintain our exclusion from regulation as an investment company under the Investment Company Act, or to maintain compliance with other applicable regulations, guidelines or restrictions.

Other policies of Ellington that our Manager applies to the management of our company include controls for:

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Cross Transactions. Cross transactions are defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by Ellington or our Manager, on the other hand. It is Ellington’s policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. Ellington or our Manager may enter into cross transactions where it acts both on our behalf and on behalf of the other party to the transaction. Upon written notice to our Manager, we may at any time revoke our consent to our Manager’s executing cross transactions. Additionally, unless approved in advance by a majority of our independent directors or pursuant to and in accordance with a policy that has been approved by a majority of our independent directors, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager’s current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (i) at prices based upon third-party bids received through auction, (ii) at the average of the highest bid and lowest offer quoted by third-party dealers, or (iii) according to another pricing methodology approved by our Manager’s chief compliance officer.

•

Principal Transactions. Principal transactions are defined as transactions between Ellington or our Manager (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager or Ellington (or any related party of Ellington or our Manager, which includes employees of Ellington and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent directors and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.

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Investment in Other Ellington Accounts. Pursuant to our management agreement, if we invest in any other investment fund or other investment for which Ellington, our Manager or one of their affiliates receives management, origination or structuring fees, the management fee payable by us to our Manager will be reduced by an amount equal to the applicable portion (as described in the management agreement) of any related management fees, origination fees or structuring fees payable to our Manager.

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•

Split Price Executions. Pursuant to our management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by Ellington, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.

Our Manager is authorized to follow very broad investment guidelines. Our independent directors will periodically review our investment guidelines and our portfolio. However, our independent directors generally will not review our proposed asset acquisitions, dispositions or other management decisions. In addition, in conducting periodic reviews, the independent directors will rely primarily on information provided to them by our Manager. Furthermore, our Manager may arrange for us to use complex strategies or to enter into complex transactions that may be difficult or impossible to unwind by the time they are reviewed by our Board of Directors. Our Manager has great latitude within our broad investment guidelines to determine the types of assets it may decide are proper for purchase by us. The management agreement with our Manager does not restrict the ability of its officers and employees from engaging in other business ventures of any nature, whether or not such ventures are competitive with our business. We may acquire assets from entities affiliated with our Manager, even where the assets were originated by such entities. Affiliates of our Manager may also provide services to entities in which we have invested.

Our executive officers and the officers and employees of our Manager, as well as certain members of our Board of Directors, are also principals, officers and/or employees of Ellington, and, with the exception of those officers that may be fully dedicated to us, we compete with other Ellington accounts for access to these individuals. We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries is a party or has an interest, nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics will contain a conflicts of interest policy that prohibits our directors, officers and employees, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual or apparent conflict of interest with us, absent approval by our Board of Directors or except as expressly set forth above or as provided in the management agreement between us and our Manager. In addition, nothing in the management agreement binds or restricts our Manager or any of its affiliates, officers or employees from buying, selling or trading any securities or commodities for their own accounts or for the accounts of others for whom our Manager or any of its affiliates, officers or employees may be acting.

Policies with Respect to Certain Other Activities

If our Board of Directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities, the retention of cash flow and other funds from debt financing or a combination of these methods. In the event that our Board of Directors determines to raise additional equity capital, it has the power, without stockholder approval, to cause us to issue additional shares of common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may in the future, offer equity or debt securities, including OP units or preferred units of limited partnership issued by our operating partnership, in exchange for assets.

We may invest in the securities of other issuers for the purpose of exercising control over such entities. We engage in the purchase and sale of assets, and we may in the future make loans to third parties. We have not in the past and will not in the future underwrite the securities of other issuers.

Our Board of Directors may change any of these policies without prior notice to you or a vote of our stockholders.

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Competition

In acquiring our assets, we will compete with REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, institutional investors, private equity funds, private investment funds, high net worth individuals, investment banking firms, financial institutions, governmental bodies, real estate opportunity funds and other persons and entities. Many of our competitors are significantly larger than us, have greater access to capital and other resources and may have other advantages over us. Our competitors may include other investment vehicles managed by Ellington or its affiliates, including EFC and EARN, and other vehicles which may have investment mandates related primarily to the SFR and multi-family residential sectors. In addition to existing companies, other companies may be organized for similar purposes, including companies focused on purchasing our target assets. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of our common stock. In particular, some of the markets we may consider as attractive may be significantly impacted to the extent they are also pursued by large institutional competitors. As a result, we may be effectively precluded from pursuing some of our target markets due to other institutional competitors. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets and establish more relationships than us. Additionally, we may also compete with the U.S. Federal Reserve and the Treasury to the extent they purchase assets meeting our objectives pursuant to various purchase programs.

In the face of this competition, we have access to our Manager’s and Ellington’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess risks and determine appropriate pricing for certain potential assets. In addition, we believe that these relationships enable us to compete more effectively for attractive asset acquisition opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.

Finance, Accounting and Compliance

Our financial statements will be prepared in accordance with GAAP. Ellington’s finance, accounting and compliance procedures have been designed to handle the cash management and reconciliation demands of the large-scale acquisition and management functions contemplated by our strategies. Ellington’s proprietary management and accounting applications include cash monitoring, expense reconciliations and fund segregation practices that can track closings, property renovations, leasing activity, rent collections, payment of expenses and management of delinquent receivables.

Operating and Regulatory Structure

Tax Requirements

We intend to qualify and will elect to be taxed as a REIT commencing with our taxable year ending December 31, 2013. We generally will not be subject to U.S. federal income tax on our REIT taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and qualify as a REIT. REITs are subject to a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their annual REIT taxable income excluding net capital gains. We cannot assure you that we will be able to comply with such requirements in the future. Failure to qualify as a REIT in any taxable year would cause us to be subject to U.S. federal income tax on our taxable income at regular corporate rates (and any applicable state and local taxes). Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state, local and foreign taxes on our income. For example, the income generated by our TRS and any other taxable REIT subsidiary we form will be subject to U.S. federal, state and local income tax.

Fair Housing Act

The Fair Housing Act, its state law counterparts and the regulations promulgated by HUD and various state agencies, prohibit discrimination in housing on the basis of race or color, national origin, religion, sex, familial

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status (including children under the age of 18 living with parents or legal custodians, pregnant women and people securing custody of children under the age of 18) or handicap (disability) and, in some states, on financial capability. We believe that our properties are in substantial compliance with the Fair Housing Act and other regulations.

Environmental Matters

As a current or prior owner of real estate, we are subject to various U.S. federal, state and local environmental laws, regulations and ordinances and also could be liable to third parties as a result of environmental contamination or noncompliance at our properties even if we no longer own such properties. See “Risk Factors — Risks Related to our Business — We may be subject to unknown or contingent liabilities or restrictions related to properties that we acquire for which we may have limited or no recourse.”

Investment Company Act Exclusion

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Both we and our operating partnership will be organized as holding companies and will conduct our business primarily through wholly owned subsidiaries of our operating partnership. The securities issued by our operating partnership’s subsidiaries that are excluded from the definition of “investment company” under Section 3(c)(7) of the Investment Company Act, together with other investment securities our operating partnership may own, cannot exceed 40% of the value of all our operating partnership’s assets (excluding U.S. government securities and cash) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage and the assets we may hold. Certain of our operating partnership’s subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets and at least 80% of the entity’s assets on an unconsolidated basis consist of qualifying real estate assets or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate assets or real estate-related assets, we will rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the Division of Investment Management of the SEC regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen. Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common stock, the sustainability of our business model and our ability to make distributions.

We will monitor our compliance with our exclusion from registration as an investment company under the Investment Company Act. The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

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Investment Advisers Act of 1940

Ellington is a registered investment adviser under the Advisers Act and is subject to the regulatory oversight of the Investment Management Division of the SEC.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

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we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements;

•	we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	we have elected to use an extended transition period for complying with new or revised accounting standards.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt securities over a three-year period. We may choose to take advantage of some but not all of these reduced burdens.

Legal Proceedings

Neither we nor our Manager is currently subject to any legal proceedings that we or our Manager considers to be material. Nevertheless, at any time, industry-wide or company-specific regulatory inquiries or proceedings can be initiated and we cannot predict when or if any such regulatory inquiries or proceedings will be initiated that involve us, Ellington, or its affiliates, including our Manager.

We can give no assurances that regulatory inquiries will not result in investigations of Ellington or its affiliates or enforcement actions, fines or penalties or the assertion of private litigation claims against Ellington or its affiliates. We believe the intense scrutiny of collateral debt obligation, or CDO, market participants in particular (including large CDO collateral managers such as Ellington) increases the risk of additional inquiries and requests from regulatory or enforcement agencies. In the event regulatory inquiries such as those discussed above were to result in investigations, enforcement actions, fines, penalties or the assertion of private litigation claims against Ellington or its affiliates, our Manager’s ability to perform its obligations to us under the management agreement between us and our Manager, or Ellington’s ability to perform its obligations to our Manager under the services agreement between Ellington and our Manager, could be adversely impacted, which could in turn have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Staffing

We currently do not have any employees. All of our executive officers and the executive officers of our Manager will be employees of Ellington or one or more of its affiliates. As of June 15, 2013, 47 Ellington employees were fully or partially dedicated to our strategies. See “Management — Management Agreement.”

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MANAGEMENT

Our Directors and Executive Officers

Our Board of Directors consists of five directors. Of these five directors, we believe that three will be considered “independent,” with independence being determined in accordance with the listing standards established by the NYSE. Each member of our Board of Directors serves for a term that commenced with his appointment to our Board of Directors and expires at the next annual meeting of our shareholders or until such time as his respective successor is elected and qualified. All of our executive officers, including our dedicated Chief Financial Officer, dedicated controller and, if provided by our Manager, dedicated in-house counsel are or will be employees of Ellington or one or more of its affiliates.

The following sets forth certain information, as of the date of this prospectus, with respect to our directors and executive officers:

Name	Age	Position with Our Company	Position with Ellington
Leo Huang	40	President and Chief Executive Officer; Director	Senior Portfolio Manager
Michael Vranos	52	Co-Chief Investment Officer; Director	Chief Executive Officer
JR Herlihy	32	Co-Chief Investment Officer	Director
Howard Barash	53	Chief Financial Officer	Chief Financial Officer of Ellington Housing Inc.
Jared Samet	35	Executive Vice President, Head of Acquisitions	Managing Director
Daniel Margolis	40	General Counsel	General Counsel
Sara Walden Brown	36	Secretary	Associate General Counsel
Thomas F. Robards	67	Non-Executive Chairman of the Board; Independent Director	—
Robert B. Allardice, III	66	Independent Director	—
Richard P. Imperiale	53	Independent Director	—

For biographical information relating to our executive officers, see “Our Manager and the Management Agreement — Our Manager’s and Ellington’s Employees.” Messrs. Robards and Vranos serve on the board of directors of EFC and on the board of trustees of EARN, each of which is externally managed by an affiliate of Ellington. Mr. Allardice also serves on the board of trustees of EARN. Mr. Robards, Mr. Allardice and Mr. Imperiale are considered by our Board of Directors to be independent in accordance with the listing standards established by the NYSE. Information on each of our independent directors is set forth below.

Thomas F. Robards — Mr. Robards became a member of our Board of Directors upon completion of our initial private placement in January 2013. Mr. Robards has served as an independent director of EFC since August 2007 and as its non-executive chairman since October 2009. Mr. Robards has served as an independent trustee of EARN since May 1, 2013. Mr. Robards has been a principal in Robards & Company, LLC, a private investment and advisory company, since May 2005. He currently serves as a Trustee and is Audit Committee Chair for the HSBC Investor Funds, a mutual fund complex. He is a Director and is Audit Committee Chair of Overseas Shipholding Group, Inc., and, until December 2006, was a Director and on the Audit Committee of Financial Federal Corporation, both NYSE-listed companies. From 2003 to 2004, he was the Senior Vice President and Chief Financial Officer of the American Museum of Natural History in New York, New York. He was the Chief Financial Officer for Datek Online Holdings Corp. from 2000 until its acquisition by TD Ameritrade in 2002. Prior to that, Mr. Robards was employed at Republic New York Corporation for 24 years, including as Chief Financial Officer and Executive Vice President, and, from 1997 to 1999, served on its board of directors. During his tenure at Republic, his responsibilities included leading its Asset/Liability and Finance Committees as well as managing Republic National Bank treasury and investment portfolio activities. Mr. Robards earned a B.A. from Brown University and an M.B.A. from Harvard Business School.

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Robert B. Allardice, III — Mr. Allardice became a member of our Board of Directors upon completion of our initial private placement in January 2013. Mr. Allardice has served as a director of The Hartford Financial Services Group, Inc. (NYSE: HIG) since September 2008 and as a director of EARN since May 6, 2013. Mr. Allardice retired in 1999 from his position as regional chief executive officer of Deutsche Bank Americas Holding Corporation, North and South America, or DBAHC. Prior to joining Deutsche Bank, Mr. Allardice was a consultant to Smith Barney. Prior to consulting to Smith Barney, Mr. Allardice spent nearly 20 years in positions of increasing responsibility at Morgan Stanley & Co., Inc. He founded the company’s Merger Arbitrage Department and later became Chief Operating Officer of the Equity Department. Mr. Allardice earned a B.A. from Yale University and an MBA from Harvard University.

Richard P. Imperiale — Mr. Imperiale became a member of our Board of Directors upon completion of our initial private placement in January 2013. Mr. Imperiale has served as a director of Retail Properties of America, Inc. (NYSE: RPAI) since January 2008. Mr. Imperiale is President and founder of Forward Uniplan Advisors, Inc., a Milwaukee, Wisconsin based investment advisory holding company that, together with its affiliates, manages and advises over $500 million in client accounts, specializing in managing equity, REIT and specialty portfolios. Mr. Imperiale is widely quoted in local and national media on matters pertaining to investments and authored the book Real Estate Investment Trusts: New Strategies For Portfolio Management, published by John Wiley & Sons, 2002. Mr. Imperiale earned a B.S. in Finance from Marquette University Business School.

Qualifications and Skills of our Board of Directors

Our Board of Directors believes its members collectively have or will have the experience, qualifications, attributes and skills to effectively oversee the management of our company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our company, a willingness to devote the necessary time to board duties, a commitment to representing the best interests of the company and its stockholders and a dedication to enhancing stockholder value. Set forth below is a brief description of the particular experience and skills of each director that led our Board of Directors to conclude that such individual is qualified to serve as a director of our company in light of our business and structure.

Michael W. Vranos — Our Board of Directors believes that Mr. Vranos’ operational experience as Co-Chief Investment Officer of both EFC and EARN, trading and market expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a director. Additional information regarding Mr. Vranos’ experience is set forth under “Our Manager and the Management Agreement — Our Manager’s and Ellington’s Employees.”

Leo Huang — Our Board of Directors believes that Mr. Huang’s extensive experience in commercial real estate lending and securitizations as well as his experience in leadership roles within Ellington and at Starwood Capital Group and Goldman, Sachs & Co. give him the qualifications and skills to serve as a director. Additional information regarding Mr. Huang’s experience is set forth under “Our Manager and the Management Agreement — Our Manager’s and Ellington’s Employees.”

Thomas Robards — Our Board of Directors believes that Mr. Robards’ expertise in finance and accounting, including knowledge of financial institutions, public accounting, internal controls, audit committee performance and governance matters, and experience amassed from past and current service on the audit committees of NYSE-listed companies, including both EFC and EARN, give him the qualifications and skills to serve as a director of our Company.

Robert B. Allardice, III — Our Board of Directors believes that Mr. Allardice’s more than 35 years of experience in the financial services industry, especially his experience as a senior executive officer engaged in strategic planning, risk management, talent development, financial management and financial reporting, his service on the audit committees of NYSE-listed companies, including EARN, and gives him the qualifications and skills to serve as a director of our Company.

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Richard P. Imperiale — Our Board of Directors believes that Mr. Imperiale’s extensive experience in the brokerage and investment advisory industries, especially with respect to investing in REITs, and his service on the compensation committee and nominating and corporate governance committee of an NYSE-listed company gives him the qualifications and skills to serve as a director of our Company.

Corporate Governance — Board of Directors and Committees

Our business is managed through the oversight and direction of our Board of Directors, which is responsible for approving investment guidelines for our Manager to follow in its day-to-day management of our business. Three members of our Board of Directors are considered “independent,” as defined by the rules of the NYSE. Future nominees will be recommended by our nominating and corporate governance committee for nomination to our Board of Directors.

The directors will be informed about our business at meetings of our Board of Directors and its committees and through supplemental reports and communications. We expect our independent directors will meet regularly in executive sessions without the presence of our corporate officers.

Our Board of Directors has established three committees, the principal functions of which are briefly described below. The members of these committees are independent directors in accordance with the rules of the SEC and the NYSE. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee. Moreover, our compensation committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Code, qualify as outside directors for purposes of Section 162(m) of the Code.

Audit Committee

Our Board of Directors has established an audit committee, consisting of Messrs. Allardice, Robards and Imperiale, each of whom is an independent director and “financially literate” under the rules of the NYSE. Mr. Allardice chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. Our audit committee assists our Board of Directors in overseeing: (i) our accounting and financial reporting processes; (ii) the integrity and audits of our consolidated financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors; (v) the performance of our independent auditors; and (vi) the performance of the Company’s internal audit function.

Compensation Committee

Our Board of Directors has established a compensation committee, consisting of Messrs. Allardice, Robards and Imperiale, each of whom is an independent director under the rules of the NYSE. Mr. Imperiale chairs our compensation committee. The compensation committee’s principal functions is to: (i) evaluate the performance of our officers; (ii) evaluate the performance of our Manager; (iii) review the compensation and fees payable to our Manager under our management agreement; (iv) review and approve the amount of any wages, salaries and benefits paid or reimbursed with respect to any dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals, if our Manager elects to provide any of them to us; (v) administer the issuance of common stock and other equity-based awards issued to our officers, our Manager or the employees of our Manager who provide services to us; and (vi) administer our equity incentive plans.

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Nominating and Corporate Governance Committee

Our Board of Directors has established a nominating and corporate governance committee, consisting of Messrs. Allardice, Robards and Imperiale, each of whom is an independent director under the rules of the NYSE. Mr. Robards chairs our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for seeking, considering and recommending to our Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also will periodically prepare and submit to the board for adoption the committee’s selection criteria for director nominees. It will review and make recommendations on matters involving general operation of our Board of Directors and our corporate governance, and will recommend annually to our Board of Directors nominees for each committee of our Board of Directors. In addition, the committee will facilitate the annual assessment of our Board of Director’s performance as a whole and of the individual directors.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Code of Business Conduct and Ethics

Our Board of Directors has established a code of business conduct and ethics that applies to our officers, directors and any employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote the following:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in our reports filed with the SEC, if any, and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of business conduct and ethics for our executive officers, directors or any employees may be made only by our nominating and corporate governance committee, and will be promptly disclosed as required by law or stock exchange regulations.

Limitations on Liabilities and Indemnification of Directors and Officers

For information concerning limitations of liability and indemnification applicable to our directors, executive officers and, in certain circumstances, employees, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and “Certain Relationships and Related Party Transactions — Indemnification Agreements.”

Compensation of Directors

Any member of our Board of Directors who is also an employee of our Manager or Ellington or their respective affiliates will not receive additional compensation for serving on our Board of Directors. We pay each independent director an annual cash retainer of $40,000 and a fee of $1,000 for each board and committee meeting attended ($500 if the meeting is attended telephonically). We pay the chairman of each of our Board of Directors, the audit committee, the compensation committee and the nominating and corporate governance committee an additional annual cash retainer of $25,000, $15,000, $7,500 and $7,500, respectively. We

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reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. Our independent directors are eligible to participate in the 2013 Equity Incentive Plan for Individuals. We expect to make a 2013 grant of 1,250 LTIP units pursuant to the 2013 Equity Incentive Plan for Individuals to each of our independent directors.

Executive Compensation

We are externally managed by our Manager under the terms of the management agreement, pursuant to which our Manager provides us with all of the personnel required to manage our operations, including our executive officers. Since our formation, we have not paid any compensation to our executive officers and have not made any grants of plan-based awards, stock options or stock grants of any kind to them. We do not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. We do not have any employment agreements with any persons and are not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of the company. We will not pay any annual cash compensation to our executive officers. The management agreement permits our Manager to provide us with a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals. If our Manager elects to provide us with a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals, our Manager will be entitled to be reimbursed for the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel, provided that if our Manager elects to provide a partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals rather than a fully dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals, we will be required to reimburse only a pro rata portion of the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel based on the percentage of their working time and efforts spent on matters related to our company. The amount of any wages, salaries and benefits paid or reimbursed with respect to a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals will also be subject to the approval of the compensation committee of our Board of Directors. While no reimbursements were submitted to us by our Manager as of March 31, 2013, subsequent to the first quarter, our Manager has submitted $295,076 relating to reimbursements in connection with salary. This amount reflects a voluntary cap imposed by our Manager on compensation reimbursement for the quarter ended March 31, 2013. Absent the waiver, $499,675 would have represented salary reimbursements for the quarter ended March 31, 2013. None of this amount related to the costs of wages, salaries and benefits incurred by our Manager with respect to named executive officers. Our Manager and Ellington will each be eligible to participate in the 2013 Equity Incentive Plan for Entities.

2013 Equity Incentive Plans

Prior to the completion of our initial private placement in January 2013, our Board of Directors adopted, and our sole stockholder of record at that time approved, the 2013 Equity Incentive Plan for Individuals, or the 2013 Individuals Plan, and the 2013 Equity Incentive Plan for Entities, or the 2013 Entities Plan, to attract and retain independent directors, executive officers and other key employees and service providers, including our Manager and its affiliates and officers and employees of our Manager and its affiliates. The equity incentive plans provide for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards.

Administration of the Equity Incentive Plans

The equity incentive plans are administered by the compensation committee of our Board of Directors, except that the equity incentive plans will be administered by our Board of Directors with respect to awards made to directors who are not employees. This summary uses the term “administrator” to refer to the compensation

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committee or our Board of Directors, as applicable. The administrator will approve all terms of awards under the equity incentive plans. The administrator will also approve who will receive grants under the equity incentive plans and the number of shares of our common stock subject to each grant.

Eligibility

Employees and officers of our company and our affiliates (including our Manager and Ellington) and members of our Board of Directors are eligible to receive grants under the 2013 Individuals Plan. In addition, individuals who provide significant services to us or an affiliate, including individuals who provide services to us or an affiliate by virtue of employment with, or providing services to, our Manager, may receive grants under the 2013 Individuals Plan.

Entities that provide bona fide services to us or our affiliates, including our Manager and Ellington, that are selected by the administrator may receive grants under the 2013 Entities Plan.

Share Authorization

The number of shares of our common stock that may be issued under the equity incentive plans will be increased by an amount equal to 3% of the number of shares issued in the IPO, or the Plan Percentage. The number of shares of our common stock that may be issued under the equity incentive plans will be increased by multiplying the Plan Percentage by the total number of shares sold in any subsequent public or private offering of our common stock, subject to a maximum of 1,500,000 shares.

In connection with stock splits, dividends, recapitalizations and certain other events, our board will make equitable adjustments that it deems appropriate in the aggregate number of shares of our common stock that may be issued under the equity incentive plans and the terms of outstanding awards.

If any options or stock appreciation rights terminate, expire or are canceled, forfeited, lapsed, exchanged or surrendered without having been exercised or are paid in cash without delivery of common stock, or if any stock awards, performance units or other equity-based awards are forfeited, the shares of our common stock subject to such awards will again be available for purposes of the equity incentive plans. Shares of our common stock tendered or withheld to satisfy the exercise price or for tax withholding are not available for future grants under the equity incentive plans and shall reduce the number of shares of our common stock available from the plan.

Options

The 2013 Individuals Plan authorizes the grant of incentive stock options (under Section 422 of the Code) and both equity incentive plans authorize the grant of options that do not qualify as incentive stock options. The exercise price of each option will be determined by the administrator, provided that the price cannot be less than 100% of the fair market value of the shares of our common stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted under the 2013 Individuals Plan to an individual who is a “ten percent stockholder” under Sections 422 and 424 of the Code). Except for adjustments to equitably reflect stock splits, stock dividends or similar events, the exercise price of an outstanding option may not be reduced without the approval of our stockholders. The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of shares of our common stock (or attestation of ownership of shares of our common stock) with an aggregate fair market value on the date on which the option is exercised, equal to the exercise price, or (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to an individual who is a “ten percent stockholder”). Incentive stock options may only be granted under the 2013 Individuals Plan to our employees and employees of our subsidiaries.

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Stock Awards

The equity incentive plans also provide for the grant of stock awards. A stock award is an award of shares of our common stock that may be subject to restrictions on transfer and other restrictions as the administrator determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the administrator may determine. A participant who receives a stock award will have all of the rights of a stockholder as to those shares, including, without limitation, voting rights and rights to receive distributions. During the period, if any, when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the participant’s stock award shares, (ii) the Company will retain custody of the certificates and (iii) a participant must deliver a stock power to the Company for each stock award.

Stock Appreciation Rights

The equity incentive plans authorize the grant of stock appreciation rights. A stock appreciation right provides the recipient with the right to receive, upon exercise of the stock appreciation right, cash, shares of our common stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the shares of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by the administrator. Stock appreciation rights may be granted in tandem with an option grant or as independents grants. The term of a stock appreciation right cannot exceed ten years from the date of grant or five years in the case of a stock appreciation right granted under the 2013 Individuals Plan in tandem with an incentive stock option awarded to an individual who is a “ten percent stockholder.”

Performance Units

The equity incentive plans also authorize the grant of performance units. Performance units represent the participant’s right to receive an amount, based on the value of a specified number of shares of our common stock, if performance goals established by the administrator are met. The administrator will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit. Performance goals may relate to our financial performance or our Manager’s financial performance, the participant’s performance or such other criteria determined by the administrator. If the performance goals are met, performance units will be paid in cash, shares of our common stock, other securities or property or a combination thereof.

Incentive Awards

The equity incentive plans also authorize us to make incentive awards. An incentive award entitles the participant to receive a payment if certain requirements are met. The administrator will establish the requirements that must be met before an incentive award is earned and the requirements may be stated with reference to one or more performance measures or criteria prescribed by the administrator. A performance goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index and may be adjusted for unusual or non-recurring events, changes in applicable tax laws or accounting principles. An incentive award that is earned will be settled in a single payment which may be in cash, common stock or a combination of cash and common stock.

Other Equity-Based Awards

The administrator may grant other types of stock-based awards as other equity-based awards, including LTIP units, under the equity incentive plans. Other equity-based awards are payable in cash, shares of our common stock or shares or units of such other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator.

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LTIP units are a special class of partnership interest in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one share of common stock under the equity incentive plans, reducing the plans’ aggregate share authorization for other awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP units granted to participants. The vesting period for any LTIP units will be determined at the time of issuance. LTIP units, whether vested or not, will receive the same quarterly per-unit distributions as OP units, which distributions will generally equal per share distributions on shares of our common stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our stock awards, which will generally receive full dividends whether vested or not. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in the operating partnership’s valuation from the time of the last revaluation until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unitholders. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of OP units, the LTIP units will achieve full parity with OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP units will realize for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.

Dividend Equivalent Rights

The administrator may grant dividend equivalent rights in connection with the grant of performance units and other equity-based awards awarded under the equity incentive plans. Dividend equivalent rights may be paid currently or accrued as contingent cash obligations (in which case they may be deemed to have been reinvested in shares of our common stock or otherwise reinvested) and may be payable in cash, shares of our common stock or other property or a combination of the two. The administrator will determine the terms of any dividend equivalent rights.

Outstanding Awards

We have granted 206,069 LTIP units to our Manager, subject to forfeiture restrictions that will begin to lapse once (i) our common stock is listed on a national securities exchange and (ii) our Core Earnings (as defined in “Our Manager and the Management Agreement — The Management Agreement — Management Fees, Incentive Fees and Reimbursement of Expenses”) exceeds an 8.0% performance hurdle rate for any four full consecutive quarters following completion of our initial private placements.

We have granted to each of our independent directors 1,250 LTIP units, which will be subject to forfeiture restrictions that will lapse at our 2013 annual meeting of stockholders assuming the holder has not resigned or been removed as a director prior to such meeting. Our Manager may allocate the LTIP units it receives to our officers and other key employees of our Manager and its affiliates.

Change in Control

If we experience a change in control, the administrator may, at its discretion, provide that outstanding options, stock appreciation rights, stock awards, performance units, incentive awards or other equity-based awards that are not exercised prior to the change in control will be assumed by the surviving entity, or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. The administrator may also provide that outstanding options and stock appreciation rights will be fully exercisable on the change in control, restrictions and conditions on outstanding stock awards will lapse upon the change in control and performance units, incentive awards or other equity-based awards will become earned and nonforfeitable in their entirety. The administrator may also provide that participants must surrender their

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outstanding options and stock appreciation rights, stock awards, performance units, incentive awards and other equity based awards in exchange for a payment, in cash or shares of our common stock or other securities or consideration received by stockholders in the change in control transaction, equal to the value received by stockholders in the change in control transaction (or, in the case of options and stock appreciation rights, the amount by which that transaction value exceeds the exercise price).

In summary, a change in control under the equity incentive plans occurs if:

•	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;

•

there occurs a merger, consolidation, reorganization, or business combination, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent;

•

we (i) sell or dispose of all or substantially all of our assets or (ii) acquire assets or stock of another entity, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent; or

•

during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board of Directors together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our Board of Directors.

The Code has special rules that apply to “parachute payments,” i.e., compensation or benefits the payment of which is contingent upon a change in control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a U.S. federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.

If we experience a change in control, benefits provided under the equity incentive plans could be treated as parachute payments. In that event, the equity incentive plans provide that the plans’ benefits, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the recipient to receive greater after-tax benefits. The benefits under the equity incentive plans and other plans and agreements will not be reduced, however, if the recipient will receive greater after-tax benefits (taking into account the 20% excise tax payable by the recipient) by receiving the total benefits. The equity incentive plans also provide that these provisions do not apply to a participant who has an agreement with us providing that the individual is entitled to indemnification or other payment from us for the 20% excise tax.

Amendment; Termination

Our Board of Directors may amend or terminate the equity incentive plans at any time, provided that no amendment may adversely impair the rights of participants under outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve, among other things, any amendment that materially increases the benefits accruing to participants under the equity incentive plans, materially increases the aggregate number of shares of our common stock that may be issued under the equity incentive plans (other than on account of stock dividends, stock splits, or other changes in capitalization as described above) or materially modifies the requirements as to eligibility for participation in the equity incentive plans. Unless terminated sooner by our Board of Directors or extended with stockholder approval, the equity incentive plans will terminate on January 16, 2023.

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OUR MANAGER AND THE MANAGEMENT AGREEMENT

Overview

We are externally managed and advised by our Manager, an affiliate of Ellington, pursuant to a management agreement that we entered into with or manager in January 2013. Our Manager was formed solely to serve as our Manager and currently does not have any other clients. In addition, our Manager currently does not have any employees and instead relies on the employees of Ellington to perform its obligations to us.

Our Manager is responsible for administering our business activities and day-to-day operations and, pursuant to a services agreement between our Manager and Ellington, relies on the resources of Ellington to support our operations. We believe Ellington has well-respected and established portfolio management resources and a mature infrastructure supporting those resources. Through our Manager, we will benefit from Ellington’s highly analytical investment processes, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance capabilities and operational expertise. Ellington’s analytical approach to the investment process involves the collection of substantial amounts of data regarding historical performance of single-family and multi-family residential housing and transactions, RMBS collateral and RMBS market transactions and other mortgage and real estate related assets. Ellington analyzes this data to identify possible trends and has developed financial models used to support the investment and risk management process. In addition, over 18 years, Ellington has built proprietary microeconomic models that estimate the probabilities of whether individual borrowers will remain current on their loans or default. Our Manager will also provide us with access to a wide variety of asset acquisition and disposition opportunities and information that will assist us in making asset management decisions, which we believe will provide us with a significant competitive advantage across market cycles. We also expect to benefit from Ellington’s finance, accounting, operational, legal, compliance and administrative functions. Ellington’s ability and resources to handle these functions have been enhanced by the formation in August 2007 and the initial public offering in October 2010 of EFC and the initial public offering in May 2013 of EARN, both of which are also externally managed by affiliates of Ellington through similar management arrangements.

Although our core investment strategy will focus on the acquisition and management of single-family residential properties as investment properties for rental and the acquisition and origination of SBMF loans, Ellington’s expertise in related investment disciplines will provide our Manager not only with valuable investment insights into the selection of our assets but also with the capacity to invest opportunistically in other mortgage-related assets, subject to our investment guidelines and as market conditions permit. As a result of Ellington’s extensive portfolio management experience, we believe we will be able to contribute to returns through opportunistic, active management of our portfolio of SFR and multi-family residential real estate assets.

As of May 31, 2013, Ellington employed over 120 employees and had net assets under management of approximately $5.6 billion, including management of EFC, a publicly traded specialty finance company focusing on non-agency mortgage related assets with an estimated net asset value as of May 31, 2013 of approximately $638 million, and EARN, an Agency RMBS-focused mortgage REIT that completed its initial public offering on May 6, 2013 and had an estimated net asset value as of May 31, 2013 of approximately $177 million. Over Ellington’s 18-year history of investing, it has purchased a broad spectrum of residential and commercial mortgage-backed securities and related derivatives, as well as whole loans on residential properties and residential real estate.

Our Manager has an investment committee that will advise and consult with our senior management team with respect to, among other things, our investment policies, portfolio composition, financing strategies and investment guidelines. The members of the investment committee are Messrs. Vranos, Penn, Tecotzky, Samet, Huang, Herlihy and Dempsey.

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Our Manager’s and Ellington’s Employees

Through over 18 years of operational experience as an investment advisor, Ellington has built significant portfolio management and infrastructure resources to support its numerous funds and large asset base. Therefore, we believe that Ellington’s portfolio management resources and infrastructure are scalable to service our activities.

One of the strengths of the Ellington portfolio management team is the quality and experience of its senior management team. Summary biographies of certain of these individuals who serve as our officers, who serve on our Manager’s investment committee or who have particular expertise in our industry are as follows:

Our Officers

Name/Position	Age	Background Summary

Leo Huang President and Chief Executive Officer	40	Mr. Huang has been our President and Chief Executive Officer and one of our directors since our inception in September 2012 and Executive Vice President of our Manager since September 2012. Mr. Huang is also Senior Portfolio Manager at Ellington. He oversees Ellington’s commercial real estate debt business, investing in commercial mortgage backed securities and loans. Prior to joining Ellington in January 2011, he was a Managing Director and Head of Real Estate Fixed Income at Starwood Capital Group from August 2009 to December 2010. Mr. Huang supervised the acquisition and origination of commercial real estate loans and securities for Starwood Property Trust, a publicly traded commercial real estate finance company. From August 1998 until August 2008, Mr. Huang worked at Goldman, Sachs & Co., where he was a Managing Director and co-head of the commercial real estate lending and securitization business. He orchestrated the origination, securitization and syndication of over $100 billion of commercial real estate transactions. Prior to Goldman, Mr. Huang worked in the real estate products group at Credit Suisse First Boston. Mr. Huang earned an M.B.A. in Real Estate from The Wharton School, University of Pennsylvania and a B.A. in Economics from the University of Chicago.

Michael Vranos Co-Chief Investment Officer	52	Mr. Vranos has been our Co-Chief Investment Officer and one of our directors since our inception in September 2012. Mr. Vranos is also the founder and Chief Executive Officer of Ellington. Mr. Vranos is also the Chief Executive Officer and President of our Manager, a position he has held since September 2012 and serves on our Manager’s investment and risk management committee. Mr. Vranos also serves as Co-Chief Investment Officer and as a member of the board of directors for EFC. Mr. Vranos founded Ellington in December of 1994 to capitalize on distressed conditions in the mortgage-backed securities, or MBS, derivatives market. Until December 1994, Mr. Vranos was a Senior Managing Director at Kidder, Peabody & Co. in charge of RMBS trading. Mr. Vranos graduated magna cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

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Name/Position	Age	Background Summary

JR Herlihy Co-Chief Investment Officer	32	Mr. Herlihy has been our Co-Chief Investment Officer since our inception in September 2012. Mr. Herlihy is also a Director of Ellington a position he has held since February, 2013 and Executive Vice President of our Manager since September 2012. He oversees sourcing and underwriting of SFR and SBMF loans investment opportunities, selection and negotiation of agreements with property managers and identification of new target markets for SFR and SBMF investment. Prior to joining Ellington in April 2011, Mr. Herlihy was Vice President in the acquisitions group of real estate private equity firm GTIS Partners, where he identified, underwrote and executed the acquisition of commercial and residential real estate investments, which included horizontal and vertical development of residential lots. His principal responsibilities at GTIS included planning and conducting financial, legal, structural and property-level due diligence of real estate acquisition targets. Mr. Herlihy also developed business plans and negotiated loan, joint venture, purchase/sale and management agreements at GTIS. Before GTIS, he worked in Secondary Loan Sales & Trading at Capmark Financial Group (formerly GMAC Commercial Mortgage) from May 2004 to October 2005 where he focused on the disposition of distressed commercial mortgages. Mr. Herlihy has also worked on commercial mortgage sales as a member of the Capital Markets Group of Jones Lang LaSalle. Mr. Herlihy earned a B.A. in Economics and History from Dartmouth College, summa cum laude and Phi Beta Kappa.

Jared Samet Executive Vice President, Head of Acquisitions	35	Mr. Samet has been our Executive Vice President, Head of Acquisitions since our inception in September 2012 and is an Executive Vice President of our Manager since September 2012. Mr. Samet is also a Managing Director and portfolio manager of Ellington where he has been employed since August 2000, specializing in MBS portfolio hedging and fixed income relative value strategies. Mr. Samet oversees bidding strategy for potential acquisitions of SFR properties and is responsible for market value estimation, rent estimation and bidding parameters. Mr. Samet worked in the research department on Ellington’s default and prepayment models before moving to the relative value trading desk. Since January 2009, Mr. Samet has been responsible for hedging the interest rate, mortgage rate and related risks of Ellington’s mortgage-backed securities portfolios. Mr. Samet graduated magna cum laude from Yale University with a B.A. in Economics and Computer Science, “With Distinction” in both majors.

Howard Barash Chief Financial Officer	53	Mr. Barash has been our Chief Financial Officer since May 2013 and the Chief Financial Officer of our Manager since June 2013. Prior to joining Ellington, from February 2008 to April 2013, Mr. Barash was the founder and Chief Executive Officer of HB Solutions, a real estate consultancy focusing in the investment management and accounting space. Mr. Barash has over 28 years of experience in multi-family and commercial real estate focused on

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Name/Position	Age	Background Summary

		capital markets and building financial information and reporting systems for investment managers and REITs. Prior to HB Solutions from June 2001 to February 2008, he was a Managing Director with RealFoundations, a global management consulting firm to the real estate industry, where he focused on business process improvement and strategic information systems planning and integration, in particular. Early in his career, Mr. Barash was employed by Arthur Andersen & Company and by Kenneth Leventhal & Company. Mr. Barash earned a B.S. in Industrial and Labor Relations from Cornell University and an M.B.A. in finance and accounting from New York University.

Daniel Margolis General Counsel	40	Mr. Margolis is Ellington’s General Counsel, a position he has held since July 2010. Mr. Margolis was named our General Counsel in May 2013 and served as our Secretary from our inception until May 2013. Mr. Margolis has been the General Counsel of our Manager since June 2013 and served as Secretary of our Manager from our inception in September 2012 until May 2013. Mr. Margolis also serves as Secretary for both EFC and EARN. As General Counsel for Ellington, he is responsible for advising Ellington on all legal, regulatory, compliance, documentation and litigation matters. Prior to joining Ellington, Mr. Margolis was a Partner at Pillsbury, Winthrop, Shaw, Pittman LLP from July 2007 to May 2010 and before that was a Junior Partner at Wilmer, Cutler, Pickering, Hale and Dorr LLP from June 2004 to July 2007. In both positions, Mr. Margolis represented corporations and individuals, including financial services organizations, in criminal and regulatory investigations and in complex civil litigation. From September 2000 to June 2004, he served as an Assistant United States Attorney in the United States Attorney’s Office for the Southern District of New York where he prosecuted a variety of white collar crimes including securities fraud, investment fraud, tax fraud and money laundering. In July 2004, he received the John Marshall Award, the Department of Justice’s highest award for excellence in legal performance. He has a J.D. from New York University School of Law, where he graduated cum laude, and a B.A. from Binghamton University where he graduated magna cum laude with highest honors in Political Science and was a member of Phi Beta Kappa.

Sara Walden Brown Secretary	36	Ms. Brown has been an Associate General Counsel at Ellington where she focuses on securities law matters, public company reporting and NYSE compliance since March 2011. Ms. Brown has served as our Secretary since May 2013. She also serves as Assistant Secretary and Corporate Counsel for EFC and Secretary of EARN. Ms. Brown was an associate at King & Spalding LLP from September 2002 to March 2011 when she joined Ellington. Her practice at King & Spalding focused on real estate capital markets, securities transactions, public company reporting and mergers and acquisitions. Ms. Brown has a J.D. from Emory University School of Law, where she was a Robert W. Woodruff Scholar, and a B.A. in English, French and Philosophy from Mercer University, where she graduated summa cum laude.

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Our Manager’s Investment Committee

Name/Position at Ellington	Age	Background Summary

Michael Vranos Founder & Chief Executive Officer	52	Mr. Vranos serves on our Manager’s investment management committee. Information regarding Mr. Vranos’ experience is set forth under “— Our Manager’s and Ellington’s Employees — Our Officers.”

Laurence Penn Vice Chairman	51	Mr. Penn is a Vice Chairman of Ellington, where he helps oversee many functions of the firm, including trading, risk management, and new business. Mr. Penn serves on our Manager’s investment committee. Mr. Penn also serves as Chief Executive Officer and President of both EFC and EARN, as a member of the board of directors for EFC and as a member of the board of trustees of EARN. In Ellington’s earlier years, Mr. Penn was the senior portfolio manager primarily responsible for investments in Agency RMBS. Prior to joining Ellington in 1995 shortly after its inception, Mr. Penn was at Lehman Brothers Inc. where he was a Managing Director and co-head of collateralized mortgage obligation, or CMO, origination and trading. Mr. Penn specialized in the trading and risk- management of CMO derivatives. Prior to trading CMOs and CMO derivatives, Mr. Penn was in charge of Lehman Brothers’ structured transaction modeling group from 1987 to 1990, where he was responsible for the structuring, modeling and computer system design for MBS and ABS. Mr. Penn began his career at Lehman Brothers in 1984, after receiving a Master of Advanced Study in Mathematics from Cambridge University, where he studied as both a National Science Foundation and Winston Churchill Fellow. Mr. Penn graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Mark Tecotzky Managing Director	51	Mr. Tecotzky is a Managing Director of Ellington, and head manager for all MBS/ABS credit, reporting directly to Mr. Vranos. Mr. Tecotzky also serves as the Chief Investment Officer of each of Ellington Global Asset Management LLC, EFC, EARN and our Manager and serves on our Manager’s investment and risk management committee. Prior to joining Ellington in July 2006, Mr. Tecotzky was the senior trader in the mortgage department at Credit Suisse Group AG. He developed and launched several of its securitization vehicles, including hybrid adjustable rate mortgages and second liens, and subsequently ran its hybrid adjustable rate mortgages business, including conduit pricing, servicing sales, monthly securitization, trading of Agency/non-Agency hybrids of all ratings categories and managing and hedging the residual portfolio. Prior to joining Credit Suisse, Mr. Tecotzky worked with Mr. Vranos and many of the other Ellington principals at Kidder, Peabody & Co., where he traded Agency and non-Agency pass-throughs and structured CMOs as a Managing Director. Mr. Tecotzky holds a B.S. from Yale University, and received a National Science Foundation fellowship to study at MIT.

Jared Samet Portfolio Manager	35	Mr. Samet serves on our Manager’s investment management committee. Information regarding Mr. Samet’s experience is set forth under “— Our Manager’s and Ellington’s Employees — Our Officers.”

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Name/Position at Ellington	Age	Background Summary

Leo Huang Senior Portfolio Manager	40	Mr. Huang serves on our Manager’s investment management committee. Information regarding Mr. Huang’s experience is set forth under “— Our Manager’s and Ellington’s Employees — Our Officers.”

JR Herlihy Director	32	Mr. Herlihy serves on our Manager’s investment management committee. Information regarding Mr. Herlihy’s experience is set forth under “— Our Manager’s and Ellington’s Employees — Our Officers.”

Burke Dempsey Managing Director	51	Mr. Dempsey is a Managing Director at Ellington, where he co-heads the firm’s Strategic Business Development effort. He is also Managing Director of Tod’s Point where he oversees investment banking. Prior to Tod’s Point, Mr. Dempsey was a Managing Director at Cantor Fitzgerald & Co. Mr. Dempsey has over 28 years of investment banking experience focused on a broad array of financial services companies. Mr. Dempsey received a B.S. from Stanford University.

The Management Agreement

In January 2013, we entered into a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations.

The management agreement requires our Manager to manage our assets, operations and affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors, including our independent directors. Our Manager is under the supervision and direction of our Board of Directors. Our Manager is responsible for:

•	the identification, selection, purchase and sale of assets in our portfolio;

•	our financing and risk-management activities;

•	providing us with investment advisory services; and

•	providing us with a management team and appropriate personnel.

Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to the management, operation and administration of our assets and liabilities and business as may be appropriate, which may include, without limitation, the following:

•

serving as our consultant with respect to the periodic review of our investment guidelines and other policies and criteria for our other borrowings and operations for the approval of our Board of Directors;

•

investigating, analyzing and selecting possible asset acquisition opportunities and originating, acquiring, structuring, financing, retaining, selling, negotiating for prepayment, restructuring or disposing of our assets in a manner consistent with our investment guidelines and making representations and warranties in connection therewith;

•

with respect to any of our prospective asset acquisitions and any sale, exchange or other disposition of any investment by us, conducting negotiations on our behalf with sellers and purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;

•

engaging and supervising, on our behalf and at our sole cost and expense, third-party service providers that are not affiliated with Ellington who provide, among other services, investment banking, mortgage brokerage, securities brokerage, legal, accounting, due diligence, property management and oversight and such other services as may be required relating to our assets or potential assets and to our other business and operations;

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•	serving as our consultant with respect to arranging for any issuance of mortgage-backed securities from pools of mortgage loans or mortgage-backed securities owned by us;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•

administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary for our management as may be agreed upon by our Manager and our Board of Directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•	in connection with any ongoing obligations under the Sarbanes-Oxley Act of 2002, the Exchange Act, the Dodd Frank Wall Street Reform and Consumer Protection Act and other applicable law;

•

in connection with an initial public offering of our common stock, engaging and supervising, on our behalf and at our sole cost and expense, consultants and other service providers that are not affiliated with Ellington, to assist us in complying with the requirements of Sarbanes Oxley and the Exchange Act and Dodd-Frank;

•

communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling us in connection with policy decisions to be made by our Board of Directors;

•

counseling us, and when appropriate, evaluating and recommending to our Board of Directors hedging, financing and securitization strategies, and engaging in hedging, financing, borrowing and securitization activities on our behalf, consistent with the investment guidelines;

•

counseling us regarding our qualification and maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and U.S. Department of Treasury regulations, or Treasury Regulations, promulgated thereunder;

•

counseling us regarding the maintenance of our exclusion from regulation as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause us to maintain such exclusion from regulation as an investment company under the Investment Company Act;

•

assisting us in developing criteria for asset purchase commitments that are specifically tailored to our objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate related securities, other real estate-related assets, mortgage and asset-backed securities, non-real estate-related assets and real estate operating companies;

•

furnishing such reports to us or our Board of Directors that our Manager reasonably determines to be responsive to reasonable requests for information from us or our Board of Directors regarding our activities and services performed for us or any of our subsidiaries by our Manager;

•

monitoring the operating performance of our assets and providing periodic reports with respect thereto to our Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•

purchasing assets (including short-term investments pending the purchase of other assets, payment of fees, costs and expenses, or distributions to our stockholders), and advising us as to our capital structure and capital raising;

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•

causing us, at our sole cost and expense, to retain qualified independent accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code and the Treasury Regulations applicable to REITs and taxable REIT subsidiaries and to conduct quarterly compliance reviews with respect thereto;

•	causing us and each of our subsidiaries to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•

assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act or by any national securities exchange;

•	taking all necessary actions to enable us to make required tax filings and reports and compliance with the Code and the Treasury Regulations applicable to us;

•

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by our Board of Directors;

•

using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our Board of Directors from time to time;

•	advising on, and obtaining on our behalf, appropriate credit facilities or other financings for our assets consistent with our investment guidelines;

•

advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

•

performing such other services as may be required from time to time for management and other activities relating to our assets as our Board of Directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws

•

negotiating and entering into and executing, on our behalf, or causing us to execute repurchase agreements, interest rate agreements, swap agreements, brokerage agreements, resecuritizations, securitization warehouse facilities and other agreements and instruments required for us to conduct our business;

•	serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings;

•	providing us with portfolio management;

•

arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business; and

•	maintaining our website.

Pursuant to the management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of our Board of Directors in following or declining to follow our Manager’s advice or recommendations.

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Our Manager, Ellington and its affiliates and their officers, directors, members, stockholders, managers, investment and risk committee members, employees, agents, successors and assigns will not be liable to us for any acts or omissions arising out of or in connection with our company, the management agreement or the performance of our Manager’s duties and obligations to us, except by reason of acts or omissions found by a court of competent jurisdiction to be due to the bad faith, gross negligence, willful misconduct, fraud, or reckless disregard of duties.

We are required under the management agreement to indemnify, defend and hold harmless our Manager, Ellington and its affiliates and their officers, directors, members, stockholders, managers, investment and risk committee members, employees, agents, successors and assigns from and against any and all costs, losses, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines and settlements suffered or sustained by any of them by reason of (i) any acts, omissions or alleged acts or omissions arising out of or in connection with our company or performed by an indemnified party in good faith and in accordance with and pursuant to our Manager’s duties and obligations under the management agreement, or (ii) any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative), actual or threatened, in which any such person may be involved, as a party or otherwise, arising out of or in connection with such person’s service to or on behalf of, or management of the affairs or assets of, our company, or which relate to our company; except to the extent such costs are judicially determined to be due to the indemnified party’s bad faith, gross negligence, willful misconduct or fraud or to constitute a material breach or violation or reckless disregard of our Manager’s duties and obligations under the management agreement.

Our Manager is required under the management agreement to indemnify our company, our directors and officers and our subsidiaries and each of their respective directors and officers with respect to all costs, losses, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines and settlements suffered or sustained by reason of (i) acts or omissions or alleged acts or omissions of our Manager that are judicially determined to be due to the bad faith, willful misconduct or gross negligence of our Manager, Ellington or their respective officers or employees or the reckless disregard of our Manager’s duties under the management agreement or (ii) claims by Ellington’s or our Manager’s employees relating to the terms and conditions of their employment with Ellington or our Manager. Our Manager intends to obtain errors and omissions and other insurance, which is customarily carried by property and investment managers.

Pursuant to the management agreement, our Manager is required through Ellington and its affiliates to provide a management team (including, without limitation, a Chief Executive Officer and President, a Chief Financial Officer, one or more Chief Investment Officers, a Controller and a Secretary) along with appropriate support personnel, to deliver the management services to us, with the members of such management team, other than those that may be dedicated to us, devoting such portion of their time to the management of us as our Manager deems reasonably necessary and appropriate for the proper performance of all of our Manager’s duties, commensurate with the level of our activity from time to time. The management agreement permits our Manager to provide us with a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals. If our Manager elects to provide us with a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals, our Manager will be entitled to be reimbursed for the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel, provided that if our Manager elects to provide a partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals rather than a fully dedicated Chief Financial Officer, Chief Operating Officer, Controller, in-house legal counsel, property managers and/or property management oversight professionals, we will be required to reimburse only a pro rata portion of the costs of the wages, salaries and benefits incurred by our Manager with respect to such personnel based on the percentage of their working time and efforts spent on matters related to our company. The amount of any wages, salaries and benefits paid or

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reimbursed with respect to a dedicated or partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals will also be subject to the approval of the compensation committee of our Board of Directors. We have the benefit of our Manager’s reasonable judgment and effort in rendering services and, in furtherance of the foregoing, our Manager shall not undertake activities which, in its reasonable judgment, will materially adversely affect the performance of its obligations under the management agreement.

Term and Termination

The management agreement has a current term that expires on January 31, 2016 and will be automatically renewed for a one-year term each anniversary date thereafter unless notice of non-renewal is delivered by either party to the other party at least 180 days prior to the expiration of the then current term. Our Board of Directors, including our independent directors, will review our Manager’s performance annually, and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that is materially detrimental to us or a determination by our independent directors that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a compensation termination by accepting a mutually acceptable reduction of management fees. In the event we terminate the management agreement due to unsatisfactory performance or the fairness of the management fee or elect not to renew the management agreement at the expiration of the initial term or any renewal term, we are required to pay our Manager a termination fee equal to the sum of (a) three times the sum of (i) the average annual base management fee and (ii) the average annual incentive compensation, in either case paid or payable to our Manager during the previous eight fiscal quarters ending on the last day of the latest fiscal quarter completed prior to effective date of termination or non-renewal, or the final quarter, and (b) the difference between the final quarter adjusted incentive fee and any incentive fee actually paid with respect to the final quarter; provided, however, if eight fiscal quarters have not elapsed under the management agreement as of the last day of the final quarter, the average annual base management fee and the average annual incentive compensation paid or payable to our Manager for the second partial four fiscal quarter period shall be annualized when calculating the termination fee. For purposes of calculating the termination fee payable to our Manager, the final quarter adjusted incentive fee means the hypothetical incentive fee that would have been payable to our Manager with respect to the final quarter had Core Earnings included net unrealized gains and losses with respect to our assets. Net unrealized gains and losses for the final quarter will be calculated based on the fair market value of our assets as of the last day of the final quarter. We will have the right to defer paying all or a portion of the difference between the final quarter adjusted incentive fee and any incentive fee actually paid by us to our Manager with respect to the final quarter for a period of up to one year after the effective date of the termination or non-renewal; provided that any portion of the fee that has not been paid in cash within 90 days after the effective date of the termination or non-renewal will be made in the form of a one-year note that will bear interest from and after the 90th day following the effective date of the termination or non-renewal at an annual rate equal to the Wall Street Journal prime rate plus 5% until the amount has been paid in full.

We may also terminate the management agreement without payment of the termination fee with 30 days’ prior written notice from our Board of Directors for cause, which is defined as:

•	our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice of such breach;

•	our Manager’s fraud, misappropriation of funds or embezzlement against us;

•	our Manager’s gross negligence in performance of its duties under the management agreement;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including, but not limited to, an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition; and

•	certain changes of control of our Manager.

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Our Manager may terminate the management agreement effective upon 60 days’ prior written notice of termination to us in the event that we default in the performance or observance of any material term, condition or covenant in the management agreement and the default continues for a period of 30 days after written notice to us specifying the default and requesting that the default be remedied in such 30-day period. In the event our Manager terminates the management agreement due to our default in the performance or observance of any material term, condition or covenant in the management agreement, we will be required to pay our Manager the termination fee in the amount described above.

Our Manager may also terminate the management agreement in the event we become regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event; provided, however, that in the case of such termination, if our Manager was not at fault for our becoming regulated as an investment company under the Investment Company Act, we will be required to pay our Manager the termination fee in the amount described above.

Our Manager may generally only assign the management agreement with the written approval of a majority of our independent directors. However, our Manager may assign to one or more of its affiliates the performance of any of its responsibilities under the management agreement without the approval of our independent directors so long as our Manager remains liable for any such affiliates’ performance and such assignment does not require our approval under the Advisers Act.

License to use the Name “Ellington”

Pursuant to the management agreement, our Manager has granted us a non-exclusive, royalty-free license to use the name “Ellington.” We have a right to use the “Ellington” name for so long as our Manager or any successor to its business remains our Manager. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of the word “Ellington.”

Management Fees, Incentive Fees and Reimbursement of Expenses

We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our Manager to conduct our operations. Expense reimbursements to our Manager are made within 60 days following delivery of the expense statement by our Manager. Our Manager is not entitled to receive any incentive fee under the management agreement.

Base Management Fees. Under the management agreement, we are required to pay our Manager a base management fee quarterly in arrears in an amount equal to 1.50% per annum of our stockholders’ equity, with stockholders’ equity being calculated in accordance with GAAP as of the end of each fiscal quarter (before deduction of the base management fee and the incentive fee with respect to such fiscal quarter). Stockholders’ equity will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

Our Manager will calculate the base management fee within 45 days following the last day of each quarter and such calculation will be delivered to us. We will be obligated to pay the base management fee within 15 business days after receipt of the calculation from our Manager.

Our Manager will earn a larger base management fee as a result of future offerings of our securities to the extent our stockholders’ equity increases.

Our Manager will earn a larger management fee as a result of future offerings of our securities to the extent our stockholders’ equity or the equity of our operating partnership increases (without double counting).

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Incentive Fee. Beginning with the end of the second fiscal quarter of 2014, we will be required to pay our Manager an incentive fee with respect to each fiscal quarter (or part thereof that the management agreement is in effect), payable quarterly in arrears. The incentive fee will be an amount, not less than zero, equal to the difference between:

•

the product of (x) 20% and (y) the difference between (i) our Core Earnings (as defined below) for the previous four fiscal quarters, and (ii) the product of (A) the weighted-average issue price per share of our common stock of all of our private and public offerings of common stock (other than offerings to Ellington or its affiliates that are not part of a broader offering of common stock to third-party investors) (where each such offering is weighted by both the number of shares issued in such offering and the number of days that such issued shares were outstanding during such four fiscal quarter period) multiplied by the weighted-average number of shares of our common stock outstanding in the previous four fiscal quarters, and (B) 8%, and

•	the sum of any incentive fee paid to our Manager with respect to the first three fiscal quarters of such previous four fiscal quarters;

provided, however, that no incentive fee will be payable with respect to any fiscal quarter unless our Core Earnings for the 12 most-recently completed fiscal quarters (or part thereof prior to the completion of 12 fiscal quarters following the completion of the IPO) is greater than zero.

“Core Earnings” is a non-GAAP measure and is defined as our GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, real estate related depreciation and amortization, any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

The following example illustrates how we would calculate our quarterly incentive fee in accordance with the management agreement. Amounts used below for Core Earnings and other components of the incentive fee calculation including the number of shares outstanding are for illustrative purposes only. Our actual results may differ materially from the following example.

Assume the following:

1.	Core Earnings for the most recently completed four fiscal quarters is $20,000,000.

2.	The weighted-average number of shares of common stock outstanding in these four fiscal quarters is 10,000,000.

3.	The weighted-average issue price per share of our common stock of all of our private and public offerings of common stock is $20.00.

4.	Incentive fees paid with respect to the first three quarters of these four fiscal quarters total $500,000.

Based on the above assumptions, and the assumption that Core Earnings for the 12 most-recently completed calendar quarters is greater than zero, the incentive fee payable for the final quarter of these four fiscal quarters would be calculated as follows:

1.	Core Earnings	$20,000,000
2.	$20.00 (weighted-average issue price per share of common stock of all of our private and public offerings of common stock) multiplied by 10,000,000 (weighted-average number of shares of common stock outstanding in such four fiscal quarters) multiplied by 8%	$16,000,000
3.	$20,000,000 (Core Earnings) less $16,000,000 (amount calculated in step 2 above)	$4,000,000
4.	20% multiplied by $4,000,000 (amount calculated in step 3 above)	$800,000
5.	$800,000 (amount calculated in step 4 above) less $500,000 (incentive fees earned with respect to the immediately preceding three quarters)	$300,000

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Pursuant to the calculation formula, if Core Earnings increases from one quarter to the next and the weighted-average share price and weighted-average number of shares of common stock outstanding remain constant, the incentive fee will generally increase.

At least 20% of each quarterly installment of the incentive fee will be payable in shares of our common stock or, at the option of our Manager, LTIP units so long as the ownership of such additional number of shares or units by our Manager would not violate the 9.8% stock ownership limit set forth in our charter, after giving effect to any waiver from such limit that our Board of Directors may grant to our Manager in the future. The remainder of each quarterly installment of the incentive fee will be payable in cash. Our Manager may, in its sole discretion, elect to receive a greater percentage of any incentive fee in the form of shares of our common stock or LTIP units. The management agreement further provides that our Manager may not elect to receive shares of our common stock or LTIP units as payment of its incentive fee, other than in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading). Shares of our common stock or LTIP units delivered as payment of the incentive fee are immediately vested, provided that our Manager has agreed not to sell those shares or LTIP units prior to one year after the date they are issued to our Manager. Our Manager’s transfer restriction will lapse if the management agreement is terminated. The shares of our common stock issued to our Manager as payment of its incentive fee, including any shares of our common stock issued or issuable upon redemption of the OP units underlying the LTIP units issued or issuable to our Manager as payment of its incentive fee, are subject to the registration rights described under the caption “Description of Capital Stock — Registration Rights.” The number of shares of our common stock or LTIP units to be issued to our Manager will be equal to the dollar amount of the portion of the quarterly installment of the incentive fee payable in shares of our common stock or LTIP units divided by the greater of the average of the closing prices of our common stock for the five trading days prior to the date on which such quarterly installment is paid and the most recent stated book value per share of our common stock.

Our Manager will compute each quarterly installment of the incentive fee within 45 days after the end of the fiscal quarter with respect to which such installment is payable and promptly deliver such calculation to our Board of Directors. The amount of the installment shown in the calculation will be due and payable no later than the date which is 15 business days after the date of delivery of such computation to our Board of Directors.

Reduction of Quarterly Base Management and Incentive Fee. In the event that our Manager, Ellington or any of their affiliates receives any management fees, origination fees or structuring fees from any investment fund, account, issuer of debt or other investment in which we have invested or participated, then the quarterly base management fee and the quarterly incentive fee payable by us to our Manager will be reduced by, or our Manager will otherwise rebate to us, an amount equal to the portion of such fee payable to our Manager, Ellington or their affiliates that is allocable to our investment or participating interest in such investment fund, account, other investment or debt securities during the same period.

Reimbursement of Expenses

We pay all of our direct operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager’s employees and other related expenses and expenses (other than our direct operating expenses and expenses expressly described below) relating to the services provided by our Manager under the Management Agreement described under “— The Management Agreement.” The expenses required to be paid by us include, but are not limited to:

•	issuance and transaction costs incident to the acquisition, origination, disposition and financing of our assets;

•	legal, regulatory, compliance, tax, accounting, consulting, auditing and administrative fees and expenses and fees and expenses for other similar services rendered by third-party service providers;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

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•	the costs associated with the establishment and maintenance of any credit facilities and our other indebtedness (including commitment fees, accounting fees, legal fees, closing costs, etc.);

•	expenses associated with our other securities offerings, including this initial public offering;

•	expenses relating to the payment of dividends;

•	expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the Exchange Act, the SEC and other governmental bodies;

•	transfer agent, registrar and exchange listing fees;

•	the costs of printing and mailing proxies, reports and other materials to our stockholders;

•

costs associated with any research, data, data services, computer software or hardware, electronic equipment, or purchased information technology services from third-party vendors that is used solely by us;

•	reasonable costs and out-of-pocket expenses incurred by directors, officers, employees or other agents of our Manager for travel in connection with services provided under the management agreement;

•

costs of the wages, salaries and benefits associated with a dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals if our Manager elects to provide us with these dedicated personnel, subject to approval of the reimbursed amounts by the compensation committee of our Board of Directors;

•

a pro rata portion of the costs of the wages, salaries and benefits associated with a partially dedicated Chief Financial Officer, Chief Operating Officer, Controller, internal legal counsel, property managers and/or property management oversight professionals based on the portion of their working time and efforts spent on our matters and subject to approval of the reimbursed amounts by the compensation committee of our Board of Directors;

•

the portion of any costs and expenses incurred by our Manager or its affiliates with respect to market information systems and publications, research publications and materials that are allocable to us in accordance with the expense allocation policies of Ellington;

•	settlement, clearing, trade confirmation and reconciliation, and custodial fees and expenses;

•	all taxes and license fees;

•

all insurance costs incurred with respect to insurance policies obtained in connection with the operation of our business including, but not limited to, insurance covering activities of our Manager, Ellington and their affiliates, and their employees relating to the performance of our Manager’s duties and obligations under the management agreement;

•	costs and expenses incurred in contracting third parties for the servicing and special servicing of our assets, as well as property management and sourcing of investment opportunities;

•

all other actual out-of-pocket costs and expenses relating to our business and operations, including, without limitation, the costs and expenses of acquiring, originating, owning, renovating or rehabilitating, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any of our trustees, directors or officers in his capacity as such or of any subsidiary for which we or any subsidiary are required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

•

the costs of maintaining compliance with all U.S. federal, state and local rules and regulations, including securities regulations, or any other regulatory agency, all taxes and license fees and all insurance costs incurred on our behalf;

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•

expenses relating to any office or office facilities, including disaster backup recovery sites and facilities, maintained expressly for us and separate from offices of our Manager and reasonably required for our operations;

•	the costs of the wages, salaries and benefits incurred by our Manager with respect to our dedicated officers;

•

costs associated with our marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•	costs of maintaining our website; and

•	all other costs and expenses approved by our Board of Directors.

In addition, other than as expressly described above, we are not required to pay any portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates.

Grants of Equity Compensation to Our Manager

Pursuant to the 2013 Equity Incentive Plan for Entities, we may grant awards consisting of restricted shares of our common stock, restricted stock units and/or other equity-based awards to our Manager and its affiliates under the plan. For additional information, see “Management — 2013 Equity Incentive Plans.”

Services Agreement

Concurrently with the execution of the management agreement between us and our Manager, our Manager entered into a services agreement with Ellington, pursuant to which Ellington provides to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary under the services agreement and, as a result, will have, as a non-exclusive remedy, a direct right of action against Ellington in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by Ellington of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager pays fees to Ellington, in connection with the services provided, in an amount equal to 50% of all fees paid or payable to our Manager pursuant to the management agreement and any termination fees received by our Manager upon termination of the management agreement. Our Manager and Ellington are under common ownership and control. As a result, all management fee and incentive fee compensation earned by our Manager and all service agreement fees earned by Ellington accrue to the common benefit of the owners of our Manager and Ellington, namely EMG Holdings and VC Investments.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions Effected by Ellington and its Affiliates in Respect of Our Portfolio

We may from time to time enter into certain “related party transactions” with Ellington and its affiliates including, subject to certain conditions and limitations, cross transactions, principal transactions and the purchase of securities in other Ellington accounts. See “Our Business and Investments — Conflicts of Interest; Equitable Allocation of Opportunities” for a description of these types of transactions.

Completion of our Initial Private Placement and Contribution Transactions

In January 2013, we completed a series of transactions that included a private placement of shares of our common stock and OP units, the closing of a series of contribution transactions pursuant to which we acquired our initial portfolio of SFR properties, and the purchase by our contributors of additional OP units and shares of common stock using the proceeds of cash distributions received from the contributed entities. In these transactions, we:

•

sold a total of 4,504,765 shares of common stock for a price of $20.00 per share, raising an aggregate of approximately $90 million of net proceeds in private placements that closed on January 18, 2013 and January 31, 2013;

•

completed certain formation transactions through which we acquired the ownership interests of certain Ellington affiliates in three entities that, as of the closing date on January 31, 2013, collectively owned 266 SFR properties with an acquisition cost of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had 36 pending SFR property purchases with an estimated cost basis of $3.6 million; and

•	issued 1,215,189 OP units, valued at $20.00 per unit to the contributors in exchange for the contribution to us of these interests in the formation transactions.

The contributors subsequently converted 606,452 OP units into shares of our common stock.

On March 18, 2013, we completed a follow-on private placement of common stock in which we sold an additional 1,274,035 shares of our common stock for a price of $20.15 per share, raising $25.7 million of net proceeds.

Our Manager Group purchased over $8.5 million in shares of our common stock in the two private placements in addition to shares of common stock and OP units that they received as part of the formation transactions. Our Manager Group currently owns 1,031,763 shares of our common stock, 608,737 OP units and 206,069 LTIP units.

Management Agreement

In January 2013, we entered into a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. All of our officers also serve as officers, employees and/or directors of Ellington, our Manager or one of their other affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including the base management fee, the incentive fee and termination fee payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Our Manager and the Management Agreement,” “Our Business and Investments — Conflicts of Interest; Equitable Allocation of Opportunities” and “Risk Factors — Risks Related to Our Relationship with Our Manager and Ellington.”

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Services Agreement

Concurrently with the execution of the management agreement between us and our Manager, our Manager entered into a services agreement with Ellington, pursuant to which Ellington provides to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary under the services agreement and, as a result, will have, as a non-exclusive remedy, a direct right of action against Ellington in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by Ellington of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager pays fees to Ellington, in connection with the services provided, in an amount equal to 50% of all fees paid or payable to our Manager pursuant to the management agreement and any termination fees received by our Manager upon termination of the management agreement. Our Manager and Ellington are under common ownership and control. As a result, all management fee and incentive fee compensation earned by our Manager and all service agreement fees earned by Ellington accrue to the common benefit of the owners of our Manager and Ellington, namely EMG Holdings and VC Investments.

Registration Rights Agreements

Upon completion of our initial private placement in January 2013 and our follow-on private placement in March 2013, we entered into registration rights agreements with each purchaser of our common stock in those offerings, as well as certain other holders of our common stock, including our Manager and its affiliates, and their direct and indirect transferees. For a description of the material terms of the registration rights agreements and our obligations thereunder, see “Description of Capital Stock — Registration Rights.”

Indemnification Agreements

Upon completion of our initial private placement in January 2013, we entered into indemnification agreements with each of our directors and executive officers which require us to indemnify such persons to the fullest extent permitted by the Maryland General Corporation Law, or the MGCL, and to pay such persons’ expenses, including attorneys’ fees, in defending any civil, criminal or other proceedings related to their service on our behalf in advance of final disposition of such proceeding. See “Certain Provisions of Maryland Law and Our Charter and Bylaws — Limitation of Directors’ and Officers’ Liability and Indemnification.”

Equity Grants

We have granted 206,069 LTIP units to our Manager, subject to forfeiture restrictions that will begin to lapse once (i) our common stock is listed on a national securities exchange and (ii) our Core Earnings (as defined in “Our Manager and the Management Agreement — The Management Agreement — Management Fees, Incentive Fees and Reimbursement of Expenses”) exceeds an 8.0% performance hurdle rate for any four full consecutive quarters following completion of our initial private placements.

We have granted to each of our independent directors 1,250 LTIP units, which will be subject to forfeiture restrictions that will lapse at our 2013 annual meeting of stockholders assuming the holder has not resigned or been removed as a director prior to such meeting.

Our Manager may allocate the LTIP units it receives to our officers and other key employees of our Manager and its affiliates.

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Related Party Transaction Policies

Our Board of Directors has adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the audit committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, our audit committee will decide whether or not to approve such transaction. If we were to become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction would be referred to this committee, which would evaluate all options available, including ratification, revision or termination of such transaction. Our policy will require any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and certain terms of our charter and bylaws and does not purport to be complete. For a complete description, you are urged to review in their entirety our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law. See “Where You Can Find Additional Information.”

General

We are authorized to issue 600,000,000 shares of stock, consisting of 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our Board of Directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. As of the date of this prospectus, we had 6,385,252 outstanding shares of common stock held by 103 record holders, and no outstanding shares of preferred stock. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations.

Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock:

•	have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board of Directors and declared by us; and

•

are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common stock in the event of our liquidation, dissolution or winding up of our affairs.

There are generally no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock.

Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our directors, and directors will be elected by a plurality of all the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Power to Reclassify and Issue Stock

Our Board of Directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of our common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our Board of Directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and subject to the terms of any class or series of stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions (including, without limitation, restrictions on ownership and transfer), limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.

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Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Our Common and Preferred Stock

Our charter authorizes our Board of Directors, with the approval of a majority of the entire board, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our Board of Directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board of Directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Tax on Disqualified Organizations

Our charter further provides that to the extent we incur any tax under the Code as the result of any “excess inclusion income” (within the meaning of Section 860E of the Code) of ours being allocated to a “disqualified organization” (as defined in Section 860E(e)(5) of the Code) that holds our stock in record name, we will reduce distributions to such stockholder in an amount equal to such tax paid by us that is attributable to such stockholder’s ownership in accordance with applicable Treasury Regulations. We do not currently intend to make investments or engage in activities that generate “excess inclusion income,” but our charter does not prevent “disqualified organizations” from owning our common stock. See “Material U.S. Federal Income Tax Considerations — Taxation of Our Company” and “— Requirements for Qualification — Taxable Mortgage Pools” for a discussion of “disqualified organizations” and “excess inclusion income.”

Restrictions on Ownership and Transfer

In order to qualify as a REIT, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because our Board of Directors believes it is at present in our best interests for us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock.

Our charter also prohibits any person from:

•

beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

•

transferring shares of our capital stock to the extent that, if effective, such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

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•

beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

•	beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT.

Our Board of Directors may, in its sole discretion, exempt (prospectively or retroactively) a person from the 9.8% ownership limit and other restrictions in our charter and may establish or increase an excepted holder limit for such person if our Board of Directors obtains such representations, covenants and undertakings as it deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the excepted holder limit, as the case may be, will not cause us to fail to qualify as a REIT. Our Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our Board of Directors, in its sole discretion, in order to determine or ensure our status as a REIT.

Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will continue to be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. The proposed transferee shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. The proposed transferee will have no voting rights with respect to the shares held in trust and, subject to Maryland law, effective as of the date that the shares of stock have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed

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transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be void ab initio, and the proposed transferee shall acquire no rights in those shares.

Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Every owner of 5% or more (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance and to ensure compliance with the ownership limits.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

We have retained American Stock Transfer & Trust Company, LLC as the transfer agent and registrar for our common stock.

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Registration Rights

The purchasers of common stock in our initial private placement in January 2013 and our follow-on private placement in March 2013 are entitled to the benefits of registration rights agreements between us and the investors in those offerings, the forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Under the registration rights agreements, we agreed, subject to certain exceptions, at our expense, to file with the SEC a shelf registration statement registering for resale the registrable shares (as defined in the registration rights agreements). We refer to this registration statement as the “resale shelf registration statement.” The agreements require that we use our commercially reasonable efforts to cause this resale shelf registration statement to be declared effective by the SEC and to use our commercially reasonable efforts to maintain its continuous effectiveness under the Securities Act, subject to certain blackout periods, for the period described in the registration rights agreement.

We will use our commercially reasonable efforts to cause this resale shelf registration statement to become effective under the Securities Act after the filing and, subject to the blackout periods described below, to continuously maintain the effectiveness of this resale shelf registration statement under the Securities Act until the first to occur of:

•	the date on which the shares of common stock covered by this resale shelf registration statement have been resold in accordance with the resale shelf registration statement; and

•	the date on which the shares of common stock covered by this resale shelf registration statement have been sold to us or cease to be outstanding.

All holders of the registrable shares of common stock under the registration rights agreements and each of their respective direct and indirect transferees may elect to participate in the IPO as selling stockholders, subject to:

•

execution of a customary underwriting agreement; completion and execution of any questionnaires, powers of attorney, indemnities, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such underwriting agreement; and provision to us of such information as we may reasonably request in writing for inclusion in the registration statement;

•	compliance with the registration rights agreements;

•

cutback rights on the part of the underwriters, including the cutback of the holders of shares issued in the March 2013 private placement offering ahead of any cutback of holders of shares issued in the January 2013 private placement; and

•	other conditions and limitations that may be imposed by the underwriters.

Upon an initial public offering of our common stock, the holders of registrable shares under the registration rights agreements who elect to include their shares of our common stock for resale in the IPO will not be able to sell any of their shares of our common stock that are not sold in the IPO during such periods as reasonably requested by the representatives of the underwriters for 180 days following the IPO unless waived in writing by the representatives of the underwriters of the IPO. Those holders who do not elect, despite their right to do so under the registration rights agreements, to include their shares of our common stock for sale in the IPO but who are selling stockholders in this offering may not, subject to certain exceptions, directly or indirectly sell, offer to sell, grant any option or otherwise dispose of any shares of our common stock for a period of up to 60 days (or 180 days, in the case of us, our Manager and its affiliates and our directors and executive officers) following the effective date of the registration statement of which this prospectus forms a part.

Notwithstanding the foregoing, we will be permitted, under limited circumstances, to suspend the use, from time to time, of the prospectus that is part of this resale shelf registration statement (and therefore suspend sales

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of registrable shares) for certain periods, referred to as “blackout periods,” if, among other things, any of the following occurs:

•

the representative of the underwriters of an underwritten offering of primary shares by us has advised us that the sale of shares of our common stock under this resale shelf registration statement would have a material adverse effect on such underwritten offering of primary shares;

•

a majority of the independent members of our Board of Directors determines in good faith that: (i) the offer or sale of any shares of our common stock under this resale shelf registration statement would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving us; (ii) after the advice of counsel, the sale of the shares covered by this resale shelf registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law; and (iii) either (x) we have a bona fide business purpose for preserving the confidentiality of the proposed transaction, (y) disclosure would have a material adverse effect on us or our ability to consummate the proposed transaction, or (z) the proposed transaction renders us unable to comply with SEC requirements, in each case under circumstances that would make it impracticable or inadvisable to cause this resale shelf registration statement (or such filings) to become effective or promptly amend or supplement this resale shelf registration statement, as applicable; or

•

a majority of the independent members of our Board of Directors determines in good faith, after the advice of counsel, that we are required by law, rule or regulation, or that it is in our best interests, to supplement this resale shelf registration statement or file a post-effective amendment to this resale shelf registration statement in order to incorporate information into this resale shelf registration statement for the purpose of: (i) including in this resale shelf registration statement any prospectus required under Section 10(a)(3) of the Securities Act; (ii) reflecting in the prospectus included in this resale shelf registration statement any facts or events arising after the effective date of this resale shelf registration statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth in the prospectus; or (iii) including in the prospectus included in this resale shelf registration statement any material information with respect to the plan of distribution not disclosed in this resale shelf registration statement or any material change to such information.

The cumulative blackout periods in any rolling 12-month period commencing on the closings of the private placements may not exceed an aggregate of 90 days and, furthermore, may not exceed 60 days in any rolling 90-day period.

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SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the IPO, we will have              shares of our common stock outstanding (assuming the over-allotment option granted to the underwriters in the IPO to purchase up to an additional              shares is not exercised). Of the total shares of our common stock to be outstanding upon completion of the IPO,              shares, all of which were issued in connection with our initial capitalization, grants of restricted common stock, our initial private placement in January 2013 or our follow-on private placement in March 2013, will be “restricted” securities under the meaning of Rule 144 promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

No assurance can be given as to the likelihood that an active trading market for our common stock will develop, the liquidity of any such market, the ability of our stockholders to sell their shares or the prices that our stockholders may obtain for any of their shares. No prediction can be made as to the effect, if any, that future sales of shares of our common stock, or the availability of shares of our common stock for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices of our securities. See “Risk Factors — Risks Related to This Offering and Ownership of Our Common Stock.”

For a description of certain restrictions on transfers of our common stock held by certain of our stockholders, see “Plan of Distribution.”

2013 Equity Incentive Plans

In connection with our initial private placement in January 2013, we adopted our 2013 Equity Incentive Plan for Individuals and our 2013 Equity Incentive Plan for Entities, which we refer to collectively as our 2013 equity incentive plans. As of the date of this prospectus, a total of 206,069 LTIP units have been granted to our Manager, an aggregate of 3,750 LTIP units have been granted to our independent directors. There are currently no additional shares available for future issuance under our 2013 equity incentive plans. Upon completion of the IPO, the number of shares of our common stock that will be available for issuance under our 2013 equity incentive plans will increase by an amount equal to 3% of the number of shares sold in the IPO. The number of shares of our common stock that may be issued under our 2013 equity incentive plans will be increased by multiplying the total number of shares sold in any subsequent public or private offering of our common stock by 3%, subject to a maximum of 1,500,000 shares.

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Upon completion of the IPO, we expect to have              shares of our common stock reserved for future issuance under 2013 equity incentive plans. For a description of our 2013 equity incentive plans, see “Shares Eligible for Future Sale — 2013 Equity Incentive Plans.”

LTIP units, which are a class of partnership units in our operating partnership, may be converted into OP units upon achieving economic parity with the OP units. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units. See “Operating Partnership and the Partnership Agreement — LTIP units.”

OP Units

In January 2013, we completed a series of transactions that included a private placement of shares of our common stock and OP units, the closing of a series of contribution transactions pursuant to which we acquired our initial portfolio of SFR properties, and the purchase by our contributors of additional OP units and shares of common stock using the proceeds of cash distributions received from the contributed entities. In these transactions, we:

•

sold a total of 4,504,765 shares of common stock for a price of $20.00 per share, raising an aggregate of approximately $90 million of net proceeds in private placements that closed on January 18, 2013 and January 31, 2013;

•

completed certain formation transactions through which we acquired the ownership interests of certain Ellington affiliates in three entities that, as of the closing date on January 31, 2013, collectively owned 266 SFR properties with an acquisition cost of $20.6 million, plus $3.7 million in cash and other short-term assets and liabilities, and had 36 pending SFR property purchases with an estimated cost basis of $3.6 million; and

•	issued 1,215,189 OP units, valued at $20.00 per unit to the contributors in exchange for the contribution to us of these interests in the formation transactions.

The contributors subsequently converted 606,452 OP units into shares of our common stock.

In general, beginning one year after the issuance of any OP units, limited partners (other than us or our subsidiaries) have redemption rights, which enable them to cause the operating partnership to redeem their OP units in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. For more information, see “Operating Partnership and the Partnership Agreement — Redemption Rights.”

We have granted registration rights to those persons who have received or will receive shares of our common stock issuable upon redemption of OP units. See “Operating Partnership and the Partnership Agreement — Registration Rights.”

Lock-Up Periods

For a description of certain lock-up periods, see “Description of Capital Stock — Registration Rights” and “Plan of Distribution.”

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PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of shares of our common stock and shares of our common stock issuable upon redemption of OP units (without giving effect to the 12-month restriction on redemption applicable to OP units) and LTIP units, as of the date of this prospectus, by (1) each of our named executive officers, (2) each of our directors, (3) all of our executive officers and directors as a group and (4) each person known by us to be the beneficial owner of five percent or more of shares of our common stock.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. In computing the number of shares and OP units beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or other rights held by that person that are exercisable or will become exercisable within 60 days after the date of this prospectus, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock and OP units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each named person is c/o Ellington Housing Inc., 53 Forest Avenue, Old Greenwich, CT 06870.

Name of Beneficial Owner	Number of Shares and OP Units Beneficially Owned	Percentage of All Shares(1)		Percentage of All Shares and OP Units Beneficially Owned(2)

Leo Huang
Michael Vranos
JR Herlihy
Howard Barash
Jared Samet
Daniel Margolis
Sara Walden Brown
Thomas F. Robards
Robert B. Allardice, III
Richard P. Imperiale

All directors and executive officers as a group (10 persons)			%		%

*	Represents less than 1%.
(1)	Assumes shares of our common stock are outstanding as of the date of this prospectus. In addition, amounts shown for individuals assume that all OP units and LTIP units held by the person are exchanged for shares of our common stock on a one-for-one basis. The total number of shares of our common stock outstanding used in calculating this percentage assumes that none of the OP units or LTIP units held by other persons are exchanged for shares of our common stock.
(2)	Assumes a total of shares of our common stock, OP units and LTIP units are outstanding as of the date of this prospectus. OP units may be redeemed for cash or, at our election, shares of our common stock on a one-for-one basis as described in “Operating Partnership and the Partnership Agreement.” Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in our operating partnership’s valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of OP unitholders. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of OP units, the LTIP units will achieve full parity with OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached.

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SELLING STOCKHOLDERS

The selling stockholders listed in the table below may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

Certain selling stockholders may be deemed underwriters as defined in the Securities Act. Any profits realized by the selling stockholders may be deemed underwriting commissions.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares that each selling stockholder may offer pursuant to this prospectus. The shares offered by the selling stockholders were originally issued and sold by us in our initial private offerings in January 2013 and our follow-on private placement in March 2013 pursuant to exemptions from the registration requirements of the Securities Act. We agreed to file a registration statement covering the shares of our common stock received by the selling stockholders. We have filed with the SEC, under the Securities Act, a Registration Statement on Form S-11 with respect to the resale of the shares of our common stock from time to time by the selling stockholders, and this prospectus forms a part of that registration statement.

We have been advised that, as noted below in the footnotes to the table,              of the selling stockholders are affiliates of broker-dealers. We have been advised that each of such selling stockholders purchased shares of common stock in the ordinary course of business, not for resale, and that none of such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute shares of our common stock. All selling stockholders are subject to Rule 105 of Regulation M and are precluded from engaging in any short selling activities prior to the effectiveness of the registration statement of which this prospectus forms a part.

Except as noted below in the footnotes to the table, none of the selling stockholders have, or have had since our inception, any position, office or other material relationship with us or any of our affiliates. Based on information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Number of Shares of Our Common Stock Owned After This Offering.” We cannot advise as to whether any of the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Selling Stockholder	Number of Shares of Our Common Stock Owned Prior to This Offering	Number of Shares of Our Common Stock that May Be Sold in This Offering	Number of Shares of Our Common Stock Owned After This Offering

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CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and the material provisions of our charter and bylaws and does not purport to be complete. For a complete description, you are urged to review in their entirety our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law. See “Where You Can Find Additional Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company will not be less than the minimum number required under the MGCL, which is one, and, unless our bylaws are amended, not more than fifteen, and the number of directors of our company may be increased or decreased pursuant to our bylaws by a vote of the majority of our entire board of directors. Our charter provides that, at such time as we become eligible to elect to be subject to Title 3, Subtitle 8 of the MGCL and subject to the rights of holders of one or more classes or series of preferred stock and subject to the rights of stockholders to fill any vacancy that results from the removal of a director at a special election meeting as described above under the caption “Description of Capital Stock — Registration Rights,” any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

Pursuant to our charter and bylaws, each member of our Board of Directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of all the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.

Removal of Directors

In general, our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director, or our entire Board of Directors, may be removed only for cause (as defined in our charter) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. Except as described below, this provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

As described above under the caption “Description of Capital Stock — Registration Rights,” we may be required by the registration rights agreements and our bylaws to hold a special meeting of our stockholders for the purpose of considering and voting on the removal of our directors then in office and electing the successors of any directors so removed (a special election meeting) unless the requirement is waived or deferred in accordance with the registration rights agreements and our bylaws. At a special election meeting, a director may be removed with or without cause by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period

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immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

As permitted by the MGCL, our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our Board of Directors (including a majority of directors who are not affiliates or associates of such persons). However, our Board of Directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (i) the person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders

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may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

•	the corporation’s board of directors will be divided into three classes;

•	the affirmative vote of two-thirds of the votes cast in the election of directors generally is required to remove a director;

•	the number of directors may be fixed only by vote of the directors;

•

a vacancy on the board be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

•

the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

Without our having elected to be subject to Subtitle 8, our charter and bylaws already (i) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our Board of Directors, (ii) vest in our Board of Directors the exclusive power to fix the number of directors, by vote of a majority of the entire board, and (iii) require, unless called by the Non-Executive Chairman of our Board of Directors, our President, our Chief Executive Officer or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our charter provides that, at such time as we become eligible to make the election provided for under Subtitle 8, vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, and directors elected to fill a vacancy will serve for the full term of the directorship in which the vacancy occurred. Our Board of Directors is not currently classified. In the future, our Board of Directors may elect, without stockholder approval, to classify our Board of Directors or elect to be subject to any of the other provisions of Subtitle 8.

Meetings of Stockholders

Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business within the powers of the corporation will be held on a date and at the time and place set by our Board of Directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. The next annual meeting of our stockholders after completion of the IPO will be held in 2013. In addition, our Non-Executive Chairman of the Board, our Chief Executive Officer, our President or our Board of Directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the

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written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.

Charter Amendments and Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter generally provides that charter amendments requiring stockholder approval must be declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, our charter’s provisions regarding the removal of directors and restrictions on ownership and transfer of our stock may be amended only if such amendment is declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. In addition, because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that one of our subsidiaries could transfer all of its assets without any vote of our stockholders.

Bylaws Amendments

Except as described below, our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Pursuant to our bylaws, we are required to hold a special meeting of our stockholders for the purpose of considering and voting on the removal of our directors then in office and electing the successors of any directors so removed (a special election meeting) if, prior to the later of 180 days following the initial filing of the resale shelf registration statement and the one-year anniversary of the date of completion of our initial private placement, either (i) the resale shelf registration statement we are required to file with the SEC pursuant to the registration rights agreements has not been declared effective by the SEC and we have not completed an initial public offering of our common stock or (ii) the shares sold in the private placement have not been listed for trading on a national securities exchange. The provisions in our bylaws relating to a special election meeting and the amendment thereof may not be amended without the affirmative vote or written or electronic consent of holders of at least 75% of the outstanding shares of our common stock entitled to vote thereon (other than shares held by our executive officers). However, such provisions of our bylaws will cease to apply if either (i) a special election meeting has taken place or (ii) (x) the resale shelf registration statement has been declared effective or we have completed an initial public offering of our common stock and (y) our shares of common stock have been listed on a national securities exchange.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board of Directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice as provided for in the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

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With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of our Board of Directors or (ii) provided that the special meeting has been properly called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including:

•	business combination provisions;

•	supermajority vote and cause requirements for removal of directors;

•

requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

•	provisions that vacancies on our Board of Directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

•	the power of our Board of Directors to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock without stockholder approval;

•	the power of our Board of Directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

•	the restrictions on ownership and transfer of our stock; and

•	advance notice requirements for director nominations and stockholder proposals.

Likewise, if the resolution opting out of the business combination provisions of the MGCL were repealed or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Limitation of Directors’ and Officers’ Liability and Indemnification

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter enables and our bylaws require us to indemnify our current and former officers and directors against liabilities to the maximum extent permitted by the MGCL, as amended from time to time.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among

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others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any present or former director or officer of our company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of our company or our predecessor.

Upon completion of the IPO, we intend to enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification and advance of expenses to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

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OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of the terms of the agreement of limited partnership of our operating partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of Ellington Housing Operating Partnership LP.

Management

We are the sole general partner of our operating partnership, which has been formed as a Delaware limited partnership. We conduct substantially all of our operations and make substantially all of our investments through the operating partnership and its subsidiaries. Pursuant to the partnership agreement, we have full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of tenants, make distributions to partners, and to cause changes in the operating partnership’s business activities.

The partnership agreement requires that the operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any U.S. federal income or excise tax liability imposed by the Code (other than any U.S. federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

Transferability of Interests

We may not voluntarily withdraw from the operating partnership or transfer or assign our interest in the operating partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction which results in a change of control of our company unless:

•	we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by our company or our subsidiaries);

•

as a result of such transaction, all limited partners will receive for each partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of one share of our common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of partnership units shall be given the option to exchange its partnership units for an amount of cash, securities or other property equal or substantially equivalent in value to the greatest amount of cash, securities or other property that a limited partner would have received had it (i) exercised its redemption right (described below) and (ii) sold, tendered or exchanged pursuant to the offer shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•

we are the surviving entity in the transaction and either (i) our stockholders do not receive cash, securities or other property in the transaction or (ii) all limited partners (other than our company or our subsidiaries) receive for each partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the greatest amount of cash, securities or other property received in the transaction by our stockholders.

We also may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity, other than partnership units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets so contributed as determined by the

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survivor in good faith and (ii) the survivor expressly agrees to assume all of our obligations under the partnership agreement and the partnership agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

We also may (i) transfer all or any portion of our general partnership interest to (A) a wholly owned subsidiary or (B) a parent company or a majority-owned subsidiary of a parent company, and following such transfer may withdraw as the general partner and (ii) engage in a transaction required by law or by the rules of any national securities exchange on which shares of our common stock are listed.

We also may (i) merge or consolidate our operating partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of our operating partnership, and may amend the partnership agreement in connection with any such transaction, if we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by our company or our subsidiaries).

Capital Contribution

We will contribute, directly, to our operating partnership substantially all of the net proceeds from the IPO as a capital contribution in exchange for OP units. The partnership agreement provides that if the operating partnership requires additional funds at any time in excess of funds available to the operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we are obligated to contribute the net proceeds of any future offering of shares as additional capital to the operating partnership. If we contribute additional capital to the operating partnership, we will receive additional partnership units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to the operating partnership, we will revalue the property of the operating partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. The operating partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over OP units with respect to distributions from the operating partnership, including the OP units we own as the general partner.

Redemption Rights

Pursuant to the partnership agreement, beginning one year after the issuance of any OP units, limited partners (other than us or our subsidiaries) have redemption rights, which enable them to cause the operating partnership to redeem their OP units in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. The cash redemption amount per unit is based on the market price of our common stock at the time of redemption. The number of shares of our common stock issuable upon redemption of limited partnership interests held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, common stocks in excess of the stock ownership limit in our charter;

•	result in our common stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

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•	result in our being “closely held” within the meaning of Section 856(h) of the Code;

•

cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of ours, the operating partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code;

•	cause us to fail to qualify as a REIT; or

•

cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act.

We may, in our sole and absolute discretion, waive any of these restrictions.

Partnership Expenses

In addition to the administrative and operating costs and expenses incurred by the operating partnership, the operating partnership generally pays all of our administrative costs and expenses, including:

•	all expenses relating to our continuity of existence and our subsidiaries’ operations;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the operating partnership.

These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to properties or subsidiaries that are owned by us directly rather than by the operating partnership or its subsidiaries, or those incurred by subsidiaries taxed as corporations for federal income tax purposes.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our operating partnership, have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties as general partner, therefore, may come into conflict with the duties of our directors and officers to our company. We are under no obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause the operating partnership to take or decline to take any actions.

The limited partners of our operating partnership expressly acknowledge that as the general partner of our operating partnership, we are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively. In the event of a conflict in the fiduciary duties owed by us to our stockholders and, in our capacity as the general partner of our operating partnership, to such limited partners, that we as the general partner, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our stockholders or such limited partners, we are under no obligation to give priority to the interests of such limited partners.

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Distributions

The partnership agreement provides that the operating partnership will generally distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the operating partnership’s property in connection with the liquidation of the operating partnership) at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in the operating partnership.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

LTIP Units

In general, LTIP units are a class of partnership units in our operating partnership and receive the same quarterly per unit distributions as the other outstanding OP units in our operating partnership. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with OP units with respect to liquidating distributions. However, the operating partnership agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable Treasury Regulations will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per-unit of our OP units in our operating partnership. The partnership agreement provides that our operating partnership’s assets will be revalued upon the occurrence of certain events, specifically additional capital contributions by us or other partners, the redemption of a partnership interest, a liquidation (as defined in the Treasury Regulations) of our operating partnership or the issuance of a partnership interest (including LTIP units) to a new or existing partner as consideration for the provision of services to, or for the benefit of, our operating partnership.

Upon equalization of the capital accounts of the LTIP unit holders with the average per-unit capital account of our OP units, the LTIP units will achieve full parity with the OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units. If a sale or revaluation of assets occurs at a time when our operating partnership’s assets have appreciated sufficiently since the last revaluation, the LTIP units would achieve full parity with the OP units upon such sale or revaluation. In the absence of sufficient appreciation in the value of our operating partnership’s assets at the time of a sale or revaluation, full parity would not be reached.

Consequently, an LTIP unit may never become convertible because the value of our operating partnership’s assets has not appreciated sufficiently between revaluation dates to equalize capital accounts. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership. Notwithstanding the foregoing, our operating partnership will allocate gain on the sale of all or substantially all of its assets first to holders of LTIP units, and will, upon the occurrence of certain specified events, revalue its assets with any net increase in valuation allocated first to the LTIP units, in each case to equalize the capital accounts of such holders with the average capital account per unit of the general partner’s OP units. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations

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promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect the method to be used by the operating partnership for allocating items with respect to contributed property acquired in connection with this offering for which fair market value differs from the adjusted tax basis at the time of contribution, and such election shall be binding on all partners.

Special Allocations Attributable to Management Fee and Incentive Fee Expenses

Pursuant to the management agreement, the amount of management fees and incentive fees that we pay to our Manager are calculated solely with respect to our common stock, and does not take into account equity or income attributable to OP units that are not held by us, or to LTIP units. See “Our Manager and the Management Agreement — The Management Agreement — Management Fees, Incentive Fees and Reimbursement of Expenses.” Accordingly, pursuant to the partnership agreement, expenses equal to the management fees and incentive fees will be specially allocated to us in respect of our OP units for book purposes (and for tax purposes, as deductible by the operating partnership, or as otherwise reflected in the income or gain allocated to us), causing the net income allocated to each OP unit we hold to be lower than the net income allocated to each OP unit not held by us and each LTIP unit. As a result, whenever the operating partnership makes a distribution, the OP units held by us will receive a correspondingly lower distribution as compared to the OP units not held by us and the LTIP units, reflecting this special allocation of expenses equal to the management fees and incentive fees.

Term

The operating partnership will continue indefinitely, or until sooner dissolved upon:

•	our bankruptcy, dissolution, removal or withdrawal (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the redemption of all partnership units (other than those held by us, if any); or

•	an election by us in our capacity as the general partner.

Registration Rights

We have granted registration rights to those persons who will receive shares of our common stock issuable upon redemption of OP units. These registration rights require us to seek to register all such shares of our common stock approximately 12 months after issuance of such OP units. Our operating partnership will bear expenses incident to these registration requirements. However, neither we nor the operating partnership will bear the costs of (1) any underwriting discounts or commissions or (2) any fees or expenses incurred by holders of such shares of our common stock in connection with such registration that we or the operating partnership are not permitted to pay according to the rules of any regulatory authority.

Tax Matters

Our partnership agreement provides that we are the tax matters partner of the operating partnership and, as such, have authority to handle tax audits and to make tax elections under the Code on behalf of the operating partnership.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a stockholder, may consider relevant in connection with the purchase, ownership and disposition of our common stock. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt U.S. Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and non-U.S. corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs and their investors;

•	trusts and estates (except to the extent discussed herein);

•	persons who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes, which generally means as property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of the current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED

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TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were organized in September 2012 as a Maryland corporation. We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2013. We believe that we have been organized and have operated in a manner as to qualify for taxation as a REIT, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with the IPO, Hunton & Williams LLP will render an opinion that, commencing with our taxable year ending December 31, 2013, we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our current and proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2013 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Our ability to satisfy the REIT qualification tests will depend upon our analysis of the characterization and fair market values of our assets, some of which will not be susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis (which, based on the types of assets we will own, could fluctuate rapidly, significantly and unpredictably). In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our SBMF assets and any other mortgage loan related assets. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of this collateral. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:

•

We will pay U.S. federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses, that we do not distribute or allocate to stockholders.

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•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with our TRS or any taxable REIT subsidiaries we form in the future that are not conducted on an arm’s-length basis.

•

If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•

The earnings of our lower-tier entities that are subchapter C corporations, including our TRS and any taxable REIT subsidiaries we form in the future, will be subject to U.S. federal, state and local income tax.

•

Although we do not expect to own an equity interest in a taxable mortgage pool, or TMP, if we were to own such an interest we would be subject to tax on a portion of any excess inclusion income equal to the percentage of our stock that is held in record name by “disqualified organizations.” A “disqualified organization” includes (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any other tax-exempt organization (other than a farmer’s cooperative described in section 521 of the Code) that is exempt from income taxation and is not subject to taxation under the unrelated business taxable income provisions of the Code; and (vii) any rural electrical or telephone cooperative. We do not currently intend to engage in financing activities that may result in treatment of us or a portion of our assets as a TMP. For a discussion of “excess inclusion income,” see “— Requirements for Qualification — Taxable Mortgage Pools.”

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, we may be subject to a variety of taxes other than U.S. federal income tax, including state and local franchise, property and other taxes and foreign taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

10.	It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

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We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2014 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

To monitor compliance with the share ownership requirements, we generally will be required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you receive such a demand but fail or refuse to comply, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT status. We intend to comply with these requirements.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

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In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

We have control of our operating partnership and generally intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a taxable REIT subsidiary. We will not be treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us will be an asset in our hands, and we will treat the dividends paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of taxable REIT subsidiaries in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as selling assets that may be treated as “dealer property” subject to the 100% prohibited transactions tax (see “— Gross Income Tests — Prohibited Transactions”), that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries or render commercially unfeasible. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

A taxable REIT subsidiary pays income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRS and any other taxable REIT subsidiary that we form will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard.

A taxable REIT subsidiary may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A taxable REIT subsidiary is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the taxable REIT subsidiary directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

To the extent that our TRS or any other taxable REIT subsidiary that we form pays any taxes, it will have less cash available for distribution to us, which will reduce the amount of cash available for us to distribute to our shareholders. If dividends are paid by domestic taxable REIT subsidiaries to us, then the dividends we designate

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and pay to our stockholders who are taxed at individual rates, up to the amount of dividends that we receive from such entities, generally will be eligible to be taxed at the reduced 20% maximum federal rate applicable to qualified dividend income. See “— Taxation of Taxable U.S. Stockholders — Taxation of Taxable U.S. Stockholders on the Disposition of Common Stock.”

Rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, (ii) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, and (iii) the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). If we lease space to a taxable REIT subsidiary in the future, we will seek to comply with these requirements.

We have elected to treat our TRS as a taxable REIT subsidiary. We anticipate that we will use our TRS primarily to market and sell SBMF loans and property acquired upon foreclosure of those loans. We may also market and sell certain SFR properties through our TRS and may modify SBMF loans through our TRS. We intend to market and sell SBMF loans, the related foreclosed property and SFR properties through our TRS when the sale of those assets directly by us or our operating partnership may be subject to the 100% prohibited transactions tax. See “— Gross Income Tests — Prohibited Transactions.” We anticipate that our marketing and sales of such SBMF loans and the related foreclosed property will generally be conducted through our TRS.

We anticipate that our TRS will be treated as a dealer for U.S. federal income tax purposes. As a dealer, our TRS will generally mark all the loans it holds on the last day of each taxable year, if any, to their market value, and will recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. If we significantly modify SBMF loans in our TRS and determine that our TRS qualifies as a trader, but not a dealer, for tax purposes, our TRS may elect to be subject to similar “mark-to-market” rules that apply to electing traders.

Our TRS may also provide services with respect to our properties to the extent we determine that having our TRS provide those services will assist us in complying with the gross income tests applicable to REITs. See “Gross Income Tests — Rents From Real Property.” We may form one or more additional taxable REIT subsidiaries in the future.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a TMP under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

A TMP generally is treated as a corporation for U.S. federal income tax purposes; it cannot be included in any consolidated federal corporate income tax return. However, if a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any

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losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income, or UBTI, in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction under any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. IRS guidance indicates that a REIT’s excess inclusion income will be allocated among its stockholders in proportion to its dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by “disqualified organizations” (as defined above under “— Taxation of Our Company”). In that case, under our charter, we will reduce distributions to such stockholders by the amount of tax paid by us that is attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect our compliance with the distribution requirement. See “— Distribution Requirements.” To the extent that our stock owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company or other pass-through entity owning our stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.”

If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

If we leverage our SBMF loan portfolio, we intend to structure our financing transactions so as to avoid us or any portion of our assets being treated as a TMP, and we do not expect that any portion of our dividend distributions will be treated as excess inclusion income.

Gross Income Tests

We must satisfy two gross income tests annually to satisfy the requirements for qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from “foreclosure property”; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from a sale of property that a REIT holds primarily for sale to customers in the ordinary course of

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business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

For purposes of the 75% and 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income. We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all times with the gross income tests.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•

Second, neither we nor a direct or indirect, actual or constructive, owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent (a “related party tenant”), other than a taxable REIT subsidiary.

•

Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•

Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a taxable REIT subsidiary which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. Further, the rent from a particular property does not qualify as “rents from real property” if (i) the rent is considered based on the income or profits of the tenant, (ii) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries or (iii) we furnish non-customary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary.

Our operating partnership and/or its subsidiaries generally lease our SFR properties and the apartments in our multi-family projects to tenants that are individuals. Our SFR property and multi-family apartment leases typically have a term of at least one year and require the tenant to pay fixed rent. We may also lease portions of

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our mixed-use properties, if any, to tenants that are entities. We intend to structure any such leases so that the rent will qualify as “rents from real property,” and do not intend to own more than 10% of any tenant of a mixed-use property. We do not anticipate leasing significant amounts of personal property pursuant to any of our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or our TRS. Accordingly, we believe that our leases generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•

an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

We have acquired, and may originate, SBMF loans and may acquire sub-performing and non-performing SFR loans in order to acquire the homes secured by those loans. Our SBMF and SFR loans will be secured by a first lien on real property. Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (i) the date we agreed to acquire or originate the loan; or (ii) as discussed further below, in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.

We anticipate that most of the SBMF loans we acquire will be distressed. Our SFR loans will be sub-performing and non-performing, and, therefore, we do not anticipate receiving significant interest income from those loans. Revenue Procedure 2011-16 provides that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non-qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2011-16 indicates that interest income on such a distressed mortgage loan will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). The face amount of our distressed SBMF loans will typically exceed the fair market value of the real property securing the loan on the date that we commit to acquire the loan, and so less than 100% of the interest income from these loans will be

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qualifying income for the 75% gross income test. To the extent we originate SBMF loans, we anticipate the fair market value of the real estate will exceed the face amount of the loan, and, accordingly, 100% of the interest income therefrom will be qualifying income for the 75% gross income test. We intend to invest in and originate SBMF loans and SFR loans in a manner that is consistent with satisfying the requirements for qualifying and maintaining our qualification as a REIT.

Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify our SBMF loans in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent we significantly modify a SBMF loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan would not be qualifying income for the 75% gross income test and a portion of the value of the loan would not be a qualifying asset for purposes of the 75% asset test.

We may also from time to time invest in Agency RMBS, non-Agency RMBS and CMBS, in each case that are pass-through certificates or collateralized mortgage obligations, or CMOs. Other than income from derivative instruments, as described below, we expect that all of the income of our Agency RMBS, non-Agency RMBS and CMBS will be qualifying income for purposes of the 95% gross income test. We expect that the Agency RMBS, non-Agency RMBS and CMBS that are pass-through certificates will be treated as interests in a grantor trust for U.S. federal income tax purposes. Consequently, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. Although the IRS has ruled generally that the interest income from U.S. government agency securities is qualifying income for purposes of the 75% gross income test, it is not clear how this guidance would apply to secondary market purchases of U.S. government agency securities at a time when the loan-to-value ratio of one or more of the mortgage loans backing the U.S. government agency securities is greater than 100%. We expect that any Agency RMBS, non-Agency RMBS and CMBS that are CMOs will generally be treated as interests in real estate mortgage conduits, or REMICs, for U.S. federal income tax purposes. Income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holders of the related REMIC securities. We expect that any interest income from an RMBS that is not treated as an interest in a grantor trust or an interest in a REMIC will not be qualifying income for purposes of the 75% gross income test. We expect that a sufficient portion of our income from our SBMF loans, SFR properties, Agency RMBS, non-Agency RMBS and SFR loans will be qualifying income so that we will satisfy both the 75% and 95% gross income tests

To the extent that we invest in Agency RMBS, we may from time to time purchase or sell TBAs primarily for purposes of managing interest rate risk associated with our liabilities under reverse repurchase agreements related to such Agency RMBS. We generally intend to treat such TBA purchases and sales as “hedging transactions” as defined in “— Hedging Transactions” below. With respect to contracts for forward settling transactions such as TBAs that are not hedging transactions, the law is unclear with respect to the qualification of gains from dispositions of contracts for forward settling transactions as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion of counsel to the effect that income and gain from the disposition of such contracts for

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forward settling transactions should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of such contracts for forward settling transactions (other than hedging transactions) and any non-qualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to dispose of such contracts for forward settling transactions, through dollar roll transactions or otherwise, could be limited. Moreover, even if we are advised by counsel that income and gains from dispositions of such contracts for forward settling transactions should be treated as qualifying income, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income and any other non-qualifying income exceeds 25% of our gross income. See “— Failure to Qualify.”

Dividends. Our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of an asset, other than “foreclosure property,” that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that our SFR properties generally will not be held primarily for sale to customers in the ordinary course of business. There is a substantial risk that our SBMF loans and the property acquired upon foreclosure on our SBMF loans or deed-in-lieu arrangements (other than SBMF loans or the property acquired upon foreclosure on our SBMF loans or deed-in-lieu arrangements that we intend to hold long-term for the production of interest income, rental income or appreciation) will be treated as held primarily for sale to customers. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to avoid the characterization of the sale of an asset by a REIT as a prohibited transaction and the 100% prohibited transactions tax is available if the following requirements are met:

•	the REIT has held the asset for not less than two years;

•

the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includible in the basis of the asset do not exceed 30% of the net selling price of the asset;

•

either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•

in the case of property, which constitutes land and improvements, not acquired through foreclosure (or deed in lieu of foreclosure) or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•

if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives or receives no income.

When we sell SFR properties, we will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions when we sell SFR properties or that we will otherwise avoid selling assets that may be characterized as held “primarily for sale to customers in the ordinary course of a trade or business.”

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The 100% prohibited transactions tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary or other taxable subsidiary that is not a taxable REIT subsidiary, although such income will be taxed to such subsidiary at regular corporate income tax rates. If we decide to sell assets in a manner that might expose us to the 100% prohibited transactions tax, we will conduct that activity through our TRS to avoid the prohibited transactions tax. We anticipate that we will sell a significant portion of our SBMF loans and a significant portion of the properties that we acquire upon foreclosure on our SBMF loans or deed-in-lieu arrangements. As noted above, there is a substantial risk that our SBMF loans and the related foreclosed property (other than SBMF loans or foreclosed property that we intend to hold long-term for the production of interest income, rental income or appreciation) will be treated as held primarily for sale to customers in the ordinary course of business. Accordingly, to avoid the prohibited transactions tax, we anticipate contributing to our TRS any of those properties that we intend to sell for which a substantial risk exists that such assets could be treated as dealer property. Our TRS, in turn, will market and sell those assets. Although we expect to avoid the prohibited transactions tax by conducting the marketing and sale of those assets through our TRS, our TRS will be subject to U.S. federal, state and local corporate income tax and may incur a significant tax liability as a result of the sales conducted by our TRS. Moreover, no assurance can be given that the IRS will respect the transaction by which those assets are contributed to our TRS.

Fee Income. We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, including amounts received in connection with mortgage servicing rights that represent reasonable compensation for servicing the related loans (but not amounts in excess of such reasonable compensation), generally are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary, like other income earned by a taxable REIT subsidiary, will not be included in the REIT’s gross income for purposes of the gross income tests.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property);

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•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

To the extent we foreclose or enter into a deed-in-lieu arrangement on any distressed SBMF or SFR loan that we acquire, we may not be able to make a foreclosure property election with respect to such property because we may be treated as having acquired the loan at a time when default on such loan was imminent or anticipated. If we anticipate selling property shortly after foreclosure or deed-in-lieu, we expect that we will contribute the property to our TRS, which will market and sell the property. See “— Requirements for Qualification —Taxable REIT Subsidiaries” and “— Requirements for Qualification — Prohibited Transactions.”

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, futures and forward contracts and TBAs. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or a liability hedge, and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements.

To the extent that we hedge for other purposes, or to the extent that a portion of the hedged assets is not treated as “real estate assets” (as described below under “— Asset Tests”) or we enter into derivative transactions that are not liability hedges or we fail to satisfy the identification requirements with respect to a hedging transaction, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but we cannot assure you that we will be able to do so. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange

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gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. In addition, as discussed above under “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and investments in certain money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•

regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than any taxable REIT subsidiary we own) may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the total voting power of any one issuer’s outstanding securities or 10% of the total value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

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Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries that are not taxable REIT subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of these asset tests, we are treated as holding our proportionate shares of our operating partnership’s assets. For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities that are not dependent in whole or in part on the profit of (or payments made by) a non-governmental entity;

•	Any security issued by a REIT;

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities of the partnership; and

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As discussed above under “— Gross Income Tests,” we have acquired, and may originate, SBMF loans and may acquire sub-performing and non-performing SFR loans in order to acquire the homes secured by those loans. Our SBMF loans and SFR loans will be secured by first liens on real property. In general, under the applicable

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Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (i) the date we agreed to acquire or originate the loan; or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% value test. IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan; or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Under the safe harbor, when the current value of a mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset. Accordingly, under the safe harbor, an increasing portion of a distressed mortgage loan will be treated as a non-qualifying asset as the value of the distressed mortgage loan increases. We generally expect that the fair market value of any property securing the SBMF loans we originate will exceed the value of those loans. As a result, we anticipate that 100% of our originated SBMF loans will be treated as qualifying assets. We intend to acquire and originate SBMF loans and SFR loans in a manner consistent with satisfying the requirements for maintaining our qualification as a REIT.

We may also from time to time invest in Agency RMBS, non-Agency RMBS and CMBS that are pass-through certificates. In the case of entities treated as grantor trusts for U.S. federal income tax purposes, we will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. We may also invest in Agency RMBS, non-Agency RMBS and CMBS that are CMOs. We expect that our investments in Agency RMBS, non-Agency RMBS and CMBS that are CMOs will generally be treated as interests in REMICs for U.S. federal income tax purposes. Such interests will generally qualify as real estate assets for purposes of the 75% asset test, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. To the extent any of our investments in Agency RMBS are not treated as real estate assets under the above test, we expect such Agency RMBS will be treated as government securities because they are issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States.

We may in the future enter into reverse repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that these transactions would be treated as secured debt and that we would be treated for REIT asset and income test purposes as the owner of the assets that would be the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own our assets subject to sale and repurchase agreements during the term of such agreements, in which case we could fail to qualify as a REIT.

We may purchase Agency RMBS through forward settling transactions, including TBAs. The law is unclear with respect to the qualification of contracts for forward settling transactions as real estate assets or government

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securities for purposes of the 75% asset test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion from counsel to the effect that contracts for forward settling transactions should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in contracts for forward settling transactions and any non-qualifying assets to no more than 25% of our total assets at the end of any calendar quarter and will limit our investments in contracts for forward settling transactions with a single counterparty to no more than 5% of our total assets at the end of any calendar quarter. Accordingly, our ability to purchase U.S. government agency securities through contracts for forward settling transactions could be limited. Moreover, even if we are advised by counsel that contracts for forward settling transactions should be treated as qualifying assets, it is possible that the IRS could successfully take the position that such assets are not qualifying assets. In the event that such assets were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT if the value of our contracts for forward settling transactions and any non-qualifying assets exceeds 25% of our total assets at the end of any calendar quarter or if the value of our investments in contracts for forward settling transactions with a single counterparty exceeds 5% of our total assets at the end of any calendar quarter. See “— Failure to Qualify.”

Derivative instruments, other than possibly TBAs as discussed in the prior paragraph, generally are not qualifying assets for purposes of the 75% asset test. Thus, interest rate swaps, futures contracts, and other similar instruments, regardless of whether they are entered into as “hedging transactions” as defined in “— Hedging Transactions,” are non-qualifying assets for purposes of the 75% asset test.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, no assurance can be given that we will continue to be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, no assurances can be given that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, could fail to qualify as a REIT.

If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. Accordingly, it is not possible to state whether we would be entitled to the benefit of these relief provisions with regard to this issue or in any other circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.

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We believe that the assets that we hold, and that we will acquire in the future, will allow us to satisfy the foregoing asset test requirements. We will monitor the status of our assets and our future acquisition of assets to ensure that we comply with those requirements, but we cannot assure you that we will be successful in this effort. However, we do not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of certain assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property,

•	minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares within a particular class and (ii) in accordance with the preferences among different classes of shares as set forth in our organizational documents.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

then we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we recognize in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

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It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.

Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•

We will recognize taxable income in advance of the related cash flow with respect to our investments that are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•

If we acquire distressed SBMF loans and significantly modify those loans, we would recognize gain, without the receipt of any cash, on the resulting deemed exchange equal to the difference between the adjusted issue price of the modified loan (which will generally be the face amount of the modified loan) and our adjusted tax basis in the original loan. Because we intend to acquire distressed SBMF loans at a significant discount, our adjusted tax basis in a distressed SBMF loan typically will be significantly lower than the adjusted issue price of the modified loan, which would result in our recognizing “phantom” income if we significantly modify the loan. We intend to significantly modify our distressed SBMF loans only on an opportunistic or selective basis.

•

We anticipate that our SBMF loans that we acquire will have “market discount” because we will acquire them for an amount less than their principal amounts. We anticipate transferring a significant portion of our SBMF loans to our TRS prior to marketing and selling those loans. We will be required to recognize as ordinary income any accrued but unrecognized market discount when we contribute those loans to our TRS, even though those contributions will generally be tax-deferred.

•

We expect to foreclose on our non-performing residential mortgage loans, and we may engage in foreclosures or other transactions that result in the conversion of SBMF loans to real property. Such transactions could also give rise to taxable income without a corresponding receipt of cash.

In addition, although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis.

As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure does not apply to our 2013 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency

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dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and may be required to pay a penalty to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we failed to qualify as a REIT in any taxable year and did not qualify for certain statutory relief provisions, we would be subject to U.S. federal, state and local income taxes and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends

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received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 20%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See “— Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. The highest marginal individual income tax rate on ordinary income is 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations, such as our TRS; (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income); and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

A U.S. stockholder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our common stock. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates, and 35% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,”

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such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

If excess inclusion income from a TMP in which we own an interest is allocated to any U.S. stockholder, that income will be taxable in the hands of the U.S. stockholder and would not be offset by any net operating losses of the U.S. stockholder that would otherwise be available. See “— Requirements for Qualification — Taxable Mortgage Pools.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income. We also intend to avoid generating excess inclusion income for our stockholders.

Taxation of Taxable U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock (or substantially similar common stock) within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our common stock.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally will designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates at a 20% or 25% rate. The highest marginal individual income tax rate currently is 39.6%. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses, including capital losses recognized upon the disposition of our stock, not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

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Taxation of Tax-Exempt U.S. Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt U.S. stockholders generally should not constitute UBTI so long as shares of our common stock are not otherwise used in an unrelated trade or business. However, if a tax-exempt U.S. stockholder were to finance (or be deemed to finance) its acquisition of our common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. In addition, our dividends that are attributable to excess inclusion income will constitute UBTI in the hands of most tax-exempt stockholders. See “— Requirements for Qualification — Taxable Mortgage Pools.” However, we intend to avoid generating excess inclusion income for our stockholders. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our capital stock; or

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state and local, and foreign tax consequences of owning shares of our common stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a beneficial owner of our common stock that is not a U.S. stockholder, a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution from us that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross

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amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “— Requirements for Qualification — Taxable Mortgage Pools.” We intend to avoid generating excess inclusion income for our stockholders. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. It is expected that we or any other withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. stockholder unless either:

•

a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us or any other withholding agent (however, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. stockholder is excess inclusion income);

•	the non-U.S. stockholder files an IRS Form W-8ECI with we or any other withholding agent claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted tax basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted tax basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that we or any other withholding agent normally will withhold tax on the entire amount of any distribution at the same rate as on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we or any other withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we or any other withholding agent withheld.

However, if our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of a USRPI (other than sales of

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USRPI by our TRS or another taxable REIT subsidiary) will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that our common stock will be regularly traded on an established securities market in the United States following the IPO. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of our common stock at any time during the one year period preceding the distribution, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payments, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

For payments made after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPI, then the REIT will be a United States real property holding corporation. We believe that we are a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. We cannot assure you that this test will be met.

If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) our common stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (ii) the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period. As noted above, we anticipate that our common stock will be regularly traded on an established securities market immediately following the IPO.

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If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, if such a non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, capital gains recognized from the sale of our common stock by such non-U.S. stockholder, even if not subject to FIRPTA, will be subject to a flat 30% U.S. federal income tax.

For taxable years beginning after December 31, 2016, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our common stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We or any other withholding agent will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we or any other withholding agent withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with any other requirements of the backup withholding rules.

A stockholder who does not provide us or any other withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. income tax liability. In addition, we or any other withholding agent may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us or any other withholding agent.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and

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backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For payments made after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. stockholders who own our capital stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments made after December 31, 2016, on proceeds from the sale of our common stock with respect to U.S. stockholders who own our common stock through foreign accounts or foreign intermediaries. In addition, we or any other withholding agent may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to the applicable withholding agent. We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). This discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.
General. We conduct our activities through our operating partnership, and the operating partnership may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, the partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of any partnership items arising from our operating partnership and any other partnerships in which we or our operating partnership holds an interest for purposes of the various REIT income tests and in computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by such partnerships. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership.

Classification as Partnerships. We will be entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly-traded partnership.”

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Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Our operating partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception”. Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors or the “private placement exclusion”, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in an entity that is a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We expect that our operating partnership and any other partnership in which we own an interest will qualify for the private placement exception.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s classification for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to us or its other partners, and we and its other partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to us and its other partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

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Tax Allocations With Respect to Partnership Properties. Certain affiliates of Ellington were treated for U.S. federal income tax purposes as contributing their assets to our operating partnership in exchange for OP units in connection with our formation transaction, and we may acquire properties in exchange for OP units in the future. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially by our operating partnership will have an adjusted tax basis equal to the amount paid, resulting in no book-tax difference.

Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our operating partnership (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We have not yet decided what method will be used to account for book-tax differences for properties that may be acquired in exchange for OP units by our operating partnership in the future.

Our operating partnership will revalue its assets upon any grant of LTIP units and thereafter upon the occurrence of certain specified events permitted under the Treasury Regulations (including a subsequent issuance of LTIP units), and any increase in valuation since the time of grant of such LTIP units or the last revaluation event from the time of grant until such event will be allocated first to the existing LTIP units holders to equalize the capital accounts of such holders with the capital accounts of holders of our other outstanding partnership units. Upon equalization of the capital accounts of the LTIP unit holders with the capital accounts of the other holders of our OP units, the LTIP units will achieve full parity with our other OP units for all purposes, including with respect to liquidating distributions. See “Operating Partnership and the Partnership Agreement — LTIP units.” The liquidation value of an LTIP unit upon grant will be zero because liquidating distributions are required to be made in accordance with the partners’ positive capital account balances (and at the time of the grant of an LTIP unit, the capital account of the holder of such LTIP unit is zero with respect to such LTIP unit).

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of the Partnerships and their Partners — Tax Allocations With Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will generally be allocated among the partners in accordance with their respective interests in the Partnership.

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Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% prohibited transactions tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property, other than through a taxable REIT subsidiary, that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our common stock.

State, Local and Foreign Taxes

We and/or our subsidiaries and our stockholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, our subsidiaries or a stockholder transacts business, owns property or resides. We or our subsidiaries may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of our activities may differ from the U.S. federal income tax treatment described above. Consequently, stockholders should consult their own tax advisors regarding the application and effect of state, local, foreign and other tax laws upon an investment in our common stock.

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ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the shares of our common stock by employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended, or ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any U.S. federal, state and local, non-U.S. or other tax laws or regulations that are similar to such provisions of the Code or ERISA, or, collectively, Similar Laws, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement, or, each, a Plan. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING ASSETS OF A PLAN IN US AND TO MAKE THEIR OWN INDEPENDENT DECISION.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, or an ERISA Plan, and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in shares of our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code (which also applies to IRAs that are subject to ERISA) prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Whether or not our assets are deemed to include “plan assets,” as described below, the acquisition and/or holding of shares of our common stock by an ERISA Plan with respect to which we or the initial purchaser is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor, or the DOL, has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption from the prohibited transaction provisions of ERISA and

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Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

The DOL Plan Asset Regulations, promulgated under ERISA by the DOL, and Section 3(42) of ERISA generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity. The DOL Regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of our common stock being sold in the IPO are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect the common stock to be “widely held” upon completion of the IPO.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the IPO, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and “freely transferable,” we believe that our common stock will be publicly-offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.

Plan Asset Consequences

If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (1) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (2) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

The foregoing discussion is general in nature, is not intended to be all-inclusive, and is based on laws in effect on the date of this prospectus. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing shares of our common stock on behalf of, or with the assets of, any Plan consult with counsel regarding the potential applicability of ERISA, Section 4975 of the Code and Similar Laws to such investment and whether an exemption would be applicable to the purchase of shares of our common stock.

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PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling the shares offered by this prospectus:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with these sales, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of shares of the common stock in the course of hedging their positions;

•	sell shares of the common stock short and deliver shares of the common stock to close out short positions;

•	loan or pledge shares of the common stock to broker-dealers or other financial institutions that in turn may sell shares of the common stock;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of shares of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholders.

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We have applied to list our common stock on the New York Stock Exchange, or the NYSE, under the symbol “            .” However, we can give no assurances as to the development of liquidity or trading market for the shares.

Our board of directors and executive officers, our Manager and its executive officers and certain of our stockholders have agreed that they will not, subject to certain exceptions, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any of our shares of common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our shares of common stock, whether any of these transactions is to be settled by delivery of our shares of common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representatives for a period of 180 days, in the case of our Board of Directors and executive officers and our Manager and its executive officers, or selling stockholders, after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lockup” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless the representatives waive, in writing, such an extension; provided, further, however, that the foregoing proviso shall not be applicable so long as we are an emerging growth company.

The restrictions described in the immediately preceding paragraph do not apply to the sale of shares to the underwriters or transactions by any person other than us, our directors and officers relating to shares of our common stock or other securities acquired in the IPO or in open market transactions after completion of the IPO.

The representatives, in their sole discretion, may release, or authorize us to release, as the case may be, the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

Any shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

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LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Venable LLP.

EXPERTS

The financial statements as of December 31, 2012 and December 31, 2011 and for the year ended December 31, 2012 and for the period from October 28, 2011 (inception) to December 31, 2011, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11, of which this prospectus is a part, under the Securities Act with respect to the shares of our common stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information about our company and the shares of our common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules thereto, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at http://www.sec.gov.

As a result of the IPO, we will become subject to the information and reporting requirements of the Exchange Act, and we will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

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INDEX TO FINANCIAL STATEMENTS

All other schedules are omitted, because they are not applicable or the required information is shown in the financial statements or notes thereto.

Ellington Housing Inc.

Combined Consolidated Balance Sheets (unaudited)

	March 31, 2013	December 31, 2012
Assets
Investments in real estate	$33,255,600	$19,583,879
Investments in small balance multi-family loans, at fair value	8,261,845	—
Cash and cash equivalents	97,660,316	4,630,267
Restricted cash	197,851	147,633
Due from noncontrolling members	58,113	—
Acquisition deposits	748,886	107,280
Deposits	27,932	35,115
Tenant receivables	25,490	34,552
Interest and other receivables	79,697	2,120

Total Assets	$140,315,730	$24,540,846

Liabilities and Equity
Liabilities
Tenant security deposits	$194,880	$146,011
Due to noncontrolling members	82,000	—
Due to affiliates	545,945	8,330
Accruals and accounts payable	950,138	336,766
Base management fees payable	385,337	—

Total Liabilities	2,158,300	491,107

Commitments and Contingencies (Note 12)

Equity:
Shareholders’ Equity and Members’ Capital
Members’ Capital	—	24,048,739
Preferred shares, $0.01 par value, 100,000,000 and no shares authorized; (no shares issued and outstanding)	—	—
Common shares, $0.01 par value, 500,000,000 and 1,000 shares authorized; (6,386,252 and 1,000 issued and 6,385,252 and 1,000 outstanding, respectively)	63,853	10
Additional paid-in capital	127,129,756	990
Accumulated deficit	(972,523)	—

Total Shareholders’ Equity and Members’ Capital	126,221,086	24,049,739
Noncontrolling interest	11,936,344	—

Total Equity	138,157,430	24,049,739

Total Liabilities and Equity	$140,315,730	$24,540,846

The accompanying notes are an integral part of these combined consolidated unaudited financial statements

Ellington Housing Inc.

Combined Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Revenues:
Rental income	$579,426	$62,162
Interest income	12,819	—
Other revenue	15,695	4,300

Total Revenues	607,940	66,462

Expenses:
Property operating and maintenance	193,160	38,315
Property management fees	53,618	4,868
Depreciation	185,920	19,728
Due diligence	156,953	573
Bad debt expense	7,137	—
Base management fees	385,337	—
Professional fees	245,753	21,336
General and administrative	515,707	24,616

Total Expenses	1,743,585	109,436

Net Loss	(1,135,645)	(42,974)

Loss attributable to noncontrolling interests	(163,122)	—

Net Loss Attributable to Common Shareholders	$(972,523)	$(42,974)

Loss Per Common Share:
Basic	$(0.25)

Diluted	$(0.25)

The accompanying notes are an integral part of these combined consolidated unaudited financial statements

Ellington Housing Inc.

Combined Consolidated Statements of Equity (unaudited)

	Common Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity	Noncontrolling Interest	Members’ Capital	Total Equity
Balance, January 1, 2012	—	$—	$—	$—	$—	$—	$3,988,512	$3,988,512
Contribution	—	—	—	—	—	—	3,004,605	3,004,605
Net Loss	—	—	—	—	—	—	(42,974)	(42,974)

Balance, at March 31, 2012	—	$—	$—	$—	$—	$—	$6,950,143	$6,950,143

Balance, January 1, 2013	1,000	$10	$990	$—	$1,000	$—	$24,048,739	$24,049,739
Contribution	—	—	—	—	—	—	58,113	58,113
Issuance of Common Stock, net of offering costs	5,775,835	57,758	115,151,637	—	115,209,395	(32,277)	—	115,177,118

Contribution of predecessor entities for OP units and stock	2,965	30	59,271	—	59,301	23,989,611	(24,048,912)	—

Conversion of Affiliate OP units to common stock	606,452	6,065	11,918,848	—	11,924,913	(11,924,913)	—	—

Noncontrolling interest to joint venture partner (net of contribution receivable of $331,280)	—	—	—	—	—	—	—	—
LTIPs	—	—	—	—	—	9,105	—	9,105

Redemption of common shares at issue price	(1,000)	(10)	(990)	—	(1,000)	—	—	(1,000)
Net Loss	—	—	—	(972,523)	(972,523)	(105,182)	(57,940)	(1,135,645)

Balance, at March 31, 2013	6,385,252	$63,853	$127,129,756	$(972,523)	$126,221,086	$11,936,344	$—	$138,157,430

The accompanying notes are an integral part of these combined consolidated unaudited financial statements

Ellington Housing Inc.

Combined Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Cash flows provided by operating activities
Net Loss	$(1,135,645)	$(42,974)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	185,920	19,728
Share-based LTIP expense	9,105	—
Net (Increase) Decrease in assets:
Deposits	7,183	(4,333)
Tenant receivables	9,062	2,753
Interest and other receivables	(77,577)	(6,867)
Net Increase (Decrease) in liabilities:
Accruals and accounts payable	473,986	18,269
Due to affiliates	537,615	31,555
Base management fees payable	385,337	—

Net cash provided by operating activities	394,986	18,131

Cash flows used in investing activities
Increase in tenant security deposits	48,869	33,612
(Increase) in restricted cash	(50,218)	(18,045)
(Increase) in acquisition deposits	(641,606)	—
Purchases of investments in real estate	(12,857,736)	(3,424,494)
Capitalized improvements to investment in real estate	(860,519)	(524,759)
Purchases of small balance multi-family loans	(8,261,845)	—

Net cash used in investing activities	(22,623,055)	(3,933,686)

Cash flows provided by financing activities
Proceeds from contributions	—	3,004,605
Increase in due to noncontrolling members	82,000	—
Proceeds from issuance of common stock	115,767,105	—
Common stock repurchased	(1,000)	—
Offering costs	(589,987)	—

Net cash provided by financing activities	115,258,118	3,004,605

Net increase (decrease) in cash	93,030,049	(910,950)
Cash and cash equivalents, beginning of period	4,630,267	2,172,027

Cash and cash equivalents, end of period	$97,660,316	$1,261,077

Supplemental disclosure of cash flow information:
Accrued capitalized improvements included in accruals and accounts payable	$139,387	$195,014

Operating units converted into REIT shares	$11,924,913	$—

Capital contributions in-kind	$20,184,943	$—

Share-based LTIP awards	$9,105	$—

The accompanying notes are an integral part of these combined consolidated unaudited financial statements

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

1. Organization and Investment Objective

Ellington Housing Inc. (“EHI”) is a newly formed Maryland corporation that is the continuation of the combined operations of Elizon Residential Phoenix I, LLC (“ERPI”), Elizon Housing II LLC (“EHII”) and Elizon Housing 2012 A1 (“EH2012A1”). Prior to January 18, 2013, ERPI, EHII, and EH2012A1 are collectively known as the “Predecessor Entities.”

On January 18, 2013, EHI was formed through certain merger and formation transactions through the contribution of equity interests of the Predecessor Entities (“Formation Transactions”) and a private placement (the “Offering”). In connection with the Offering, EHI restructured its ownership to conduct its business through an operating partnership in which substantially all of its assets are held by, and its operations are conducted through, Ellington Housing Operating Partnership L.P. (“EHOP”) a Delaware limited partnership. EHI is the sole general partner of EHOP. ERPI, EHII, EH2012A1, EHI, and EHOP are hereafter collectively referred to as the “Company.”

The Company invests in the single-family sector, referred to herein as the “single-family house rental,” or “SFR” strategy, including acquiring individual houses or small portfolios of houses that can be operated as investment properties for rental and in the multi-family sector, referred to herein as the “SBMF” strategy, including acquiring small-balance commercial loans (defined as commercial loans having unpaid principal balances of $25 million or less) secured by multi- family residential properties, or “SBMF loans.” The SBMF strategy includes obtaining discounted payoffs (or foreclosing into ownership of the underlying property) of SBMF loans acquired at significant discount, as well as selectively acquiring multi-family and mixed use housing properties and opportunistically originating financings to recapitalize multi-family residential properties underlying SBMF loans.

The Company is externally managed by Ellington REIT Management LLC (the “Manager.”) The Company relies on the Manager to provide or obtain on its behalf the personnel and services necessary for it to conduct its business as the Company has no employees of its own. The Manager has a services agreement with Ellington Management Group (“EMG.”) Pursuant to the services agreement, EMG is required to provide to the Manager personnel, services, and resources as needed to enable the Manager to carry out its obligations and responsibilities to the Company. Similarly, the Predecessor Entities were externally managed by Ellington Loan Opportunities Fund LLC and VC Investments LLC (collectively, the “Predecessor Managers.”)

The Company intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with the Company’s taxable year ended December 31, 2013.

2. Significant Accounting Policies

(A) Basis of Presentation: The Company’s combined consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America.

The interim unaudited combined consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or SEC. Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP, have been condensed or omitted according to such SEC rules and regulations. Management believes, however, that the disclosures included in these interim combined consolidated financial statements are adequate to make the information presented not misleading. The accompanying combined consolidated financial statements should be read in conjunction with the financial

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

statements and notes thereto included in the Company’s combined financial statements for the year ended December 31, 2012. In the opinion of management, all normal and recurring adjustments necessary to present fairly the financial condition of the Company at March 31, 2013 and results of operations for all periods presented have been made. The results of operations for the three months ended March 31, 2013 and March 31, 2012 should not be construed as indicative of the results to be expected for the full year.

The accompanying combined consolidated financial statements include the accounts of ERPI, EHII, EH2012A1, and EHI and its majority-owned and controlled subsidiaries. The accompanying statements of operations, equity and members’ capital, and cash flows include the results of operations of ERPI, EHII, and EH2012A1 for each of the three months ended March 31, 2013 and March 31, 2012 and the results of operations of EHI and its majority-owned and controlled subsidiaries for the three months ended March 31, 2013. Since the Predecessor Entities were affiliates under common control, and were operated as a combined property portfolio, their results of operations, changes in equity, and cash flows have been presented on a combined basis for the period from January 1, 2013 through January 18, 2013. All significant intercompany transactions and balances have been eliminated in consolidation and combination.

(B) Valuation: The Company applies Accounting Standards Codification (“ASC”) ASC 820-10, Fair Value Measurement and Disclosures (“ASC 820-10.”) ASC 820-10 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

(C) Investments in Real Estate: Real estate investments are recorded at acquisition cost (purchase price). The Company records acquisition of real estate investments under the acquisition method of accounting and allocates the purchase price to land, buildings and improvements, and intangible assets, if any, on a fair value basis. The Company expenses routine repair and maintenance expenditures and capitalizes renovation costs that extend the useful lives of the underlying assets or prepare the asset for lease are capitalized as incurred. Estimates and judgments are required in determining when capitalization of certain costs such as interest should commence and cease. Depreciation is computed using the straight-line method over the useful lives of buildings (27.5 years) and capital improvements (10 years) and over the shorter of the lease term or the life of the asset for tenant improvements. The Company’s Investments in Real Estate as reported in the financial statements consist of the following:

	March 31, 2013	December 31, 2012

Investments in Real Estate
Land	$6,398,974	$3,531,640
Building & Improvements	27,326,352	16,336,044

	33,725,326	19,867,684
Less: Accumulated Depreciation	(469,726)	(283,805)

Investments in Real Estate, net	$33,255,600	$19,583,879

The Company evaluates the properties that it acquires at the time of acquisition to determine whether the acquisition should be treated as a business combination under the guidance of ASC, 805, Business Combinations. A property acquired that is deemed to be a business is recorded at fair value (approximated by the purchase price), allocated to land, building and intangibles including the existing lease, if any, based upon their fair values at the date of acquisition, with acquisition costs expensed as incurred. Fair value is determined under the guidance of ASC 820, Fair Value Measurements and Disclosures, primarily based on significant unobservable

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

market data inputs. In making estimates of fair values for purposes of allocating purchase price, we utilize our own market knowledge and published market data. We are currently utilizing information obtained from county tax assessment records to develop regional averages to allocate the fair value to land and building. The estimated fair value of acquired in-place leases associated with business acquisitions represents the costs we would have incurred to lease the property at the date of acquisition, based upon our current leasing activity.

(D) Real Estate Held for Sale: From time to time, the Company may decide not to hold and operate certain rental property. In these cases, the rental property is stated at the lower of cost or fair value, less estimated selling costs. Subsequent operating expenses or income, gains or losses on disposition of real estate held for sale and impairments on real estate held for sale are charged to earnings as incurred. There was no Real Estate Held for Sale at March 31, 2013 or December 31, 2012.

Sales and the associated gains or losses on single family real estate homes are recognized in accordance with ASC 360-20, Real Estate Sales. Sales and the associated gains are recognized for full profit recognition upon closing of the sale transactions, when the profit is determinable, the earnings process is virtually complete, the parties are bound by the terms of the contract, all consideration has been exchanged, any permanent financing for which the seller is responsible has been arranged and all conditions for closing have been performed. The Company uses the specific identification method to allocate costs. Gains on sales of single family homes with operating results are recorded in “Gains from discontinued operations” and profits on sales of homes with no historical operating results are included in “Income from sales of residential property” on the Company’s combined consolidated statements of operations.

(E) Rental Revenue: Multi-family residences and single-family houses are leased under operating leases with terms generally of one year or less. Rental revenue includes rents that each lessor pays in accordance with the terms of the lease recognized on a straight-line basis over the related lease term. Rental income is recognized when earned. Bad debt expense is recorded when incurred. Once it is determined that an account is not collectible, it is written off, as the tenant is generally evicted.

(F) Property Management Fees: Property management fees are typically based primarily on a percentage, from six to eight percent, of rental receipts of properties managed and are recognized as the rents are accrued.

(G) Capitalized Costs: Upon acquisition of a vacant SFR home, the Company capitalizes all costs incurred during the period between the home purchase date and the date on which the home is rent-ready including, but not limited to, allocation of due diligence costs associated with the acquisition, closing costs, and renovations required to prepare the house for occupancy. Upon acquisition of an SFR home with an existing lease, costs associated with the acquisition (e.g., acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums, closing costs, legal and eviction costs, past due HOA and property taxes and boarding fees) are immediately capitalized and included in the basis of the home. The Company does not disrupt an existing tenancy and may choose to defer the renovation of an occupied home until the existing tenant has vacated. When renovation is performed later during the asset’s lifecycle, capitalization commences when activities to prepare the home for renovation commence. Also, throughout the property lifecycle, expenditures that increase the value of the property or extend its useful life are capitalized. Once costs are capitalized, they are depreciated over a ten-year period.

(H) Impairment of Investments in Real Estate: The Company reviews its real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The review of recoverability is based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long lived asset’s use and eventual disposition. These cash flows consider

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair-value of the property. The Company is required to make subjective assessments as to whether there are impairments in the values of the investments in long-lived assets. These assessments have a direct impact on the Company’s net loss because recording an impairment loss results in an immediate negative adjustment to net loss. The evaluation of anticipated cash flows is highly subjective and were based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. There were no impairments to the Company’s investments in real estate during the three months ended March 31, 2013 and 2012.

(I) Investments in Small Balance Multi-Family Loans, at fair value: The investments in Small Balance Multi-Family Loans (“SBMF”) loans are recorded in accordance with ASC 310, Accounting for Certain Loans and Debt Securities. For the SBMF loans held at March 31, 2013, the Company made a fair value election pursuant to ASC 825. As such, the SBMF loans are recorded at fair value on the balance sheet and the period change in fair value is recorded in current period earnings on the combined consolidated statements of operations as a component of “unrealized gain/loss on loans.”

The cost of positions sold is calculated using the specific identification basis. Realized gains and losses on sales of SBMF loans are recorded in earnings at the time of disposition.

(J) Impairment of SBMF Loans: SBMF loans will be valued quarterly to determine if an other-than-temporary impairment exists in accordance with ASC 310, Accounting by Creditors for Impairment of a Loan. Impairment occurs when it is deemed probable that the Company will not be able to collect all amounts due according to the contractual terms of a loan. If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance is created with a corresponding charge to the provision for losses. Once the determination has been made by the Company that it will no longer hold the loan for investment; the Company accounts for the loan at the lower of amortized cost or estimated fair value.

(K) Cash and Cash Equivalents: Cash and cash equivalents include cash and short term investments with original maturities of three months or less at the date of acquisition. Cash equivalents are recorded at cost plus accrued interest, which approximates fair value. Cash accounts are maintained with financial institutions. These balances generally exceed insured limits. The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions’ non-performance. Cash held at property manager represents amounts held in escrow by the Company’s third party property managers in connection with the operations of the properties, including collection of rent and payment of expenses. Included in cash and cash equivalents is $737,520 and $85,053 held at property managers at March 31, 2013 and December 31, 2012, respectively.

(L) Restricted Cash: Restricted cash represents tenant security deposits held in escrow by the property manager.

(M) Organizational Expenses: Organizational expenses are expensed as incurred. Organizational expenses consisted mainly of legal fees for establishing the entities and are included in professional fees in the statements of operations.

(N) Offering Costs: Offering costs are charged against shareholders’ equity to the extent the offering is successful. Offering costs consist principally of legal, accounting, and other fees associated with offerings of our common stock.

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

(O) Manager Compensation: The Management Agreement provides for the payment to the Manager of base management fees and incentive management fees. The management fees are accrued and expensed during the period incurred. For a more detailed discussion on the fees payable under the Management Agreement, see Note 7.

(P) Share Based Compensation: The Company applies the provisions of ASC 718, Compensation-Stock Compensation with regard to its equity incentive plans. ASC 718 covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. ASC 718 requires that compensation cost relating to share-based payment transactions be recognized in the financial statements. The cost is measured based on the fair value of the equity or liability instruments issued.

(Q) Dividends: Dividends payable are recorded on the record date.

(R) Shares Repurchased: Common shares that are repurchased by the Company subsequent to issuance decrease the total number of shares issued and outstanding. On September 4, 2012, in connection with the formation of EHI, an affiliate of the Company entered into a subscription agreement with EHI and purchased 1,000 common shares, $0.01 par value per share, at $1.00 per share for $1,000 as the sole shareholder of EHI. In conjunction with the private placement of common shares, EHI repurchased the 1,000 common shares at their issue price and the shares were cancelled and then reinstated as available for issuance.

(S) Earnings Per Share (“EPS”): In accordance with the provisions of ASC 260, Earnings per Share, the Company calculates basic earnings per share by dividing net loss for the period by the weighted-average of the Company’s common shares outstanding for that period. Diluted loss per share takes into account the effect of dilutive instruments, such as shares options, warrants and unvested restricted shares, and uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. Basic and diluted loss per share for the period presented were computed using the weighted average number of common shares and potential common shares outstanding during the period from January 1, 2013 through March 31, 2013. EPS information for the three months ended March 31, 2012 has not been presented as it is not considered meaningful. The operations of the Ellington Housing Entities are reflective of single member entities.

(T) Interest Income: For loans that are impaired at acquisition which are considered exempt from the guidance in ASC 310-30, the Company follows the guidance in ASC 310-10 where there are two aspects to interest income: (a) changes to the valuation allowance relating to the passage of time and (b) application of cash payments periodically received. The changes to the valuation allowance related to the passage of time will be reflected in the fair market value and recorded in Unrealized Gain/Loss on Loans. The application of cash payments periodically received will follow the cash basis. Under the cash basis, the amount of interest income recognizable is limited to the lesser of the amount of cash that is actually received or the product of multiplying the recorded investment in the loan by the loan’s effective rate. The difference between the payment and interest income will be applied as a reduction of the loan.

For performing loans not impaired at acquisition, or newly originated loans, interest income is recorded as earned unless ultimate collection is in doubt. Interest is generally deemed uncollectible when a loan becomes three months or more delinquent. Delinquency is calculated based on the contractual due date of the loan. Proceeds received less paydown cost are classified as interest income. Generally, the Company accretes market discounts and amortizes market premiums using the effective yield method. Accretion of market discount and amortization of market premiums requires the use of a significant amount of judgment and the application of several

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

assumptions including, but not limited to, prepayment assumptions and default rate assumptions, which are evaluated quarterly. The accrual of interest, discount and premium for U.S. federal and other tax purposes is likely to differ from the financial accounting treatment of these items as described above.

Interest income includes accretion of discounts and amortization of premiums on commercial mortgage loans is recognized over the life of the investment, using the effective interest method. For purposes of determining the effective interest rate, management estimates the future expected cash flows of its investment holdings based on assumptions including, but not limited to, assumptions for future prepayment rates, default rates and loss severities (each of which may in turn incorporate various macro-economic assumptions, such as future housing prices). These assumptions are reevaluated not less than quarterly and require the use of a significant amount of judgment. Principal write-offs are generally treated as realized losses. For non-performing commercial mortgage loans, purchase discounts are generally not amortized.

(U) Homeowners’ Association Fees: Certain of the Company’s properties are located in communities that are subject to homeowners’ association fees. The fees are generally billed monthly and subject to annual adjustments. The fees cover the costs of maintaining common areas and are generally paid by the Company. These fees are recorded as a component of property operating and maintenance expenses in the accompanying statements of operations.

(V) Income Taxes: The Company intends to elect to be taxed as a REIT under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, or the “Code,” subsequent to the initial public offering, and commencing with the Company’s taxable year ending December 31, 2013. Prior to that time, EHI, was taxed as a corporation for U.S. federal income tax purposes. As an inactive corporation, EHI did not incur any tax. The Company believes that it is organized and has operated in such a manner as to qualify for taxation as a REIT under the federal income tax laws. As long as the company complies with a number of requirements under federal tax law and maintains its qualification as a REIT, it generally will not be subject to U.S. federal income taxes to the extent that the Company distributes its taxable income to its stockholders on an annual basis and does not engage in prohibited transactions. Accordingly, the financial statements do not reflect any provision for income taxes.

(W) Comprehensive Loss: Net loss and comprehensive loss are the same for the three months ended March 31, 2013 and March 31, 2012.

(X) Allocation of Expenses: Certain overhead expenses incurred and paid by the Company’s sole members that are attributable to the operations of the Company have been allocated to the Company and are reflected as an expense in the accompanying combined consolidated statements of operations. The amounts allocated during the three months ended March 31, 2012 was $6,186 and there were no amounts allocated in 2013. These allocations have been treated as contributions by the Company’s sole members.

(Y) Recently Issued and/or Adopted Accounting Standards:

JOBS Act Compliance

Under the Jumpstart Our Business Startups Act, or the JOBS Act, we meet the definition of an “emerging growth company.” We have elected to follow the extended transition period for complying with new or revised U.S. accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public entities.

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

Offsetting Assets and Liabilities

In January 2013, the FASB issued an update to ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. ASU 2013-01 clarifies that the scope of ASU 2011-11 applies to derivatives accounted for in accordance with Topic 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements, and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with Sections 210-230-45 or Section 815-10-45 or subject to an enforceable master netting or similar arrangement. These amendments did not have a significant impact on the Company’s financial statements.

Comprehensive Income

In February 2013, the FASB issued ASU No. 2013-02, which amends ASC 220, Comprehensive Income. The amendments are intended to make the presentation of items within Other Comprehensive Income (OCI) more prominent. ASU 2013-02 requires reclassification adjustments between OCI and net income to be presented separately on the face of the financial statements. The new guidance does not change the requirement to present items of net income and OCI, and totals for net income, OCI and comprehensive income in a single continuous statement or two consecutive statements. ASU 2013-02 is effective for the first interim or annual period beginning on or after December 15, 2013. Adopting this ASU is not expected to have any impact on the Company’s combined consolidated financial condition or results of operations, but may impact financial statement disclosures.

Joint and Several Liability Arrangements

In February 2013, the FASB issued ASU No. 2013-4 which amends ASC 405, Liabilities. The amendment is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. generally accepted accounting principles (GAAP). The amendment in this Update is effective for fiscal years beginning after December 15, 2014 and interim and annual periods thereafter. The Company is evaluating the impact of this amendment.

(Z) Segment Reporting: We are focused primarily on acquiring residential real estate-related assets and debt investments and currently operate in one reportable segment.

3. Valuation

The Company purchased four SBMF loans on March 20, 2013. The following is a description of the valuation methodologies used for the Company’s investments in SBMF loans:

Level 1 - valuation methodologies include the use of quoted prices (unadjusted) for identical assets or liabilities in active markets, often received from widely recognized data providers.

Level 2 - valuation methodologies include the use of (i) quoted prices for similar assets or liabilities in active markets, (ii) inputs other than quoted prices that are observable for the asset or liability (for example, interest rates and yield curves) in active markets and (iii) quoted prices for identical or similar assets or liabilities in markets that are not active.

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

Level 3 - fair value methodologies include the use of proprietary models that require the use of a significant amount of judgment and the application of various assumptions. Performing loans are priced using a cash-flow model. Severity inputs are estimated based on past performance of loans with similar characteristics including but not limited to originator, vintage, loan size, lien position, loan to value ratio and geographical dispersion. Non-performing commercial loans are run through a valuation model that takes into consideration various characteristics of the loan including geography, property type, property value, expected change in property value, other liens, bankruptcy status and servicing fees among other factors. Utilizing this information, the model simulates expected cash-flows assuming the loan goes through the foreclosure process and if applicable, conversion to real-estate owned (REO).

The Manager will typically value properties based on their real estate liquidation value, a property’s tenant(s), a property’s attributes and the quality of the neighborhood.

The Manager’s valuation process is subject to the oversight of the Manager’s valuation committee. The Manager uses its judgment, based on assessments from its portfolio managers using third party valuations, market data, and its own models to determine and assign fair value to the Company’s Level 3 assets.

Because of the inherent uncertainty of valuation, estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material to the combined consolidated financial statements.

SBMF REO are valued using a recent appraisal, broker price opinion (“BPO”) value, or estimated sales price based on third party information (e.g. comparable sales, estimated sales prices from the selling agent or asset manager) discounted based on the expected holding period until sale and taking into account expected expenses up to and including sale. The following table presents the Company’s financial instruments measured at fair value on a recurring basis as of March 31, 2013:

	Level 1	Level 2	Level 3	Total as of March 31, 2013
Description of Assets:
Investments in small balance multi-family loans	$—	$—	$8,261,845	$8,261,845

Total Investments Carried at Fair Value	$—	$—	$8,261,845	$8,261,845

The Company did not have any transfers of assets or liabilities between Levels 1, 2 and 3 of the fair value hierarchy for the three months ended March 31, 2013.

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

The changes in investments classified as Level 3 are as follows for the three months ended March 31, 2013:

Investments in Small Balance Multi-Family Loans
Beginning balance	$—
Transfers(1)	—
Transfers into level 3	—
Transfers out of level 3	—
Purchases	8,261,845
Proceeds from sales	—
Amortization/accretion, net	—
Realized gains/(losses)	—

Ending balance	$8,261,845

Change in unrealized gains/(losses) for level 3 assets still held at March 31, 2013	$—

(1)	Transfers are assumed to occur at the beginning of the period

The following table identifies the significant unobservable inputs that affect the valuation of the Company’s Level 3 assets as of March 31, 2013:

				Range
Description	Fair Value	Valuation Technique	Significant Unobservable Input	Min	Max	Weighted Average(1)
Investments in Small Balance Multi-Family Loans	$8,261,845	Discounted Cash Flows	Yield	10%	12%	10.98%
			Recovery Timeline*	0	12	5.28

*	Number of months
(1)	Averages are weighted based on the fair value of the related instrument

4. Commercial Loans

The following table presents the current principal balance, premium or discount, amortized cost, gross unrealized gain, gross unrealized loss, and fair value of the Company’s commercial loans portfolio at and for the three months ended March 31, 2013.

	Current UPB	Premium (Discount)	Amortized Cost	Gross Unrealized		Fair Value	Weighted Average
				Gain	Losses		Coupon	Yield	Life

Performing Loans	$5,631,999	$1,006,154	$4,625,845	$—	$—	$4,625,845	7.44%	11.69%	7.85 yrs

Loans Greater than 90 Days Past Due*	4,119,292	483,292	3,636,000	—	—	3,636,000	5.75%	10.00%	0.00

	$9,751,291	$1,489,446	$8,261,845	$—	$—	$8,261,845	6.73%	10.98%	4.53 yrs

*	Due to the distressed nature of the loan, interest is not currently being accrued.

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

For the three months ended March 31, 2013, the activity in the Company’s loan portfolio was as follows:

Balance at December 31, 2012	$—
Acquisitions/originations	8,261,845
Additional funding	—
Basis of loans sold	—
Loan maturities	—
Principal repayments	—
Discount accretion/premium amortization	—

Balance at March 31, 2013	$8,261,845

5. Accruals and Accounts Payable

Accruals and accounts payable, as presented on the balance sheet, consists of the following:

	March 31, 2013	December 31, 2012
Accruals and Accounts Payable
Accounts payable: property managers	$215,705	$81,754
Accrued expenses	100,381	53,500
Accrued capitalized costs	296,041	156,654
Professional fees payable	294,243	43,839
Other liabilities	43,768	1,019

	$950,138	$336,766

6. Earnings (Loss) per Share

Basic EPS is calculated by dividing net income (loss) for the period by the weighted-average of the Company’s common shares outstanding for that period. Diluted EPS takes into account the effect of dilutive instruments, such as shares options, warrants and unvested restricted shares, and uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. A reconciliation of the Company’s net loss per share is as follows for the three months ended March 31, 2013:

Numerator:
Net loss to common shares for basic and diluted earnings per share	$(972,523)

Denominator:
Basic weighted average shares outstanding	3,963,061
Manager and directors’ LTIPs	—

Diluted weighted average shares outstanding	$3,963,061

Basic Earnings (Loss) Per Share	$(0.25)
Diluted Earnings (Loss) Per Share:	$(0.25)

A total of 171,598 unvested Long-Term Incentive Plan Units “LTIP” units (Note 10) were excluded from the calculation of diluted loss per share because they were antidilutive due to the Company’s net loss. The effect of

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

the conversion of the OP units and vested LTIP units is not dilutive and is therefore not included in the calculations as the Company reported a loss. If the OP units and vested LTIP units were converted to common stock, the shares outstanding for the three months ended March 31, 2013 would be 7,165,587.

7. Base Management Fees and Incentive Management Fees

Prior to EHI’s commencement of operations on January 18, 2013, the Predecessor Entities did not incur any management fees, as the Predecessor Entities were associated with the Manager therefore, the following paragraphs on base management fees and incentive management fees apply only to EHI.

Base Management Fees: Under the Management Agreement, the Company pays the Manager a base management fee quarterly in arrears in an amount equal to 1.50% per annum of the Company’s shareholders’ equity, with shareholders’ equity being calculated in accordance with GAAP as of the end of each fiscal quarter (before deduction of the base management fee and the incentive fee with respect to such fiscal quarter), further shareholders’ equity may be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between the Manager and the independent directors and approval by a majority of the independent directors in the case of non-cash charges.

Incentive Management Fees: Commencing with the fiscal quarter ending March 31, 2014, the Company will be required to pay the Manager an incentive management fee with respect to each fiscal quarter (or part thereof that the Management Agreement is in effect), payable quarterly in arrears. The incentive management fee will be an amount, not less than zero, equal to the difference between: (1) the product of (x) 20% and (y) the difference between (i) the Company’s Core Earnings (as defined below) for the previous four fiscal quarters, and (ii) the product of (A) the weighted-average issue price per share of the common stock of all of the Company’s private and public offerings multiplied by the weighted average number of shares of the Company’s common stock outstanding (including any restricted stock units, any restricted shares of common stock, other shares of common stock underlying awards granted the Company’s equity incentive plans and outstanding OP Units (other than common stock and OP Units held by the Company) in the previous four fiscal quarters, and (B) 8%, and (2) the sum of any incentive management fees paid to the Manager with respect to the first three fiscal quarters of such previous four fiscal quarters; provided, however, that no incentive management fees will be payable with respect to any fiscal quarter unless Core Earnings for the 12 most-recently completed fiscal quarters (or part thereof prior to the completion of 12 fiscal quarters following the completion of the Company’s offering) is greater than zero.

Core Earnings: Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive management fee, depreciation and amortization, any unrealized gains, losses or other non-cash items that are included in net loss for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net loss. The amount will be adjusted to exclude onetime events pursuant to changes in GAAP and certain other non-cash charges after discussions between the Manager and the independent directors and after approval by a majority of the independent directors.

8. Related Party Transactions

The following paragraphs in footnote 8 only apply to the Company’s operations as of EHI’s commencement of operations on January 18, 2013.

Management Agreement: The Company is externally managed and advised by the Manager pursuant to the Management Agreement with the Manager, which provides for an initial term through January 31, 2016 and will

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

be renewed automatically each year for an additional one-year period, subject to certain termination rights. Pursuant to the terms of the Management Agreement, effective January 18, 2013, the Manager provides the Company with its management team, including its officers, along with appropriate support personnel. The Company does not have any employees. The Manager is responsible for the day-to-day duties and obligations of the Company arising under the Management Agreement. Management fees are paid by EHOP on behalf of EHI. Additionally, the noncontrolling interests held by Ellington affiliates and the LTIP unit holders receive a special distribution from EHOP, equivalent on a pro-rata basis to the base management and incentive fees that have been paid.

Services Agreement: The Manager and EMG are parties to a services agreement, pursuant to which EMG is required to provide to the Manager personnel, services and resources as needed to enable the Manager to carry out its obligations and responsibilities under the Management Agreement. The Company is a named third-party beneficiary to the services agreement and, as a result, has, as a non-exclusive remedy, a direct right of action against EMG in the event of any breach by the Manager of any of its duties, obligations or agreements under the Management Agreement that arise out of or result from any breach by EMG of its obligations under the services agreement. The services agreement will terminate upon the termination of the Management Agreement. Pursuant to the services agreement, the Manager makes certain payments to EMG in connection with the services provided. The Manager and EMG are under common ownership and control. As a result, all management fee compensation earned by the Manager and all service agreement fees earned by EMG accrue to the common benefit of the owners of the Manager and EMG, other than, in respect of certain special non-voting membership interests held by certain shareholders.

Expense Reimbursements: The Company is required to reimburse the Manager for operating expenses related to the Company that are incurred by the Manager, including expenses relating to legal, compensation, accounting, due diligence, other services and all other costs and expenses as approved by the Board of Directors. The Company’s reimbursement obligation is not subject to any dollar limitation. Expenses will be reimbursed in cash within 60 days following delivery of the expense statement by the Manager; provided, however, that such reimbursement may be offset by the Manager against amounts due to the Company from the Manager. The Company will not reimburse the Manager for the salaries and other compensation of its personnel except that the Company will be responsible for expenses incurred by the Manager in employing certain EHI officers. The company incurs general and administrative expenses including those expenses that are reimbursed to the Manager. For the three months ended March 31, 2013, the Manager discretionally waived $183,232 of reimbursements in connection with the ramp up of the Company’s business.

Termination Fee: The Company will provide the Manager 180 days prior notice of a termination of the Management Agreement. Upon such termination, the Manager will be paid a termination fee in accordance with the terms of the Management Agreement. Following the initial term or any renewal term, the Company may elect not to renew the Management Agreement for any reason by providing the Manager with at least 180 days, but not more than 270 days, written notice; however, if the Company elects not to renew the term of the Management Agreement, it will be required to pay the termination fee to the Manager. The Company may also terminate the Management Agreement without payment of the termination fee with 30 days prior written notice to the Manager for cause, as defined in the Management Agreement. The Manager may terminate the Management Agreement, without payment of the termination fee, in the event the Company becomes regulated as an investment company under the Investment Company Act of 1940, or the “Investment Company Act,” or if the Manager declines to renew the Management Agreement for any reason by providing the Company with at least 180 days, but not more than 270 days written notice. The Manager may also terminate the Management Agreement upon 60 days written notice if the Company defaults in the performance of any material term of the Management Agreement and the default continues for a period of 30 days after written notice to the company, whereupon the Company would be required to pay the Manager the termination fee.

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

Registration Rights Agreement: The Company is a party to a registration rights agreement with shareholders who purchased shares in its private offerings. Pursuant to the terms of the agreement, the Company is required, among other things, subject to certain exceptions, to file with the SEC on or before July 31, 2013, a shelf registration statement to register for resale the shares of its common stock sold in the initial offering and certain other shares issued or issuable to the Manager and its affiliates, including the shares issuable in connection with the contribution transaction that closed concurrently with the initial offering. The agreement requires that the Company uses its commercially reasonable efforts to cause the resale shelf registration statement to become effective under the Securities Act of 1933, subject to certain exceptions, prior to the later of the date that is the 180th day after the initial filing of the resale shelf registration statement and January 31, 2013, the one-year anniversary of the date of completion of the initial offering, and to use its commercially reasonable efforts to maintain its continuous effectiveness under the Securities Act of 1933, subject to certain blackout periods, for the period described in the registration rights agreement. The Company’s failure to perform these obligations will result in certain penalties to the Manager.

9. Capital

The Company has authorized 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares, $0.01 par value per share. The Board of Directors may authorize the issuance of additional shares of any class.

The Company completed the first closing of its initial private placement on January 18, 2013, at which time the Company issued 2,473,000 shares of EHI common stock to its initial investors at an offering price of $20.00 per share, and received approximately $49.5 million of net proceeds. The Company completed the second closing of its initial private placement on January 31, 2013, at which time the Company issued 2,031,765 shares of EHI common stock to investors at an offering price of $20.00 per share, and received approximately $40.6 million of net proceeds. The Company completed a follow-on offering of its common stock on March 18, 2013, at which time the Company issued 1,274,035 shares of EHI common stock to investors at an offering price of $20.15 per share, and received approximately $25.7 million of net proceeds. The net proceeds from the offerings were contributed to EHOP in exchange for an aggregate of 5,778,800 units of limited partnership interest (“OP units.”)

Concurrently with the initial private placement, the Company also completed certain merger and formation transactions (the “Formation Transactions.”) Included in the Formation Transactions was the contribution to EHOP of substantially all of the membership interests belonging to ERPI, EHII, and EH2012A1 by affiliates of the Manager (“Ellington affiliates”) pursuant to a contribution agreement between the Company and such Ellington affiliates. For accounting purposes, the Predecessor Entities were considered the acquiring or surviving entity, meaning the balance sheet reflects the historical assets and liabilities of the Predecessor Entities at historical cost on a combined basis. The Predecessor Entities held investments in 266 single family residential houses and other related assets at the time of the contribution. In consideration for the contributions, Ellington affiliates received 1,024,906 OP units.

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

The following table summarizes the financial impact of the Formation Transactions (all of which are non-cash), exclusive of the private placements, as of January 18, 2013:

Assets
Investment in real estate:
Land	$3,679,392
Building and improvements (including accumulated depreciation of $316,716)	16,604,690

20,284,082
Cash and cash equivalents	3,850,916
Earnest money deposits	85,450
Other assets	341,598

Total Assets	$24,562,046

Liabilities and Equity
Liabilities:
Total Liabilities	$572,435

Equity:
Members’ equity	23,989,611

Total Equity	23,989,611

Total Liabilities and Equity	$24,562,046

On January 31, 2013, the Ellington affiliates converted 606,452 OP Units into EHI common stock.

Distribution Policy: As a REIT the Company must distribute annually to its shareholders an amount at least equal to 90% of the Company’s REIT taxable income. The timing and frequency of distributions is authorized by the Board of Directors and declared by the Company based upon a variety of factors deemed relevant by the Board of Directors, including restrictions under applicable law, capital requirements of the Company and the REIT requirements of the Code.

10. 2013 Equity Incentive Plans

The Board of Directors approved the 2013 Equity Incentive Plan for Individuals, or the “2013 Individuals Plan,” and the 2013 Equity Incentive Plan for Entities, or the “2013 Entities Plan,” to attract and retain independent directors, executive officers and other key employees and service providers, including the Manager and its affiliates and officers and employees of the Manager and its affiliates. The equity incentive plans provide for the grant of options to purchase shares of the Company’s common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards.

There were 171,598 awards under the equity incentive plans outstanding at March 31, 2013.

Initial Awards: At the completion of the initial offering, the Company granted LTIP units to the Manager and the independent directors totaling 171,598 LTIPs (3% of the total number of shares of common stock and EHOP units outstanding). The LTIPs are EHOP units and reflected as noncontrolling interest on the balance sheet.

The LTIP units granted to the independent directors (1,250 LTIP units per independent director) vest at the Company’s 2014 annual meeting of shareholders, assuming the holder has not resigned or been removed as a

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

director prior to such meeting. For accounting purposes, the directors are considered employees and the fair value of the LTIP units is recognized as an expense over the service term.

The LTIP units granted to the Manager vest once (i) the Company’s common stock is listed on a national securities exchange (the performance condition) and (ii) the Company’s Core Earnings (as defined above) exceeds an 8.0% performance hurdle rate for any four full consecutive quarters following completion of the initial offering (the market condition). For accounting purposes, the Manager is not considered as an employee and no compensation cost has been recognized as the performance condition is currently not probable of being met. Once the performance condition becomes probable, the Company will fair value the award and begin to recognize expense over a derived service period.

Detailed below is a roll-forward of the Company’s LTIP units outstanding for the three months ended March 31, 2013. There were no LTIP units outstanding for the three months ended March 31, 2012.

	Director LTIP Units	Manager LTIP Units	Total LTIP Units
LTIP units outstanding, as of December 31, 2012	—	—	—
Granted	3,750	167,848	171,598
Exercised	—	—	—

LTIP Units Outstanding, as of March 31, 2013	3,750	167,848	171,598

LTIP Units Vested & Outstanding, as of March 31, 2013	—	—	—

11. Noncontrolling Interests

Ellington Affiliates: Noncontrolling common units of EHOP relate to the interest in EHOP that is owned by the Ellington affiliates and are presented as noncontrolling interests in the equity section of the Company’s combined consolidated balance sheets. Noncontrolling common units of EHOP have essentially the same economic characteristics as shares of the Company’s common stock as they share equally in the net income or loss and distributions of EHOP. The limited partners have the right to redeem all or part of their noncontrolling common units of EHOP following the one-year anniversary of issuance. At the time of redemption, the Company has the right to determine whether to redeem the noncontrolling common units of EHOP for cash, based upon the fair value of an equivalent number of shares of the Company’s common stock at the time of redemption, or exchange them for unregistered shares of the Company’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events. In the event of a termination or liquidation of the Company and EHOP, it is expected that in most cases each common unit would be entitled to a liquidating distribution equal to the amount payable with respect to each share of the Company’s common stock. As of March 31, 2013 there were 608,737 outstanding noncontrolling common units of EHOP, representing an approximate 9.53% ownership interest in EHOP. All of the units are comprised of units issued in connection with the acquisition of the contributed assets at the initial private placement.

Net income or loss attributable to noncontrolling common units of EHOP is allocated based on the relative ownership percentage of EHOP during the period. The noncontrolling ownership interest percentage is determined by dividing the number of noncontrolling common units outstanding by the total of the shares of the Company’s common stock and noncontrolling units outstanding at the balance sheet date. The issuance or redemption of additional shares of the Company’s common stock or common units results in changes to the

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

limited partners’ ownership interest in EHOP, as well as the Company’s net assets. As a result, all equity-related transactions result in an allocation between shareholders’ equity and the noncontrolling common units of EHOP in the combined consolidated balance sheet and statement of equity to account for any change in ownership percentage during the period. The noncontrolling interests’ share of Company’s net loss was $163,122 for the three months ended March 31, 2013. There was no noncontrolling interest prior to January 18, 2013.

Joint Venture: Noncontrolling interest joint venture partners represent the ownership interests of a joint venture partner in a consolidated subsidiary below the operating partnership relating to the SBMF loan holdings. Net income or loss is attributable to the joint venture partner based on their proportionate share of the income or loss of the subsidiary.

12. Commitments and Contingencies

Litigation: From time to time, the Company is subject to potential liability under various claims and legal actions arising in the ordinary course of business. Liabilities are established for legal claims when payments associated with the claims become probable and the costs can be reasonably estimated. The actual costs of resolving legal claims may be substantially higher or lower than the amounts established for those claims. Based on information currently available, management is not aware of any legal claims that would have a material effect on the combined consolidated financial statements and therefore no accrual is required as of March 31, 2013 or as of December 31, 2012.

Accepted Purchase Offers and Earnest Money Deposits: The Company actively evaluates new markets to identify investment opportunities that we believe can generate attractive risk-adjusted returns for the Company’s stockholders. In addition, as of the date of the financial statements, the Company had made approximately $335,000 in earnest money deposits on 153 properties with an MLS value of approximately $16 million.

13. Risks and Uncertainties

The following summary of certain risk factors is not intended to be a comprehensive summary of all of the risks of the Company’s investments or all of risks inherent in investing in the Company.

Valuation and Liquidity Risk

The Company may invest in real estate and real estate related investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily ascertainable. In addition, there continue to be significant disruptions in the global capital, credit and real estate markets. These disruptions have led to, among other things, a significant decline in the volume of transaction activity, in the fair value of many real estate and real estate related investments, and a significant contraction in short-term and long-term debt and equity funding sources. This contraction in capital availability includes sources that the Company may seek to finance certain of its investments. The decline in liquidity and prices of real estate and real estate related investments, as well as the availability of observable transaction data and inputs, may have made it more difficult to determine the fair value of such investments. As a result, amounts ultimately realized by the Company from investments sold may differ from the fair values presented, and the differences could be material.

ELLINGTON HOUSING INC.

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

(UNAUDITED)

Financing Risk

There is no guarantee that borrowing arrangements or other arrangements for obtaining leverage will be available to the Company, or if available, will be available on terms and conditions acceptable to the Company. Unfavorable economic conditions also could increase funding costs, limit access to the capital markets or result in a decision by lenders not to extend credit to the Company.

Diversification Risk

The assets of the Company are concentrated in the real estate sector. Accordingly, the investment portfolio of the Company may be subject to more rapid change in value than would be the case if the Company were to maintain a wide diversification among investments or industry sectors. Furthermore, even within the real estate sector, the investment portfolio may be relatively concentrated in terms of geography and type of real estate investment. This lack of diversification may subject the investments of the Company to more rapid change in value than would be the case if the assets of the Company were more widely diversified.

Concentrations

As of March 31, 2013, approximately 85% of our single family properties are located in Georgia and Arizona and all of our SBMF loans are located in Florida and Nevada, which exposes us to greater economic risks than if we owned a more geographically dispersed portfolio. As of December 31, 2012, approximately 98% of our single family properties were located in Georgia and Arizona.

14. Subsequent Events

The Company evaluated events and transactions that occurred from April 1, 2013 to May 22, 2013, the date the financial statements were available for issuance.

Report of Independent Registered Public Accounting Firm

To the Board of Directors, Shareholder and Members of Ellington Housing Entities:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, equity, and cash flows present fairly, in all material respects, the financial position of Ellington Housing Entities at December 31, 2012 and December 31, 2011, and the results of their operations and their cash flows for the year ended December 31, 2012 and the period from October 28, 2011 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 27 of this registration statement presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements. These financial statements and financial statement schedule are the responsibility of Ellington Housing Entities’ management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, NY

May 22, 2013

Ellington Housing Entities

Combined Balance Sheets

	December 31, 2012	December 31, 2011
Assets
Investments in real estate	$19,583,879	$2,001,083
Cash and cash equivalents	4,630,267	2,172,027
Restricted cash	147,633	2,435
Acquisition deposits	107,280	—
Deposits	35,115	3,700
Tenant receivables	34,552	806
Other receivables	2,120	700

Total Assets	$24,540,846	$4,180,751

Liabilities and Equity
Liabilities
Tenant security deposits	$146,011	$4,195
Due to affiliates	8,330	—
Accruals and accounts payable	336,766	188,044

Total Liabilities	491,107	192,239

Commitments and contingencies (Note 6)

Equity
Common shares, $0.01 par value, 500,001,000 authorized; (1,000 issued and outstanding)	10	—
Additional paid-in capital	990	—
Members’ capital	24,048,739	3,988,512

Total Equity	24,049,739	3,988,512

Total Liabilities and Equity	$24,540,846	$4,180,751

The accompanying notes are an integral part of these combined financial statements

Ellington Housing Entities

Combined Statements of Operations

	Year ended December 31, 2012	Period from October 28, 2011 (inception) to December 31, 2011
Revenues
Rental income	$1,001,713	$8,943
Other revenues	46,388	100

Total Revenues:	1,048,101	9,043

Expenses
Property operating and maintenance	436,922	1,143
Property management fees	73,893	783
Depreciation	283,805	—
Due diligence	102,351	—
Bad debt expense	11,921	—
Professional fees	92,072	19,500
General and administrative	64,177	686

Total Expense:	1,065,141	22,112

Other Income and Expenses
Realized loss from sale of real estate	(13,481)	—

Total Other Income and Expenses	(13,481)	—

Net Loss	$(30,521)	$(13,069)

The accompanying notes are an integral part of these combined financial statements

Ellington Housing Entities

Combined Statements of Equity

	Common Shares	Par Value	Additional Paid-in Capital	Total Shareholders’ Equity	Members’ Capital	Total Equity
Balance at October 28, 2011 (inception)	—	$—	$—	$—	$—	$—
Contributions	—	—	—	—	4,001,581	4,001,581
Net loss	—	—	—	—	(13,069)	(13,069)

Balance at December 31, 2011	—	—	—	—	3,988,512	3,988,512

Contributions	—	—	—	—	20,215,326	20,215,326
Distributions	—	—	—	—	(124,578)	(124,578)
Issuance of Common Stock	1,000	10	990	1,000	—	1,000
Net loss	—	—	—	—	(30,521)	(30,521)

Balance at December 31, 2012	1,000	$10	$990	$1,000	$24,048,739	$24,049,739

The accompanying notes are an integral part of these combined financial statements

Ellington Housing Entities

Combined Statements of Cash Flows

	Year ended December 31, 2012	Period from October 28, 2011 (inception) to December 31, 2011
Cash flows provided by operating activities
Net Loss	$(30,521)	$(13,069)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	283,805	—
Loss on sale of investments in real estate	13,481	—
Net (Increase) Decrease in assets:
Deposits	(31,415)	(3,700)
Tenant receivables	(33,746)	(806)
Other receivables	(1,419)	(700)
Net Increase (Decrease) in liabilities:
Due to affiliates	8,330	—
Accruals and accounts payable	117,849	62,262

Net cash provided by operating activities	326,364	43,987

Cash flows used in investing activities
Increase in restricted cash	(145,198)	(2,435)
Tenant security deposits	141,816	4,195
Increase in acquisition deposits	(107,280)	—
Purchases of investments in real estate	(15,548,144)	(1,763,755)
Capitalized improvements to real estate	(2,454,045)	(111,546)
Proceeds from sale of investments in real estate	152,979	—

Net cash used in investing activities	(17,959,872)	(1,873,541)

Cash flows provided by financing activities
Proceeds from contributions from members and issuance of founders stock	20,216,326	4,001,581
Distributions to members	(124,578)	—

Net cash provided by financing activities	20,091,748	4,001,581

Net increase in cash	2,458,240	2,172,027
Cash and cash equivalents, beginning of year	2,172,027	—

Cash and cash equivalents, end of year	$4,630,267	$2,172,027

Supplemental disclosure of cash flow information:
Accrued capitalized improvements included in accruals and accounts payable	$30,872	$125,782

The accompanying notes are an integral part of these combined financial statements

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

1. Organization and Investment Objective

The Ellington Housing Entities (the “Companies”) consist of four companies under common control that are focused on acquiring residential real properties, consisting of single-family homes, in certain metropolitan areas across the United States. The Companies intend to hold the properties for investment and rent them for income. The Companies and their Managers are each indirectly controlled by Ellington Management Group, L.L.C. and certain of its affiliates.

The Companies include Elizon Residential Phoenix I, LLC (“ERPI”), formed as a Delaware limited liability company on October 28, 2011; Elizon Housing II LLC (“EHII”), formed as a Delaware limited liability company on October 1, 2012; Elizon Housing 2012-A1 (“EH2012A1”), formed as a Nevada limited liability company on October 29, 2012; and Ellington Housing Inc. (“EHI”), formed as a Maryland corporation on September 4, 2012. ERPI and EHII are managed by Ellington Loan Opportunities Fund LLC; EH2012A1 is managed by VC Investments LLC; and EHI is managed by Ellington REIT Manager LLC (collectively, the “Managers”).

The Companies began formal operations in 2011 by acquiring residential real properties in Arizona, Georgia and Colorado and converting them to rental properties. As of December 31, 2012, the Companies have acquired 253 properties which have all been financed through capital contributions. The homes have been purchased primarily through foreclosure auctions. Prior to acquisition, the homes were generally owned by their primary residents and were not rental properties. It typically takes one to three months from the time a home is purchased until it is rented.

2. Significant Accounting Policies

(A) Basis of Presentation: The Companies’ combined financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America.

The accompanying combined financial statements include the accounts of ERPI, EHII, EH2012A1 and EHI. The accompanying statements of operations, equity, and cash flows include the results of operations of ERPI from its inception on October 28, 2011 through December 31, 2011 and for the year ended December 31, 2012 and the results of operations of EHII from its inception on October 1, 2012, of EH2012A1 from its inception on October 29, 2012, and of EHI from its inception on September 4, 2012, each through December 31, 2012. Since the Companies are affiliates under common control and are operated as a combined property portfolio, their results of operations, changes in equity, and cash flows have been presented on a combined basis. All significant intercompany transactions and balances have been eliminated in combination.

(B) Valuation: The Companies apply Accounting Standards Codification (“ASC”) ASC 820-10, Fair Value Measurement and Disclosures (“ASC 820-10”). ASC 820-10 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

(C) Investments in Real Estate: Operating real estate assets are stated at cost and consist of land, buildings and improvements, including other costs incurred during their possession, renovation and acquisition. A property acquired not subject to an existing lease or purchased at auction without regard as to whether an existing lease is in place is recorded at its purchase price, including acquisition costs, allocated between land and building based upon their fair values at the date of acquisition. The Company evaluates the properties it acquires at the time of acquisition to determine whether the acquisition should be treated as a business combination under the guidance of ASC 805, Business Combinations. A property acquired that is deemed to be a business is recorded at fair value (approximated by the purchase price), allocated to land, building and intangibles including the existing lease, if any, based upon their fair values at the date of acquisition, with acquisition costs expensed as incurred. Fair value

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

is determined under the guidance of ASC 820, Fair Value Measurements and Disclosures, primarily based on significant unobservable market data inputs. In making estimates of fair values for purposes of allocating purchase price, the Companies utilize its own market knowledge and published market data. The Companies are currently utilizing information obtained from county tax assessment records to develop regional averages to allocate the fair value to land and building. The estimated fair value of acquired in-place leases associated with business acquisitions represents the costs the Companies would have incurred to lease the property at the date of acquisition, based upon the Companies’ current leasing activity.

Building depreciation is computed on the straight-line basis over the estimated useful lives of the assets. The Companies will generally use a 27.5-year estimated life with no salvage value for the buildings and 10 years for capital improvements. The Companies will consider the value of acquired in-place leases associated with business acquisitions in the allocation of purchase price and the amortization period reflects the average remaining term of each respective in-place acquired lease. The lease periods will generally be short-term in nature (one or two years) and reflect market rental rates. Any difference between fair value and cost will be recorded in the combined statements of operations.

The Companies will incur costs to prepare certain of its acquired properties to be leased. These costs will be capitalized and allocated to building costs. Costs incurred by the Companies to lease the properties will be capitalized and amortized over the life of the lease.

Expenditures for ordinary maintenance and repairs will be expensed to operations as incurred and expenditures for significant renovations that improve the asset and extend the useful life of the asset will be capitalized and depreciated over their remaining useful life.

The Companies’ Investments in real estate as reported in the financial statements consist of the following:

	December 31, 2012	December 31, 2011
Investments in Real Estate
Land	$3,531,640	$352,139
Building & Improvements	16,336,044	1,648,944

	19,867,684	2,001,083
Less: Accumulated Depreciation	(283,805)	—

Investments in Real Estate, net	$19,583,879	$2,001,083

(D) Real Estate Held for Sale: From time to time, the Companies may decide not to hold and operate certain rental property. In these cases, the rental property is stated at the lower of cost or fair value, less estimated selling costs. Subsequent operating expenses or income, gains or losses on disposition of real estate held for sale and impairments on real estate held for sale are charged to earnings as incurred. There was no Real Estate Held for Sale at December 31, 2012 or December 31, 2011.

Sales and the associated gains or losses on single family real estate homes are recognized in accordance with ASC 360-20, Real Estate Sales. Sales and the associated gains are recognized for full profit recognition upon closing of the sale transactions, when the profit is determinable, the earnings process is virtually complete, the parties are bound by the terms of the contract, all consideration has been exchanged, any permanent financing for which the seller is responsible has been arranged and all conditions for closing have been performed. The Companies use the specific identification method to allocate costs. Gains on sales of single family homes with operating results are recorded in “Gains from discontinued operations” and profits on sales of homes with no

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

historical operating results are included in “Income from sales of residential property” on the Companies’ combined statements of operations. Through December 31, 2012, the Companies have sold one home with no prior operating results.

(E) Rental Revenue: Multi-family residences and single-family houses are leased under operating leases with terms generally of one year or less. Rental revenue includes rents that each lessor pays in accordance with the terms of the lease recognized on a straight-line basis over the related lease term. Rental income is recognized when earned. Bad debt expense is recorded when incurred. Once it is determined that an account is not collectible, it is written off, as the tenant is generally evicted.

(F) Property Management Fees: Property management fees are typically based primarily on a percentage, from six to eight percent, of rental receipts of properties managed and are recognized as the rents are accrued.

(G) Capitalized Costs: Upon acquisition of a vacant SFR home, the Company capitalizes all costs incurred during the period including, but not limited to, allocation of due diligence costs associated with the acquisition, closing costs, and renovations required to prepare the house for occupancy. Upon acquisition of an SFR home with an existing lease, costs associated with the acquisition (e.g., acquisition fees, due diligence costs, filing fees, broker commissions, insurance premiums, closing costs, legal and eviction costs, past due HOA and property taxes and boarding fees) are immediately capitalized and included in the basis of the home. The Company does not disrupt an existing tenancy and may choose to defer the renovation of an occupied home until the existing tenant has vacated. When renovation is performed later during the asset’s lifecycle, capitalization commences when activities to prepare the home for renovation commence. Also, throughout the property lifecycle, expenditures that increase the value of the property or extend its useful life are capitalized. Once costs are capitalized, they are depreciated over a ten-year period.

(H) Impairment of Investments in Real Estate: The Companies review their real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The review of recoverability is based on an estimate of the future undiscounted cash flows (excluding interest charges) expected to result from the long lived asset’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a long-lived asset, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. The Companies are required to make subjective assessments as to whether there are impairments in the values of the investments in long-lived assets. These assessments have a direct impact on the Companies’ net loss because recording an impairment loss results in an immediate negative adjustment to net loss. The evaluation of anticipated cash flows is highly subjective and were based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. There were no impairments to the Companies’ investments in real estate as of December 31, 2012 and December 31, 2011, respectively.

(I) Cash and Cash Equivalents: Cash and cash equivalents include cash and short term investments with original maturities of three months or less at the date of acquisition. Cash equivalents are recorded at cost plus accrued interest, which approximates fair value. Cash accounts are maintained with financial institutions. These balances generally exceed insured limits. The Companies believe that the risk is not significant, as the Companies does not anticipate the financial institutions’ non-performance. Cash held at property manager represents amounts held in escrow by the Companies’ third party property managers in connection with the operations of the properties, including collection of rent and payment of expenses. Included in cash and cash equivalents is $85,053 and $0 held at property managers at December 31, 2012 and December 31, 2011, respectively.

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

(J) Restricted Cash: Restricted cash represents tenant security deposits held in escrow by the property manager.

(K) Homeowners’ Association Fees: Certain of the Companies’ properties are located in communities that are subject to homeowners’ association fees. The fees are generally billed monthly and subject to annual adjustments. The fees cover the costs of maintaining common areas and are generally paid by the Companies. These fees are recorded as a component of property operating and maintenance expenses in the accompanying statements of operations.

(L) Income Taxes: ERPI, EHII, and EH2012A1 are taxed as partnerships for federal income tax purposes and accordingly, the tax consequences of those entities’ operations accrue to the members. In general, flow-through entities are not subject to entity-level tax on their income, but their income is taxable to their owners on a flow-through basis. EHI had no operations from the date of its inception on September 4, 2012 through December 31, 2012; however, it intends to elect to be treated as a REIT under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, or the “Code,” subsequent to its initial public offering, and commencing with the EHI’s taxable year ending December 31, 2013. Prior to that time, EHI, was taxed as a corporation for U.S. federal income tax purposes. As an inactive corporation, EHI did not incur any tax. Accordingly the Companies’ financial statements do not reflect any provision for income taxes. The Companies follow the authoritative guidance on accounting for and disclosure of uncertainty in income tax positions, which requires management to determine whether tax positions of the Companies are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals of the litigation process, based on the technical merits of the position. For uncertain tax positions, the tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The Companies did not have any unrecognized tax benefits at December 31, 2012 or December 31, 2011.

In the normal course of business, the Companies may be subject to examination by federal, state and local jurisdictions, where applicable, for the tax years 2011 and 2012. The Companies may take positions with respect to certain tax issues which depend on a legal interpretation of facts or applicable tax regulations. Should the relevant tax regulators successfully challenge any such positions; the Companies might be found to have a tax liability that has not been recorded in the accompanying combined financial statements. Also, management’s conclusions regarding the authoritative guidance may be subject to review and adjustment at a later date based on changing tax laws, regulations and interpretations thereof. There were no amounts accrued for penalties or interest as of or during the periods presented in these combined financial statements. If penalties and interest are incurred, they will be recorded as a component of income tax expense.

(M) Comprehensive Loss: Net loss and comprehensive loss are the same for the year ended December 31, 2012 and for the period from October 28, 2011 (inception) through December 31, 2011.

(N) Recently Issued and/or Adopted Accounting Standards:

JOBS Act Compliance

Under the Jumpstart Our Business Startups Act, or the JOBS Act, we meet the definition of an “emerging growth company.” We have elected to follow the extended transition period for complying with new or revised U.S. accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public entities.

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Offsetting Assets and Liabilities

In January 2013, the FASB issued an update to ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. ASU 2013-01 clarifies that the scope of ASU 2011-11 applies to derivatives accounted for in accordance with Topic 815, Derivatives and Hedging, including bifurcated embedded derivatives, repurchase agreements, and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with Sections 210-230-45 or Section 815-10-45 or subject to an enforceable master netting or similar arrangement. These amendments did not have a significant impact on the Companies’ financial statements.

Comprehensive Income

In June 2011, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2011-05 Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU No. 2011-05 amends current guidance found in ASC 220, Comprehensive Income. ASU No. 2011-05 requires entities to present comprehensive income in either: (i) one continuous financial statement or (ii) two sparate beut consecutive statements that display net income and the components of other comprehensive income. Totals and individual components of both net income and other comprehensive income must be included in either presentation. ASU No. 2011-05 was adopted in 2012. The adoption of this update did not have an impact on the Companies’ combined financial statements.

In February 2013, the FASB issued ASU No. 2013-02, which amends ASC 220, Comprehensive Income. The amendments are intended to make the presentation of items within Other Comprehensive Income (OCI) more prominent. ASU 2013-02 requires reclassification adjustments between OCI and net income to be presented separately on the face of the financial statements. The new guidance does not change the requirement to present items of net income and OCI, and totals for net income, OCI and comprehensive income in a single continuous statement or two consecutive statements. ASU 2013-02 is effective for the first interim or annual period beginning on or after December 15, 2013. Adopting this ASU is not expected to have any impact on the Companies’ combined financial condition or results of operations, but may impact financial statement disclosures.

Joint and Several Liability Arrangements

In February 2013, the FASB issued ASU No. 2013-4 which amends ASC 405, Liabilities. The amendment is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. generally accepted accounting principles (GAAP). The amendment in this Update is effective for fiscal years beginning after December 15, 2014 and interim and annual periods thereafter. The Companies are evaluating the impact of this amendment.

(O) Segment Reporting: The Companies are focused primarily on acquiring residential real estate-related assets and currently operate in one reportable segment.

(P) Allocation of Expenses: Certain overhead expenses incurred and paid by the Companies’ sole members that are attributable to the operations of the Companies have been allocated to the Companies and are reflected as an expense in the accompanying combined statements of operations. These expenses amounted to $27,159 and $1,582 during 2012 and 2011, respectively. These allocations have been treated as contributions by the Companies’ sole members.

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

(Q) Offering Costs: For the year ended December 31, 2012, offering costs of approximately $500,000 were incurred by EMG on the Companies’ behalf. These costs will be charged to the Companies if the offering is successful. If the offering is not successful, these costs will continue to be borne by EMG and not charged to the Companies.

3. Accruals and Accounts Payable

Accruals and accounts payable, as presented on the combined balance sheets, consists of the following:

	December 31, 2012	December 31, 2011
Accruals and Accounts Payable
Accounts payable: operating expenses	$81,754	$42,762
Professional fees payable	53,500	19,500
Accrued capitalized costs	156,654	125,782
Accrued expenses	43,839	—
Other liabilities	1,019	—

	$336,766	$188,044

4. Related Party Transactions

Management Agreement

The Companies are externally managed and advised by the Managers pursuant to the management agreement with the Managers. The Companies do not have any employees. The Managers are responsible for the day-to-day duties and obligations of the Companies arising under the management agreement. As the Companies were associated with the Managers, no management fees were charged in 2012 or 2011.

Services Agreement

The Managers and Ellington Management Group, L.L.C. (“EMG”), an investment management firm, registered investment advisor, and commodity pool operator, are parties to a services agreement, pursuant to which EMG is required to provide to the Managers personnel, services, and resources as needed to enable the Managers to carry out their obligations and responsibilities under the management agreement. The Companies are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against EMG in the event of any breach by the Managers of any of their duties, obligations or agreements under the management agreement that arise out of or result from any breach by EMG of their obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement.

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

5. Capital

Contributions and distributions for each of the Companies is as follows:

	2012	2011
Contributed Capital by Company
ERPI	$13,347,741	$4,001,581
EHII	1,002,415	—
EH2012A1	5,865,170	—

Total contributed capital	$20,215,326	$4,001,581

	2012	2011
Distributed Capital by Company
ERPI	$124,578	$—
EHII	—	—
EH2012A1	—	—

Total distributed capital	$124,578	$—

EHI authorized 500,000,000 common shares, $0.01 par value per share, and 100,000,000 preferred shares, $0.01 par value per share on September 4, 2012 and the Board of Directors may authorize the issuance of additional shares of any class.

6. Commitments and Contingencies

Litigation

From time to time, the Companies are subject to potential liability under various claims and legal actions arising in the ordinary course of business. Liabilities are established for legal claims when payments associated with the claims become probable and the costs can be reasonably estimated. The actual costs of resolving legal claims may be substantially higher or lower than the amounts established for those claims. Based on information currently available, management is not aware of any legal claims that would have a material effect on the combined financial statements and therefore no accrual is required as of December 31, 2012 and December 31, 2011.

7. Risks and Uncertainties

The following summary of certain risk factors is not intended to be a comprehensive summary of all of the risks of the Companies’ investments or all of risks inherent in investing in the Companies.

Valuation and Liquidity Risk

The Companies may invest in real estate and real estate related investments for which no liquid market exists. The market prices for such investments may be volatile and may not be readily ascertainable. In addition, there continue to be significant disruptions in the global capital, credit and real estate markets. These disruptions have led to, among other things, a significant decline in the volume of transaction activity, in the fair value of many real estate and real estate related investments, and a significant contraction in short-term and long-term debt and equity funding sources. This contraction in capital availability includes sources that the Companies may seek to finance certain of their investments. The decline in liquidity and prices of real estate and real estate related investments, as well as the availability of observable transaction data and inputs, may have made it more difficult to determine the fair value of such investments. As a result, amounts ultimately realized by the Companies from investments sold may differ from the fair values presented, and the differences could be material.

ELLINGTON HOUSING ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2012

Financing Risk

There is no guarantee that borrowing arrangements or other arrangements for obtaining leverage will be available to the Companies, or if available, will be available on terms and conditions acceptable to the Companies. Unfavorable economic conditions also could increase funding costs, limit access to the capital markets or result in a decision by lenders not to extend credit to the Companies.

Diversification Risk

The assets of the Companies are concentrated in the real estate sector. Accordingly, the investment portfolio of the Companies may be subject to more rapid change in value than would be the case if the Companies were to maintain a wide diversification among investments or industry sectors. Furthermore, even within the real estate sector, the investment portfolio may be relatively concentrated in terms of geography and type of real estate investment. This lack of diversification may subject the investments of the Companies to more rapid change in value than would be the case if the assets of the Companies were more widely diversified.

Concentrations

At December 31, 2011, 100% of our single family properties were located in Arizona and at December 31, 2012, approximately 98% of our single family properties are located in Georgia and Arizona, which exposes us to greater economic risks than if we owned a more geographically dispersed portfolio.

8. Subsequent Events

The Companies have evaluated events and transactions that occurred through May 22, 2013, the date the financial statements were available for issuance.

EHI completed the first closing of its initial private placement on January 18, 2013, at which time, EHI issued 2,473,000 shares of EHI common stock to its initial investors at an offering price of $20.00 per share and received approximately $49.5 million of net proceeds.

ELLINGTON HOUSING, INC.

SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION

AS OF DECEMBER 31, 2012

							Gross Amounts Carried to Close of Period (2)
Location			Initial Cost to Company (1)		Costs Capitalized (Improvements)		December 31, 2012
County	State	Number of Properties	Land	Depreciable Property	Land	Depreciable Property	Land	Depreciable Property	Total	Accumulated Depreciation	Date of Acquisition
Adams	CO	2	$51,008	$213,992	$—	$19,486	$51,008	$233,477	$284,486	$(390)	2012
Arapahoe	CO	1	15,315	70,685	—	31,126	15,315	101,811	117,126	—	2012
Barrow	GA	7	85,650	433,503	—	44,070	85,650	477,573	563,223	—	2012
Cherokee	GA	2	47,987	149,513	—	23,197	47,987	172,709	220,697	(610)	2012
Cobb	GA	11	221,849	552,653	—	180,102	221,849	732,756	954,604	(8,886)	2012
Coweta	GA	2	51,149	202,129	—	12,313	51,149	214,441	265,591	—	2012
Dekalb	GA	23	367,129	1,027,451	—	197,376	367,129	1,224,827	1,591,956	(12,695)	2012
Denver	CO	1	50,727	89,273	—	21,632	50,727	110,906	161,632	—	2012
Douglas	GA	9	120,056	515,497	—	118,366	120,056	633,863	753,919	(7,630)	2012
Gwinnett	GA	35	518,138	2,006,961	—	433,883	518,138	2,440,845	2,958,982	(41,610)	2012
Henry	GA	70	1,142,003	4,088,708	—	770,650	1,142,003	4,859,358	6,001,361	(49,501)	2012
Jefferson	CO	2	103,294	203,706	—	31,854	103,294	235,560	338,854	—	2012
Maricopa	AZ	60	657,077	2,634,263	—	539,462	657,077	3,173,725	3,830,802	(120,149)	2012
Pima	AZ	21	6,867	1,066,277	—	224,605	6,867	1,290,882	1,297,749	(40,154)	2012
Rockdale	GA	7	93,391	372,894	—	60,417	93,391	433,311	526,702	(2,180)	2012

Total		253	$3,531,640	$13,627,505	$—	$2,708,539	$3,531,640	$16,336,044	$19,867,684	$(283,805)

(1)	All properties acquired to date for cash and no debt has been incurred.
(2)	The aggregate cost of the real estate for federal income tax purposes is $19,867,684.

A summary of activity for real estate and accumulated depreciation for the year ended December 31, 2012 is as follows:

Balance as of December 31, 2011	$2,001,083
Acquisitions of real estate	15,548,144
Improvements	2,484,917
Cost of real estate sold	(166,460)

Balance as of December 31, 2012	$19,867,684

Accumulated depreciation (includes balance sheet line items under investments in real estate):

Balance as of December 31, 2011	$—
Depreciation expense	283,805

Balance as of December 31, 2012	283,805

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us. All expenses, except the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee, are estimated.

SEC registration fee	$	*
FINRA filing fee		*
NYSE listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing, engraving and postage expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be furnished by amendment.

Item 32.	Sales to Special Parties

None.

Item 33.	Recent Sales of Unregistered Securities

On January 18, 2013, we issued 2,473,000 shares of our common stock to institutional and accredited investors for a purchase price of $20.00 per share in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

On January 18, 2013, our operating partnership issued an aggregate of 1,024,906 OP units to certain affiliates of Ellington as consideration for the contribution and sale of assets by such affiliates to our operating partnership in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

On January 31, 2013, we issued 2,031,765 shares of our common stock to institutional and accredited investors for a purchase price of $20.00 per share in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

On January 31, 2013, our operating partnership issued an aggregate of 190,283 OP units to certain affiliates of Ellington as consideration for the contribution and sale of assets by such affiliates to our operating partnership in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

On January 31, 2013, our operating partnership issued an aggregate of 167,848 LTIP units to our Manager under our 2013 Equity Incentive Plan for Entities in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

On January 31, 2013, our operating partnership issued an aggregate of 3,750 LTIP units to our independent directors under our 2013 Equity Incentive Plan for Individuals in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

On March 18, 2013, we issued 1,274,035 shares of our common stock to institutional and accredited investors for a purchase price of $20.15 per share in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

On June 30, 2013, our operating partnership issued an aggregate of 38,221 LTIP units to our Manager under our 2013 Equity Incentive Plan for Entities in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter enables and our bylaws require us to indemnify our current and former officers and directors against liabilities to the maximum extent permitted by the MGCL, as amended from time to time.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any present or former director or officer of our company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of our company or our predecessor.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and advance of expenses to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Stock Being Registered

None.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

(b) Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

Item 37.	Undertakings

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement, as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Greenwich, State of Connecticut, on the 31st day of July, 2013.

ELLINGTON HOUSING INC.

By:	/s/ Leo Huang
Leo Huang
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leo Huang Leo Huang	President and Chief Executive Officer; Member of the Board (principal executive officer)	July 31, 2013

/s/ Howard Barash Howard Barash	Chief Financial Officer and (principal financial officer and principal accounting officer)	July 31, 2013

*	Co-Chief Investment Officer; Director	July 31, 2013
Michael Vranos

*	Non-Executive Chairman of the Board; Director	July 31, 2013
Thomas F. Robards

*	Director	July 31, 2013
Robert B. Allardice, III

*	Director	July 31, 2013
Richard P. Imperiale

*By:	/s/ Sara Walden Brown
	Name:	Sara Walden Brown
	Title:	As attorney-in-fact
	Date:	July 31, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1*	Form of Underwriting Agreement.

3.1**	Articles of Amendment and Restatement of Ellington Housing Inc.

3.2**	Amended and Restated Bylaws of Ellington Housing Inc.

5.1*	Opinion of Venable LLP (including consent of such firm).

8.1*	Opinion of Hunton & Williams LLP (including consent of such firm).

10.1**	Management Agreement, dated as of January 18, 2013, by and between Ellington Housing Inc. and Ellington Housing Operating Partnership LP, and Ellington REIT Management LLC.

10.2**	Form of Indemnification Agreement.

10.3*	Registration Rights Agreement, dated as of January 31, 2013, by and among Ellington Housing Inc. and the investors party thereto.

10.4*	Registration Rights Agreement, dated as of March 18, 2013, by and among Ellington Housing Inc. and the investors party thereto.

10.5†**	2013 Equity Incentive Plan for Individuals.

10.6†**	2013 Equity Incentive Plan for Entities.

10.7**	Agreement of Limited Partnership of Ellington Housing Operating Partnership LP.

10.8**	Services Agreement dated as of January 18, 2013, between Ellington REIT Management LLC and Ellington Management Group, L.L.C.

21.1**	Subsidiaries of Ellington Housing Inc.

23.1*	Consent of Venable LLP (included in Exhibit 5.1).

23.2*	Consent of Hunton & Williams LLP (included in Exhibit 8.1).

23.3	Consent of PricewaterhouseCoopers LLP.

24.1**	Power of Attorney.

*	To be filed by amendment.
**	Previously filed.
†	Management contract or compensatory plan or arrangement.